FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-286173-04

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated October 23, 2026, may be amended or completed prior to time of sale

PROSPECTUS

$682,408,000 (Approximate)

Benchmark 2026-V24 Mortgage Trust

(Central Index Key Number 0002153060)

as Issuing Entity

GS Mortgage Securities Corporation II

(Central Index Key Number 0001004158)

as Depositor

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

Argentic Real Estate Finance 2 LLC

(Central Index Key Number 0001968416)

German American Capital Corporation

(Central Index Key Number 0001541294)

Barclays Capital Real Estate Inc.

(Central Index Key Number 0001549574)

Bank of Montreal

(Central Index Key Number 0000927971)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2026-V24

GS Mortgage Securities Corporation II is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2026-V24 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates” below) represent the ownership interests in the issuing entity, which will be a New York common law trust named Benchmark 2026-V24 Mortgage Trust. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payment on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in December 2026. The rated final distribution date for the offered certificates is the distribution date in November 2059.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)
Class A-1	$7,098,000	[__]%	(3)	February 2031
Class A-2	(4)	[__]%	(3)	(4)
Class A-3	(4)	[__]%	(3)	(4)
Class X-A	$617,868,000(5)	[__]%	Variable IO(6)	October 2031
Class X-B	$64,540,000(5)	[__]%	Variable IO(6)	November 2031
Class A-S	$86,368,000	[__]%	(3)	October 2031
Class B	$37,016,000	[__]%	(3)	November 2031
Class C	$27,524,000	[__]%	(3)	November 2031

(Footnotes to this table begin on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 57 and page 59, respectively, of this prospectus

None of the certificates or the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. GS Mortgage Securities Corporation II will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc. and Drexel Hamilton, LLC will purchase the offered certificates from GS Mortgage Securities Corporation II and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. Deutsche Bank Securities Inc., Barclays Capital Inc. and BMO Capital Markets Corp. are acting as co-lead managers and joint bookrunners in the following manner: Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to approximately 56.2% of each class of offered certificates, Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 23.3% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 9.4% of each class of offered certificates, Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 8.7% of each class of offered certificates and BMO Capital Markets Corp. is acting as sole bookrunning manager with respect to approximately 2.4% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about November 13, 2026. We expect to receive from this offering approximately [__]% of the initial aggregate principal balance of the offered certificates, plus accrued interest from November 1, 2026, before deducting expenses payable by us.

Goldman Sachs & Co. LLC	Deutsche Bank Securities	BMO Capital Markets	Barclays	Citigroup
Co-Lead Managers and Joint Bookrunners
Academy Securities			Drexel Hamilton
Co-Manager			Co-Manager

October [__], 2026

BENCHMARK 2026-V24 MORTGAGE TRUST

Commercial Mortgage Pass-Through Certificates, Series 2026-V24

IOWA
2 properties
$2,874,300
0.4% of balance
INDIANA
6 properties
$25,265,000
3.3% of balance
PENNSYLVANIA
5 properties
$31,171,304
4.1% of balance
NEBRASKA
1 property
$17,943,388
2.4% of balance
WISCONSIN
1 property
$1,290,000
0.2% of balance
MICHIGAN
1 property
$5,226,131
0.7% of balance
NEW YORK
15 properties
$194,485,766
25.6% of balance
OHIO
2 properties
$20,273,944
2.7% of balance
NEW JERSEY
2 properties
$23,463,987
3.1% of balance
MARYLAND
1 property
$14,942,609
2.0% of balance
CALIFORNIA
3 properties
$23,660,000
3.1% of balance
DISTRICT OF COLUMBIA
1 property
$75,000,000
9.9% of balance
NORTH CAROLINA
8 properties
$89,428,919
11.8% of balance
SOUTH CAROLINA
1 property
$9,609,600
1.3% of balance
ALABAMA
2 properties
$15,790,000
2.1% of balance
GEORGIA
2 properties
$6,518,207
0.9% of balance
TEXAS
7 properties
$40,880,611
5.4% of balance
LOUISIANA
2 properties
$8,356,365
1.1% of balance
TENNESSEE
3 properties
$67,668,056
8.9% of balance
KENTUCKY
1 property
$1,145,700
0.2% of balance
FLORIDA
8 properties
$84,252,094
11.1% of balance
% of Initial Pool Balance
10.1% - 25.6%
5.0% - 10.0%
1.3% - 4.9%
0.2% - 1.2%

Summary of Certificates

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)(7)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(7)	Approximate Initial Credit Support(8)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Years)(9)	Principal Window(9)
Offered Certificates
Class A-1	$7,098,000	$6,920,000	$178,000	30.000%	[__]%	(3)	February 2031	2.27	12/26 – 2/31
Class A-2	(4)	(4)	(4)	30.000%	[__]%	(3)	(4)	(4)	(4)
Class A-3	(4)	(4)	(4)	30.000%	[__]%	(3)	(4)	(4)	(4)
Class X-A	$617,868,000(5)	$602,419,000(5)	$15,449,000(5)	NAP	[__]%	Variable IO(6)	October 2031	NAP	NAP
Class X-B	$64,540,000 (5)	$62,925,000(5)	$1,615,000(5)	NAP	[__]%	Variable IO(6)	November 2031	NAP	NAP
Class A-S	$86,368,000	$84,208,000	$2,160,000	18.625%	[__]%	(3)	October 2031	4.92	10/31 – 10/31
Class B	$37,016,000	$36,090,000	$926,000	13.750%	[__]%	(3)	November 2031	4.93	10/31 – 11/31
Class C	$27,524,000	$26,835,000	$689,000	10.125%	[__]%	(3)	November 2031	5.01	11/31 – 11/31

Non-Offered Certificates
Class X-D	$22,778,000(5)	$22,208,000(5)	$570,000(5)	NAP	[__]%	Variable IO(6)	November 2031	NAP	NAP
Class X-E	$14,237,000(5)	$13,881,000(5)	$356,000(5)	NAP	[__]%	Variable IO(6)	November 2031	NAP	NAP
Class D	$22,778,000	$22,208,000	$570,000	7.125%	[__]%	(3)	November 2031	5.01	11/31 – 11/31
Class E(10)	$14,237,000	$13,881,000	$356,000	5.250%	[__]%	(3)	November 2031	5.01	11/31 – 11/31
Class F-RR(10)	$9,491,000	$9,253,000	$238,000	4.000%	[__]%	(3)	November 2031	5.01	11/31 – 11/31
Class G-RR(10)	$30,371,979	$29,611,979	$760,000	0.000%	[__]%	(3)	November 2031	5.01	11/31 – 11/31
Class R(11)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR interest following the calculation of the actual fair value of the certificates (other than the Class R certificates) issued by the issuing entity. The notional amount of each class of the Class X-A, Class X-B, Class X-D and Class X-E certificates (collectively the “Class X certificates”), is subject to change depending upon the final pricing of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates (collectively, the “principal balance certificates”), as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of the related Class X certificates (or, if as a result of such pricing the pass-through rate of the related Class X certificates is equal to zero, such Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of the related Class X certificates is less than the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of the related Class X certificates.
(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(3)	The pass-through rates of each class of principal balance certificates for each distribution date will generally be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a specified pass-through rate and the rate described in clause (ii), or (iv) the rate described in clause (ii) less a specified percentage.
(4)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The initial aggregate certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $524,402,000, subject to a variance of plus or minus 5%.
Class	Expected Range of Approximate Initial Certificate Balance	Expected Range of Approximate Initial Available Certificate Balance	Expected Range of Approximate Initial Retained Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2	$0 – $250,000,000	$0 – $243,750,000	$0 – $6,250,000	NAP – August 2031	NAP – 4.63	NAP / 2/31 – 8/31
Class A-3	$274,402,000 – $524,402,000	$267,541,000 – $511,291,000	$6,861,000 – $13,111,000	October 2031	4.85 – 4.74	8/31 – 10/31 / 2/31 – 10/31

3

(5)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each of the Class X certificates at its respective pass-through rate based upon its respective notional amount. The notional amount of each Class of the Class X certificates will be equal to the aggregate certificate balances of the related class(es) of certificates (the “related Class X class”) indicated below:
Class	Related Class X Class(es)
Class X-A	Class A-1, Class A-2, Class A-3 and Class A-S certificates
Class X-B	Class B and Class C certificates
Class X-D	Class D certificates
Class X-E	Class E certificates
(6)	The pass-through rate of each Class of the Class X certificates for any distribution date will equal the excess, if any, of (i) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (ii) the pass-through rate (or the weighted average of the pass-through rates, if applicable) of the related Class X class(es) for that distribution date. See “Description of the Certificates—Distributions—Pass-Through Rates”.
(7)	On the closing date, Argentic Real Estate Finance 2 LLC, as “retaining sponsor” (as defined in the Credit Risk Retention Rules), is expected to cause its “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) to purchase (i) an “eligible vertical interest” (as defined in the Credit Risk Retention Rules) in the form of certificates representing approximately 2.50% of the initial certificate balance or notional amount, as applicable, of each class of certificates other than the Class R certificates (collectively, the “VRR interest”), as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount” and (ii) an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules) in the form of the Class F-RR and Class G-RR certificates (in each case, excluding the portion thereof that comprises a part of the VRR interest) (collectively, the “HRR certificates”), representing approximately 2.55% of the aggregate fair value of the certificates (other than the Class R certificates) as further described under “Credit Risk Retention”. The initial certificate balance or notional amount of each class of certificates (other than the Class R certificates) expected to be retained as part of the VRR interest may be increased or decreased in connection with final pricing, as described under “Credit Risk Retention”.
(8)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are represented in the aggregate.
(9)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates of the mortgage loans or whole loans.
(10)	The initial certificate balance of each of the Class E, Class F-RR and Class G-RR certificates is subject to change based on final pricing of all certificates and the final determination of the amounts of the Class F-RR and Class G-RR certificates and the VRR interest that will be retained as described under “Credit Risk Retention” to satisfy the U.S. risk retention requirements of Argentic Real Estate Finance 2 LLC, as retaining sponsor. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR certificates, see “Credit Risk Retention”.
(11)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate real estate mortgage investment conduits (each, a “REMIC”), as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	14
Summary of Terms	24
Summary of Risk Factors	57
Risks Relating to the Mortgage Loans	57
Risks Relating to Conflicts of Interest	58
Other Risks Relating to the Certificates	58
Risk Factors	59
Special Risks	59
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	59
Risks Relating to the Mortgage Loans	60
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	60
Risks of Commercial, Multifamily and Manufactured Housing Lending Generally	60
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	62
Retail Properties Have Special Risks	66
Office Properties Have Special Risks	68
Hospitality Properties Have Special Risks	70
Multifamily Properties Have Special Risks	73
Manufactured Housing Properties Have Special Risks	77
Mixed Use Properties Have Special Risks	79
Golf Courses Have Special Risks	79
Industrial Properties Have Special Risks	80
Risks Related to Casino Properties	81
Self Storage Properties Have Special Risks	81
Parking Properties Have Special Risks	82

Marina Properties Have Special Risks	83
Condominium and Other Shared Interest Ownership May Limit Use and Improvements	83
Master Leased Properties Have Special Risks	85
Mortgaged Properties Leased to School Tenants Also Have Risks	85
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	86
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	86
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	87
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	88
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	89
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	90
Risks Related to Zoning Non-Compliance and Use Restrictions	92
Risks Relating to Inspections of Properties	93
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	94
Insurance May Not Be Available or Adequate	94
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	97
Terrorism Insurance May Not Be Available for All Mortgaged Properties	97
Risks Associated with Blanket Insurance Policies or Self-Insurance	98

5

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	98
Limited Information Causes Uncertainty	99
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	99
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	100
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	101
Static Pool Data Would Not Be Indicative of the Performance of this Pool	101
Appraisals May Not Reflect Current or Future Market Value of Each Property	102
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	103
The Borrower’s Form of Entity May Cause Special Risks	103
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	106
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	106
Other Financings or Ability To Incur Other Indebtedness Entails Risk	107
Tenancies-in-Common May Hinder Recovery	109
Risks Relating to Enforceability of Cross-Collateralization	109
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	110
Risks Associated with One Action Rules	110

State Law Limitations on Assignments of Leases and Rents May Entail Risks	110
Various Other Laws Could Affect the Exercise of Lender’s Rights	110
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	111
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	112
Risks Related to Ground Leases and Other Leasehold Interests	113
Increases in Real Estate Taxes May Reduce Available Funds	115
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	115
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	115
Risks Relating to Shari’ah Compliant Loans	115
Risks Relating to Conflicts of Interest	116
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	116
The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers	118
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	119
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	121
Potential Conflicts of Interest of the Operating Advisor	123
Potential Conflicts of Interest of the Asset Representations Reviewer	124
Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders	124

6

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	126
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan	127
Other Potential Conflicts of Interest May Affect Your Investment	127
Other Risks Relating to the Certificates	128
The Certificates Are Limited Obligations	128
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	128
EU SR Rules and UK Securitization Framework	129
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	132
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	135
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	138
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	139
Risks Relating to Modifications of the Mortgage Loans	144
The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	145

Risks Relating to Interest on Advances and Special Servicing Compensation	145
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	146
Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA	146
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	148
Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan	148
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	148
The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules	150
General Risk Factors	152
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	152
The Certificates May Not Be a Suitable Investment for You	152
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	152
Other Events May Affect the Value and Liquidity of Your Investment	153
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	153
The Master Servicer, any Sub-Servicer, the Special

7

Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	155
Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates	155
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	156
Description of the Mortgage Pool	156
General	156
Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans	157
Certain Calculations and Definitions	157
Definitions	158
Mortgage Pool Characteristics	165
Overview	165
Property Types	167
Mortgage Loan Concentrations	175
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	175
Geographic Concentrations	177
Mortgaged Properties With Limited Prior Operating History	178
Tenancies-in-Common or Diversified Ownership	178
Condominium Interests and Other Shared Interests	178
Fee & Leasehold Estates; Ground Leases	179
Environmental Considerations	180
Redevelopment, Renovation and Expansion	183
Assessments of Property Value and Condition	184
Appraisals	184
Engineering Reports	184
Zoning and Building Code Compliance and Condemnation	184
Litigation and Other Considerations	185
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	187
Loan Purpose	187

Default History, Bankruptcy Issues and Other Proceedings	187
Tenant Issues	189
Tenant Concentrations	189
Lease Expirations and Terminations	189
Purchase Options and Rights of First Refusal	195
Affiliated Leases	195
Insurance Considerations	196
Use Restrictions	197
Appraised Value	198
Non-Recourse Carveout Limitations	199
Real Estate and Other Tax Considerations	199
Delinquency Information	201
Certain Terms of the Mortgage Loans	201
Amortization of Principal	201
Due Dates; Mortgage Rates; Calculations of Interest	202
Single Purpose Entity Covenants	202
Prepayment Protections and Certain Involuntary Prepayments	203
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	206
Defeasance; Collateral Substitution	206
Partial Releases	207
Additional Collateral	210
Escrows	210
Mortgaged Property Accounts	211
Shari’ah Compliant Lending Structure	212
Exceptions to Underwriting Guidelines	212
Additional Indebtedness	213
General	213
Whole Loans	213
Mezzanine Indebtedness	213
Other Secured Indebtedness	215
Preferred Equity	215
Other Unsecured Indebtedness	216
The Whole Loans	216
General	216
The Serviced Pari Passu Whole Loans	222
The Non-Serviced Pari Passu Whole Loans	224
Additional Information	227
Transaction Parties	228
The Sponsors and Mortgage Loan Sellers	228
Goldman Sachs Mortgage Company	228
Citi Real Estate Funding Inc.	237

8

Argentic Real Estate Finance 2 LLC	246
German American Capital Corporation	253
Barclays Capital Real Estate Inc.	261
Bank of Montreal	267
Compensation of the Sponsors	276
The Depositor	276
The Issuing Entity	277
The Trustee and Certificate Administrator	278
The Master Servicer	280
General	280
CMS Transaction	284
The Special Servicer	285
The Operating Advisor and Asset Representations Reviewer	288
Credit Risk Retention	290
General	290
Qualifying CRE Loans	291
HRR Certificates	291
General	291
The Retaining Party	292
Determination of Amount of Required Horizontal Credit Risk Retention	292
Material Terms	298
Hedging, Transfer and Financing Restrictions	299
Operating Advisor	299
Representations and Warranties	299
Description of the Certificates	302
General	302
Distributions	304
Method, Timing and Amount	304
Available Funds	304
Priority of Distributions	306
Pass-Through Rates	309
Interest Distribution Amount	310
Principal Distribution Amount	310
Certain Calculations with Respect to Individual Mortgage Loans	312
Application Priority of Mortgage Loan Collections or Whole Loan Collections	313
Allocation of Yield Maintenance Charges and Prepayment Premiums	316
Assumed Final Distribution Date; Rated Final Distribution Date	317
Prepayment Interest Shortfalls	317
Subordination; Allocation of Realized Losses	319
Reports to Certificateholders; Certain Available Information	321
Certificate Administrator Reports	321

Information Available Electronically	327
Voting Rights	331
Delivery, Form, Transfer and Denomination	332
Book-Entry Registration	332
Definitive Certificates	335
Certificateholder Communication	335
Access to Certificateholders’ Names and Addresses	335
Requests to Communicate	335
List of Certificateholders	336
Description of the Mortgage Loan Purchase Agreements	336
General	336
Dispute Resolution Provisions	346
Asset Review Obligations	346
Pooling and Servicing Agreement	346
General	346
Assignment of the Mortgage Loans	347
Servicing Standard	347
Subservicing	349
Advances	350
P&I Advances	350
Property Protection Advances	351
Nonrecoverable Advances	351
Recovery of Advances	352
Accounts	354
Withdrawals from the Collection Account	355
Servicing and Other Compensation and Payment of Expenses	358
General	358
Master Servicing Compensation	362
Special Servicing Compensation	364
Disclosable Special Servicer Fees	370
Certificate Administrator and Trustee Compensation	370
Operating Advisor Compensation	371
Asset Representations Reviewer Compensation	371
CREFC® Intellectual Property Royalty License Fee	372
Appraisal Reduction Amounts	372
Maintenance of Insurance	379
Modifications, Waivers and Amendments	381
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	385
Inspections	387
Collection of Operating Information	387
Special Servicing Transfer Event	388
Asset Status Report	390
Realization Upon Mortgage Loans	393

9

Sale of Defaulted Loans and REO Properties	395
The Directing Holder	398
General	398
Major Decisions	400
Asset Status Report	403
Replacement of Special Servicer	403
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	403
Servicing Override	406
Rights of Holders of Companion Loans	407
Limitation on Liability of Directing Holder	407
The Operating Advisor	408
General	408
Duties of the Operating Advisor In General	409
Annual Report	410
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and is Continuing	412
Recommendation of the Replacement of the Special Servicer	412
Eligibility of Operating Advisor	412
Other Obligations of Operating Advisor	413
Delegation of Operating Advisor’s Duties	414
Termination of the Operating Advisor With Cause	414
Rights Upon Operating Advisor Termination Event	415
Waiver of Operating Advisor Termination Event	415
Termination of the Operating Advisor Without Cause	416
Resignation of the Operating Advisor	416
Operating Advisor Compensation	416
The Asset Representations Reviewer	417
Asset Review	417
Eligibility of Asset Representations Reviewer	421
Other Obligations of Asset Representations Reviewer	422
Delegation of Asset Representations Reviewer’s Duties	423

Assignment of Asset Representations Reviewer’s Rights and Obligations	423
Asset Representations Reviewer Termination Events	423
Rights Upon Asset Representations Reviewer Termination Event	424
Termination of the Asset Representations Reviewer Without Cause	424
Resignation of Asset Representations Reviewer	425
Asset Representations Reviewer Compensation	425
Limitation on Liability of the Risk Retention Consultation Party	425
Replacement of the Special Servicer Without Cause	426
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	428
Termination of Master Servicer and Special Servicer for Cause	429
Servicer Termination Events	429
Rights Upon Servicer Termination Event	430
Waiver of Servicer Termination Event	432
Resignation of the Master Servicer or Special Servicer	432
Resignation of the Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	433
Limitation on Liability; Indemnification	433
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	436
Dispute Resolution Provisions	436
Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder	436
Repurchase Request Delivered by a Party to the PSA	437
Resolution of a Repurchase Request	437
Mediation and Arbitration Provisions	440
Servicing of the Non-Serviced Mortgage Loans	441
General	441

10

Rating Agency Confirmations	444
Evidence as to Compliance	445
Limitation on Rights of Certificateholders to Institute a Proceeding	447
Termination; Retirement of Certificates	447
Amendment	448
Resignation and Removal of the Trustee and the Certificate Administrator	450
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	452
Certain Legal Aspects of Mortgage Loans	452
New York	452
North Carolina	452
Florida	453
General	453
Types of Mortgage Instruments	454
Leases and Rents	454
Personalty	454
Foreclosure	455
General	455
Foreclosure Procedures Vary from State to State	455
Judicial Foreclosure	455
Equitable and Other Limitations on Enforceability of Certain Provisions	455
Nonjudicial Foreclosure/Power of Sale	456
Public Sale	456
Rights of Redemption	457
Anti-Deficiency Legislation	457
Leasehold Considerations	458
Cooperative Shares	458
Bankruptcy Laws	459
Environmental Considerations	465
General	465
Superlien Laws	465
CERCLA	465
Certain Other Federal and State Laws	466
Additional Considerations	466
Due-on-Sale and Due-on-Encumbrance Provisions	467
Subordinate Financing	467
Default Interest and Limitations on Prepayments	467
Applicability of Usury Laws	467
Americans with Disabilities Act	468
Servicemembers Civil Relief Act	468
Anti-Money Laundering, Economic Sanctions and Bribery	468
Potential Forfeiture of Assets	469

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	469
Pending Legal Proceedings Involving Transaction Parties	472
Use of Proceeds	472
Yield, Prepayment and Maturity Considerations	472
Yield Considerations	472
General	472
Rate and Timing of Principal Payments	472
Losses and Shortfalls	473
Certain Relevant Factors Affecting Loan Payments and Defaults	474
Delay in Payment of Distributions	475
Yield on the Certificates with Notional Amounts	475
Weighted Average Life	475
Pre-Tax Yield to Maturity Tables	480
Material Federal Income Tax Considerations	483
General	483
Qualification as a REMIC	484
Status of Offered Certificates	485
Taxation of Regular Interests	486
General	486
Original Issue Discount	486
Acquisition Premium	488
Market Discount	488
Premium	489
Election To Treat All Interest Under the Constant Yield Method	489
Treatment of Losses	490
Yield Maintenance Charges and Prepayment Premiums	490
Sale or Exchange of Regular Interests	491
Taxes That May Be Imposed on a REMIC	491
Prohibited Transactions	491
Contributions to a REMIC After the Startup Day	492
Net Income from Foreclosure Property	492
REMIC Partnership Representative	492
Taxation of Certain Foreign Investors	493
FATCA	494
Backup Withholding	494
Information Reporting	494
3.8% Medicare Tax on “Net Investment Income”	494
Reporting Requirements	494

11

Certain State and Local and Foreign Tax Considerations	495
Method of Distribution (Conflicts of Interest)	496
Incorporation of Certain Information by Reference	498
Where You Can Find More Information	499
Financial Information	499
Certain ERISA Considerations	499

General	499
Plan Asset Regulations	500
Administrative Exemptions	501
Insurance Company General Accounts	502
Legal Investment	503
Legal Matters	504
Ratings	504
Index of Defined Terms	507

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	MORTGAGE POOL INFORMATION
ANNEX A-3	DESCRIPTION OF THE TOP 15 MORTGAGE LOANS
ANNEX B	FORM OF DISTRIBUTION DATE STATEMENT
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES
ANNEX E-1	CITI REAL ESTATE FUNDING INC., ARGENTIC REAL ESTATE FINANCE 2 LLC, GERMAN AMERICAN CAPITAL CORPORATION, BARCLAYS CAPITAL REAL ESTATE INC. AND BANK OF MONTREAL REPRESENTATIONS AND WARRANTIES
ANNEX E-2	EXCEPTIONS TO CITI REAL ESTATE FUNDING INC. REPRESENTATIONS AND WARRANTIES
ANNEX E-3	EXCEPTIONS TO ARGENTIC REAL ESTATE FINANCE 2 LLC REPRESENTATIONS AND WARRANTIES
ANNEX E-4	EXCEPTIONS TO GERMAN AMERICAN CAPITAL CORPORATION REPRESENTATIONS AND WARRANTIES
ANNEX E-5	EXCEPTIONS TO BARCLAYS CAPITAL REAL ESTATE INC. REPRESENTATIONS AND WARRANTIES
ANNEX E-6	EXCEPTIONS TO BANK OF MONTREAL REPRESENTATIONS AND WARRANTIES

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Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE AT HTTP://WWW.SEC.GOV.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING HOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN ANY REGULATORY REQUIREMENTS APPLICABLE TO THE MARKETING, HOLDING AND SELLING OF, AND ISSUING QUOTATIONS WITH RESPECT TO, THE OFFERED CERTIFICATES OR CMBS GENERALLY. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE”.

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Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	“Summary of Certificates”, which sets forth important statistical information relating to the certificates;
●	“Summary of Terms”, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	“Summary of Risk Factors” and “Risk Factors”, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.
●	unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

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Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES: (A) THE EXPRESSION “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE OR MORE OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “PROSPECTUS REGULATION”); AND (B) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES. CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION” ) FOR OFFERING OR SELLING THE CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO EU QUALIFIED INVESTORS. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER OF OFFERED CERTIFICATES IN THE EEA MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR THE UNDERWRITERS HAVE AUTHORIZED, NOR DO ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

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NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES: (A) THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE OR BOTH OF THE FOLLOWING: (I) NOT A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED) AND AS AMENDED; OR (II) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024 (AS AMENDED, THE “POATRS”); AND (B) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO BUY OR SUBSCRIBE FOR THE OFFERED CERTIFICATES. CONSEQUENTLY, NO DISCLOSURE DOCUMENT REQUIRED BY THE PRODUCT DISCLOSURE SOURCEBOOK (AS AMENDED, “DISC”) OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK’S FINANCIAL CONDUCT AUTHORITY (AS AMENDED, THE “FCA HANDBOOK”) FOR OFFERING, SELLING OR DISTRIBUTING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING, SELLING OR DISTRIBUTING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER DISC AND THE CONSUMER COMPOSITE INVESTMENTS (DESIGNATED ACTIVITIES) REGULATIONS 2024 (AS AMENDED).

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE POATRS OR THE PROSPECTUS RULES: ADMISSION TO TRADING ON A REGULATED MARKET SOURCEBOOK OF THE FCA HANDBOOK. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO UK QUALIFIED INVESTORS. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER OF OFFERED CERTIFICATES IN THE UK MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR THE UNDERWRITERS HAVE AUTHORIZED, NOR DO ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK OF THE FCA HANDBOOK (AS AMENDED, THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR

16

OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE COMMUNICATION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE CONDUCT OF BUSINESS SOURCEBOOK OF THE FCA HANDBOOK (ALL SUCH PERSONS, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(a)   IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i)    THE EXPRESSION “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE OR MORE OF THE FOLLOWING: (1) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); (2) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED) WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (3) NOT A QUALIFIED INVESTOR, AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED); AND

(ii)    THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE

17

OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES;

(b)   IT HAS NOT OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL, DISTRIBUTE OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR IN THE UK. FOR THE PURPOSES OF THIS PROVISION:

(i)    THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE OR BOTH OF THE FOLLOWING: (1) NOT A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED) AND AS AMENDED; OR (2) NOT A QUALIFIED INVESTOR, AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024 (AS AMENDED); AND

(ii)    THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(c)   IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED, AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(d)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SR RULES AND UK SECURITIZATION FRAMEWORK

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS OR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) THE SECURITISATION REGULATIONS 2024 (SI 2024/102) OF THE UK, AS AMENDED FROM TIME TO TIME, THE SECURITISATION SOURCEBOOK OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK FINANCIAL CONDUCT AUTHORITY (“SECN”) AND THE SECURITISATION PART OF THE RULEBOOK OF PUBLISHED POLICY OF THE PRUDENTIAL REGULATION AUTHORITY OF THE BANK OF ENGLAND (THE “PRASR”), TOGETHER WITH THE RELEVANT PROVISIONS OF THE UK FINANCIAL SERVICES AND MARKETS ACT 2000 (TOGETHER, THE “UK SECURITIZATION FRAMEWORK”). IN PARTICULAR, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PARTICULAR INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION FRAMEWORK. FURTHERMORE, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENTS OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION FRAMEWORK.

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE

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OFFERED CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EU SR RULES (AS DEFINED BELOW) OR THE UK SECURITIZATION FRAMEWORK (AS DEFINED BELOW). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK.

SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SR RULES AND UK SECURITIZATION FRAMEWORK”.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC.

ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

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HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG)) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS.

W A R N I N G

IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA.

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UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER, INFORMATION, STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE WAS ISSUED IN CONNECTION WITH AN OFFER OR THE LISTING FOR QUOTATION OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER, THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

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JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

The JAPANESE Financial Services Agency published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR RULE”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “JAPANESE RETENTION REQUIREMENT”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated”, the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this Prospectus has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this prospectus would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY

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APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

MEXICO

THIS PROSPECTUS HAS NOT BEEN REVIEWED NOR APPROVED BY THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES, OR THE “CNBV”). THIS OFFERING DOES NOT CONSTITUTE A PUBLIC OFFERING IN MEXICO AND THIS PROSPECTUS MAY NOT BE PUBLICLY DISTRIBUTED IN MEXICO.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE MEXICAN NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES, OR “RNV”) MAINTAINED BY THE CNBV, AND MAY NOT BE OFFERED PUBLICLY IN MEXICO EXCEPT TO MEXICAN INSTITUTIONAL AND QUALIFIED INVESTORS PURSUANT TO THE PRIVATE PLACEMENT EXCEPTIONS SET FORTH IN THE MEXICAN SECURITIES MARKET LAW (LEY DEL MERCADO DE VALORES). THIS PROSPECTUS DOES NOT CONSTITUTE OR IMPLY ANY CERTIFICATION AS TO THE INVESTMENT QUALITY OF THE OFFERED CERTIFICATES, OUR SOLVENCY, LIQUIDITY OR CREDIT QUALITY OR THE ACCURACY OR COMPLETENESS OF THE INFORMATION SET FORTH HEREIN. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS EXCLUSIVELY OUR RESPONSIBILITY AND HAS NOT BEEN REVIEWED OR AUTHORIZED BY THE CNBV. THE ACQUISITION OF THE OFFERED CERTIFICATES BY AN INVESTOR WHO IS A RESIDENT OF MEXICO WILL BE MADE UNDER SUCH INVESTOR’S OWN RESPONSIBILITY.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. The depositor’s address is 200 West Street, New York, New York 10282 and its telephone number is (212) 902-1000. See “Transaction Parties—The Depositor”.
Issuing Entity	Benchmark 2026-V24 Mortgage Trust, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors	The sponsors of this transaction are:

Goldman Sachs Mortgage Company, a New York limited partnership;

Citi Real Estate Funding Inc., a New York corporation;

Argentic Real Estate Finance 2 LLC, a Delaware limited liability company;

German American Capital Corporation, a Maryland corporation;

Barclays Capital Real Estate Inc., a Delaware corporation; and

Bank of Montreal, a Canadian chartered bank.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

Goldman Sachs Mortgage Company is an affiliate of each of the depositor and Goldman Sachs & Co. LLC, one of the underwriters and an initial purchaser of certain of the non-offered certificates, and Goldman Sachs Bank USA, an originator. Citi Real Estate Funding Inc. is an affiliate of Citigroup Global Markets Inc., one of the underwriters and an initial purchaser of certain of the non-offered certificates. Argentic Real Estate Finance 2 LLC is an affiliate of Argentic Services Company LP, the special servicer, Argentic Securities Holdings 2 Cayman Limited, the entity expected to be the holder of the VRR interest and the HRR certificates, Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR interest” as described in “Credit Risk Retention”) on the Closing Date and Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial controlling class certificateholder and be appointed as the initial controlling class representative (other than with respect to any Excluded Loan). German American

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Capital Corporation is an affiliate of Deutsche Bank Securities Inc., one of the underwriters and an initial purchaser of certain of the non-offered certificates. Barclays Capital Real Estate Inc. is an affiliate of Barclays Capital Inc., one of the underwriters and an initial purchaser of certain of the non-offered certificates. Bank of Montreal is an affiliate of BMO Capital Markets Corp., one of the underwriters and an initial purchaser of certain of the non-offered certificates. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The sponsors originated, co-originated or acquired (or, on or prior to the closing date, will acquire) and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans
Sponsor(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Goldman Sachs Mortgage Company	12	$269,963,152	35.6%
Citi Real Estate Funding Inc.	7	177,121,979	23.3
Argentic Real Estate Finance 2 LLC	10	157,100,849	20.7
German American Capital Corporation	3	71,360,000	9.4
Barclays Capital Real Estate Inc.	10	65,740,000	8.7
Bank of Montreal	1	18,000,000	2.4
Total	43	$759,285,980	100%

(1)	Each mortgage loan was originated by its respective mortgage loan seller or its affiliate, except those certain mortgage loans that were acquired from unaffiliated third-party originators or are part of larger whole loan structures that were co-originated by the applicable mortgage loan seller or its affiliate with one or more other lenders. See “Description of the Mortgage Pool—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” below.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Trimont LLC, a Georgia limited liability company, is expected to act as the master servicer and will be responsible for the master servicing and administration of the mortgage loans and any related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan and companion loan identified in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below that is part of a whole loan and serviced under the servicing agreement indicated in that table and any servicing shift mortgage loan on and after the related servicing shift securitization date). The principal servicing office of Trimont LLC is located at 101 South Tryon Street, Suite 1400, Charlotte, North Carolina 28280. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to its respective servicing shift securitization date, each servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after its

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respective servicing shift securitization date, the related servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The master servicer of each non-serviced mortgage loan is set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Argentic Services Company LP, a Delaware limited partnership, is expected to act as the special servicer with respect to the mortgage loans (other than any excluded special servicer loan and any servicing shift mortgage loan on and after the related servicing shift securitization date) and any related companion loan(s) other than with respect to any non-serviced mortgage loan and related companion loan(s) set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the mortgage loans and any related companion loan(s) as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) generally reviewing, evaluating, processing and/or providing or withholding consent as to all major decisions, all special servicer non-major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related companion loan(s) for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 740 East Campbell Road, Suite 600, Richardson, Texas 75081. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

Prior to its respective servicing shift securitization date, each servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after its respective servicing shift securitization date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

If the special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage

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loan or serviced whole loan, referred to in this prospectus as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan and will be replaced as discussed under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

Argentic Services Company LP is expected to be appointed as the special servicer by Argentic Securities Income USA 2 LLC, the expected initial controlling class representative that is expected to be appointed by Argentic Securities Holdings 2 Cayman Limited, the anticipated purchaser of (i) the Class F-RR and Class G-RR certificates and (ii) the VRR interest. See “Pooling and Servicing Agreement—The Directing Holder” and “Credit Risk Retention”.

Argentic Services Company LP, or its affiliate, assisted Argentic Securities Holdings 2 Cayman Limited, or its affiliate, with due diligence relating to the mortgage loans to be included in the mortgage pool.

The special servicer of each non-serviced mortgage loan is set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than any non-serviced mortgage loan) and any related companion loans. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The initial mortgagee of record with respect to each servicing shift mortgage loan will be the trustee under the pooling and servicing agreement. From and after its respective servicing shift securitization date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association, in its capacity as certificate administrator, are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer services, Computershare Trust Company, National Association, 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each servicing shift mortgage loan will initially be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. From and after the related servicing shift securitization date, the custodian of the mortgage file (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below, the custodian under the pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	BellOak, LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.
Asset Representations Reviewer	BellOak, LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and receipt of notification from the certificate administrator that the required percentage of voting rights have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

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Directing Holder	The directing holder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any non-serviced mortgage loan and any applicable excluded loan), as further described in this prospectus. The directing holder (other than with respect to the servicing shift whole loans, any non-serviced mortgage loan, any serviced AB mortgage loan (for so long as no related control appraisal period is continuing) and any applicable excluded loan) will generally be the controlling class certificateholder (or its representative, the “controlling class representative”) selected by a majority of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). See “Pooling and Servicing Agreement—The Directing Holder”. However, in certain circumstances there may be no directing holder even if there is a controlling class, and in other circumstances there will be no controlling class.

The controlling class will be the most subordinate class of the Class F-RR and Class G-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the most senior class of control eligible certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a controlling class representative or to exercise any of the rights of the holder of the majority of the controlling class certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a controlling class representative.

It is anticipated that on the closing date Argentic Securities Holdings 2 Cayman Limited or its affiliate will purchase the VRR interest and the Class F-RR and Class G-RR certificates (and may purchase certain other classes of certificates), and its affiliate, Argentic CMBS Holdings II Limited, will purchase the Class X-E and Class E certificates (other than the portion that comprises the VRR interest). On the closing date Argentic Securities Holdings 2 Cayman Limited is expected to appoint Argentic Securities Income USA 2 LLC, its affiliate, to be the initial controlling class representative and therefore as the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan, any serviced AB mortgage loan (for so long as no related control appraisal period is continuing) any servicing shift mortgage loan and any applicable excluded loan) and the related serviced companion loans.

With respect to the serviced AB whole loan, the directing holder will be, for so long as no related control appraisal period is continuing, the holder of the related subordinate companion loan. Following a control appraisal period with respect to the serviced AB whole loan and for so long as a control termination event with respect to the controlling class representative has not otherwise occurred, the directing holder for the serviced AB whole loan will be the controlling class representative.

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With respect to each of the servicing shift whole loans, the holder of the related companion loan identified in the related co-lender agreement as the controlling note will be the directing holder with respect to the related servicing shift whole loan. From and after the date such controlling note is included in a securitization transaction (a “servicing shift securitization date”), the directing holder of the related servicing shift whole loan is expected to be the directing holder (or its equivalent) under the related servicing shift pooling and servicing agreement, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar to, but not necessarily identical to, those of the controlling class representative under the pooling and servicing agreement for this securitization. The controlling class representative of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

With respect to the controlling class representative, an “excluded loan” is a mortgage loan or whole loan with respect to which the controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance) is a borrower, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan (subject to certain exceptions), or any borrower party affiliate thereof.

Each entity identified in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below is the initial directing holder (or the equivalent) under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention Consultation Party	The risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any specially serviced loan (other than any non-serviced mortgage loan, any servicing shift mortgage loan and any applicable excluded loan), and (ii) during the continuance of a consultation termination event, with respect to any mortgage loan (other than any non-serviced mortgage loan, any servicing shift mortgage loan and any applicable excluded loan), as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holder of the VRR interest. Argentic Securities Holdings 2 Cayman Limited will retain the

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right to appoint a risk retention consultation party but is not expected to appoint a risk retention consultation party on the closing date. As of the closing date there will be no risk retention consultation party; provided that if Argentic Services Company LP or an affiliate thereof is appointed as the risk retention consultation party and Argentic Services Company LP, as special servicer, is processing any action that requires consultation with the risk retention consultation party, Argentic Services Company LP, as special servicer, will not be required to consult with the risk retention consultation party.

With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party or the person entitled to appoint such risk retention consultation party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations and

Relationships	The originators, the sponsors, the underwriters, and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Relating to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan and whole loan, the related due date in November 2026 for that mortgage loan or whole loan (or, in the case of any mortgage loan or whole loan that has its first due date after November 2026, the date that would have been its due date in November 2026 under the terms of that mortgage loan or whole loan if a monthly payment were scheduled to be due in that month).
Closing Date	On or about November 13, 2026.
Distribution Date	The fourth (4th) business day following each determination date. The first distribution date will be in December 2026.
Determination Date	The eleventh (11th) day of each month or, if the eleventh (11th) day is not a business day, then the business day immediately following such eleventh (11th) day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

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Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date;

Rated Final Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class A-1	February 2031
Class A-2	NAP – August 2031(1)
Class A-3	October 2031
Class X-A	October 2031
Class X-B	November 2031
Class A-S	October 2031
Class B	November 2031
Class C	November 2031

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-2 certificates ranging from $0 to $250,000,000.

The rated final distribution date for the offered certificates will be the distribution date in November 2059.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

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The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

The foregoing illustration does not take into account the sale of any non-offered certificates or the VRR interest.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2026-V24:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR and Class R (collectively, the “non-offered certificates”).

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Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%, and further subject to the discussion in footnotes (1) and (2) below:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount(1)	Approx. Initial Available Certificate Balance or Notional Amount(1)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)
Class A-1	$7,098,000	$6,920,000	$178,000
Class A-2(3)	$0 – $250,000,000	$0 – $243,750,000	$0 – $6,250,000
Class A-3(3)	$274,402,000 – $524,402,000	$267,541,000 – $511,291,000	$6,861,000 – $13,111,000
Class X-A	$617,868,000(4)	$602,419,000(4)	$15,449,000(4)
Class X-B	$64,540,000(4)	$62,925,000(4)	$1,615,000(4)
Class A-S	$86,368,000	$84,208,000	$2,160,000
Class B	$37,016,000	$36,090,000	$926,000
Class C	$27,524,000	$26,835,000	$689,000

(1)	Approximate, subject to a variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR interest following the calculation of the actual fair value of the ABS interests (as such term is defined in the Credit Risk Retention Rules) issued by the issuing entity.
(2)	On the closing date, Argentic Real Estate Finance 2 LLC (as retaining sponsor) will cause a majority owned affiliate to purchase from the underwriters offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount” as described in “Credit Risk Retention”. The initial retained amount of each class of certificates is subject to change based on the final pricing of all certificates and is expected to be approximately 2.50% of the Certificate Balance or Notional Amount, as applicable, of each class of certificates (other than the Class R certificates) as of the Closing Date.
(3)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the chart above. The initial aggregate certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $524,402,000, subject to a variance of plus or minus 5%. Accordingly, the initial available and retained certificate balances of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the chart.
(4)	Notional amount. The notional amount of each class of the Class X certificates is subject to change depending upon the final pricing of the principal balance certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of the related Class X certificates (or, if as a result of such pricing the pass-through rate of the related Class X certificates is equal to zero, such Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of the related Class X certificates is less than the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of the related Class X certificates.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of offered certificates:
Class A-1	[__]%(1)
Class A-2	[__]%(1)
Class A-3	[__]%(1)
Class X-A	[__]%(2)
Class X-B	[__]%(2)
Class A-S	[__]%(1)
Class B	[__]%(1)
Class C	[__]%(1)

(1)	The pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates for each distribution date will each generally be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day

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months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate described in clause (ii), or (iv) the rate described in clause (ii) less a specified percentage.

(2)	The pass-through rate of the Class X-A certificates for each distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3 and Class A-S certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date. The pass-through rate of the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the weighted average of the pass-through rates of the Class B and Class C certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of offered certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any serviced companion loan and any related REO loans and (a) with respect to the servicing fee, if unpaid after final recovery on the related mortgage loan, out of general collections with respect to the other mortgage loans and (b) with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general

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collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.03125%.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loans as to which a special servicing transfer event has occurred (including any related REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee for the related month of $5,000. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

The workout fee will generally be payable with respect to each specially serviced loan (other than a non-serviced whole loan) which has become a “corrected loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three (3) consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the judgment of the special servicer in accordance with the servicing standard). The workout fee will be payable out of each collection (other than penalty charges) of interest and principal (including scheduled payments, prepayments, balloon payments and payments at maturity) received on the related corrected loan for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.00% of each such collection of interest and principal (or such higher rate as would result in a workout fee equal to $25,000) and (2) such lower rate as would result in a workout fee of $1,000,000.

A liquidation fee will generally be payable with respect to each specially serviced loan and any related REO property as to which the special servicer obtains a full, partial or discounted payoff from the related borrower and, except as otherwise described in this prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds or insurance and condemnation proceeds. The liquidation fee for each specially serviced loan and any related REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.00% of such payment or proceeds and (2) such

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lower rate as would result in a liquidation fee of $1,000,000; provided, however, that, except as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, no liquidation fee will be less than $25,000.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loans will be paid by the master servicer out of the servicing fee described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator/trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and each REO loan (including any non-serviced mortgage loan) at a per annum rate equal to 0.01301%.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and each REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00211%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00034%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to Commercial Real Estate Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

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Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the following table, the related master servicer and/or sub-servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee (which includes any subservicing fee) at a rate equal to a per annum rate set forth in the following table, and the related special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and property protection advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)(2)
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate and Sub-Servicing Fee Rate	Special Servicing Fee Rate(3)
20 West 47th Street	0.00125%	0.25%
Queens Atrium	0.00125%	0.25%
Westroads Mall	0.00125%	0.25%
1351 Jerome	0.00125%	0.25%
Mall at Prince George’s	0.00125%	0.25%
HP Plaza	0.00125%	0.25%
Del Rey Campus	0.00125%	0.25%
400 Arcola Road	0.00125%	0.25%

(1)	Does not reflect the One Penn Center mortgage loan, which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.
(2)	The fees related to the whole loans listed in the above chart relate to securitization transactions that have either closed or are expected to close on or prior to the closing date, and, in certain instances are based on publicly available information.

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(3)	In the case of certain mortgage loans, the Special Servicing Fee Rate will be subject to a cap or floor amount.

Distributions

A. Amount and Order of

    Distributions on the

Certificates	On each distribution date, the funds available for distribution to the holders of the certificates (other than the Class R certificates), net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and (ii) any yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, to the extent of funds available for distribution of principal, in reduction of the then-outstanding certificate balances of those classes, in the following priority:

(A)	to the Class A-1 certificates until their certificate balance has been reduced to zero; and
(B)	to the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal after the distributions pursuant to clause (A) above; and
(C)	to the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal after the distributions pursuant to clauses (A) and (B) above.

However, if the certificate balances of each class of principal balance certificates other than the Class A-1, Class A-2 and Class A-3 certificates have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based on their respective certificate balances.

Third, to the Class A-1, Class A-2 and Class A-3 certificates, first (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed realized losses previously allocated to each such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of their interest

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entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2 and Class A-3 certificates), to the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first (i) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-S certificates), to the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first (i) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed; and

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates), to the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first (i) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed;

Seventh, to the non-offered certificates (other than the Class X-D and Class X-E certificates), in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions”.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are

40

circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of

Losses and Certain Expenses	The following chart describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the corresponding entitlement to receive principal and interest on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E certificates). Among the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E certificates, payment rights of certain classes will be as more particularly described in “Description of the Certificates—Distributions” in this prospectus. It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain certificates that are not being offered by this prospectus). Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate balance of that class. Although no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E or Class R certificates, principal payments or mortgage loan losses will reduce the notional amount of the Class X-A certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class A-1, Class A-2, Class A-3 or Class A-S certificates), the Class X-B certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class B or Class C certificates), the Class X-D certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class D certificates) and the Class X-E certificates (to the extent such principal payments or mortgage

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loan losses are allocated to the Class E certificates), and, therefore, the amount of interest they accrue.

*	Class X-A, Class X-B, Class X-D and Class X-E certificates are interest-only certificates, and the Class X-D and Class X-E certificates are not offered by this prospectus.
**	Other than the Class X-D, Class X-E and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3 or Class A-S certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class B or Class C certificates. The notional amount of the Class X-D certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class D certificates. The notional amount of the Class X-E certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class E certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the

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subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	Shortfalls will reduce the available funds and will correspondingly reduce the amount allocated to the certificates. The reduction in amounts available for distribution to the certificates will reduce distributions to the classes of certificates with the lowest payment priorities:
●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;
●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and
●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer will be allocated among the classes of certificates (other than the Class R certificates), on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

With respect to a whole loan that is comprised of a mortgage loan, in some cases, one or more pari passu companion loans and, in some cases, one or more subordinate companion loans, shortfalls in available funds resulting from any of the foregoing will result first in a reduction in amounts distributable in accordance with the related co-lender agreement in respect of the related subordinate companion loan(s), if any, and then, result in a reduction in amounts distributable in accordance with the related co-lender agreement in respect of the related mortgage loan (and any pari passu companion loans, on a pro rata basis), which allocations to the related mortgage loan will in turn reduce distributions in respect of the certificates as described above. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Co-Lender Agreement”, “—The Non-Serviced Pari Passu Whole Loans—Co-Lender Agreement” and “Yield, Prepayment and

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Maturity Considerations—Yield Considerations—Losses and Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan, including any non-serviced mortgage loan or REO loan (other than any portion of an REO loan related to a companion loan), unless the master servicer, the trustee or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

Neither of the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan. The special servicer is under no obligation to, and will not make, any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

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The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the special servicer will be reimbursed as set forth in the pooling and servicing agreement.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

None of the master servicer, special servicer or trustee will make or be permitted to make any advance of this type in connection with the exercise of any cure rights or purchase rights granted to the holder of any subordinate companion loan under the related co-lender agreement.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” (and solely with respect to the master servicer and the special servicer, subject to a floor rate of 2.0%), compounded annually, as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan in accordance with the related co-lender agreement.

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The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be forty-three (43) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in seventy-four (74) commercial, multifamily and/or manufactured housing properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $759,285,980.

In this prospectus, unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the thirteen (13) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the mortgage loans in the table below is part of a larger whole loan, each of which is comprised of the related mortgage loan and/or one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and/or are subordinate in right of payment to the related mortgage loan (if any) (each referred to in this prospectus as a “subordinate companion loan”, and together with the pari passu companion loans, the “companion loans”). The companion loans, together with their related mortgage loan, are each referred to in this prospectus as a “whole loan”.

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Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
Hall of the States	$75,000,000	9.9%	$65,000,000	N/A	48.3%	48.3%	2.64x	2.64x
Old Edwards Portfolio	$65,000,000	8.6%	$70,000,000	N/A	48.7%	48.7%	2.35x	2.35x
Compass Storage National Portfolio 2.0	$65,000,000	8.6%	$54,400,000	N/A	62.7%	62.7%	1.54x	1.54x
Hamilton Place	$46,726,599	6.2%	$24,907,569	N/A	67.4%	67.4%	2.03x	2.03x
20 West 47th Street	$19,871,979	2.6%	$49,929,596	N/A	61.2%	61.2%	1.30x	1.30x
One Penn Center	$19,189,461	2.5%	$35,637,571	N/A	52.5%	52.5%	1.55x	1.55x
Queens Atrium	$18,000,000	2.4%	$77,000,000	N/A	59.4%	59.4%	1.38x	1.38x
Westroads Mall	$17,943,388	2.4%	$48,845,888	N/A	53.1%	53.1%	2.20x	2.20x
1351 Jerome	$15,000,000	2.0%	$50,000,000	N/A	52.9%	52.9%	2.11x	2.11x
Mall at Prince George’s	$14,942,609	2.0%	$84,674,786	N/A	56.5%	56.5%	1.70x	1.70x
HP Plaza	$8,000,000	1.1%	$79,000,000	N/A	56.1%	56.1%	1.51x	1.51x
Del Rey Campus	$7,000,000	0.9%	$73,000,000	N/A	60.4%	60.4%	1.57x	1.57x
400 Arcola Road	$5,000,000	0.7%	$145,000,000	N/A	64.7%	64.7%	1.28x	1.28x

(1)	With respect to certain of the mortgage loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values, as described under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(2)	Calculated including the related pari passu companion loans but excluding any related subordinate companion loan(s), any related mezzanine loan(s) and any other subordinate indebtedness.
(3)	Calculated including the related pari passu companion loans and any related subordinate companion loan(s) but excluding any related mezzanine loan(s) and any other subordinate indebtedness.

The Hall of the States whole loan, the Old Edwards Portfolio whole loan, the Compass Storage National Portfolio 2.0 whole loan and the Hamilton Place whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. Each such whole loan, as well as each servicing shift whole loan prior to the related servicing shift securitization date, is referred to in this prospectus as a “serviced whole loan”, and (i) any related companion loan is referred to in this prospectus as a “serviced companion loan”, (ii) any related pari passu companion loan is referred to in this prospectus as a “serviced pari passu companion loan”, and (iii) any related subordinate companion loan is sometimes referred to in this prospectus as a “serviced subordinate companion loan”. Any serviced whole loan that includes a serviced subordinate companion loan is referred to in this prospectus as a “serviced AB whole loan” and the related mortgage loan a “serviced AB mortgage loan”. For the avoidance of doubt, there are no serviced subordinate companion loans, serviced AB whole loans or serviced AB mortgage loans related to the issuing entity.

Each servicing shift whole loan (each, a “servicing shift whole loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (the “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the master servicer designated in, the related pooling and servicing agreement entered into in connection with such securitization (each, a “servicing shift pooling and servicing agreement”).

The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead are each being serviced under a separate servicing agreement identified

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below relating to a related companion loan. Each of the whole loans identified in the table below, as well as each servicing shift whole loan on and after the related servicing shift securitization date, is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” and any related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/ Pooling and Servicing Agreement(2)	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Certificate Administrator and Custodian	Initial Directing Party	Operating Advisor	Asset Representations Reviewer
20 West 47th Street	BBCMS 2026-5C43	2.6%	Trimont LLC	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	RREF V – D AIV RR L, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
Queens Atrium	BMO 2026-5C16	2.4%	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	3650 Real Estate Investment Trust 2 LLC	BellOak, LLC	BellOak, LLC
Westroads Mall	WFCM 2026-5C10	2.4%	Trimont LLC	Argentic Services Company LP	Deutsche Bank National Trust Company	Computershare Trust Company, National Association	Argentic Securities Income USA 2 LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
1351 Jerome	BBCMS 2026-M1	2.0%	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	660 RR Holdings LLC	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
Mall at Prince George’s	WFCM 2026-5C9	2.0%	Trimont LLC	Rialto Capital Advisors, LLC	Deutsche Bank National Trust Company	Computershare Trust Company, National Association	RREF V – D AIV RR L, LLC	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
HP Plaza	Benchmark 2026-V23	1.1%	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Management LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	ROX III CMBS HoldCo (C) Category 2B LP	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
Del Rey Campus	WFCM 2026-5C9	0.9%	Trimont LLC	Rialto Capital Advisors, LLC	Deutsche Bank National Trust Company	Computershare Trust Company, National Association	RREF V – D AIV RR L, LLC	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
400 Arcola Road	Benchmark 2026-V21	0.7%	KeyBank National Association	Torchlight Loan Services, LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Torchlight Debt Fund VIII Holdings (US), LLC	BellOak, LLC	BellOak, LLC

(1)	Does not reflect any servicing shift mortgage loan. With respect to each servicing shift mortgage loan, on and after the related servicing shift securitization date, each servicing shift mortgage loan will also be a non-serviced mortgage loan and the related whole loan will be a non-serviced whole loan. The initial controlling noteholder and initial directing party of the One Penn Center whole loan will be Wells Fargo Bank, National Association (or its affiliate), as the holder of the related controlling companion loan.
(2)	The identification of a “Transaction/Pooling and Servicing Agreement” above indicates that we have identified a securitization trust that has closed or priced or as to which a preliminary prospectus or final prospectus has printed, or otherwise based on publicly available information, and that has included, or is expected to include, the related controlling note for such whole loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Mortgage Loan Characteristics

The following table sets forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, room, bed or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity). However, unless specifically indicated, for the purpose of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1, Annex A-2 and Annex A-3), no subordinate companion loan is reflected in this prospectus.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and, in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a due date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated on Annex A-1.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$759,285,980
Number of Mortgage Loans	43
Number of Mortgaged Properties	74
Range of Cut-off Date Balances	$2,340,000 - $75,000,000
Average Cut-off Date Balance	$17,657,813
Range of Mortgage Rates(2)	5.95000% to 8.32000%
Weighted Average Mortgage Rate(2)	6.89002%
Range of original terms to maturity	60 to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	52 to 60 months
Weighted average remaining term to maturity (3)	58 months
Range of original amortization terms(3)	300 to 360 months
Weighted average original amortization term(3)	348 months
Range of remaining amortization terms(3)	297 to 358 months
Weighted average remaining amortization term(3)	344 months
Range of Cut-off Date LTV Ratios(2)(4)	35.6% to 72.1%
Weighted average Cut-off Date LTV Ratio(2)(4)	57.7%
Range of Maturity Date/ARD LTV Ratios(2)(5)	35.6% to 72.1%
Weighted average Maturity Date/ARD LTV Ratio(2)(5)	57.1%
Range of UW NCF DSCR(2)(6)	1.21x to 2.64x
Weighted average UW NCF DSCR(2)(6)	1.76x
Range of UW NOI Debt Yield(2)(7)(8)	8.4% to 21.4%
Weighted average UW NOI Debt Yield(2)(7)	13.5%
Percentage of Initial Pool Balance consisting of:
Interest-Only Balloon	80.7%
Full-Term Amortizing Balloon	19.3%

(1)	Subject to a variance of plus or minus 5%.
(2)	With respect to each mortgage loan that is part of a whole loan, such mortgage loan and the related pari passu companion loan, if any (but not any related subordinate companion loan) are included for the purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield unless otherwise expressly stated. Other than as specifically noted, the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.
(3)	Does not include mortgage loans that pay interest-only until their maturity dates.
(4)	The Cut-off Date LTV Ratio for each mortgage loan is generally calculated utilizing the “as-is” appraised value; provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the cut-off date balance net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 57.7%.
(5)	The Maturity Date/ARD LTV Ratio for each mortgage loan is generally calculated utilizing the “as-is” appraised value; provided that (a) such loan-to-value ratios may

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be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the maturity balance net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 57.1%.

(6)	The UW NCF DSCR is generally calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date; provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan, (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period and (iii) with respect to any mortgage loan structured with an earnout or economic holdback reserve, the UW NCF DSCR for such mortgage loan may be calculated based on the annual debt service that would be in effect for such mortgage loan assuming that the related cut-off date balance(s) are net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(7)	The Debt Yield on Underwritten NOI for each mortgage loan is generally the related mortgaged property’s Underwritten NOI divided by the cut-off date balance of such mortgage loan; provided that with respect to any mortgage loan with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI for such mortgage loan may be calculated based on the related cut-off date balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

One (1) of the mortgage loans (2.4%) (i) was a refinancing in whole or in part of prior loans (or a refinancing of bridge loans that in turn refinanced prior loans) that were secured by, or mezzanine loans that were secured by interests in the owner of, the related mortgaged property, which prior loan was in default at the time of refinancing and/or otherwise involved a discounted pay-off, maturity extension, short sale or other restructuring or (ii) provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming an REO property, as described below:

With respect to the Queens Atrium mortgage loan (2.4%), the prior loan secured by the mortgaged property had an original maturity in July 2024 and was transferred into special servicing. The borrower negotiated a forbearance agreement on December 30, 2024, extending the prior loan’s term initially to July 6, 2025, and then to July 6, 2026. The related borrower sponsor remained current on debt service payments throughout the term

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of the prior loan. The current mortgage loan refinanced such prior loan, in full, on July 7, 2026.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Projections of Future Income	With respect to eleven (11) mortgaged properties (10.2%), such mortgaged properties (i) were constructed, in a lease-up period or were the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history or the related mortgage loan seller did not take the operating history into account in the underwriting of the related mortgage loan, (ii) were acquired by the related borrower or any affiliate of the borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property, or (iii) are single tenant properties subject to double-net, triple-net or absolute-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	None of the mortgage loans vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes—Exceptions to CREFI’s Disclosed Underwriting Guidelines”, “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”, “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes—Exceptions”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes—Exceptions” and “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

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Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner by which Argentic Real Estate Finance 2 LLC, as retaining sponsor, intends to satisfy the credit risk retention requirements of the Credit Risk Retention Rules, see “Credit Risk Retention”.

None of the sponsors, the depositor, the underwriters, the issuing entity or their respective affiliates or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issuance of the offered certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework (as each such term is defined herein). In particular, no such person undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU SR Rules or the UK Securitization Framework. In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring or facilitating compliance by any person with any such requirement. Consequently, the certificates may not be suitable investment for any person that is now or may in the future be subject to any such requirement. See “Risk Factors—Other Risks Relating to the Certificates—EU SR Rules and UK Securitization Framework”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

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Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, CMBS.com, Inc., BlackRock Financial Management, Inc., Markit Group Limited, RealINSIGHT, LSEG, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealX, Fintech Data LLC, d.b.a. CRED iQ, Green Street Advisors, LLC and redIQ LLC;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at cmsview.trimont.com.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all REO property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the mortgage loans, and all REO property held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) certain other conditions are satisfied as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related REO property or the interests of the trustee, any certificateholders in the mortgage loan or REO property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of

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Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or defaulted serviced whole loans (with respect to the serviced AB whole loan, subject to certain consent, cure and purchase rights exercisable by the holder(s) of the related subordinate companion loan) and/or related REO property and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (or defaulted serviced whole loan) and/or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender and, with respect to a whole loan with a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan and any related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two (2) separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC” and each, a “trust REMIC”) for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [__] certificates will be issued

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with original issue discount and that the Class [__] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, office, hospitality, self storage, multifamily, manufactured housing, mixed use and industrial) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial, multifamily or manufactured housing mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
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●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights, subject to certain limitations, to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Special Risks

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. We cannot assure you that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

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Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. In addition, the related guarantees may expire upon certain events, including upon the lender taking title to the related mortgaged property or a mezzanine lender taking title to equity in the borrower, or in the case of guarantees for environmental items, upon payment in full of the related mortgage loan and provision of a clean environmental report. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In addition, certain non-recourse carveout guarantors may not be United States citizens. We cannot assure you that the lender will be able to collect on a guaranty from non-US citizens as such individuals or entities may be beyond the jurisdiction of United States courts. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Risks of Commercial, Multifamily and Manufactured Housing Lending Generally

The mortgage loans will be secured by various income producing commercial, multifamily and manufactured housing properties. The repayment of a commercial, multifamily or manufactured housing loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
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●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	consumer tastes and preferences;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
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●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property. Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option,

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there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third-party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

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Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease or lease to a borrower affiliate could be construed in a bankruptcy as a financing lease or other arrangement under which the related master or affiliated lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master or affiliated lessee and/or its affiliates.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

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Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, any time or for lack of appropriations,
●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or

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abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Startup companies generally have a low success rate. Accordingly, mortgaged properties leased to startup companies face the risk the tenant may be unable to pay rent under its lease and may default on its lease.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance. In addition, some or all of the rental payments from tenants may be tied to that tenant’s gross sales, so the success of that tenant’s business directly correlates to the value of the retail property. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged.

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Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in

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generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;
●	an economic decline in the business operated by the tenant;
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●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	the desirability of the area as a business location; and
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

In the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at medical office properties. Furthermore, the healthcare industry is highly regulated by federal, state and/or local authorities. Any change in applicable laws and regulations, as well as the costs and administrative burdens associated with complying with applicable laws and regulations, may adversely affect the operating income of medical office properties and the property values of such properties and the related borrower’s ability to make debt service payments on the related mortgage loan.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, as a result of the COVID-19 pandemic office properties have been experiencing lower than normal utilization levels and it is uncertain whether utilization levels will return to levels experienced prior to the COVID-19 pandemic. In the event that office tenants continue to utilize partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant time, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants may operate co-working businesses through which they sublease their space to sublessees under subleases of varying duration. The ability of any such co-working tenants to make payments under their respective leases may depend on the availability of such sublessees and the ability of such sublessees to make payments under their respective subleases. Further, some of these subleases may be short-term, or may be to individuals or entities that are more susceptible to economic downturns, in which case their short-term nature, or the nature of the underlying sublessees, may lead to income volatility for any such co-working tenants. In addition, office tenants that operate co-working businesses may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates.

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Certain of the office mortgaged properties are leased to a tenant in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	the quality of hospitality property management;
●	the presence or construction of competing hotels or resorts;
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	the lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, increased border security measures, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	whether management contracts or franchise agreements are renewed or extended upon expiration;
●	desirability of particular locations;
●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

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Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and entertainment revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

In addition, some hospitality properties may also operate a casino business at the property, which is subject to a number of risks.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

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In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

With respect to certain hospitality properties, including hospitality properties that are unflagged, the collateral may include the collateral assignment of the rights of the borrower in certain intellectual property and brand names used in connection with the operation of the properties. The success of the operation of the mortgaged property depends in part on the borrower’s continued ability to use this intellectual property and on adequate protection and enforcement of this intellectual property, as well as related brands, logos and branded merchandise, including to increase brand awareness and further develop the property’s brand. Not all of the trademarks, copyrights, proprietary technology or other intellectual property rights used in the operation of such a mortgaged property may have been registered, and some of these trademarks and other intellectual property rights may never be registered. Despite the borrower’s efforts to protect their proprietary rights, third parties may infringe or otherwise violate such intellectual property rights, and use information that the borrower regards as proprietary, and the borrower’s rights may be invalidated or rendered unenforceable.

In addition, multiple countries, including the United Kingdom and Germany, have updated travel guidance for their citizens to reflect the strict enforcement of entry rules by the United States (including the possibility of arrest or detention). We cannot assure you that such actions will not adversely affect the perception of the United States as a destination for international tourism, and a reduction in travel to the United States could negatively impact hospitality properties that currently derive a significant portion of their revenue from international guests.

Portions of certain mortgaged properties may be used as event spaces. Mortgaged properties used as event space derive their income from one-time events and do not have long-term leases with third parties. Therefore, these properties may be sensitive to declines in general economic and business conditions. Demand for event space may be seasonal. Event center properties may also be subject to competition from other property types that provide similar services, such as hospitality properties or restaurants. In addition, mortgaged properties used as event space may not be readily convertible to alternative uses if these properties were to become unprofitable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.
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The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement franchises, licenses and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property managers. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements is restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or property manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or property manager. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or result in termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the licensor, franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;
●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
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●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	the presence of competing properties and residential developments in the local market;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	outstanding building code violations or tenant complaints at the property;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;
●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	certain multifamily properties may be master leased in whole or part to a hotel operator which leases out such properties for short term stays similar to an extended stay hotel. In the event such operator were to terminate or default on its lease, or fail to renew such lease, such properties would be subject to the risk of concentrated vacancy, and may incur significant costs in order to convert to use as traditional multifamily properties.
●	restrictions on the age of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of

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unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the mortgage loans may be subject to New York’s Section 421-a (16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a (16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

In addition, some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

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We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

In addition, certain mortgaged properties in New York City may have tenants that benefit from the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services. Eligible families can participate in the CityFHEPS program for up to five years, and they must reapply annually. If families still need help after the initial five-year period, they can apply for an extension. Families may lose eligibility for the CityFHEPS program for various reasons, including, among other reasons, the household no longer has a child under 18 years of age (or under 19 years of age who is a full time student), changes in the income of household members, or changes in a cash assistance case of household members. The CityFHEPS program is subject to the availability of funding. Rents paid by the CityFHEPS may be above market. The related mortgaged property may lose significant income if tenants are unable to continue to qualify for such program, or the borrower is unable to continue leasing units to tenants who qualify for such program or if the program is changed or terminated. With respect to any mortgaged property with tenants that benefit from CityFHEPS, we cannot assure you that tenants at the related mortgaged property will be able to continue to qualify for such program, that the related borrower will be able to continue leasing units at such mortgaged property to tenants who qualify for such program or that the CityFHEPS program will continue.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;
●	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;
●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and
●	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties as to which the borrower has, or plans to enter into, an agreement with a housing finance corporation (the “HFC”), pursuant to which a specified number of units will be reserved for tenants whose household income does not exceed certain thresholds and the rent charged with respect to the reserved units will be

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limited in exchange for certain tax abatements and temporary transfer of ownership of such mortgaged properties to the HFC. On May 28, 2025, the Governor of the State of Texas signed into law House Bill 21 (“House Bill 21”). House Bill 21, among other things, significantly restricts the usage of so-called “traveling HFCs”. “Traveling HFCs” are HFCs that are sponsored by one municipality or county and own real property in another municipality or county that are nevertheless exempted from taxation in the municipality or county where the real property is located. House Bill 21 generally restricts HFC ownership of real property to the boundaries of the municipalities and/or counties sponsoring the HFC. In addition, while House Bill 21 provides that multifamily residential developments that have entered into agreements with traveling HFCs prior to May 28, 2025 will generally be governed by the law that was in effect on the date the real property was acquired by the HFC, it also provides that such residential developments must obtain the consents of the municipalities and counties in which such real property is located, as well as HFCs sponsored by such municipalities and counties, by January 1, 2027 or lose the benefits of the ad valorem tax exemptions.

In addition, House Bill 21 imposes various additional requirements for a multifamily residential development owned by an HFC to qualify for ad valorem tax exemptions, including (i) more specific requirements as to the percentages of units that must be reserved for very low, low, moderate and middle income housing units, (ii) a requirement that generally at least 50% of the tax saving be passed through as rent reductions allocated to income-restricted housing units, (iii) caps on rent that may be charged to income-restricted housing units and (iv) audit requirements to ensure compliance. Although House Bill 21 requires compliance with certain administrative requirements by January 1, 2026, many of the more substantive requirements such as those described in clauses (i) through (iii) of the preceding sentence do not require compliance until the end of 2036 or, if earlier, the year following the year in which the mortgage indebtedness is refinanced, title to the real property is conveyed, or there is a sale or other transfer of a majority of the beneficial ownership interests in the HFC. Compliance with the audit requirements will be required as early as June 2026. Each of these requirements may have an adverse impact on the ability of borrowers to refinance underlying mortgage loans benefiting from HFC-related tax abatements.

We cannot predict what effect, if any, House Bill 21 will have on the continued viability of the current housing finance corporation programs or the tax abatements currently enjoyed by any mortgaged property. We cannot assure you that House Bill 21 will not adversely affect cash flow at the related mortgaged properties, whether through potential loss of tax abatements, costs associated with compliance with House Bill 21 or reductions in rental income. In addition, we cannot assure you that House Bill 21 will not adversely affect the ability of the related borrowers to refinance their underlying mortgage loan prior to maturity or sell the mortgaged properties for a price sufficient to repay the underlying mortgage loan at maturity.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Manufactured Housing Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing properties apartment buildings and site built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan
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secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization.

The manufactured housing properties have few improvements (which are highly specialized) and are “single purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Manufactured housing and recreational vehicle communities have few or no insurable buildings or improvements and thus do not have casualty insurance or have very low limits of casualty insurance in comparison with the related mortgage loan balances. In the event that a manufactured housing or recreational vehicle community property constitutes a nonconforming use or has other zoning non-conformities, and a casualty or other event occurs with respect to which the applicable zoning ordinance does not permit continuance of the manufactured housing community use, or requires the community to operate with a lower number of tenants, it is anticipated that the insurance proceeds, if any, in connection with such event would be substantially lower than the principal balance of the related mortgage loan or the allocated loan balance of the related property. Further, since many manufactured housing communities are located in areas with low land value, the lender would generally not be able to recover the shortfall by foreclosing on the land. Accordingly, the issuing entity could experience a substantial loss.

Some manufactured housing properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. Manufactured housing pads are often leased month-to-month, and sometimes for shorter periods.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

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Certain jurisdictions may give the related homeowner’s association or even individual homeowners a right of first refusal with respect to a proposed sale of the manufactured housing community property

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, and “—Mortgaged Properties Leased to School Tenants Also Have Risks”. See Annex A-2 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Golf Courses Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a golf course. The successful operation of a golf course is dependent upon maintaining the proper condition of the grass on the golf course, which requires access to a sufficient water supply. The ability of an owner of a golf course to irrigate its course could be adversely impacted due to a drought or other water shortage. A drought of extensive duration could adversely affect the operator of a golf course and, accordingly, the ability of the related borrower to perform under the related mortgage loan. We cannot assure you that there will be a sufficient supply of water for the operation of any golf course. In addition, the rights related to water usage are typically governed by state law. Thus, even if the golf course is located in an area with an ample water supply, we cannot assure you that the golf course will have rights to use the water necessary to maintain the course. Furthermore, other natural or man-made conditions may arise that could damage the conditions of the grass on any golf course. In addition, the operations of golf courses may be adversely affected due to adverse weather conditions.

Golf is a recreational activity and therefore subject to discretionary spending on the part of consumers. An adverse change in economic conditions in the United States or in the immediate geographic area or a decrease in consumer confidence as a result of anticipated adverse changes could cause a reduction in the amounts spent at golf courses.

A golf course’s age, condition, design, access to transportation and ability to offer certain amenities to its customers, including equipment rental and dining facilities, all affect the ability of a golf course to compete against other golf courses and clubs in attracting and retaining customers. Construction of competing golf courses may adversely affect revenues at a mortgaged property comprised of a golf course, and may require capital expenditures to keep such mortgaged property’s golf course competitive.

Golf courses compete for members and players based on the overall quality of their facilities (including the quality of customer service), the maintenance of their facilities, available amenities, location and overall value. The number and quality of golf courses in a particular area could have a material effect on the revenue from the membership programs at the related mortgaged property, which could in turn affect the financial performance and results of operations of the related borrower.

The effective management and operation of a golf course is a significant factor affecting the revenues, expenses and value of a golf course. Management of the related mortgaged property will be responsible for, among other things, responding to changes in the local market; insuring that the golf course is well maintained; attracting new members/golf players; promoting the golf course facilities (including scheduling golfing events and tournaments); establishing membership dues, guest fees, green fees and golf cart rentals; overseeing food, beverage and merchandise sales; insuring compliance with

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local ordinance and regulations applicable to the golf course, and insuring that capital improvements and planned renovations are carried out in a timely fashion.

Repairs, replacements and other expenses to maintain ground conditions and irrigation systems may temporarily suspend the operations, or increase the costs of operating, a golf course.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use;
●	the location of the property; and
●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

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Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Risks Related to Casino Properties

Certain mortgaged properties may consist of casino properties, or may consist of hospitality and resort properties that include casinos. The casino business is highly competitive among a large number of participants, including riverboat casinos, dockside casinos, land-based casinos, video lottery, sweepstakes and poker machines not located in casinos, Native American gaming, internet lotteries and other internet wagering gaming services. In addition, the casino business is subject to the following risks: (i) the casino business is subject to changes in discretionary consumer spending, which may decline during economic downturns or for other reasons, (ii) the gaming industry is characterized by an element of chance, which may result in the actual win rates of the casino being less than anticipated, leading to losses, (iii) customers or employees may attempt or commit fraud or theft or cheat in order to increase winnings, (iv) credit extended to customers (which is unsecured) may be uncollectable, and (v) the gaming industry is subject to significant regulation, and loss of its gaming license could materially adversely affect the ability of the borrower to make payments under the related mortgage loan. In addition, the gaming laws of certain jurisdictions relating to casino operations prohibit the transfer of gaming licenses and, in the case of a transfer of the equity of the entity holding the gaming license, require the prior approval from the related gaming authorities. Accordingly, in the event of a foreclosure of the related mortgaged property, the lender or its agent, or a purchaser of the property, would not have the right to operate the casino without first obtaining a license, which may be granted after a delay, which could be significant, or may not be granted at all. Furthermore, because of the unique construction requirements of casinos, the space at those hospitality properties would not easily be converted to other uses.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” above, other factors may adversely affect the financial performance and value of self-storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; and
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●	competition or other factors.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage properties becomes unprofitable, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit. No environmental assessment of a self-storage mortgaged property included an inspection of the contents of the self-storage units at that mortgaged property, and we cannot assure you that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self-storage properties may derive a material portion of revenue from business activities ancillary to self-storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

In addition, certain of the mortgage loans secured by self-storage properties may be specialized facilities, such as art storage facilities, that may be subject to certain risks that are different from those of other types of storage facilities, including the need to maintain climate controlled environments and enhanced security systems, increased risk of liability for loss, theft or destruction due to the value of the items stored, and lack of a large market for such facilities.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self-Storage Properties”.

Parking Properties Have Special Risks

Certain mortgaged properties may consist of, and certain retail, mixed use or office properties may be partially comprised of a parking garage or parking lot. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.
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Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Parking lot properties may also be leased to a single commercial tenant, such as an internet sales company, which utilizes such property to park delivery trucks or vans. In the event such a lease were to terminate, the owner may not be able to find a successor tenant for such a use, and due to the lack of structures at such a property, it may not be easily convertible to other uses.

Marina Properties Have Special Risks

Certain Mortgaged Properties may consist of or be partially comprised of a marina. Generally, the profitability of a marina may be adversely affected by (i) local, national and regional economic conditions,(ii) decreased demand for recreational goods, such as boats, (iii) changes in travel patterns, which may be caused by changes in gasoline prices and other costs of travel and demographics, (iv) the existence or construction of competing properties, (v) geographic location and dependence on tourism, (vi) natural disasters (particularly floods and hurricanes), (vii) the seasonal nature of the marine industry and (viii) government regulations, including those that govern the use of and construction on rivers, lakes and other waterways. Such adverse effects could take the form of a reduction in the amounts that can be charged for boat storage and/or decreased occupancy levels at the Mortgaged Property. Marinas and related businesses tend to respond to adverse economic conditions more quickly than do other types of commercial properties.

Condominium and Other Shared Interest Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the

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property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

In addition, mortgaged properties that are parties to other shared interest structures, such as vertical separation structures, in which multiple parties own interests in different portions of the same building, or in connected buildings, with the relationship between such parties governed by reciprocal easement agreements or similar agreements, present some of the same risks as condominiums, including lesser control over the related mortgaged property, and the related mortgaged property being subject to expenses and obligations relating to the other interests in the building or buildings.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests and Other Shared Interests”.

Shared Interest Structures

Vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. A vertical subdivision or “fee above a plane” structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship where one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and “fee above a plane” parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or “fee above a plane” structure may be required under the related declaration to pay certain assessments relating to any shared interests in the

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related property, and a lien may be attached for failure to pay such assessments. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests and Other Shared Interests”.

Master Leased Properties Have Special Risks

Properties subject to a master lease present special risks. In such cases, where the borrower owns the fee interest but does not operate the related improvements, such borrower will only receive the rental income from the master lease and not from the operation of any related improvements. Any default by the master lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While master leases may contain certain restrictions on the use and operation of the related mortgaged property, the master lessee often enjoys certain of the rights and privileges of a fee owner, including the right to assign and sublet the master leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such master lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the landlord would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the master lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The master lessee is commonly permitted to mortgage its master leasehold interest without restriction, and the leasehold lender will often have notice and cure rights with respect to material defaults under the master lease. In addition, master leased interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remains in place. Furthermore, master leased interests are generally subject to the same risks associated with the property type of the master lessee’s use of the premises because that use is a source of revenue for the payment of master lease rent.

Mortgaged Properties Leased to School Tenants Also Have Risks

Certain of the mortgaged properties may be occupied by a tenant operating a school. The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors:

●	changing local demographics;
●	competition from other schools;
●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships;
●	poor performance by teachers, administrative staff or students; or
●	mismanagement at the private school.

Some school tenants are for-profit institutions that rely on tuition from students, many of which finance their education by utilizing the federal financial assistance Title IV of the Higher Education Act of 1965 (“Title IV Financial Aid”). A for-profit education company will become ineligible for enrolling students that utilize the Title IV Financial Aid for at least two fiscal years, if during the immediately preceding two consecutive fiscal years such institution derives more than 90% of its revenues from the enrollment of students that obtain Title IV Financial Aid. A reduction in student enrollment may impact the ability of the school to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. In addition, there is proposed legislation that could potentially change the Title IV Financial Aid funding methods, which may negatively affect the for-profit education companies.

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Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as hotel guests or short-term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and many not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity/ARD” on Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

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A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing at least 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, hospitality, self storage, multifamily, manufactured housing and mixed use. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing approximately 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, North Carolina, Florida, District of Columbia, Tennessee and Texas. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example, New York City Local Law 97 of 2019 generally

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requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two (2) or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two (2) or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged

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property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number (40) on Annex D-1 and representation and warranty number (40) in Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex E-6, respectively, for additional information.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”, “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes” and “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the mortgaged properties are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

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We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for any additional information on redevelopment, renovation and expansion at the mortgaged properties securing the ten largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.
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In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, fitness centers, lab space, gas stations, dry cleaners, bank branches, data centers, urgent care facilities, schools, daycare centers and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial

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properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium and Other Shared Interest Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

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The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Real Properties Located in New York City

With respect to any of the underlying mortgage loans secured by mortgaged real properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

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Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, certain types of mortgaged properties have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

Certain Risks Are Not Covered under Standard Insurance Policies

In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations”. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

●	war;
●	revolution;
●	terrorism;
●	nuclear, biological or chemical materials;
●	governmental actions;
●	floods and other water related causes;
●	earth movement, including earthquakes, landslides, sinkholes and mudflows;
●	wet or dry rot;
●	vermin; and
●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.

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Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against

Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●	in a case where terrorism coverage is included under a policy, if the terrorist attack is for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;
●	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;
●	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;
●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and
●	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

We Cannot Assure You That Required Insurance Will Be Maintained

We cannot assure you that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “Pooling and Servicing Agreement—The Directing Holder” and “—The Operating Advisor”, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, we cannot assure you that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full

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amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). For example, three (3) mortgaged properties (3.1%) are located in an area with a high degree of seismic activity. Seismic reports were prepared for each of the mortgaged properties and no mortgaged property has a seismic expected loss (SEL) greater than 14%. Material damage to the mortgaged properties as a result of an earthquake could adversely affect the operations and revenues at the mortgaged properties, as well as the borrowers’ ability make payments with respect to the related mortgage loan. The borrowers have not obtained a separate earthquake insurance policy covering the mortgaged properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on December 11, 2026. We cannot assure you if or when NFIP will be reauthorized by Congress. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty number 16 on Annex D-1 and representation and warranty number 16 on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex E-6, respectively, for additional information.

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Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer will be equal to 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain a “sunset clause” (i.e., clauses that void terrorism coverage if the federal

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insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long-term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans may not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of the Top 15 Mortgage Loans” for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

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Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have

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exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or property protection advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in

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a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsor and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—Argentic Real Estate Finance 2 LLC—Argentic’s Origination Procedures and Underwriting Guidelines”, “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes” and “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”.

A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Review of GSMC Mortgage Loans”, “—Citi Real Estate Funding Inc.—Review of the CREFI Mortgage Loans”, “—Argentic Real Estate Finance 2 LLC—Review of Mortgage Loans for Which Argentic is the Sponsor” “—German American Capital Corporation—Review of GACC Mortgage Loans”,“—Barclays Capital Real Estate Inc.—Review of Barclays Mortgage Loans” and “—Bank of Montreal—Review of the BMO Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

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While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Such capital expenditures are not required and have not been reserved for under the mortgage loan documents, and we cannot assure you that they will be made. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
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●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” or other than “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the value other than “as-is” as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and other than “as-is” values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—Argentic Real Estate Finance 2 LLC—Argentic’s Origination Procedures and Underwriting Guidelines”, “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes” and “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their

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activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect general partner or managing member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans may have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than ten percent (10%) presents a risk for consolidation of the assets of a

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borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans may permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage

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Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

See representation and warranty number 31 on Annex D-1 and representation and warranty number 31 on Annex E-1 and any identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex E-6, respectively, for additional information.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure

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transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans may have previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
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●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to a serviced whole loan and any non-serviced mortgage loan are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

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For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership.”

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

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Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
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●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution to act as a lockbox bank under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other

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purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as may be required by the loan documents.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans that provide for amortization have amortization schedules that are significantly longer than their respective terms to maturity and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loans.

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None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or the special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loans or sell the mortgaged property on the stated maturity date. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a

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ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

In the event a ground lessee is a debtor in a bankruptcy proceeding, a leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not.

See representation and warranty number 34 on Annex D-1 and representation and warranty number 34 on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex E-6, respectively, for additional information.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

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Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties are covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

In addition, certain union employees working at a borrower’s premises may participate in multiemployer pension plans. In the event that the borrower or property manager, as applicable, were to withdraw from one or more of these pension plans with respect to the employees working at the borrower’s premises, the borrower could be subject to substantial withdrawal liability under ERISA, including without limitation for any unfunded or underfunded pension liability. Members of a borrower’s controlled group could also be liable for the borrower’s pension obligations.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower, which is a non-Shari’ah compliant party, holds the fee interest in the mortgaged property and is owned by a U.S. entity that is a borrower affiliate. The related borrower has master leased the related mortgaged property to a master lessee, which is directly or indirectly owned in whole or in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as (in some cases) reserve payments and any other sums due under the mortgage loan. However, in the case of certain Shari’ah compliant mortgage loans, the related master lease payments may not match, and therefore may not fully cover, the debt service payments, or do not cover reserve payments. By its terms, the master lease is expressly subordinate to the related mortgage loan. However, in some cases, the master

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lease may not provide that the lender is a beneficiary of the subordination provisions or may provide that the master tenant has no responsibility under the loan documents or to the lender. In such circumstances the master tenant may be able to assert defenses in the event that the lender seeks to terminate the master lease upon a foreclosure, which, if successful, could allow the master lease to remain in place and the master tenant to remain in control of the related property.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property. To mitigate the effect of such recharacterization, (i) each master lessee has been formed and is obligated to continue as a single purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan, (iii) the master lease is expressly subordinate to the related mortgage loan, and (iv) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

Shari’ah compliant loans may in some instances provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender. However, under applicable state law, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender may not have a perfected security interest in the leases and rents of the underlying tenants.

The foregoing arrangements may adversely affect the ability of the lender to enforce the related mortgage loan or the amount received upon enforcement, particularly in the event of a bankruptcy of the borrower or master tenant.

Risks Relating to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Goldman Sachs Mortgage Company, one of the sponsors, the retaining sponsor and an initial risk retention consultation party, and of Goldman Sachs Bank USA, one of the originators, and of Goldman Sachs & Co. LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection

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with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Argentic Real Estate Finance 2 LLC, the retaining sponsor and a mortgage loan seller, or its majority-owned affiliate is expected to retain the VRR interest and Class F-RR and Class G-RR certificates as described in “Credit Risk Retention”, and as described under “Pooling and Servicing

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Agreement—Limitation on Liability of Risk Retention Consultation Party”, will have the right to appoint a risk retention consultation party. The risk retention consultation party may, upon request and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take certain servicing actions, which actions may conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the VRR interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, with respect to any mortgage loan as to which the risk retention consultation party would otherwise be entitled to exercise consultation rights, for so long as any related borrower party is the risk retention consultation party or the holder of the majority of the VRR interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, Argentic Real Estate Finance 2 LLC, the retaining sponsor and a mortgage loan seller, is an affiliate of (i) Argentic Services Company LP, the expected special servicer, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR Interest and the holder of the Class F-RR and Class G-RR certificates, (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR interest” as described in “Credit Risk Retention”) on the Closing Date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial controlling class representative and therefore be appointed as the initial directing holder for the mortgage loans (other than with respect to any servicing shift mortgage loan, any non-serviced mortgage loan or any applicable excluded mortgage loan) and any related companion loan(s).

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”,“—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of the One Penn Center whole loan is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until such whole loan’s servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related co-lender agreement. Neither the closing dates of such securitizations nor the identity of such

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servicing shift master servicers or servicing shift special servicers has been determined. In addition, the provisions of each servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor can we assure you as to the particular terms of such servicing shift pooling and servicing agreements except to the extent of compliance with certain requirements set forth in the related co-lender agreements. Moreover, the controlling class representative for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related co-lender agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related co-lender agreement may have rights similar to, or more expansive than, those granted to the directing holder with regard to the other Serviced Mortgage Loans in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, consistent with applicable laws, including Rule 192 described below, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. Although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) prohibits underwriters, sponsors and certain other securitization participants from engaging in certain “conflicted transactions”, including certain short sale and credit derivatives transactions, that rule contains exceptions for certain market-making transactions, risk-mitigating hedging transactions and liquidity commitment transactions. As a result, you should expect that the Underwriter Entities, consistent with applicable laws, including Rule 192, nonetheless will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

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As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. We cannot assure you that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of any certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of GS Mortgage Securities Corporation II, the depositor, Goldman Sachs Bank USA, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, and Goldman Sachs Mortgage Company, a sponsor. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., a sponsor, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of German American Capital Corporation, an originator, a sponsor and the holder of the companion loans (if any) for which the noteholder is identified as “GACC” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. See “Description of the Mortgage Pool—The Whole Loans—General”. Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays Capital Real Estate Inc., a sponsor, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “Barclays” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. BMO Capital Markets Corp., one of the underwriters, is an affiliate of BMO, a sponsor, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “BMO” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. Each pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan or serviced whole loan (referred to in this prospectus as an “excluded special servicer loan”) and a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) will be appointed as special servicer for such excluded special servicer loan as described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, we cannot assure you that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. The initial special servicer is an affiliate of the entities that are expected to be the holders of the Class X-E, Class E, Class F-RR and Class G-RR certificates

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and the VRR interest. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities. Additionally, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its respective business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among their things, the manner in which the master servicer or the special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related co-lender agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

The entity that is expected to purchase the VRR interest and the remaining portion of the Class X-E, Class E, Class F-RR and Class G-RR certificates on the closing date and the entity that is expected to (i) be the initial controlling class representative and the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan and any applicable excluded loan) and any related serviced companion loan(s), are affiliated with each other and are also affiliates of Argentic Real Estate Finance 2 LLC, the retaining sponsor, a mortgage loan seller and an originator.

It is expected that Argentic Securities Income USA 2 LLC will be appointed as the initial controlling class representative, and therefore as the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan, any servicing shift mortgage loan or any applicable excluded loan). Argentic Services Company LP is expected to be appointed by Argentic Securities Income USA 2 LLC to act as the special servicer.

Additionally, Argentic Services Company LP, the expected special servicer under the pooling and servicing agreement, is an affiliate of (i) Argentic Real Estate Finance 2 LLC, the retaining sponsor, a mortgage loan seller and an originator, (ii) Argentic Securities Income USA 2 LLC, the entity expected to be appointed as the initial controlling class representative, and therefore as the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan, any servicing shift mortgage

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loan or any applicable excluded loan), (iii) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR interest and the HRR certificate, and (iv) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E certificates (in each case, other than the portion that comprises the “VRR Interest” as described in “Credit Risk Retention”) .

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or the special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” for additional information regarding potential conflicts of interest regarding the master servicer and the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

BellOak, LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the mortgage loans (other than any non-serviced mortgage loan). See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing holder, the risk retention consultation party, collateral property owners or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

Additionally, BellOak, LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of BellOak, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while BellOak, LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound

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by the servicing standard. In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, if the operating advisor or any of its affiliates holds certificates or has financial interests in or financial dealings with a borrower, a parent of a borrower, a borrower sponsor or any of their affiliates. Each of these relationships may pose inherent conflicts of interest for BellOak, LLC.

Potential Conflicts of Interest of the Asset Representations Reviewer

BellOak, LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing holder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

Additionally, BellOak, LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of BellOak, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while BellOak, LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for BellOak, LLC.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower, a borrower sponsor or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders

It is expected that Argentic Securities Income USA 2 LLC will be appointed as the initial controlling class representative and, therefore, as the initial directing holder with respect to each mortgage loan (other than with respect to any non-serviced mortgage loan, any servicing shift mortgage loan and any applicable excluded loan) and any related serviced companion loan(s). It is also anticipated that Argentic CMBS Holdings II Limited will purchase the Class X-E and Class E certificates on the closing date. The special servicer may, at the direction of the directing holder (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan), take actions with respect to the specially serviced loans under the pooling and servicing agreement that could adversely affect the

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holders of some or all of the classes of certificates. The controlling class representative will be controlled by the majority of the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing holder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan, any serviced AB mortgage loan (for so long as no related control appraisal period is continuing) and the servicing shift mortgage loans), or the directing holder (or equivalent entity) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may direct the special servicer under such pooling and servicing agreement or trust and servicing agreement, as applicable, relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing holder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

The special servicer, upon non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that such non-binding consultation with a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing holder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan); provided that for so long as Argentic Securities Holdings 2 Cayman Limited, or an affiliate, holds at least 25% of the controlling class, Argentic Services Company LP may not be replaced as the special servicer except for cause. See “Pooling and Servicing Agreement—The Directing Holder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder (or, on and after the related servicing shift securitization date, the securitization trust for the related controlling companion loan) has certain consent and/or consultation rights with respect to any non-serviced mortgage loan under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of that related non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing holder and its affiliates (and the directing holder (or equivalent entity) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of any non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing holder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing holder (or, if the directing holder is the controlling class representative, the holder of the majority of the controlling class certificates (by certificate balance)) (any such loan referred to in this prospectus as an “excluded loan” as to such

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party), the directing holder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing holder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing holder or a controlling class certificateholder, as applicable, the directing holder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, we cannot assure you that the directing holder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to the applicable excluded loan or otherwise seek to exert its influence over the special servicer in the event an applicable excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing holder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor(s) in the Class F-RR and Class G-RR certificates (other than the portion comprising the VRR interest), which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Holder—General”), were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest-only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) may be applicable to actions taken by any entity with a contractual right to direct or cause the direction of the structure, design or assembly of any asset-backed security, or the composition of the underlying asset pool, the B-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not

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be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two (2) paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

Argentic Services Company LP, the expected special servicer for this transaction, is an affiliate of (a) Argentic Real Estate Finance 2 LLC, the retaining sponsor, a mortgage loan seller and an originator, (b) Argentic Securities Holdings 2 Cayman Limited, which is expected to purchase the VRR interest as well as the Class F-RR and Class G-RR certificates (and may purchase certain other classes of certificates), (c) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR interest” as described in “Credit Risk Retention”) and (d) Argentic Securities Income USA 2 LLC, which is expected to be appointed as the initial controlling class representative, and therefore the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan, any servicing shift mortgage loan or any applicable excluded loan with respect to the directing holder).

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon the B-piece buyer’s due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing holder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing holder under the pooling and servicing agreement for this securitization or under any pooling and servicing agreement governing the servicing of any non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The special servicer (whether the special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder, the holder of the VRR interest, a holder of a companion loan security or other certificateholders (or an affiliate or a third party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including properties that compete with the mortgaged property for tenants and/or customers; and
●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you than an active secondary market for the certificates will develop. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in any regulatory requirements applicable to the marketing, holding and selling of, and issuing quotations with respect to, the offered certificates and other CMBS generally. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

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The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial, multifamily and manufactured housing mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;
●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and
●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any certificates, the ability to sell your certificates will depend on, among other things, whether and to what extent a secondary market then exists for these certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans. We cannot assure you that your certificates will not decline in value.

EU SR Rules and UK Securitization Framework

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations (as defined in the relevant legislation) imposed:

(a)       in the European Economic Area (“EEA”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation” ) and certain related regulatory technical standards, implementing technical standards and official guidance (all as amended and together with the EU Securitization Regulation, the “EU SR Rules”); and

(b)       in the United Kingdom (“UK”), pursuant to the Securitisation Regulations 2024 (SI 2024/102), as amended from time to time, the Securitisation sourcebook of the Handbook of rules and guidance adopted by the UK Financial Conduct Authority (as amended, “SECN”) and the Securitisation Part of the Rulebook of published policy of the Prudential Regulation Authority of The Bank of England (as amended, the “PRASR”), together with the relevant provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) (together, the “UK Securitization Framework” ).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU SR Rules), being: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU)

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2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EEA; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and management companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”) (and, in addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK Securitization Framework imposes certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Framework), being: (a) insurance undertakings and reinsurance undertakings each as defined in the FSMA; (b) trustees or managers of occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and fund managers of such schemes appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to such appointment, are authorized for the purposes of the FSMA; (c) AIFMs (as defined in the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”)) with permission under Part 4A of FSMA (in respect of managing an AIF, as defined in the AIFM Regulations), which market or manage AIFs in the UK (and additionally, small registered UK AIFMs as defined in the AIFM Regulations); (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

In this prospectus: (a) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (b) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (c) a “third country” is (i) under the EU SR Rules, a country other than an EEA member state, or (ii) under the UK Securitization Framework, a country other than the UK. A reference to the “applicable” SR Investor Requirements means, in relation to any SR Institutional Investor, the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the EU SR Rules or the UK Securitization Framework (as applicable)) only if, amongst other things:

(a)       where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains on an ongoing basis (or, for purposes of the UK Investor Requirements applicable to certain types of UK Institutional Investor, continually retains) a material net economic interest of not less than 5% in the securitization determined in accordance with (i) Article 6 of the EU Securitization Regulation (in respect of EU Institutional Investors) or (ii) Article 6 of Chapter 2 and Chapter 4 of the PRASR or SECN 5 (in respect of UK Institutional Investors), and in each case, the risk retention is disclosed to the SR Institutional Investor in accordance with the EU SR Rules or the UK Securitization Framework (as applicable);

(b)       in the case of an EU Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in such Article 7;

(c)       in the case of a UK Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has made available sufficient information to enable such UK Institutional Investor to independently assess the risks of holding the securitisation position and

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has committed to make further information available on an ongoing basis, as appropriate, such information, in each case, including at least the documents and information prescribed for such purpose by the UK Investor Requirements to which the UK Institutional Investor is subject and being made available at the times prescribed by such UK Investor Requirements; and

(d)       where the originator or original lender is established in a third country, the SR Institutional Investor has verified (except in certain prescribed cases) that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting in accordance with the applicable SR Investor Requirements; and (d) being able to demonstrate to its regulator, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the EU SR Rules or the UK Securitization Framework (as applicable).

Failure on the part of an SR Institutional Investor to comply with the applicable SR Investor Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

None of the depositor, the underwriters, the Sponsors, the Issuing Entity or their respective affiliates or any other person intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person (i) undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any applicable SR Investor Requirements, or (ii) assumes any liability whatsoever in connection with any investor’s non-compliance with the applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring or facilitating compliance by any person with any SR Investor Requirements.

Consequently, the certificates may not be a suitable investment for any person that is now or may in the future be an SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the Certificates.

Certain reforms have been proposed to the EU SR Rules and the UK Securitisation Framework. It is expected that, if such reforms are implemented, they will result in (amongst other things) changes to the EU Investor Requirements and the UK Investor Requirements, respectively. In each case, such changes may be substantive. However, it is not yet known whether, when, or in what terms the relevant reforms will be implemented (or what their implications may be for existing or future securitisations).

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other

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advisors and/or any relevant regulator or other authority, and to make their own assessment, regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the EU SR Rules or the UK Securitization Framework (as applicable) and any equivalent or similar requirements, the implications of any future changes thereto and their compliance (where applicable) with the SR Investor Requirements or any such other requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

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As part of the process of obtaining ratings for the offered certificates, the depositor (or its affiliate) had initial discussions with and submitted certain materials to five (5) nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three (3) of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one (1) nationally recognized statistical rating organization, engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organizations to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the

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fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings, which may be satisfied in certain cases by the master servicer maintaining specified minimum credit ratings or by the backup advancing party entering into a supplemental agreement with a third party providing for certain backup advancing functions. Computershare Trust Company, National Association (“Computershare Trust Company”) has entered into a backup advancing agreement with a national banking association that meets the rating requirements provided for in the pooling and servicing agreement which will apply to this securitization transaction. Subject to the terms and conditions of such backup advancing agreement, upon a failure by the Master Servicer to make any advance required to be made under the pooling and servicing agreement, such national banking association has agreed to fund such amount to or on behalf of Computershare Trust Company if, pursuant to the pooling and servicing agreement, Computershare Trust Company, in its capacity as backup advancing party, is required to but does not make such advance. Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement. In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, that may include minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement no longer meets such eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

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Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your principal balance certificates may adversely affect your yield. In general, if you buy a certificate at a premium or if you buy the Class X certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or holders of the Class X certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount other than a Class X certificate and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your principal balance certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the principal balance certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine loan lender (if any) pursuant to a

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purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the master servicer or the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the master servicer or the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) or the holder of a subordinate companion loan may have the option to purchase the related mortgage loan after certain defaults, and the purchase price

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may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class or classes of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificate(s).

Interest-Only Class of Certificates	Related Class X Class(es)
Class X-A	Class A-1, Class A-2, Class A-3 and Class A-S certificates
Class X-B	Class B and Class C certificates
Class X-D	Class D certificates
Class X-E	Class E certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X certificates. Investors in the Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans (in the case of the Class X-A, Class X-B, Class X-D and Class X-E certificates) could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A, Class X-B, Class X-D and Class X-E certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows are required to be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See “Description of the Mortgage Pool—Certain Calculations and Definitions”. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of any non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of

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principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the certificates, first to the Class G-RR certificates, then to the Class F-RR certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then pro rata, the Class A-1, Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance thereof. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3 or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B or Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of the Class D certificates will result in a corresponding reduction in the notional amount of the Class X-D certificates. A reduction in the certificate balance of the Class E certificates will result in a corresponding reduction in the notional amount of the Class X-E certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation.

If you acquire Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F-RR and Class G-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F-RR and Class G-RR certificates. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

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Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loans that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing holder or a risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loans and mezzanine debt under the related co-lender agreement and/or intercreditor agreement. With respect to any non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect any non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan and any related companion loan, subject to the rights of the directing holder appointed under such pooling and servicing agreement or trust and servicing agreement, as applicable, or any risk retention consultation party (if any) under such pooling and servicing agreement or trust and servicing agreement, as applicable. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In all cases certificateholder voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loans that will be serviced under a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of any non-serviced whole loan.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, the mortgage loan seller, a mortgagor, a Borrower Party or any affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

The Rights of the Directing Holder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The controlling class representative will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans as the directing holder (other than with respect to a non-serviced mortgage loan, any servicing shift mortgage loan, any serviced AB mortgage loan (for so long as no related control appraisal period is continuing) and any applicable excluded loan) and the right to replace the special servicer with or without cause (provided that for so long as Argentic Securities Holdings 2 Cayman Limited, or an affiliate, holds at least 25% of the controlling class, Argentic Services Company LP may not be replaced as the special servicer except for cause), except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates

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that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance) is continuing, the controlling class representative will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) is continuing, then the controlling class representative will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Holder”.

In addition, the risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan and any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”.

These actions and decisions with respect to which the controlling class representative has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans (other than the servicing shift whole loans), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing holder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing holder of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing holder for this transaction for so long as no control termination event is continuing and by the operating advisor if an operating advisor consultation event is continuing. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Similarly, with respect to the servicing shift whole loans, prior to the related servicing shift securitization date, the special servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates.

Similarly, with respect to any serviced AB whole loan, for so long as the holder of the related subordinate companion loan is the controlling noteholder, the special servicer may, at the direction or upon the advice of such holder, take actions with respect to such serviced AB whole loan that could adversely affect such whole loan, and therefore, the holders of some or all classes of certificates. In addition, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (a) cure certain defaults with respect to the related mortgage loan and (b) purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan.

The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions relating to a non-serviced whole loan or the servicing shift whole loans and in connection with a sale of a defaulted loan, and such rights will be exercised by the controlling class representative for this transaction so long as no consultation termination event is continuing and by the special servicer if a consultation termination event is continuing. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder”.

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Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing holder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder and the risk retention consultation party under this securitization transaction, as well as the directing holder (or equivalent entity) and the risk retention consultation party (or equivalent entity) under the pooling and servicing agreement governing the servicing of each non-serviced mortgage loan:

(i)             may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)          may act solely in the interests of the holders of the controlling class or VRR interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iii)       does not have any duties to the holders of any class of certificates other than the controlling class or VRR interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iv)       may take actions that favor the interests of the holders of the controlling class or VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan), over the interests of the holders of one or more other classes of certificates; and

(v)          will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder (or equivalent entity) or a risk retention consultation party under this securitization transaction, as well as the directing holder or risk retention consultation party (or equivalent entities) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if an operating advisor consultation event is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than the servicing shift whole loans), for the benefit of the holders of any related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender and taking into account the pari passu or subordinate nature of any such related companion loan). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to a non-serviced mortgage loan, the operating advisor (if any) appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this

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transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing holder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event is continuing and other than in respect of any applicable excluded loan as described in this prospectus (and provided that for so long as Argentic Securities Holdings 2 Cayman Limited, or an affiliate, holds at least 25% of the controlling class, Argentic Services Company LP may not be replaced as the special servicer except for cause).

At any time a control termination event is continuing, the holders of the principal balance certificates may generally replace the special servicer without cause, as described in this paragraph. Holders of principal balance certificates evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis may request a vote to replace the special servicer. The special servicer will be terminated and replaced upon receipt of approval by holders of principal balance certificates evidencing (i) at least 75% of a quorum of the certificateholders (which, for this purpose, is the holders of principal balance certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis) or (ii) more than 50% of each class of “non-reduced interests” (each class of principal balance certificates outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses).

In addition, if at any time, the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of certificates representing a majority of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates whose holders voted on the matter; provided that holders of principal balance certificates that so voted on the matter (i) hold principal balance certificates representing at least 20% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three (3) certificateholders or certificate owners that are not “risk retention affiliated” with each other.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of voting rights may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the voting rights will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the voting rights. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to any non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

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The Rights of Companion Loan Holders and Mezzanine Debt Could Adversely Affect Your Investment

The holders of a pari passu companion loan relating to the serviced mortgage loans will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related co-lender agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any mortgage loan that is subject to one or more subordinate companion loans, the holders of such companion loan(s) will generally have the right under limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” applicable to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement or co-lender agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement or co-lender agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of any non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if

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a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as property protection advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor. Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the related sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the Trust REMICs to fail to qualify as REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

In addition, with respect to a mortgage loan that is comprised of more than one promissory note contributed to this securitization by more than one mortgage loan seller, each such mortgage loan seller will be obligated to take the above remedial actions as a result of a breach of any representation or warranty or any document defect only with respect to the related promissory note(s) sold by it to the depositor as if the notes contributed by each such mortgage loan seller and evidencing such mortgage loan was a separate mortgage loan. Accordingly, it is possible that, under certain circumstances, only one mortgage loan seller contributing a promissory note evidencing such mortgage loan will repurchase, or otherwise comply with any remedial obligations with respect to, its interest in such mortgage loan if there is a breach of any representation or warranty of or any document defect.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” (and solely with respect to the master servicer and the special servicer, subject to a floor rate of 2.0%), compounded annually, as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of

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principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or the special servicer, as applicable, such an “ipso facto” provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or the special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or the special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or the special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or the special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor, is an indirect, wholly-owned subsidiary of GS Bank, a New York State chartered bank, and an originator. The deposits of GS Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the FDIA; likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfers of the applicable mortgage loans by GS Bank to Goldman

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Sachs Mortgage Company and by the sponsors to the depositor are not expected to qualify for the FDIC Safe Harbor. The transfers by Goldman Sachs Mortgage Company, German American Capital Corporation, Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc. and Bank of Montreal are not transfers by an FDIC-insured bank, and in any event, the FDIC Safe Harbor is non-exclusive. Additionally, in the case of GS Bank, each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by GS Bank to Goldman Sachs Mortgage Company, by a sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of GS Bank, a sponsor or the depositor, as applicable.

A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Bank of Montreal is a Schedule I bank under the Bank Act (Canada) and subject to Canadian bankruptcy and insolvency laws. The Superintendent of Financial Institutions and other Canadian regulatory authorities have broad powers under the Bank Act (Canada) and other applicable Canadian federal legislation to take control of BMO or its assets to protect the rights and interests of the depositors and creditors of BMO, including making an application for a winding-up of BMO or a restructuring of its assets under applicable Canadian federal legislation. There is considerable uncertainty about the scope of the powers afforded to these Canadian regulatory authorities and how they may choose to exercise such powers. Actions taken by such authorities may affect the ability of BMO to satisfy its ongoing obligations under the related mortgage loan purchase agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of BMO under the transaction documents or in other modifications to such documents without BMO’s or your consent, which could in turn affect the ability of the issuing entity to meet its obligations in respect of the offered certificates.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the former acting general counsel of the FDIC issued a letter (the “Former Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the former acting general counsel would recommend that such regulations incorporate a 90-day transition

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period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Former Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates or for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced companion loan(s) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted serviced whole loan would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, given that, pursuant to the co-lender agreements for the serviced whole loans, the related serviced companion loan holders will not be the related whole loan controlling noteholder, and the trust as holder of the related mortgage loan will be the controlling noteholder (with the right to consent to material servicing decisions and replace the special servicer, as described in this prospectus), with respect to each serviced whole loan, the related serviced companion loan(s) may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to a defaulted mortgage loan and the related serviced companion loans, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan (other than a non-serviced mortgage loan) or whole loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other limitations, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable

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to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

In addition, proceeds received from any Mortgaged Property located in a foreign jurisdiction may be reduced by the application of the applicable foreign taxes. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of applicable Treasury regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if such mortgage loan is in default, the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial, multifamily or manufactured housing mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two (2) years after the startup day of the REMIC, all in accordance with

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applicable Treasury regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 165 of the Code.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules

To finance a portion of the purchase price of the VRR interest, Argentic Securities Holdings 2 Cayman Limited or any other applicable majority-owned affiliate of Argentic Real Estate Finance 2 LLC (each, an “AREF Repo Seller”), in its capacity as seller, may enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between an AREF Repo Seller and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Argentic Real Estate Finance 2 LLC, Argentic Securities Holdings 2 Cayman Limited or such other AREF Repo Seller to finance a portion of the purchase price of the VRR Interest to be acquired by Argentic Securities Holdings 2 Cayman Limited. The VRR interest will be purchased in order for Argentic Real Estate Finance 2 LLC to satisfy its obligation as retaining sponsor with respect to this securitization under the Credit Risk Retention Rules.

Although the Credit Risk Retention Rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangement to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the Credit Risk Retention Rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause Argentic Real Estate Finance 2 LLC, in its capacity as retaining sponsor, or such applicable AREF Repo Seller, in its capacity as retaining party, to fail to comply with the Credit Risk Retention Rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

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None of the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, the sponsors (other than Argentic Real Estate Finance 2 LLC), makes any representation as to the compliance of Argentic Real Estate Finance 2 LLC or Argentic Securities Holdings 2 Cayman Limited in any respect with the Credit Risk Retention Rules including, without limitation, whether (i) the manner in which Argentic Real Estate Finance 2 LLC is fulfilling its obligation to retain the VRR interest satisfies such rules, (ii) Argentic Securities Holdings 2 Cayman Limited or any other applicable AREF Repo Seller is eligible to retain the VRR interest or (iii) the structure of such repurchase finance facility would cause Argentic Real Estate Finance 2 LLC to fail to comply with the Credit Risk Retention Rules.

In connection with the repurchase financing transaction, the AREF Repo Seller and the repurchase counterparty will acknowledge and agree that the applicable AREF Repo Seller’s obligations under the repurchase financing facility are full recourse to it. The applicable AREF Repo Seller will also represent and warrant to the repurchase counterparty that it and Argentic Real Estate Finance 2 LLC are in compliance with the Credit Risk Retention Rules. In addition, the obligations of such AREF Repo Seller will be secured by the VRR interest and may be secured by additional CMBS collateral from one or more other transactions or other collateral. Unless accelerated by the repurchase counterparty or terminated early by the applicable AREF Repo Seller or Argentic Securities Holdings 2 Cayman Limited, the end of the term of each repurchase transaction would be on or prior to the assumed final distribution date of the VRR interest. If distributions in respect of the purchased securities are not sufficient to cover the financing fees and margin requirements under the repurchase financing facility, the repurchase counterparty will be entitled to use such additional pledged securities as collateral or demand such payments from the applicable AREF Repo Seller. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from the applicable AREF Repo Seller’s failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of such AREF Repo Seller and not transferring legal title to the VRR Interest back to such AREF Repo Seller. In addition, such AREF Repo Seller’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility could result in an event of default for all such repurchase finance facilities. Although under the terms of any repurchase finance facility, the repurchase counterparty will generally agree to not foreclose on the VRR interest (other than defaults related to insolvency, material misrepresentation and fraud) during the period when the VRR interest is subject to the Credit Risk Retention Rules, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in Argentic Real Estate Finance 2 LLC, in its capacity as retaining sponsor, failing to be in compliance with the Credit Risk Retention Rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR interest will initially be transferred to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR Interest back to Argentic Securities Holdings 2 Cayman Limited, Argentic Real Estate Finance 2 LLC or any other AREF Repo Seller upon payment in full of the obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not immediately constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR interest to Argentic Securities Holdings 2 Cayman Limited, Argentic Real Estate Finance 2 LLC or the applicable AREF Repo Seller when due would likely cause the applicable regulatory authority to view Argentic Real Estate Finance 2 LLC as no longer being in compliance with its risk retention obligations.

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In exercising rights under a repurchase finance facility to (i) exercise creditor remedies or (ii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or Argentic Real Estate Finance 2 LLC); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the Credit Risk Retention Rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

General Risk Factors

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases and may continue to do so as a result of recently imposed tariffs. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

The United States has imposed tariffs on certain imports from certain foreign countries in the last few years and may in the future impose additional tariffs or increase tariffs on imports from foreign countries.

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On February 1, 2025, President Donald Trump signed an executive order announcing and implementing new tariffs on Canada, China and Mexico, some of which have gone into effect and others have been on hold temporarily. The imposition of these tariffs or any additional future tariffs could have the effect of, among other things, raising prices to consumers and potentially eliciting reciprocal tariffs, which could slow the global economy, and the removal of tariffs may or may not yield the intended results. In addition, impacts on tariffs may have a material adverse impact on certain of the mortgaged properties, as businesses work through the impact of tariffs and how to change, if at all, the sourcing of products and materials as a result of these and other potential tariffs.

The federal government has instituted a broad review of federal spending, including freezing of previously promised funds. Certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare and in the form of rent subsidies under various government funded programs such as the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters (including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby and the military conflict between Israel and Hamas), may have an adverse effect on the mortgaged properties and/or your certificates;
●	The imposition of economic tariffs, or the threat of such tariffs, by the United States may have adverse economic effects on the economy. Similarly, any retaliatory actions taken by countries affected by those tariffs, both threatened and actual, may have adverse economic effects. The impact of any tariffs is uncertain, but may result in inflation in the United States, which may affect consumer demand for products, as well as increased cost of operations at the mortgaged properties. Any of the foregoing impacts on the economy or the supply chain may negatively impact the tenants at certain of the mortgaged properties, which may adversely affect the borrowers’ ability to pay the related mortgage loans.
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and
●	The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other

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restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Section 619 of the Dodd-Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.
●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of certificates will constitute “mortgage related securities”.
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●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loan or sell the mortgaged property on the maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the pooling and servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or special servicer’s ability to perform its duties under the Pooling and Servicing Agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make principal and interest advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

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Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this prospectus and “Risk Factors—General Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in this prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 43 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $759,285,980 (the “Initial Pool Balance”). The “Cut-off Date” means with respect to each Mortgage Loan and Whole Loan, the related Due Date in November 2026 (or with respect to any Mortgage Loan or Whole Loan that has its first Due Date after November 2026, the date that would otherwise have been the related Due Date in November 2026 under the terms of that Mortgage Loan or Whole Loan if a monthly payment were scheduled to be due in that month).

Thirteen (13) of the Mortgage Loans (49.6%), are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and/or one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). Each Pari Passu Companion Loan and Subordinate Companion Loan is referred to as a “Companion Loan” in this prospectus. Each Mortgage Loan and any related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction. For the avoidance of doubt, there are no Subordinate Companion Loans related to the issuing entity.

The Mortgage Loans and Whole Loans were originated, co-originated or acquired (or, on or prior to the Closing Date, will be acquired) by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Goldman Sachs Mortgage Company	12	$269,963,152	35.6%
Citi Real Estate Funding Inc.	7	177,121,979	23.3
Argentic Real Estate Finance 2 LLC	10	157,100,849	20.7
German American Capital Corporation	3	71,360,000	9.4
Barclays Capital Real Estate Inc.	10	65,740,000	8.7
Bank of Montreal	1	18,000,000	2.4
Total	43	$759,285,980	100.0%

(1)	Each Mortgage Loan was originated by its respective Mortgage Loan Seller or its affiliate, except those certain Mortgage Loans that were acquired from unaffiliated third-party originators or are part of larger whole loan structures that were co-originated by the applicable Mortgage Loan Seller or its affiliate with one or more other lenders. See “—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” below.
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Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing real properties (each, a “Mortgaged Property”).

The Mortgage Loans and Whole Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan or Whole Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan or Whole Loan, and not against the related borrower’s other assets. The Mortgage Loans and Whole Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans and Whole Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan or Whole Loans.

Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans

The following Mortgage Loans are component promissory notes of whole loans co-originated by the related mortgage loan seller (or an affiliate) and another entity or were originated by an unaffiliated third party and transferred to the related mortgage loan seller:

●	The One Penn Center Mortgage Loan (2.5%), for which Argentic Real Estate Finance 2 LLC is the mortgage loan seller, is part of a Whole Loan that was originated by Wells Fargo Bank, National Association, a portion of which was subsequently acquired by Argentic Real Estate Finance 2 LLC.
●	The 1351 Jerome Mortgage Loan (2.0%), for which Argentic Real Estate Finance 2 LLC is the mortgage loan seller, is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and Argentic Real Estate Finance 2 LLC.
●	The Queens Atrium Mortgage Loan (2.4%), for which Bank of Montreal is the mortgage loan seller, is part of a Whole Loan that was co-originated by 3650 Capital SCF LOE I(A), LLC and Bank of Montreal.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A-2 and Annex A-3 may not equal the indicated total due to rounding. The information on Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on November 13, 2026 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made; (ii) there will be no principal prepayments on or before the Closing Date; and (iii) with respect to each of the Mortgage Loans identified in the table below (each such Mortgage Loan, a “Joint Mortgage Loan”), each applicable mortgage loan seller will sell the indicated number of promissory notes that together comprise the applicable Joint Mortgage Loan. For the avoidance of doubt, there are no Joint Mortgage Loans related to the issuing entity.

Joint Mortgage Loan (Total Number of Promissory Notes Comprising Applicable Mortgage Loan)	Applicable Mortgage Loan Sellers and Number of Promissory Notes Sold
None	N/A

The statistics on Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

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All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with one or more Subordinate Companion Loans is calculated without regard to such Subordinate Companion Loans, unless otherwise indicated.

Unless otherwise specified, (i) references to a Mortgaged Property (or portfolio of Mortgaged Properties) by name refer to such Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (ii) references to a Mortgage Loan by name refer to such Mortgage Loan secured by the related Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a Mortgaged Property name (or portfolio of Mortgaged Properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance, and (iv) any parenthetical with a percent next to a Mortgage Loan name or a group of Mortgage Loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance.

A Mortgage Loan’s Mortgage Rate may be less than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-1 for certain information regarding each Mortgage Loan that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, to this prospectus, the indicated terms have the meanings set forth below. In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and generally have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions.”

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. Information presented in this prospectus with respect to the Mortgaged Properties

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expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments due for the first 12 payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), provided that:

●	in the case of a Mortgage Loan that provides for scheduled amortization payments through maturity, Annual Debt Service (or “Annual Debt Service (P&I)” as shown on Annex A-1) means 12 times the monthly payment of principal and interest payable during the amortization period;
●	in the case of a Mortgage Loan that provides for interest only payments through maturity, Annual Debt Service (or “Annual Debt Service (IO)” as shown on Annex A-1) means the aggregate interest payments scheduled to be due for the first 12 payment periods of the Mortgage Loan following the Cut-off Date; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period, Annual Debt Service (or “Annual Debt Service (P&I)” as shown on Annex A-1) means 12 times the monthly payment of principal and interest payable during the amortization period.

Debt service and debt service coverage ratios set forth in this prospectus are calculated using the aggregate of the principal and interest payments due for the first 12 payment periods of the Mortgage Loan or Companion Loan, as applicable, following the Cut-off Date (but without regard to any leap year adjustments), subject to the exceptions set forth in the prior sentence. In the case of any Whole Loan, debt service coverage ratios set forth in this prospectus are calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan but without regard to any related Subordinate Companion Loan.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property available to the related mortgage loan seller as determined by an appraisal of the Mortgaged Property. With respect to each Mortgaged Property, the Appraised Value set forth on Annex A-1 to this prospectus is the “as-is” appraised value unless otherwise specified under “Description of the Mortgage Pool—Appraised Value”, and is in each case as determined by an appraisal made not more than five (5) months from the origination date of the related Mortgage Loan or Whole Loan as described under “Appraisal Date” on Annex A-1 to this prospectus (except with respect to the Mall at Prince George’s Mortgage Loan (2.0%), as to which the date of value set forth in the appraisal is November 5, 2025). The appraisals for certain of the Mortgaged Properties may state an appraised value based on hypothetical or other projected values as well as an “as-is” value for such Mortgaged Properties that assumes that certain events will occur with respect to the re-tenanting, construction, renovation or repairs or other repositioning of the Mortgaged Property or which in certain cases may reflect a portfolio premium valuation, and such “retrospective” or other similar values may, to the extent indicated, be reflected elsewhere in this prospectus, on Annex A-1 to this prospectus. For such Appraised Values and other values on a property-by-property basis, see Annex A-1 of this prospectus and the related footnotes. In certain cases, with respect to a Mortgage Loan secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole, which may be higher than the aggregate of the “as-is” appraised value of the individual Mortgaged Properties. In addition, for certain Mortgage Loans, the LTV Ratio at Maturity/ARD was calculated based on the “as stabilized” appraised value for the related Mortgaged Property. We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1 to this prospectus. We make no representation that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of Mortgaged Property as described under the definition of “LTV Ratio at Maturity/ARD”.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other. There are no Crossed Groups in the Mortgage Pool.

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“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date after application of all payments due on or before that date, whether or not received.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A-1 to this prospectus divided by (2) the Appraised Value (which in certain cases, may reflect a portfolio premium valuation) of the related Mortgaged Property or Mortgaged Properties set forth on Annex A-1 to this prospectus, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.
●	with respect to the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio was calculated using the related values other than the “as-is” Appraised Values, each as set forth in the following table:
Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
Old Edwards Portfolio(1)	8.6%	48.7%	$277,000,000	48.8%	$276,900,000
Del Rey Campus(2)	0.9%	60.4%	$132,500,000	64.5%	$124,000,000
Evoke MHC 3 Pack(3)	0.5%	57.8%	$6,960,000	58.8%	$6,840,000

(1)	The Appraised Value (Other Than “As-Is”) is the “As Portfolio” value of the Mortgaged Properties as of May 27, 2026, which includes a portfolio premium of approximately 0.04%.
(2)	The Appraised Value (Other Than “As-Is”) represents the “As Stabilized” appraised value, which uses an income capitalization approach and assumes that the Del Rey Campus Mortgaged Property achieves an as-stabilized occupancy rate of 92.5% with the lease up of 17,209 SF of vacant space. The Appraised Value (“As-Is”) reflects an occupancy rate of 81.9%.
(3)	The Appraised Value (Other Than “As-Is”) is the “As Portfolio” value of the Mortgaged Properties, which includes a portfolio premium of approximately 1.8%.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

“Debt Yield on Underwritten Net Operating Income”, “UW NOI Debt Yield” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

“DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR”, “UW NCF DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

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●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of the DSCR is based on the aggregate Annual Debt Service that is due in connection with such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

“Underwritten Net Operating Income DSCR”, “Underwritten NOI DSCR” or “UW NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Operating Income DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

The Underwritten Net Operating Income DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, we cannot assure you, and no representation is made, that the Underwritten Net Operating Income DSCRs accurately reflect that ability. See the definition of “Underwritten Net Cash Flow DSCR” for more information regarding the evaluation of debt service coverage ratios.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality and multifamily properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“LTV Ratio at Maturity/ARD”, “Maturity Date/ARD Loan-to-Value Ratio” or “Maturity Date/ARD LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Maturity/ARD Balance of such Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value (which, in certain cases may reflect a portfolio premium valuation) of the related Mortgaged Property or Mortgaged Properties shown on Annex A-1 to this prospectus, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of the LTV Ratio at Maturity/ARD is based on the aggregate Maturity/ARD Balance at maturity of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.
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●	with respect to the Mortgage Loans listed in the following table, the respective LTV Ratio at Maturity/ARD was calculated using the related values other than the “as-is” Appraised Values, each as set forth in the following table:
Mortgage Loan Name	% of Initial Pool Balance	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Maturity Date/ARD LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
Old Edwards Portfolio(1)	8.6%	48.7%	$277,000,000	48.8%	$276,900,000
Del Rey Campus(2)	0.9%	60.4%	$132,500,000	64.5%	$124,000,000
Evoke MHC 3 Pack(3)	0.5%	57.8%	$6,960,000	58.8%	$6,840,000

(1)	The Appraised Value (Other Than “As-Is”) is the “As Portfolio” value of the Mortgaged Properties as of May 27, 2026, which includes a portfolio premium of approximately 0.04%.
(2)	The Appraised Value (Other Than “As-Is”) represents the “As Stabilized” appraised value, which uses an income capitalization approach and assumes that the Del Rey Campus Mortgaged Property achieves an as-stabilized occupancy rate of 92.5% with the lease up of 17,209 SF of vacant space. The Appraised Value (“As-Is”) reflects an occupancy rate of 81.9%.
(3)	The Appraised Value (Other Than “As-Is”) is the “As Portfolio” value of the Mortgaged Properties, which includes a portfolio premium of approximately 1.8%.

“Maturity/ARD Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A-1 to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, rooms or beds, as applicable, that are rented as of the Occupancy Date; (ii) in the case of retail, office, industrial and mixed use (to the extent the related Mortgaged Property includes retail or office space) properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A-1 to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

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“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan or Companion Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Qualified Opportunity Zone” means as of the Cut-off Date, three (3) of the Mortgaged Properties (4.0%) are located in a qualified opportunity zone (“QOZ”) under Code Section 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the IRS, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the IRS. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ. See Annex A-1 for information regarding which Mortgaged Properties are located in QOZs as of the Cut-off Date.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1 to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office or other single purpose property, the square footage of the net rentable or leasable area.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents. In certain cases, the account agreement establishing the lockbox account is required to be delivered upon the occurrence of such trigger event(s), rather than at origination.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

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The “Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the applicable mortgage loan seller has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten Net Cash Flow is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the applicable mortgage loan seller, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten Net Operating Income is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the applicable mortgage loan seller and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases an appraiser’s estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related mortgage loan seller; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental and self storage properties, the applicable mortgage loan seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the applicable mortgage loan seller included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

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“Units”, “Rooms” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a self storage property, the number of units for self storage or (d) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$759,285,980
Number of Mortgage Loans	43
Number of Mortgaged Properties	74
Range of Cut-off Date Balances	$2,340,000 - $75,000,000
Average Cut-off Date Balance	$17,657,813
Range of Mortgage Rates(2)	5.95000% to 8.32000%
Weighted Average Mortgage Rate(2)	6.89002%
Range of original terms to maturity	60 to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	52 to 60 months
Weighted average remaining term to maturity	58 months
Range of original amortization terms(3)	300 to 360 months
Weighted average original amortization term(3)	348 months
Range of remaining amortization terms(3)	297 to 358 months
Weighted average remaining amortization term(3)	344 months
Range of Cut-off Date LTV Ratios(2)(4)	35.6% to 72.1%
Weighted average Cut-off Date LTV Ratio(2)(4)	57.7%
Range of Maturity Date/ARD LTV Ratios(2)(5)	35.6% to 72.1%
Weighted average Maturity Date/ARD LTV Ratio(2)(5)	57.1%
Range of UW NCF DSCR(2)(6)	1.21x to 2.64x
Weighted average UW NCF DSCR(2)(6)	1.76x
Range of UW NOI Debt Yield(2)(7)	8.4% to 21.4%
Weighted average UW NOI Debt Yield(2)(7)	13.5%
Percentage of Initial Pool Balance consisting of:
Interest-Only Balloon	80.7%
Full-Term Amortizing Balloon	19.3%

(1)	Subject to a variance of plus or minus 5%.
(2)	With respect to each Mortgage Loan that is part of a Whole Loan, such Mortgage Loan and the related Pari Passu Companion Loan, if any (but not any related Subordinate Companion Loan) are included for the purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield unless otherwise expressly stated. Other than as specifically noted, the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each Mortgage Loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.
(3)	Does not include Mortgage Loans that pay interest-only until their maturity dates.
(4)	The Cut-off Date LTV Ratio for each Mortgage Loan is generally calculated utilizing the “as-is” appraised value; provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the Mortgaged Property are assumed and/or where reserves have been
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established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the Cut-off Date Balance net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of Mortgaged Properties may include a premium relating to the valuation of the portfolio of Mortgaged Properties as a whole rather than as the sum of individually valued Mortgaged Properties, in each case as further described in the definitions of “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio for the Mortgage Pool without making any adjustments is 57.7%.

(5)	The Maturity Date/ARD LTV Ratio for each Mortgage Loan is generally calculated utilizing the “as-is” appraised value; provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a Mortgaged Property in certain cases where the completion of certain hypothetical conditions or other events at the Mortgaged Property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the Maturity Balance net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of Mortgaged Properties may include a premium relating to the valuation of the portfolio of Mortgaged Properties as a whole rather than as the sum of individually valued Mortgaged Properties, in each case as further described in the definitions of “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Maturity Date/ARD LTV Ratio for the Mortgage Pool without making such adjustments is 57.1%.
(6)	The UW NCF DSCR is generally calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the Cut-off Date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan, (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period and (iii) with respect to any Mortgage Loan structured with an earnout or economic holdback reserve, the UW NCF DSCR for such Mortgage Loan may be calculated based on the Annual Debt Service that would be in effect for such Mortgage Loan assuming that the related Cut-off Date Balance(s) are net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(7)	The Debt Yield on Underwritten NOI for each Mortgage Loan is generally the related Mortgaged Property’s Underwritten NOI divided by the Cut-off Date Balance of such Mortgage Loan; provided that with respect to any Mortgage Loan with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI for such Mortgage Loan may be calculated based on the related Cut-off Date Balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

The issuing entity will include fourteen (14) Mortgage Loans (38.9%) that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Types	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	11	$190,832,596	25.1%
Super Regional Mall	3	79,612,596	10.5
Unanchored	1	55,500,000	7.3
Anchored	3	49,020,000	6.5
Single Tenant	4	6,700,000	0.9
Office	7	$170,389,461	22.4%
CBD	2	94,189,461	12.4
Suburban	4	69,000,000	9.1
Medical	1	7,200,000	0.9
Hospitality	7	$96,142,042	12.7%
Full Service	6	85,942,042	11.3
Extended Stay	1	10,200,000	1.3
Self Storage	18	$81,435,000	10.7%
Self Storage	18	81,435,000	10.7
Multifamily	8	$75,048,000	9.9%
Mid Rise	7	60,048,000	7.9
High Rise	1	15,000,000	2.0
Manufactured Housing	12	$58,425,000	7.7%
Manufactured Housing	12	58,425,000	7.7
Mixed Use	6	$58,271,979	7.7%
Office/Retail	1	19,871,979	2.6
Office/School	1	18,000,000	2.4
Multifamily/Retail	2	11,400,000	1.5
Lab/Office	1	5,000,000	0.7
Retail/Multifamily	1	4,000,000	0.5
Other	3	$15,991,902	2.1%
Golf Course	3	15,991,902	2.1
Industrial	2	$12,750,000	1.7%
Flex	2	12,750,000	1.7
Total	74	$759,285,980	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

Retail Properties

With respect to the retail properties and mixed use properties with retail components set forth in the above chart:

●	With respect to the Mall at Prince George’s Mortgage Loan (2.0%), the related borrower sponsor or its affiliates own other retail properties in the related market that may compete with the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” below.

Office Properties

With respect to the office properties and mixed use properties with office components set forth in the above chart:

●	With respect to the Hall of the States Mortgage Loan (9.9%), prospective investors should note that as of the Closing Date, the borrower, MEBAR Realty LLC, is a wholly owned
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subsidiary of the MEBA Pension Trust, a retirement plan subject to ERISA. Further, the related guarantor is the MEBA Pension Trust. The borrower and guarantor have each represented that, during any period when the borrower’s and/or guarantor’s assets are subject to ERISA or Section 4975 of the Code, Prohibited Transaction Class Exemption 84-14, as amended (the “QPAM Exemption”), will be available to provide prohibited transaction relief for the execution, delivery and performance of the Whole Loan agreement, the related guaranty and the other loan documents and the transactions contemplated thereby, as applicable, for purposes of ERISA and Section 4975 of the Code. Investors that have relationships with L&B Realty Advisors LLP, MEBAR Realty LLC or the MEBA Pension Trust should consider the foregoing in determining whether to purchase and hold the Offered Certificates. Each beneficial owner of the Certificates will be deemed to represent that, for so long as it holds such Certificates, (a) neither it nor any affiliate has the ability to appoint or terminate, or negotiate the terms of the management agreement with L&B Realty Advisors LLP with respect to the assets of the MEBA Pension Trust involved in the Whole Loan or guaranty and (b) it is not affiliated with, and is not related (within the meaning of Section VI(h) of the QPAM Exemption) to, L&B Realty Advisors LLP.

●	With respect to the One Penn Center Mortgage Loan (2.5%), the fifth largest tenant, Bond Station House, LLC (representing 3.1% of the net rentable area at the Mortgaged Property), operates its space for co-working purposes.
●	With respect to the Queens Atrium Mortgage Loan (2.4%), the Mortgaged Property is connected via skybridge to the neighboring 30-30 Thomson Ave property (the “30-30 Thomson Ave Property”) (non-collateral owned by an affiliate of the borrower). The skybridge is owned by the City of New York but the borrower is permitted to use to the skybridge pursuant to that certain Revocable Consent Agreement (the “SkyBridge Consent”), between the New York City Department of Transportation and the borrower. The borrower and the owner of the 30–30 Thomson Ave Property are responsible for all maintenance of the skybridge and are required to make annual payments to the City of New York for such use (the 2025-2026 payment was $42,979). Although the SkyBridge Consent expired on June 30, 2026, the borrower may continue to use the skybridge so long as the borrower continues to make its annual payments and maintain the skybridge. According to the related Mortgage Loan documents, the borrower has filed all documentation, performed all work and paid any fees, costs or other amounts necessary to obtain the renewal of the SkyBridge Consent and any remaining items required to renew the SkyBridge Consent are expected to be administrative in nature. The related borrower and non-recourse guarantor provided a payment guaranty for any fees, costs, expenses and other amounts arising out of or relating to the skybridge between the Mortgaged Property and the 30-30 Thomson Ave Property.
●	With respect to the Queens Atrium Mortgage Loan (2.4%), an 8-story office building adjacent to the Mortgaged Property and located at 30-30 Thomson Ave (the “30-30 Thomson Ave Property”) is owned by the borrower sponsor and is not part of the collateral for the Mortgage Loan. The Mortgaged Property and the adjacent building are connected by a skybridge and share an outdoor surface parking lot containing 212 parking spaces. Pursuant to the related loan documents, the borrower and borrower sponsor are prohibited from (i) leasing any space at the 30-30 Thomson Ave Property to any tenant leasing space at the Mortgaged Property, (ii) soliciting current tenants at the Mortgaged Property to relocate to the 30-30 Thomson Ave Property or (iii) in bad faith steering or directing any prospective tenant seeking to lease space at the Mortgaged Property to the 30-30 Thomson Ave Property.
●	With respect to the Del Rey Campus Mortgage Loan (0.9%), the second largest tenant, Continental Development, leasing approximately 17.5% of the net rentable area at the related Mortgaged Property, operates its space for co-working purposes.
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●	With respect to the Del Rey Campus Mortgage Loan (0.9%), the related borrower sponsor or its affiliates own other office properties in the related market that may compete with the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” below.

Hospitality Properties

With respect to the hospitality properties set forth in the above chart:

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement. If terminated, securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.

Mortgaged Property Name	Allocated Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration of Related License, Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Holiday Inn Hasbrouck Heights	$19,000,000	2.5%	12/19/2039	11/6/2031
Marriott Cincinnati Northeast	$17,933,944	2.4%	7/16/2039	6/6/2031
Staybridge Suites – Pecos, TX	$10,200,000	1.3%	12/15/2037	11/6/2031
●	In each case described above, we cannot assure you the related franchise or management agreement will be renewed or will not be terminated.
●	In certain cases, Mortgage Loans secured by hospitality properties may derive a significant percentage of their underwritten revenue from food and beverage sales or membership sales. For example, with respect to the following Mortgaged Properties, food and beverage revenue or membership sales comprises greater than 20% of Underwritten Revenues:
Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Food and Beverage or Other Revenue as % of Underwritten Revenues
Old Edwards Portfolio	8.6%	28.1%
Marriott Cincinnati Northeast	2.4%	21.3%
●	With respect to the Old Edwards Portfolio Mortgage Loan (8.6%), in addition to including four hotel Mortgaged Properties, the Mortgaged Properties also include three recreation and golf club Mortgaged Properties, including the Old Edwards Reserve at Lake Keowee Mortgaged Property, the Old Edwards Club Mortgaged Property and the Glen Cove Club Mortgaged Property (collectively, 2.1%). Approximately 30.4% of underwritten effective gross income is from golf revenue.
●	With respect to the Old Edwards Portfolio Mortgage Loan (8.6%), as to the related hotel Mortgaged Properties (Old Edwards Portfolio – Old Edwards Inn, Old Edwards Portfolio – 200 Main, Old Edwards Portfolio – Rivet House and Old Edwards Portfolio – Half Mile Farm (collectively, 6.5%)), the related Mortgaged Property is unflagged.
●	With respect to the Old Edwards Portfolio Mortgage Loan (8.6%), a fire occurred within a wedding venue for the Old Edwards Inn Mortgaged Property known as “The Farm” on August 17, 2026, burning down two interconnected venues within The Farm known as “The Barn” and “The Pavilion.” The net operating income from The Farm for the trailing twelve months ending May 31, 2026 was approximately 3.5% of the net operating income of all of the Mortgaged Properties (in the aggregate) for such period. According to the borrowers, the fire
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was caused by lightning and the insurance company has accepted the related claim and is in the process of adjusting it. The related borrower has retained a contractor to rebuild the affected buildings. The contractor has estimated that the cost to rebuild will be from $6,000,000 to $8,000,000 and the expected timing of reconstruction will be from six to nine months; however, such estimates are preliminary and subject to change.

●	With respect to the Holiday Inn Hasbrouck Heights Mortgage Loan (2.5%), the Mortgaged Property is subject to seasonal fluctuations in revenue, as a result of which net cash flow in certain months would not be sufficient to cover debt service (but the overall underwritten annual net cash flow is sufficient to cover annual debt service). A seasonality reserve was not required for such Mortgage Loan.
●	With respect to the Staybridge Suites - Pecos, TX Mortgage Loan (1.3%), pursuant to the license agreement between the borrower and Holiday Hospitality Franchising, LLC (the “Staybridge Suites Franchisor”), the Mortgaged Property is expected to be subject to a PIP during the term of the Mortgage Loan. In connection with the anticipated PIP, the borrower deposited approximately $772,500 into a Capital/FF&E reserve at origination, and on each payment date, the borrower is required to deposit an amount equal to the greater of (i) 1/12th of 4% of the total gross revenues of the Mortgaged Property and (ii) $19,672.19 into such reserve. In addition, upon written notice from the lender following the lender’s receipt of notice from the Staybridge Suites Franchisor of any required PIP work, the borrower is required to deposit into a PIP reserve an amount equal to the full cost of the required PIP work as set forth in the Staybridge Suites Franchisor’s notice, less the amount of funds then available for PIP work in the Capital/FF&E reserve. Pursuant to the Mortgage Loan documents, the borrower is required to complete and pay for, in full, any PIP work required by the Staybridge Suites Franchisor under the license agreement in a good, workmanlike and lien-free manner within the timeframe set forth in the license agreement. The Mortgage Loan is recourse to the borrower and guarantor for the payment of any required deposits into the PIP reserve and all costs to complete any PIP required by the Staybridge Suites Franchisor during the term of the Mortgage Loan.

Renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Renovation and Expansion” below.

Certain of the hospitality Mortgaged Properties may have a parking garage or include restaurants (either as part of the hotel or as tenants). These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

With respect to the self storage properties set forth in the above chart:

●	Certain of the self-storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from retail or office operations and/or (b) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle and/or boat storage.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

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Multifamily Properties

With respect to the multifamily properties and mixed use properties with multifamily components set forth in the above chart:

●	With respect to the Hager NYC Portfolio Mortgage Loan (3.2%), of the 60 multifamily units at the Mortgaged Properties, 16 are rent stabilized and two are rent controlled. In addition, 22 of the 60 units, comprising 47.5% of residential rental income, are leased to third-party short-term rental operators, including Urban Furnished, LLC, Haus NY LLC, and Keyturn Inc. d/b/a Haus. All of such housing operators lease the apartments generally for terms of at least a year and sublease them for short-term rentals.
●	With respect to the 437 East 12th Street and 435 East 9th Street Mortgage Loan (2.3%), 12 of the 36 units at the 437 East 12th Street Mortgaged Property, and four of the 13 units at the 435 East 9th Street Mortgaged Property are rent stabilized, and one unit at the 435 East 9th Street Mortgaged Property is rent controlled. In addition, four tenants at the 437 East 12th Street Mortgaged Property, and one at the 435 East 9th Street Mortgaged Property are on month-to-month leases.
●	With respect to the 1351 Jerome Mortgage Loan (2.0%), as part of compliance with a 421-a tax abatement, at least 233 out of the 247 units (94.3% of total units) are reserved for households making up to 130% of the applicable median income (the “AMI”), at least four out of the 247 units (1.6% of total units) are reserved for households making up to 80% of the AMI, at least two out of the 247 units (0.8% of total units) are reserved for households making up to 60% of the AMI and seven out of the 247 units (2.8% of total units) are reserved for households making up to 40% of the AMI. Further, all but one of the units are rent stabilized. In addition, 233 out of 247 units (94.3% of total units) at the Mortgaged Property are leased to tenants under the New York City Fighting Homelessness and Eviction Prevention Supplement (“CityFHEPS”) program. The Mortgage Loan was underwritten based on current rental levels paid by the Augmented CityFHEPS program. However, the New York City Department of Housing Preservation and Development has announced reductions to such payments for new leases, and for renewal leases that go beyond four renewals (subject, as to renewals, to exceptions on a case by case basis). Accordingly, the income of the Mortgaged Property may be materially reduced in future due to such reduced payments.
●	With respect to the 2270 Frederick Douglass Boulevard Mortgage Loan (1.7%), the Mortgaged Property benefits from a 15-year 421-a tax exemption, pursuant to which all of the units at the Mortgaged Property are subject to New York State rent stabilization and rent control laws. See also “—Real Estate and Other Tax Considerations” below.
●	With respect to the 1820 Loring Place Mortgage Loan (0.4%), as of the date of the underwritten rent roll, 30 units at the Mortgaged Property are leased to tenants receiving rental assistance under the Section 8 Housing Choice Voucher Program or other affordable housing programs. In addition, the Mortgaged Property is subject to New York State rent stabilization and rent control laws.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Manufactured Housing Community Properties

With respect to the manufactured housing community properties set forth in the above chart:

●	With respect to the Lake James Mortgage Loan (2.1%), the borrower may acquire a leasehold interest in a 147-slip marina (representing approximately 24.7% of the underwritten net cash flow) pursuant to an anticipated assignment of a submerged land lease between the
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seller of the Mortgaged Property (the “Lake James Seller”), as lessee, and Duke Energy Carolinas, LLC (“Duke”), as lessor (with Duke, in turn, holding its interest in the marina as a licensee pursuant to an order made by the Federal Energy Regulatory Commission, as licensor) that expires in November 2055 (co-terminus with the expiration of Duke’s license). If the borrower acquires such leasehold interest, then the leasehold interest will become collateral for the Mortgage Loan. The submerged land lease generally does not provide for standard lender protections. Notwithstanding anything to the contrary in the foregoing, although the Lake James Seller sold its leasehold interest in the marina (together with the fee interest in the remaining portion of the Mortgaged Property) to the borrower pursuant to the related purchase and sale agreement (and the lender obtained a security interest in any of the borrower’s rights thereunder pursuant to an assignment of agreements obtained in connection with the origination of the Mortgage Loan), the Lake James Seller is unable to assign the submerged land lease without the consent of related lessor, Duke Carolinas, LLC, which has not been obtained. The Mortgage Loan documents require the borrower to (i) promptly and expeditiously deliver to the lender, and cause to be recorded, an assignment of the submerged land lease consented to by Duke, (ii) deliver to the lender, and cause to be recorded, an amendment to the security instrument and UCC financing statement spreading the lien of the Mortgage Loan to the related leasehold estate, and (iii) deliver to the lender an endorsement to the title insurance policy insuring the leasehold estate. The Mortgage Loan documents provide for a $3.5 million partial payment guaranty in connection with the submerged land lease as described under “—Single Purpose Entity Covenants.”

●	With respect to the Lake Hickory Mortgage Loan (1.4%), the Mortgage Loan is secured in part by the borrower’s leasehold interest in a 68-slip marina (representing approximately 0.6% of the underwritten net cash flow) pursuant to a recorded submerged land lease between the borrower, as lessee, and Duke Energy Carolinas, LLC, as lessor (with Duke Energy, LLC, in turn, holding its interest in the marina as a licensee pursuant to an order made by the Federal Energy Regulatory Commission, as licensor) that expires in November 2055 (co-terminus with the expiration of Duke Energy, LLC’s license). The submerged land lease generally does not provide for standard lender protections.
●	With respect to: (i) the Country View Farms MHC Mortgage Loan (0.8%), as of the origination date, 26 of the pad sites at the related Mortgaged Property (representing approximately 17.57% of all pads sites at such Mortgaged Property) are occupied by mobile homes owned by an affiliate of the related borrowers; (ii) the Country Living MHC Mortgage Loan (0.6%), as of the origination date, 17 of the pad sites at the related Mortgaged Property (representing approximately 17% of all pads sites at such Mortgaged Property) are occupied by mobile homes owned by an affiliate of the related borrowers; (iii) the Oakwood MHC Mortgage Loan (0.6%), as of the origination date, 31 of the pad sites at the related Mortgaged Property (representing approximately 28.18% of all pads sites at such Mortgaged Property) are occupied by mobile homes owned by an affiliate of the related borrower; (iv) the Maple Lawn Villages MHC Mortgage Loan (0.6%), as of the origination date, 23 of the pad sites at the related Mortgaged Property (representing approximately 21.10% of all pads sites at such Mortgaged Property) are occupied by mobile homes owned by an affiliate of the related borrowers; (v) the Greentown Estates MHC Mortgage Loan (0.4%), as of the origination date, 14 of the pad sites at the related Mortgaged Property (representing approximately 17.28% of all pads sites at such Mortgaged Property) are occupied by mobile homes owned by an affiliate of the related borrowers; and (vi) the Modern Estates MHC Mortgage Loan (0.4%), as of the origination date, 47 of the pad sites at the related Mortgaged Property (representing approximately 25.27% of all pads sites at such Mortgaged Property) are occupied by mobile homes owned by an affiliate of the related borrower. With respect to each such Mortgage Loan, such affiliate-owned homes are not collateral for the related Mortgage Loan, and each occupant of such mobile homes has entered into a lease with the related borrower(s) for the related pad site and a separate contract with the affiliate of the related borrower(s) for the related mobile home. The related Mortgage Loan documents prohibit the related borrower(s) from (i) owning any mobile home located on the related Mortgaged Property or (ii) removing
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or permitting any affiliate of the related borrower(s) to remove more than 10% of the affiliate-owned homes located at such Mortgaged Property without the applicable lender’s prior approval (provided that during the continuance of an event of default no affiliate-owned mobile homes may be removed from the related Mortgaged Property without such lender’s prior approval).

●	With respect to the Maple Lawn Villages MHC Mortgage Loan (0.6%) and the Modern Estates MHC Mortgage Loan (0.4%), which share a common borrower sponsor, the related Mortgaged Properties are located within approximately five miles of and may compete with one another.
●	With respect to the Evoke MHC 3 Pack Mortgage Loan:
o	With respect to the Evoke MHC 3 Pack – Aztec Mortgaged Property (0.2%), 12 of the 48 pads contain mobile homes owned by affiliates of the borrower.
o	With respect to the Evoke MHC 3 Pack – Sycamore Court Mortgaged Property (0.2%), seven of the 32 pads contain mobile homes owned by affiliates of the borrower and two contain mobile homes owned by the borrower that were vacant as of the origination date of the related Mortgage Loan.
o	None of the affiliate or borrower owned homes are collateral for the Evoke MHC 3 Pack Mortgage Loan, and the Mortgage Loan documents provide that the borrower and its affiliates collectively may not own more than 21 mobile homes at the related Mortgaged Properties, and the borrower may not own any mobile homes other than the two owned as of the origination date of the related Mortgage Loan.
●	With respect to the Evoke MHC Ohio Mortgage Loan (0.3%), three of the 51 pads at the related Mortgaged Property contain mobile homes owned by affiliates of the borrower and two contain mobile homes owned by the borrower. Such mobile homes are not collateral for the Mortgage Loan. The Mortgage Loan documents provide that the borrower may not acquire any additional mobile homes aside from the ones owned at the origination date of the related Mortgage Loan, and its affiliates may not own more than five mobile homes at the related Mortgaged Property. In addition, certain of the tenants at the Mortgaged Property receive Section 8 voucher assistance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Properties Have Special Risks”.

Mixed Use Properties

With respect to the mixed-used properties set forth in the above chart, the mixed use Mortgaged Properties have one or more office, retail, school, lab and/or multifamily components set forth in the above chart:

●	With respect to the 20 West 47th Street Mortgage Loan (2.6%), which is secured by a mixed use office/retail property in New York City’s Diamond District, approximately 43 leases, representing approximately 21.0% of underwritten rent, are on a month-to-month basis.
●	With respect to the 400 Arcola Road Mortgage Loan (0.7%), the related borrower sponsor or its affiliates own other office properties in the related market that may compete with the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, and “—Mortgaged Properties Leased to School Tenants Also Have Risks”, as applicable.

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Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties

With respect to the industrial properties set forth in the above chart:

●	With respect to the Miami Ironside District II Mortgage Loan (1.7%), the borrower sponsor owns a similar industrial property adjacent to the Mortgaged Property, which may compete with the Mortgaged Property.
●	Certain of the Mortgaged Properties may derive a portion of the Underwritten Revenues from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Medical, Dental, Physical Therapy or Veterinary Offices or Clinics, Outpatient Facilities, Research or Diagnostic Laboratories or Health Management Services and/or Health Professional Schools	2	1.6%
Theater	1	2.4%
Restaurant	4	8.2%
School or Educational Facility	1	2.4%
Gym, Fitness Center or Health Club	1	1.5%
Hair and/or Nail Salon, Spa	2	1.8%

The Kingsport Pavilion Mortgaged Property (2.5%) includes one or more tenants that operate all or a portion of its space as an on-site gas station and/or an automobile repair and servicing facility.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Mortgage Loan Concentrations

Top 10 Mortgage Loans

The following table shows certain information regarding the 10 largest Mortgage Loans by Cut-off Date Balance:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Cut-off Date Balance per SF/Room/Unit(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
Hall of the States	$75,000,000	9.9%	$226	2.64x	48.3%	Office
Old Edwards Portfolio	$65,000,000	8.6%	$589,520	2.35x	48.7%	Various
Compass Storage National Portfolio 2.0	$65,000,000	8.6%	$112	1.54x	62.7%	Self Storage
SoHo Centrale	$55,500,000	7.3%	$1,558	1.81x	35.6%	Retail
Hamilton Place	$46,726,599	6.2%	$186	2.03x	67.4%	Retail
University Park	$46,500,000	6.1%	$120	1.64x	58.1%	Office
Hager NYC Portfolio	$24,500,000	3.2%	$408,333	1.21x	71.8%	Various
20 West 47th Street	$19,871,979	2.6%	$502	1.30x	61.2%	Mixed Use
One Penn Center	$19,189,461	2.5%	$78	1.55x	52.5%	Office
Holiday Inn Hasbrouck Heights	$19,000,000	2.5%	$76,613	1.49x	55.1%	Hospitality
Top 5 Total/Weighted Average	$307,226,599	40.5%		2.10x	52.0%
Top 10 Total/Weighted Average	$436,288,039	57.5%		1.92x	54.4%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Cut-off Date Balance Per SF/Room/Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan.
(2)	In the case of the Old Edwards Portfolio Mortgage Loan, the Cut-off Date LTV Ratio was calculated based on a value other than an “as-is” value. See “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information.

See “—Assessments of Property Value and Condition” for additional information.

For more information regarding the ten largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of the Top 15 Mortgage Loans” on Annex A-3. Other than with respect to the top 10 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 2.5% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include seven (7) Mortgage Loans (25.7%), set forth in the table below titled “Multi-Property Mortgage Loans”, which are each secured by two (2) or more properties.

The table below shows each individual Mortgage Loan that is secured by two (2) or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Cut-off Date Balance	Approx. % of Initial Pool Balance
Old Edwards Portfolio	$65,000,000	8.6%
Compass Storage National Portfolio 2.0	$65,000,000	8.6%
Hager NYC Portfolio	$24,500,000	3.2%
437 East 12th Street and 435 East 9th Street	$17,500,000	2.3%
Miami Ironside District II	$12,750,000	1.7%
Kayyem Retail Portfolio	$6,700,000	0.9%
Evoke MHC 3 Pack	$4,020,000	0.5%
Total	$195,470,000	25.7%
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In some cases, an individual Mortgaged Property may be comprised of two (2) or more parcels that may not be contiguous or may be owned by separate borrowers. For example, with respect to the Old Edwards Reserve at Lake Keowee Mortgaged Property and the Old Edwards Club Mortgaged Property (collectively, 2.0%) and the Miami Ironside District II — 7390, 7410, & 7500 NE 4th Court Mortgaged Property (1.0%), the related Mortgaged Property is comprised of multiple separate parcels, which are not contiguous.

Three (3) groups of Mortgage Loans (7.7%), set forth in the table below entitled “Related Borrower Loans”, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 3.5% of the Initial Pool Balance. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Lake James	$16,000,000	2.1%
Lake Hickory	10,800,000	1.4
Total for Group 2:	$26,800,000	3.5%
Group 2:
Country View Farms MHC	$5,836,000	0.8%
Country Living MHC	4,734,000	0.6
Oakwood MHC	4,522,000	0.6
Maple Lawn Villages MHC	4,376,000	0.6
Greentown Estates MHC	3,017,000	0.4
Modern Estates MHC	2,780,000	0.4
Total for Group 1:	$25,265,000	3.3%
Group 3:
Evoke MHC 3 Pack	$4,020,000	0.5%
Evoke MHC Ohio	2,340,000	0.3
Total for Group 3:	$6,360,000	0.8%

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

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Geographic Concentrations

The following table shows the states that have concentrations of Mortgaged Properties that secure approximately 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	15	$194,485,766	25.6%
North Carolina	8	$89,428,919	11.8%
Florida	8	$84,252,094	11.1%
District of Columbia	1	$75,000,000	9.9%
Tennessee	3	$67,668,056	8.9%
Texas	7	$40,880,611	5.4%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated on Annex A-1.

The remaining Mortgaged Properties are located throughout fifteen (15) other states, with no more than approximately 4.1% of the Initial Pool Balance secured by Mortgaged Properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in California and Texas are more susceptible to certain hazards (such as earthquakes and/or wildfires) than properties in other parts of the country.
●	Mortgaged Properties located in coastal states, which include Mortgaged Properties located in, for example, New York, California, Texas, Florida, Louisiana, North Carolina and South Carolina, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic States and in the Gulf Coast region, have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.
●	Mortgaged Properties located in an area covering the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States, are prone to tornados.
●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.
●	Three (3) Mortgaged Properties (3.1%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 14%.
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Mortgaged Properties With Limited Prior Operating History

Eleven (11) Mortgaged Properties (10.2%) have a limited operating history (i.e., less than 12 most recent months of recent historical financials), as follows:

●	Each of the 2461 East 17th Street (2.4%) and the 7315-7321 North Atlantic Avenue (1.0%) Mortgage Loans is secured, in whole or in part, by Mortgaged Properties that were constructed, in a lease-up period or were the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history or the related Mortgage Loan Seller did not take the operating history into account in the underwriting of the related Mortgage Loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.
●	Each of the 400 Arcola Road (0.7%), Kayyem Retail Portfolio — CVS - Montevallo (0.3%), Kayyem Retail Portfolio — Giant Eagle - Punxsutawney (0.2%), Kayyem Retail Portfolio — Dollar Tree - Lebanon (0.2%) and Kayyem Retail Portfolio — Dollar Tree - West Allis (0.2%) Mortgaged Properties is a single tenant property subject to a double-net, triple-net or absolute-net lease with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.
●	Each of the Kingsport Pavilion (2.5%), 1820 Loring Place (0.4%) and 437 East 12th Street and 435 East 9th Street (2.3%) Mortgage Loans is secured in whole or part by Mortgaged Properties that were acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller with historical financial information (or provided limited historical financial information) for such acquired Mortgaged Property.

Tenancies-in-Common or Diversified Ownership

Each of the Evergreen Medical Office Mortgage Loan (0.9%), Country View Farms MHC Mortgage Loan (0.8%), the Country Living MHC Mortgage Loan (0.6%), the Maple Lawn Villages MHC Mortgage Loan (0.6%), the Greentown Estates MHC Mortgage Loan (0.4%) and the Kingsport Pavilion Mortgage Loan (2.5%) has one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

●	With respect to the Kingsport Pavilion Mortgage Loan (2.5%) and the Marriott Cincinnati Mortgage Loan (2.4%), more than 20 individuals have direct or indirect ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests and Other Shared Interests

Each of the Old Edwards Portfolio Mortgage Loan (8.6%), the SoHo Centrale Mortgage Loan (7.3%), the 400 Arcola Road Mortgage Loan (0.7%) and the Mall at Prince George’s Mortgage Loan (2.0%) is secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

●	With respect to the Old Edwards Portfolio Mortgage Loan (8.6%), the Rivet House Mortgaged Property is subject to a condominium regime in which such Mortgaged Property accounts for an undivided 19.86% interest in the condominium. Accordingly, the borrower does not control the condominium.
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●	With respect to the SoHo Centrale Mortgage Loan (7.3%), the Mortgaged Property consists of three retail condominium units, which are each subject to condominium regimes in which such unit accounts for no greater than an undivided 21.41% interest in the related condominium. Accordingly, the borrowers do not control the condominiums.
●	With respect to the 400 Arcola Road Mortgage Loan (0.7%), the related Mortgaged Property is secured by the borrower’s fee simple interest in four of 12 condominium units (Unit NAB, Unit South Building, Unit North Building and Unit Research Building) in a mixed-use, life science, research and development campus. The other eight condominium units are owned by separate affiliate entities. The condominium board is currently comprised such that board members for each unit vote in proportion to their undivided percent interest in the common elements, so the borrower’s board members have a 43.15% voting stake in the condominium regime. The borrower has two members on the board and, as such, the borrower does not control the board. No other unit owner has a percentage interest in the condominium sufficient to establish control thereunder, but all unit owners are affiliated at this time.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium and Other Shared Interest Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Property Ownership Interest(1)

Property Ownership Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)	73	$757,735,980	99.8%
Fee/Leasehold	1	1,550,000	0.2
Total	74	$759,285,980	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as “fee” or “fee simple” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases, except as noted below or in the exceptions, if any, to representation and warranty number 34 on Annex D-1 and representation and warranty number 34 on Annex E-1 located on Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex E-6, respectively, (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable options) and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to each of the Lake James Mortgage Loan (2.1%) and the Lake Hickory Mortgage Loan (1.4%), the related Mortgage Loan is secured in part (or is anticipated to be secured in part) by the related borrower’s leasehold interest in a marina pursuant to a ground lease that generally does not provide standard lender protections as described under “—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties.”

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Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than twelve (12) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, and such ESAs may have recommended continuing implementation of an operations and maintenance plan and, in some cases, minor abatements, additional testing and/or remediation depending on the property use and/or age. For some of the mortgaged real properties, the related ESAs may have noted that onsite underground storage tanks or leaking underground storage tanks previously had been removed or closed in place or other types of potential or actual spills or releases may have occurred, and based on criteria such as experience with past investigations, cleanups or other response actions, the quantities or types of hazardous materials involved, the absence of significant risk, tank test results or other records, and/or other circumstances including regulatory closure, the ESAs did not recommend any further investigation or other action. In some such cases, even where regulatory closure was documented for past incidents the ESAs may have reported that requests to governmental agencies for any related files are pending. However, those ESAs nevertheless concluded that such incidents were not likely to be significant at the time they were prepared. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

With respect to the Old Edwards Portfolio Mortgage Loan (8.6%), the ESA for the Old Edwards Inn Mortgaged Property identified (i) a REC related to the operations of a dry cleaning plant located on the Mortgaged Property since 2003 which previously used chlorinated solvents, including tetrachloroethylene during the dry cleaning process; and (ii) a controlled recognized environmental condition (“CREC”) related to an incident with a leaking underground storage tank at a former service station located on the Mortgaged Property that occurred in April 1993 that impacted the underlying soil. A No Further Action letter with respect to such CREC was issued by the State of North Carolina on December 14, 1993.

With respect to the Compass Storage National Portfolio 2.0 Mortgage Loan (8.6%), the ESA for the Hastings-on-Hudson Mortgaged Property (0.8%) identified historical onsite automotive repair operations conducted at the Mortgaged Property from 1947 to 1999 as a CREC. These historical operations resulted in several documented releases of hazardous substances that impacted groundwater and soil vapor. Soil vapor impacts were first identified in 2020 and raised concerns regarding potential groundwater impacts. In 2025, a subsurface investigation confirmed petroleum-related impacts to groundwater at concentrations above applicable New York State Department of Environmental Conservation (“NYSDEC”) Class GA values (applicable to groundwater designated as a potential source of potable water). A supplemental vapor intrusion (“VI”) investigation was subsequently conducted to evaluate the VI pathway associated with the identified groundwater impacts. The sub-slab and indoor air sampling results were evaluated under applicable New York State Department of Health (“NYSDOH”) VI decision criteria, which indicated that no further action was warranted. NYSDOH subsequently confirmed to NYSDEC that no further action was required based on its review of the VI results. Accordingly, NYSDEC closed the matter on March 27, 2026. In light of NYSDEC’s closure, the ESA consultant concluded that the historical releases and associated groundwater impacts do not present a significant health or environmental concern for the Mortgaged Property and did not recommend any further action. In addition, the ESA for the Neptune Mortgaged Property (0.6%) identified the presence of historic fill beneath approximately 2.25

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acres of the Mortgaged Property as a CREC. The historic fill was identified during the 1997 removal of underground storage tanks from the Mortgaged Property and was found to contain polycyclic aromatic hydrocarbons, arsenic, and lead at concentrations exceeding applicable cleanup criteria. To address these impacts, a deed restriction was recorded for the affected portion of the Mortgaged Property, limiting the area to non-residential use and requiring maintenance of an engineering barrier consisting of asphalt pavement, building foundations, and/or clean soil. In 1999, the New Jersey Department of Environmental Protection issued a restricted-use No Further Action (“NFA”) determination for the historic fill, subject to continued compliance with the deed restriction and associated engineering controls. Given the NFA and recorded deed restriction, the ESA consultant concluded that no further action was necessary.

With respect to the Queens Atrium Mortgage Loan (2.4%), the related ESA identified a REC at the related Mortgaged Property in connection with prior uses at the Mortgaged Property. According to the ESA, a review of historical fire insurance maps indicated that a single-story building on the southeastern portion of the Mortgaged Property was occupied by a filling station and an automobile repair facility between approximately 1960 and 1980. The building also contained a fuel oil tank. The automobile repair facility was demolished around 1985, and the area is now occupied by a surface parking lot. According to the ESA, no information regarding the operation or closure of any USTs associated with the former filling station and automobile repair facility was identified in state or local regulatory files. As such, the environmental consultant concluded that the absence of such removal and/or closure documentation or previous subsurface investigation represents a REC at the Mortgaged Property.

With respect to the Westroads Mall Mortgage Loan (2.4%), the related ESA identified a REC due to a leaking underground storage tank associated with a former Texaco retail petroleum fueling station located at the Mortgaged Property. The environmental consultant reported that a large-scale excavation was completed in 1997 in response to contamination of soil and perched groundwater. Additionally, the environmental consultant reported that, while no further evaluation has been conducted, the open case affiliated with the former on-site Texaco station represents a REC, and recommends the borrower consult with the Nebraska Department of Environment and Energy to determine what steps need to be taken to secure closure of the open case and submit a Tier 1 Pre-Investigation Work Plan Form, if necessary. At origination of the Mortgage Loan, the lender obtained an environmental insurance policy, with limits of $2 million and a $25,000 deductible. The environmental insurance policy is scheduled to expire on May 13, 2034.

With respect to the 437 East 12th Street and 435 East 9th Street Mortgage Loan (2.3%), as to the 435 East 9th Street Mortgaged Property (0.4%), the ESA identified the historical operation of a dry cleaner at the Mortgaged Property from approximately 1950 to 1958 as a REC. Dry cleaning operations from this period commonly used chemicals that can migrate through concrete and contaminate underlying soil and groundwater, even from relatively small releases. Because the dry cleaner operated before modern environmental requirements governing the handling and disposal of hazardous substances were in place, the ESA consultant recommended limited testing to determine whether the former operations had affected the Mortgaged Property. In August 2026, a limited subsurface investigation was conducted, focusing on the potential for vapors from historic dry cleaning chemicals to migrate from beneath the building into indoor air. No chemicals associated with historical dry cleaning operations were detected in the indoor air or sub-slab soil vapor samples collected during the investigation. Accordingly, the consultant recommended no further investigation or other action with respect to the former dry cleaning operations.

With respect to the Mall at Prince George’s Mortgage Loan (2.0%), the related ESA identified certain (i) RECs at the Mortgaged Property in connection with potential remaining soil and/or groundwater impacts resulting from (x) the historical operation of dry cleaner tenants at the Mortgaged Property which utilized, among other things, chlorinated solvents, and (y) certain former underground storage tanks with associated oil control program cases for which regulatory closure was granted but for which significant data gaps remain and (ii) controlled recognized environmental conditions at the Mortgaged Property in connection with residual soil and groundwater impacts including, among other things, petroleum, resulting from certain former underground storage tanks with associated oil control program cases for which regulatory closure was granted subject to ongoing controls, including that any impacted soil encountered

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in the future be handled in a manner that complies with state and local regulations. At origination, the borrower obtained an environmental insurance policy issued by Great American E&S Insurance Company with an 8-year term, a deductible of $10,000 per pollution condition and a policy limit of $1,000,000 per pollution condition and in the aggregate.

With respect to the Miami Ironside District II Mortgage Loan (1.7%), the ESA identified historical dry-cleaning operations conducted at the 345 NE 80th Street Mortgaged Property as a REC. Dry cleaning appears to have occurred onsite from approximately 1927 to 1983, during which time chlorinated solvents were likely used. Because chlorinated solvents are highly mobile and can enter the subsurface through relatively small releases, former dry-cleaning operations can result in impacts to soil, soil gas and groundwater even where solvents were generally handled and stored appropriately. The ESA also notes that perfluoroalkyl and polyfluoroalkyl substances (“PFAS”), a class of man-made chemicals historically used in water- and stain-resistant consumer clothing products, may be present in dry-cleaning waste streams or emissions as a result of leaching from treated fabrics during the cleaning process. Finally, the ESA identified three storage tanks historically associated with the dry-cleaning operations. Although the consultant believed the tanks were likely removed during redevelopment of the property between 1961 and 1968, no records were available confirming their contents, locations, or closure. Based on the presence of former dry cleaning operations at such Mortgaged Property, the ESA consultant recommended conducting further environmental evaluation to determine whether such Mortgaged Property may have been impacted by such operations. An opinion of probable cost was obtained which estimated the cost of investigation and remediation at between $310,000 to $1,000,000. In lieu of conducting further investigation, a Site Lender Environmental Asset Protection (“SLEAP”) policy was purchased for the 345 NE 80th Street Mortgaged Property from Beazley (Lloyds syndicate 3623) naming the lender and its successors and assigns as their interests may appear as first named insured, with limits of $2,000,000 per incident and in the aggregate, a $25,000 deductible and a term expiring September 16, 2034.

With respect to the Ashley Plaza Mortgage Loan (1.5%), the related ESA identified a CREC due to an adjoining property being associated with a historical petroleum release incident stemming from a gasoline service station operated on the site since 1977. The environmental consultant reported that a petroleum release reported in 1998 was found to have impacted groundwater beneath the Mortgaged Property, and assessment and remedial actions were subsequently conducted and monitored by the North Carolina Department of Environmental Quality (“NCDEQ”). The environmental consultant further reported that final groundwater sampling results from February 2011 identified petroleum hydrocarbons in several on-site wells at concentrations above North Carolina Groundwater Quality Standards, though below applicable gross contaminant levels. In October 2011, the NCDEQ determined that contaminant levels had diminished below action levels, and the incident received closure through a risk-based approach pursuant to a Notice of Residual Petroleum (“NORP”), constituting a land use restriction for groundwater. Based on the residual groundwater impacts on the Mortgaged Property managed under the NCDEQ land use restriction, the adjoining closed release case is considered a CREC in connection with the Mortgaged Property. Pursuant to the Mortgage Loan documents, the borrower is required to comply with all of the terms and conditions of the NORP, including the prohibitions on the use of groundwater at the Mortgaged Property.

With respect to the Del Rey Campus Mortgage Loan (0.9%), the related ESA identified certain CRECs in connection with residual groundwater, soil and/or soil vapor impacts at the Mortgaged Property related to various historical industrial uses. Teledyne, which operated at the Mortgaged Property since 1957, vacated in July 2013, and all structures were removed. Between 2013 and the present, Teledyne has been conducting investigation and remediation activities at and near the Mortgaged Property pursuant to requirements and under the oversight of the Los Angeles Area Regional Water Quality Control Board (the “RWQCB”). These investigations determined that volatile organic compounds (“VOCs”) and, to a far lesser degree, metals, had been released to the subsurface during the historical industrial operations. The most widespread and elevated VOCs identified in the subsurface were tetrachloroethene, trichloroethene, and cis-1,2 dichloroethane. Based on the findings from the investigations, Teledyne proposed an extensive on-site soil removal program. On March 2018, the RWQCB issued a no further action letter for on-site soil and required Teledyne to establish and maintain

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a land use restriction, continue monitoring groundwater, investigate and remediate off-sit soil and vapor impacts, and to notify the RWQCB if new or previously unidentified contamination was discovered during future construction activities.

With respect to the Kayyem Retail Portfolio Mortgage Loan (0.9%), the related ESA identified RECs at each of the Giant Eagle – Punxsutawney and Dollar Tree – Lebanon Mortgaged Properties in connection with environmental impacts resulting from the historic operation of automotive garage, repair, fueling and/or car wash uses (together with related underground storage tanks) at such Mortgaged Properties for which closure information is unavailable. According to opinions of probable cost obtained in connection with the origination of the Mortgage Loan, the estimated total cost of remediation is (i) between $540,000 and $851,000 with respect to the Giant Eagle – Punxsutawney Mortgaged Property and (ii) between $565,000 to $805,000 with respect to the Dollar Tree – Lebanon Mortgaged Property. At origination, the borrowers obtained an environmental insurance policy issued by Indian Harbor Insurance, with policy limits of $3,500,000 per pollution condition and in the aggregate, a deductible of $25,000 per pollution condition and a term expiring on October 2, 2034.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”) required by the franchisors.

Below are descriptions of (a) certain of such Mortgaged Properties that are undergoing (or are required or expected to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than the lesser of $1,000,000 and 10% of the related Mortgage Loan’s principal balance and (b) certain of such Mortgaged Properties that are subject to material PIPs.

●	With respect to the Old Edwards Portfolio Mortgage Loan (8.6%), the related borrower sponsor is expected to spend approximately $2,300,000 in anticipated future capital expenditure improvements over the next three years, including, among other things, (i) conference room and marina upgrades at the Old Edwards Reserve at Lake Keowee Mortgaged Property, (ii) bathroom remodels at the Half Mile Farm Mortgaged Property and (iii) elevator and HVAC upgrades at the Old Edwards Inn Mortgaged Property.
●	With respect to the Hamilton Place Mortgage Loan (6.2%), the borrower sponsor is expected to spend approximately $4,400,000 from 2026 to 2027 for renovations at the Mortgaged Property. Approximately $1,511,281 was deposited into a capital expenditure reserve at the origination of the Hamilton Place Mortgage Loan.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

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Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller or other originator obtained a current (within six (6) months of the origination date of the Mortgage Loan), full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—Argentic Real Estate Finance 2 LLC—Argentic’s Origination Procedures and Underwriting Guidelines”, “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes” and “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

Engineering Reports

In connection with the origination of each Mortgage Loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within thirteen (13) months of the Cut-off Date. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—Argentic Real Estate Finance 2 LLC—Argentic’s Origination Procedures and Underwriting Guidelines”, “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes” and “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each Mortgage Loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. In addition, certain Mortgaged Properties may be legal non-conforming uses that may be restricted after certain events, such as casualties, at the Mortgaged Properties. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—Argentic Real Estate Finance 2 LLC—Argentic’s Origination Procedures and Underwriting Guidelines”, “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes” and “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”.

With respect to the Hamilton Place Mortgage Loan (6.2%), the Mortgaged Property is subject to a condemnation action with the Tennessee Department of Transportation with respect to a de minimis, non-material portion of the Mortgaged Property for expansion of sidewalks.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 24 on Annex D-1 and representation and warranty number 24 on Annex E-1 and the identified exceptions to those representations and

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warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex E-6, respectively, for additional information.

Litigation and Other Considerations

There may be pending or threatened legal proceedings against, or other past or present criminal or adverse regulatory circumstances experienced by, the borrowers, the borrower sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation or condemnation proceedings.

With respect to the 1351 Jerome Mortgage Loan (2.0%), there are three outstanding negligence actions involving an affiliate of the borrower sponsor, as a co-defendant relating to construction accidents at another property. In addition, the non-recourse carveout guarantor is a defendant in a claim in which the plaintiff tenant alleges its lease for portions of a property in Brooklyn was contingent on the landlord obtaining a temporary certificate of occupancy and the tenant obtaining a liquor license, that neither condition was met, and that after the tenant terminated the lease the defendants refused to return its $30,000 security deposit and $10,000 in prepaid rent. The complaint asserts breach of lease, unjust enrichment, fraud, and corporate veil-piercing claims against the individual defendants, and seeks actual and punitive damages in excess of the jurisdictional limits of the lower courts plus attorneys’ fees.

With respect to the Ashley Plaza Mortgage Loan (1.5%), one of the borrower sponsors and his three brothers are jointly and severally liable, as guarantors, for approximately $12,200,000 across the following four open litigation matters: (i) a dispute over whether the related lender had agreed to extend the repayment deadline on a $32,800,000 loan, ultimately resolved through a settlement under which the property was surrendered and the four guarantor-brothers personally agreed to pay $7,000,000, evidenced by a confession of judgment; (ii) a lawsuit on a revolving line of credit in the amount of $2,000,000 that matured unpaid on January 9, 2025, currently in discovery with no judgment yet entered; (iii) revolving note in the amount of a $1,500,000 that defaulted at final maturity, on which summary judgment has been entered and a judgment of approximately $1,890,000 has been recorded in the related lender’s favor; and (iv) a refiling of a credit facility claim by another lender, on which summary judgment has been granted and a judgment of approximately $1,570,000 has been recorded in the related lender’s favor.

With respect to the 20 West 47th Street Mortgage Loan (2.6%), the related non-recourse carveout guarantor was sued for alleged fraud in 2018. The plaintiff alleged that he and the defendant (the 20 West 47th Street carveout guarantor) had a 20 year business relationship during which they successfully concluded many transactions, that in April 2016 the defendant asked the plaintiff to make him a $4.2 million loan, that the plaintiff was reluctant to make a loan of that size, and that the defendant induced the plaintiff to make the loan by telling him he owned a rare 8.53 carat blue green diamond that he would pledge to secure the loan and that was worth “two to three times the loan amount,” and the plaintiff therefore made the loan. The plaintiff further alleged that after making payments of $210,000 on the loan between May and November 2016, the defendant stopped making payments, that in July 2017 the plaintiff demanded payment and the defendant failed to repay, and that the plaintiff then had the diamond evaluated for sale, and learned it had been artificially irradiated to change its color and was worth only $100,000 to $200,000. The plaintiff sought repayment of principal and interest on the loan, costs, attorneys’ fees and $5 million in punitive damages. According to a court notice filed April 27, 2020, a settlement was entered into in which the defendant agreed to pay the plaintiff $4,650,000, and the plaintiff agreed to return to the defendant the diamond the defendant had pledged. The parties entered into a stipulation of discontinuance with prejudice on June 15, 2020, with each side bearing its own fees and costs. The matter is now closed.

With respect to the StorQuest Self Storage – Stockton Mortgaged Property (1.2%), the borrower and property manager are defendants in relation to the ongoing litigation regarding a wage and hour dispute by a former employee of the property manager. The borrower indicated that if settlement is reached, the property manager will be the liable party.

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With respect to the My Garage Self Storage Mortgage Loan (0.9%), one of the related guarantors, Lawrence Charles Kaplan, and/or certain of his affiliates, are named defendants to an action (1) alleging (a) breach of contract, (b) unjust enrichment and (c) breach of the covenant of good faith and fair dealing in connection with Mr. Kaplan’s alleged concealment of revenue collected from a company in order to deprive the plaintiff of his share of such revenue pursuant to a revenue sharing arrangement based on the plaintiff’s efforts to generate business for such company and (2) seeking (a) damages of at least $1.0 million for each claim and (b) a declaration that the plaintiff is entitled to receive 50% of the gross revenue generated by any transactions the plaintiff originated. Discovery has been closed on the case since January 2025, except for a motion pending on the plaintiff’s challenge to certain documents not produced on the basis of privilege.

With respect to the SoHo Centrale Mortgage Loan (7.3%), the related borrower sponsor and non-recourse carveout guarantor, Jason Carter, was the sole member of an entity (the “Borrower Sponsor Affiliate”) that was a passive investor in a joint venture (the “JV Entity”) formed in connection with an unrelated condominium conversion project in New York City (the “Project”). In 2018, after construction deficiencies and stop-work order, the underlying mortgage and construction loans for the Project (for which Mr. Carter was the guarantor) went into maturity default and foreclosure action was initiated. As a result of the default, Mr. Carter, the Borrower Sponsor Affiliate and the JV Entity filed a suit against the JV Member and its principal, alleging wrongful acts and omissions of duties in gross violation of the JV Entity’s operating agreement (the “Operating Agreement”) and for misappropriating the unexcavated land below the Project for their own use and benefit. The court issued a temporary restraining order against the JV Member, removing it as manager of the JV Entity and substituting the Borrower Sponsor Affiliate in its place. In June 2019, while foreclosure proceedings with respect to financing of the Project were pending, the JV Entity filed for chapter 11 bankruptcy protection. During the bankruptcy proceedings, an entity formed by Mr. Carter acquired the Project pursuant to a court order and the related mortgage debt was paid in full. In 2021, the JV Member commenced an action against Mr. Carter and the Borrower Sponsor Affiliate alleging, among other things, breach of fiduciary duty, breach of contract and breach of the implied covenant of good faith and fair dealing and seeking damages in excess of $48,000,000. Following dismissal of the action and subsequent appeals, on March 4, 2025, the United States Court of Appeals for the Second Circuit affirmed dismissal of the fiduciary-duty-based claims but reinstated the breach of contract and implied covenant claims and remanded such claims for further proceedings. Mr. Carter and the Borrower Sponsor Affiliate have denied liability and asserted affirmative defenses and counterclaims arising from the JV Member’s alleged breaches of obligations in connection with the Project and the Operating Agreement. Mr. Carter, the Borrower Sponsor Affiliate and the JV Entity are also pursuing claims against the JV Member and its principal arising from their management of the Project, and the JV Member has asserted additional counterclaims. The litigation remains pending and discovery is ongoing.

We cannot assure you that any such proceeding would not have an adverse effect on, or provide any indication of the future performance of the borrowers, borrower sponsors and managers related to, the Mortgage Loans.

With respect to certain of the Mortgage Loans, the related borrower, borrower sponsor, guarantor and/or their respective affiliates may be subject to multiple pending lawsuits, for claims related to, among other things, torts, negligence, personal injury, and premises liability. Such legal proceedings and other disputes may be covered by insurance. We cannot assure you that any such insurance will be adequate to cover litigation, disputes and related expenses. In addition, certain types of litigation may not be covered by insurance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

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Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Loan Purpose

Twenty-eight (28) of the Mortgage Loans (68.9%) were, in whole or in part, originated in connection with the borrower’s refinancing of a previous mortgage loan secured by the Mortgaged Property.

One (1) of the Mortgage Loans (8.6%) was, in whole or in part, originated in connection with the borrower’s refinancing and acquisition of the related Mortgaged Property.

One (1) of the Mortgage Loans (1.0%) was, in whole or in part, originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Thirteen (13) of the Mortgage Loans (21.6%) were, in whole or in part, originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Default History, Bankruptcy Issues and Other Proceedings

With respect to certain of the Mortgage Loans prior to the date of origination, (a) related borrowers, borrower sponsors and/or key principals (or affiliates thereof) have previously sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure, short sale, loan restructuring, forbearance agreement, or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or (b) a Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership or the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring or provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming an REO property. For example, within approximately the last 10 years, with respect to the 20 largest Mortgage Loans:

●	With respect to the SoHo Centrale Mortgage Loan (7.3%), the related borrower sponsor and non-recourse carveout guarantor, Jason Carter, was the guarantor with respect to mortgage and construction loans in connection with an unrelated condominium conversion project in New York City (the “Project”). In 2018, after construction deficiencies and stop-work order, the underlying mortgage and construction loans for the Project went into maturity default and foreclosure action was initiated. In June 2019, while foreclosure proceedings with respect to financing of the Project were pending, the borrower entity filed for chapter 11 bankruptcy protection. During the bankruptcy proceedings, an entity formed by Mr. Carter acquired the Project pursuant to a court order and the related mortgage debt was paid in full.
●	With respect to the Hager NYC Portfolio Mortgage Loan (3.2%), the borrower sponsor and non-recourse carveout guarantor is being sued on a guaranty in connection with a foreclosure on a loan secured by a commercial condominium unit.
●	With respect to the 20 West 47th Street Mortgage Loan (2.6%), the non-recourse carveout guarantor was a defendant in a foreclosure action on a commercial mortgage loan that was filed in September 2021.
●	With respect to the Holiday Inn Hasbrouck Heights Mortgage Loan (2.5%), the borrower sponsor has been subject to prior loan defaults, including payment delinquencies under a securitized commercial mortgage loan secured by a hotel property during the period from approximately June 2020 through June 2021.
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●	With respect to the Queens Atrium Mortgage Loan (2.4%), the related borrower sponsor or affiliates of the borrower sponsor have sponsored other real estate projects that have been the subject of mortgage loan defaults and foreclosures, deeds-in lieu of foreclosure or discounted payoffs on loans secured by such projects within the last 10 years.
●	With respect to the Marriott Cincinnati Northeast Mortgage Loan (2.4%), the non-recourse carveout guarantor, CSC Holdings, LLC, an affiliate of Columbia Sussex Corporations, has been involved in various mortgage defaults, deeds-in-lieu of foreclosure and discounted payoffs in connection with various mortgage loans.

One (1) of the Mortgage Loans (2.4%) (i) was a refinancing in whole or in part of prior loans (or refinancings of bridge loans that in turn refinanced prior loans) that were secured by, or mezzanine loans that were secured by interests in the owner of, the related Mortgaged Property, which prior loan was in default at the time of refinancing and/or otherwise involved a discounted pay-off, maturity extension, short sale or other restructuring or (ii) provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming an REO property, as described below:

●	With respect to the Queens Atrium Mortgage Loan (2.4%), the prior loan secured by the Mortgaged Property had an original maturity in July 2024 and was transferred into special servicing. The borrower negotiated a forbearance agreement on December 30, 2024, extending the prior loan’s term initially to July 6, 2025, and then to July 6, 2026. The related borrower sponsor remained current on debt service payments throughout the term of the prior loan. The Queens Atrium Mortgage Loan refinanced such prior loan, in full, on July 7, 2026.

With respect to certain of the Mortgage Loans, related borrowers, borrower sponsors and/or key principals (or affiliates thereof) may previously have been the subject of personal bankruptcy proceedings, or a related Mortgaged Property has previously been involved in a borrower, principal or tenant bankruptcy. For example, within approximately the last 10 years, with respect to the 20 largest Mortgage Loans:

●	With respect to the Hamilton Place Mortgage Loan (6.2%), the related borrower sponsor, along with other borrower sponsor affiliates, filed a voluntary Chapter 11 bankruptcy on November 1, 2020. On November 1, 2021 the borrower sponsor emerged from bankruptcy with all matters in the bankruptcy having been resolved, except for the resolution of some disputed claims, which claims have been separately reserved for with an independent third party. As a result of the bankruptcy, outstanding loans guaranteed by the borrower sponsor were deemed to be in default; however, the borrower sponsor worked with servicers to obtain waiver agreements with regard to all loans deemed to have been in default due to the bankruptcy filing.

In addition, certain borrower sponsors of mortgage loans secured by office properties have been the subject of concentrated and material stress-related events with respect to their office properties in the recent past that, in the aggregate, pose a unique risk to such sponsor, including, that a related borrower sponsor has been the sponsor with respect to a number of mortgage loans secured by office properties which have recently experienced, or are currently subject to, servicer monitoring/watchlists, cash traps, delinquency events, transfers to special servicing, and/or foreclosures/deeds-in lieu.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

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Tenant Issues

Tenant Concentrations

The Mortgaged Properties have single tenants as set forth below:

●	Eight (8) of the Mortgaged Properties (4.3%) securing, in whole or in part, five (5) Mortgage Loans, are leased to a single tenant.
●	Excluding Mortgaged Properties that are part of a portfolio of Mortgaged Properties, no Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 1.1% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

The Mortgaged Properties have certain tenant concentrations (among the five (5) largest tenants (based on net rentable area)) across multiple Mortgaged Properties securing 5.0% or more of the Initial Pool Balance (based on allocated loan amount), as set forth below:

●	H&M is a tenant at each of the Hamilton Place and the Westroads Mall Mortgaged Properties (collectively, 8.5%).

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the five (5) largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top 5 tenants at a particular Mortgaged Property, as identified on Annex A-1, have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the retail, office, mixed use (excluding any multifamily component) and industrial Mortgaged Properties:

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.
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●	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, such Mortgaged Properties are occupied by a single tenant under a lease that expires prior to, or within one year of, the maturity date of the related Mortgage Loan.
Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Mortgage Loan Maturity Date
Hager NYC Portfolio – 753 9th Avenue(1)	0.7%	2/29/2028	11/6/2031
Kayyem Retail Portfolio – CVS - Montevallo	0.3%	1/31/2031	10/6/2031
Kayyem Retail Portfolio – Dollar Tree - West Allis	0.2%	8/31/2030	10/6/2031

(1)	Relates solely to commercial space. The 753 9th Avenue Mortgaged Property is a mixed use property which also includes 11 multifamily tenants. Commercial income represents approximately 33.9% of underwritten effective gross income at the 753 9th Avenue Mortgaged Property.
●	With respect to the Mortgage Loans shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property or portfolio of Mortgaged Properties (excluding Mortgaged Properties leased to a single tenant set forth in the bullet above) expire in a single calendar year prior to, or within one year of the maturity date of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to the maturity date of the related Mortgage Loan.
Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Leased SF Expiring	Calendar Year of Expiration	Mortgage Loan Maturity Date
Hager NYC Portfolio — 200 West 96th Street(1)	0.8%	50.0%	2028	11/6/2031

(1)	Relates solely to commercial space. The 200 West 96th Street Mortgaged Property is a mixed use property which also includes 8 multifamily units. Commercial income represents approximately 67.3% of underwritten effective gross income at the 200 West 96th Street Mortgaged Property.
●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity date of the related Mortgage Loan.

Furthermore, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain or corporate group that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores, offices or locations in the chain, reduce exposure, relocate stores, offices or locations, or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores, offices or locations.

We cannot assure you that any other tenant or anchor tenant or shadow anchor at a Mortgaged Property will not close stores, offices or locations, including stores, offices or locations at or near the Mortgaged Property.

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Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property, or the Mortgaged Property is not (or is estimated not to be) capable of being rebuilt, within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, (viii) if the landlord defaults on its obligations under the lease, (ix) if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor, (x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time, (xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases, (xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time, or (xiii) based upon contingencies other than those set forth in this “—Lease Expirations and Terminations” section. In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable Mortgaged Property are permitted, an unaffiliated or affiliated third party. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain termination rights or situations in which the tenant may no longer occupy its leased space rights or pay full rent.

In addition, certain of the tenant leases permit the related tenant, effective prior to (or within one year of) the maturity date of the related Mortgage Loan, to unilaterally terminate its lease or otherwise reduce its leased space upon providing notice of such termination within a specified period prior to the termination date of the related lease. For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the University Park Mortgage Loan (6.1%), (i) the third largest tenant, Apple (representing 5.6% of the net rentable area at the Mortgaged Property), has the one-time right to terminate its lease effective September 1, 2027, upon nine months’ written notice to the borrower and payment of a termination fee and (ii) the fifth largest tenant, Zenith Insurance (representing 3.0% of the net rentable area at the Mortgaged Property), has the one-time right to terminate its lease effective on September 30, 2028, upon nine months’ written notice to the borrower and payment of a termination fee.
●	With respect to the One Penn Center Mortgage Loan (2.5%), (i) the fourth largest tenant, Olin Partnership Ltd (representing 3.5% of the net rentable area at the Mortgaged Property), has the one-time right to terminate its lease effective May 31, 2032, upon 12 months’ prior written notice to the borrower and payment of a termination fee and (ii) the fifth largest tenant, Bond Station House, LLC (representing 3.1% of the net rentable area at the Mortgaged Property), has the one-time right to terminate its lease effective October 31, 2027, upon 12 months’ prior written notice to the borrower and payment of a termination fee.
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●	With respect to the Del Rey Campus Mortgage Loan (0.9%), the largest tenant, Electronic Arts, leasing approximately 57.5% of the net rentable area at the related Mortgaged Property, has the right to terminate its lease with respect to its entire leased premises effective as of December 31, 2032 with (i) written notice to the borrower between September 30, 2031 and December 31, 2031 and (ii) payment of a termination fee.

Certain of the tenant leases may permit the related tenant, effective prior to (or within one year of) the maturity date of the related Mortgage Loan, to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property:

●	With respect to the Hamilton Place Mortgage Loan (6.2%), the fourth largest tenant at the Mortgaged Property, Shoe Department/Encore, representing approximately 2.9% of the net rentable area at the Mortgaged Property, has a one-time right to terminate its lease in the event the gross sales for the period of August 1, 2026 through July 31, 2027 do not meet or exceed $1,500,000 with 90 days’ prior written notice delivered to the borrower by September 29, 2027.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance:

●	With respect to the Hamilton Place Mortgage Loan (6.2%), the largest tenant, Barnes & Noble Booksellers, representing approximately 7.7% of the net rentable area at the Mortgaged Property, the second largest tenant, H&M, representing approximately 6.0% of the net rentable area at the Mortgaged Property and the fourth largest tenant, Shoe Department/Encore, representing approximately 2.9% of the net rentable area at the Mortgaged Property, may each pay reduced rent or terminate its respective lease if a specified percentage of the Mortgaged Property is unoccupied or certain tenants go dark.
●	With respect to the Kingsport Pavilion Mortgage Loan (2.5%), the largest tenant, Academy Sports + Outdoors, representing approximately 23.6% of the net rentable area of the Mortgaged Property, the second largest tenant, Michaels, representing approximately 11.3% of the net rentable area at the Mortgaged Property, the third largest tenant, Burlington, representing approximately 9.7% of the net rentable area at the Mortgaged Property and the fourth largest tenant, Books-A-Million, representing approximately 8.1% of the net rentable area at the Mortgaged Property, may each pay reduced rent or terminate its respective lease if a specified percentage of the Mortgaged Property is unoccupied or certain tenants go dark.

In addition, certain of the tenant leases may permit a tenant to go dark at any time.

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. For example, set forth below are certain charitable institution tenants that individually represent more than 5% of the base rent at the related Mortgaged Property and

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have these types of risks. In addition, one or more leases at certain Mortgaged Properties representing less than 5% of the base rent could also have these types of risks:

Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Tenant(s)	% of Net Rentable Area	% of U/W Base Rent
One Penn Center	2.5%	Philadelphia Works, Inc.	10.7%	13.7%

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. In addition, one or more leases at certain Mortgaged Properties representing less than 5% of the base rent could also have these types of risks.

Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Tenant(s)	% of Net Rentable Area	% of U/W Base Rent
University Park	6.1%	US Government SSA	7.1%	9.3%
One Penn Center	2.5%	United States Government	7.6%	8.5%
One Penn Center	2.5%	City of Philadelphia	7.1%	6.8%
Queens Atrium	2.4%	CUNY LaGuardia Community College	48.5%	57.3%
Queens Atrium	2.4%	NYC School Construction Authority	27.8%	23.4%
Queens Atrium	2.4%	NYC Board of Education	23.6%	19.3%

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

Certain of the tenant leases may permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Terminations” section.

See “Description of the Top 15 Mortgage Loans” on Annex A-3 to this prospectus for more information on material termination options relating to the largest 15 Mortgage Loans.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation or may be underwritten based on straight-line rents. For example, with respect to (i) tenants that are one of the 5 largest tenants by net rentable square footage at a Mortgaged Property securing one of the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or (ii) tenants individually or in the aggregate representing more than 25% of the net rentable square footage at any Mortgaged Property:

●	With respect to the One Penn Center Mortgage Loan (2.5%), the rents of the second largest tenant, the United States Government (representing 7.6% of the net rentable area at the Mortgaged Property), and the third largest tenant, the City of Philadelphia (representing 7.1% of the net rentable area at the Mortgaged Property), are underwritten based on straight-line rents.
●	With respect to the Westroads Mall Mortgage Loan (2.4%), the second largest tenant, AMC Westroads (representing 13.6% of the net rentable area at the Mortgaged Property), pays a percentage rent of 50% of its earnings before interest, taxes, depreciation, amortization and rent in lieu of base rent.
●	With respect to the 2461 East 17th Street Mortgage Loan (2.4%), the Mortgaged Property has only two tenants, the USPS (United States Postal Service) (67.6% of net rentable area) and MB Stores of Brooklyn LLC d/b/a Jembro (“Jembro”) (32.4% of net rentable area). The USPS is not yet in occupancy, pending the buildout of its space, and is expected to take occupancy in January
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2027. The USPS began paying rent in May 2025. Jembro took occupancy in August 2026, but has not yet opened for business, and has four months of free rent through January 2027, which were reserved for at origination.

●	With respect to the Queens Atrium Mortgage Loan (2.4%), a full cash sweep period is currently in place until the lease expirations for the tenants NYC Board of Education and NYC School Construction Authority are extended through to at least December 31, 2040. At origination, the borrower reserved $3,000,000 with the lender in a debt service reserve to fund any shortfall in rents to pay monthly debt service. If the balance in the debt service reserve falls below $3,000,000, either the borrower or guarantors will be obligated to replenish the reserve to $3,000,000, which obligation will be recourse to the guarantors. However, there can be no assurance that the guarantors will have the financial ability to satisfy such obligation if it is required to do so. Funds in the debt service reserve will be released if, among other things, either the NYC Board of Education lease or the NYC School Construction Authority lease is extended for a term expiring no earlier than December 31, 2040.
●	With respect to the Del Rey Campus Mortgage Loan (0.9%), (i) the largest tenant, Electronic Arts, leasing approximately 57.5% of the net rentable area at the related Mortgaged Property, is not yet in physical occupancy in approximately 37.7% of its space (the “EA Expansion Space”) pending the completion of the related buildout (with an anticipated physical occupancy date for the EA Expansion Space in October 2026), (ii) the second largest tenant, Continental Development, leasing approximately 17.5% of the net rentable area at the related Mortgaged Property, is not yet in physical occupancy in its space pending the completion of the related buildout (with an anticipated physical occupancy date in October 2026) and (iii) the third largest tenant, Association of Surfing Professionals, LLC (World Surf League), leasing approximately 6.8% of the net rentable area at the related Mortgaged Property, has taken occupancy of its space but is entitled to a 50% abatement of base rent through March 31, 2027. We cannot assure you that any such tenants will take occupancy or begin paying rent as expected or at all.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, among the 5 largest tenants (based on net rentable area) at the 15 largest Mortgage Loans or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

●	With respect to the Hall of the States Mortgage Loan (9.9%), the largest tenant at the related Mortgaged Property, NBC News Channel, representing approximately 13.9% of the net rentable area at the Mortgaged Property, subleases approximately 23.7% of its space to Versant Media, LLC at an average monthly base rent of approximately $130,000 through the expiration of the sublease on September 30, 2028.
●	With respect to the One Penn Center Mortgage Loan (2.5%), the third largest tenant, the City of Philadelphia (representing 7.1% of the net rentable area at the Mortgaged Property), leases its space at the Mortgaged Property through the Philadelphia Municipal Authority (“PMA”). Through the PMA, the City of Philadelphia subleases a 12,500 square foot portion of its 50,000 square foot leased space from Magee Rehabilitation, which sublease expires on February 28, 2030. The PMA has executed a direct lease for this 12,500 square foot space, scheduled to commence on March 1, 2030 and expire in February 2042, during which the City of Philadelphia will continue to occupy the space as a subtenant.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

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Purchase Options and Rights of First Refusal

Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

With respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the SoHo Centrale Mortgage Loan (7.3%), the largest tenant at the Mortgaged Property, Tiffany’s, representing approximately 30.0% of the net rentable area of the Mortgaged Property, if the borrowers desire to sell their interest in the condominium unit(s) occupied by Tiffany’s, Tiffany’s has a right of first offer with respect to such sale, provided that Tiffany’s gives notice to the borrowers of its intention to buy the related condominium unit(s) not later than 20 business days after receiving notice from the borrowers of the proposed sale. If Tiffany’s fails to deliver such notice within the 20-day period, Tiffany’s of first offer will terminate, provided, however, that if the borrowers enter into a binding contract for the sale of the condominium unit(s) on substantially the same business terms as set forth in the initial notice provided to Tiffany’s within 180 days following Tiffany’s election not to purchase the condominium unit(s), or if the price being sought varies by more than 7% of the purchase price, then Tiffany’s right of first offer will be reinstated. Pursuant to the Subordination, Non-Disturbance, Attornments executed by Tiffany’s in connection with the origination of the SoHo Centrale Mortgage Loan, the right of first offer is subordinate to the exercise of the rights of the lender under the SoHo Centrale Mortgage Loan documents.

In addition, with respect to the Mortgage Loans not included in the 15 largest Mortgage Loans, the HP Plaza (1.1%) and Marriott Cincinnati Northeast (2.4%) Mortgaged Properties are each subject to a purchase option, a right of first refusal and/or a right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or its leased premises. Such rights are held by certain tenants, subtenants, sellers, franchisors, property managers, ground lessors, developers or owners’ associations at such Mortgaged Properties or other parties. The related right generally does not apply in the context of a foreclosure, deed-in-lieu or other exercise of remedies under the Mortgage Loan documents, though such rights may apply to subsequent purchasers following a foreclosure, deed-in-lieu or other exercise of remedies under the mortgage loan documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties may be leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Hall of the States Mortgage Loan (9.9%), a portion of the Mortgaged Property is master leased to a borrower affiliate, MEBAR HOS, LLC (the “Hall of the States Master Tenant”) pursuant to the terms of a master lease, effective as of January 1, 2012 (the “Hall of the States Master Lease”). The Hall of the States Master Tenant has subleased the entirety of the square footage under the Hall of the States Master Lease to various subtenants, which, as of July 2026, represents approximately 137,000 occupied square feet at the Mortgaged Property (approximately 22.1% of the net rentable area). The rent payable under the Hall of the States Master Lease is equal to the actual rent received, including base rent, additional rent, operating expenses, real estate taxes or other payments, from any sublease, license or other occupancy
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agreement for such leased premises. The Hall of the States Master Lease is scheduled to expire on December 31, 2032.

●	With respect to the Del Rey Campus Mortgage Loan (0.9%), the second largest tenant, Continental Development, representing approximately 21.3% of the underwritten rent at the related Mortgaged Property, is the related borrower sponsor and non-recourse carve-out guarantor under the Mortgage Loan.
●	With respect to the 359 West 39th Street Mortgage Loan (0.5%), the largest commercial tenant at the Mortgaged Property (approximately 28.24% of the total net rentable area and 77.42% of the commercial net rentable area at the Mortgaged Property), is owned by individuals who collectively own 15% of the Mortgaged Property.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease.”

Certain of the Mortgaged Properties may be leased in whole or in part by an originator and/or Sponsor or its affiliates.

●	See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”.
●	See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the projected gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans do not require earthquake insurance. Three (3) of the Mortgaged Properties (3.1%), are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 14%.

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In the case of forty-nine (49) Mortgaged Properties (63.3%) which secure in whole or in part twenty-seven (27) Mortgage Loans (63.3%), the related borrowers maintain insurance under blanket policies. In addition, each of the Country View Farms MHC, Country Living MHC, Oakwood MHC, Maple Lawn Villages MHC, Greentown Estates MHC and Modern Estates MHC Mortgaged Properties (collectively, 3.3%) are covered by the same blanket insurance policy.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager, as described below:

●	With respect to the Hamilton Place (6.2%) Mortgaged Property, the related borrower may rely on the insurance or self-insurance provided by the single tenant for all or a portion of the insurance coverage under the related Mortgage Loans, so long as the tenant’s lease is in effect and no default (or in certain cases, no monetary default) has occurred under the lease and the tenant’s insurance meets the requirements under the related loan documents and/or the applicable lease documents. If the tenant fails to provide acceptable insurance coverage, the borrower must obtain or provide supplemental coverage to meet the requirements under the loan documents.
●	With respect to the SoHo Centrale Mortgage Loan (7.3%), the borrowers may rely on the insurance or self-insurance provided by the condominium associations governing the Mortgaged Property for all or a portion of the insurance coverage required under the Mortgage Loan documents with respect to the core and shell of the buildings and common elements. If the condominium associations fail to provide acceptable insurance coverage with respect to the core and shell of the buildings and common elements, the borrowers will be required to obtain or provide supplemental coverage to meet the requirements under the loan documents or cause the applicable condominium board to modify the applicable condominium insurance policies as reasonably necessary to bring the applicable insurance coverage into full compliance with the terms of the Mortgage Loan documents; provided that the borrowers are only required to obtain “excess and contingent” insurance coverage to the extent such insurance coverage is available to the borrowers.

Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and see representation and warranty number 16 on Annex D-1 and representation and warranty number 16 on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex E-6, respectively, for additional information.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

●	With respect to the Old Edwards Portfolio Mortgage Loan (8.6%), the Old Edwards Inn Mortgaged Property is listed on the federal government’s National Register of Historic Places. In the event the Mortgaged Property were to receive federal assistance, such as funding or licensing, restrictions may be imposed on alterations or reconstruction due to such status.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues in addition to the issues described above. In addition, certain of the Mortgaged Properties are or may be subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to continue to comply with applicable law and/or to use commercially reasonable efforts to maintain the TCO, or cause the borrower sponsor of the Mortgage Loan to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a

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permanent certificate of occupancy is obtained for the related Mortgaged Property or contain general covenants to similar effect.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty numbers 24 and 25 on Annex D-1 and representation and warranty numbers 24 and 25 on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex E-6, respectively, for additional information.

Appraised Value

The appraised values presented in this prospectus and used in the calculation of financial metrics presented in this prospectus are based on appraisals obtained on the dates specified on Annex A-1, and do not reflect any changes in economic circumstances after the respective dates of the appraisals. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In certain cases, in addition to an “as-is” value, the appraisal states a value other than the “as-is” value that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property or states an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. However, other than as set forth below, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified in the definition of “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, the related Maturity Date/ARD LTV Ratio is calculated using an Appraised Value other than the “as-is” Appraised Value. With respect to the Mortgage Loans secured by the Mortgaged Properties identified in the definition of “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, the related Cut-off Date LTV Ratio is calculated using an Appraised Value other than the “as-is” Appraised Value.

With respect to the Lake James Mortgage Loan (2.1%), the Appraised Value for the Mortgaged Property of $24,300,000 includes the 147-slip marina discussed under “—Fee & Leasehold Estates; Ground Leases” as part of the related collateral. However, the seller of the Mortgaged Property is unable to assign the submerged land lease without the consent of related lessor, Duke Carolinas, LLC, which has not been obtained. We cannot assure you that such assignment and consent will occur as anticipated or at all.

In addition, the Appraised Value may be based on certain “extraordinary assumptions”, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances, free or abated rent periods or increased tenant occupancies. For example:

●	With respect to the Old Edwards Portfolio Mortgage Loan (8.6%), the Appraised Value for the Mortgaged Properties located in North Carolina is based on the extraordinary assumption that the hotel and golf club facilities continue to operate as one consolidated resort. Additionally, the related appraisal did not provide individual Appraised Values for any of the individual Mortgaged Properties located in North Carolina. The individual Appraised Values for the Old Edwards Inn, Half Mile Farm, 200 Main, Old Edwards Club and GlenCove Club Mortgaged Properties were calculated by the lender based on cap rates to the respective underwritten net cash flow for each
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Mortgaged Property resulting in the following approximate rounded appraised values: (a) $143,862,140 for the Old Edwards Inn Mortgaged Property (7.50% cap rate), (b) $21,366,390 for the 200 Main Mortgaged Property (8.50% cap rate), (c) $3,265,800 for the Half Mile Farm Mortgaged Property (8.50% cap rate), (d) $31,267,440 for the Old Edwards Club Mortgaged Property (13.00% cap rate) and (e) $2,238,230 for the GlenCove Club Mortgaged Property (13.00% cap rate).

Appraised Values are further calculated based on certain other assumptions and considerations set forth in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex E-6 and the exceptions thereto for additional information.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action. In addition, certain Mortgage Loans may require the lender to seek payment from an environmental insurance policy prior to seeking payment under an environmental indemnity.

Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the Mortgaged Property, whereas payment at maturity is primarily dependent upon the market value of the Mortgaged Property or the related borrower’s ability to refinance the Mortgage Loan. Moreover, the absence of a guarantor may increase likelihood that the related borrower will take actions triggering recourse liability under such non-recourse carveout provisions than if there was a guarantor that would become liable were such non-recourse carveout provisions triggered.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties:

●	With respect to the Queens Atrium Mortgage Loan (2.4%), the Mortgaged Property benefits from a long-term real estate tax abatement program, the New York City Industrial & Commercial Incentive Program (“ICIP”), which has a 25-year term that commenced in the 2007/2008 tax year and is scheduled to expire in the 2031/2032 tax year. According to the appraisal obtained in connection with the origination of the Mortgage Loan, the ICIP provides for (i) a 100% exemption from real estate taxes attributable to increases in the assessed value of the Mortgaged Property for years 1 through 16 of the term of the ICIP and (ii) an exemption percentage decreasing by
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10% per year in years 17 through 25 of the term of the ICIP. The ICIP benefit is expected to provide an abatement of $1,579,226 for the remainder of its term. According to the appraisal, estimated unabated real estate taxes for the Mortgaged Property in the 2026/2027 tax year (representing year 20 of the term of the ICIP) are $2,849,564 versus abated real estate taxes of $2,405,826. The lender underwrote real estate taxes to the full unabated real estate tax amount.

●	With respect to the 1351 Jerome Mortgage Loan (2.0%), the Mortgaged Property is in the third year of a 35-year 421-a tax abatement. Such abatement provides for a 100% abatement in the first 25 years, and an abatement based on the percentage of affordable apartments (99.6%) in the remaining 10 years. According to the appraisal, for the 2026/2027 tax year, the unabated taxes would have been $1,931,020 and the abated taxes are $43,616. The Mortgage Loan was underwritten based on estimated abated taxes of $43,013.
●	With respect to the Rise Lakeview Mortgage Loan (1.8%), the Mortgaged Property is subject to a City Sales Tax Refund Agreement pursuant to which the City of Birmingham, Alabama (the “City”) is obligated to make annual payments to the borrower, as successor-in-interest to the original developer of the Mortgaged Property, equal to the lesser of (i) $150,000 and (ii) 40% of the total amount of sales tax revenue due and paid to the City from any business located at the Mortgaged Property during the reimbursement term for the preceding fiscal year (such payments, the “Incentive Fee Payments”). The City Sales Tax Refund Agreement is scheduled to expire in 2032. Pursuant to the Mortgage Loan documents, among other things, the borrower (i) is required to diligently perform and observe all of the terms, covenants, and conditions of the City Sales Tax Refund Agreement in order to preserve and maintain the Incentive Fee Payments and (ii) may not terminate, cancel, consent to the termination or cancellation of or act or fail to act in such a manner that would cause the termination or cancellation of the City Sales Tax Refund Agreement, without the prior written consent of the lender. The Mortgage Loan will become full recourse to the borrower and guarantors if (i) the borrower consents to the amendment or modification of the City Sales Tax Refund Agreement without the lender’s prior written consent, (ii) the City Sales Tax Refund Agreement is surrendered or terminated by the borrower without the lender’s prior written consent and/or (iii) the Mortgaged Property fails to maintain its eligibility to receive the Incentive Fee Payments due to a breach or default by the borrower under the City Sales Tax Refund Agreement.
●	With respect to the 2270 Frederick Douglass Boulevard Mortgage Loan (1.7%), the Mortgaged Property benefits from a 15-year 421-a tax abatement, pursuant to which all of the units are rent stabilized. The 421-a tax abatement program provides for (i) a 100% real estate tax exemption during the first 11 years, (ii) an 80% real estate tax exemption in year 12, (iii) a 60% real estate tax exemption in year 13, (iv) a 40% real estate tax exemption in year 14 and (v) a 20% real estate tax exemption in year 15. The Mortgaged Property is currently in year 15 of the 421-a tax abatement program. The 421-a tax abatement is scheduled to expire on June 30, 2027, at which time the Mortgaged Property will become fully taxable and all units may be converted to free market rent, provided that the required 421-a deregulation documentation was included in the applicable tenants’ leasing packages. A review of the deregulation documentation indicated that 25 units (approximately 61% of the units at the Mortgaged Property) did not include the required 421-a deregulation notice in their subsequent renewal packages. As a result, if such tenants remain in occupancy at the time the 421-a tax abatement expires, those units will remain rent stabilized until they become vacant. The estimated abated real estate taxes for the 2026/2027 tax year are $349,930, compared to the underwritten unabated real estate taxes of $435,881. The Mortgage Loan will become full recourse to the borrower and guarantors upon the occurrence of any past, present or future violation under the 421-a tax abatement program or any applicable rent regulations, or upon the imposition of any fees, penalties or taxes, including any recapture or reinstatement thereof, arising from any such violation or failure to comply with the 421-a tax abatement program or any applicable rent regulations.
●	With respect to the HP Plaza Mortgage Loan (1.1%), the Mortgaged Property benefits from a tax incentive established under a Tax Limitation Agreement (“HP Plaza TLA”) and related Escrow
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Agreement (“HP Plaza EA”), pursuant to which the obligor (Springwoods Realty, Inc.) makes annual payments to the borrower as beneficiary. These payments are funded through two escrow accounts (“Escrow A” and “Escrow B”) maintained by an independent escrow trustee at Bank of America. As of December 31, 2025, Escrow A and Escrow B held balances of approximately $897,000 and $1.56 million, respectively, providing a combined balance of approximately $2.46 million, or roughly 11.5 years of coverage based on the 2025 HP Plaza TLA payment obligation of $213,192. The escrow structure includes replenishment and default protections including that if Escrow A is depleted, Escrow B serves as a backstop, and the obligor is required to replenish Escrow A with an amount equal to the projected HP Plaza TLA payments for the subsequent five-year period. Failure to replenish escrow funds or cure a HP Plaza TLA default triggers the release of all remaining escrowed funds to the beneficiary. The HP Plaza TLA is expected to remain in effect through 2036, subject to certain limited early termination events, and all obligations survive until full payment of amounts due under the HP Plaza TLA. The borrower has the right to assign its interests under the HP Plaza TLA and HP Plaza EA to future owners and lenders without obligor consent. The borrower has collaterally assigned its rights under the HP Plaza TLA and HP Plaza EA to the lender such that the lender succeeds to the borrower’s rights to the tax incentive payments and associated escrow protections in the event of a foreclosure or deed-in-lieu.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds” and see representation and warranty number 17 on Annex D-1 and representation and warranty number 17 on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex E-6, respectively, for additional information.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

●	Thirty-six (36) Mortgage Loans (80.7%) are interest only until the maturity date and therefore have an expected Maturity Balance at the related maturity date.
●	Seven (7) Mortgage Loans (19.3%) are amortizing until the maturity date and therefore have an expected Maturity Balance at the related maturity date.

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Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Default Grace Period (Days)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
6	0	41	96.6%
6	5	1	0.9
11	0	1	2.5
Total		43	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans (100%) are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

The interest rate of each Mortgage Note (including any Componentized Mortgage Loan) represents the weighted average interest rate of the related components. Prepayments of each Mortgage Note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the applicable Componentized Mortgage Loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under such Componentized Mortgage Loan. In addition, if any such increase in interest rate occurs after any Withheld Amount is withheld, but prior to the Withheld Amount’s inclusion in the Net Mortgage Rate as described under “Description of the Certificates—Distributions—Pass-Through Rates”, then the Withheld Amount may not reflect the increased interest rate when the Withheld Amount is included in the calculation of the Net Mortgage Rate.

“Componentized Mortgage Loan” means any Mortgage Loan described above that has been divided into more than one component under the related loan agreement for purposes of calculating interest and other amounts payable under such Mortgage Loan. For the avoidance of doubt, there are no Componentized Mortgage Loans related to the issuing entity.

Single Purpose Entity Covenants

With respect to the SoHo Centrale Mortgage Loan (7.3%), the Mortgage Loan documents allow the borrowers to rely on insurance provided by the condominium associations with respect to the core and shell of the buildings and common elements, provided that such coverage complies with the requirements of the Mortgage Loan documents. Two of the condominium associations provide L&O coverage that does not meet the market standard (10% of replacement cost). Until such time as acceptable L&O coverage is obtained that complies with the requirements set forth in the Mortgage Loan documents, the borrowers and guarantor are liable for all loss recourse up to the difference between the coverage in place as of the date of the origination of the Mortgage Loan and the market standard (10% of replacement cost).

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Additionally, the borrowers have until November 3, 2026, to provide the lender with evidence of an umbrella policy that meets the requirements set forth in the Mortgage Loan documents, and must use commercially reasonable efforts to add the lender as an additional insured to the Wooster House condominium association’s insurance policy.

With respect to the 20 West 47th Street Mortgage Loan (2.6%), the Mortgage Loan is recourse to the borrower and the guarantor in an amount equal to 10% of its outstanding principal balance.

With respect to the Queens Atrium Mortgage Loan (2.4%), the related borrower and non-recourse guarantor provided a payment guaranty for (i) any and all fees, costs and other amounts necessary to cause the renewal of the skybridge between the Mortgaged Property and the 30-30 Thomson Ave Property and (ii) any shortfall deposit in the debt service reserve account required to bring the balance of funds in such account to the minimum deposit amount of $3,000,000. The borrower and non-recourse guarantor also have full recourse liability until the expired temporary certificate of occupancy for the Mortgaged Property is renewed and tenant estoppel certificates from each of the three tenants at the Mortgaged Property are delivered to the lender.

With respect to the Lake James Mortgage Loan (2.1%), if the submerged land lease or underlying license pertaining to the portion of the Mortgaged Property improved by a marina described under “—Fee & Leasehold Estates; Ground Leases” is terminated and not reinstated or replaced within 120 days following any such termination, the Mortgage Loan documents provide full recourse to the related borrower and guarantors in an amount up to $3,500,000 (representing approximately 22% of the original principal balance of the Mortgage Loan).

With respect to the 1351 Jerome Mortgage Loan (2.0%), the Mortgage Loan documents provide for 10% recourse to the related non-recourse carveout guarantor.

With respect to the Rise Lakeview Mortgage Loan (1.8%), there is a payment guaranty by the one of the non-recourse carveout guarantors for 15% of the Mortgage Loan amount.

With respect to the 2270 Frederick Douglass Boulevard Mortgage Loan (1.7%), there is a payment guaranty by the non-recourse carveout guarantors for 20% of the Mortgage Loan amount.

With respect to the Lake Hickory Mortgage Loan (1.4%), if the submerged land lease or underlying license pertaining to the portion of the Mortgaged Property improved by a marina described under “—Fee & Leasehold Estates; Ground Leases” is terminated and not reinstated or replaced within 120 days following any such termination, the Mortgage Loan documents provide full recourse to the related borrower and guarantors in an amount up to $1,000,000 (representing approximately 9% of the original principal balance of the Mortgage Loan).

We cannot assure you that the borrower sponsor and/or guarantor will satisfy such obligation in the event it is called upon to do so. Conversely, the existence of such payment guaranty may increase the risk of consolidation of the borrower with the related guarantor in the event of a bankruptcy of the guarantor or its affiliates.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”, “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of prepayment lockout, prepayment fee, defeasance and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See Annex A-

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1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or the allocated loan amount of the related Mortgaged Property (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the Mortgage Loans.

In addition, certain of the Mortgage Loans may permit the related borrower to paydown a Mortgage Loan in the event that the related loan fails to satisfy a minimum debt service requirement.

Voluntary Prepayments

As of the Cut-off Date, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

With respect to three (3) Mortgage Loans (4.7%) (the “YM/Defeasance Loans”):

●	one (1) Mortgage Loan (2.4%) permits the related borrower after a lockout period of 28 payments following the origination date, for a specified period of time, (i) to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property after a lockout period of at least two (2) years from the Closing Date and prior to the open prepayment period, or (ii) prepay the Mortgage Loan in whole or in part with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount, subject to a lockout, and prior to the open prepayment period;
●	one (1) Mortgage Loan (2.0%) permits the related borrower after a lockout period of 30 payments following the origination date, for a specified period of time, (i) to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property after a lockout period of at least two (2) years from the Closing Date and prior to the open prepayment period, or (ii) prepay the Mortgage Loan in whole or in part with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount, subject to a lockout, and prior to the open prepayment period;
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●	one (1) Mortgage Loan (0.4%) permits the related borrower after a lockout period of 26 payments following the origination date, for a specified period of time, (i) to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property after a lockout period of at least two (2) years from the Closing Date and prior to the open prepayment period, or (ii) prepay the Mortgage Loan in whole or in part with the payment of the greater of a yield maintenance charge or a prepayment premium of 2% of the prepaid amount, subject to a lockout, and prior to the open prepayment period; and
●	Thirteen (13) Mortgage Loans (16.4%) permit the related borrower after a lockout period of 11 to 25 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1%, as applicable, of the prepaid amount if such repayment occurs prior to the related open prepayment period.

The Mortgage Loans that permit voluntary prepayment with yield maintenance have the following lock-out periods as indicated in the following table:

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-Out Period
SoHo Centrale	$55,500,000	7.3%	11
Queens Atrium	$18,000,000	2.4%	28
Mall at Prince George’s	$14,942,609	2.0%	30
Miami Ironside District II	$12,750,000	1.7%	25
StorQuest Self Storage - Stockton	$9,460,000	1.2%	23
HP Plaza	$8,000,000	1.1%	11
Del Rey Campus	$7,000,000	0.9%	23
Country View Farms MHC	$5,836,000	0.8%	25
Country Living MHC	$4,734,000	0.6%	25
Oakwood MHC	$4,522,000	0.6%	25
Maple Lawn Villages MHC	$4,376,000	0.6%	25
Evoke MHC 3 Pack	$4,020,000	0.5%	24
1820 Loring Place	$3,048,000	0.4%	26
Greentown Estates MHC	$3,017,000	0.4%	25
Modern Estates MHC	$2,780,000	0.4%	25
Evoke MHC Ohio	$2,340,000	0.3%	23

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	3	5.2%
4	10	22.1
5	2	2.7
6	1	2.0
7	27	68.1
Total	43	100.0%

(1)	See Annex A-1 for specific criteria applicable to the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

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“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of twenty-seven (27) of the Mortgage Loans (the “Defeasance Loans”) (78.9%) permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the Mortgage Loan (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two (2) years after the Closing Date.

As described under “—Prepayment Protections and Certain Involuntary Prepayments” above, three (3) of the Mortgage Loans (4.7%) are YM/Defeasance Loans.

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Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, and (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans may permit the addition of real property to the Mortgage Loan collateral.

Partial Releases; Partial Defeasance or Prepayment

With respect to the Compass Storage National Portfolio 2.0 Mortgage Loan (8.6%), the borrowers have the right at any time (x) after the earlier of (a) the end of the two-year period commencing on the closing date of the last securitization involving any portion of the Compass Storage National Portfolio 2.0 Whole Loan and (b) August 19, 2030 and (y) prior to the monthly payment date in March 2031, to obtain the release of any one or more of the individual Mortgaged Properties, provided that, among other conditions, (i) the borrower has defeased the related Mortgage Loan in an amount equal to the greater of 120% of the allocated loan amount of the released Mortgaged Property and the net sales proceeds of the released Mortgaged Property, (ii) after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties must be greater than the greater of (1) the debt yield of all the related Mortgaged Properties immediately prior to the release and (2) 9.31%, (iii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties must be greater than the greater of (1) the debt service coverage ratio of all the related Mortgaged Properties immediately prior to the release and (2) 1.54x, (iv) after giving effect to the release, the loan-to-value ratio

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with respect to the remaining Mortgaged Properties must be no greater than the lesser of (1) the loan-to-value ratio with respect to all of the related Mortgaged Properties immediately prior to the release and (2) 62.71%, and (v) compliance with REMIC related conditions.

With respect to the Hager NYC Portfolio Mortgage Loan (3.2%), the borrowers have the right at any time after the end of the two year period commencing on the Closing Date, to obtain the release of any one or more of the individual Mortgaged Properties, provided that, among other conditions, (i) the borrower has defeased (or, on or after the monthly payment date occurring six months prior to the maturity date, prepaid) the related Mortgage Loan in an amount equal to 125% of the allocated loan amount of the released Mortgaged Property, (ii) after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties must be greater than the greater of (1) the debt yield of all the related Mortgaged Properties immediately prior to the release and (2) 8.41%, (iii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties must be greater than the greater of (1) the debt service coverage ratio of all the related Mortgaged Properties immediately prior to the release and (2) 1.21x, (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties must be no greater than the lesser of (1) the loan-to-value ratio with respect to all of the related Mortgaged Properties immediately prior to the release and (2) 71.85%, and (v) compliance with REMIC related conditions.

In addition, with respect to the Hager NYC Portfolio Mortgage Loan (3.2%), the loan documents provide that the borrowers may obtain the release from the lien of the Mortgage Loan of all or any portion of the borrowers’ unused development rights, air rights or unused floor area appurtenant to the 200 West 96th Street Mortgaged Property (collectively, the “Hager West 96th Air Rights”), provided, that, among other conditions, (i) the Hager West 96th Air Rights to be released are sold or otherwise transferred in a bona fide third party transaction, (ii) simultaneously with the release, the borrowers must deposit with the lender an amount equal to 50% of the total gross purchase price payable for the Hager West 96th Air Rights to be held as additional collateral for the Mortgage Loan, (iii) the transfer and any related zoning lot merger, development rights transfer, declaration of restrictions or other instrument must comply with all legal requirements and not render the related Mortgaged Property a non-conforming use or structure, and all requisite governmental approvals must have been obtained and be in full force and effect, (iv) the borrowers must submit to the lender a partial release of lien which will not impair or adversely affect the rights of the lender under the Mortgage Loan documents, (v) the borrowers, at their sole cost and expense: (x) must cause the Hager West 96th Air Rights to be designated as a separate tax lot (or lots) from the related Mortgaged Property in accordance with all applicable legal requirements, or, if after commercially reasonable efforts the borrowers cannot do so prior to or simultaneously with the release, they must deliver evidence reasonably satisfactory to the lender that the Hager West 96th Air Rights are separately assessed and taxed from the related Mortgaged Property, and (y) obtain and deliver to the lender, and cause to be recorded, a zoning lot development agreement and related zoning lot instruments acceptable to the lender and (v) certain REMIC related conditions are satisfied.

With respect to the Kingsport Pavilion Mortgage Loan (2.5%), the borrowers have the right at any time after 30 days after the Closing Date to obtain the release of an unimproved, approximately 25-acre parcel that is part of the Mortgaged Property, provided that, among other conditions, (i) after giving effect to the release, the debt yield with respect to the remaining Mortgaged Property must be equal to or greater than the greater of (1) the debt yield of the remaining Mortgaged Property immediately prior to the release and (2) 10.82%, (ii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Property must be equal to or greater than the greater of (1) the debt service coverage ratio of all the Mortgaged Property immediately prior to the release and (2) 1.38x, (iii) (a) if the release occurs prior to the first payment date following the second anniversary of the closing date of this securitization (the “Kingsport Pavilion Lockout Period”), the borrower must partially prepay the Kingsport Pavilion Mortgage Loan in an amount equal to $1,113,750 and a yield maintenance premium and (b) if the release occurs after the Kingsport Pavilion Lockout Period, the borrower must complete a partial defeasance of a portion of the Kingsport Pavilion Mortgage Loan equal to $1,113,750, and (iv) compliance with REMIC related conditions, including, without limitation, the delivery of a REMIC opinion.

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With respect to the 437 East 12th Street and 435 East 9th Street Mortgage Loan (2.3%), following the date that is two years after the Closing Date, the borrower has the right to obtain the release of either individual Mortgaged Property, upon the defeasance of a release price equal to 120% of the allocated loan amount of such Mortgaged Property and satisfaction of the following conditions, among others: (i) after giving effect to the partial release, the debt service coverage ratio of the remaining Mortgaged Property will be greater than the greater of (x) the debt service coverage ratio immediately prior to the partial release and (y) 1.45x, (ii) after giving effect to the partial release, the debt yield of the remaining Mortgaged Property will be greater than the greater of (x) the debt yield immediately prior to the partial release and (y) 9.25%, (iii) after giving effect to the partial release, the loan to value ratio of the remaining Mortgaged Property will be no greater than the lesser of (x) the loan to value ratio immediately prior to the partial release and (y) 60.00%, and (iv) satisfaction of REMIC related requirements.

In addition, with respect to the 437 East 12th Street and 435 East 9th Street Mortgage Loan (2.3%), the loan documents provide that the lender may not unreasonably withhold consent to a transfer by the borrowers and the release from the lien of the Mortgage Loan of the borrowers’ unused development rights, air rights or transferable development rights appurtenant to or associated with either or both of the Mortgaged Properties (collectively, “Air Rights”), provided, that, among other conditions, (i) the Air Rights to be released are in excess to the needs of the existing improvements, the transfer must not adversely impair or affect the existing improvements, violate any applicable zoning or other laws affecting the applicable Mortgaged Property, prevent the borrowers from restoring the improvements to their current condition in the event of a casualty, or reduce the remaining floor area ratio, lot coverage or other zoning capacity of the applicable Mortgaged Property below that which is needed to maintain the existing improvements as a legal conforming use or preexisting legal non-conforming use, (ii) the release and transfer of the Air Rights will not have a material adverse effect on the remainder of the applicable Mortgaged Property, and (iii) certain REMIC related conditions are satisfied.

With respect to the Miami Ironside District II Mortgage Loan (1.7%), following the date that is two years after the Closing Date, the borrower has the right to obtain the release of the 345 NE 80th Street Mortgaged Property (the “Miami Ironside Release Property”) upon the prepayment of a release price equal to the greater of (1) 120% of the allocated loan amount and (2) the net sales proceeds applicable to the Miami Ironside Release Property, together with (if prior to the monthly payment date occurring six months prior to the maturity date of the Mortgage Loan), a prepayment fee equal to the greater of 1.0% and a yield maintenance premium, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is no less than the greater of (x) the debt service coverage ratio immediately prior to the partial release and (y) the debt service coverage ratio at origination; (ii) after giving effect to such release, the loan to value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (x) the loan to value ratio immediately prior to the partial release and (y) the loan to value ratio at origination; (iii) after giving effect to such release, the debt yield with respect to the remaining Mortgaged Properties is no less than the greater of (x) the debt yield immediately prior to the partial release and (y) the debt yield at origination; and (iv) certain REMIC related conditions are satisfied.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Additional Collateral

With respect to the Hamilton Place Mortgage Loan (6.2%), the related borrower may acquire the real property and related improvements of any one or more anchor tenants and the appurtenant interests therein (the “Hamilton Place Additional Property”), and such Hamilton Place Additional Property will be added as collateral of the Hamilton Place Whole Loan and subject to the related lien, provided certain condition precedents are satisfied, including, among others: (1) the related anchor tenant has vacated its leased premises on a permanent basis, on a date that is not within the period commencing 30 days prior to and terminating 30 days after the Closing Date, and there is no credible evidence of a replacement party planning to take occupancy of such property; (2) the lender has obtained a rating agency confirmation with respect to such acquisition; (3) the lender has received acceptable third party reports with respect to the Hamilton Place Additional Property as reasonably required by the lender; and (4) the lender has received a REMIC opinion.

Escrows

Thirty-nine (39) of the Mortgage Loans (85.8%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-nine (39) of the Mortgage Loans (87.2%) provide for monthly or upfront escrows to cover ongoing replacements, capital repairs and FF&E.

Sixteen (16) of the Mortgage Loans (74.1%) secured by retail, office, industrial or mixed use properties, in whole or in part, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for retail, office, industrial and mixed use properties only.

Fifteen (15) of the Mortgage Loans (32.6%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

With respect to the Old Edwards Portfolio Mortgage Loan (8.6%), the borrowers had a post-origination obligation to deliver a final, signed and sealed survey and an update to the title policy for the Old Edwards Reserve at Lake Keowee Mortgaged Property (with an allocated loan amount representing approximately 15% of the Whole Loan amount) on or prior to November 6, 2026, with additional time of up to 30 days allowed if the borrowers are diligently pursuing receipt of such survey and updated title policy. At origination, the lender received a title policy insuring the lien of the mortgage encumbering the Old Edwards Reserve at Lake Keowee Mortgaged Property but missing certain customary survey-related endorsements. Failure by the borrowers to provide such survey and updated title policy within the above-stated timeframe will, at the lender’s option, constitute an event of default and the lender may, in its sole discretion (but without any obligation to), require the borrowers to pay to the lender an amount equal to the allocated loan amount of the Old Edwards Reserve at Lake Keowee Mortgaged Property ($19,958,400), which will be held as additional collateral for the Whole Loan. The borrowers’ obligation to deposit such amount is guaranteed by an affiliate of the borrowers, which guaranty obligation is secured by a pledge by such guarantor of an account holding cash and marketable securities valued at approximately $20 million. Such pledgor guarantor is prohibited from removing funds from such account until the post-origination obligations are satisfied. The borrowers have a perfected security interest in such account pursuant to an account control agreement with the bank where such account is located.

Subsequent to the origination date, the borrowers under the Old Edwards Portfolio Mortgage Loan submitted a survey for the Old Edwards Reserve at Lake Keowee Mortgaged Property, and on August 27, 2026, the lender approved such survey. The borrowers have also provided an updated title policy reflecting such survey and the releases of the related guaranty and the collateral for such guaranty are in progress.

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With respect to the SoHo Centrale Mortgage Loan (7.3%), the borrowers funded, from SoHo Centrale Mortgage Loan proceeds, a reserve of $5,000,000 (the “Herno Reserve”) that, provided no event of default is continuing, the lender is required to disburse into an operating account as follows: (i) all funds from the Herno Reserve will be released to the operating account upon the borrowers providing the lender with evidence reasonably satisfactory to the lender that the term of the lease (the “Herno Lease”) for the space currently leased by Herno (the “Herno Space”) has been extended for at least an additional five years on economic terms and conditions at least as favorable to the borrowers as those in the existing Herno Lease, or (ii) (a) 50% of the funds in the Herno Reserve will be released to the operating account upon the borrowers providing the lender with, among other things, (x) evidence reasonably satisfactory to the lender that the Herno Space is subject to an Approved Substitute Lease (as defined below) and (y) a tenant estoppel certificate reasonably acceptable to the lender confirming, without limitation, that the Herno Space is complete and acceptable to such tenant, that all tenant allowances or similar sums have been paid by the borrowers (or reserved with the lender), that the borrowers have completed all landlord obligations required to be completed prior to delivery of the applicable demised premises, and that no defaults are currently existing with respect to such Approved Substitute Lease, and (b) the remaining funds in the Herno Reserve will subsequently be released upon the borrowers providing the lender with evidence reasonably satisfactory to Lender that the tenant under such Approved Substitute Lease has taken occupancy of the Herno Space, is operating therein and has initiated the payment of full unabated monthly rental and reimbursements. An “Approved Substitute Lease” means a lease with a third-party tenant of comparable or better credit (in the reasonable discretion of lender) to Herno, which lease must, among other things, (1) conform in all material respects with the requirements of the Soho Centrale Mortgage Loan documents, (2) provide for minimum base rent and other economic terms that, taken as a whole, are at least equivalent to then-existing market rates for the subject leased premises and (3) have a minimum primary term of five years.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the manner in which tenant rent is transferred to a lockbox account, in some cases, only upon the occurrence of a trigger event:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Springing	23	$389,969,979	51.4
Hard	16	320,956,000	42.3
Soft	4	48,360,000	6.4
Total	43	$759,285,980	100.0%

The lockbox accounts will not be assets of the issuing entity. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” or Annex A-1 to this prospectus for a description of lockbox and cash management accounts.

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Shari’ah Compliant Lending Structure

The HP Plaza Mortgage Loan (1.1%) was structured as a Shari’ah compliant loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with the Shari’ah laws propagated thereunder. Although there are many requirements under the Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah rules prohibit transactions involving interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase).

Title to the related Mortgaged Property is held by the borrower, who master leases the related Mortgaged Property to a master lessee, which is indirectly owned by certain investors understood to be of the Islamic faith. The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related Mortgage Loan, as well as reserve payments and any other sums due under the related mortgage loan. At origination, the lender received a fee mortgage from the borrower on its interest in the related Mortgaged Property. The lender also secured a full subordination of the master lease which permits the lender (or the related borrower, at lender’s election), after an event of default (or, in the case of the HP Plaza Whole Loan, after the transfer of the Mortgaged Property by foreclosure, deed-in-lieu thereof, the transfer by recourse of remedies under the Whole Loan documents or as a result of a bankruptcy), to terminate the master lease. In addition, the related master tenant entered into an assignment of leases and rents in favor of the borrower as security for the obligations under the master lease and the borrower collaterally assigned the rights under this assignment to the lender pursuant to an assignment of assignment of leases and rents.

Pursuant to the master lease for HP Plaza Mortgage Loan (1.1%), the master tenant is required to pay monthly rent in an amount equal to interest at the rate of 7.01000% per annum (which is the weighted average interest rate on the related Whole Loan as of the origination date) on the outstanding Acquisition Cost (as defined below) for the period ending immediately prior to the monthly rent payment date, calculated on an actual/360 basis, and on the final rent payment date (which is June 6, 2031, the same date as the Mortgage Loan maturity date), any unpaid Acquisition Cost. “Acquisition Cost” means $87,000,000 (which is the original principal amount of the related Whole Loan). In addition, the master tenant is required to fund real estate taxes, pay insurance costs and perform or cause to be performed structural maintenance on the Mortgaged Property. The master lease provides that it is subject and subordinate to the Mortgage Loan.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes—Exceptions to CREFI’s Disclosed Underwriting Guidelines”, “—Argentic Real Estate Finance 2 LLC—Argentic’s and Underwriting Standards and Process—Exceptions”, “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes—Exceptions”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes—Exceptions” and “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines—Exceptions to Underwriting Guidelines”.

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Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a holder of one or more related Companion Loans, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

The mezzanine loan(s) related to the Mortgage Loan(s) identified in the table below are each subject to an intercreditor agreement between the holder(s) of the related mezzanine loan(s) and the related lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan(s). Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan(s) are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender(s)), and in certain cases, only after the mezzanine lender(s) receive notice of such event of default to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral, or required redemptions thereof, and any mezzanine loan guarantees in respect of which the related mortgage lender does not own a corresponding claim or right), (b) so long as there is no event of default under the related Mortgage Loan, (taking into account the cure rights of the mezzanine lender(s)), the related mezzanine lender(s) may accept payments on and prepayments of the related mezzanine loan(s) prior to the prepayment in full of the Mortgage Loan, provided that, in most cases, such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash), (c) the related mezzanine lender(s) will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related

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Mortgage Loan, (d) the related mezzanine lender(s) may amend or modify the related mezzanine loan(s) in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the consent of the mezzanine lender(s) to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents and upon compliance with the terms and conditions in the applicable intercreditor agreement, the related mezzanine lender(s) may foreclose upon the pledged equity interests in the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, and a change in the management of the related Mortgaged Properties and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary default (or, in some cases, a non-monetary default) occurs (and in some cases, continues for a specified period of time) or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender commences or exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender(s) has or have, as applicable, the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations and exclusions, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges, liquidated damages and prepayment premiums. In addition, the mezzanine loan agreements provide that an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan.

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(3)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(3)	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Westroads Mall(2)	$17,943,388	$48,845,888	NAP	$12,000,000	$78,789,276	7.86108%(2)	53.1%	62.6%	2.20x	1.81x

(1)	Calculated including the mezzanine debt and any related Companion Loan (including any related Subordinate Companion Loan).
(2)	The total debt interest rate for the Westroads Mall Mortgage Loan to full precision is 7.86108860759494%.
(3)	Calculated including any related Pari Passu Companion Loan (but without regard to any Subordinate Companion Loan or mezzanine debt).

The mezzanine indebtedness identified above is coterminous with the related Mortgage Loan.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-

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value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Del Rey Campus	$7,000,000	64.52%	1.57x	11.05%	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include certain cure and repurchase rights of the mezzanine lender. The intercreditor required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation. In the case of each of the Del Rey Campus Mortgage Loan, it is a condition to obtaining such future mezzanine loan that, if required by the lender, the lender receives a Rating Agency Confirmation with respect to such future mezzanine loan. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by all or substantially all of the pledgor’s assets or by at least a certain number of assets other than such ownership interests in the related borrower.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

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Other Unsecured Indebtedness

Certain Mortgage Loans permit the borrower (or an affiliate thereof) to incur certain other subordinate indebtedness as described below:

●	With respect to the Holiday Inn Hasbrouck Heights Mortgage Loan (2.5%), the borrower incurred a “key money” loan in the original principal amount of $3,000,000 (the “HIHH Key Money Loan”) from an affiliate of the franchisor of the Mortgaged Property. Provided no event of default is continuing under the HIHH Key Money Loan, the outstanding principal balance of such loan is reduced on each Principal Reduction Date (as defined below), on a straight line basis by an amount necessary to fully amortize the HIHH Key Money Loan in equal monthly reductions and create a zero balance as of the franchise expiration date automatically and without the necessity of further action by either party, unless there is an “acceleration event”, in which case the outstanding principal amount of the HIHH Key Money Loan becomes due and payable. “Principal Reduction Date” means each monthly anniversary of the date the property improvement plan with respect to the Mortgaged Property set forth in the related franchise agreement (which is dated December 19, 2019) was completed, beginning with the first month following the date of completion, or if such day is not a business day, the following business day. An “acceleration event” includes an event of default under the HIHH Key Money loan agreement (such as bankruptcy, non-payment and covenant breach), termination of the license agreement for any reason, or transfer of the hotel or property by the borrower to any party including the direct or indirect change in, foreclosure or acquisition of ownership of the borrower entity. The borrower represented in the related Mortgage Loan documents that the approximate unamortized amount of the HIHH Key Money Loan is $2,214,000. The related franchisor signed a franchisor comfort letter which provides that upon the lender’s exercise of remedies under the Mortgage Loan it will not have any obligations under the HIHH Key Money Loan.
●	With respect to the Marriott Cincinnati Northeast Mortgage Loan (2.4%), the borrower assumed a forgivable “key money” loan that was initially acquired by the previous franchisee at the Mortgaged Property with an outstanding principal balance as of the origination date of the Mortgage Loan of approximately $110,000 (the “Marriott Cincinnati Key Money Loan”). The outstanding balance of the Marriott Cincinnati Key Money Loan will be paid to Marriott, as franchisor, in the event the franchise agreement is terminated before July 16, 2039.
●	With respect to the Lake James Mortgage Loan (2.1%), the sole member of the borrower has incurred approximately $4.28 million in unsecured loans in the aggregate (with interest on such original principal balance accruing at a non-compounding rate of 6.0% per annum) made by affiliates of the seller of the related Mortgaged Property. Such loans are unsecured by any interest in the Mortgaged Property and, pursuant to the related promissory notes, are fully subordinate to the Mortgage Loan documents and any required payments thereunder.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Hall of the States Mortgage Loan, the Old Edwards Portfolio Mortgage Loan, the Compass Storage National Portfolio 2.0 Mortgage Loan, the Hamilton Place Mortgage Loan, the 20 West 47th Street Mortgage Loan, the One Penn Center Mortgage Loan, the Queens Atrium Mortgage Loan, the Westroads Mall Mortgage Loan, the 1351 Jerome Mortgage Loan, the Mall at Prince George’s Mortgage Loan, the HP Plaza Mortgage Loan, the Del Rey Campus Mortgage Loan and the 400 Arcola Road Mortgage Loan is part of a Whole Loan consisting of such Mortgage Loan and the related Pari Passu Companion Loan(s) and/or in certain cases, the related Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of

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the related Companion Loan(s) (the “Companion Loan Holder” or “Companion Loan Holders” ) are generally governed by a co-lender agreement (each, a “Co-Lender Agreement” ). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“AB Whole Loan” means each of the Whole Loans with one or more Subordinate Companion Loans in the table titled “Whole Loan Control Notes and Non-Control Notes” below. For the avoidance of doubt, there are no AB Whole Loans related to the issuing entity.

“BBCMS 2026-5C43 PSA” means the pooling and servicing agreement expected to govern the servicing of the 20 West 47th Street Whole Loan.

“BBCMS 2026-M1 PSA” means the pooling and servicing agreement governing the servicing of the 1351 Jerome Whole Loan.

“BMO 2026-5C16 PSA” means the pooling and servicing agreement governing the servicing of the 1351 Jerome Whole Loan.

“Benchmark 2026-V21 PSA” means the pooling and servicing agreement governing the servicing of the 400 Arcola Road Whole Loan.

“Benchmark 2026-V23 PSA” means the pooling and servicing agreement governing the servicing of the HP Plaza Whole Loan.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term or concept specified in the related Co-Lender Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Companion Loan” means, with respect to any Servicing Shift Whole Loan, the related Pari Passu Companion Loan related to which, upon the securitization of such Pari Passu Companion Loan, servicing is expected to shift to the related Servicing Shift PSA entered into in connection with such securitization. As of the Closing Date, the Controlling Companion Loan with respect to each Servicing Shift Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term or concept specified in the related Co-Lender Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” with one or more Subordinate Companion Loans in the table

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titled “Whole Loan Control Notes and Non-Control Notes” below. For the avoidance of doubt, there are no Non-Serviced AB Whole Loans related to the issuing entity.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Co-Lender Agreement” means, with respect to any Non-Serviced Whole Loan, the related Co-Lender Agreement.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Directing Holder” means, with respect to any Non-Serviced Whole Loan, the directing holder (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the master servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, after the applicable Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” (or “Servicing Shift” after the related Servicing Shift Securitization Date) under the column titled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans and no Subordinate Companion Loans in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, after the applicable Servicing Shift Securitization Date, the related Servicing Shift Whole Loan.

“Non-Serviced PSA” means each of the pooling and servicing agreements or trust and servicing agreements, as applicable, identified under the column titled “Non-Serviced PSA/TSA” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans, the Non-Serviced AB Whole Loans and, after the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loans.

“Serviced AB Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column titled “Mortgage Loan Type” with one or more Subordinate Companion Loans in the table titled

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“Whole Loan Control Notes and Non-Control Notes” below. For the avoidance of doubt, there are no Serviced AB Mortgage Loans related to the issuing entity.

“Serviced AB Whole Loan” means each of the Whole Loans identified as “Serviced” under the column titled “Mortgage Loan Type” with one or more Subordinate Companion Loans in the table titled “Whole Loan Control Notes and Non-Control Notes” below. For the avoidance of doubt, there are no Serviced AB Whole Loans related to the issuing entity.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loan.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the related Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” (or “Servicing Shift” prior to the related Servicing Shift Securitization Date) under the column titled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means each Mortgage Loan related to a Serviced Pari Passu Whole Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column titled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans and no Serviced Subordinate Companion Loan in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loan.

“Serviced Subordinate Companion Loan” means each of the Companion Loans identified as “Serviced” under the column titled “Mortgage Loan Type” that is subordinate in right of payment with the related Mortgage Loan in the table titled “Whole Loan Control Notes and Non-Control Notes” below. For the avoidance of doubt, there are no Serviced Subordinate Companion Loans related to the issuing entity.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loan.

“Servicing Shift Mortgage Loan” means each of the Mortgage Loans identified as “Servicing Shift” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift PSA” means, with respect to each Servicing Shift Whole Loan, the pooling and servicing agreement governing the servicing of such Servicing Shift Whole Loan following the related Servicing Shift Securitization Date.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Controlling Companion Loan.

“Servicing Shift Whole Loan” means each of the Whole Loans identified as “Servicing Shift” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means with respect to any AB Whole Loan, any related subordinated note not included in the issuing entity, which is generally subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Co-Lender Agreement.

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“WFCM 2026-5C9 PSA” means the pooling and servicing agreement governing the servicing of the Del Rey Campus Whole Loan and the Mall at Prince George’s Whole Loan.

“WFCM 2026-5C10 PSA” means the pooling and servicing agreement governing the servicing of the Westroads Mall Whole Loan.

“Whole Loan” means each of the Hall of the States Mortgage Loan, the Old Edwards Portfolio Mortgage Loan, the Compass Storage National Portfolio 2.0 Mortgage Loan, the Hamilton Place Mortgage Loan, the 20 West 47th Street Mortgage Loan, the One Penn Center Mortgage Loan, the Queens Atrium Mortgage Loan, the Westroads Mall Mortgage Loan, the 1351 Jerome Mortgage Loan, the Mall at Prince George’s Mortgage Loan, the HP Plaza Mortgage Loan, the Del Rey Campus Mortgage Loan and the 400 Arcola Road Mortgage Loan, as the context may require and as applicable.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
Hall of the States	$75,000,000	9.9%	$65,000,000	NAP	48.3%	48.3%	2.64x	2.64x
Old Edwards Portfolio	$65,000,000	8.6%	$70,000,000	NAP	48.7%	48.7%	2.35x	2.35x
Compass Storage National Portfolio 2.0	$65,000,000	8.6%	$54,400,000	NAP	62.7%	62.7%	1.54x	1.54x
Hamilton Place	$46,726,599	6.2%	$24,907,569	NAP	67.4%	67.4%	2.03x	2.03x
20 West 47th Street	$19,871,979	2.6%	$49,929,596	NAP	61.2%	61.2%	1.30x	1.30x
One Penn Center	$19,189,461	2.5%	$35,637,571	NAP	52.5%	52.5%	1.55x	1.55x
Queens Atrium	$18,000,000	2.4%	$77,000,000	NAP	59.4%	59.4%	1.38x	1.38x
Westroads Mall	$17,943,388	2.4%	$48,845,888	NAP	53.1%	53.1%	2.20x	2.20x
1351 Jerome	$15,000,000	2.0%	$50,000,000	NAP	52.9%	52.9%	2.11x	2.11x
Mall at Prince George’s	$14,942,609	2.0%	$84,674,786	NAP	56.5%	56.5%	1.70x	1.70x
HP Plaza	$8,000,000	1.1%	$79,000,000	NAP	56.1%	56.1%	1.51x	1.51x
Del Rey Campus	$7,000,000	0.9%	$73,000,000	NAP	60.4%	60.4%	1.57x	1.57x
400 Arcola Road	$5,000,000	0.7%	$145,000,000	NAP	64.7%	64.7%	1.28x	1.28x

(1)	With respect to certain of the Mortgage Loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values, as described under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(2)	Calculated including the related Pari Passu Companion Loan(s) but excluding the related Subordinate Companion Loan(s), any related mezzanine loan(s) and any other subordinate indebtedness.
(3)	Calculated including the related Pari Passu Companion Loan(s) and the related Subordinate Companion Loan(s) but excluding any related mezzanine loan(s) and any other subordinate indebtedness.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA/TSA(1)	Note Name	Control Note / Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
Hall of the States	Serviced	NAP	A-1	Control Note	Pari Passu	$75,000,000	Benchmark 2026-V24
			A-2	Non-Control Note	Pari Passu	$15,000,000	GS Bank
			A-3	Non-Control Note	Pari Passu	$30,000,000	GS Bank
			A-4	Non-Control Note	Pari Passu	$20,000,000	GS Bank
Old Edwards Portfolio	Serviced	NAP	A-1	Control Note	Pari Passu	$60,000,000	Benchmark 2026-V24
			A-2	Non-Control Note	Pari Passu	$50,000,000	Benchmark 2026-V23
			A-3	Non-Control Note	Pari Passu	$10,000,000	BBCMS 2026-5C43(2)
			A-4	Non-Control Note	Pari Passu	$10,000,000	BBCMS 2025-5C43(2)
			A-5	Non-Control Note	Pari Passu	$5,000,000	Benchmark 2026-V24
Compass Storage National Portfolio 2.0	Serviced	NAP	A-1	Control Note	Pari Passu	$65,000,000	Benchmark 2026-V24
			A-2	Non-Control Note	Pari Passu	$30,000,000	BBCMS 2026-5C43(2)
			A-3	Non-Control Note	Pari Passu	$24,400,000	CREFI
Hamilton Place	Serviced	NAP	A-1	Control Note	Pari Passu	$24,907,569	Benchmark 2026-V24
			A-2	Non-Control Note	Pari Passu	$24,907,569	WFCM 2026-5C10
			A-3	Non-Control Note	Pari Passu	$9,963,027	Benchmark 2026-V24
			A-4	Non-Control Note	Pari Passu	$11,856,003	Benchmark 2026-V24
20 West 47th Street	Non-Serviced	BBCMS 2026-5C43(2)	A-1	Control Note	Pari Passu	$29,957,757	BBCMS 2026-5C43(2)
			A-2	Non-Control Note	Pari Passu	$19,971,838	BBCMS 2026-5C43(2)
			A-3	Non-Control Note	Pari Passu	$19,871,979	Benchmark 2026-V24
One Penn Center	Servicing Shift(3)	NAP	A-1	Control Note	Pari Passu	$35,637,571	WFB
			A-2	Non-Control Note	Pari Passu	$19,189,461	Benchmark 2026-V24
Queens Atrium	Non-Serviced	BMO 2026-5C16	A-1	Control Note	Pari Passu	$25,000,000	BMO 2026-5C16
			A-2	Non-Control Note	Pari Passu	$25,000,000	BMO 2026-5C16
			A-3	Non-Control Note	Pari Passu	$10,800,000	Benchmark 2026-V24
			A-4	Non-Control Note	Pari Passu	$9,500,000	BMO 2026-5C16
			A-5	Non-Control Note	Pari Passu	$6,200,000	BMO 2026-5C16
			A-6	Non-Control Note	Pari Passu	$5,800,000	BMO 2026-5C16
			A-7	Non-Control Note	Pari Passu	$5,500,000	BMO 2026-5C16
			A-8	Non-Control Note	Pari Passu	$7,200,000	Benchmark 2026-V24
Westroads Mall	Non-Serviced	WFCM 2026-5C10	A-1	Control Note	Pari Passu	$39,874,194	WFCM 2026-5C10
			A-2	Non-Control Note	Pari Passu	$11,962,258	Benchmark 2026-V24
			A-3	Non-Control Note	Pari Passu	$8,971,694	WFCM 2026-5C10
			A-4	Non-Control Note	Pari Passu	$5,981,129	Benchmark 2026-V24
1351 Jerome	Non-Serviced	BBCMS 2026-M1	A-1	Control Note	Pari Passu	$30,000,000	BBCMS 2026-M1
			A-2	Non-Control Note	Pari Passu	$20,000,000	BANK5 2026-5YR24
			A-3	Non-Control Note	Pari Passu	$15,000,000	Benchmark 2026-V24
Mall at Prince George’s	Non-Serviced	WFCM 2026-5C9	A-1	Control Note	Pari Passu	$34,866,088	WFCM 2026-5C9
			A-2	Non-Control Note	Pari Passu	$22,912,001	WFCM 2026-5C9
			A-3	Non-Control Note	Pari Passu	$16,934,957	BBCMS 2026-5C43(2)
			A-4	Non-Control Note	Pari Passu	$14,942,609	Benchmark 2026-V24
			A-5	Non-Control Note	Pari Passu	$9,961,740	Benchmark 2026-V23
HP Plaza	Non-Serviced	Benchmark 2026-V23	A-1	Control Note	Pari Passu	$49,000,000	Benchmark 2026-V23
			A-2	Non-Control Note	Pari Passu	$20,000,000	Benchmark 2026-V23
			A-3	Non-Control Note	Pari Passu	$10,000,000	BMO 2026-5C16
			A-4	Non-Control Note	Pari Passu	$8,000,000	Benchmark 2026-V24
Del Rey Campus	Non-Serviced	WFCM 2026-5C9	A-1	Control Note	Pari Passu	$27,500,000	WFCM 2026-5C9
			A-2	Non-Control Note	Pari Passu	$25,000,000	Benchmark 2026-V21
			A-3	Non-Control Note	Pari Passu	$12,500,000	Benchmark 2026-V22
			A-4-1	Non-Control Note	Pari Passu	$7,000,000	Benchmark 2026-V24
			A-4-2	Non-Control Note	Pari Passu	$8,000,000	GS Bank
400 Arcola Road	Non-Serviced	Benchmark 2026-V21	A-1	Control Note	Pari Passu	$60,000,000	Benchmark 2026-V21
			A-2	Non-Control Note	Pari Passu	$30,000,000	Benchmark 2026-V21
			A-3-1	Non-Control Note	Pari Passu	$25,000,000	GS Bank
			A-3-2	Non-Control Note	Pari Passu	$10,000,000	BMO 2026-5C16
			A-4-1	Non-Control Note	Pari Passu	$5,000,000	Benchmark 2026-V24
			A-4-2	Non-Control Note	Pari Passu	$10,000,000	GS Bank
			A-5	Non-Control Note	Pari Passu	$10,000,000	Benchmark 2026-V22

(1)	The identification of a “Non-Serviced PSA/TSA” above indicates that we have identified a securitization trust that has closed or priced or as to which a preliminary prospectus or final prospectus, or preliminary offering circular or final offering circular, as applicable, has printed, or otherwise based on publicly available information, and that has included, or is expected to include, the related controlling note for such whole loan.
(2)	The BBCMS 2026-5C43 securitization is expected to close on or about October 29, 2026.
(3)	From and after the related Servicing Shift Securitization Date, the One Penn Center Mortgage Loan will be serviced pursuant to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan.
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The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Co-Lender Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Property Protection Advances in respect of the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Property Protection Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Pari Passu Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder or a rating agency, as applicable, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs, fees and expenses (such as a pro rata share of a Property Protection Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

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Control Rights with respect to Serviced Pari Passu Whole Loans Other than the Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loans), the related Control Note will be included in the issuing entity, and the Directing Holder will have certain consent rights (if no Control Termination Event is continuing) and consultation rights (during a Control Termination Event, but while no Consultation Termination Event is continuing) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Holder”.

Control Rights with respect to the Servicing Shift Whole Loans

With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Holder appointed by the Controlling Class pursuant to the PSA, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to the related Servicing Shift Whole Loan, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of such “Controlling Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing holder (or equivalent party) with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Co-Lender Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, a related Non-Control Note will be included in the issuing entity, and, prior to the related Servicing Shift Securitization Date, pursuant to the PSA, the Controlling Class Representative appointed by the Controlling Class, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights, if any, of the Non-Controlling Holder under the related Co-Lender Agreement.

The master servicer or the special servicer, as the case may be, will be required to (i) provide each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Holder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) use reasonable efforts to consult each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an Asset Status Report by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision, and consider on a non-binding basis alternative actions recommended by such Non-Controlling Holder.

Such consultation right will generally expire in a specified period (generally five or ten business days) (or, in certain cases, with respect to an “acceptable insurance default”, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new

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course of action that is materially different from the action previously proposed, in which case such specified period (generally five or ten business days) will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned specified period (generally five or ten business days).

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such Non-Controlling Holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (provided that such consent will not be required if the related Non-Controlling Holder is a borrower or an affiliate thereof) unless special servicer has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such Non-Controlling Holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Co-Lender Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make property protection advances (or equivalent term) in respect of the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a property protection advance (or equivalent term) would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make property protection advances (or equivalent term) with respect to a Non-Serviced Pari Passu Whole Loan.

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See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the material servicing terms of the Non-Serviced PSAs.

With respect to each Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder or a rating agency, as applicable, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.
●	Any losses, liabilities, claims, fees, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan (other than any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled to (i) direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing holder (or equivalent party) under the related Non-Serviced PSA, (ii) consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the

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rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing holder (or equivalent party)) with respect to such securitization (or other designated party under the related Non-Serviced PSA) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Co-Lender Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan on and after the related Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the issuing entity, and the Controlling Class Representative, if no Consultation Termination Event is continuing, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event will be entitled to exercise the consent or consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, pursuant to the related Co-Lender Agreement, will be required to (i) provide each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Holder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Holder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) consult (or to use reasonable efforts to consult) each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an asset status report by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire five or ten business days (or, in certain cases, with respect to an “acceptable insurance default”, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such five or ten business day (or 30-day) period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the related Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably

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acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event (or analogous term) under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such Non-Controlling Holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The related Non-Serviced Custodian is expected to be the custodian of the mortgage file with respect to each Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the related Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (or its representative under the related pooling and servicing agreement) (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such Non-Controlling Holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

Additional Information

Each of the tables presented on Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in October 2026 and

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ending on the hypothetical Determination Date in November 2026. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Goldman Sachs Mortgage Company, Citi Real Estate Funding Inc., Argentic Real Estate Finance 2 LLC, German American Capital Corporation, Barclays Capital Real Estate Inc. and Bank of Montreal are sponsors and mortgage loan sellers in this securitization transaction.

None of the mortgage loan sellers nor any of their respective affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against any mortgage loan seller for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the cure, repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by each mortgage loan seller in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

For a description of certain affiliations, relationships and related transactions between the sponsors and the other transaction parties, see “Risk Factors—Risks Relating to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans or portions thereof that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of the depositor, GS Bank, an originator, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. See “Description of the Mortgage Pool—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” for additional information.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Bank and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2025, GSMC originated or acquired approximately 3,556 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately

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$194.3 billion. As of December 31, 2025, GSMC had acted as a sponsor and mortgage loan seller on approximately 574 fixed and floating-rate commercial mortgage-backed securitization transactions. From 2011 through 2025, GSMC securitized approximately $124.7 billion of commercial mortgage loans in public and private offerings.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates or, in certain circumstances, are consultants engaged by or on behalf of GSMC (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;
●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage

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Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five (5) largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Description of the Top 15 Mortgage Loans” on Annex A-3. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank, an originator, is affiliated with GSMC, one of the sponsors, Goldman Sachs & Co. LLC, one of the underwriters, and the depositor. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

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Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2025	$6.7 billion	$6.8 billion
2024	$7.2 billion	$7.3 billion
2023	$4.2 billion	$3.8 billion
2022	$770 million	$1.8 billion
2021	$4.2 billion	$2.6 billion
2020	$2.7 billion	$3.7 billion
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2025	$7.7 billion	$7.7 billion
2024	$5.9 billion	$5.9 billion
2023	$2.1 billion	$2.1 billion
2022	$4.8 billion	$5.4 billion
2021	$9.5 billion	$12.4 billion
2020	$4.8 billion	$3.1 billion
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex D-2—Exceptions to Goldman Sachs Mortgage Company Representations and Warranties”.

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The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future. In addition, a Goldman Originator may in some instances have reduced the term interest rate that such Goldman Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such Goldman Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

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The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take
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responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

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Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.
●	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman
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Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on August 13, 2026. GSMC’s Central Index Key is 0001541502. With respect to the period from and including July 1, 2023 to and including June 30, 2026, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in

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connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38.0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, GSMC and/or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

Citi Real Estate Funding Inc.

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. The respective Mortgage Loans that CREFI is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “CREFI Mortgage Loans”. CREFI originated or co-originated all of the CREFI Mortgage Loans.

CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion, $6.7 billion, $13.8 billion and $16.9 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024 and 2025, respectively.

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In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

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Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database” above;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the Cut-off Date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the Cut-off Date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
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●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related Mortgaged Properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related Mortgaged Properties;
●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;
●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II environmental site assessment was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the Cut-off Date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions,

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revised the exceptions and provided them to the depositor for inclusion on Annex E-2 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex E-2 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and the Certificateholders and the trustee for this securitization will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for

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those of the CREFI Mortgage Loans included in the next five (5) largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Description of the Top 15 Mortgage Loans” on Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions to CREFI’s Disclosed Underwriting Guidelines” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

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Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement
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reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (7) on Annex E-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (17) and (30) on Annex E-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

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Appraisal

CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (42) on Annex E-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (41) on Annex E-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing

Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to CREFI’s Disclosed Underwriting Guidelines

One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The CREFI Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the CREFI Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 10, 2026. CREFI’s Central Index Key is 0001701238. With respect to the period from and including October 1, 2023 to and including September 30, 2026, CREFI has no demand, repurchase or

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replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that an affiliate of CREFI may purchase the Class R certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future certain additional classes of certificates. Any such party will have the right to dispose of any such certificates.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

Argentic Real Estate Finance 2 LLC

General

Argentic Real Estate Finance 2 LLC (“Argentic”) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2023 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2023, Argentic has securitized approximately 204 commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.6 billion.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

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Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loans may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loans originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex E-6—Exceptions to Argentic Real Estate Finance 2 LLC Representations and Warranties” in this prospectus.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

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Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.
●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a
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customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as before a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.
●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.
●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.
●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.
●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

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If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated
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leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.
For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Review Team during the underwriting process. After origination of each

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Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Argentic engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Mortgage Loans for Which Argentic is the Sponsor—Database” above;
●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as

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described under “—Argentic’s Underwriting Standards and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on January 21, 2026. Argentic’s Central Index Key is 0001968416. With respect to the period from and including April 27, 2023 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including June 30, 2026, Argentic does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act, as amended, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

On the closing date (i) Argentic Securities Holdings 2 Cayman Limited, an affiliate of Argentic Real Estate Finance 2 LLC and Argentic Services Company LP, will be the holder of the “eligible vertical interest” (referred to herein as the “VRR Interest”), and the holder of the “eligible horizontal residual interest”, which will be comprised of the Class F-RR and Class G-RR certificates (other than the portion that comprises the VRR Interest as described in “Credit Risk Retention”), (ii) Argentic Securities Income USA 2 LLC or an affiliate is expected to be the initial controlling class certificateholder and be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (a) any non-serviced mortgage loans, (b) any servicing shift mortgage loan or (c) any excluded loan with respect to the directing certificateholder) and (iii) Argentic CMBS Holdings II Limited will purchase the Class X-E and Class E certificates (in each case, other than the portion that comprises the “VRR Interest” as described in “Credit Risk Retention”).

The information set forth under “—Argentic Real Estate Finance 2 LLC” has been provided by Argentic.

German American Capital Corporation

General. German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor, an originator and a mortgage loan seller in this securitization transaction. GACC originated or co-originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans, except with respect to the Mortgage Loans set forth under “Description of the Mortgage Pool—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” for which GACC is identified as a Mortgage Loan Seller.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019.

It is expected that GACC (or an affiliate) will be the holder of the companion loans (if any) for which the noteholder is identified as “GACC” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide

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US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

GACC’s Securitization Program. GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc. and GS Mortgage Securities Corporation II and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through September 30, 2026 is approximately $134.8 billion.

GACC or its affiliates have purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex E-4), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective

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affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans.

Overview. GACC, in its capacity as the sponsor and the mortgage loan seller of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originator during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex E-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex E-4.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to

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the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by the DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with the DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originator’s Underwriting Guidelines and Processes.

General. GACC is an originator and is affiliated with Deutsche Bank Securities Inc., one of the underwriters. GACC is also referred to as the “DB Originator” in this prospectus. The DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by GACC generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans (or, in connection with the DB Originator’s acquisition and reunderwriting of a mortgage loan), the DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information

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contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, the DB Originator may in some instances have reduced the term interest rate that the DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied the DB Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the DB Originator obtains (or, in connection with the DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the DB Originator relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the DB Originator’s acquisition and reunderwriting of a mortgage loan, the DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the DB Originator. The information in this prospectus regarding such acquired

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mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if the DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Evaluation of Borrower. The DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the DB Originator either (i) obtains or updates (or, in connection with the DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the DB Originator obtains (or, in connection with the DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

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Title Insurance Policy. The borrower is required to provide, and the DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the DB Originator. The typical required escrows for mortgage loans originated by the DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the DB Originator with sufficient funds to satisfy all taxes and assessments. The DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the DB Originator with sufficient funds to pay all insurance premiums. The DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that
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maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the DB Originator has structured springing escrows that arise for identified risks, (v) the DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originator’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the DB Originator’s underwriting guidelines described above. In

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addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are the DB Originator’s general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originator’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, the DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act. GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 13, 2026. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including July 1, 2023 to and including June 30, 2026, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. Neither GACC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, GACC and/or its affiliates may acquire or own in the future certain classes of certificates issued by the issuing entity. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters. The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third

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parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on September 30, 2026, Barclays or its affiliates were the loan sellers in approximately 297 commercial mortgage-backed securitization transactions. Approximately $71.2 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024, 2025 and through September 30, 2026.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2026	$3,369,122,732
2025	$6,116,669,693
2024	$5,885,080,762
2023	$2,463,932,012
2022	$5,482,697,941
2021	$7,251,700,536
2020	$3,078,111,026
2019	$4,982,776,203
2018	$3,916,450,689
2017	$4,970,884,850
2016	$3,035,842,410
2015	$5,275,015,201
2014	$3,227,137,803
2013	$2,794,488,744
2012	$1,919,346,250
*Through September 30, 2026

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the Mortgage Loans (or portions thereof) for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed

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by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Barclays and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;
●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage

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Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and

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presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are generally required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan to value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

In addition, Barclays may in some instances have reduced the term interest rate that Barclays would otherwise charge on a Barclays Mortgage Loan based on the credit and collateral characteristics of the related Mortgaged Property and structural features of the Barclays Mortgage Loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Barclays Mortgage Loan satisfied Barclays’ minimum debt service coverage ratio underwriting requirements for such Barclays Mortgage Loan.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
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●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.
●	Other Factors—Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

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Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Midland Loan Services, a Division of PNC Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Barclays Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on February 13, 2026 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of June 30, 2026, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Barclays and/or its affiliates may retain on the Closing Date, or own in the future certain additional classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated, co-originated or acquired all of the Mortgage Loans or portions thereof that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the origination or acquisition of such BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been chartered as a United States branch of the Bank of Montreal with the Illinois Department of Financial and Professional Regulation (“IDFPR”) and, accordingly, is regulated by the IDFPR and the Federal Reserve Board under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 320 South Canal Street, 8th Floor, Chicago, Illinois 60606.

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In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Capital Markets Corp., one of the underwriters and a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 1,000 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Bank, N.A. (“BBNA”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BBNA has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BBNA acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BBNA and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

The total amount of loans securitized by BMO from December 17, 2019 through June 30, 2026 is approximately $19.148 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

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Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination or acquisition of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by BMO’s deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination or acquisition, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the BMO Mortgage Loans.

Data Comparison and Recalculation. BMO engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;
●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

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BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex E-5 to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the depositor for inclusion on Annex E-5 to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

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Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Description of the Top 15 Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated (or acquired and reunderwritten) in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Origination Procedures and Underwriting Guidelines

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. Furthermore, with respect to the BMO Mortgage Loans that were acquired by BMO, BMO reviewed such BMO Mortgage Loans to ensure that each such BMO Mortgage Loan complied with the underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents or designees performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market. In the case of a mortgage loan acquired by BMO from a third party originator, a member of BMO’s deal team or one of its agents or designees will either perform an inspection of the property or review a third party inspection report.

BMO’s deal team or one of its agents or designees also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific

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searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

In addition, BMO may in some instances have reduced the term interest rate that BMO would otherwise charge on a BMO mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the BMO mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related BMO mortgage loan satisfied BMO’s minimum debt service coverage ratio underwriting requirements for such BMO mortgage loan.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

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Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office, mixed use and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.
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For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Mortgage Loan representation and warranty set forth in paragraph (6) on Annex E-1 to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Mortgage Loan representations and warranties in paragraphs (16) and (29) on Annex E-1 to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) obtains an appraisal meeting the requirements described in the Mortgage Loan representation and warranty set forth in paragraph (41) on Annex E-1 to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the Mortgage Loan representation and warranty set forth in paragraph (40) on Annex E-1 to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

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Exceptions to Underwriting Guidelines. One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on May 13, 2026. BMO’s Central Index Key is 0000927971. With respect to the period from and including July 1, 2023 to and including June 30, 2026, the following table provides information regarding demand, repurchase and replacement history reported by BMO as required by Rule 15Ga-1 under the Exchange Act.

Name of Issuing Entity	Check if Registered	Name of Originator(1)	Total Assets in ABS by Originator(3)			Assets That Were Subject of Demand(3), (4)			Assets That Were Repurchased or Replaced(3), (5)			Assets Pending Repurchase or Replacement (within cure period)(3), (6)			Demand in Dispute(3), (7)			Demand Withdrawn(3), (8)			Demand Rejected(3), (9)
			(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class - Commercial Mortgages

Benchmark 2025-V14 Mortgage Trust CIK #: 0002056663	X	German American Capital Corporation	5	225,300,000	24.0
		Citi Real Estate Funding Inc.	14	354,486,000	37.7
		Goldman Sachs Mortgage Company	8	147,800,000	15.7
		Barclays Capital Real Estate Inc.	7	130,557,693	13.9
		Bank of Montreal (2)	4	81,100,000	8.6	1	35,500,000.00	3.8	0	0.00	0.0	0	0.00	0.0	0	0.00	0.0	0	0.00	0.0	1	35,500,000.00	3.8
Benchmark 2025-V14 Mortgage Trust Total			38	$939,243,693		1	35,500,000.00	3.8	0	0.00	0.0	0	0.00	0.0	0	0.00	0.0	0	0.00	0.0	1	35,500,000.00	3.8
Commercial Mortgages Total			38	$939,243,693		1	35,500,000.00		0	0.00		0	0.00		0	0.00		0	0.00		1	35,500,000.00

(1)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements.
(2)	Greystone Servicing Company LLC, as special servicer for Loan No. 12 (Lakeside Place & Shoreline Apartments, the “Loan”), in a letter dated November 7, 2025, requested that BMO, as the mortgage loan seller, cure certain alleged breaches of a representation and warranty under the related mortgage loan purchase agreement or, alternatively, repurchase the Loan. In a letter dated November 26, 2025, BMO rejected the demand to cure or repurchase.
(3)	The numbers of assets or demands (shown in columns (d), (g), (j), (m), (p), (s) and (v)) and the principal balances (shown in columns (e), (h), (k), (n), (q), (t) and (w)) are with respect to BMO’s (or, in the case of columns (d) and (e), the subject originator’s) asset contribution only (without taking into account assets contributed by other originators). However, the percentages of principal balances (shown in columns (f), (i), (l), (o), (r), (u) and (x)) are with respect to the entire securitization pool (taking into account assets contributed by other originators) and based on (i) an aggregate principal balance of approximately $939,243,693.00 at the time of securitization (for column (f)), as shown on the Benchmark 2025-V14 Mortgage Trust Form 424B2 filed on March 25, 2025, and (ii) an aggregate principal balance of $938,994,729.57 as of December 17, 2025 (for columns (i) and (x)), as shown on the report of the issuing entity prepared by the Certificate Administrator for the distribution dated December 17, 2025.
(4)	Reflects assets subject to new demands to repurchase or replace that were received during the reporting period. Activity appearing in the other applicable columns of this table (“Assets That Were Repurchased or Replaced”, “Assets Pending Repurchase or Replacement (within cure period)”, “Demand in Dispute”, “Demand Withdrawn” and “Demand Rejected”) may relate to demands received during or prior to the reporting period. If an asset was subject to a new demand and additional activity during the reporting period information regarding the asset will appear in this column and the other applicable column in this table.

In connection with the preparation of the information in the table above, BMO undertook the following steps to gather the information required by Rule 15Ga-1: (i) identifying all asset-backed securities transactions in which it acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, and (ii) performing a diligent search of our records for all relevant information.

(5)	Reflects assets that were repurchased or replaced during the reporting period. If applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the reporting period.
(6)	Includes assets for which the representing party has agreed to repurchase or replace such asset but has not yet repurchased or replaced such asset. If applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the reporting period.
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(7)	Includes assets for which any of the following situations apply as of the end of the reporting period:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by the end of the reporting period;
b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

If applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the reporting period.

(8)	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. If applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the reporting period.
(9)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the reporting period.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date. However, BMO and/or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Bank of Montreal” has been provided by BMO.

Compensation of the Sponsors

In connection with the offering and sale of the certificates contemplated by this prospectus, the sponsors (including affiliates of the sponsors) will be compensated for the sale of their respective percentage interest in the Mortgage Loans in an amount equal to the excess, if any, of:

(a)   the sum of any proceeds received from the sale of the certificates to investors and the sale of servicing rights to Trimont LLC for the servicing of the Mortgage Loans, over

(b)   the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the certificates as described in this prospectus.

The mortgage servicing rights were sold to the master servicer for a price based on the value of the Servicing Fee to be paid to the master servicer with respect to each Mortgage Loan and, which may include, among other things, the value of the right to earn income on investments on amounts held by the master servicer with respect to the Mortgage Loans.

The Depositor

GS Mortgage Securities Corporation II, the depositor, is a Delaware corporation and was formed in 1995 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The sole shareholder of the depositor is The Goldman Sachs Group, Inc. (NYSE: GS). The depositor’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. The depositor will not have any material assets. The depositor is an affiliate of GSMC, a sponsor and a mortgage loan seller, GS Bank, an originator and Goldman Sachs & Co. LLC, an underwriter.

After establishing the issuing entity, the depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s ongoing duties will include: (i) appointing a successor trustee or certificate administrator in the event of the removal of the trustee or certificate administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the certificate administrator any document that comes into the depositor’s

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possession that constitutes part of the mortgage file or servicing file for any mortgage loan, (iv) upon discovery of a breach of any of the representations and warranties of the master servicer, the special servicer or the operating advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC administration, (vi) indemnifying the issuing entity, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer and the special servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the PSA or by reason of negligent disregard of its obligations and duties under the PSA, and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from the mortgage loan sellers and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, the special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Benchmark 2026-V24 Mortgage Trust, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property (which includes, with respect to any Non-Serviced Whole Loan, the trust’s interest in any REO Property acquired with respect to such Non-Serviced Whole Loan pursuant to the applicable pooling and servicing agreement, but does not include the Serviced Companion Loan’s pro rata interest in any such REO Property), disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term high-quality investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make advances of delinquent monthly debt service payments to the issuing entity, and the master servicer, the special servicer and the trustee may make property protection advances to the issuing entity, but in each case only to the extent it deems such advances to be recoverable from the related mortgage loan; such advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment” in this prospectus. The issuing entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth under “Transaction Parties—The Trustee and the Certificate Administrator”, “—The Master Servicer”, “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties (which includes, with respect to any Non-Serviced Whole Loan, the trust’s interest in any REO property acquired

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with respect to such Non-Serviced Whole Loan pursuant to the applicable pooling and servicing agreement but does not include the Serviced Companion Loan’s pro rata interest in any such REO Property) are the Distribution Accounts and other accounts maintained pursuant to the PSA and the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, including, with respect to the Non-Serviced Whole Loans, the trust’s interest in any REO Property acquired pursuant to the applicable pooling and servicing agreement and the other activities described in this prospectus, and indemnity obligations to the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor and various related persons. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the mortgage loans to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and Certificate Administrator

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as trustee, certificate administrator and custodian under the PSA. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $4.9 billion (USD) in assets as of June 30, 2026. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2026, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 655 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $400 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business

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it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2026, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,266 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $701 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Computershare Trust Company is acting as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and for the benefit of the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2026, Computershare Trust Company was acting in some cases as custodian, and in most cases as agent for the custodian, for approximately 475,747 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the sponsors or an affiliate of the sponsors and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For five CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2025 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2025 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to an internal update that set certain payments to be manually processed that resulted in three classes of certificates not receiving their distribution on the related distribution date. Computershare Trust Company revised the distribution to correct the error within seven days of the related distribution date.

For two CMBS transactions, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to certain settings within the applicable payment model that resulted in an overpayment to one class of certificates and a corresponding aggregate underpayment to five classes of certificates for one such transaction, and an overpayment to one class of certificates and a corresponding aggregate underpayment to two classes of certificates for such other transaction, in each case, on the related distribution date. Computershare Trust Company revised the

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distribution for each transaction to correct the error within five days and six days, respectively, of the applicable distribution date.

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to processing a pool level adjustment in the servicer’s report that resulted in an underpayment to six classes of certificates on the related distribution date. Computershare Trust Company revised the distribution to correct the payment error the following month.

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to an off-cycle adjustment that resulted in one class of certificates not receiving its principal distribution on the related distribution date. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution date.

For each of the five CMBS transactions, the related Subject 2025 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information regarding Computershare Trust Company set forth under this heading “—The Trustee and Certificate Administrator” has been provided by Computershare Trust Company. None of the depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s and the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

General

Trimont LLC, a Georgia limited liability company (“Trimont”), will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans, subject to any primary servicing agreements with other servicers (in such capacity, the “Master Servicer”). Trimont is also (i) the Non-Serviced Master Servicer with respect to the Westroads Mall Whole Loan under the WFCM 2026-5C10 PSA, (ii) expected to be the Non-Serviced Master Servicer with respect to the 20 West 47th Street Whole Loan under the BBCMS 2026-5C43 PSA, and (iii) the Non-Serviced Master Servicer with respect to the Del Rey Campus Whole Loan and the Mall at Prince George’s Whole Loan under the WFCM 2026-5C9 PSA.

Trimont is a provider of loan servicing, asset management, due diligence, and customized advisory solutions. The principal servicing offices of Trimont are located at 101 South Tryon Street, Suite 1400,

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Charlotte, North Carolina 28280 and Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326. Trimont also has offices in the United States located in Overland Park, Kansas, New York, New York, and Dallas, Texas.

Trimont is rated (ranked) by Fitch, S&P and Morningstar DBRS as a master servicer, a primary servicer and a special servicer of commercial mortgage loans in the US. Trimont’s servicer ratings (rankings) by each of these agencies are outlined below:

US Servicer Ratings	Fitch[1]	S&P2	Morningstar DBRS[3]
Primary Servicer:	CPS2	Strong	MOR CS2
Master Servicer:	CMS3+	Strong	MOR CS2
Special Servicer:	CSS2	Strong	OR CS2

[1]	Fitch has assigned to Trimont a Negative Rating Outlook as a Commercial Primary Servicer and a Commercial Special Servicer and a Stable Rating Outlook as a Commercial Master Servicer.
[2]	S&P has stated the ranking outlook is stable for each ranking.
[3]	Morningstar DBRS has designated the trend for the primary servicer ranking as ‘Positive’, the trend for the special servicer ranking as “Stable”, and the trend for the master servicer ranking as “Stable”.

Trimont is also rated ‘Strong’ as a Construction Loan Servicer by S&P in the US.

Trimont has been primary servicing and special servicing securitized and non-securitized commercial and multifamily loans in excess of 15 years and has been master servicing securitized commercial and multifamily loans since March 1, 2025.

The following table sets forth information about Trimont’s portfolio of primary serviced commercial and multifamily loans (securitized and non-securitized) as of the dates indicated.

Commercial and Multifamily Mortgage Loans	As of 12/31/2023	As of 12/31/2024	As of 12/31/2025
By Approximate Number:	2,529	2,301	19,773
By Approximate Aggregate Unpaid Principal Balance (in billions):	$110.1	$114.6	$628.1

The following table sets forth information as of September 30, 2026 showing the portfolio of Trimont master or primary serviced commercial and multifamily loans (securitized and non-securitized).

Commercial and Multifamily Mortgage Loans	As of 9/30/2026
By Approximate Number:	19,510
By Approximate Aggregate Unpaid Principal Balance (in billions):	$654.96

The properties securing the loans in Trimont’s servicing portfolio include multifamily, office, retail, hospitality, industrial and other income producing properties.

Within this servicing portfolio, as of September 30, 2026, approximately 14,605 commercial and multifamily loans with an unpaid principal balance of approximately $430.38 billion were loans that back commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law, investor requirements or the CMS Transaction. See “—CMS Transaction” below.

Trimont’s servicing platform allows Trimont to process loan servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and

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operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information as of September 30, 2026 showing the approximate principal and interest advances and protective property advances held by Trimont, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.

As of	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
9/30/2026	$384,299,228,218.80	$932,156,338.76	0.24%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Trimont may perform some of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries, including the engagement of third-party vendors to provide technology or process efficiencies. Trimont monitors its third-party vendors in compliance with its internal procedures and applicable law. Trimont has entered into contracts with third-party vendors for some or all of the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Trimont;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing and tracking;
●	credit investigation and background checks; and
●	defeasance calculations.

Trimont may also enter into agreements with certain firms to act as a primary servicer (or subservicer) and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Trimont will monitor and review the performance of sub-servicers appointed by it. Generally, all amounts received by Trimont on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Trimont and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Trimont, that amount may be transferred to a common disbursement account prior to disbursement.

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Trimont will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Trimont may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Trimont performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are, to the actual current knowledge of Trimont, no special or unique factors of a material nature involved in servicing the Mortgage Loans, as compared to the types of assets serviced by Trimont in other commercial real estate securitization pools generally.

Trimont does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Trimont believes that its financial condition will not have any material impact on the performance of the Mortgage Loans or the Certificates.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as a servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont in such capacity, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to the Certificateholders. There are no legal proceedings pending against Trimont, or to which any property of Trimont is subject, that are material to the Certificateholders, nor does Trimont have actual knowledge of any proceedings of this type contemplated by governmental authorities.

A Trimont website (cmsview.trimont.com) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Trimont is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Trimont will enter into one or more agreements with the mortgage loan sellers (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between GSMC (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by GSMC (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which GSMC is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between CREFI (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by CREFI (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which CREFI is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between GACC (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by GACC (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which GACC is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Barclays (and/or certain of its affiliates) and Trimont, Trimont may act as an interim servicer with respect to certain mortgage loans owned by Barclays (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which Barclays is acting as Mortgage Loan Seller.

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Pursuant to certain interim servicing arrangements between Argentic (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Argentic (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which Argentic is acting as Mortgage Loan Seller.

Neither Trimont nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Trimont or its affiliates may acquire certain classes of certificates on the Closing Date or pursuant to secondary market transactions in the future. Any such party will have the right to dispose of any such certificates at any time.

CMS Transaction

On March 1, 2025 (“CMS Acquisition Closing Date”), Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business (the “CMS Transaction”). The CMS Transaction did not include Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae.

Senior leadership of Trimont and CMS and certain Trimont and former Wells Fargo Bank corporate functions that supported CMS have generally been integrated within Trimont and, most of the CMS employees along with relevant CMS systems, technologies and operating procedures and guidelines (“CMS Platform”) supporting CMS were transferred to Trimont as part of the CMS Transaction. Further, as of the CMS Acquisition Closing Date, Wells Fargo Bank’s duties, obligations, and rights as servicer, under the related servicing agreements were transferred to Trimont, subject to the terms and conditions of such servicing agreements.

Currently, Trimont operates two loan servicing platforms, the platform that Trimont was using prior to the CMS Acquisition Closing Date (“Pre-Closing Platform”) and the CMS Platform. Each platform uses a separate instance of McCracken Financial Solutions software, Strategy CS. Trimont expects to integrate these platforms into one instance of Strategy CS, in the future. Until such integration occurs, Trimont expects to service most loans serviced under CMBS servicing agreements on the CMS Platform, but may continue to service the loans it was servicing prior to the CMS Acquisition Closing Date and may also service some loans serviced under CMBS servicing agreements entered into by Trimont after the CMS Acquisition Closing Date, on the Pre-Closing Platform.

Prior to the CMS Acquisition Closing Date, Trimont was not the designated primary advancing agent for any of the mortgage loans it serviced. In connection with the CMS Transaction, Trimont acquired the outstanding CMS servicer advances using funding from a Wells Fargo Bank credit facility and other capital sources and expects to use such credit facility and other capital sources to fund the future advancing obligations of Trimont as servicer under the CMBS servicing agreements that transferred to Trimont on, or certain servicing agreements that Trimont enters into following, the CMS Acquisition Closing Date.

The foregoing information set forth under this heading “—The Master Servicer” has been provided by Trimont.

Trimont will have various duties under the PSA. Certain duties and obligations of Trimont are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “—Appraisal Reduction Amounts”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the underlying Mortgage Loans and the effect of that ability on the potential cash flows from the underlying Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

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The master servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, the master servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent master servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

Trimont, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. Trimont’s rights and obligations with respect to indemnification, and certain limitations on Trimont’s liability under the PSA are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

For a description of any material affiliations, relationships and related transactions between the master servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Special Servicer

Argentic Services Company LP, a Delaware limited partnership (“ASC”) and will act as the special servicer (in such capacity, the “Special Servicer”) under the PSA. ASC will be responsible for special servicing and administration if such loans were to become a “specially serviced loan” or “REO property” pursuant to the PSA. ASC maintains its principal special servicing office at 740 E. Campbell Road, Suite 600, Richardson, Texas 75081 and its telephone number is 469-609-2000.

ASC currently has a commercial special servicer rating of “CSS2-” by Fitch, a commercial loan special servicer rating of “Above Average” by S&P and a Morningstar DBRS Commercial Mortgage Special Servicer Ranking of MOR CS2.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (collectively, “Elliott”). As of June 30, 2026, Elliott manages approximately $80.3 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of (i) Argentic Real Estate Finance 2 LLC, the mortgage loan seller, originator, sponsor and the retaining sponsor, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to be the holder of the VRR Interest and the HRR Certificates, (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention” in this prospectus) on the Closing Date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial controlling class representative (other than with respect to any non-serviced mortgage loans or any Excluded Loan). ASC is also the special servicer with respect to the Westroads Mall Whole Loan under the WFCM 2026-5C10 pooling and servicing agreement.

Except as disclosed in the previous paragraph, neither ASC nor any of its affiliates intends to retain any other certificates issued by the issuing entity or any other economic interest in this securitization. However, ASC or its affiliates may retain or own in the future, after the Closing Date, certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the portion of the risk retention interest) at any time. Argentic Securities Holdings 2 Cayman Limited will be required to retain its portion of the risk retention risk for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules.

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The following table sets forth information about ASC’s total portfolio of named special servicing for commercial and multifamily mortgage loans as of the dates indicated:

Named Special Servicing	December 31, 2023	December 31, 2024	December 31, 2025	September 30, 2026
By Approximate Number:	1,346	1,458	1,778	1,827
By Approximate Aggregate Unpaid Principal Balance (in billions):	$31.51	$38.16	$50.50	$61.15

As of September 30, 2026, ASC had thirty-four (34) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging over 33 years of industry experience. ASC was named special servicer on 105 securitized pools (100 commercial mortgage-backed securities pools and five collateralized loan obligation pools) including 1,827 loans secured by 2,909 properties with an unpaid balance of approximately $61.15 billion as of September 30, 2026. As of September 30, 2026, ASC was actively managing 69 commercial mortgage-backed securities loans, secured by 98 properties (including 21 REO properties) with an approximate unpaid balance of $2.82 billion.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the Public Company Accounting Oversight Board, and co-sources internal audit functions.

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ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the applicable pooling and servicing agreement and, accordingly, will not have any material impact on the performance of the mortgage loans or the certificates.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as special servicer, ASC will not have primary responsibility for custody services of original documents evidencing the mortgage loans, but may from time to time have custody of certain such documents as necessary for enforcement actions or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard set forth in the PSA.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificate holders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable controlling class representative, directing holder, holders of certificates of the controlling class or any person with the right to appoint or remove and replace the Special Servicer and to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as Special Servicer under the PSA and any related intercreditor agreement and limitations on such person’s right to replace the Special Servicer.

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Holder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement— Replacement of Special Servicer Without Cause”.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer”.

Certain duties and obligations of Argentic Services Company LP as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Provisions” and “—Inspections”. Argentic Services Company LP’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

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Argentic Services Company LP, in its capacity as special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

BellOak, LLC (“BellOak”) will act as the operating advisor and asset representations reviewer under the Pooling and Servicing Agreement with respect to each Serviced Mortgage Loan. BellOak has an address at 1717 McKinney Ave., 12th Floor, Dallas, TX 75202 and its telephone number is (332) 236-8495.

BellOak is a privately held commercial real estate finance advisory firm headquartered in Dallas, Texas. BellOak is a dedicated CMBS Operating Advisor that has been organized to provide the requisite independent, third-party surveillance and oversight on behalf of CMBS certificateholders.

BellOak’s technology utilizes an asset management platform that leverages proprietary software with a dedicated technology team to customize for idiosyncratic needs.

There are no legal proceedings pending against BellOak, or any property of BellOak, that are material to the Certificateholders, nor does BellOak have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of September 30, 2026, BellOak was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $77.7 billion issued in 107 transactions.

As of September 30, 2026, BellOak was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $32.1 billion issued in 40 transactions.

BellOak satisfies each of the standards of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor”. BellOak: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or Morningstar DBRS and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with BellOak as the sole or material factor in such rating action; (b) (x) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement; (d) is not (and is not Risk Retention Affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a Successor Third-Party Purchaser, a Risk Retention Consultation Party or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer; and (f) does not directly or indirectly,

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through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as Operating Advisor; provided that BellOak, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

In addition, BellOak believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by BellOak, LLC.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

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Credit Risk Retention

General

This transaction is required to comply with the Credit Risk Retention Rules. Argentic Real Estate Finance 2 LLC has been designated by the sponsors to act as the “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) (in such capacity, the “Retaining Sponsor”) and intends to satisfy the credit risk retention requirements of the Credit Risk Retention Rules as follows:

●	the purchase by its MOA, which is expected to be Argentic Securities Holdings 2 Cayman Limited (the “Retaining Party”), of an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules), in the form of certificates which will be comprised of the Class F-RR and Class G-RR certificates (other than the portion that comprises the VRR Interest) (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $38,864,979 (which excludes the portion of the Class F-RR and Class G-RR certificates that comprises the VRR Interest), representing approximately 2.55% of the aggregate fair value of the certificates (other than the Class R certificates); and
●	the purchase by its MOA, which is expected to be the Retaining Party, of an “eligible vertical interest” (as defined in the Credit Risk Retention Rules, the “VRR Interest”) comprised of approximately 2.50% of the Certificate Balance or the Notional Amount, as applicable, as of the Closing Date, of each class of Certificates (other than the Class R certificates) in such amounts as set forth below:
Class	Approx. Initial Certificate Balance or Notional Amount to be Retained(1)
Class A-1	$178,000
Class A-2	(2)
Class A-3	(2)
Class X-A	$15,449,000
Class X-B	$1,615,000
Class X-D	$570,000
Class X-E	$356,000
Class A-S	$2,160,000
Class B	$926,000
Class C	$689,000
Class D	$570,000
Class E	$356,000
Class F-RR	$238,000
Class G-RR	$760,000

(1)	Approximate, subject to a variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the certificates (other than the Class R certificates) issued by the issuing entity. In addition, the retained amounts of each Class shown above is subject to change based on the final pricing of all Certificates and is expected to be approximately 2.50% of the Certificate Balance or Notional Amount, as applicable, of each Class of Certificates (other than the Class R certificates) as of the Closing Date.
(2)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-2 and Class A-3 certificates to be retained are expected to be between $0 – $6,250,000 with respect to Class A-2 and $6,861,000 – $13,111,000 with respect to Class A-3.

The percentage of all classes of Regular Certificates represented by the VRR Interest (which is approximately 2.50%) and the percentage of the aggregate fair value of all classes of Regular Certificates represented by the HRR Certificates (which is approximately 2.55%) will equal at least 5%, in the aggregate, as of the Closing Date.

“Credit Risk Retention Rules” means Regulation RR, 17 C.F.R. Part 246.

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

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Qualifying CRE Loans

The sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §246.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Risk Retention Percentage”) for this transaction is 5.0%. The Required Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

HRR Certificates

General

The Retaining Party is expected to purchase the HRR Certificates, consisting of the classes of certificates identified in the table below.

Class of HRR Certificates	Expected Initial Certificate Balance(1)	Estimated Range of Fair Value of the HRR Certificates (in $ and %)(2)	Estimated Purchase Price(3)
Class F-RR	$9,253,000	$4,647,200 / 0.5980% - 0.6186%	50.22371%
Class G-RR	$29,611,979	$14,872,234 / 1.9138% - 1.9798%	50.22371%

(1)	Includes the expected initial Certificate Balance of each class of HRR Certificates that the Retaining Party expects to purchase on the Closing Date. The balance of the VRR Interest is not included in the Certificate Balance of any class of HRR Certificates.
(2)	The estimated fair value (expressed as a dollar amount) and estimated range of fair value (expressed as a percentage of the aggregate fair value of all of the certificates (other than the Class R certificates)) of the HRR Certificates. The fair value of the HRR Certificates has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention—Yield-Priced Certificates—Retaining Party Assumed Certificate Characteristics”. The fair value of the other certificates is unknown and has been determined by the sponsors as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.
(3)	Expressed as a percentage of the expected initial Certificate Balance of each class of the HRR Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the HRR Certificates to be acquired by the Retaining Party is approximately $19,519,434 (excluding accrued interest).

The purchase price and fair value of the HRR Certificates is equal to approximately $19,519,434, representing approximately 2.55% of the aggregate fair value of the certificates (other than the Class R certificates). The aggregate range fair values of all the certificates (other than the Class R certificates) is approximately $751,209,694 to $777,100,195.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $38,268,995 representing 5% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the HRR Certificates that will be retained by the Retaining Party based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in this prospectus under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice from the Retaining Sponsor of such disclosures are expected to be posted on the certificate administrator’s website on the “U.S. Risk Retention Special Notices” tab.

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While the Retaining Sponsor will initially partially satisfy its risk retention requirements through the purchase by the Retaining Party of the HRR Certificates, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the HRR Certificates to a “third party purchaser” (as defined in the Credit Risk Retention Rules) (for so long as it holds such HRR Certificates, a “Subsequent Third-Party Purchaser”) at any time on and after the date that is 5 years following the Closing Date. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

The Retaining Party

It is anticipated that on the Closing Date, Argentic Securities Holdings 2 Cayman Limited, an exempted company incorporated in the Cayman Islands with limited liability (“ASH 2”) and a majority-owned affiliate of the Retaining Sponsor will purchase for cash the VRR Interest and the remaining Class F-RR and Class G-RR certificates. Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E Certificates (in each case, other than the portion of each such class of certificates that comprise the VRR Interest), and Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial Controlling Class Representative, and therefore the initial Directing Holder with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan, any Servicing Shift Mortgage Loan and any applicable Excluded Loan), are affiliates of ASH 2.

ASH 2 was formed primarily to invest in junior tranches of commercial mortgage backed securities (“CMBS B-piece Securities”). As of July 31, 2026, ASH 2 has purchased CMBS B-piece Securities in over five transactions, and affiliates of ASH 2 have made over 25 purchases of CMBS B-piece Securities.

ASH 2 is managed by Argentic Investment Management LLC (“Argentic Investment Management”). Certain senior members of Argentic Investment Management’s real estate credit team have over 20 years of CMBS experience. Investment vehicles managed by Argentic Investment Management have made investments in fixed and floating rate whole loans, subordinate debt, preferred equity and commercial mortgage-backed securities.

ASH 2 and Argentic Investment Management are affiliates of the special servicer and the Retaining Sponsor, which is a sponsor, a mortgage loan seller and an originator.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates (the “Treasury-Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve and the Class X-E, Class E, Class F-RR and Class G-RR certificates (the “Yield-Priced Certificates”) are anticipated to be priced based on a targeted yield, and the sponsors calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury-Priced Principal Balance Certificates and the Yield-Priced Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D Certificates (the “Treasury-Priced Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The sponsors made their determination of the fair value of the certificates presented above based on a number of inputs consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates.

Treasury-Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR, the sponsors calculated what the Scheduled Certificate Principal Payments on each class of Treasury-Priced Principal Balance Certificates would be over the course of the transaction based on when principal payments are required to be made under the terms of the underlying Mortgage Loan documents during each Collection Period and which

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classes of Treasury-Priced Principal Balance Certificates will be entitled to receive principal payments based on the Certificate payment priorities described in “Description of the Certificates—Distributions”. On the basis of the Scheduled Certificate Principal Payments, the sponsors calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates.

Treasury Yield Curve. The sponsors utilized the assumed treasury yield curve in the table below in determining the range of estimated fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Maturity	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2Y	4.3380%	4.6380%	4.9880%
3Y	4.4110%	4.7110%	5.0610%
5Y	4.4720%	4.7720%	5.1220%
7Y	4.5530%	4.8530%	5.2030%

Based on the treasury yield curve, the sponsors will determine for each Class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that Class’ weighted average life, by using a straight-line interpolation using the treasury yield curve with 2, 3, 5 and 7 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination. The sponsors determined the credit spread for each Class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of certificates as of the date of this prospectus. The credit spread for a particular Class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which represents the sponsors’ estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the sponsors’ experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.78%	0.85%	0.95%
Class A-2	0.81%	0.88%	0.98%
Class A-3	0.83%	0.90%	1.00%
Class A-S	1.05%	1.15%	1.40%
Class B	1.30%	1.45%	1.80%
Class C	2.05%	2.25%	2.50%
Class D	5.10%	5.50%	6.00%

Discount Yield Determination. The discount yield (the “Discount Yield”) for each class of Treasury-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of values for each class of Treasury-Priced

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Principal Balance Certificates, see the table titled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The sponsors identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	5.138%	5.508%	5.958%
Class A-2	5.271%	5.641%	6.091%
Class A-3	5.297%	5.667%	6.117%
Class A-S	5.520%	5.920%	6.520%
Class B	5.770%	6.220%	6.920%
Class C	6.522%	7.022%	7.622%
Class D	9.572%	10.272%	11.122%

Determination of Class Sizes. The depositor and the sponsors were provided credit support levels for each class of certificates by each Rating Agency. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the depositor and the sponsors determined the highest required credit support level of the Rating Agencies selected to rate a particular class of certificates (the “Constraining Level”). In certain circumstances, the depositor, the sponsors, or their affiliates may elect not to engage a rating agency for particular classes of certificates, based in part on the credit support levels provided by such rating agency. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balance for the classes of certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that Class’ Constraining Level. For each other subordinate class of Principal Balance Certificates, that class’ Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Principal Balance Certificates minus such subordinate class’ Constraining Level.

Target Price Determination. The sponsors determined a target price (the “Target Price”) for each class of Treasury-Priced Principal Balance Certificates (other than the Class D certificates) on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions. The Target Price that was utilized for each class of Treasury-Priced Principal Balance Certificates is set forth in the table below. The Target Prices utilized by the sponsors have not changed materially during the prior year.

Class of Certificates	Target Price (Low Estimate)(1)	Target Price (Base Case)(1)	Target Price (High Estimate)(1)
Class A-1	100%	100%	100%
Class A-2	101%	101%	101%
Class A-3	103%	103%	103%
Class A-S	103%	103%	103%
Class B	103%	103%	103%
Class C	100%	100%	100%
Class D	(2)	(2)	(2)

(1)	The Target Price may not be realized in all scenarios.
(2)	A Target Price was not set, and the Treasury-Priced Expected Price was determined based on the Assumed Certificate Coupon to be equal to 4.75000%

Determination of Assumed Certificate Coupon. Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates (other than the Class D certificates), the sponsors determined the assumed certificate coupon (the

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“Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of certificates in order to achieve the related Target Price for that class of certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon for each such class of Treasury-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields is set forth in the table below. In addition, the Assumed Certificate Coupon for the Class D certificates was set at 4.75000%.

Range of Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Initial Certificate Coupon	Base Case Assumed Initial Certificate Coupon	High Estimate of Assumed Initial Certificate Coupon
Class A-1	5.179110%	5.548460%	5.997025%
Class A-2	5.509550%	5.877280%	6.323865%
Class A-3	5.996370%	6.367990%	6.819345%
Class A-S	6.209610%	6.611000%	6.869094%(1)
Class B	6.459600%	6.814583%(2)	6.869094%(1)
Class C	6.494450%	6.869094%(1)	6.869094%(1)
Class D(3)	4.750000%	4.750000%	4.750000%

(1)	Based on an assumed certificate coupon equal to the WAC Rate.
(2)	Equal to the WAC Rate minus 0.0545116% per annum.
(3)	Based on a fixed coupon of 4.75000% targeted.

Determination of Treasury-Priced Expected Price. Based on interest payments using the Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the sponsors determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the initial Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the related WAC Rate. The sponsors determined the Treasury-Priced Expected Price for each class of Treasury-Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Treasury-Priced Expected Price for a class of certificates will be, therefore, the low range of fair market values of the Treasury-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of fair market values of the Treasury-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Treasury-Priced Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% constant prepayment yield (“CPY”), the sponsors calculated what the expected scheduled interest payments on each class of Treasury-Priced Interest-Only Certificates would be over the course of the transaction (for each class of Treasury-Priced Interest-Only Certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Treasury-Priced Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the Mortgage Loan documents assuming a 100% CPY for the Classes of Treasury-Priced Interest-Only Certificates and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions”. On the basis of the periodic reduction in the Notional Amount of each class of Treasury-Priced Interest-Only Certificates, the sponsors calculated the weighted average life for each such class of Treasury-Priced Interest-Only Certificates.

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Treasury Yield Curve. The sponsors utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Treasury-Priced Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair market value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yields for the Treasury-Priced Interest-Only Certificates”. The sponsors identified the range presented in the table below at each maturity on the treasury yield, which represents the sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury-Priced Interest-Only Certificates

Maturity	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
3Y	4.4110%	4.711%	5.0610%
5Y	4.4720%	4.772%	5.1220%

Based on the treasury yield curve, the sponsors determined for each class of Treasury-Priced Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’ weighted average life of the class(es) of Principal Balance Certificates that is the component of such class of Treasury-Priced Interest-Only Certificates by using a straight-line interpolation using treasury yield curves with 3 and 5 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination. The sponsors determined the credit spread for each class of Treasury-Priced Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Treasury-Priced Interest-Only Certificates as of the date of this prospectus. The credit spread for a particular class of Treasury-Priced Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair market values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which represents the sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the sponsor’s experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Treasury-Priced Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	-2.00%	-1.10%	0.00%
Class X-B	-1.00%	0.00%	N/A(1)
Class X-D	-2.00%	-1.10%	0.00%

(1)	Class X-B receives no cashflow in this scenario.

Discount Yield Determination. The discount yield (the “Discount Yield”) for each class of Treasury-Priced Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Treasury-Priced Interest-Only Certificates, see the table titled “Range of Discount Yields for the Treasury-Priced Interest-Only Certificates” below. The sponsors identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for such class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for such class and the highest estimated credit spread.

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Range of Discount Yields for the Treasury-Priced Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.451%	3.651%	5.101%
Class X-B	3.459%	4.758%	N/A(1)
Class X-D	2.460%	3.660%	5.110%

(1)	Class X-B receives no cashflow in this scenario.

Determination of Scheduled Certificate Interest Payments. Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the sponsors determined the range of Scheduled Certificate Interest Payments in each scenario for each class of Treasury-Priced Interest-Only Certificates based on the defined Pass-Through Rate for such class of certificates.

Determination of Treasury-Priced Interest-Only Expected Price. Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Treasury-Priced Interest-Only Certificates, the sponsors determined the price (the “Treasury-Priced Interest-Only Expected Price”) expressed as a percent of the Notional Amount of such class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The sponsors determined the Treasury-Priced Interest-Only Expected Price for each class of Treasury-Priced Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Treasury-Priced Interest-Only Certificates in each scenario. Lower Assumed Certificate Coupons on the Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Treasury-Priced Interest-Only Certificates and therefore a higher Treasury-Priced Interest-Only Expected Price, and higher Assumed Certificate Coupons on the Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Treasury-Priced Interest-Only Certificates and therefore a lower Treasury-Priced Interest-Only Expected Price.

Yield-Priced Certificates

The Yield-Priced Certificates are anticipated to be acquired based on a targeted discount yield to maturity (the “Targeted Discount Yield”) of approximately (i) 16.50000%, with respect to the Class E certificates, (ii) 16.50003%, with respect to the Class X-E certificates, (iii) 25.31324% with respect to the Class F-RR certificates and (iv) 25.31324% with respect to the Class G-RR certificates, and an Assumed Certificate Coupon for the Class X-E certificates equal to the WAC Rate minus the Assumed Certificate Coupon of 4.75000% for the Class E Certificates, an Assumed Certificate Coupon for the Class E certificates of 4.75000%, an Assumed Certificate Coupon equal to the WAC Rate for the Class F-RR and Class G-RR certificates, and the Modeling Assumptions and 0% CPY, as agreed to by the Retaining Sponsor.

Determination of Class Size. The sponsors determined the Certificate Balance or Notional Amount of the Yield-Priced Certificates in the same manner described in “—Treasury-Priced Principal Balance Certificates—Determination of Class Sizes” above. The Notional Amount of the Class X-E certificates tracks the Certificate Balance of the Class E certificates.

Determination of Yield-Priced Expected Price. Based on a 0% CPY and the interest payments using the Assumed Certificate Coupon (assumed to be equal to (i) for the Class X-E certificates, the difference between the WAC Rate and 4.75000%, (ii) for the Class E certificates, 4.75000%, and (iii) for the Class F-RR and Class G-RR certificates, the related WAC Rate), the Discount Yield and the Scheduled Certificate Principal Payments (as applicable) for each class of Yield-Priced Certificates, the sponsors determined the price (the “Yield-Priced Expected Price” and, together with the Treasury-Priced Expected Price and the Treasury-Priced Interest-Only Expected Price, the “Expected Prices” or each an “Expected Price”) expressed as a percent of the Certificate Balance or Notional Amount of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield. The sponsors determined

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the Yield-Priced Expected Price for each class of Yield-Priced Certificates based on the related Discount Yields. The lower the Discount Yield, the higher the corresponding Yield-Priced Expected Price for a class of certificates will be, therefore, the low range of fair market values of each class of Yield-Priced Certificates will correspond to the high range of the estimate of potential Discount Yields and correspondingly, the high range of fair market values of each class of Yield-Priced Certificates will correspond to the low range of the estimate of potential Discount Yields.

Calculation of Fair Value

Based on the Expected Prices, the sponsors determined the range of fair values set forth in the table below for each class of certificates (other than the Class R certificates) (excluding accrued interest). For the “Base Case Fair Value” (as well as the “High Estimate of Fair Value (Based on Low Estimate of Discount Yield)” and “Low Estimate of Fair Value (Based on High Estimate of Discount Yield)”, the sponsors determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “High Estimate of Fair Value (Based on Low Estimate of Discount Yield)”, the sponsors determined the fair value for the related class of certificates by multiplying the relevant Expected Price by the high estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “Low Estimate of Fair Value (Based on High Estimate of Discount Yield)”, the sponsors determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the low estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates (or, in the case of the Class A-2 and Class A-3 Certificates, by the estimated Certificate Balance of the Class A-2 and Class A-3 certificates).

Range of Fair Value

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$7,098,000	$7,098,000	$7,098,000
Class A-2(1)	$252,500,000	$252,499,975	$252,499,900
Class A-3(1)	$282,634,060	$282,633,950	$282,633,950
Class X-A	$7,673,179	$18,518,493	$28,350,441
Class X-B	N/A	$82,205	$1,357,986
Class X-D	$2,065,853	$2,134,661	$2,194,316
Class X-E	$1,072,012	$1,072,012	$1,072,012
Class A-S	$88,067,532	$88,959,023	$88,959,014
Class B	$37,136,931	$38,126,473	$38,126,473
Class C	$26,838,135	$27,506,101	$27,523,992
Class D	$17,370,380	$17,995,381	$18,530,500
Class E	$8,732,944	$8,732,944	$8,732,944
Class F-RR	$4,766,732	$4,766,732	$4,766,732
Class G-RR	$15,253,935	$15,253,935	$15,253,935

(1)	The approximate initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances of the Class A-2 certificates are expected to be within a range of $0 and $250,000,000 and the respective initial Certificate Balances of the Class A-3 certificates are expected to be within a range of $274,402,000 and $524,402,000. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 certificates is expected to be approximately $524,402,000, subject to a variance of plus or minus 5%. For purposes of providing the range of estimated fair values for the certificates in the table above, the Certificate Balance of the Class A-2 certificates is assumed to be $250,000,000 and the Certificate Balance of the Class A-3 certificates is assumed to be $274,402,000.

The estimated range of fair value for all the certificates (other than the Class R certificates) is approximately $751,209,694 to $777,100,195, excluding accrued interest.

Material Terms

For a description of the material terms of the classes of certificates that comprise the HRR Certificates, see “Description of the Certificates” and “Pooling and Servicing Agreement”. You are strongly urged to review this prospectus in its entirety.

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Hedging, Transfer and Financing Restrictions

The Retaining Party will agree to certain hedging, transfer and financing restrictions that are applicable to a “retaining sponsor” (as defined in the Credit Risk Retention Rules).

These restrictions will include an agreement by the Retaining Party not to transfer (i) the VRR Interest except to an MOA of the Retaining Sponsor and (ii) the HRR Certificates, except to an MOA (in accordance with the Credit Risk Retention Rules) or, on and after the date that is 5 years following the Closing Date or such earlier or later date that such transfer is first permitted under the Credit Risk Retention Rules then in effect, to a subsequent third-party purchaser.

In addition, the Retaining Party and its affiliates will not be permitted to enter into any hedging, financing, pledging, hypothecation or any other similar transaction or activity with respect to the HRR Certificates or the VRR Interest unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

Unless stated otherwise, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the earliest of (i) the date that is the latest of (a) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (b) the date on which the total outstanding Certificate Balance of the certificates has been reduced to 33% of the total outstanding Certificate Balance of the certificates as of the Closing Date; or (c) two years after the Closing Date, (ii) with respect to the HRR Certificates to the extent such certificates have been transferred to a Subsequent Third Party Purchaser, the date on which all of the Mortgage Loans have been defeased in accordance with the risk retention requirements set forth in §246.7(b)(8)(i) of the Credit Risk Retention Rules, or (iii) the date on which the Credit Risk Retention Rules applicable to the Retaining Party are withdrawn or repealed in their entirety (collectively, the “HRR Transfer Restriction End Date”).

In the event that any restriction or limitation under the Credit Risk Retention Rules applicable to the Retaining Party (including those restrictions and limitations described in this prospectus) is withdrawn, repealed or modified to be less restrictive, the parties to the underlying risk retention agreement have agreed to modify any corresponding terms of such agreement to reflect any such withdrawal, repeal or modification.

Operating Advisor

The operating advisor for this securitization transaction will be BellOak, LLC, a Delaware limited liability company. The operating advisor will be required to be an Eligible Operating Advisor. For information regarding the operating advisor and a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, see “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. For a description of the material terms of the PSA with respect to the operating advisor and the operating advisor’s compensation, see “Pooling and Servicing Agreement—The Operating Advisor” and “—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”. For a description of any material conflicts of interest or material potential conflicts of interest between the Operating Advisor and another party to this securitization transaction, see “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”.

Representations and Warranties

Each of GSMC, CREFI, AREF, GACC, Barclays and BMO will make the representations and warranties identified on Annex D-1 or Annex E-1, as applicable, to this prospectus with respect to the Mortgage Loans, subject to certain exceptions to such representations and warranties set forth on Annex D-2 and Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex E-6, respectively, to this prospectus.

At the time of its decision to include the GSMC Mortgage Loans in this transaction, GSMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors,

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including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GSMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GSMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, we cannot assure you that the compensating factors or other circumstances upon which GSMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GSMC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the CREFI Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, we cannot assure you that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable CREFI Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the AREF Mortgage Loans in this transaction, AREF determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-6 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by AREF that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by AREF that the circumstances that gave rise to such exception

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should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, we cannot assure you that the compensating factors or other circumstances upon which AREF based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable AREF Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the GACC Mortgage Loans in this transaction, GACC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-3 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GACC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GACC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, we cannot assure you that the compensating factors or other circumstances upon which GACC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GACC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the Barclays Mortgage Loans in this transaction, Barclays determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-4 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, we cannot assure you that the compensating factors or other circumstances upon which Barclays based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Barclays Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the BMO Mortgage Loans in this transaction, BMO determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-5 to

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this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by BMO that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by BMO that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, we cannot assure you that the compensating factors or other circumstances upon which BMO based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable BMO Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The Commercial Mortgage Pass-Through Certificates, Series 2026-V24 will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will consist of the following classes to be designated as set forth in the table below:

One or more of such classes will also be collectively referred to as follows:

Designation	Classes
“Offered Certificates”	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C certificates
“Senior Certificates”	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E certificates
“Subordinate Certificates”	The Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates
“Principal Balance Certificates”	The Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates
“Class X Certificates”	The Class X-A, Class X-B, Class X-D and Class X-E certificates
“HRR Certificates”	The Class F-RR and Class G-RR certificates (excluding the portion of each such class comprising the VRR Interest)
“Regular Certificates”	The Senior Certificates and the Subordinate Certificates
“Residual Certificates”	The Class R certificates

The certificates will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the

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“Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor; and (6) the “regular interests” in the Lower-Tier REMIC.

As further described in this prospectus, the primary source for payments of principal and interest on the certificates will be amounts received by the issuing entity in respect of the Mortgage Loans.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount(1)
Class A-1	$7,098,000
Class A-2	$0 – $250,000,000(2)
Class A-3	$274,402,000 – $524,402,000(2)
Class X-A	$617,868,000(3)
Class X-B	$64,540,000(3)
Class X-D	$22,778,000(3)
Class X-E	$14,237,000(3)
Class A-S	$86,368,000
Class B	$37,016,000
Class C	$27,524,000
Class D	$22,778,000
Class E(4)	$14,237,000
Class F-RR(4)	$9,491,000
Class G-RR(4)	$30,371,979

(1)	Approximate, subject to a variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the certificates (other than the Class R certificates) issued by the issuing entity.
(2)	The exact initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the chart above. The initial aggregate Certificate Balance of the Class A-2 and Class A-3 certificates is expected to be approximately $524,402,000, subject to a variance of plus or minus 5%.
(3)	The Notional Amount of each class of the Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the Pass-Through Rate of any class of Principal Balance Certificates whose Certificate Balance comprises such Notional Amount is equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), the certificate balance of such class of Principal Balance Certificates may not be part of, and reduce accordingly, such Notional Amount of the related Class X Certificates (or, if as a result of such pricing the Pass-Through Rate of the related Class X Certificates is equal to zero, such Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the Pass-Through Rate of any class of Principal Balance Certificates that does not comprise such notional amount of the related Class X Certificates is less than the weighted average of the Net Mortgage Rates on the Mortgage Loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), such class of Principal Balance Certificates may become a part of, and increase accordingly, such Notional Amount of the related Class X Certificates.
(4)	The initial Certificate Balance of each of the Class E, Class F-RR and Class G-RR certificates is subject to change based on final pricing of all certificates and the final determination of the amounts of the HRR Certificates and the VRR Interest that will be retained by the Retaining Party as described under “Credit Risk Retention” to satisfy the U.S. risk retention requirements of Argentic Real Estate Finance 2 LLC, as retaining sponsor. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention”.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, such class of certificates on that Distribution Date and increased by the amount of any subsequent recovery of Nonrecoverable Advances that was added to the Certificate

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Balance of such class for such Distribution Date. In the event that Realized Losses previously allocated to a class of certificates, in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amounts of the Class X Certificates will be equal to the aggregate certificate balances of the related class(es) of certificates (the “Related Class X Class”) indicated below:

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Class(es)
Class X-A	$617,868,000	Class A-1, Class A-2, Class A-3 and Class A-S certificates
Class X-B	$64,540,000	Class B and Class C certificates
Class X-D	$22,778,000	Class D certificates
Class X-E	$14,237,000	Class E certificates

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in December 2026.

All distributions to Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five (5) business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

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(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of a Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all Periodic Payments that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Mortgage Loan that is an Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the Withheld Amounts related to the Mortgage Loans to the extent those funds are on deposit in the Collection Account;
●	all yield maintenance charges and prepayment premiums;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the applicable REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances on the Mortgage Loans made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)   with respect to each Mortgage Loan that is an Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the Withheld Amounts related to the Mortgage Loans as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)   the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan or Whole Loan will be the period commencing on the day immediately following the Due Date for such Mortgage Loan or Whole Loan in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan or Whole Loan had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan or Whole Loan occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans or Whole Loans relating to such Collection Period on the business day

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immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan or Whole Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date, is the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the amount distributable from the Gain-on-Sale Reserve Account.

“Periodic Payment” means, with respect to any Mortgage Loan or the related Companion Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan or Companion Loan, including any balloon payment, which is payable by a borrower from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan or Companion Loan by reason of a default.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)   prior to the Cross-Over Date,

(a)   to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(b)   to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after the distributions specified in clause (a) above) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero; and

(c)   to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a) and (b) above) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(ii)       on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-3 certificates, pro rata (based upon their respective Certificate Balance), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates are reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-3 certificates, first (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an

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amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Sixth, to the Class A-S certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-S certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Ninth, to the Class B certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-first, to the Class F-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of all the Subordinate Certificates are (or are expected to be) reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

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Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class A-2 certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class A-3 certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class A-S certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class B certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class C certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class D certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class E certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class F-RR certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class G-RR certificates is a per annum rate equal to [__]%.

The Class R certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

The Pass-Through Rate for each class of Class X Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Related Class X Class (or the Pass-Through Rate on the Related Class X Class, if only one) for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) and REO Loan (other than the portion of the REO Loan related to any Companion Loan) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of their respective Stated Principal Balances immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or otherwise. Notwithstanding the foregoing, for Mortgage Loans that accrue interest on an Actual/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts and (2) prior to the Due Date

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in March (or February, if the related Distribution Date is the final Distribution Date) in any year, will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), REO Loan, Companion Loan or Whole Loan, is the annual rate at which interest accrues on such Mortgage Loan, REO Loan, Companion Loan or Whole Loan during such period (in the absence of a default), as stated in the related Mortgage Note, promissory note or componentization notice evidencing such Mortgage Loan (including any Non-Serviced Mortgage Loan), REO Loan, Companion Loan or Whole Loan without giving effect to any default rate; provided that, in the case of any Componentized Mortgage Loan and its related Companion Loan(s), each of which consists of components with different interest rates, the applicable Mortgage Rate is the weighted average of the various per annum rates at which interest accrues on the respective components of such Mortgage Loan or Companion Loan, as applicable, as stated in the related mortgage loan agreement or promissory note, as applicable, without giving effect to any default rate with respect to the components of such Mortgage Loan or related Companion Loan.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates is equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) in the case of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Principal Shortfall for that Distribution Date,

(b)   the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Unscheduled Principal Distribution Amount for that Distribution Date;

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provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any property protection advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the related Determination Date; and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds and, if applicable, income, rents, and profits from REO Property or otherwise, received with respect to such Mortgage Loan and any REO Loan on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to “Pooling and Servicing Agreement—Advances” in respect of a preceding Distribution Date; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the issuing entity incurred in connection with the related Mortgage Loan.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as

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calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of principal payments received on such Mortgage Loan or advanced for such Distribution Date. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Property Protection Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

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With respect to an AB Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to a Subordinate Companion Loan will be available for amounts due to the holders of the certificates, other than indirectly in the limited circumstances related to reimbursement of Property Protection Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to an AB Whole Loan incurred with respect to an AB Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Co-Lender Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of any related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through and including the end of the applicable Mortgage Loan interest accrual period in which such collections are received by or on behalf of the issuing entity, over (ii) the sum of (a) (x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates) or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) Accrued AB Loan Interest (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance

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and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero).

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by such REMIC provisions. Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

“Accrued AB Loan Interest” means, with respect to any AB Modified Loan and any date of determination, accrued and unpaid interest that remains unpaid with respect to the junior note(s) of such AB Modified Loan.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of any related Companion Loan(s), as applicable, pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all

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Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through and including the end of the applicable Mortgage Loan interest accrual period in which such collections are received by or on behalf of the issuing entity, over (ii) the sum of (a) (x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” above on earlier dates) or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” above on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

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Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, prepayment premiums and yield maintenance charges collected as of the related Determination Date are required to be distributed to the holders of the classes of certificates as described below.

On each Distribution Date, any yield maintenance charge collected on the Mortgage Loans during the one-month period ending on the related Determination Date is required to be distributed as follows: (a) pro rata, between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-S and Class X-A certificates, (ii) the group (the “YM Group B”) of the Class X-B, Class B and Class C certificates, (iii) the group (the “YM Group D”) of the Class X-D and Class D certificates and (iv) the group (together with the YM Group A, the YM Group B and the YM Group D, the “YM Groups”) of the Class X-E and Class E certificates based upon the aggregate amount of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date; and (b) as among the respective classes of Principal Balance Certificates in each YM Group in the following manner: (i) each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (ii) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable classes of Principal Balance Certificates, will be distributed to the class of Class X Certificates in such YM Group. If there is more than one class of Principal Balance Certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate amount of such yield maintenance charges will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class R certificates. Instead, after the Notional Amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates, and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans allocated to the Certificateholders will be distributed pro rata to holders of the Class F-RR and Class G-RR certificates (based on their respective Certificate Balances).

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate

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used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge and a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	February 2031
Class A-2	NAP – August 2031(1)
Class A-3	October 2031
Class X-A	October 2031
Class X-B	November 2031
Class A-S	October 2031
Class B	November 2031
Class C	November 2031

(1)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-2 certificates ranging from $0 to $250,000,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPY prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in November 2059. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part after the Determination

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Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to each AB Whole Loan will generally be allocated first, to the related Subordinate Companion Loans in accordance with the related Co-Lender Agreement and then, pro rata to the related Mortgage Loan and any related Pari Passu Companion Loan. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any non-serviced mortgage loan) and any related Serviced Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan and is required to be made to the holder of such Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan, equal to the lesser of:

(i)            the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or if the special servicer allowed a prepayment on such Mortgage Loan or Serviced Pari Passu Companion Loan on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)         the aggregate of (A) a portion of the master servicer’s Servicing Fees to be paid under the PSA for the related Distribution Date calculated at a per annum rate equal to (1) 0.00125% for each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan and related REO Loan without an initial sub-servicer, and (2) 0.000625% for each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan and the related REO Loan where servicing functions are performed by an initial sub-servicer, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Whole Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan (other than any Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Whole Loan), as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as no Control Termination Event is continuing, and only with respect to the Mortgage Loans other than any applicable Excluded Loan or any Servicing Shift Mortgage Loan, the Directing Holder or (z) in connection with the payment of any insurance proceeds or condemnation awards, unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related loan documents and such failure causes the shortfall), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of

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Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the applicable master servicer under the related other pooling and servicing agreement.

The aggregate of any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will, be allocated on such Distribution Date among each class of Regular Certificates pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F-RR and Class G-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F-RR and Class G-RR certificates.

This subordination will be effected in two (2) ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

Other than the subordination of certain classes of certificates, as described above, no other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal allocable to the certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2 and Class A-3 certificates that are still outstanding, pro rata, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2 and Class A-3 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-3 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2 and Class A-3 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective

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Certificate Balances, the subordination afforded to the Class A-1, Class A-2 and Class A-3 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-3 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F-RR certificates and the Class G-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Certificate Balance of the Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds, (ii) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the end of the last day of the related Collection Period.

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class G-RR certificates;

second, to the Class F-RR certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A, Class X-B, Class X-D and Class X-E certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if any Related Class X Class is reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under

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“Transaction Parties—The Trustee and Certificate Administrator” or “—The Operating Advisor and Asset Representations Reviewer”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as applicable, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions”.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement based in part on the information delivered to it by the master servicer in the form of Annex B (the “Distribution Date Statement”) and providing all information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans. The certificate administrator will include on each Distribution Date statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information as to (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder, or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date Statement (which form is subject to change) and as required under the PSA in the case of the CREFC® Reports, and including substantially the following information:

(1)	a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided on Annex A-2, calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the certificate administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized on Annex B;
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(2)	a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;
(3)	a CREFC® historical loan modification and corrected loan report;
(4)	a CREFC® advance recovery report;
(5)	a CREFC® total loan report;
(6)	a CREFC® operating statement analysis report;
(7)	a CREFC® comparative financial status report;
(8)	a CREFC® net operating income adjustment worksheet;
(9)	a CREFC® real estate owned status report;
(10)	a CREFC® servicer watch list;
(11)	a CREFC® loan level reserve and letter of credit report;
(12)	a CREFC® property file;
(13)	a CREFC® financial file;
(14)	a CREFC® loan setup file; and
(15)	a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under a Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means, as required under the PSA:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file;
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction amount template (if any Appraisal Reduction Amount has been calculated).

No later than two (2) business days following each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

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In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending March 31, 2027, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan is on the CREFC® servicer watch list). The master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2027, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its obligation to deliver the CREFC® net operating income adjustment worksheet described above. The special servicer or the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—General Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the sponsors, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Holder, the Controlling Class Representative, the Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Holder or any Controlling Class Certificateholder, any Excluded Information via the certificate administrator’s website (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to

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the related Excluded Controlling Class Loan(s)), and (ii) if such party is not the Directing Holder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer may not directly or indirectly provide any information related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be. Notwithstanding any provision to the contrary in this prospectus, neither the master servicer nor the certificate administrator will have any obligation to take separate action to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan solely because it is an Excluded Special Servicer Loan.

The “Risk Retention Consultation Party” will be a party selected by Argentic Securities Holdings 2 Cayman Limited, as holder of the VRR Interest. The depositor will promptly provide the name and contact information for the Risk Retention Consultation Party upon request and any such requesting party may conclusively rely on the name and contact information provided by the depositor. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of Risk Retention Consultation Party, from the holder of the VRR Interest. Notwithstanding the foregoing, the Risk Retention Consultation Party will not have any consultation rights with respect to any related Excluded Loan. For the avoidance of doubt, as of the Closing Date there is no expected initial Risk Retention Consultation Party. Notwithstanding anything to the contrary, if Argentic Securities Holdings 2 Cayman Limited or an affiliate is appointed as the Risk Retention Consultation Party and Argentic Services Company LP is the special servicer and is processing any action that requires consultation with the Risk Retention Consultation Party, Argentic Services Company LP, as special servicer, will not be required to consult with the Risk Retention Consultation Party.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a manager of a Mortgaged Property, a Restricted Mezzanine Holder or a Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other person controlling or controlled by or under common control with such borrower, manager or Restricted Mezzanine Holder, as applicable, or (b) any other person owning, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests in such borrower, manager or Restricted Mezzanine Holder, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

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“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than any such information with respect to such Excluded Controlling Class Loan that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means with respect to (i) the Controlling Class Representative, any Mortgage Loan or Whole Loan with respect to which the Controlling Class Representative or the holder of the majority of the Controlling Class (by Certificate Balance) is a Borrower Party, or (ii) the Risk Retention Consultation Party, any Mortgage Loan or Whole Loan if, as of any date of determination, such Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Holder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Loan Holder or a prospective purchaser of a certificate (or any investment advisor or manager of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party (other than the Risk Retention Consultation Party), in which case (1) if such person is the Directing Holder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information relating to an Excluded Controlling Class Loan applicable to such party as set forth in the PSA or (2) if such person is not the Directing Holder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain, upon request in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be, and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

“Restricted Mezzanine Holder” means a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, a mortgage loan seller, a mortgagor, a Borrower Party or any affiliate of any of such persons will be deemed to be not outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an

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Excluded Controlling Class Holder will be deemed to be not outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will be deemed to be not outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, the mortgage loan sellers or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or the related mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or any special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® Reports and supplemental notices with respect to such Distribution Date Statements and CREFC® Reports, may be provided by the certificate administrator at the direction of the depositor (which may be in the form of a standing order) to certain market data providers, such as Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, CMBS.com, Inc., BlackRock Financial Management, Inc., Markit Group Limited, RealINSIGHT, LSEG, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealX, Fintech Data LLC, d.b.a. CRED iQ, Green Street Advisors, LLC and redIQ LLC (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that is a Privileged Person identified to the master servicer’s reasonable satisfaction, the master servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements (in each case, solely relating to the Serviced AB Whole Loan, if requested by the holder of a Subordinate Companion Loan) obtained by the master servicer; provided, that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a Certificate Owner and a Privileged Person, will keep

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such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website and will make available to the general public this prospectus, Distribution Date Statements, the PSA, each MLPA and the SEC EDGAR filings referred to below:

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and each MLPA and any amendments and exhibits to those agreements;
o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files;
o	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® special servicer loan file (provided that they are received by the certificate administrator);
o	the CREFC® appraisal reduction amount template;
o	the annual reports prepared by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by the special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any notice or documents provided to the certificate administrator by the depositor, the master servicer or the special servicer directing the certificate administrator to post to the “additional documents” tab;
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●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan or Whole Loan;
o	notice of final payment on the certificates;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;
o	any notice of resignation or termination of the master servicer or the special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Voting Rights for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event or of an Operating Advisor Consultation Event has occurred or is terminated or that a Consultation Termination Event has occurred;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any Attestation Reports delivered to the certificate administrator;
o	any document provided by the master servicer or the depositor directing the certificate administrator to post same;
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o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of any applicable Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab described above, provide email notification to any Privileged Person (other than Financial Market Publishers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to any related Excluded Controlling Class Loan (such party, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Holder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Holder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Holder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Holder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

To the extent the Directing Holder or any Controlling Class Certificateholder receives access pursuant to the PSA to any Excluded Information on the certificate administrator’s website or otherwise receives access to such Excluded Information, such Directing Holder or any Controlling Class Certificateholder will be deemed to have agreed that it (i) will not directly or indirectly provide any such Excluded Information to (A) the related Borrower Party, (B) any related Excluded Controlling Class Holder, (C) any employees or personnel of such Directing Holder or any Controlling Class Certificateholder or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (D) to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

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Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Holder or the Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to any Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

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The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer and the special servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer and the special servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Holder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to Certificateholders will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)	1% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and
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(2)	99% in the case of the Principal Balance Certificates, allocated among the holders of the respective classes of certificates in proportion to the Certificate Balances of their certificates (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to such certificates).

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate

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the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication”, “—List of Certificateholders”, “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit

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distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

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Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – Benchmark 2026-V24
with a copy to: trustadministrationgroup@computershare.com

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Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the applicable mortgage loan seller and the depositor. Each of the Joint Mortgage Loans are being sold by two or more mortgage loan sellers. For purposes of the respective MLPAs pursuant to which the applicable mortgage loan sellers are selling Mortgage Loans and the related discussion below, each Joint Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver (or cause to be delivered) to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to any Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by such mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                     the original executed Mortgage Note for such Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of the trustee for the benefit of the registered Certificateholders or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the applicable mortgage loan seller) (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note), and in the case of a Serviced Whole Loan, a copy of the executed Mortgage Note for any related Companion Loan;

(ii)                 an original or copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

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(iii)              an original or copy of any related assignment of leases (if such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iv)               an original executed assignment, in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related assignment of leases (if such item is a document separate from the Mortgage), in favor of the trustee, for the benefit of the registered Certificateholders and the holder of any related Companion Loan, as their interests may appear or a copy of such assignment (if the applicable mortgage loan seller or its designee, rather than the trustee or certificate administrator, is responsible for the recording thereof);

(v)                  an original or copy of the assignment of all unrecorded documents relating to the Mortgage Loan, in favor of the trustee, for the benefit of the registered holders of the certificates and the holder of any related Companion Loan, as their interests may appear;

(vi)               originals or copies of final written modification, consolidation, assumption, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage Note for such Mortgage Loan (or, if applicable, any Mortgage Note of a Whole Loan) or the related Mortgage have been modified or the Mortgage Loan has been assumed or consolidated, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(vii)            the original (which may be in the form of an electronically issued title policy) or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan or the related Serviced Whole Loan (or, if such policy has not been issued, a “marked up” pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

(viii)         an original or copy of the related ground lease relating to such Mortgage Loan (or the related Serviced Whole Loan, if applicable), if any, and any ground lessor estoppel;

(ix)             an original or copy of the related Mortgage Loan agreement, if any;

(x)                an original of any guaranty under such Mortgage Loan or the related Whole Loan, if any;

(xi)             an original or copy of the environmental indemnity from the related mortgagor, if any;

(xii)          an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

(xiii)       an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (v)), in favor of the trustee for the benefit of the Certificateholders and the holder of the related Companion Loan, as their interests may appear;

(xiv)        any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or the related Whole Loan or in favor of any assignee prior to the trustee, and an original UCC-3 assignment thereof, in form suitable for filing, in favor of the trustee (or, in each case, a copy thereof, certified to be the copy of such assignment submitted or to be submitted for filing);

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(xv)           an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvi)        in the case of any Mortgage Loan or the related Whole Loan as to which there exists a related mezzanine loan, an original or a copy of any related mezzanine intercreditor agreement;

(xvii)     an original or copy of any related environmental insurance policy or environmental guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xviii)  a copy of any letter of credit relating to such Mortgage Loan or the related Whole Loan and any related assignment thereof (with the original to be delivered to the master servicer);

(xix)      copies of any franchise agreement, property management agreement or hotel management agreement and related comfort letters (together with (i) copies of any notices of transfer that are necessary to transfer or assign to the issuing entity or the trustee the benefits of such comfort letter or (ii) if the related comfort letter contemplates that a request be made of the related franchisor to issue a replacement comfort letter for the benefit of the issuing entity or trustee, a copy of the notice requesting the issuance of such replacement comfort letter (the copy of such notice is required to be delivered by the applicable mortgage loan seller to the custodian for inclusion in the Mortgage File within the time period set forth in the PSA and/or estoppel letters relating to such Mortgage Loan or the related Serviced Whole Loan and any related assignment thereof)); and

(xx)         in the case of a Whole Loan, an original or a copy of the related Co-Lender Agreement;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Controlling Companion Loan on or about the related Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to each of the Joint Mortgage Loans, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, each mortgage loan seller will be required to deliver or cause to be delivered an electronic copy of the Diligence File for each of its Mortgage Loans within 60 days after the Closing Date to the depositor and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)   A copy of each of the following documents:

(i)                    (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage is part of a Serviced Whole Loan, the executed promissory note for each related Serviced Companion Loan;

(ii)                 the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the related mortgage loan seller);

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(iii)              any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the related mortgage loan seller);

(iv)               final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)                  the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)               the related ground lease, if any, and any ground lessor estoppel;

(vii)            the related loan agreement, if any;

(viii)         the guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(ix)             the related lockbox agreement or cash management agreement, if any;

(x)                the environmental indemnity from the related borrower, if any;

(xi)             the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)          in the case of a Mortgage Loan that is a part of a Whole Loan, the related Co-Lender Agreement;

(xiii)       any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or in favor of any assignee prior to the trustee and UCC-3 assignment financing statements in favor of the trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the related mortgage loan seller;

(xiv)       any mezzanine loan intercreditor agreement;

(xv)          any related environmental insurance policy;

(xvi)        any related letter of credit and any related assignment thereof; and

(xvii)     any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

(b)   a copy of any engineering reports or property condition reports;

(c)   other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

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(d)   for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)   a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)    a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)   a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)   for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)    a copy of the applicable mortgage loan seller’s asset summary;

(j)    a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)   a copy of all zoning reports;

(l)    a copy of financial statements of the related mortgagor;

(m)  a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   a copy of all UCC searches;

(o)   a copy of all litigation searches;

(p)   a copy of all bankruptcy searches;

(q)   a copy of origination settlement statement;

(r)    a copy of insurance summary report;

(s)   a copy of organizational documents of the related mortgagor and any guarantor;

(t)    a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)   the original or a copy of all related environmental reports that were received by the related mortgage loan seller;

(v)   unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)  unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related mortgage loan seller received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the mortgage loan sellers or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will

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constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. Each mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the related mortgage loan seller with respect to each Mortgage Loan sold by such mortgage loan seller. Those representations and warranties with respect to the Mortgage Loans are set forth on Annex D-1 and Annex E-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth on Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex E-6.

If the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) discovers or receives notice alleging that any of the documents required to be included by (or on behalf of) the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, then such party is required to give notice of such omission, breach or defect to each other party to the PSA and the applicable mortgage loan seller. The master servicer (with respect to a non-Specially Serviced Loan) or special servicer (with respect to a Specially Serviced Loan), as applicable, will be required to determine whether such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan, the value of the related REO Property or the interests of the trustee or any Certificateholders in the Mortgage Loan or REO Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage (a “Material Defect”). The master servicer or the special servicer may (but will not be obligated to) consult with the master servicer or the special servicer regarding any determination of a Material Defect for a non-Specially Serviced Loan. The Enforcing Servicer will be required to give notice of any such Material Defect to the other parties to the PSA, the applicable mortgage loan seller and (for so long as no Consultation Termination Event is continuing), the Directing Holder.

The applicable mortgage loan seller will be required to, no later than 90 days following:

(x)       the earlier of (i) the mortgage loan seller’s discovery of the Material Defect and (ii) the mortgage loan seller’s receipt of notice of the Material Defect from any party listed above and receipt of a demand to take action with respect to such Material Defect, except in the case of the following clause (y); or

(y)       in the case of such Material Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the discovery by any party to the PSA of such Material Defect,

(1)   cure such Material Defect in all material respects, at its own expense,

(2)   repurchase the affected Mortgage Loan (or, in the case of each Joint Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(3)   substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

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provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of a Joint Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator, the trustee and the operating advisor, an officer’s certificate that describes the reasons such Material Defect was not cured within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to repurchase the related Mortgage Loan unless (i) such mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide prompt notice as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the related mortgage loan seller from curing such Material Defect and (iii) such Material Defect did not relate to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of a Joint Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the related mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that such mortgage loan seller and the special servicer (with the consent of the Directing Holder in respect of any Mortgage Loan that is not an applicable Excluded Loan and for so long as no Control Termination Event is continuing) are able to agree upon a cash payment payable by the related mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the related mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. The special servicer will determine the amount of any applicable Loss of Value Payment (with the consent of the Directing Holder in respect of any Mortgage Loan that is not an applicable Excluded Loan and for so long as no Control Termination Event is continuing) and, in the case of any PSA Party Repurchase Request with respect to non-Specially Serviced Loans prior to the occurrence of a Resolution Failure, will communicate such amount to the master servicer for its enforcement action with the related mortgage loan seller. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer without undue burden or

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expense, and reasonably requested by the special servicer to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the applicable mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller repurchases the related Non-Serviced Companion Loan from the related Non-Serviced Securitization Trust, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loan contained in the related Non-Serviced Securitization Trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for the purposes of a repurchase pursuant to the related MLPA, any related Companion Loan)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, any related Companion Loan)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Property Protection Advances (including any Property Protection Advances and advance interest amounts that were reimbursed out of general collections on the Mortgage Loans) (or, in the case of any Non-Serviced Mortgage Loan, the pro rata portion of any comparable amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement), (4) all accrued and unpaid advance interest amounts in respect of related Advances (or, in the case of any Non-Serviced Mortgage Loan, all comparable amounts with respect to P&I Advances related to such Non-Serviced Mortgage Loan and, with respect to outstanding Property Protection Advances, the pro rata portion of any comparable amounts payable with respect thereto pursuant to the related Co-Lender Agreement), (5) any unpaid Special Servicing Fees, unpaid Asset Representations Reviewer Fees and any other unpaid additional trust fund expenses outstanding (which, for the avoidance of doubt, include any unpaid Workout Fees and Liquidation Fees) or previously incurred in respect of the related Mortgage Loan (or, in the case of any Non-Serviced Mortgage Loan, the pro rata portion of any comparable amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement), and if such Mortgage Loan is being purchased by a mortgage loan seller pursuant to the related MLPA, all expenses incurred or to be incurred by the master servicer, the special servicer, the asset representations reviewer, the depositor, the certificate administrator and the trustee in respect of the Material Defect giving rise to the repurchase or substitution obligation (to the extent not otherwise included in the amount described in clause (3) above), (6) if the applicable mortgage loan seller repurchases or substitutes for such Mortgage Loan, any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by such mortgage loan seller, and (7) if a mortgage loan seller repurchases or substitutes for such Mortgage Loan more than 90 days following the earlier of the responsible party’s discovery or receipt of notice of the subject material breach or material document defect, as the case may be, a Liquidation Fee. With respect to each of the Joint Mortgage Loans, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of

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the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)   have a Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)   have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)   accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)   have a remaining term to stated maturity not greater than, and not more than two (2) years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)    have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by an appraiser who is a Member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)   comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)    have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)    constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)   not have a maturity date or an amortization period that extends (or has the effect of extending) to a date that is after the date five (5) years prior to the Rated Final Distribution Date;

(l)    have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)   have been approved, so long as no Control Termination Event is continuing and the affected Mortgage Loan is not an applicable Excluded Loan, by the Directing Holder;

(o)   prohibit defeasance within two (2) years of the Closing Date;

(p)   not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC or the issuing entity other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel;

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(q)   have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of a Non-Serviced Mortgage Loan, the related primary servicing fee rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Holder.

The cure, repurchase and substitution obligations or the obligation to pay the Loss of Value Payment described above will constitute the sole remedy available to the Certificateholders in connection with a material breach of any representation or warranty or a material document defect with respect to any Mortgage Loan. None of the depositor, the underwriters, the master servicer, the special servicer, the trustee, the certificate administrator or any other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any of the representations and warranties or a document defect if the applicable mortgage loan seller defaults on its obligations to do so. We cannot assure you that a mortgage loan seller will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

As stated above, with respect to a Material Defect related to a Joint Mortgage Loan, each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Non-Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the related Non-Serviced PSA and the related intercreditor agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related intercreditor agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Loan Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Loan Holder.

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Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the related mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Co-Lender Agreement.

Each Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in any REO Property acquired with respect to any Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Co-Lender Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of any related Serviced Companion Loans but do not include any Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties. In the case of the Serviced Whole Loans, certain provisions of the related Co-Lender Agreement are described under “Description of the Mortgage Pool—The Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Co-Lender Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable with respect to the Servicing Shift Whole Loans only while the PSA governs the servicing of such Servicing Shift Whole Loan. As described in “Risk Factors—Risks Relating to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers”, on or after the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Co-Lender Agreement, as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

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The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the issuing entity.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee, for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in trust for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Holder (so long as no Consultation Termination Event is continuing and other than in respect of any applicable Excluded Loan) and the mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver (or cause to be delivered) an electronic copy of the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Co-Lender Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1)       the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(2)       the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the

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holder of any related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of any related Companion Loan constituted a single lender), taking into account the pari passu or subordinate nature of any related Companion Loan) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)  any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)  the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or the special servicer, as the case may be, or any of their respective affiliates;

(C)  the obligation, if any, of the master servicer to make Advances;

(D)  the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)  the ownership, servicing or management for others of (i) any Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)   any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)  any option to purchase any Mortgage Loan or any related Companion Loan the master servicer or special servicer, as the case may be, or any of their affiliates, may have; and

(H)  any obligation of the master servicer, the special servicer, or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of the related borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 5-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

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In the case of any Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers provided that the master servicer will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer.

Each sub-servicing agreement between the master servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer may assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to or (C) to perform other covenants and obligations set forth in such Sub-Servicing Agreement in accordance with the terms of such Sub-Servicing Agreement. The master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause) at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Notwithstanding anything to the contrary, each of the initial master servicer and any initial special servicer may delegate certain of its duties and obligations under the PSA to an affiliate of the master servicer or a special servicer, as applicable, or a sub-contractor or vendor. Such delegation will not be considered a sub-servicing agreement under the PSA, and the requirements and obligations set forth in the PSA applicable to sub-servicing agreements, sub-servicers or servicing function participants will not be applicable to such arrangement. Notwithstanding any such delegation, the master servicer and a special servicer, as applicable, will remain obligated and liable for the performance of their respective obligations and duties under the PSA in accordance with the provisions thereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loan as required by the PSA.

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Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)	all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loans) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and
(2)	in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been assessed with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount), then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will make or be permitted to make a P&I Advance for balloon payments, default interest, late payment charges, yield maintenance charges or prepayment premiums, or with respect to any Companion Loan.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise.

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Property Protection Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Property Protection Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Property Protection Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Property Protection Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make or be permitted to make any Property Protection Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Co-Lender Agreement or the PSA.

The special servicer will have no obligation to make any Property Protection Advances. However, in an urgent or emergency situation requiring the making of a Property Protection Advance, the special servicer may make such Property Protection Advance, and will be reimbursed as set forth in the PSA.

No Property Protection Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Property Protection Advances will be made for any Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or any related Companion Loan.

The master servicer will also be obligated to make Property Protection Advances with respect to Serviced Whole Loans. With respect to any Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines, would, if made, be non-recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Property Protection Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Whole Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination. The special servicer will not have any obligation to make an affirmative determination that any P&I Advance or Property Protection Advance is, or would be, recoverable or non-recoverable; however, if the special servicer makes any such determination, such determination will not be binding upon the master servicer or the

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trustee. In the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Property Protection Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Property Protection Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses and (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain, promptly upon request, from the special servicer at the expense of the issuing entity any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and will be binding upon, the master servicer and the trustee. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to any Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan; provided, however, the master servicer and the trustee may rely on the non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to any related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise); provided, however, the other master servicer and other trustee under the related Non-Serviced PSA may rely on the non-recoverability determination of the master servicer or the trustee.

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Property Protection Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Co-Lender Agreement, a Serviced Whole Loan) or REO Loan as to which such Property Protection Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (including a Non-Serviced Mortgage Loan) or REO Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans in the Mortgage Pool on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Co-Lender Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances that are P&I Advances of principal or interest with respect to the related Mortgage Loan. However, amounts payable in respect of each Serviced Companion Loan will be available, in accordance with the PSA and related Co-

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Lender Agreement, for the reimbursement of any Property Protection Advances with respect to the related Serviced Whole Loan. Notwithstanding the above, with respect to a Property Protection Advance on a Serviced Whole Loan the master servicer will be entitled to reimbursement first, out of amounts allocable to any Subordinate Companion Loan(s), then, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Property Protection Advance is a Nonrecoverable Advance, from general collections of the issuing entity; provided that the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of any related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Co-Lender Agreement to obtain reimbursement for a pro rata portion of such amount allocable to any related Pari Passu Companion Loans from the holders of such Companion Loans.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an applicable Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Holder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (and solely with respect to the master servicer and the special servicer, subject to a floor rate of 2.0%), compounded annually (the “Reimbursement Rate”), accrued on the amount of the Advance from the date made to, but not including, the date of

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reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of property protection advances made in respect of each Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Under the PSA, the special servicer will be required to establish and maintain one or more accounts (collectively, the “Loss of Value Reserve Fund”) for the purposes of holding Loss of Value Payments. Additionally, the master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account (and in no event later than the 2nd business day following receipt of properly identified and available funds) all properly identified payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage)) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans deposited into the Collection Account will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Co-Lender Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account or ledger account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The issuing entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Serviced Whole Loan Custodial Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any related P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates as described under “Description of the Certificates—Distributions”.

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The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain accounts (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Co-Lender Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account.

Amounts in the Gain-on-Sale Reserve Account will be applied on each Distribution Date to reimburse the Principal Balance Certificates up to an amount equal to all Realized Losses, if any, previously deemed allocated to them and unreimbursed after application of Available Funds for such Distribution Date. To the extent not so applied, such gains will be held and applied to offset future Realized Losses, if any (as determined by the special servicer). Upon termination of the issuing entity, any remaining amounts in the Gain-on-Sale Reserve Account will be distributed on the Class R certificates.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Serviced Whole Loan Custodial Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account, the Loss of Value Reserve Fund and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

The party maintaining any of the foregoing accounts is authorized (but not required) to direct the investment of amounts on deposit in such account into certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as the case may be, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds, except as set forth in the PSA.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to

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the terms of the related Co-Lender Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                    to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;

(ii)                 to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, the special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Co-Lender Agreement);

(iii)              to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)               to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                  to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee to the extent payable as a trust fund expense;

(vi)               to reimburse the trustee, the special servicer and the master servicer, as applicable, for Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)            to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)         to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)             to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Serviced Whole Loan Custodial Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date), (B) certain penalty charges and default interest and (C) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xi)             to recoup any amounts deposited in the Collection Account in error;

(xii)          to the extent not reimbursed or paid pursuant to any of the above clauses, (A) to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent

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reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA and (B) to reimburse or pay any party to the PSA any unpaid expenses specifically reimbursable from the Collection Account under the PSA;

(xiii)       to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)        to pay any applicable federal, state or local taxes imposed on each Trust REMIC or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)           to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)        to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)     to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)  to remit to the companion paying agent for deposit into the Serviced Whole Loan Custodial Account the amounts required to be deposited pursuant to the PSA; and

(xix)      to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to any related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Property Protection Advances) allocable to the Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on any related Companion Loan or from general collections with respect to the securitization of any related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Property Protection Advance or interest on such Property Protection Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Co-Lender Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan. Likewise, the Certificate

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Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its name and trademarks, including a collection of reports specified by the CREFC® from time to time as described in the PSA (the “CREFC® Investor Reporting Package”). Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that is a Specially Serviced Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that is a Specially Serviced Loan for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, loan service transaction fees, review fees and similar fees actually collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loans and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, such lesser amount as the related borrower pays with respect to such Mortgage Loan).	Payable by the related borrower.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Asset Review Fee	The sum of: (i) $22,000 multiplied by the number of Subject Loans, plus (ii) $2,200 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,900 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,700 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	By the mortgage loan seller; provided, however, that if the mortgage loan seller is insolvent, such fee will become an expense of the issuing entity.	Upon the completion of each Asset Review with respect to a Delinquent Loan.
Property Protection Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Property Protection Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections on deposit in the Collection Account, subject to certain limitations.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on Property Protection Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate, compounded annually, calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances on the Mortgage Loans / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances on the Mortgage Loans/ Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Operating Advisor, Asset Representations Reviewer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expense incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections, in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time
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(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan, and Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.
With respect to any Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and property protection advances with respect to the related Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.
In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Co-Lender Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Co-Lender Agreement.
(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Co-Lender Agreement), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or Whole Loan, equal to a per annum rate ranging from 0.00250% to 0.03125%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Co-Lender Agreement, from amounts payable in respect of any related Companion Loan or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Co-Lender Agreement and that do not involve a Major Decision or Special Servicer Non-Major Decision and 50% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Co-Lender Agreement and that involve one or more Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the master servicer);
●	100% of all assumption application fees received on any Mortgage Loan, only for which the master servicer is processing the underlying assumption related transaction (including any related Serviced Companion Loan to the extent not prohibited by the related Co-Lender Agreement) (whether or not the consent of the special servicer is required) and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA if the related action is a Major Decision and requires the consent of the special servicer);
●	100% of assumption, waiver, consent and earnout fees and similar fees (other than assumption application fees) pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreement) which do not involve a Major Decision or Special Servicer Non-
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Major Decision and for which the master servicer is processing the underlying assumption related transaction;

●	50% of all assumption, waiver, consent and earnout fees and similar fees (other than assumption application fees and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreement) which involve a Major Decision or Special Servicer Non-Major Decision (whether or not processed by the master servicer) and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid;
●	penalty charges (such as late payment charges and default interest) paid by the borrowers (that were accrued while the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Co-Lender Agreement) were not Specially Serviced Loans), but only to the extent such penalty charges are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related Mortgage Loan or, if provided under the related Co-Lender Agreement, any related Serviced Companion Loan since the Closing Date;
●	with respect to accounts held by the master servicer, 100% of the charges by the master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements or demands actually paid by the borrowers to the extent such beneficiary statements or demands were prepared by the master servicer; and
●	any Prepayment Interest Excesses arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are (1) not prohibited under the related Mortgage Loan documents and (2) actually paid by or on behalf of the related borrower.

Notwithstanding anything to the contrary, with respect to penalty charges (part of which accrued when any Mortgage Loan was not subject to a Special Servicing Transfer Event and part of which accrued when such Mortgage Loan was subject to a Special Servicing Transfer Event), (a) the master servicer will be entitled to waive all or a portion of the penalty charges when such Mortgage Loan is not subject to a Special Servicing Transfer Event and the special servicer will be entitled to waive all or a portion of the penalty charges when such Mortgage Loan is subject to a Special Servicing Transfer Event, and (b) if either the master servicer or the special servicer has partially waived any such penalty charges, any collections in respect of such penalty charges will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled (provided that neither the master servicer nor the special servicer will be permitted to waive only the penalty charges to which the other would be entitled, but not waive penalty charges to which it is entitled).

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee (in the case of a split fee with respect to penalty charges, subject to certain limitations set forth in the PSA); provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related

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fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, review fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12-months of the collection of the current Excess Modification Fees) will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan after giving effect to such transaction and (ii) $25,000, which caps will apply separately to the master servicer and special servicer (and any replacement thereof).

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including any Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to each Non-Serviced Mortgage Loan and pursuant to the terms of the related Non-Serviced PSA, the primary servicer of such Non-Serviced Mortgage Loan will be entitled to a primary servicing fee accruing at a rate equal to the rate set forth under the table titled “Non-Serviced Mortgage Loans” under “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at the Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds,

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Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) that would be less than $5,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $5,000 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan (other than a Non-Serviced Whole Loan) and will be calculated by application of a “Workout Fee Rate” equal to the lesser of (a) 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan and (b) such lower rate as would result in a Workout Fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, as applicable, from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the related maturity date (or if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date); provided that no Workout Fee will be payable by the issuing entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (5) or clause (7) of the definition of “Special Servicing Transfer Event” (and no other clause of that definition) and no event of default actually occurs, unless the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan is modified by the special servicer in accordance with the terms of the PSA; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Special Servicing Transfer Event” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan or Serviced Whole Loan, the special servicer will not be entitled to collect a Workout Fee, but may collect and retain commercially reasonable fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan or Serviced Whole Loan as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan,

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Serviced Companion Loan or REO Loan and received by the special servicer as compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made three (3) consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three (3) consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (i) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to any related Companion Loan, if applicable), and (ii) except as otherwise described below, any Mortgage Loan and any related Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the applicable mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or otherwise prohibited from being paid to the special servicer (in each case, under the related pooling and servicing agreement for the securitization trust that owns such Serviced Companion Loan)) for which the special servicer is the Enforcing Servicer and either (A) such Mortgage Loan (and Serviced Companion Loan, if applicable) is repurchased or substituted for by the applicable mortgage loan seller or (B) a Loss of Value Payment has been made with respect to such Mortgage Loan (and Serviced Companion Loan, if applicable). The Liquidation Fee for each such repurchased or substituted Mortgage Loan, Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan; provided, further, that except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.00% with respect to each Mortgage Loan (including with respect to any related Serviced Companion Loan, to the extent provided in the definition of “Liquidation Fee”) repurchased, substituted or for which a Loss of Value Payment has been made, each Specially Serviced Loan and each REO Property.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)           (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the initial 90 day time period (as may be extended) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the

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termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect within the initial 90-day time period (as may be extended) provided for the Loss of Value Payment, if such Loss of Value Payment occurs prior to the termination of such extended period,

(ii)        the purchase of (A) any Specially Serviced Loan that is an AB Whole Loan or related REO Property by the holder of a Subordinate Companion Loan or (B) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case described in clause (ii)(A) or (B) above, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)     the purchase of all of the Mortgage Loans and REO Properties, in connection with an optional termination of the issuing entity,

(iv)     with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)        the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Holder or its affiliate; provided, however, that if no Control Termination Event is continuing, such affiliated Directing Holder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Holder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Holder or its affiliates), or

(vi)     if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Special Servicing Transfer Event” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full. Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (v) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The special servicer will also be entitled to additional servicing compensation with respect to each Mortgage Loan for which it acts as special servicer (other than with respect to any Non-Serviced Mortgage Loan), in the following amounts to the extent collected from the related borrower:

(i)           100% of all Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Specially Serviced Loans;

(ii)        100% of all assumption application fees received on any Mortgage Loans and any related Serviced Companion Loan (to the extent not prohibited by the related Co-Lender Agreement), only for which the special servicer is processing the underlying assumption related transaction;

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(iii)     100% of assumption, waiver, consent and earnout fees and similar fees or certain other similar fees paid by the related borrower on any Specially Serviced Loan;

(iv)     50% of all Excess Modification Fees and 50% of all assumption, waiver, consent and earnout fees and similar fees (other than assumption application and defeasance fees) received with respect to all Mortgage Loans (including any Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans that involve one or more Major Decisions or Special Servicer Non-Major Decisions;

(v)        penalty charges (such as late payment charges and default interest) paid by the borrowers (that were accrued while the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Co-Lender Agreement) were Specially Serviced Loans), but only to the extent such penalty charges are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related Mortgage Loan or, if provided under the related Co-Lender Agreement, any related Serviced Companion Loan since the Closing Date;

(vi)     with respect to accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds;

(vii)  100% of charges for beneficiary statements or demands actually paid by the borrowers to the extent such beneficiary statements or demands were prepared by the special servicer; and

(viii) 100% of charges collected for checks intended for deposit in the applicable REO account maintained by the special servicer and returned for insufficient funds.

Notwithstanding anything to the contrary, with respect to penalty charges (part of which accrued when any Mortgage Loan was not subject to a Special Servicing Transfer Event and part of which accrued when such Mortgage Loan was subject to a Special Servicing Transfer Event), (a) the master servicer will be entitled to waive all or a portion of the penalty charges when such Mortgage Loan is not subject to a Special Servicing Transfer Event and the special servicer will be entitled to waive all or a portion of the penalty charges when such Mortgage Loan is subject to a Special Servicing Transfer Event, (b) the special servicer will be entitled, in connection with a workout or any other modification, without the consent of the master servicer, to waive all or a portion of the penalty charges regardless of which servicer is entitled to receive such amounts as compensation, and (c) if either the master servicer or the special servicer has partially waived any such penalty charges, any collections in respect of such penalty charges will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled (provided that neither the master servicer nor the special servicer will be permitted to waive only the penalty charges to which the other would be entitled, but not waive penalty charges to which it is entitled).

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee (in the case of a split fee with respect to penalty charges, subject to certain limitations set forth in the PSA); provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any of such fee charged by the master servicer.

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Notwithstanding the foregoing, with respect to penalty charges and the allocation between the master servicer and the special servicer of default interest accruing prior to a Special Servicing Transfer Event, to the extent that a Mortgage Loan becomes a Specially Serviced Mortgage Loan and the special servicer discovers that an event triggering default interest accrual has previously occurred but that the master servicer did not pursue collections of default interest in connection with such triggering event, the special servicer will be permitted to (to the extent consistent with the related Mortgage Loan documents) collect from the borrower and retain, subject to the next sentence, any default interest that would have accrued prior to such Mortgage Loan becoming a Specially Serviced Loan. Notwithstanding the foregoing, any collection of default interest by either the master servicer or the special servicer may only be retained as servicing compensation to the extent such default interest is not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related Mortgage Loan or, if provided under the related Co-Lender Agreement, any related Serviced Companion Loan since the Closing Date.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the applicable REO Account or Loss of Value Payment reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

“Excess Modification Fees” means, with respect to any Mortgage Loan or Serviced Whole Loan, if applicable (but not with respect to any Non-Serviced Mortgage Loan), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of the related Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the issuing entity (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by or on behalf of the borrower (including indirect reimbursement from penalty charges or otherwise) with respect to such Mortgage Loan (or Serviced Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) borrower delayed reimbursements) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as penalty charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the special servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan (or Whole Loan) or REO Property; provided that if the related Mortgage Loan (or Serviced Whole Loan) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the special servicer prior to such Mortgage Loan (or Serviced Whole Loan) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan (or Serviced Whole Loan) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or Serviced Whole Loan). If such Mortgage Loan (or Serviced Whole Loan) ceases to be a Corrected Loan, the special servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the special servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the master servicer or the special servicer (after taking into account

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any offset described above applied during such prior 12-month period) with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction, and (ii) $25,000.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® Investor Reporting Package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Mortgage Loan), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates) received or retained by the special servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the issuing entity, any borrower, any property manager, any guarantor or indemnitor in respect of the related Mortgage Loan or Serviced Whole Loan and any purchaser of the related Mortgage Loan, Serviced Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of the related Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of the related REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA other than (1) any compensation which is payable to the special servicer under the PSA or (2) any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees, property condition report fees and appraisal review fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property, in each case, in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount.”

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans will be equal to the product of a rate equal to 0.01301% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans. The Certificate Administrator/Trustee Fee includes the trustee fee.

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Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan (including any Non-Serviced Mortgage Loan but not any Companion Loan), and will accrue at a rate (the “Operating Advisor Fee Rate”), equal to a per annum rate of 0.00211%, and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays with respect to such Mortgage Loan) (other than any Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that the master servicer or the special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard, but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection (provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction).

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions”, but with respect to the Operating Advisor Consulting Fee only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer processing the Major Decision, to use efforts to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are in accordance with the Servicing Standard (taking into account whether or not such fees are provided for in the related loan agreement), but only to the extent not prohibited by the related Mortgage Loan documents.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”), payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00034% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans. Upon the completion of any Asset Review with respect to each Delinquent Loan (in such case, a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of: (i) $22,000 multiplied by the number of Subject Loans, plus (ii) $2,200 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,900 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,700 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated,

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for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the mortgage loan sellers; provided, however, that if the related mortgage loan seller is insolvent, such fee will become an expense of the issuing entity following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as the case may be, of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer, as applicable, will be required to pursue remedies against such mortgage loan seller in accordance with the servicing standard in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by such mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and REO Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or the related Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or the related Companion Loan, as applicable, by the special servicer;

(2)       the 90th day after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

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(3)       solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered to the master servicer (and the master servicer will be required to promptly deliver a copy of such document to the special servicer, if it is not evident that a copy has been delivered to the special servicer), on or prior to the date on which that balloon payment was due, a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or signed purchase agreement, in each case reasonably satisfactory in form and substance to the master servicer or the special servicer and (for so long as no Control Termination Event is continuing) the Directing Holder, which provides that such refinancing or purchase will occur within 120 days of such related maturity date, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing or purchase is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates);

(4)       the date on which the related Mortgaged Property became an REO Property;

(5)       the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property; and

(6)       the 60th day after the date the related borrower or the tenant at a single tenant property is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days).

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer in consultation with the Directing Holder (for so long as no Consultation Termination Event is continuing and only with respect to any Mortgage Loan or Serviced Whole Loan other than any applicable Excluded Loan), and in consultation with the operating advisor (during the continuance of an Operating Advisor Consultation Event), as of the first Determination Date that is at least 10 business days following the later of (i) the date the special servicer receives an appraisal or conducts a valuation described below and (ii) the occurrence of such Appraisal Reduction Event equal to the excess of:

(a)   the Stated Principal Balance of that Mortgage Loan or Serviced Whole Loan, as the case may be, over

(b)   the excess of

1.	the sum of
a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and
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b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over
2.	the sum as of the Due Date occurring in the month of the date of determination of
a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (and any accrued and unpaid interest on any Subordinate Companion Loan),
b)	all P&I Advances on the related Mortgage Loan and all Property Protection Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan,
c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable); and
d)	any other unpaid additional expenses of the issuing entity in respect of such Mortgage Loan or Serviced Whole Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan(s), as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Whole Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the later of (a) receipt of the MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Holder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then solely for purposes of determining the amounts of the P&I Advances, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction

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Event. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within five business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within five business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for three (3) consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of the end of each 9-month period following the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such 9-month period or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Property Protection Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and calculate or recalculate, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an applicable Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Holder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan or Serviced Whole Loan other than an applicable Excluded Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Holder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 9-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, and appraisal reduction amounts calculated under the related Non-Serviced PSA will be applied to such Non-Serviced Mortgage Loan in a manner that is similar to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of a Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated, together with the related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to the related Non-Serviced Whole Loan will generally be allocated first to any related Subordinate Companion Loan and then to the related Non-Serviced Mortgage Loan and

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any related Non-Serviced Pari Passu Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, then such Mortgage Loan or Serviced Whole Loan will no longer be subject to an Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist. Similarly, when a Non-Serviced Mortgage Loan is no longer subject to appraisal reduction amounts under the related Non-Serviced PSA, then such appraisal reduction amounts will no longer be applied to such Non-Serviced Mortgage Loan.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance with respect to the related Mortgage Loan will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class G-RR certificates; then, to the Class F-RR certificates; then, to the Class E certificates; then, to the Class D certificates; then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “Pooling and Servicing Agreement—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan and all other information relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within 5 business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than any Non-Serviced Mortgage Loan), the special servicer (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor (unless the special servicer has calculated any such Collateral Deficiency Amount) or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into

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account the related junior note(s)), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The certificate administrator and the master servicer will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan). The certificate administrator, the operating advisor and the special servicer will be entitled to conclusively rely on the master servicer’s determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

A “Cumulative Appraisal Reduction Amount” with respect to each Mortgage Loan as of any date of determination is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The certificate administrator and the master servicer will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s or Non-Serviced Master Servicer’s calculation of any Appraisal Reduction Amount with respect to such Non-Serviced Mortgage Loan and on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Non-Serviced Mortgage Loan.

For purposes of determining the Non-Reduced Interests, the Controlling Class and the occurrence of a Control Termination Event, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class G-RR certificates, then, to the Class F-RR certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). In addition, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, Collateral Deficiency Amounts allocated to a related Mortgage Loan that is an AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class G-RR certificates, then, to the Class F-RR certificates, and then, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

The appraised value of any applicable Mortgaged Property is required to be determined on an “as-is” basis for purposes of determining all Appraisal Reduction Amounts. The special servicer (in the case of any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the master servicer or the special servicer, as applicable, and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

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Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Collateral Deficiency Amount calculation for a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any related Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Co-Lender Agreement) and the special servicer (for Mortgage Loans other than Non-Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for Mortgage Loans (other than Non-Serviced Mortgage Loans) or Serviced Whole Loans) receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the holders of certificates representing the majority of the Certificate Balance of any Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order an additional appraisal of any Mortgage Loan or Serviced Whole Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the special servicer is required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser; provided that the special servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s or the special servicer’s, as applicable, Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class, until such time, if any, as such class is reinstated as the Controlling Class. The rights of the Controlling Class will be exercised by the next most senior Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related directing holder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”. With respect to an AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

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Maintenance of Insurance

To the extent permitted by the related Mortgage Loan or Serviced Whole Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and Serviced Companion Loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan or Whole Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined ((i) prior to the occurrence and continuance of any Control Termination Event and (ii) other than with respect to any applicable Excluded Loan, any determination that such insurance coverage is not available or not available at commercially reasonable rates to be made with the consent of the Directing Holder) by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) (i) with (in respect of any Mortgage Loan other than an applicable Excluded Loan and unless a Control Termination Event is continuing) the consent of the Directing Holder and (ii) (other than with respect to any applicable Excluded Loan) after consultation by the special servicer with the Risk Retention Consultation Party. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing any Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates.

In addition, the master servicer (at its own expense) and special servicer (at the expense of the issuing entity) will be entitled to rely on insurance consultants in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause each borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance

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policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer or the special servicer, as applicable, determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained following such determination (if made by the master servicer) or following notice of such determination (if made by the special servicer). If the master servicer or the special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Holder and/or the consultation rights of the Risk Retention Consultation Party or the holder of any Companion Loan as described under “—The Directing Holder—Major Decisions”, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Holder or to consult with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure unless the master servicer or the special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA as

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described under “—The Directing Holder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event ” and “—Servicing Override”.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to any Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (with the consent of the Directing Holder (for so long as no Control Termination Event is continuing and other than with respect to any applicable Excluded Loan), in consultation with the Risk Retention Consultation Party (other than with respect to any applicable Excluded Loan) and in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or the special servicer may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than the Mortgaged Property securing the related Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or the special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Property Protection Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Property Protection Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Property Protection Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Property Protection Advance to the extent that such Property Protection Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Subject to the immediately succeeding paragraph, (i) the special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to (a) any Specially Serviced Loan and (b) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan with respect to which the matter involves a Major Decision or a Special Servicer Non-Major Decision, and (ii) the master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced

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Whole Loan that is not a Specially Serviced Loan and that does not involve a Major Decision or a Special Servicer Non-Major Decision; provided that, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than three (3) months after the Closing Date that would not be a “significant modification” of the Mortgage Loan and/or Serviced Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or that otherwise does not (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the issuing entity. Subject to the immediately succeeding paragraph, the master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions or Special Servicer Non-Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information in the master servicer’s possession that is reasonably requested by the special servicer in order to grant or withhold such consent, plus, if applicable, any additional time provided to the Directing Holder or other relevant party under the PSA and, if applicable, any additional time period provided to a holder of a Companion Loan under a related Co-Lender Agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is not a Specially Serviced Loan, the processing of, and the determination to consent to or approve a request by a borrower with respect to any Major Decision or Special Servicer Non-Major Decision or making any determination that would constitute a Major Decision or Special Servicer Non-Major Decision with respect to any such Mortgage Loan will be made by the special servicer or (if the master servicer and the special servicer mutually agree that the master servicer will process any such request by a borrower or make any such determination) will be made by the master servicer subject to the special servicer’s consent. The special servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Directing Holder in connection with any Major Decisions, to the extent described under “—The Directing Holder” and “—The Operating Advisor” below.

With respect to non-Specially Serviced Loans, the master servicer, prior to taking any action with respect to any Major Decision or Special Servicer Non-Major Decision (or making a determination not to take action with respect to a Major Decision or Special Servicer Non-Major Decision), will be required to refer any request with respect to such Major Decision or Special Servicer Non-Major Decision to the special servicer, which will process the request directly, or if mutually agreed to by the special servicer and the master servicer, the master servicer will be required to process such request, and if the master servicer processes such request and is recommending approval of such request, the master servicer will be required to prepare and submit its written analysis and recommendation to the special servicer with all information in the possession of the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” below) to approve or disapprove any modification, waiver, amendment or other action that constitutes a Major Decision or Special Servicer Non-Major Decision. In addition, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where all or any portion of the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing

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entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, with respect to any Mortgage Loan other than any applicable Excluded Loan, for so long as no Control Termination Event is continuing, the approval of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event, upon consultation with the Directing Holder), and consultation with the Risk Retention Consultation Party, as provided in the PSA and described in this prospectus; (y) with respect to any Major Decision, after the occurrence and during the continuance of an Operating Advisor Consultation Event, consultation with the operating advisor; and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Serviced Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related Co-Lender Agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender, if any, to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing the related Non-Serviced Whole Loan) or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing the related Non-Serviced Whole Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions of the Code, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver, amendment or forbearance of any term of any Specially Serviced Loan if that modification, waiver, amendment or forbearance would:

(1)       extend (or have the effect of extending) the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) five (5) years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (A) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Holder, (B) after the occurrence and during the continuance of an Operating Advisor Consultation Event, after consulting with the operating advisor if and to the extent required under the PSA and (C) to the extent such modification, waiver or amendment constitutes a Major Decision, after consultation with the Risk Retention Consultation Party (in each case, other than with respect to a Mortgage Loan that is an applicable Excluded Loan as to such party), ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of any Mortgage Loan (other than any Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the certificate administrator, the trustee, the Directing Holder (other than following the occurrence of a Consultation Termination Event and with respect to an applicable Excluded Loan), the Risk Retention Consultation Party (other than with respect to any applicable Excluded Loan), the operating advisor (for so long as a Control Termination Event is continuing) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives

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notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, trustee, the special servicer (and, the special servicer will forward such notice to the Directing Holder (other than following the occurrence of a Consultation Termination Event and with respect to an applicable Excluded Loan)), the Risk Retention Consultation Party (other than with respect to an applicable Excluded Loan), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

“Special Servicer Non-Major Decision” means each of the following:

(i)           agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan (other than any Non-Serviced Mortgage Loan) in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interests in the borrower or the existing collateral or material modifications of the existing collateral), (B) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted, or (C) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision or another Special Servicer Non-Major Decision;

(ii)        in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), any request to incur additional debt in accordance with the terms of the related Mortgage Loan documents; provided that the foregoing is not otherwise a Major Decision or another Special Servicer Non-Major Decision;

(iii)     in circumstances where no lender discretion is required other than confirming the satisfaction of the applicable terms of the Mortgage Loan documents, but DSCR tests or other financial tests are required to be satisfied, processing requests for any release of collateral or any acceptance of substitute collateral for a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan; provided that, in any case, Special Servicer Non-Major Decisions will not include (a) the release or substitution of collateral securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in connection with a defeasance of such collateral; or (b) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; provided that such release or substitution of collateral is not otherwise a Major Decision;

(iv)     approving easements or rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as determined by the special servicer;

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(v)        approving leases, lease modifications or amendments or any requests for subordination non-disturbance and attornment agreements or other similar agreements with respect to any lease that (a) involves a lease or ground lease of an outparcel or affects an area greater than or equal to the lesser of (1) 30,000 square feet or (2) 30% of the net rentable area of the related Mortgaged Property, (b) involves a tenant or space specifically identified by name or space location in the related Mortgage Loan documents as requiring the consent of the lender for the associated activity or (c) such transaction is not a routine leasing matter for a customary lease of space for parking office retail, warehouse, industrial and/or manufacturing purposes; and

(vi)     the determination that a “cash sweep period”, “cash trap period” or other similar period with respect to any Mortgage Loan has terminated.

Notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the PSA that the master servicer will process any Special Servicer Non-Major Decision (as well as any Major Decision) with respect to any non-Specially Serviced Loan.

Neither the master servicer nor the special servicer will be permitted to enter into any modification, waiver, amendment, work-out, consent or approval with respect to any Mortgage Loan or Serviced Whole Loan, restructure any Mortgage Loan or Serviced Whole Loan, or restructure any borrower equity (in each case, including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise) in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to the master servicer or special servicer in a higher priority than that which is provided in the allocation and payment priorities described under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Co-Lender Agreement.

Any modification, extension, waiver or amendment of the payment terms of any Non-Serviced Whole Loan will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related Co-Lender Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Co-Lender Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will be required to determine (with respect to any Specially Serviced Loan or, to the extent such action is a Major Decision or Special Servicer Non-Major Decision, any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan), and the master servicer will be required to determine (with respect to any non-Specially Serviced Loan, to the extent such action is not a Major Decision or Special Servicer Non-Major Decision), in each case, in a manner consistent with the Servicing Standard (or, in the case of any non-Specially Serviced Loan, if mutually agreed to by the master servicer and the special servicer, the master servicer will determine in a manner consistent with the Servicing Standard and subject to the consent (or deemed consent) of the special servicer to the extent such action is a Major Decision or Special Servicer Non-Major Decision), whether to (a) exercise any right it may have with respect to such Mortgage Loan or Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on such Mortgage Loan or Companion Loan, as applicable, or (2) to grant or withhold its consent to any sale or transfer, consistent with the Servicing Standard or to (b) waive its right to exercise such rights; provided, however, that (i) with respect to such consent or waiver of rights that is a Major Decision, prior to the occurrence and continuance of any Control Termination Event and other than with respect to any applicable Excluded Loan, the master servicer or the special servicer, as applicable, has obtained the prior written consent (or deemed consent) of the Directing Holder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Holder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Holder, and reasonably available to the special servicer in order to grant or withhold such consent (or after the occurrence and continuance of a Control

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Termination Event, but prior to a Consultation Termination Event and other than with respect to any applicable Excluded Loan, upon consultation with the Directing Holder), and (ii) with respect to any Mortgage Loan that (A) represents at least 5.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $35,000,000 or (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization, or if no timely response is received, permitted to rely upon the most recent CREFC® Reports from such other securitization), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The special servicer will be required to determine (with respect to a Specially Serviced Loan or, to the extent such action is a Major Decision or Special Servicer Non-Major Decision), any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause) and the master servicer will be required to determine (with respect to any non-Specially Serviced Loan, to the extent such action is not a Major Decision or Special Servicer Non-Major Decision, in a manner consistent with the Servicing Standard (or, in the case of any non-Specially Serviced Loan, if mutually agreed to by the master servicer and the special servicer, the master servicer will determine, in a manner consistent with the Servicing Standard and subject to the consent (or deemed consent) of the special servicer to the extent such action is a Major Decision or Special Servicer Non-Major Decision), whether to (a) exercise any right it may have with respect to such Mortgage Loan or Serviced Companion Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to grant or withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) waive its right to exercise such rights, provided, however, (i) with respect to such consent or waiver of rights that is a Major Decision, prior to the occurrence and continuance of any Control Termination Event and other than with respect to any applicable Excluded Loan, the master servicer or the special servicer, as applicable, has obtained the prior written consent (or deemed consent) of the Directing Holder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Holder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Holder, and reasonably available to the special servicer in order to grant or withhold such consent or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to any applicable Excluded Loan, upon consultation with the Directing Holder), and (ii) with respect to any Mortgage Loan that (A) represents at least 2.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $35,000,000, (D) has a loan-to-value ratio that is equal to or greater than 85% (including any existing and proposed debt) and has a Stated Principal Balance of at least $10,000,000, (E) has a debt service coverage ratio that is less than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan (or Serviced Whole Loan, if applicable) and the principal amount of the proposed additional lien) and has a Stated Principal Balance of at least $10,000,000, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization, or if no timely response is received, permitted to rely upon the most recent CREFC® Reports from such other securitization), a Rating Agency

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Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to any matter described in the preceding two (2) paragraphs, with respect to any non-Specially Serviced Loan as to which such action is a Major Decision or Special Servicer Non-Major Decision, the special servicer and the master servicer may mutually agree that the master servicer will process such action in accordance with the terms and conditions reasonably agreed to by the master servicer and the special servicer, including the special servicer’s consent and subject to the rights of the Directing Holder discussed under “—The Directing Holder”.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2027 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Co-Lender Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the quarterly and annual operating statements beginning with the calendar quarter ending on March 31, 2027 and the calendar year ending on December 31, 2027, of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

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Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan) any related Serviced Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Serviced Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Serviced Companion Loan) for which the master servicer is responsible for servicing (each, a “Special Servicing Transfer Event”):

(1)       as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (and the master servicer will be required to promptly forward a copy of such document to the special servicer, if it is not evident that a copy has been delivered to the special servicer), on or prior to the related maturity date, with (a) a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or (b) a signed purchase agreement, in the case of clause (a) or (b), reasonably satisfactory in form and substance to the master servicer or special servicer (in the case of the special servicer, for so long as no Control Termination Event is continuing, with the consent of the Directing Holder) (and the party receiving such document will be required to promptly forward a copy of such document to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party) and (for so long as no Control Termination Event is continuing) the Directing Holder, which provides that such refinancing or purchase will occur within 120 days of such related maturity date; provided that such Mortgage Loan and any related Companion Loan will become a Specially Serviced Loan immediately if the related borrower fails to diligently pursue such financing or purchase or to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or purchase or, if such refinancing or purchase does not occur, such Mortgage Loan and any related Companion Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing or purchase is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates);

(2)       as to which any Periodic Payment is more than 60 days delinquent;

(3)       as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (ii) the borrower has become the subject of a decree or order for that proceeding and it has not been stayed or discharged or dismissed within 60 days (or a shorter period if the master servicer or the special servicer (and, in the case of the special servicer, with the consent of the Directing Holder, unless a Control Termination Event is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Loan) be transferred to special servicing), or (iii) the related borrower makes an assignment for the benefit of its creditors, has admitted in writing its inability to pay its debts generally as they become due, or voluntarily suspends payment of its obligations;

(4)       as to which the master servicer or special servicer has received notice of the commencement of foreclosure or foreclosure or proposed foreclosure or similar proceedings of any lien other than the Mortgage on the Mortgaged Property;

(5)       as to which, in the judgment of the master servicer or the special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than any Excluded Special Servicer Loan and for so long as no Control Termination Event is continuing, with the consent of the Directing Holder in accordance with the provisions under “—The Directing Holder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event”), a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 30 days;

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(6)       as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or the special servicer determines (and, in the case of the special servicer, with respect to any Mortgage Loan other than any applicable Excluded Loan and for so long as no Control Termination Event is continuing, with the consent of the Directing Holder), as applicable, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the holders of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan, as applicable)), has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 30 days); or

(7)       as to which the master servicer or the special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than any Excluded Special Servicer Loan and for so long as no Control Termination Event is continuing, with the consent of the Directing Holder in accordance with the provisions under “—The Directing Holder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event”) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Whole Loan, the holders of any related Companion Loan as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (and with respect to any Mortgage Loan other than any applicable Excluded Loan, prior to the occurrence and continuance of any Control Termination Event, with the consent of the Directing Holder) as described under “—Maintenance of Insurance” above.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) and any related REO Loan at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least three (3) consecutive Periodic Payments (provided that no additional event of default is foreseeable in the judgment of the special servicer in accordance with the

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Servicing Standard and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan upon the earlier of (i) 60 days after the servicing of such Mortgage Loan is transferred to the special servicer and (ii) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan (the “Initial Delivery Date”) and will be required to prepare one or more additional Asset Status Reports with respect to any such Specially Serviced Loan subsequent to the issuance of a Final Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan changes in strategy reflected in the initial Asset Status Report (or subsequent Final Asset Status Report) are necessary to reflect the then current recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Holder (but only with respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Consultation Termination Event is continuing);
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an applicable Excluded Loan);
●	with respect to any related Serviced Companion Loan, to the extent such Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which such Serviced Companion Loan has been sold or, to the extent such Serviced Companion Loan has not been included in a securitization transaction, to the holder of such Serviced Companion Loan;
●	the operating advisor (but, other than with respect to an applicable Excluded Loan, only after the occurrence and continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
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●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan or Serviced Whole Loan, other than any applicable Excluded Loan, if no Control Termination Event is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Holder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Holder (communicated to the special servicer within ten business days) is not in the best interest of all the Certificateholders (taken as a collective whole), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Holder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Holder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders (taken as a collective whole); provided that, if the Directing Holder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Holder that does not include any communication (other than the Final Asset Status Report)

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between the special servicer and the Directing Holder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan required to be delivered by the special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Holder pursuant to the Directing Holder Approval Process or following completion of the ASR Consultation Process, as applicable, and labeled or otherwise communicated as being “final”. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above.

The special servicer will be required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Holder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the operating advisor and the special servicer.

For so long as no Operating Advisor Consultation Event is continuing, the special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor after the completion of the Directing Holder Approval Process.

While an Operating Advisor Consultation Event is continuing, the operating advisor will be required to provide comments to the special servicer in respect of each Asset Status Report, if any, within 10 business days following the later of (i) receipt of such asset status report or (ii) receipt of such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Controlling Class certificates), as a collective whole. The special servicer will be required to consider such alternative courses of action on a non-binding basis, if any, and any other feedback provided by the operating advisor (and for so long as no Consultation Termination Event is continuing, the Directing Holder) in connection with the special servicer’s preparation of any asset status report that is provided while an Operating Advisor Consultation Event is continuing. The special servicer may revise the asset status report as it deems necessary to take into account any input and/or comments from the operating advisor (and for so long as no Consultation Termination Event is continuing, the Directing Holder), to the extent the special servicer determines that the operating advisor’s and/or Directing Holder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders, as a collective whole. If the special servicer determines to revise any asset status report to take into account any input and/or comments from the operating advisor or the Directing Holder, the special servicer will be required to promptly deliver to the operating advisor and the Directing Holder the revised asset status report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of any proposal, objection or comment by the operating advisor or, during the continuance of a Control Termination Event, the Directing Holder, or a recommendation of the operating advisor or, during the continuance of a Control Termination Event, the Directing Holder.

During the continuance of a Control Termination Event but for so long as no Consultation Termination Event is continuing, the Directing Holder (except with respect to any applicable Excluded Loan) will be entitled to consult on a non-binding basis with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. In addition, during the continuance of an Operating Advisor Consultation Event, the operating advisor will consult on a non-binding basis with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Holder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will send the Asset Status Report to the operating advisor and will only be obligated to consult with the operating advisor with respect to any Asset Status Report as

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described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Holder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Holder.

The special servicer will implement the Final Asset Status Report.

With respect to each Non-Serviced Mortgage Loan, the related directing holder under the related Non-Serviced PSA will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Holder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan has occurred and such Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six (6) months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of each related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan holders constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of each related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan holders constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan or Serviced Whole Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the

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requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) an extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three (3) year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(d) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the federal corporate rate (which, currently, is 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution

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to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the holder of each related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Property Protection Advance, unless it determines such Property Protection Advance would be nonrecoverable. On the later of the date that is (x) on or prior to the Determination Date or (y) 2 business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders or, in the case of a Serviced Pari Passu Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Co-Lender Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loan, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than any applicable Excluded Loan, (i) with the consent of the Directing Holder, if no Control Termination Event is continuing and (ii) after consultation with the Risk Retention Consultation Party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the special servicer will be entitled to a Liquidation Fee to the same extent that the special servicer would be entitled to such Liquidation Fee had such Non-Serviced Mortgage Loan been any other Mortgage Loan (other than a Non-Serviced Mortgage Loan). The special servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is required to select the highest offer. The special servicer is generally required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan and only for so long as no Consultation Termination Event is continuing) the Directing Holder and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a Specially Serviced Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days after the related maturity date (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing or purchase referred to below is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates) if the related borrower has provided the master servicer (and the master servicer will be required to promptly forward a copy of such document to the special servicer, if it is not

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evident that a copy has been delivered to the special servicer), within 60 days after the related maturity date, with (a) a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or (b) a signed purchase agreement, in the case of clause (a) or (b), reasonably satisfactory in form and substance to the master servicer or special servicer (in the case of the special servicer, for so long as no Control Termination Event is continuing, with the consent of the Directing Holder) (and the party receiving such document will be required to promptly forward a copy of such document to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party) and (for so long as no Control Termination Event is continuing) the Directing Holder, which provides that such refinancing or purchase will occur within 120 days of such related maturity date; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee, subject to any additional conditions in an applicable Co-Lender Agreement, will be required to determine whether the cash offer constitutes a fair price; provided, however, that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two (2) other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Protection Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be paid in advance of any such determination by the Interested Person; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and any related holders(s) of any Serviced Pari Passu Companion Loan (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an applicable Excluded Loan, in consultation with the Directing Holder (unless a Consultation Termination Event exists), the Risk Retention Consultation Party, and, in

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the case of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Companion Loan Holder(s) constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan), and the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Companion Loan Holder(s) constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan).

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Holder, the Risk Retention Consultation Party, any borrower sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Pari Passu Whole Loan, pursuant to the terms of the related Co-Lender Agreement(s), if such Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell any related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Pari Passu Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans.”

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with any related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Co-Lender Agreement. The Controlling Class Representative will be entitled to exercise such consent right so long as no Control Termination Event is continuing, and if a Control Termination Event is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder”.

In addition, with respect to the Servicing Shift Mortgage Loans, if a Servicing Shift Mortgage Loan becomes a Defaulted Loan, the special servicer (or, on or after the applicable Servicing Shift Securitization Date, the special servicer under the related Servicing Shift PSA) will be required to sell such Mortgage Loan together with the related Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related Co-Lender Agreement and the PSA or the related Servicing Shift PSA, as the case may be.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Protection Advances, (iii) accrued and unpaid interest on all

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Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Holder

General

Subject to the rights of the holder of any related Companion Loan under the related Co-Lender Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event is continuing, the Directing Holder (a) will be entitled to advise (1) the special servicer, with respect to the Specially Serviced Loans other than any applicable Excluded Loan, as to all Major Decisions, (2) the special servicer, with respect to the applicable non-Specially Serviced Loans other than any applicable Excluded Loan as to all Major Decisions and (3) the master servicer, with respect to any non-Specially Serviced Loan, as to all Major Decisions (other than a Non-Serviced Mortgage Loan) as to which the master servicer and the special servicer have mutually agreed to have the master servicer process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent, and (b) will have the right to replace the special servicer with or without cause (provided that for so long as Argentic Securities Holdings 2 Cayman Limited, or an affiliate, holds at least 25% of the Controlling Class, Argentic Services Company LP may not be replaced as the special servicer except for cause) and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan or Serviced Whole Loan other than any applicable Excluded Loan or Servicing Shift Mortgage Loan, during the continuance of a Control Termination Event, the Directing Holder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Holder will not have any consent or consultation rights, as further described below.

The “Controlling Class Representative” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)       absent that selection, or

(2)       until a Controlling Class Representative is so selected, or

(3)       upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the Controlling Class (with evidence of ownership), or its representative, will be the Controlling Class Representative;

provided, however, that (i) in the case of clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Controlling Class Representative has not changed until such parties receive written notice of a replacement of the Controlling Class Representative from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Controlling Class Representative.

The initial Controlling Class Representative is expected to be Argentic Securities Income USA 2 LLC, or its affiliate.

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The initial Controlling Class Representative, and any subsequent Controlling Class Representative, is hereby deemed to have agreed and acknowledged by virtue of its purchase of a Control Eligible Certificate (or beneficial ownership interest in such certificate) that its identity will be reported monthly by the certificate administrator in the Distribution Date Statement.

The “Directing Holder” means (1) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan, any applicable Excluded Loan and any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), the Controlling Class Representative and (2) with respect to any Servicing Shift Mortgage Loan, prior to the occurrence of the related Servicing Shift Securitization Date, the related Loan-Specific Directing Holder.

The “Loan-Specific Directing Holder” means, with respect to any Servicing Shift Whole Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Co-Lender Agreement.

Prior to the applicable Servicing Shift Securitization Date, the “Loan-Specific Directing Holder” with respect to a Servicing Shift Whole Loan will initially be the holder of the related Controlling Companion Loan, which is Wells Fargo Bank, National Association (or an affiliate) with respect to the One Penn Center Whole Loan. On or after the applicable Servicing Shift Securitization Date, there will be no Loan-Specific Directing Holder under the PSA with respect to the related Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Controlling Class will be the most senior class of Control Eligible Certificates that has a principal balance greater than zero; provided, further, that if at any time the Certificate Balance of each Class of Principal Balance Certificates other than the Control Eligible Certificates has been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class. The Controlling Class as of the Closing Date will be the Class G-RR certificates.

The “Control Eligible Certificates” will be the Class F-RR and Class G-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any Certificateholder may request that the certificate registrar determine which class of Control Eligible Certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event is continuing, the Controlling Class Representative, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Holder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or the special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Holder is identified, the master servicer or the special servicer, as applicable, will have no duty

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to consult with, provide notice to, or seek the approval or consent of any such Directing Holder, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Holder is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Holder is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Holder will be deemed to have consented to or approved the specific matter; provided, however, that the failure of the Directing Holder to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

The Class F-RR certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Co-Lender Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event is continuing, neither the master servicer nor the special servicer will be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within ten business days (or thirty (30) days with respect to an Acceptable Insurance Default) after receipt of the related Major Decision Reporting Package (provided that if such written objection has not been received by the master servicer or the special servicer, as applicable, within such ten-business-day (or 30-day) period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(i)                    any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and/or Serviced Whole Loans as come into and continue in default;

(ii)                 any modification, consent to a modification or waiver of any monetary term (other than penalty charges (which the master servicer or the special servicer, as applicable, is permitted to waive pursuant to the PSA)) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs, but excluding the waiver of penalty charges) of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than an extension that is otherwise permitted under the related Mortgage Loan Documents;

(iii)              any sale of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a Defaulted Loan (and any related Serviced Companion Loan) or an REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) for less than the applicable Purchase Price;

(iv)               any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property or any approval of a borrower’s determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property, to the extent the lender is required to consent to, or approve, any such determination by the borrower under the related Mortgage Loan documents;

(v)                  any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan or any

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consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan, or if otherwise required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan and for which there is no lender discretion;

(vi)               any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement and for which there is no lender discretion or related to an immaterial easement, right of way or similar agreement;

(vii)            releases of amounts from any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan and for which there is no lender discretion, but solely with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan specifically identified on an exhibit to the PSA;

(viii)         any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor or releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan and for which there is no lender discretion;

(ix)             following a default or an event of default with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property;

(x)                the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower;

(xi)             any consent or approval of (a) any property management changes on a Mortgage Loan with an outstanding principal balance exceeding $10,000,000 and a Debt Service Coverage Ratio of less than 1.25x or franchise changes, and (b) any amendments, modifications, waivers, or other similar actions with respect to any property management agreement or franchise agreement, as applicable (in each case of clause (a) and (b), to the extent the lender is required to consent or approve under the Mortgage Loan documents);

(xii)          any modification, waiver or amendment of a Co-Lender Agreement, intercreditor agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of the subject Co-Lender Agreement and as to which the consent of the issuing entity is not required), with any mezzanine lender, holder of a Pari Passu Companion Loan or subordinate debt holder related to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, or an action to enforce rights (or decision not to enforce rights) with respect thereto (other than default notices), in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates; provided, however, any such modification or amendment to any such agreement that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)       any determination of an Acceptable Insurance Default;

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(xiv)        any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(xv)           any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property, in each case, to the extent the lender has discretion under the related Mortgage Loan documents;

(xvi)        approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related Mortgage Loan documents) with increases (in excess of 10%) in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Serviced Whole Loan);

(xvii)     any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents;

(xviii)  determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xix)      other than in the case of a non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due, in each case, to the extent the lender has discretion under the related Mortgage Loan documents; and

(xx)         approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements.

Subject to the terms and conditions of this section, (a) the special servicer will process all requests for any matter that constitutes a “Major Decision” with respect to any Specially Serviced Loan, (b) the special servicer will process all requests for any matter that constitutes a Major Decision with respect to any non-Specially Serviced Loan (other than with respect to any Non-Serviced Mortgage Loan), unless the master servicer and the special servicer have mutually agreed to have the master servicer process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent and (c) the master servicer will process all requests for any matter that constitutes a Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) if the master servicer and the special servicer have mutually agreed to have the master servicer process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent. Upon receiving a request for any matter that constitutes a Major Decision, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Major Decision, except for the master servicer’s obligation to provide such documents and information that is requested by the special servicer and in the master servicer’s possession.

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With respect to any borrower request or other action on non-Specially Serviced Loans that is not a Major Decision or a Special Servicer Non-Major Decision, the master servicer will not be required to obtain the consent of or consult with the special servicer, any Directing Holder or the operating advisor.

For so long as no Operating Advisor Consultation Event is continuing, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the master servicer or the special servicer that is processing the related Major Decision will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the master servicer’s or the special servicer’s written request, as applicable, for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the master servicer or the special servicer, to the operating advisor, the master servicer or the special servicer, as applicable, will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

“Major Decision Reporting Package” means, with respect to any Major Decision which it is processing, a written report by the master servicer or the special servicer (which in the discretion of the special servicer may be in the form of an Asset Status Report), as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the special servicer, as applicable, and (ii) the proposed course of action recommended.

Asset Status Report

So long as a Control Termination Event is not continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event is continuing, the Controlling Class Representative will have no right to consult with the special servicer with respect to the Asset Status Reports.

Replacement of Special Servicer

So long as a Control Termination Event is not continuing, the applicable Directing Holder will have the right to replace the special servicer with or without cause under “—Replacement of the Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

If a Control Termination Event is continuing, but for so long as no Consultation Termination Event is continuing, neither the master servicer nor the special servicer will be required to obtain the consent of the Directing Holder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Holder in connection with any Major Decision that it is processing or, in the case of the special servicer, any Asset Status Report (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the master servicer or the special servicer if no Control Termination Event was continuing) and to consider alternative actions recommended by the Directing Holder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the master servicer or

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the special servicer. In the event the master servicer or the special servicer, as applicable, receives no response from the Directing Holder within 10 days following the master servicer’s or the special servicer’s written request for input (which initial request is required to include the related Major Decision Reporting Package) on any required consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the Directing Holder on the specific matter; provided, however, that the failure of the Directing Holder to respond will not relieve the master servicer or the special servicer, as applicable, from consulting with the Directing Holder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan), if any, the Directing Holder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. During the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if an Operating Advisor Consultation Event is continuing, the master servicer or the special servicer will also be required to consult with the operating advisor in connection with any Major Decision that it is processing (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from the operating advisor within 10 days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor that is in possession of the master servicer or the special servicer, as applicable, related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the master servicer or the special servicer, as applicable, from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan related to the Controlling Class Representative (regardless of whether an Operating Advisor Consultation Event is continuing), the master servicer, the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any Servicing Shift Mortgage Loan, any Non-Serviced Mortgage Loan or any applicable Excluded Loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan, any Non-Serviced Mortgage Loan or any applicable Excluded Loan), the master servicer or the special servicer will also be required to consult with the Risk Retention Consultation Party in connection with any Major Decision it is processing (and such other matters that are subject to consultation rights of the Risk Retention Consultation Party pursuant to the PSA) and to consider alternative actions recommended by the Risk Retention Consultation Party in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from the Risk Retention Consultation Party within 10 days following the later of (i) the master servicer’s or the special servicer’s written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the Risk Retention Consultation Party related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the Risk Retention Consultation Party on the specific matter; provided, however, that the failure of the Risk Retention Consultation Party to respond will not relieve the master servicer or the special servicer, as applicable using reasonable efforts to consult with the Risk Retention

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Consultation Party on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

If a Consultation Termination Event is continuing, no class of certificates will act as the Controlling Class, and the Controlling Class Representative will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative under the PSA. The master servicer or the special servicer, as applicable, will nonetheless be required to consult with the operating advisor in connection with Major Decisions that it is processing, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur with respect to any Mortgage Loan or Serviced Whole Loan, in each case excluding any Servicing Shift Whole Loan (and the Mortgage Loan and Companion Loans, if applicable, composing each such Whole Loan), when one or more of the following is true: (i) there is no Class of Control Eligible Certificates that has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) at least equal to 25% of the initial Certificate Balance of that class, (ii) a holder of the most senior Class of Control Eligible Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the most senior Class of Control Eligible Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder, or (iii) when such Mortgage Loan or Whole Loan is an applicable Excluded Loan; provided, further, that no Control Termination Event may occur with respect to the applicable Loan-Specific Directing Holder related to a Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to such Loan-Specific Directing Holder related to such Servicing Shift Whole Loan; provided further, that, if at any time, the Certificate Balance of each Class of Principal Balance Certificates other than the Control Eligible Certificates has been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then no Control Termination Event will be deemed to occur.

A “Consultation Termination Event” will occur with respect to any Mortgage Loan or Serviced Whole Loan, in each case excluding any Servicing Shift Whole Loan (and the Mortgage Loan and Companion Loans, if applicable, composing each such Whole Loan), when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts, (ii) a holder of the most senior Class of Control Eligible Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the most senior Class of Control Eligible Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder or (iii) such Mortgage Loan or Whole Loan is an applicable Excluded Loan; provided, further, that, no Consultation Termination Event may occur with respect to the applicable Loan-Specific Directing Holder related to a Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to such Loan-Specific Directing Holder related to such Servicing Shift Whole Loan; provided, further, that if at any time, the Certificate Balance of each Class of Principal Balance Certificates other than the Control Eligible Certificates has been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then no Consultation Termination Event will be deemed to occur.

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With respect to any applicable Excluded Loan, the Controlling Class Representative or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

At any time when the most senior Class of Control Eligible Certificates are the Controlling Class, the holder of more than 50% of the Controlling Class (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the PSA, by irrevocable written notice delivered to the depositor, the certificate administrator, the trustee, the master servicer, the special servicer and the operating advisor. Any such waiver will remain effective with respect to such holder and the most senior Class of Control Eligible Certificates until such time as that Certificateholder has (i) sold a majority of the most senior Class of Control Eligible Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the depositor, the certificate administrator, the trustee, the master servicer, the special servicer and the operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the most senior Class of Control Eligible Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the most senior Class of Control Eligible Certificates. Following any such transfer, the successor holder of more than 50% of the most senior Class of Control Eligible Certificates (by Certificate Balance), if the most senior Class of Control Eligible Certificates are the Controlling Class certificates, will again have the rights of the Controlling Class Representative as described in this prospectus without regard to any prior waiver by the predecessor Certificateholder. Such successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No such successor Certificateholder described above in this paragraph will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the most senior Class of Control Eligible Certificates that had not also become a Corrected Loan prior to such acquisition until such Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Consultation Termination Event will be deemed to have occurred and continue; and
●	the rights of the holder of more than 50% of the most senior Class of Control Eligible Certificates (by Certificate Balance), if they are the Controlling Class, to act as or appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Holder with respect to any Mortgage Loan or Serviced Whole Loan other than any applicable Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Holder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without

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waiting for the Directing Holder’s response (or without waiting to consult with the Directing Holder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Holder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder or Controlling Class Representative or (ii) may follow any advice or consultation provided by the Directing Holder or Controlling Class Representative or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders (and, with respect to a Serviced Whole Loan, subject to the rights of the holders of any related Companion Loan, as described under “Description of the Mortgage Pool—The Whole Loans”).

Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Controlling Class Representative will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related directing holder under the related Non-Serviced PSA. The issuing entity, as the holder of each Non-Serviced Mortgage Loan and each Servicing Shift Mortgage Loan, has non-binding consultation rights with respect to certain major decisions relating to each Non-Serviced Whole Loan or each Servicing Shift Whole Loan, as applicable, and, other than in respect of any applicable Excluded Loan, so long as no Consultation Termination Event is continuing, the Controlling Class Representative will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Co-Lender Agreement. In the event a Consultation Termination Event is continuing, the special servicer will be required to exercise such consultation rights of the issuing entity pursuant to the terms of the related Co-Lender Agreement. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has non-binding consultation rights with respect to certain major decisions and certain rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan, as provided in the applicable Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, as applicable, that the Directing Holder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

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(b)   may act solely in the interests of the Controlling Class Certificateholders;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the Controlling Class Certificateholders over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder) for having so acted as set forth in (a) through (d) above, and no Certificateholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal of the Directing Holder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or special servicer in accordance with the direction of or approval of the Directing Holder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Co-Lender Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Loan-Specific Directing Holder and the holders of the Non-Serviced Companion Loan(s) or a Companion Loan that is part of a Servicing Shift Whole Loan or their respective designees (e.g. the related directing holder under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Holder described above pursuant to the terms of the related Co-Lender Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Mortgage Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve a Mortgage Loan and that the goal of the operating advisor’s participation is to provide additional oversight with respect to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Securities Exchange Act of 1934, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties.

In addition and for the avoidance of doubt, although the operating advisor may have certain consultation duties with the master servicer with respect to certain Major Decisions processed by the

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master servicer (as later described), the operating advisor will have no obligations or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any Operating Advisor Annual Report. Meanwhile, the operating advisors or equivalent parties (if any) under the applicable Non-Serviced PSA have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan. Furthermore, the operating advisor will have no obligation or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any annual report.

Duties of the Operating Advisor In General

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)   reviewing (i) the actions of the special servicer with respect to a Mortgage Loan when it is a Specially Serviced Loan and (ii) during the continuance of an Operating Advisor Consultation Event, the actions of the special servicer with respect to Major Decisions processed by the special servicer or for which the special servicer’s consent is required relating to any Mortgage Loan, as described in “—The Directing Holder—Major Decisions” above;

(b)   reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website and (ii) each Asset Status Report (during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)   promptly recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (to the extent that the special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Mortgage Loan when it is a Specially Serviced Loan; and

(d)   preparing an annual report (if, at any time during the prior calendar year (i) a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan or (ii) the operating advisor was entitled to consult with the special servicer with respect to a Major Decision) generally in the form attached to this prospectus as Annex C, to be provided to the trustee, the master servicer, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator (and made available through the certificate administrator’s website) in accordance with the Operating Advisor Standard, as described in “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)           after the calculation has been finalized (and if an Operating Advisor Consultation Event has occurred and is continuing prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)        if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation in any material respect, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

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(iii)     if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor review will be limited to an after-the-action review of the reports and material described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, lockbox management, insurance policies, borrower substitutions, lease changes, additional borrower debt, defeasances, property management changes, releases from escrow, assumptions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value, Collateral Deficiency Amount and Appraisal Reduction Amount calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of the special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation, Collateral Deficiency Amount and Appraisal Reduction Amount calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the certificate administrator of notice pursuant to the PSA (which includes notices posted to the certificate administrator’s website), and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of any related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender, taking into account the pari passu nature of any related Pari Passu Companion Loan and the subordinate nature of any related Subordinate Companion Loan), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Holder, the Risk Retention Consultation Party, any Certificateholder or any of their respective affiliates.

Annual Report

Based on the operating advisor’s review of any Assessment of Compliance, any Attestation Report, any Major Decision Reporting Package and/or Asset Status Report (in each case, during the continuance of an Operating Advisor Consultation Event), any Final Asset Status Report and other reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, the operating advisor will (if, at any time during the prior calendar year (i) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) was a Specially Serviced Loan or (ii) the operating advisor was entitled to consult with the special servicer with respect to any Major Decision) prepare an annual report substantially in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the special servicer, the depositor, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special

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servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and during the continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans and Serviced Companion Loans in each case processed by the special servicer or for which its consent is required) during the prior calendar year on an “asset-level basis”, and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor (i) will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial, and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion. Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans (and, during the continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance, Attestation Report, Major Decision Reporting Package, Asset Status Report (during an Operating Advisor Consultation Event), Final Asset Status Report and other information, in each case, delivered to the operating advisor by the special servicer (other than any communications between the Directing Holder and the special servicer that would be Privileged Information) pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to the special servicer, if during the prior calendar year, no Final Asset Status Report was prepared by the special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any Operating Advisor Annual Report at least 5 business days prior to such Operating Advisor Annual Report’s delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such Operating Advisor Annual Report that are provided by the special servicer.

Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

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Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and is Continuing

While an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

(a)     to consult (on a non-binding basis) with the special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) in respect of any Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

(b)     to consult (on a non-binding basis) with the master servicer or the special servicer to the extent it has received a Major Decision Reporting Package, as applicable, (in person or remotely via electronic, telephonic or other mutually agreeable communication) in accordance with the Operating Advisor Standard with respect to any Major Decisions processed by the master servicer or the special servicer, as applicable, as described under “—The Directing Holder—Major Decisions”.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate Certificate Balance of the HRR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of any class of HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates or (ii) with respect to any Mortgage Loan or Serviced Whole Loan, a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the last proviso in the definition thereof).

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines in its sole discretion exercised in good faith that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)           that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)        that can and will make the representations and warranties of the operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity;

(iii)     that is not (and is not Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a sponsor, any Borrower Party, the Controlling Class Representative, the Directing Holder, the Retaining Party, a Subsequent Third-Party Purchaser, any Retaining Party with respect to the HRR Certificates, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective Risk Retention Affiliates;

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(iv)     that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)        that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five (5) years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five (5) years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)     that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Holder in connection with the Directing Holder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Holder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (other than with respect to any applicable Excluded Loan) or the exercise of the Directing Holder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including information contained within any Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information by the special servicer and (iii) information subject to attorney-client privilege (and which the special servicer has labeled or otherwise communicated as being subject to privilege).

The operating advisor is required to keep all such labeled Privileged Information confidential and may not, without the prior written consent of the special servicer and (for so long as no Consultation Termination Event is continuing) the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan), disclose such Privileged Information to any person (including the Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not without the prior written consent of the special servicer and, unless a Consultation Termination Event is continuing, the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan) and the Controlling Class Representative, disclose such Privileged Information to any person other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the

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operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrowers involved in this securitization, any experience or knowledge gained by the operating advisor from such other engagements may not be imputed to the operating advisor or its employees for this transaction; provided, however, the operating advisor may consider such experience or knowledge as pertinent information for discussion with the special servicer during its periodic meetings.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by written advice of counsel (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Holder (other than with respect to any applicable Excluded Loan), the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “—Eligible Operating Advisor”; provided, however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates evidencing greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure,

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requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against the operating advisor, and such decree or order remains in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of holders of certificates evidencing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Controlling Class Representative (for any Mortgage Loan other than any applicable Excluded Loan and only for so long as no Consultation Termination Event is continuing), any Companion Loan noteholder, the Certificateholders, the Risk Retention Consultation Party and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates evidencing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

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Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Interests evidencing not less than 15% of the Voting Rights of the Non-Reduced Interests requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide written notice to all Certificateholders and the operating advisor of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the operating advisor.

Upon the written direction of holders of Non-Reduced Interests evidencing more than 50% of the Voting Rights of the Non-Reduced Interests that exercise their right to vote (provided that holders of Non-Reduced Interests evidencing at least 50% of the Voting Rights of the Non-Reduced Interests exercise their right to vote), the trustee will terminate all of the rights and obligations of the operating advisor under the PSA (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the operating advisor, and the proposed successor operating advisor will be appointed.

The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder and beneficial owner may access such notices on the certificate administrator’s website and each Certificateholder and beneficial owner may register to receive email notifications when such notices are posted on the website. The certificate administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Controlling Class Representative and the Risk Retention Consultation Party, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

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The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer, the master servicer, the special servicer, the Controlling Class Representative, all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days of such determination to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity) as of the end of the applicable Collection Period are Delinquent Loans as of the end of the related Collection Period or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the related Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Date Statement on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 220 prior pools of commercial mortgage loans for which GSMC (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 (excluding 18 of such 220 pools with an outstanding aggregate pool balance that is equal to or less than 20% of the initial pool balance), the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2021 and December 31, 2025 was approximately 57.2%; however, the average of the delinquency percentages based on the aggregate outstanding principal balance of 60-day delinquent mortgage loans in the 220 reviewed transactions was approximately 13.6%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the pool represent approximately 27.0% of the Initial Pool Balance. Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the

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alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if 15 Mortgage Loans are Delinquent Loans, assuming those Delinquent Loans represent at least 20% of aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in a mortgage loan seller’s Mortgage Loans that could be the basis for claims against the related mortgage loan seller based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If holders of certificates evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger (or, if the issuing entity’s obligation to file reports on Form 10-D has been suspended, within 90 days after the date of the posting of the notice of an Asset Review Trigger on the certificate administrator’s website), a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and all Certificateholders and to conduct a solicitation of votes to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review evidencing at least a majority of the votes cast but in any event at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Controlling Class Representative, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) through (v) below for non-Specially Serviced Loans), the master servicer (with respect to clauses (vi) and (vii) below for non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days

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(except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide, or make available, the following materials for each Delinquent Loan (in electronic format) to the asset representations reviewer (collectively, with the Diligence Files, any notice of a breach of a representation or warranty relating to any Delinquent Loan received by the asset representations reviewer from any other party to the PSA, a copy of the prospectus, a copy of the applicable MLPA and a copy of the PSA, the “Review Materials”):

(i)           a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)        a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)     a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)     a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)        a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)     a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)  any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that are necessary in connection with the asset representations reviewer’s completion of any Asset Review and that are requested (in writing in accordance with the PSA) by the asset representations reviewer, in the time frames and as otherwise described below.

In addition, in the event that, as part of an Asset Review of any Delinquent Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to such Delinquent Loan are missing any documents that are required to be part of the Review Materials for such Mortgage Loan or which were entered into or delivered in connection with the origination of such Mortgage Loan that, in either case, are necessary in connection with its completion of any Test in connection with such Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, to deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. Each mortgage loan seller will be required under each MLPA to deliver such additional documents only to the extent such documents are in the possession of such mortgage loan seller.

In addition, with respect to any Delinquent Loan that is a Non-Serviced Mortgage Loan, to the extent any documents required by the asset representations reviewer to complete a Test are missing or have not been received from the related mortgage loan seller, the asset representations reviewer will request such document(s) from the related Non-Serviced Master Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Master Servicer) or the related Non-Serviced Special Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Special Servicer).

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The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan, provided, however, the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession within 10 business days upon request as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test (the “Preliminary Asset Review Report”). The asset representations reviewer will be required to provide such Preliminary Asset Review Report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the applicable mortgage loan seller no later than 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable mortgage loan seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any information and documents provided or explanations given to support the applicable mortgage loan seller’s claim that the

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representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by such mortgage loan seller to the asset representations reviewer. For avoidance of doubt, the asset representations reviewer will not be required to prepare a Preliminary Asset Review Report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the Diligence Files posted to the secure data room is provided to the asset representations reviewer by the certificate administrator or (y) 10 days after the expiration of the Cure/Contest Period to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In no event may the asset representations reviewer determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the master servicer or the special servicer, as applicable. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Date Statement on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received by the certificate administrator, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator, the Controlling Class Representative and the Directing Holder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is a special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction

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citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not Risk Retention Affiliated with) a sponsor, a mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Controlling Class Representative, the Directing Holder, the Retaining Party, a Subsequent Third-Party Purchaser, any Retaining Party with respect to the HRR Certificates, the Risk Retention Consultation Party or any of their respective Risk Retention Affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of a sponsor, a mortgage loan seller, any underwriter, any party to the PSA, the Controlling Class Representative, the Retaining Party, a Subsequent Third-Party Purchaser, the Risk Retention Consultation Party or the Directing Holder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception. In addition, the asset representations reviewer will be required to keep all documents received by the asset representations reviewer in connection with an Asset Review that are provided by the applicable mortgage loan seller, the master servicer and the special servicer confidential and will not be permitted to disclose such documents except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if such documents or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

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Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)           any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights;

(ii)        any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)     any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations

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reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)        the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)     the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of holders of certificates evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of holders of certificates evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Principal Balance Certificates evidencing at least 75% of a Quorum (without regard to the application of any Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

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Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be required to be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses of each other party to the PSA and each Rating Agency in connection with its resignation and the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of the Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates that the Risk Retention Consultation Party:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the VRR Interest;

(c)   does not have any liability or duties to the holders of any class of certificates other than the holders of the VRR Interest;

(d)   may take actions that favor the interests of the holders of one or more classes of certificates or, the holders of the VRR Interest, over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to the holders of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Co-Lender Agreement, will not result in any liability on the part of such master servicer or special servicer.

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Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of any related Companion Loan under the related Co-Lender Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Holder (provided that for so long as Argentic Securities Holdings 2 Cayman Limited, or an affiliate, holds at least 25% of the Controlling Class, Argentic Services Company LP may not be replaced as the special servicer except for cause) so long as, among other things, the Directing Holder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Holder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

If at any time a Control Termination Event is continuing, the holders of the Principal Balance Certificates may generally replace the special servicer, without cause, as described in this paragraph. Upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates on an aggregate basis requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders requesting such vote), the certificate administrator will be required to notify the Special Servicer by e-mail, post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all Voting Rights in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of certificates evidencing at least 75% of a Quorum or holders of certificates evidencing more than 50% of the aggregate Voting Rights of each class of Non-Reduced Interests on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such holders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of Voting Rights evidencing at least 75% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder will be entitled to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an applicable Excluded Loan. After the occurrence and during the continuance of a Control Termination Event or if at

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any time the Excluded Special Servicer Loan is also an applicable Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer (as so long as, on the date of the appointment, such appointment of such Excluded Special Servicer meets the criteria of the PSA). It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

“Non-Reduced Interests” means any class of Principal Balance Certificates then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates, and (z) any Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates, less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) (a) has been appointed and currently serves as a special servicer on a “transaction level” basis on a CMBS transaction currently rated by Moody’s that currently has securities outstanding and (b) is not a special servicer that has been publicly cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or

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placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in a CMBS transaction serviced by the applicable replacement special servicer prior to the time of determination and (viii) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (provided that the operating advisor will not be permitted to recommend the replacement of the special servicer for any Whole Loan so long as the holder of the related Companion Loan is the Directing Holder under the related Co-Lender Agreement) (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to promptly notify each Certificateholder of the recommendation and post such notice and report on the certificate administrator’s website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of certificates representing at least a majority of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates whose holders voted on the matter; provided that holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing 20% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three (3) Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other.

In the event the holders of such Principal Balance Certificates evidencing the requisite Voting Rights elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives such a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee (upon receipt of written confirmation from the certificate administrator, if the certificate administrator and the trustee are different entities) will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

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In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Holder may not subsequently reappoint as special servicer such terminated special servicer or any Risk Retention Affiliate of such terminated special servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related directing holder appointed under the related Non-Serviced PSA (and not by the Controlling Class Representative for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Co-Lender Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account, to the companion paying agent for deposit into the related Serviced Whole Loan Custodial Account or to a holder of a Companion Loan, on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the applicable REO Account within two (2) business days after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) 5 business days in the case of certain of the master servicer’s or special servicer’s, as applicable, obligations regarding the Exchange Act reporting required under the PSA (except as otherwise provided under clause (i) of this definition of “Servicer Termination Event”), (ii) 10 days in the case of the master servicer’s failure to make a Property Protection Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by the holders of certificates evidencing not less than 25% of the Voting Rights or, with respect to a Serviced Whole Loan if affected by such failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any

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class of Certificateholders or holders of any Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights or, with respect to a Serviced Whole Loan if affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting;

(g)   either of Moody’s or KBRA (or, in the case of serviced companion loan securities, any companion loan rating agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or one or more classes of serviced companion loan securities, or (ii) has placed one or more classes of certificates or one or more classes of serviced companion loan securities on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by Moody’s or KBRA (or, in the case of serviced companion loan securities, any companion loan rating agency) within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(h)   any failure by the master servicer or the special servicer to deliver (a) any Exchange Act reporting items required to be delivered by the master servicer or the special servicer to the trustee or the certificate administrator under the PSA (other than items to be delivered by a sub-servicer retained by a mortgage loan seller) by the time required under the PSA after any applicable grace periods or (b) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant retained by the master servicer is required to deliver (any such primary servicer, sub-servicer or servicing function participant will be terminated if it defaults in accordance with the provision of this clause (i)), which failure (other than in the case of Form 8-K reporting requirements) is not remedied within 3 business days.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of (i) the holders of certificates evidencing at least 25% of the Voting Rights, or (ii) for so long as no Control Termination Event is continuing, the Directing Holder (solely with respect to the special servicer and other than with respect to any applicable Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due, including Advances and interest thereon, will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written direction of the holders of certificates evidencing at least 25% of the Voting Rights, or for so

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long as no Control Termination Event is continuing and other than in respect of any applicable Excluded Loan, the Directing Holder will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, for so long as no Control Termination Event is continuing, that has been approved by the Controlling Class Representative which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing holder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Controlling Class Representative; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Controlling Class Representative) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f) or (g) under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

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Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

In addition, the depositor may terminate each of the master servicer and the special servicer upon five (5) business days’ notice if the master servicer or the special servicer, as the case may be, fails to comply with certain of its reporting obligations under the PSA.

Waiver of Servicer Termination Event

A Servicer Termination Event may be waived by the holders of certificates evidencing not less than (a) 66 2/3% of the aggregate Voting Rights of the certificates (and, if such Servicer Termination Event is on the part of the special servicer with respect to a Serviced Whole Loan only, by the related Serviced Companion Loan holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected classes and any Serviced Companion Loan holder affected by such Servicer Termination Event, and (2) a Servicer Termination Event under clause (c) or clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the depositor and any Serviced Companion Loan holder affected by such Servicer Termination Event. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with an enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event is continuing, the approval of such successor by the Directing Holder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or the special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due, including Advances and interest thereon, will survive such resignation under the PSA. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the

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PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Resignation of the Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rule, any Subsequent Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the trustee, the certificate administrator, the operating advisor or the asset representations reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the any Subsequent Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the master servicer, certificate administrator or the trustee receiving written notice by any other party to the PSA, any Subsequent Third-Party Purchaser, any sponsor or any underwriter or initial purchaser that the master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the operating advisor or the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of any Subsequent Third-Party Purchaser or any other party to the PSA (in such case, an “Impermissible Operating Advisor Affiliate” and “Impermissible Asset Representations Reviewer Affiliate”, respectively; and either of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Risk Retention Affiliate”), such Impermissible Risk Retention Affiliate is required to promptly notify the sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided, however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of a Subsequent Third-Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of any related Companion Loan for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for which determination, the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their

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respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or regulatory action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu or subordinate nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of any related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Co-Lender Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions,

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exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or the special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or the special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and the 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees

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and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPA. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Property Protection Advances, to the extent not recovered from the related mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the certificate registrar, the operating advisor (solely in its capacity as the operating advisor) or the custodian that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Owner Repurchase Request”), the receiving party will be required to promptly forward that Owner Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward that Owner Repurchase Request to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver an Owner Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Owner Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

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An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of an Owner Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the applicable mortgage loan seller receives the Repurchase Request as described in “—Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder” or “—Repurchase Request Delivered by a Party to the PSA” above, a “Resolution Failure” will be deemed to have occurred. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the applicable mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners, by posting such notice on the certificate administrator’s website, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”).

The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority, by Certificate Balance of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly

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marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. Within three (3) business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the applicable Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority, by Certificate Balance of the responding Certificateholders.

If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders and Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority, by Certificate Balance, of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) or (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution

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methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration; (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party; and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates (except for any holders of the Controlling Class) will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

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Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Holder, provided that no Consultation Termination Event is continuing and any applicable Excluded Loan is not involved, and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders and Certificate Owners will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the master servicer or the special servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Holder.

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Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan is expected to be serviced pursuant to the related Non-Serviced PSA and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Property Protection Advances under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Benchmark 2026-V24 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA, except that caps, floors and offsets may differ or not apply.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation may, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or the special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and the special servicer for this transaction.
●	The Non-Serviced Directing Holder under the related Non-Serviced PSA will have or is expected to have rights substantially similar to the Directing Holder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Holder will be permitted to consent may correspondingly differ.
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The related Non-Serviced PSA also provides or is expected to provide for the removal of the applicable Non-Serviced Special Servicer by the related Non-Serviced Directing Holder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Holder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are or are expected to be substantially similar to, but not necessarily identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be or are expected to be substantially similar to, but not necessarily identical to, the corresponding provisions under the PSA.
●	The related Non-Serviced Special Servicer will be required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are or are expected to be substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Master Servicer or the Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA (although the portion of the servicing fee to be applied to make such payments may be less).
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are or are expected to be substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it obtains knowledge that it has (or, in certain cases, if it has) become affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Benchmark 2026-V24 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are or are expected to be similar, but not necessarily identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements may differ as to whether it is notice or rating agency confirmation that is
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required and whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	With respect to each Non-Serviced Mortgage Loan as to which the related lead securitization that includes the controlling Pari Passu Companion Loan does not involve the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA does not provide for “risk retention consultation party” with certain consultation rights.
●	The provisions of the related Non-Serviced PSA may also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Furthermore, the 20 West 47th Street Whole Loan is expected to be included in a securitization that is expected to close prior to the Closing Date. The servicing terms of the related pooling and servicing agreement or trust and servicing agreement, as applicable, for such securitization are not definitively known and may not be wholly consistent with the description of the Non-Serviced PSAs above.

Notwithstanding the foregoing, the servicing of each Servicing Shift Whole Loan is expected to be governed by the PSA only temporarily, until the securitization of the related Controlling Companion Loan. Thereafter, such Servicing Shift Whole Loan will be serviced by the related master servicer and, if and to the extent necessary, the related special servicer under and pursuant to the terms of the related Servicing Shift PSA governing such future securitization. Although, in the case of each Servicing Shift Whole Loan, the related Co-Lender Agreement imposes some requirements regarding the terms of the related Servicing Shift PSA governing such future securitization, the securitization to which the related Controlling Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Servicing Shift PSA are unknown and may not be consistent with the description of Non-Serviced PSAs above.

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Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or the special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, (ii) (a) it has been appointed and currently serves as a master servicer or special servicer, as applicable, on a transaction-level basis on a CMBS transaction currently rated by Moody’s that currently has securities outstanding and (b) it is not a master servicer or special servicer, as applicable, that has been publicly cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities rated by Moody’s in a CMBS transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or the special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

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As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean each of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Co-Lender Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each sub-servicer (required to provide such officer’s certificate under Regulation AB) with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer (required to

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provide such officer’s certificate under Regulation AB) that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such sub-servicer to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and

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interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver an Owner Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee indemnity reasonably satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates and the Notional Amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates have been reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (c) the master servicer is paid a fee equal to (i) the product of (x) the Prime Rate, (y) the aggregate Certificate Balance of the then-outstanding certificates (other than the Class X Certificates and Class R certificates) as of the date of the exchange and (z) three (3), divided by (ii) 360) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates representing greater than 50% of the Percentage Interest of such class (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of certificates, (3) the reasonable out of pocket expenses of the master servicer and special servicer related to such purchase, unless the master servicer or special servicer, as applicable, is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the Non-Serviced Master Servicer in accordance with clause (2) above, less (b) solely in the case where the master servicer is exercising such purchase right, the

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aggregate amount of unreimbursed Advances, and interest thereon, and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate Cut-off Date Balance of all of the Mortgage Loans. The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Companion Loan not

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consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than any applicable Excluded Loan and for so long as no Control Termination Event is continuing, the Directing Holder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause either Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)    to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)    to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); or

(k)   to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel, or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel; provided that no such modification, elimination or addition may change in any manner the rights or obligations of the Retaining Party under the PSA or the related risk retention agreement without the consent of the Retaining Party.

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The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in the case of Certificateholders, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of any related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of a mortgage loan seller under the related MLPA without the consent of such mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of a mortgage loan seller under the related MLPA or the rights of such mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by any Non-Serviced Co-Lender Agreement without the consent of the holder of the related Non-Serviced Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by federal or state authority, an entity that is not on the depositor’s “prohibited party” list, and (ii)(A) in the case of the trustee (1) will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be) and (2) an institution whose long-term senior unsecured debt rating or issuer credit rating is at least (x) “A2” by Moody’s or which has a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer credit rating of at least “Baa3” by Moody’s if either (1) the master servicer is an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s or whose long-term counterparty risk assessment is rated at least “A2(cr)” by Moody’s or (2) the trustee maintains an agreement that is either (I) the agreement dated February 20, 2025, which was previously delivered to

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Moody’s and remains in effect, or (II) another agreement as to which Moody’s has provided a Rating Agency Confirmation, in either case, with a national banking association with a long-term senior unsecured debt or issuer credit rating of at least “A2” by Moody’s, or a long term counterparty risk assessment of at least “A2(cr)” by Moody’s, which agreement provides for such national banking association to make Advances if the trustee, in its capacity as backup advancing party, does not do so; provided, further, that the trustee will be required to notify Moody’s within 30 days in the event there is a downgrade of such national banking association’s Moody’s rating, the agreement is terminated, or any other changes arise that may limit the agreement)), (y) “A” by Fitch (or short-term debt rating of “F1” by Fitch) (provided, however, that the trustee may maintain an issuer credit rating of “BBB-” by Fitch if either (1) the master servicer has a long-term senior unsecured debt rating of at least “A” by Fitch or a short term rating of “F1” by Fitch or (2) the trustee maintains an agreement that is either (I) the agreement dated February 20, 2025, which was previously delivered to Fitch, or (II) another agreement as to which Fitch has provided a Rating Agency Confirmation, in either case, with a national banking association with a rating of at least “A” on its long-term senior unsecured debt or issuer credit rating by Fitch or a short-term debt rating of “F1” by Fitch, which agreement provides for such national banking association to make Advances if the trustee, in its capacity as backup advancing party, does not do so; provided, further, that the trustee will notify Fitch within thirty (30) days in the event there is a downgrade of such banking association’s Fitch rating, the agreement is terminated, or any other changes that may limit the agreement) and (z) if rated by KBRA, a long term senior unsecured debt rating or issuer credit rating of at least “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two (2) other NRSROs, which may include Moody’s and Fitch), (B) in the case of the certificate administrator, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “BBB-” by KBRA (or an investment grade rating by any other NRSRO, which may include Moody’s or Fitch) or (C) in the case of each of the certificate administrator and the trustee, as otherwise acceptable to each Rating Agency as evidenced by the receipt of a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving 30 days’ prior written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator. If no successor trustee or certificate administrator has accepted an appointment within 120 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator reasonably acceptable to the master servicer.

In addition, holders of certificates entitled to at least 50% of the Voting Rights may at any time upon 30 days’ written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

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Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The trustee or certificate administrator will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA and each Rating Agency in connection with any removal for cause or resignation of such trustee or certificate administrator as and to the extent required under the PSA.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial, multifamily and manufactured housing properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York

Fifteen (15) Mortgaged Properties (25.6%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

North Carolina

Eight (8) Mortgaged Properties (11.8%) are located in North Carolina. Mortgage loans in North Carolina are usually secured by deeds of trust. Under North Carolina law, deeds of trust are usually foreclosed pursuant to power of sale set forth in the instrument and governed by statute, but judicial foreclosure by action is also available. Power of sale foreclosure results in a hearing before the clerk of superior court, which can be waived pursuant to statute. The mortgage indebtedness can be paid at any time before the foreclosure sale is final (including the last resale in the event of an upset bid, which may be made within 10 days after foreclosure). There is no statutory or common law right of redemption after the foreclosure sale or last resale is final. The liens for ad valorem personal property taxes, ad valorem

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real property taxes, and municipal and county assessments have statutory priority over previously recorded deeds of trust. Pursuant to statutory power of sale rules, the security can be sold subject to or together with a subordinate lien, lease or other right or interest, instead of free and clear of the same, if the notice of sale so specifies. If a subordinate interest holder files a request for notice of foreclosure sale statutory notice must be given to the interest holder. Judgment can be rendered against the borrower for the debt, which judgment can be obtained in lieu of foreclosure, which can result in a statutory execution sale. A deficiency judgment can be obtained after foreclosure sale unless the deed of trust is to secure purchase money owed to the vendor.

Florida

Eight (8) Mortgaged Properties (11.1%) are located in Florida. In Florida, loans involving real property may be mortgaged in order to secure a borrower’s obligations under the loan. The mortgage is the security instrument that is a lien on and encumbers the real property that is the collateral for the indebtedness evidenced by the promissory note. Accordingly, there is no power of sale in Florida, but rather judicial foreclosure. Under Florida law, ownership of the mortgage follows the promissory note and the plaintiff must be the holder of the promissory note and the mortgage in order to have standing to bring a foreclosure action. After an action for foreclosure is filed with the court and the lender obtains a final judgment of foreclosure, such foreclosure judgment will require that the property be sold at a public judicial sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled foreclosure sale. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located. Section 45.031, Florida Statutes, requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the date of judgment is entered, unless plaintiff agrees otherwise. Notwithstanding, due to a back-log of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute.

Any party can exercise right of redemption by paying full judgment amount at any time before the filing of the Certificate of Sale or the time specified in the foreclosure judgment, whichever is later. Once the Certificate of Sale has been entered, the mortgagor’s right of redemption terminates. Upon completion of the foreclosure sale and the filing of the Certificate of Title, there is no right of redemption. A Certificate of Title transferring title to the foreclosed property is not issued less than 10 days after the foreclosure sale. Objections and challenges to the foreclosure sale are permitted within the referenced 10-day period. However, due to the glut of foreclosure cases over the recent prior years, in many circuits Certificate of Title are delayed, thereby extending the referenced 10 day time period for filing objections. Florida does not have a “one action rule” or “anti-deficiency legislation” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents. After a foreclosure sale, however, and provided the court has reserved jurisdiction for deficiency judgment, a lender is required to prove the fair market value of the property as of the date of foreclosure sale in order to recover a deficiency. Generally, a deficiency judgment is calculated based on the difference between the amount owed on the final judgment and the fair market value of the property on the date of the foreclosure sale. Further, deficiency judgments are within the discretion of the trial court. Also, the appointment of a receiver is not a matter of right, but rather is an extraordinary remedy available under certain limited circumstances if the lender elects to have a receiver appointed during the pendency of the foreclosure action.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or co-lender agreements with others that hold interests in the real property, the knowledge of the parties to the

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mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two (2) parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two (2) parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five (5) years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation

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and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two (2) primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have

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found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant

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because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the

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lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

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Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other reasons, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be

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substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if

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applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three (3) years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under

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the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although

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special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long-term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair

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consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are

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designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a

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lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

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Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation

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of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each

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of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, we cannot assure you that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving
Transaction Parties

GSMC and its affiliates are playing several roles in this transaction. GS Mortgage Securities Corporation II is the depositor and a wholly-owned subsidiary of GSMC. GSMC, a sponsor, is an affiliate of GS Bank, an originator, and Goldman Sachs & Co. LLC, an underwriter for the offering of the offered certificates. GS Bank currently holds the Companion Loans (if any) for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

CREFI, an originator and a sponsor, is an affiliate of Citigroup Global Markets Inc., an underwriter for the offering of the offered certificates. CREFI currently holds the Companion Loans (if any) for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Argentic is a sponsor and an originator. In addition, Argentic Securities Holdings 2 Cayman Limited, an exempted company incorporated in the Cayman Islands with limited liability, an affiliate of Argentic, is expected to be the initial purchaser of the VRR Interest certificates and the HRR Certificates. Argentic CMBS Holdings II Limited, an affiliate of Argentic is expected to purchase the Class X-E and Class E certificates (in each case, other than the portion that comprises the “VRR Interest” as described in “Credit Risk Retention”). Argentic or an affiliate currently holds the Companion Loans (if any) for which the noteholder is identified as “AREF” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. However, Argentic (or its affiliate) intends to sell such Companion Loans in connection with future securitizations or may otherwise transfer them at any time. In addition, Argentic Services Company LP, the special servicer under the PSA with respect to each mortgage loan (other than any non-serviced mortgage loan and any Excluded Special Servicer Loan) and any related Serviced Companion Loan, is an affiliate of Argentic.

GACC, an originator and a sponsor, is an affiliate of Deutsche Bank Securities Inc., an underwriter for the offering of the offered certificates and the holder of the Companion Loans (if any) for which the

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noteholder is identified as “GACC” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Barclays, an originator and a sponsor, is an affiliate of Barclays Capital Inc., an underwriter for the offering of the offered certificates. Barclays currently holds the Companion Loans (if any) for which the noteholder is identified as “Barclays” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

BMO, a sponsor, is an affiliate of BMO Capital Markets Corp., an underwriter for the offering of the offered certificates. BMO currently holds the Companion Loans (if any) for which the noteholder is identified as “BMO” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Argentic Services Company LP is an affiliate of (i) Argentic, one of the sponsors and an originator, (ii) Argentic Securities Income USA 2 LLC, the expected initial Controlling Class Representative, (iii) Argentic Securities Holdings 2 Cayman Limited, the anticipated purchaser of the VRR Interest and the Class F-RR and Class G-RR certificates and (iv) Argentic CMBS Holdings II Limited, the purchaser of the Class X-E and Class E certificates (in each case, other than the portion that comprises the “VRR Interest” as described in “Credit Risk Retention”).

Computershare Trust Company, National Association, the trustee, certificate administrator and custodian, is also (i) the trustee, the certificate administrator and the custodian under the BBCMS 2026-5C43 PSA with respect to the 20 West 47th Street Whole Loan, (ii) the trustee, the certificate administrator and the custodian under the BMO 2026-5C16 PSA with respect to the Queens Atrium Whole Loan, (iii) the certificate administrator and custodian under the WFCM 2026-5C10 PSA with respect to the Westroads Mall Whole Loan, (iv) the certificate administrator and the custodian under the WFCM 2026-5C9 PSA with respect to the Del Rey Campus and Mall at Prince George’s Whole Loans, (v) the trustee, the certificate administrator and the custodian under the Benchmark 2026-V21 PSA with respect to the 400 Arcola Road Whole Loan, (vi) the trustee, the certificate administrator and the custodian under the BBCMS 2026-M1 PSA with respect to the 1351 Jerome Whole Loan and (vii) the trustee, the certificate administrator and the custodian under the Benchmark 2026-V23 PSA with respect to the HP Plaza Whole Loan.

Trimont LLC is also (i) the Non-Serviced Master Servicer with respect to the Westroads Mall Whole Loan under the WFCM 2026-5C10 PSA, (ii) expected to be the Non-Serviced Master Servicer with respect to the 20 West 47th Street Whole Loan under the BBCMS 2026-5C43 PSA, and (iii) the Non-Serviced Master Servicer with respect to the Del Rey Campus Whole Loan and the Mall at Prince George’s Whole Loan under the WFCM 2026-5C9 PSA.

BellOak, LLC is also the operating advisor and asset representations reviewer under the BMO 2026-5C16 pooling and servicing agreement pursuant to which the Queens Atrium Whole Loan is being serviced and under the Benchmark 2026-V21 pooling and servicing agreement pursuant to which the 400 Arcola Road Whole Loan is being serviced.

Pursuant to certain interim servicing arrangements between GSMC (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by GSMC (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which GSMC is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between CREFI (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by CREFI (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which CREFI is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between GACC (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by GACC

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(and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which GACC is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Barclays (and/or certain of its affiliates) and Trimont, Trimont may act as an interim servicer with respect to certain mortgage loans owned by Barclays (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which Barclays is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Argentic (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Argentic (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which Argentic is acting as Mortgage Loan Seller.

Computershare Trust Company, National Association acts as interim custodian of the loan documents with respect to all the GSMC Mortgage Loans, the GACC Mortgage Loans, the CREFI Mortgage Loans, the Argentic Mortgage Loans, the Barclays Mortgage Loans and the BMO Mortgage Loans except with respect to any GSMC Mortgage Loan, GACC Mortgage Loan, CREFI Mortgage Loan, Argentic Mortgage Loan, BMO Mortgage Loan or Barclays Mortgage Loan that is a Non-Serviced Mortgage Loan, for which it acts as interim custodian of the related note.

In the case of the repurchase facilities provided to Argentic, Barclays Bank PLC has agreed to purchase mortgage loans from Argentic’s subsidiaries on a revolving basis. Argentic guarantees the performance by its wholly-owned subsidiaries of certain obligations under the repurchase facilities. The aggregate Cut-off Date Balance of the Argentic Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to these repurchase facilities is projected to equal approximately $34,691,388. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiaries, from Barclays Bank PLC, each of the Argentic Mortgage Loans subject to such repurchase facilities, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facilities provided to Argentic, Goldman Sachs Bank USA has agreed to purchase mortgage loans from Argentic’s subsidiaries on a revolving basis. Argentic guarantees the performance by its wholly-owned subsidiaries of certain obligations under the repurchase facilities. The aggregate Cut-off Date Balance of the Argentic Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to these repurchase facilities is projected to equal approximately $33,820,000. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiaries, from Goldman Sachs Bank USA, each of the Argentic Mortgage Loans subject to such repurchase facilities, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

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Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield, Prepayment and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a Subordinate Companion Loan or mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary

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prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A and Class X-B certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium and certificates with Notional Amounts, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the Principal Balance Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the class or classes of certificates indicated

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in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related class of certificates.

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Class(es)
Class X-A	$617,868,000	Class A-1, Class A-2, Class A-3 and Class A-S certificates
Class X-B	$64,540,000	Class B and Class C certificates
Class X-D	$22,778,000	Class D certificates
Class X-E	$14,237,000	Class E certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Losses and shortfalls on any AB Whole Loan and Prepayment Interest Shortfalls for each Distribution Date with respect to an AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan (and correspondingly to the certificates to the extent not covered by the master servicer’s Compensating Interest Payment for such Distribution Date in the case of any Prepayment Interest Shortfall) and any Pari Passu Companion Loans on a pro rata basis.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property provisions and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

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Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related class or classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Classes
Class X-A	$617,868,000	Class A-1, Class A-2, Class A-3 and Class A-S certificates
Class X-B	$64,540,000	Class B and Class C certificates
Class X-D	$22,778,000	Class D certificates
Class X-E	$14,237,000	Class E certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month,

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expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period has expired. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume prepayments on the Mortgage Loans at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of each Class of the Class A-2 and Class A-3 certificates, the percentage of the related potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day (each assumed to be a business day) of the related month, beginning in December 2026;
●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate which, in the case of the Mortgage Loans that are componentized assumes no change in the weighted average of the interest rates of the respective components in connection with any partial prepayment;
●	there are no delinquencies;
●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer or the master servicer will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);
●	all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the issuing entity or any prepayment that is accepted by the master servicer or the special servicer pursuant to a workout, settlement or loan modification;
●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;
●	the Closing Date occurs on November 13, 2026;
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;
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●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;
●	no additional trust fund expenses are incurred;
●	no property releases (or yield maintenance charge or other prepayment premium or related re-amortizations) occur;
●	the optional termination is not exercised;
●	there are no modifications or maturity date extensions in respect of the Mortgage Loans; and
●	with respect to each Mortgage Loan that is part of a Whole Loan that includes one or more Subordinate Companion Loan, for purposes of assumed CPR prepayment rates, prepayments are determined on the basis of the principal balance of that Mortgage Loan only, without regard to the related Subordinate Companion Loan(s).

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates that is also a Principal Balance Certificate may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percentages of the Initial Certificate Balance of
the Class A-1 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2027	79%	79%	79%	79%	79%
November 2028	57%	57%	57%	57%	57%
November 2029	33%	33%	33%	33%	33%
November 2030	7%	0%	0%	0%	0%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.27	2.25	2.25	2.24	2.24
First Principal Payment Date	December 2026	December 2026	December 2026	December 2026	December 2026
Last Principal Payment Date	February 2031	November 2030	October 2030	October 2030	September 2030

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Percentages of the Maximum Initial Certificate Balance ($250,000,000)(1) of
the Class A-2 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030	100%	100%	100%	99%	97%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.63	4.57	4.50	4.43	4.19
First Principal Payment Date	February 2031	November 2030	October 2030	October 2030	September 2030
Last Principal Payment Date	August 2031	August 2031	July 2031	June 2031	March 2031

(1)	The exact initial Certificate Balance of the Class A-2 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-2 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives, First Principal Payment Dates and Last Principal Payment Dates may be different than those shown above.

Percentages of the Minimum Initial Certificate Balance ($0)(1) of
the Class A-2 certificates at the Respective CPYs Set Forth Below:

Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	NAP	NAP	NAP	NAP	NAP
November 2027	NAP	NAP	NAP	NAP	NAP
November 2028	NAP	NAP	NAP	NAP	NAP
November 2029	NAP	NAP	NAP	NAP	NAP
November 2030	NAP	NAP	NAP	NAP	NAP
November 2031 and thereafter	NAP	NAP	NAP	NAP	NAP
Weighted Average Life (in years)	NAP	NAP	NAP	NAP	NAP
First Principal Payment Date	NAP	NAP	NAP	NAP	NAP
Last Principal Payment Date	NAP	NAP	NAP	NAP	NAP

(1)	The exact initial Certificate Balance of the Class A-2 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-2 certificates, which is $0, in which case the Class A-2 certificates will not be issued.

Percentages of the Initial Maximum Certificate Balance ($524,402,000)(1) of
the Class A-3 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030	100%	100%	100%	100%	99%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.74	4.70	4.65	4.58	4.30
First Principal Payment Date	February 2031	November 2030	October 2030	October 2030	September 2030
Last Principal Payment Date	October 2031	October 2031	September 2031	September 2031	May 2031

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives, First Principal Payment Dates and Last Principal Payment Dates may be different than those shown above.

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Percentages of the Initial Minimum Certificate Balance ($274,402,000)(1) of
the Class A-3 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Closing Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030	100%	100%	100%	100%	100%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.85	4.83	4.79	4.73	4.40
First Principal Payment Date	August 2031	August 2031	July 2031	June 2031	March 2031
Last Principal Payment Date	October 2031	October 2031	September 2031	September 2031	May 2031

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 certificates, however, the actual Certificate Balance may be more than the minimum shown, in which case the Weighted Average Lives, First Principal Payment Dates and Last Principal Payment Dates may be different than those shown above.

Percentages of the Initial Certificate Balance of
the Class A-S certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030	100%	100%	100%	100%	100%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.92	4.92	4.90	4.85	4.51
First Principal Payment Date	October 2031	October 2031	September 2031	September 2031	May 2031
Last Principal Payment Date	October 2031	October 2031	October 2031	October 2031	May 2031

Percentages of the Initial Certificate Balance of
the Class B certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030	100%	100%	100%	100%	100%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.93	4.92	4.92	4.92	4.58
First Principal Payment Date	October 2031	October 2031	October 2031	October 2031	May 2031
Last Principal Payment Date	November 2031	October 2031	October 2031	October 2031	June 2031

Percentages of the Initial Certificate Balance of
the Class C certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030	100%	100%	100%	100%	100%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	5.01	4.98	4.93	4.92	4.59
First Principal Payment Date	November 2031	October 2031	October 2031	October 2031	June 2031
Last Principal Payment Date	November 2031	November 2031	November 2031	October 2031	June 2031

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Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from November 1, 2026 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 certificates at the Respective CPYs Set Forth Below:

Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-1 certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity (CBE) for the Class A-2 certificates at the Respective CPYs Set Forth Below:

Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-2 certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class A-3 certificates at the Respective CPYs Set Forth Below:

Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-3 certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class X-A certificates at the Respective CPYs Set Forth Below:

Prepayment Assumption (CPY)
Assumed Price (% of Initial Notional Amount of Class X-A certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity (CBE) for the Class X-B certificates at the Respective CPYs Set Forth Below:

Prepayment Assumption (CPY)
Assumed Price (% of Initial Notional Amount of Class X-B certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class A-S certificates at the Respective CPYs Set Forth Below:

Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-S certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class B certificates at the Respective CPYs Set Forth Below:

Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class B certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity (CBE) for the Class C certificates at the Respective CPYs Set Forth Below:

Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class C certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, investors subject to the alternative minimum tax and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-E, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, and Class G-RR certificates (collectively, the “Regular Interests”), each of which represents a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Co-Lender Agreement, (iii) compliance with the provisions of each Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under each Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Hogan Lovells Cadwalader US LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

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Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three (3) month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs

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more than two (2) years after the Startup Day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two (2) or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the applicable loans are secured by residential real property. As of the Cut-off Date, eleven (11) of the Mortgaged Properties (11.9%) securing seven (7) Mortgage Loans (in whole or in part) are multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or

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more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a class of regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because

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there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such certificate, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPY of 0% (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [__] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original

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Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the

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Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [__] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments.

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However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, such holder is deemed to have made an election to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Principal Balance Certificates that are corporations or that otherwise hold the Principal Balance Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Principal Balance Certificates becoming wholly or partially worthless, and that, in general, the holders of Principal Balance Certificates that are not corporations and do not hold the Principal Balance Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of such Principal Balance Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Principal Balance Certificates should be allowed a bad debt deduction at such time as the principal balance of any class of such Principal Balance Certificates is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Principal Balance Certificates. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Principal Balance Certificates have been otherwise retired. The IRS could also assert that losses on a class of Principal Balance Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Principal Balance Certificates with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans will be distributed to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of yield maintenance charges or prepayment premiums so allocated should be taxed to the

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holder of an Offered Certificate entitled to receive such payments, but it is not expected, for federal income tax reporting purposes, that yield maintenance charges and prepayment premiums will be treated as giving rise to any income to the holder of an Offered Certificate prior to the master servicer’s actual receipt of a yield maintenance charge or prepayment premiums. Yield maintenance charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of an Offered Certificate entitled to receive such payments. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of yield maintenance charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Interest has been held for the long-term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale or exchange of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two (2) years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three (3) months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a

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prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three (3) months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the Trust REMICs and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R certificates, rather than the Trust REMICs, liable for any taxes arising from audit adjustments to the related Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of these rules on them.

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Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and IRS Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three (3) full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “Non-U.S. Tax Person” is a person other than a U.S. Tax Person.

A “U.S. Tax Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

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FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including payments of U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number, or (ii) other than a holder of a Class R certificate, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate Certificateholders that are U.S. Tax Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. Certificateholders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to

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individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local and Foreign Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local and foreign income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local and foreign income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a sponsor, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local, foreign or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state, local and foreign, and any other, tax consequences of an investment in the Offered Certificates.

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Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Goldman Sachs & Co. LLC	Citigroup Global Markets Inc.	Deutsche Bank Securities Inc.	Barclays Capital Inc.	BMO Capital Markets Corp.
Class A-1	$[__]	$[__]	$[__]	$[__]	$[__]
Class A-2	$[__]	$[__]	$[__]	$[__]	$[__]
Class A-3	$[__]	$[__]	$[__]	$[__]	$[__]
Class X-A	$[__]	$[__]	$[__]	$[__]	$[__]
Class X-B	$[__]	$[__]	$[__]	$[__]	$[__]
Class A-S	$[__]	$[__]	$[__]	$[__]	$[__]
Class B	$[__]	$[__]	$[__]	$[__]	$[__]
Class C	$[__]	$[__]	$[__]	$[__]	$[__]

Class	Academy Securities, Inc.	Drexel Hamilton, LLC
Class A-1	$[__]	$[__]
Class A-2	$[__]	$[__]
Class A-3	$[__]	$[__]
Class X-A	$[__]	$[__]
Class X-B	$[__]	$[__]
Class A-S	$[__]	$[__]
Class B	$[__]	$[__]
Class C	$[__]	$[__]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from November 1, 2026, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

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Expenses payable by the depositor are estimated at approximately $[__], excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The ability of the underwriters to make a market in the Offered Certificates may be impacted by changes in any regulatory requirements applicable to the marketing, holding and selling of, and issuing quotations with respect to, the Offered Certificates or CMBS generally. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in 1 business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of the depositor, an affiliate of GSMC (a sponsor), and an affiliate of GS Bank (an originator and the holder of the Companion Loans (if any) for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”).

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI (a sponsor, an originator and the holder of the Companion Loans (if any) for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”).

Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of GACC (a sponsor, an originator and the holder of the Companion Loans (if any) for which the noteholder is identified as “GACC” (if any) in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”).

Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays (a sponsor, an originator and the holder of the Companion Loans (if any) for which the noteholder is identified as “Barclays” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”).

BMO Capital Markets Corp., one of the underwriters, is an affiliate of BMO (a sponsor, an originator and the holder of the Companion Loans (if any) for which the noteholder is identified as “BMO” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”).

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Goldman Sachs & Co.

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LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Barclays Capital Inc. and BMO Capital Markets Corp., which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Goldman Sachs & Co. LLC, of the purchase price for the Offered Certificates, and the following payments: (i) the payment by the depositor to GSMC, an affiliate of Goldman Sachs & Co. LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) to be sold to the depositor by GSMC, (ii) the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) to be sold to the depositor by CREFI, (iii) the payment by the depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) to be sold to the depositor by GACC, (iv) the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) to be sold to the depositor by Barclays and (v) the payment by the depositor to BMO, an affiliate of BMO Capital Markets Corp., in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) to be sold to the depositor by BMO. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Barclays Capital Inc. and BMO Capital Markets Corp. each have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-286173-04) – in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. 601(b)(102) and 601(b)(103)) – are hereby incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 200 West Street, New York, New York 10282, Attention: Scott Epperson, or by telephone at (212) 902-1000.

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Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-286173) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K, 8-K and ABS-EE will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their

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affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; (b) has authority or responsibility to give, or regularly gives, investment advice within the meaning of ERISA and Section 4975 of the Code with respect to those assets for a fee or other compensation; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Prospective investors in the Certificates should note that with respect to certain Mortgage Loans, an equity interest in the related borrowers may be directly or indirectly owned by one or more governmental plans.

With respect to the Hall of the States Mortgage Loan (9.9%), prospective investors should note that as of the Closing Date, the borrower, MEBAR Realty LLC, is a wholly owned subsidiary of the MEBA Pension Trust, a retirement plan subject to ERISA. Further, the related guarantor is the MEBA Pension Trust. The borrower and guarantor have each represented that, during any period when the borrower’s and/or guarantor’s assets are subject to ERISA or Section 4975 of the Code, Prohibited Transaction Class Exemption 84-14, as amended (the “QPAM Exemption”), will be available to provide prohibited transaction relief for the execution, delivery and performance of the Whole Loan agreement, the related guaranty and the other loan documents and the transactions contemplated thereby, as applicable, for purposes of ERISA and Section 4975 of the Code. Investors that have relationships with L&B Realty Advisors LLP, MEBAR Realty LLC or the MEBA Pension Trust should consider the foregoing in determining whether to purchase and hold the Offered Certificates. Each beneficial owner of the Certificates will be deemed to represent that, for so long as it holds such Certificates, (a) neither it nor any affiliate has the ability to appoint or terminate, or negotiate the terms of the management agreement with L&B Realty Advisors LLP with respect to the assets of the MEBA Pension Trust involved in the Whole Loan or guaranty and (b) it is not affiliated with, and is not related (within the meaning of Section VI(h) of the QPAM Exemption) to, L&B Realty Advisors LLP.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

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Administrative Exemptions

The U.S. Department of Labor has issued to Goldman Sachs & Co. LLC an individual prohibited transaction exemption, Prohibited Transaction Exemption 89-88 (October 17, 1989) as amended by PTE 2013-08 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman Sachs & Co. LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four (4) highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four (4) highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts

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unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general

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account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the issuing entity, the sponsors, the underwriters, the trustee, the certificate administrator, the master servicer, the special servicer, the operating advisor, the asset representations reviewer or any of their respective affiliated entities, has provided any investment recommendation or investment advice to the Plan or the fiduciary making the investment decision for the Plan in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (except where an exemption applies (all of the conditions of which are satisfied) or it would not otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

No class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two (2) highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two (2) highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that even certain classes of Offered Certificates that may be specified in this prospectus to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

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The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four (4) rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Hogan Lovells Cadwalader US LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and, except in the case of the Class X-A and Class X-B certificates, the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the distribution date in November 2059. See “Yield, Prepayment and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a

504

Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the certificates, the depositor (or its affiliate) had initial discussions with and submitted certain materials to five (5)

505

NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor hired three (3) of the NRSROs to rate certain classes of the certificates and not the other NRSROs due, in part, to their initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. Further, in the case of one (1) NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that NRSRO for those classes of certificates. If the depositor had selected such NRSRO to rate those other classes of certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

506

Index of Defined Terms

1
17g-5 Information Provider	331
1986 Act	485
1996 Act	465
3
30/360 Basis	35, 364
30-30 Thomson Ave Property	168
4
401(c) Regulations	503
A
AB Modified Loan	376
AB Whole Loan	217
Acceptable Insurance Default	380
Accrued AB Loan Interest	314
Acquisition Cost	212
Actual/360 Basis	35, 202
Actual/360 Loans	355
ADA	468
Additional Exclusions	380
Administrative Cost Rate	310
ADR	158
Advances	351
Affirmative Asset Review Vote	418
AIFM Regulations	130
AIM	285
Air Rights	209
Allocated Cut-off Date Loan Amount	158
AMI	171
Annual Debt Service	159
Appraisal Reduction Amount	373
Appraisal Reduction Event	372
Appraised Value	159
Approved Exchange	21
Approved Substitute Lease	211
AREF Repo Seller	150
Argentic	246
Argentic Data Tape	252
Argentic Investment Management	292
Argentic Mortgage Loans	246
Argentic Review Team	251
ASC	285
ASH 2	292
ASR Consultation Process	392
Assessment of Compliance	446

Asset Representations Reviewer Asset Review Fee	372
Asset Representations Reviewer Fee	371
Asset Representations Reviewer Fee Rate	371
Asset Representations Reviewer Termination Event	423
Asset Review	420
Asset Review Notice	418
Asset Review Quorum	418
Asset Review Report	421
Asset Review Report Summary	421
Asset Review Standard	420
Asset Review Trigger	417
Asset Review Vote Election	418
Asset Status Report	390
Assumed Certificate Coupon	295
Assumed Final Distribution Date	317
Assumed Scheduled Payment	311
Attestation Report	446
Available Funds	304
B
Bank Act	267
Bankruptcy Code	64
Barclays	261
Barclays Data Tape	263
Barclays Mortgage Loans	262
Barclays Review Team	263
Barclays’ Qualification Criteria	264
Base Interest Fraction	316
BBCMS 2026-5C43 PSA	217
BBCMS 2026-M1 PSA	217
BBNA	268
Beds	165
BellOak	288
Benchmark 2026-V21 PSA	217
Benchmark 2026-V23 PSA	217
BMO	267
BMO 2026-5C16 PSA	217
BMO Data File	269
BMO Financial	268
BMO Mortgage Loans	267
BMO Securitization Database	269
Borrower Party	324
Borrower Party Affiliate	324
Borrower Sponsor Affiliate	186
B-piece buyer	126
Bridge Bank	111

507

C
CERCLA	465
Certificate Administrator/Trustee Fee	370
Certificate Administrator/Trustee Fee Rate	370
Certificate Balance	303
Certificate Owners	333
Certificateholder	325
CGMRC	237
City	200
CityFHEPS	76, 171
Class X certificates	3
Class X Certificates	302
Clearstream	332
Clearstream Participants	334
Closing Date	157
CMBS	152
CMBS B-piece Securities	292
CMS	284
CMS Acquisition Closing Date	284
CMS Platform	284
CMS Transaction	284
CNBV	23
Code	55, 150, 483
Co-Lender Agreement	217
Collateral Deficiency Amount	376
Collection Account	354
Collection Period	305
Communication Request	335
Companion Loan	156
Companion Loan Holder	217
Companion Loan Holders	217
Companion Loans	46
Compensating Interest Payment	318
Componentized Mortgage Loan	202
Computershare	278
Computershare Limited	278
Computershare Trust Company	134, 278
Constant Prepayment Rate	475
Constraining Level	294
Consultation Termination Event	405
Control Eligible Certificates	399
Control Note	217
Control Termination Event	405
Controlling Class	399
Controlling Class Certificateholder	399
Controlling Class Representative	29, 398
Controlling Companion Loan	217
Controlling Holder	217
Corrected Loan	36, 390
CPR	475
CPY	295, 476
CREC	180
Credit Risk Retention Rules	290

CREFC®	322
CREFC® Intellectual Property Royalty License Fee	372
CREFC® Intellectual Property Royalty License Fee Rate	372
CREFC® Investor Reporting Package	358
CREFC® Reports	321
CREFI	237
CREFI Data File	238
CREFI Mortgage Loans	237
CREFI Securitization Database	238
Crossed Group	159
Cross-Over Date	308
CTS	278
Cumulative Appraisal Reduction Amount	377
Cure/Contest Period	420
Cut-off Date	156
Cut-off Date Balance	160
Cut-off Date DSCR	160
Cut-off Date Loan-to-Value Ratio	160
Cut-off Date LTV Ratio	160
D
DB Originator	256
Debt Service Coverage Ratio	160
Debt Yield on Underwritten NCF	160
Debt Yield on Underwritten Net Cash Flow	160
Debt Yield on Underwritten Net Operating Income	160
Debt Yield on Underwritten NOI	160
Defaulted Loan	395
Defeasance Deposit	207
Defeasance Loans	206
Defeasance Lock-Out Period	206
Defeasance Option	206
Definitive Certificate	332
Delegated Directive	15
Delinquent Loan	418
Depositaries	332
Determination Date	304
Deutsche Bank	253
Diligence File	338
Directing Holder	399
Directing Holder Approval Process	391
DISC	16
Disclosable Special Servicer Fees	370
Discount Yield	293, 296
Dispute Resolution Consultation	438
Dispute Resolution Cut-off Date	438
Distribution Accounts	354
Distribution Date	304
Distribution Date Statement	321

508

DMARC	254
Dodd-Frank Act	154
DOJ	253
DOL	500
DSCR	160
DTC	332
DTC Participants	333
DTC Rules	333
Due Date	202, 306
Due Diligence Questionnaire	239, 269
Duke	172
E
EA Expansion Space	194
EDGAR	499
EEA	15, 129
Eligible Asset Representations Reviewer	421
Eligible Operating Advisor	412
Elliott	285
Enforcing Party	437
Enforcing Servicer	436
ERISA	499
ESA	180, 258
Escrow A	201
Escrow B	201
Escrow/Reserve Mitigating Circumstances	260, 266
EU Institutional Investor	130
EU Investor Requirements	129
EU Qualified Investor	15
EU Retail Investor	17
EU Securitization Regulation	18, 129
EU SR Rules	129
Euroclear	332
Euroclear Operator	334
Euroclear Participants	334
Excess Modification Fees	369
Excess Prepayment Interest Shortfall	319
Exchange Act	228, 261
Excluded Controlling Class Holder	329
Excluded Controlling Class Loan	325
Excluded Information	325
Excluded Loan	325
Excluded Special Servicer	426
Excluded Special Servicer Loan	426
Exemption	501
Exemption Rating Agency	501
Expected Price	297
Expected Prices	297
F
FATCA	494

FCA Handbook	16
FDIA	146
FDIC	146
FDIC Safe Harbor	146
FETL	21
FIEL	22
Final Asset Status Report	391
Final Dispute Resolution Election Notice	439
Financial Market Publisher	326
Financial Promotion Order	17
FIRREA	148, 184, 257
Fitch	421, 445
Former Acting General Counsel’s Letter	147
FPO Persons	17
FSMA	16, 129
G
GACC	253
GACC Data Tape	255
GACC Deal Team	255
GACC Mortgage Loans	254
Gain-on-Sale Remittance Amount	306
Gain-on-Sale Reserve Account	355
Garn Act	467
Goldman Originator	230
GS Bank	228
GSMC	228
GSMC Data Tape	229
GSMC Deal Team	229
GSMC Mortgage Loans	228
H
Hager West 96th Air Rights	208
Hall of the States Master Lease	195
Hall of the States Master Tenant	195
Hamilton Place Additional Property	210
Hard Lockbox	161
Herno Lease	211
Herno Reserve	211
Herno Space	211
HFC	76
HIHH Key Money Loan	216
House Bill 21	77
HP Plaza EA	201
HP Plaza TLA	200
HRR certificates	4
HRR Certificates	290, 302
HRR Transfer Restriction End Date	299
HSTP Act	75
I
ICIP	199

509

IDFPR	267
Impermissible Asset Representations Reviewer Affiliate	433
Impermissible Operating Advisor Affiliate	433
Impermissible Risk Retention Affiliate	433
Impermissible TPP Affiliate	433
Incentive Fee Payments	200
Indirect Participants	333
Initial Delivery Date	390
Initial Pool Balance	156
Initial Requesting Certificateholder	436
In-Place Cash Management	161
Institutional Investor	20
Insurance and Condemnation Proceeds	354
Interest Accrual Amount	310
Interest Accrual Period	310
Interest Distribution Amount	310
Interest Reserve Account	355
Interest Shortfall	310
Interested Person	397
Interpolated Yield	293, 296
Investor Certification	325
IRS	149
J
Japanese Retention Requirement	22
Jembro	193
Joint Mortgage Loan	157
JRR Rule	22
JV Entity	186
K
KBRA	421, 445
Kingsport Pavilion Lockout Period	208
L
Lake James Seller	172
Largest Tenant	161
Largest Tenant Lease Expiration	161
Liquidation Fee	366
Liquidation Fee Rate	366
Liquidation Proceeds	354
Loan Per Unit	161
Loan-Specific Directing Holder	399
Local Law 97	93
Loss of Value Payment	342
Loss of Value Reserve Fund	354
Lower-Tier Regular Interests	483
Lower-Tier REMIC	55, 483

Lower-Tier REMIC Distribution Account	354
LTV Ratio at Maturity	161
M
MAI	344
Major Decision	400
Major Decision Reporting Package	403
Marriott Cincinnati Key Money Loan	216
MAS	20
Master Servicer	280
Master Servicer Remittance Date	350
Material Defect	341
Maturity Balance	162
Maturity Date Loan-to-Value Ratio	161
Maturity Date/ARD LTV Ratio	161
Miami Ironside Release Property	209
MiFID II	15, 17
MLPA	336
MOA	290
Modeling Assumptions	476
Modification Fees	364
Moody’s	421, 445
Morningstar DBRS	421
Mortgage	157
Mortgage File	336
Mortgage Loan	46
Mortgage Loan Sellers	24
Mortgage Loans	156
Mortgage Note	157
Mortgage Pool	156
Mortgage Rate	310
Mortgaged Property	157
Most Recent NOI	162
N
NCDEQ	182
Net Cash Flow	164
Net Mortgage Rate	309
NFA	181
NFIP	96
NI 33-105	23
Non-Control Note	217
Non-Controlling Holder	217
Non-Offered Certificates	33
Nonrecoverable Advance	351
Non-Reduced Interests	427
Non-Serviced AB Whole Loan	217
Non-Serviced Certificate Administrator	218
Non-Serviced Co-Lender Agreement	218
Non-Serviced Companion Loan	48, 218

510

Non-Serviced Companion Loans	48
Non-Serviced Custodian	218
Non-Serviced Directing Holder	218
Non-Serviced Master Servicer	218
Non-Serviced Mortgage Loan	218
Non-Serviced Pari Passu Companion Loan	218
Non-Serviced Pari Passu Whole Loan	218
Non-Serviced PSA	218
Non-Serviced Securitization Trust	218
Non-Serviced Special Servicer	218
Non-Serviced Trustee	218
Non-Serviced Whole Loan	48, 218
Non-U.S. Tax Person	493
NORP	182
Notional Amount	304
NRSRO	323
NRSRO Certification	326
NYSDEC	180
NYSDOH	180
O
Occupancy	162
Occupancy Date	163
Offer	17
Offered Certificates	302
OID Regulations	486
OLA	147
Operating Advisor Consultation Event	412
Operating Advisor Consulting Fee	371
Operating Advisor Expenses	371
Operating Advisor Fee	371
Operating Advisor Fee Rate	371
Operating Advisor Standard	410
Operating Advisor Termination Event	414
Operating Agreement	186
Original Balance	163
Owner Repurchase Request	436
P
P&I Advance	350
PACE	111
Pads	165
PAR	258
Pari Passu Companion Loan	46
Pari Passu Companion Loans	156
Participants	332
Parties in Interest	499
Pass-Through Rate	309
Patriot Act	469
PCR	235, 245, 274

Percentage Interest	304
Periodic Payment	306
Permitted Investments	355
Permitted Special Servicer/Affiliate Fees	370
PFAS	182
PIPs	89, 183
Plans	499
PML	236
PRASR	18, 129
PRC	19
Pre-Closing Platform	284
Preliminary Asset Review Report	420
Preliminary Dispute Resolution Election Notice	438
Prepayment Assumption	487
Prepayment Interest Excess	317
Prepayment Interest Shortfall	318
Prepayment Penalty Description	163
Prepayment Provision	163
PRIIPs Regulation	15
Prime Rate	45, 354
Principal Balance Certificates	302
Principal Distribution Amount	310
Principal Reduction Date	216
Principal Shortfall	312
Privileged Information	413
Privileged Information Exception	414
Privileged Person	323
Prohibited Prepayment	318
Project	186, 187
Promotion of Collective Investment Schemes Exemptions Order	17
Property Protection Advances	351
Proposed Course of Action	437
Proposed Course of Action Notice	437
PSA	302
PSA Party Repurchase Request	437
PTCE	502
Purchase Price	343
Q
QOZ	163
QPAM Exemption	168, 500
Qualified Opportunity Zone	163
Qualified Replacement Special Servicer	427
Qualified Substitute Mortgage Loan	343
Qualifying CRE Loan Percentage	291
Quorum	426
R
RAC No-Response Scenario	444
Rated Final Distribution Date	317

511

Rating Agencies	445
Rating Agency Confirmation	445
REA	68
RealINSIGHT	286
Realized Loss	320
REC	180
Record Date	304
Registration Statement	499
Regular Certificates	302
Regular Interestholder	486
Regular Interests	483
Regulation AB	446
Reimbursement Rate	353
Related Class X class	4
Related Class X Class	304
Related Group	163
Related Proceeds	352
Release Date	207
Relevant Persons	17
Relief Act	468
REMIC	483
REMIC	4
REMIC Regulations	483
REO Account	355
REO Loan	312
REO Property	389
Repurchase Request	437
Requesting Certificateholder	438
Requesting Holders	378
Requesting Investor	335
Requesting Party	444
Required Risk Retention Percentage	291
Requirements	468
Residual Certificates	302
Resolution Failure	437
Resolved	437
Restricted Group	501
Restricted Mezzanine Holder	325
Restricted Party	414
Retaining Party	290
Retaining Sponsor	290
Review Materials	419
RevPAR	163
Risk Retention Affiliate	413
Risk Retention Affiliated	413
Risk Retention Consultation Party	324
RNV	23
Rooms	165
Rule 17g-5	326
RWQCB	182
S
S&P	421

Scheduled Certificate Principal Payments	292
Scheduled Principal Distribution Amount	311
SEC	228, 261
SECN	18, 129
Securities Act	446
Securitization Accounts	303, 355
SEL	236
Senior Certificates	302
Serviced AB Mortgage Loan	47, 218
Serviced AB Whole Loan	47, 219
Serviced Companion Loan	47, 219
Serviced Mortgage Loan	219
Serviced Pari Passu Companion loan	47
Serviced Pari Passu Companion Loan	219
Serviced Pari Passu Mortgage Loan	219
Serviced Pari Passu Whole Loan	219
Serviced Subordinate Companion Loan	47, 219
Serviced Whole Loan	47, 219
Serviced Whole Loan Custodial Account	354
Servicer Termination Event	429
Servicing Fee	362
Servicing Fee Rate	362
Servicing Shift Mortgage Loan	219
Servicing Shift Pooling and Servicing Agreement	47
Servicing Shift PSA	219
servicing shift securitization date	30
Servicing Shift Securitization Date	47, 219
Servicing Shift Whole Loan	47, 219
Servicing Standard	348
SF	163
SFA	20
SFO	20
Similar Law	499
SkyBridge Consent	168
SLEAP	182
SMMEA	503
Soft Lockbox	163
Special Servicer	285
Special Servicer Non-Major Decision	384
Special Servicing Fee	364
Special Servicing Fee Rate	365
Special Servicing Transfer Event	388
Specially Serviced Loans	388
Springing Cash Management	163
Springing Lockbox	163
Sq. Ft.	163
Square Feet	163

512

Startup Day	484
Stated Principal Balance	312
static pool data	101
Staybridge Suites Franchisor	170
Subject 2025 Computershare CMBS Annual Statement of Compliance	279
Subject Loan	371
Subordinate Certificates	302
Subordinate Companion Loan	46, 156, 219
Subsequent Asset Status Report	390
Sub-Servicing Agreement	349
SVB	111
T
Target Price	294
TCO	197
Terms and Conditions	334
Tests	420
Title IV Financial Aid	85
Title V	467
Trailing 12 NOI	162
Traveling HFCs	77
Treasury-Priced Expected Price	295
Treasury-Priced Interest-Only Certificates	292
Treasury-Priced Interest-Only Expected Price	297
Treasury-Priced Principal Balance Certificates	292
Trimont	280
TRIPRA	97
Trust REMIC	55
Trust REMICs	483
U
U.S. Tax Person	493
UCC	454
UK	16, 129
UK CRR	130
UK Institutional Investor	130
UK Investor Requirements	130
UK MIFIR Product Governance Rules	16
UK Qualified Investor	16
UK Retail Investor	16, 18
UK Securitization Framework	18, 129
Underwriter Entities	119
Underwriting Agreement	496
Underwritten EGI	164
Underwritten Expenses	163
Underwritten NCF	164

Underwritten NCF DSCR	160
Underwritten Net Cash Flow	164
Underwritten Net Operating Income	164
Underwritten Net Operating Income DSCR	161
Underwritten NOI	164
Underwritten NOI DSCR	161
Underwritten Revenues	164
Units	165
Unscheduled Principal Distribution Amount	311
Unsolicited Information	420
Upper-Tier REMIC	55, 483
Upper-Tier REMIC Distribution Account	354
UW NCF DSCR	160
UW NOI Debt Yield	160
UW NOI DSCR	161
V
VI	180
VOCs	182
Volcker Rule	154
Voting Rights	331
VRR interest	4
VRR Interest	253, 290
W
WAC Rate	309
Weighted Average Mortgage Loan Rate	165
Wells Fargo	278
Wells Fargo Bank	278
WFCM 2026-5C10 PSA	220
WFCM 2026-5C9 PSA	220
Whole Loan	46, 156, 220
Withheld Amounts	355
Workout Fee	365
Workout Fee Rate	365
Workout-Delayed Reimbursement Amount	353
Y
Yield-Priced Certificates	292
Yield-Priced Expected Price	297
YM Group A	316
YM Group B	316
YM Group D	316
YM Groups	316
YM/Defeasance Loans	204

513

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address

1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	9.9%	100.0%	GSBI	GSMC	NAP	NAP	400-444 North Capitol Street Northwest
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	8.6%		GACC	GACC	NAP	NAP	Various
2.001	Property		1	Old Edwards Inn	5.0%	58.7%					445 Main Street
2.002	Property		1	Old Edwards Reserve at Lake Keowee	1.3%	14.8%					931 Reserve Boulevard
2.003	Property		1	Old Edwards Club	0.8%	9.2%					688 Highlands Cove Drive
2.004	Property		1	200 Main	0.7%	8.7%					200 Main Street
2.005	Property		1	Rivet House	0.6%	6.7%					355 Oneta Street
2.006	Property		1	Half Mile Farm	0.1%	1.3%					214 Half Mile Drive
2.007	Property		1	GlenCove Club	0.1%	0.7%					73 Wild Turkey Road
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	8.6%		CREFI	CREFI	NAP	NAP	Various
3.001	Property		1	New Iberia	0.9%	10.4%					405 Jefferson Terrace
3.002	Property		1	Ponte Vedra	0.8%	9.7%					1120 Preservation Trail
3.003	Property		1	Hastings-on-Hudson	0.8%	9.0%					1337 Saw Mill River Road
3.004	Property		1	Roseville	0.7%	8.0%					29500 Hayes Road
3.005	Property		1	Neptune	0.6%	6.9%					1109 Ninth Avenue
3.006	Property		1	Spring	0.6%	6.6%					25528 Aldine Westfield Road
3.007	Property		1	Gainesville	0.5%	6.1%					9417 Northwest 43rd Street
3.008	Property		1	Hudson Oaks	0.5%	5.9%					3761 Fort Worth Highway
3.009	Property		1	Marble Falls 2	0.5%	5.9%					706 Industrial Boulevard
3.010	Property		1	Mulberry	0.5%	5.7%					3000 Mulford Road
3.011	Property		1	Marble Falls 1	0.5%	5.7%					500 Industrial Boulevard
3.012	Property		1	Sewickley	0.5%	5.7%					2404 Nicholson Road
3.013	Property		1	West Palm Beach 2	0.5%	5.4%					2021 South Military Trail
3.014	Property		1	Acworth	0.3%	3.3%					5488 Wade Green Road
3.015	Property		1	Smyrna	0.3%	3.1%					200 Front Street
3.016	Property		1	Gonzales	0.2%	2.5%					39350 Highway 74
4	Loan	30, 31, 32	1	SoHo Centrale	7.3%	100.0%	GSBI	GSMC	NAP	NAP	93-99 Greene Street, 102-106 Wooster Street and 116 Wooster Street
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	6.2%	100.0%	GSBI	GSMC	NAP	NAP	2100 Hamilton Place Boulevard
6	Loan	43, 44, 45	1	University Park	6.1%	100.0%	AREF2	AREF2	NAP	NAP	3452-3505 Lake Lynda Drive and 11301-11315 Corporate Boulevard
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	3.2%		CREFI	CREFI	NAP	NAP	Various
7.001	Property		1	444 West 48th Street	1.1%	33.8%					444 West 48th Street
7.002	Property		1	200 West 96th Street	0.8%	24.9%					200 West 96th Street
7.003	Property		1	753 9th Avenue	0.7%	21.6%					753 9th Avenue
7.004	Property		1	501 1/2 East 83rd Street	0.6%	19.7%					501 1/2 East 83rd Street
8	Loan	9, 50, 51	1	20 West 47th Street	2.6%	100.0%	CREFI	CREFI	NAP	NAP	20 West 47th Street
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	2.5%	100.0%	WFBNA	AREF2	NAP	NAP	1601-1629 John F. Kennedy Boulevard
10	Loan	61	1	Holiday Inn Hasbrouck Heights	2.5%	100.0%	CREFI	CREFI	NAP	NAP	283 NJ State Route 17
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	2.5%	100.0%	GSBI	GSMC	NAP	NAP	2626 East Stone Drive
12	Loan	71, 72, 73	1	2461 East 17th Street	2.4%	100.0%	CREFI	CREFI	NAP	NAP	2461 East 17th Street
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	2.4%	100.0%	BMO, 3650 Capital	BMO	NAP	NAP	30-20 Thomson Avenue
14	Loan	9, 80, 81	1	Westroads Mall	2.4%	100.0%	AREF2	AREF2	NAP	NAP	10000 California Street
15	Loan	82, 83	1	Marriott Cincinnati Northeast	2.4%	100.0%	GSBI	GSMC	NAP	NAP	9664 South Mason Montgomery Road
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street	2.3%		CREFI	CREFI	NAP	NAP	Various
16.001	Property		1	437 East 12th Street	1.9%	84.3%					437 East 12th Street
16.002	Property		1	435 East 9th Street	0.4%	15.7%					435 East 9th Street
17	Loan	89	1	Lake James	2.1%	100.0%	BCREI	Barclays	Group 1	NAP	5786 Benfields Landing Road
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	2.0%	100.0%	AREF2, GSBI	AREF2	NAP	NAP	1351 Jerome Avenue
19	Loan	9, 94, 95	1	Mall at Prince George's	2.0%	100.0%	GSBI	GSMC	NAP	NAP	3500 East West Highway
20	Loan		1	Rise Lakeview	1.8%	100.0%	AREF2	AREF2	NAP	NAP	2808 7th Avenue South
21	Loan	96, 97	2	Miami Ironside District II	1.7%		CREFI	CREFI	NAP	NAP	Various
21.001	Property		1	7390, 7410, & 7500 NE 4th Court	1.0%	58.4%					7390, 7410 and 7500 Northeast 4th Court
21.002	Property		1	345 NE 80th Street	0.7%	41.6%					345 Northeast 80th Terrace
22	Loan	98	1	2270 Frederick Douglass Boulevard	1.7%	100.0%	AREF2	AREF2	NAP	NAP	2270 Frederick Douglass Boulevard
23	Loan	99, 100	1	Ashley Plaza	1.5%	100.0%	AREF2	AREF2	NAP	NAP	201 North Berkeley Boulevard
24	Loan	101, 102	1	Lake Hickory	1.4%	100.0%	BCREI	Barclays	Group 1	NAP	6641 Monford Drive
25	Loan		1	Staybridge Suites - Pecos, TX	1.3%	100.0%	AREF2	AREF2	NAP	NAP	121 Lincoln Street
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	1.2%	100.0%	GSBI	GSMC	NAP	NAP	8627 Thornton Road
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	1.1%	100.0%	GSBI	GSMC	NAP	NAP	10300 and 10400 Energy Drive
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	1.0%	100.0%	GSBI	GSMC	NAP	NAP	7315-7321 North Atlantic Avenue
29	Loan	113, 114	1	Evergreen Medical Office	0.9%	100.0%	AREF2	AREF2	NAP	NAP	200 East Del Mar Boulevard
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	0.9%	100.0%	GSBI	GSMC	NAP	NAP	4800, 4820, 4840 Alla Road
31	Loan		1	My Garage Self Storage	0.9%	100.0%	BCREI	Barclays	NAP	NAP	5230 Farm-to-Market 663
32	Loan	122, 123	4	Kayyem Retail Portfolio	0.9%		BCREI	Barclays	NAP	NAP	Various
32.001	Property		1	CVS - Montevallo	0.3%	31.2%					700 Main Street
32.002	Property		1	Giant Eagle - Punxsutawney	0.2%	26.9%					201 West Mahoning Street
32.003	Property		1	Dollar Tree - Lebanon	0.2%	23.1%					415 South 9th Street
32.004	Property		1	Dollar Tree - West Allis	0.2%	18.8%					10725 West Greenfield Avenue
33	Loan	124	1	Country View Farms MHC	0.8%	100.0%	BCREI	Barclays	Group 2	NAP	5900 West County Road 350 North
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	0.7%	100.0%	GSBI	GSMC	NAP	NAP	400 Arcola Road
35	Loan	132	1	Country Living MHC	0.6%	100.0%	BCREI	Barclays	Group 2	NAP	1624 South 25 West
36	Loan		1	Oakwood MHC	0.6%	100.0%	BCREI	Barclays	Group 2	NAP	1237 North US Highway 27
37	Loan	133	1	Maple Lawn Villages MHC	0.6%	100.0%	BCREI	Barclays	Group 2	NAP	12948 South US Route 31
38	Loan	134, 135	3	Evoke MHC 3 Pack	0.5%		GACC	GACC	Group 3	NAP	Various
38.001	Property		1	Aztec MHC	0.2%	42.3%					3902 Bluff Road
38.002	Property		1	Sycamore Court	0.2%	29.2%					5836 Avenue O
38.003	Property		1	Elkhorn MHC	0.2%	28.5%					1243 Paris Pike
39	Loan	136, 137	1	359 West 39th Street	0.5%	100.0%	GSBI	GSMC	NAP	NAP	359 West 39th Street
40	Loan	138	1	1820 Loring Place	0.4%	100.0%	AREF2	AREF2	NAP	NAP	1820 Loring Place South
41	Loan	139	1	Greentown Estates MHC	0.4%	100.0%	BCREI	Barclays	Group 2	NAP	500 West Payton Street
42	Loan		1	Modern Estates MHC	0.4%	100.0%	BCREI	Barclays	Group 2	NAP	2700 North Washington Street
43	Loan		1	Evoke MHC Ohio	0.3%	100.0%	GACC	GACC	Group 3	NAP	203 Midvale Avenue

A-1-1

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure

1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	Washington	District of Columbia	DC	20001	Office	CBD	1976	2018-2022	619,328	SF
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	229	Rooms
2.001	Property		1	Old Edwards Inn	Highlands	Macon	NC	28741	Hospitality	Full Service	1878	2024	84	Rooms
2.002	Property		1	Old Edwards Reserve at Lake Keowee	Sunset	Pickens	SC	26985	Other	Golf Course	2000	2026	NAP	NAP
2.003	Property		1	Old Edwards Club	Cashiers	Jackson	NC	28717	Other	Golf Course	1999	2023	NAP	NAP
2.004	Property		1	200 Main	Highlands	Macon	NC	28741	Hospitality	Full Service	1984	1987, 2017	69	Rooms
2.005	Property		1	Rivet House	Athens	Clarke	GA	30601	Hospitality	Full Service	2024	NAP	50	Rooms
2.006	Property		1	Half Mile Farm	Highlands	Macon	NC	28741	Hospitality	Full Service	1880	2017	26	Rooms
2.007	Property		1	GlenCove Club	Cashiers	Jackson	NC	28717	Other	Golf Course	1940	2020	NAP	NAP
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	Various	Various	Various	Various	Self Storage	Self Storage	Various	Various	1,069,965	SF
3.001	Property		1	New Iberia	New Iberia	Iberia	LA	70560	Self Storage	Self Storage	1984	2016	99,908	SF
3.002	Property		1	Ponte Vedra	Ponte Vedra	St. Johns	FL	32081	Self Storage	Self Storage	2018	NAP	83,076	SF
3.003	Property		1	Hastings-on-Hudson	Hastings-on-Hudson	Westchester	NY	10706	Self Storage	Self Storage	2000	NAP	35,988	SF
3.004	Property		1	Roseville	Roseville	Macomb	MI	48066	Self Storage	Self Storage	2001	NAP	76,864	SF
3.005	Property		1	Neptune	Neptune	Monmouth	NJ	07753	Self Storage	Self Storage	1950	2002	51,889	SF
3.006	Property		1	Spring	Spring	Harris	TX	77373	Self Storage	Self Storage	2005	NAP	86,417	SF
3.007	Property		1	Gainesville	Gainesville	Alachua	FL	32653	Self Storage	Self Storage	2000-2001	NAP	75,345	SF
3.008	Property		1	Hudson Oaks	Hudson Oaks	Parker	TX	76087	Self Storage	Self Storage	2013	NAP	62,552	SF
3.009	Property		1	Marble Falls 2	Marble Falls	Burnet	TX	78654	Self Storage	Self Storage	2019	NAP	65,710	SF
3.010	Property		1	Mulberry	Mulberry	Polk	FL	33860	Self Storage	Self Storage	2007	2019	90,016	SF
3.011	Property		1	Marble Falls 1	Marble Falls	Burnet	TX	78654	Self Storage	Self Storage	1997	NAP	75,560	SF
3.012	Property		1	Sewickley	Sewickley	Allegheny	PA	15143	Self Storage	Self Storage	2017	NAP	51,326	SF
3.013	Property		1	West Palm Beach 2	West Palm Beach	Palm Beach	FL	33415	Self Storage	Self Storage	2019	NAP	88,977	SF
3.014	Property		1	Acworth	Acworth	Cherokee	GA	30102	Self Storage	Self Storage	1995	NAP	42,079	SF
3.015	Property		1	Smyrna	Smyrna	Rutherford	TN	37167	Self Storage	Self Storage	2012	NAP	31,926	SF
3.016	Property		1	Gonzales	Gonzales	Ascension	LA	70737	Self Storage	Self Storage	2010	NAP	52,333	SF
4	Loan	30, 31, 32	1	SoHo Centrale	New York	New York	NY	10012	Retail	Unanchored	1881-1908	1983	35,626	SF
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	Chattanooga	Hamilton	TN	37421	Retail	Super Regional Mall	1987	2011	385,318	SF
6	Loan	43, 44, 45	1	University Park	Orlando	Orange	FL	32817	Office	Suburban	1988-2001	2025	388,907	SF
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	New York	New York	NY	Various	Various	Various	Various	Various	60	Units
7.001	Property		1	444 West 48th Street	New York	New York	NY	10036	Multifamily	Mid Rise	1940	1989	30	Units
7.002	Property		1	200 West 96th Street	New York	New York	NY	10025	Mixed Use	Multifamily/Retail	1900	1984	8	Units
7.003	Property		1	753 9th Avenue	New York	New York	NY	10019	Mixed Use	Multifamily/Retail	1920	2026	11	Units
7.004	Property		1	501 1/2 East 83rd Street	New York	New York	NY	10028	Multifamily	Mid Rise	1910	1986	11	Units
8	Loan	9, 50, 51	1	20 West 47th Street	New York	New York	NY	10036	Mixed Use	Office/Retail	1924	2013	139,078	SF
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	Philadelphia	Philadelphia	PA	19103	Office	CBD	1930	2025	705,032	SF
10	Loan	61	1	Holiday Inn Hasbrouck Heights	Hasbrouck Heights	Bergen	NJ	07604	Hospitality	Full Service	1967, 1987	2024	248	Rooms
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	Kingsport	Sullivan	TN	37660	Retail	Anchored	2007	NAP	191,131	SF
12	Loan	71, 72, 73	1	2461 East 17th Street	Brooklyn	Kings	NY	11235	Retail	Anchored	1930	2026	30,711	SF
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	Long Island City	Queens	NY	11101	Mixed Use	Office/School	1914	2006, 2012	438,193	SF
14	Loan	9, 80, 81	1	Westroads Mall	Omaha	Douglas	NE	68114	Retail	Super Regional Mall	1968	2015	538,040	SF
15	Loan	82, 83	1	Marriott Cincinnati Northeast	Mason	Warren	OH	45040	Hospitality	Full Service	1995	2017	306	Rooms
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street	New York	New York	NY	10009	Multifamily	Mid Rise	Various	Various	49	Units
16.001	Property		1	437 East 12th Street	New York	New York	NY	10009	Multifamily	Mid Rise	1910	2025	36	Units
16.002	Property		1	435 East 9th Street	New York	New York	NY	10009	Multifamily	Mid Rise	1900	1986	13	Units
17	Loan	89	1	Lake James	Nebo	Burke	NC	28761	Manufactured Housing	Manufactured Housing	1970	NAP	426	Pads
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	Bronx	Bronx	NY	10452	Multifamily	High Rise	2025	NAP	247	Units
19	Loan	9, 94, 95	1	Mall at Prince George's	Hyattsville	Prince George's	MD	20782	Retail	Super Regional Mall	1959	2016	890,278	SF
20	Loan		1	Rise Lakeview	Birmingham	Jefferson	AL	35233	Multifamily	Mid Rise	2012	NAP	54	Units
21	Loan	96, 97	2	Miami Ironside District II	Miami	Miami-Dade	FL	33138	Industrial	Flex	Various	Various	36,690	SF
21.001	Property		1	7390, 7410, & 7500 NE 4th Court	Miami	Miami-Dade	FL	33138	Industrial	Flex	1952, 1953, 1966	2024	21,390	SF
21.002	Property		1	345 NE 80th Street	Miami	Miami-Dade	FL	33138	Industrial	Flex	1973	2022	15,300	SF
22	Loan	98	1	2270 Frederick Douglass Boulevard	New York	New York	NY	10027	Multifamily	Mid Rise	2014	NAP	41	Units
23	Loan	99, 100	1	Ashley Plaza	Goldsboro	Wayne	NC	27534	Retail	Anchored	1977	NAP	163,856	SF
24	Loan	101, 102	1	Lake Hickory	Conover	Catawba	NC	28613	Manufactured Housing	Manufactured Housing	1960	NAP	191	Pads
25	Loan		1	Staybridge Suites - Pecos, TX	Pecos	Reeves	TX	79772	Hospitality	Extended Stay	2019	NAP	103	Rooms
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	Stockton	San Joaquin	CA	95209	Self Storage	Self Storage	2002	NAP	78,575	SF
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	Spring	Harris	TX	77389	Office	Suburban	2018	NAP	378,402	SF
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	Cape Canaveral	Brevard	FL	32920	Office	Suburban	1961, 1979	2025	71,517	SF
29	Loan	113, 114	1	Evergreen Medical Office	Pasadena	Los Angeles	CA	91105	Office	Medical	1981	NAP	54,405	SF
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	Los Angeles	Los Angeles	CA	90066	Office	Suburban	2020	NAP	162,031	SF
31	Loan		1	My Garage Self Storage	Midlothian	Ellis	TX	76065	Self Storage	Self Storage	2021	NAP	91,646	SF
32	Loan	122, 123	4	Kayyem Retail Portfolio	Various	Various	Various	Various	Retail	Single Tenant	Various	Various	51,678	SF
32.001	Property		1	CVS - Montevallo	Montevallo	Shelby	AL	35115	Retail	Single Tenant	2004	NAP	10,055	SF
32.002	Property		1	Giant Eagle - Punxsutawney	Punxsutawney	Jefferson	PA	15767	Retail	Single Tenant	2004	2008	13,824	SF
32.003	Property		1	Dollar Tree - Lebanon	Lebanon	Lebanon	PA	17042	Retail	Single Tenant	2004	2008	13,813	SF
32.004	Property		1	Dollar Tree - West Allis	West Allis	Milwaukee	WI	53214	Retail	Single Tenant	1999	NAP	13,986	SF
33	Loan	124	1	Country View Farms MHC	Muncie	Delaware	IN	47304	Manufactured Housing	Manufactured Housing	1969-1972	NAP	148	Pads
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	Collegeville	Montgomery	PA	19426	Mixed Use	Lab/Office	1992	2023	796,633	SF
35	Loan	132	1	Country Living MHC	Tipton	Tipton	IN	46072	Manufactured Housing	Manufactured Housing	1970	NAP	100	Pads
36	Loan		1	Oakwood MHC	Portland	Jay	IN	47371	Manufactured Housing	Manufactured Housing	1974	NAP	110	Pads
37	Loan	133	1	Maple Lawn Villages MHC	Kokomo	Miami	IN	46901	Manufactured Housing	Manufactured Housing	1956	NAP	109	Pads
38	Loan	134, 135	3	Evoke MHC 3 Pack	Various	Various	Various	Various	Manufactured Housing	Manufactured Housing	Various	NAP	108	Pads
38.001	Property		1	Aztec MHC	Fort Madison	Lee	IA	52627	Manufactured Housing	Manufactured Housing	1968	NAP	48	Pads
38.002	Property		1	Sycamore Court	Fort Madison	Lee	IA	52627	Manufactured Housing	Manufactured Housing	1970	NAP	32	Pads
38.003	Property		1	Elkhorn MHC	Georgetown	Scott	KY	40324	Manufactured Housing	Manufactured Housing	1960	NAP	28	Pads
39	Loan	136, 137	1	359 West 39th Street	New York	New York	NY	10018	Mixed Use	Retail/Multifamily	1901	2015-2016	1,550	SF
40	Loan	138	1	1820 Loring Place	Bronx	Bronx	NY	10453	Multifamily	Mid Rise	1926	1983	73	Units
41	Loan	139	1	Greentown Estates MHC	Greentown	Howard	IN	46936	Manufactured Housing	Manufactured Housing	1960	NAP	81	Pads
42	Loan		1	Modern Estates MHC	Kokomo	Howard	IN	46901	Manufactured Housing	Manufactured Housing	1958	NAP	186	Pads
43	Loan		1	Evoke MHC Ohio	Clyde	Sandusky	OH	43410	Manufactured Housing	Manufactured Housing	1960	NAP	51	Pads

A-1-2

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)
										1		2		2
1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	226.05	75,000,000	75,000,000	75,000,000	6.55300%	0.01846%	6.53454%	NAP	415,250.87	NAP	4,983,010.44
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	589,519.65	65,000,000	65,000,000	65,000,000	7.08900%	0.01846%	7.07054%	NAP	389,320.66	NAP	4,671,847.92
2.001	Property		1	Old Edwards Inn		38,125,413	38,125,413	38,125,413
2.002	Property		1	Old Edwards Reserve at Lake Keowee		9,609,600	9,609,600	9,609,600
2.003	Property		1	Old Edwards Club		5,950,894	5,950,894	5,950,894
2.004	Property		1	200 Main		5,640,556	5,640,556	5,640,556
2.005	Property		1	Rivet House		4,381,481	4,381,481	4,381,481
2.006	Property		1	Half Mile Farm		860,648	860,648	860,648
2.007	Property		1	GlenCove Club		431,407	431,407	431,407
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	111.59	65,000,000	65,000,000	65,000,000	5.95000%	0.04721%	5.90279%	NAP	326,767.94	NAP	3,921,215.28
3.001	Property		1	New Iberia		6,750,419	6,750,419	6,750,419
3.002	Property		1	Ponte Vedra		6,314,908	6,314,908	6,314,908
3.003	Property		1	Hastings-on-Hudson		5,865,787	5,865,787	5,865,787
3.004	Property		1	Roseville		5,226,131	5,226,131	5,226,131
3.005	Property		1	Neptune		4,463,987	4,463,987	4,463,987
3.006	Property		1	Spring		4,300,670	4,300,670	4,300,670
3.007	Property		1	Gainesville		3,974,037	3,974,037	3,974,037
3.008	Property		1	Hudson Oaks		3,865,159	3,865,159	3,865,159
3.009	Property		1	Marble Falls 2		3,810,720	3,810,720	3,810,720
3.010	Property		1	Mulberry		3,729,062	3,729,062	3,729,062
3.011	Property		1	Marble Falls 1		3,729,062	3,729,062	3,729,062
3.012	Property		1	Sewickley		3,701,843	3,701,843	3,701,843
3.013	Property		1	West Palm Beach 2		3,484,087	3,484,087	3,484,087
3.014	Property		1	Acworth		2,136,725	2,136,725	2,136,725
3.015	Property		1	Smyrna		2,041,457	2,041,457	2,041,457
3.016	Property		1	Gonzales		1,605,946	1,605,946	1,605,946
4	Loan	30, 31, 32	1	SoHo Centrale	1,557.85	55,500,000	55,500,000	55,500,000	6.82100%	0.01846%	6.80254%	NAP	319,852.80	NAP	3,838,233.60
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	185.91	46,900,000	46,726,599	44,345,668	6.84700%	0.01846%	6.82854%	307,222.66	NAP	3,686,671.92	NAP
6	Loan	43, 44, 45	1	University Park	119.57	46,500,000	46,500,000	46,500,000	6.97000%	0.01846%	6.95154%	NAP	273,838.72	NAP	3,286,064.64
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	408,333.33	24,500,000	24,500,000	24,500,000	6.86000%	0.01846%	6.84154%	NAP	142,003.59	NAP	1,704,043.08
7.001	Property		1	444 West 48th Street		8,275,000	8,275,000	8,275,000
7.002	Property		1	200 West 96th Street		6,100,000	6,100,000	6,100,000
7.003	Property		1	753 9th Avenue		5,300,000	5,300,000	5,300,000
7.004	Property		1	501 1/2 East 83rd Street		4,825,000	4,825,000	4,825,000
8	Loan	9, 50, 51	1	20 West 47th Street	501.89	19,900,000	19,871,979	18,875,270	7.12000%	0.01846%	7.10154%	134,002.83	NAP	1,608,033.96	NAP
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	77.77	19,250,000	19,189,461	17,733,797	7.30000%	0.01846%	7.28154%	139,761.03	NAP	1,677,132.36	NAP
10	Loan	61	1	Holiday Inn Hasbrouck Heights	76,612.90	19,000,000	19,000,000	19,000,000	8.32000%	0.01846%	8.30154%	NAP	133,562.96	NAP	1,602,755.52
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	98.89	18,900,000	18,900,000	18,900,000	6.77100%	0.01846%	6.75254%	NAP	108,124.41	NAP	1,297,492.92
12	Loan	71, 72, 73	1	2461 East 17th Street	602.39	18,500,000	18,500,000	18,500,000	7.10000%	0.01846%	7.08154%	NAP	110,978.59	NAP	1,331,743.08
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	216.80	18,000,000	18,000,000	18,000,000	8.15500%	0.01846%	8.13654%	NAP	124,023.96	NAP	1,488,287.52
14	Loan	9, 80, 81	1	Westroads Mall	124.13	18,000,000	17,943,388	17,143,273	7.47800%	0.01846%	7.45954%	125,587.56	NAP	1,507,050.72	NAP
15	Loan	82, 83	1	Marriott Cincinnati Northeast	58,607.66	18,000,000	17,933,944	17,025,752	6.87700%	0.01846%	6.85854%	118,271.24	NAP	1,419,254.88	NAP
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street	357,142.86	17,500,000	17,500,000	17,500,000	6.42000%	0.01846%	6.40154%	NAP	94,925.35	NAP	1,139,104.20
16.001	Property		1	437 East 12th Street		14,750,000	14,750,000	14,750,000
16.002	Property		1	435 East 9th Street		2,750,000	2,750,000	2,750,000
17	Loan	89	1	Lake James	37,558.69	16,000,000	16,000,000	16,000,000	7.14800%	0.01846%	7.12954%	NAP	96,630.37	NAP	1,159,564.44
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	263,157.89	15,000,000	15,000,000	15,000,000	6.44500%	0.01846%	6.42654%	NAP	81,681.42	NAP	980,177.04
19	Loan	9, 94, 95	1	Mall at Prince George's	111.89	15,000,000	14,942,609	14,267,453	7.35500%	0.01846%	7.33654%	103,396.89	NAP	1,240,762.68	NAP
20	Loan		1	Rise Lakeview	253,703.70	13,700,000	13,700,000	13,700,000	6.62100%	0.01846%	6.60254%	NAP	76,639.61	NAP	919,675.32
21	Loan	96, 97	2	Miami Ironside District II	347.51	12,750,000	12,750,000	12,750,000	7.14000%	0.01846%	7.12154%	NAP	76,916.15	NAP	922,993.80
21.001	Property		1	7390, 7410, & 7500 NE 4th Court		7,450,000	7,450,000	7,450,000
21.002	Property		1	345 NE 80th Street		5,300,000	5,300,000	5,300,000
22	Loan	98	1	2270 Frederick Douglass Boulevard	309,756.10	12,700,000	12,700,000	12,700,000	6.77600%	0.01846%	6.75754%	NAP	72,708.68	NAP	872,504.16
23	Loan	99, 100	1	Ashley Plaza	70.92	11,620,000	11,620,000	11,620,000	7.23000%	0.01846%	7.21154%	NAP	70,982.87	NAP	851,794.44
24	Loan	101, 102	1	Lake Hickory	56,544.50	10,800,000	10,800,000	10,800,000	6.65400%	0.01846%	6.63554%	NAP	60,717.75	NAP	728,613.00
25	Loan		1	Staybridge Suites - Pecos, TX	99,029.13	10,200,000	10,200,000	9,434,433	7.61000%	0.01846%	7.59154%	76,108.43	NAP	913,301.16	NAP
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	120.39	9,460,000	9,460,000	9,460,000	7.20600%	0.01846%	7.18754%	NAP	57,596.29	NAP	691,155.48
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	229.91	8,000,000	8,000,000	8,000,000	7.01000%	0.01846%	6.99154%	NAP	47,382.41	NAP	568,588.92
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	104.87	7,500,000	7,500,000	7,500,000	7.08200%	0.01846%	7.06354%	NAP	44,877.26	NAP	538,527.12
29	Loan	113, 114	1	Evergreen Medical Office	132.34	7,200,000	7,200,000	7,200,000	8.04200%	0.01846%	8.02354%	NAP	48,922.17	NAP	587,066.04
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	493.73	7,000,000	7,000,000	7,000,000	6.94990%	0.01846%	6.93144%	NAP	41,104.15	NAP	493,249.80
31	Loan		1	My Garage Self Storage	76.11	6,975,000	6,975,000	6,975,000	6.77000%	0.01846%	6.75154%	NAP	39,897.16	NAP	478,765.92
32	Loan	122, 123	4	Kayyem Retail Portfolio	129.65	6,700,000	6,700,000	6,700,000	7.43100%	0.01846%	7.41254%	NAP	42,066.00	NAP	504,792.00
32.001	Property		1	CVS - Montevallo		2,090,000	2,090,000	2,090,000
32.002	Property		1	Giant Eagle - Punxsutawney		1,800,000	1,800,000	1,800,000
32.003	Property		1	Dollar Tree - Lebanon		1,550,000	1,550,000	1,550,000
32.004	Property		1	Dollar Tree - West Allis		1,260,000	1,260,000	1,260,000
33	Loan	124	1	Country View Farms MHC	39,432.43	5,836,000	5,836,000	5,836,000	6.16000%	0.01846%	6.14154%	NAP	30,374.22	NAP	364,490.64
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	188.29	5,000,000	5,000,000	5,000,000	6.78100%	0.01846%	6.76254%	NAP	28,646.59	NAP	343,759.08
35	Loan	132	1	Country Living MHC	47,340.00	4,734,000	4,734,000	4,734,000	6.16000%	0.01846%	6.14154%	NAP	24,638.72	NAP	295,664.64
36	Loan		1	Oakwood MHC	41,109.09	4,522,000	4,522,000	4,522,000	6.16000%	0.01846%	6.14154%	NAP	23,535.34	NAP	282,424.08
37	Loan	133	1	Maple Lawn Villages MHC	40,146.79	4,376,000	4,376,000	4,376,000	6.16000%	0.01846%	6.14154%	NAP	22,775.46	NAP	273,305.52
38	Loan	134, 135	3	Evoke MHC 3 Pack	37,222.22	4,020,000	4,020,000	4,020,000	6.88600%	0.01846%	6.86754%	NAP	23,388.49	NAP	280,661.88
38.001	Property		1	Aztec MHC		1,700,460	1,700,460	1,700,460
38.002	Property		1	Sycamore Court		1,173,840	1,173,840	1,173,840
38.003	Property		1	Elkhorn MHC		1,145,700	1,145,700	1,145,700
39	Loan	136, 137	1	359 West 39th Street	2,580.65	4,000,000	4,000,000	4,000,000	6.92700%	0.01846%	6.90854%	NAP	23,410.69	NAP	280,928.28
40	Loan	138	1	1820 Loring Place	41,753.42	3,048,000	3,048,000	3,048,000	7.12000%	0.01846%	7.10154%	NAP	18,335.98	NAP	220,031.76
41	Loan	139	1	Greentown Estates MHC	37,246.91	3,017,000	3,017,000	3,017,000	6.16000%	0.01846%	6.14154%	NAP	15,702.37	NAP	188,428.44
42	Loan		1	Modern Estates MHC	14,946.24	2,780,000	2,780,000	2,780,000	6.16000%	0.01846%	6.14154%	NAP	14,468.87	NAP	173,626.44
43	Loan		1	Evoke MHC Ohio	45,882.35	2,340,000	2,340,000	2,340,000	7.00200%	0.01846%	6.98354%	NAP	13,843.54	NAP	166,122.48

A-1-3

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	Interest Only	No	Actual/360	60	59	60	59	0	0
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	Interest Only	No	Actual/360	60	58	60	58	0	0
2.001	Property		1	Old Edwards Inn
2.002	Property		1	Old Edwards Reserve at Lake Keowee
2.003	Property		1	Old Edwards Club
2.004	Property		1	200 Main
2.005	Property		1	Rivet House
2.006	Property		1	Half Mile Farm
2.007	Property		1	GlenCove Club
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	Interest Only	No	Actual/360	60	58	60	58	0	0
3.001	Property		1	New Iberia
3.002	Property		1	Ponte Vedra
3.003	Property		1	Hastings-on-Hudson
3.004	Property		1	Roseville
3.005	Property		1	Neptune
3.006	Property		1	Spring
3.007	Property		1	Gainesville
3.008	Property		1	Hudson Oaks
3.009	Property		1	Marble Falls 2
3.010	Property		1	Mulberry
3.011	Property		1	Marble Falls 1
3.012	Property		1	Sewickley
3.013	Property		1	West Palm Beach 2
3.014	Property		1	Acworth
3.015	Property		1	Smyrna
3.016	Property		1	Gonzales
4	Loan	30, 31, 32	1	SoHo Centrale	Interest Only	No	Actual/360	60	60	60	60	0	0
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	Amortizing Balloon	No	Actual/360	0	0	60	55	360	355
6	Loan	43, 44, 45	1	University Park	Interest Only	No	Actual/360	60	56	60	56	0	0
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	Interest Only	No	Actual/360	60	60	60	60	0	0
7.001	Property		1	444 West 48th Street
7.002	Property		1	200 West 96th Street
7.003	Property		1	753 9th Avenue
7.004	Property		1	501 1/2 East 83rd Street
8	Loan	9, 50, 51	1	20 West 47th Street	Amortizing Balloon	No	Actual/360	0	0	60	58	360	358
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	Amortizing Balloon	No	Actual/360	0	0	60	57	300	297
10	Loan	61	1	Holiday Inn Hasbrouck Heights	Interest Only	No	Actual/360	60	60	60	60	0	0
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	Interest Only	No	Actual/360	60	58	60	58	0	0
12	Loan	71, 72, 73	1	2461 East 17th Street	Interest Only	No	Actual/360	60	59	60	59	0	0
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	Interest Only	No	Actual/360	60	56	60	56	0	0
14	Loan	9, 80, 81	1	Westroads Mall	Amortizing Balloon	No	Actual/360	0	0	60	55	360	355
15	Loan	82, 83	1	Marriott Cincinnati Northeast	Amortizing Balloon	No	Actual/360	0	0	60	55	360	355
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street	Interest Only	No	Actual/360	60	58	60	58	0	0
16.001	Property		1	437 East 12th Street
16.002	Property		1	435 East 9th Street
17	Loan	89	1	Lake James	Interest Only	No	Actual/360	60	59	60	59	0	0
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	Interest Only	No	Actual/360	60	58	60	58	0	0
19	Loan	9, 94, 95	1	Mall at Prince George's	Amortizing Balloon	No	Actual/360	0	0	60	54	360	354
20	Loan		1	Rise Lakeview	Interest Only	No	Actual/360	60	55	60	55	0	0
21	Loan	96, 97	2	Miami Ironside District II	Interest Only	No	Actual/360	60	59	60	59	0	0
21.001	Property		1	7390, 7410, & 7500 NE 4th Court
21.002	Property		1	345 NE 80th Street
22	Loan	98	1	2270 Frederick Douglass Boulevard	Interest Only	No	Actual/360	60	56	60	56	0	0
23	Loan	99, 100	1	Ashley Plaza	Interest Only	No	Actual/360	60	57	60	57	0	0
24	Loan	101, 102	1	Lake Hickory	Interest Only	No	Actual/360	60	58	60	58	0	0
25	Loan		1	Staybridge Suites - Pecos, TX	Amortizing Balloon	No	Actual/360	0	0	60	60	300	300
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	Interest Only	No	Actual/360	60	59	60	59	0	0
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	Interest Only	No	Actual/360	60	55	60	55	0	0
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	Interest Only	No	Actual/360	60	59	60	59	0	0
29	Loan	113, 114	1	Evergreen Medical Office	Interest Only	No	Actual/360	60	59	60	59	0	0
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	Interest Only	No	Actual/360	60	52	60	52	0	0
31	Loan		1	My Garage Self Storage	Interest Only	No	Actual/360	60	58	60	58	0	0
32	Loan	122, 123	4	Kayyem Retail Portfolio	Interest Only	No	Actual/360	60	59	60	59	0	0
32.001	Property		1	CVS - Montevallo
32.002	Property		1	Giant Eagle - Punxsutawney
32.003	Property		1	Dollar Tree - Lebanon
32.004	Property		1	Dollar Tree - West Allis
33	Loan	124	1	Country View Farms MHC	Interest Only	No	Actual/360	60	57	60	57	0	0
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	Interest Only	No	Actual/360	60	52	60	52	0	0
35	Loan	132	1	Country Living MHC	Interest Only	No	Actual/360	60	57	60	57	0	0
36	Loan		1	Oakwood MHC	Interest Only	No	Actual/360	60	57	60	57	0	0
37	Loan	133	1	Maple Lawn Villages MHC	Interest Only	No	Actual/360	60	57	60	57	0	0
38	Loan	134, 135	3	Evoke MHC 3 Pack	Interest Only	No	Actual/360	60	59	60	59	0	0
38.001	Property		1	Aztec MHC
38.002	Property		1	Sycamore Court
38.003	Property		1	Elkhorn MHC
39	Loan	136, 137	1	359 West 39th Street	Interest Only	No	Actual/360	60	59	60	59	0	0
40	Loan	138	1	1820 Loring Place	Interest Only	No	Actual/360	60	58	60	58	0	0
41	Loan	139	1	Greentown Estates MHC	Interest Only	No	Actual/360	60	57	60	57	0	0
42	Loan		1	Modern Estates MHC	Interest Only	No	Actual/360	60	57	60	57	0	0
43	Loan		1	Evoke MHC Ohio	Interest Only	No	Actual/360	60	58	60	58	0	0
A-1-4

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	9/8/2026	1	6	11/6/2026	NAP	10/6/2031	NAP	0	0
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	8/7/2026	2	6	10/6/2026	NAP	9/6/2031	NAP	0	0
2.001	Property		1	Old Edwards Inn
2.002	Property		1	Old Edwards Reserve at Lake Keowee
2.003	Property		1	Old Edwards Club
2.004	Property		1	200 Main
2.005	Property		1	Rivet House
2.006	Property		1	Half Mile Farm
2.007	Property		1	GlenCove Club
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	8/19/2026	2	6	10/6/2026	NAP	9/6/2031	NAP	0	0
3.001	Property		1	New Iberia
3.002	Property		1	Ponte Vedra
3.003	Property		1	Hastings-on-Hudson
3.004	Property		1	Roseville
3.005	Property		1	Neptune
3.006	Property		1	Spring
3.007	Property		1	Gainesville
3.008	Property		1	Hudson Oaks
3.009	Property		1	Marble Falls 2
3.010	Property		1	Mulberry
3.011	Property		1	Marble Falls 1
3.012	Property		1	Sewickley
3.013	Property		1	West Palm Beach 2
3.014	Property		1	Acworth
3.015	Property		1	Smyrna
3.016	Property		1	Gonzales
4	Loan	30, 31, 32	1	SoHo Centrale	10/19/2026	0	6	12/6/2026	NAP	11/6/2031	NAP	0	0
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	5/29/2026	5	6	7/6/2026	7/6/2026	6/6/2031	NAP	5 (Once per trailing 12-month period)	0
6	Loan	43, 44, 45	1	University Park	6/12/2026	4	6	8/6/2026	NAP	7/6/2031	NAP	0	0
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	10/15/2026	0	6	12/6/2026	NAP	11/6/2031	NAP	0	0
7.001	Property		1	444 West 48th Street
7.002	Property		1	200 West 96th Street
7.003	Property		1	753 9th Avenue
7.004	Property		1	501 1/2 East 83rd Street
8	Loan	9, 50, 51	1	20 West 47th Street	9/2/2026	2	6	10/6/2026	10/6/2026	9/6/2031	NAP	0	0
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	8/7/2026	3	11	9/11/2026	9/11/2026	8/11/2031	NAP	0	0
10	Loan	61	1	Holiday Inn Hasbrouck Heights	10/16/2026	0	6	12/6/2026	NAP	11/6/2031	NAP	0	0
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	8/31/2026	2	6	10/6/2026	NAP	9/6/2031	NAP	0	0
12	Loan	71, 72, 73	1	2461 East 17th Street	9/10/2026	1	6	11/6/2026	NAP	10/6/2031	NAP	0	0
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	7/7/2026	4	6	8/6/2026	NAP	7/6/2031	NAP	0	0
14	Loan	9, 80, 81	1	Westroads Mall	5/13/2026	5	6	7/6/2026	7/6/2026	6/6/2031	NAP	0	0
15	Loan	82, 83	1	Marriott Cincinnati Northeast	5/27/2026	5	6	7/6/2026	7/6/2026	6/6/2031	NAP	0	0
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street	8/14/2026	2	6	10/6/2026	NAP	9/6/2031	NAP	0	0
16.001	Property		1	437 East 12th Street
16.002	Property		1	435 East 9th Street
17	Loan	89	1	Lake James	9/18/2026	1	6	11/6/2026	NAP	10/6/2031	NAP	0	0
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	8/10/2026	2	6	10/6/2026	NAP	9/6/2031	NAP	0	0
19	Loan	9, 94, 95	1	Mall at Prince George's	4/20/2026	6	6	6/6/2026	6/6/2026	5/6/2031	NAP	5	0
20	Loan		1	Rise Lakeview	6/5/2026	5	6	7/6/2026	NAP	6/6/2031	NAP	0	0
21	Loan	96, 97	2	Miami Ironside District II	9/16/2026	1	6	11/6/2026	NAP	10/6/2031	NAP	0	0
21.001	Property		1	7390, 7410, & 7500 NE 4th Court
21.002	Property		1	345 NE 80th Street
22	Loan	98	1	2270 Frederick Douglass Boulevard	6/15/2026	4	6	8/6/2026	NAP	7/6/2031	NAP	0	0
23	Loan	99, 100	1	Ashley Plaza	7/30/2026	3	6	9/6/2026	NAP	8/6/2031	NAP	0	0
24	Loan	101, 102	1	Lake Hickory	9/10/2026	2	6	10/6/2026	NAP	9/6/2031	NAP	0	0
25	Loan		1	Staybridge Suites - Pecos, TX	10/16/2026	0	6	12/6/2026	12/6/2026	11/6/2031	NAP	0	0
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	9/30/2026	1	6	11/6/2026	NAP	10/6/2031	NAP	0	0
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	5/14/2026	5	6	7/6/2026	NAP	6/6/2031	NAP	0	0
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	9/11/2026	1	6	11/6/2026	NAP	10/6/2031	NAP	0	0
29	Loan	113, 114	1	Evergreen Medical Office	9/17/2026	1	6	11/6/2026	NAP	10/6/2031	NAP	0	0
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	2/12/2026	8	6	4/6/2026	NAP	3/6/2031	NAP	0	0
31	Loan		1	My Garage Self Storage	8/18/2026	2	6	10/6/2026	NAP	9/6/2031	NAP	0	5
32	Loan	122, 123	4	Kayyem Retail Portfolio	10/6/2026	1	6	11/6/2026	NAP	10/6/2031	NAP	0	0
32.001	Property		1	CVS - Montevallo
32.002	Property		1	Giant Eagle - Punxsutawney
32.003	Property		1	Dollar Tree - Lebanon
32.004	Property		1	Dollar Tree - West Allis
33	Loan	124	1	Country View Farms MHC	8/7/2026	3	6	9/6/2026	NAP	8/6/2031	NAP	0	0
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	2/12/2026	8	6	4/6/2026	NAP	3/6/2031	NAP	0	0
35	Loan	132	1	Country Living MHC	8/7/2026	3	6	9/6/2026	NAP	8/6/2031	NAP	0	0
36	Loan		1	Oakwood MHC	8/7/2026	3	6	9/6/2026	NAP	8/6/2031	NAP	0	0
37	Loan	133	1	Maple Lawn Villages MHC	8/7/2026	3	6	9/6/2026	NAP	8/6/2031	NAP	0	0
38	Loan	134, 135	3	Evoke MHC 3 Pack	10/2/2026	1	6	11/6/2026	NAP	10/6/2031	NAP	0	0
38.001	Property		1	Aztec MHC
38.002	Property		1	Sycamore Court
38.003	Property		1	Elkhorn MHC
39	Loan	136, 137	1	359 West 39th Street	9/22/2026	1	6	11/6/2026	NAP	10/6/2031	NAP	0	0
40	Loan	138	1	1820 Loring Place	8/13/2026	2	6	10/6/2026	NAP	9/6/2031	NAP	0	0
41	Loan	139	1	Greentown Estates MHC	8/7/2026	3	6	9/6/2026	NAP	8/6/2031	NAP	0	0
42	Loan		1	Modern Estates MHC	8/7/2026	3	6	9/6/2026	NAP	8/6/2031	NAP	0	0
43	Loan		1	Evoke MHC Ohio	8/31/2026	2	6	10/6/2026	NAP	9/6/2031	NAP	0	0

A-1-5

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)
					3
1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	L(25),D(28),O(7)	41,871,372	26,012,234	15,859,138	5/31/2026	T-12	41,117,948	25,819,746	15,298,202
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	L(26),D(30),O(4)	95,819,204	69,476,265	26,342,939	5/31/2026	T-12	93,596,902	70,851,167	22,745,736
2.001	Property		1	Old Edwards Inn		42,650,434	30,319,502	12,330,932	5/31/2026	T-12	42,240,242	31,041,906	11,198,337
2.002	Property		1	Old Edwards Reserve at Lake Keowee		23,649,519	18,649,421	5,000,098	5/31/2026	T-12	22,210,622	19,045,534	3,165,088
2.003	Property		1	Old Edwards Club		10,714,976	6,239,161	4,475,815	5/31/2026	T-12	9,922,557	6,067,115	3,855,442
2.004	Property		1	200 Main		4,491,149	2,504,273	1,986,876	5/31/2026	T-12	4,466,472	2,586,270	1,880,202
2.005	Property		1	Rivet House		6,734,966	5,023,987	1,710,979	5/31/2026	T-12	6,946,393	5,391,231	1,555,162
2.006	Property		1	Half Mile Farm		4,402,449	3,964,915	437,534	5/31/2026	T-12	4,331,479	3,868,177	463,301
2.007	Property		1	GlenCove Club		3,175,711	2,775,007	400,703	5/31/2026	T-12	3,479,137	2,850,933	628,204
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	L(26),D(27),O(7)	17,246,343	6,782,779	10,463,564	Various	T-12	17,261,217	6,693,443	10,567,775
3.001	Property		1	New Iberia		1,621,393	558,319	1,063,074	2/28/2026	T-12	1,614,758	551,236	1,063,521
3.002	Property		1	Ponte Vedra		1,635,141	608,138	1,027,003	6/30/2026	T-12	1,663,105	597,653	1,065,451
3.003	Property		1	Hastings-on-Hudson		1,543,420	559,333	984,088	2/28/2026	T-12	1,528,898	557,039	971,859
3.004	Property		1	Roseville		1,288,669	456,267	832,403	6/30/2026	T-12	1,294,634	438,774	855,861
3.005	Property		1	Neptune		1,224,575	490,838	733,737	6/30/2026	T-12	1,228,210	462,142	766,068
3.006	Property		1	Spring		1,176,423	480,718	695,706	6/30/2026	T-12	1,223,979	474,672	749,307
3.007	Property		1	Gainesville		1,036,221	450,722	585,500	3/31/2026	T-12	1,014,763	482,365	532,398
3.008	Property		1	Hudson Oaks		995,837	382,464	613,373	4/30/2026	T-12	997,198	382,093	615,105
3.009	Property		1	Marble Falls 2		909,055	284,384	624,671	4/30/2026	T-12	898,430	279,323	619,106
3.010	Property		1	Mulberry		1,207,724	575,287	632,437	1/31/2026	T-12	1,217,909	574,721	643,188
3.011	Property		1	Marble Falls 1		874,070	232,265	641,805	4/30/2026	T-12	879,273	228,513	650,760
3.012	Property		1	Sewickley		803,526	246,956	556,570	6/30/2026	T-12	789,441	240,087	549,355
3.013	Property		1	West Palm Beach 2		1,261,306	764,326	496,980	6/30/2026	T-12	1,266,937	747,827	519,110
3.014	Property		1	Acworth		640,750	292,887	347,862	6/30/2026	T-12	629,486	269,415	360,071
3.015	Property		1	Smyrna		548,050	209,102	338,948	6/30/2026	T-12	535,379	218,179	317,201
3.016	Property		1	Gonzales		480,182	190,775	289,407	2/28/2026	T-12	478,819	189,405	289,415
4	Loan	30, 31, 32	1	SoHo Centrale	L(11),YM1(42),O(7)	8,310,553	2,399,459	5,911,094	10/31/2026	T-12	8,992,456	2,373,441	6,619,014
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	L(29),D(24),O(7)	19,408,294	7,553,978	11,854,316	3/31/2026	T-12	19,167,416	7,670,997	11,496,419
6	Loan	43, 44, 45	1	University Park	L(28),D(25),O(7)	9,109,266	3,945,206	5,164,059	3/31/2026	T-12	8,608,927	3,913,293	4,695,634
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	L(24),D(29),O(7)	2,814,677	1,117,284	1,697,393	6/30/2026	T-12	2,443,051	1,122,787	1,320,264
7.001	Property		1	444 West 48th Street		1,091,880	364,760	727,120	6/30/2026	T-12	982,759	370,013	612,746
7.002	Property		1	200 West 96th Street		704,198	301,818	402,380	6/30/2026	T-12	641,729	275,160	366,569
7.003	Property		1	753 9th Avenue		436,762	277,157	159,605	6/30/2026	T-12	397,419	291,133	106,286
7.004	Property		1	501 1/2 East 83rd Street		581,837	173,550	408,287	6/30/2026	T-12	421,145	186,481	234,663
8	Loan	9, 50, 51	1	20 West 47th Street	L(26),D(27),O(7)	11,493,902	4,381,718	7,112,184	6/30/2026	T-12	11,418,316	4,264,618	7,153,698
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	L(27),D(29),O(4)	17,941,962	8,043,168	9,898,794	6/30/2026	T-12	17,289,546	8,335,716	8,953,830
10	Loan	61	1	Holiday Inn Hasbrouck Heights	L(24),D(29),O(7)	9,610,990	6,793,279	2,817,711	9/30/2026	T-12	8,746,346	6,595,558	2,150,788
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	L(26),D(27),O(7)	2,862,255	773,628	2,088,627	5/31/2026	T-12	2,622,049	642,943	1,979,105
12	Loan	71, 72, 73	1	2461 East 17th Street	L(25),D(32),O(3)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	L(28),DorYM1(27),O(5)	16,389,102	6,424,323	9,964,779	12/31/2025	T-12	15,302,143	5,762,463	9,539,680
14	Loan	9, 80, 81	1	Westroads Mall	L(29),D(27),O(4)	19,401,953	6,154,958	13,246,995	3/31/2026	T-12	19,671,989	6,266,210	13,405,779
15	Loan	82, 83	1	Marriott Cincinnati Northeast	L(29),D(24),O(7)	10,950,524	7,902,596	3,047,928	6/30/2026	T-12	10,451,945	7,764,965	2,686,980
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street	L(26),D(27),O(7)	2,173,940	835,542	1,338,398	6/30/2026	T-3 Ann	NAV	NAV	NAV
16.001	Property		1	437 East 12th Street		1,747,928	614,858	1,133,070	6/30/2026	T-3 Ann	1,392,655	604,200	788,455
16.002	Property		1	435 East 9th Street		426,012	220,684	205,328	6/30/2026	T-3 Ann	NAV	NAV	NAV
17	Loan	89	1	Lake James	L(25),D(31),O(4)	2,465,000	894,899	1,570,101	7/31/2026	T-12	2,427,988	884,460	1,543,527
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	L(26),D(27),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19	Loan	9, 94, 95	1	Mall at Prince George's	L(30),DorYM1(24),O(6)	22,191,278	8,973,646	13,217,633	1/31/2026	T-12	22,263,481	8,955,522	13,307,959
20	Loan		1	Rise Lakeview	L(29),D(28),O(3)	1,688,804	614,259	1,074,545	3/31/2026	T-10 Ann	1,789,667	702,385	1,087,282
21	Loan	96, 97	2	Miami Ironside District II	L(25),YM1(28),O(7)	1,536,694	346,159	1,190,535	7/31/2026	T-12	1,436,348	338,676	1,097,672
21.001	Property		1	7390, 7410, & 7500 NE 4th Court		905,653	227,159	678,494	7/31/2026	T-12	867,895	221,733	646,162
21.002	Property		1	345 NE 80th Street		631,041	119,000	512,041	7/31/2026	T-12	568,453	116,944	451,509
22	Loan	98	1	2270 Frederick Douglass Boulevard	L(28),D(28),O(4)	1,770,814	627,828	1,142,987	4/30/2026	T-12	1,741,029	612,415	1,128,615
23	Loan	99, 100	1	Ashley Plaza	L(27),D(26),O(7)	1,871,053	540,917	1,330,136	5/31/2026	T-12	1,799,670	467,741	1,331,929
24	Loan	101, 102	1	Lake Hickory	L(26),D(30),O(4)	1,325,858	323,994	1,001,864	5/31/2026	T-12	1,311,224	382,760	928,464
25	Loan		1	Staybridge Suites - Pecos, TX	L(24),D(32),O(4)	4,721,329	2,483,403	2,237,926	8/31/2026	T-12	4,299,126	2,355,158	1,943,968
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	L(23),YM1(30),O(7)	1,370,715	535,225	835,490	8/31/2026	T-12	1,363,986	537,907	826,080
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	L(11),YM1(42),O(7)	13,902,000	4,254,614	9,647,386	4/30/2026	T-12	14,410,449	4,336,730	10,073,720
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	L(25),D(28),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
29	Loan	113, 114	1	Evergreen Medical Office	L(25),D(32),O(3)	1,678,802	884,781	794,021	7/31/2026	T-12	1,723,347	922,604	800,744
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	L(23),YM1(30),O(7)	6,008,632	3,317,026	2,691,606	12/31/2025	T-12	8,507,908	2,910,086	5,597,822
31	Loan		1	My Garage Self Storage	L(26),D(27),O(7)	977,745	441,627	536,118	6/30/2026	T-12	901,294	417,079	484,215
32	Loan	122, 123	4	Kayyem Retail Portfolio	L(25),D(31),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
32.001	Property		1	CVS - Montevallo		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
32.002	Property		1	Giant Eagle - Punxsutawney		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
32.003	Property		1	Dollar Tree - Lebanon		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
32.004	Property		1	Dollar Tree - West Allis		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
33	Loan	124	1	Country View Farms MHC	L(25),YM1(28),O(7)	708,649	297,321	411,328	5/31/2026	T-12	659,852	300,932	358,920
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	L(32),D(24),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
35	Loan	132	1	Country Living MHC	L(25),YM1(28),O(7)	634,597	294,877	339,720	5/31/2026	T-12	606,707	296,857	309,850
36	Loan		1	Oakwood MHC	L(25),YM1(28),O(7)	589,758	326,730	263,028	5/31/2026	T-12	552,393	313,847	238,546
37	Loan	133	1	Maple Lawn Villages MHC	L(25),YM1(28),O(7)	555,625	319,147	236,478	5/31/2026	T-12	519,031	278,706	240,325
38	Loan	134, 135	3	Evoke MHC 3 Pack	L(24),YM1(32),O(4)	468,866	177,885	290,981	8/31/2026	T-12	NAV	NAV	NAV
38.001	Property		1	Aztec MHC		217,971	98,348	119,622	8/31/2026	T-12	NAV	NAV	NAV
38.002	Property		1	Sycamore Court		139,980	55,926	84,054	8/31/2026	T-12	NAV	NAV	NAV
38.003	Property		1	Elkhorn MHC		110,915	23,611	87,304	8/31/2026	T-12	NAV	NAV	NAV
39	Loan	136, 137	1	359 West 39th Street	L(25),D(28),O(7)	413,870	85,984	327,886	7/31/2026	T-12	417,174	93,151	324,024
40	Loan	138	1	1820 Loring Place	L(26),DorYM2(27),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
41	Loan	139	1	Greentown Estates MHC	L(25),YM1(28),O(7)	461,493	259,817	201,676	5/31/2026	T-12	416,379	276,910	139,469
42	Loan		1	Modern Estates MHC	L(25),YM1(28),O(7)	695,934	602,392	93,542	5/31/2026	T-12	655,410	546,498	108,912
43	Loan		1	Evoke MHC Ohio	L(23),YM1(32),O(5)	306,613	88,120	218,493	6/30/2026	T-12	298,629	112,011	186,617

A-1-6

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	12/31/2025	T-12	37,297,240	23,494,498	13,802,741	12/31/2024	T-12	84.9%	42,512,854
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	75.0%	95,819,204
2.001	Property		1	Old Edwards Inn	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	80.9%	42,650,434
2.002	Property		1	Old Edwards Reserve at Lake Keowee	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	NAP	23,649,519
2.003	Property		1	Old Edwards Club	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	NAP	10,714,976
2.004	Property		1	200 Main	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	62.2%	4,491,149
2.005	Property		1	Rivet House	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	40.2%	6,734,966
2.006	Property		1	Half Mile Farm	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	74.8%	4,402,449
2.007	Property		1	GlenCove Club	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	NAP	3,175,711
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	12/31/2025	T-12	15,337,918	5,924,984	9,412,933	12/31/2024	T-12	88.1%	17,845,478
3.001	Property		1	New Iberia	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	88.9%	1,615,140
3.002	Property		1	Ponte Vedra	12/31/2025	T-12	1,592,829	554,478	1,038,352	12/31/2024	T-12	84.9%	1,719,955
3.003	Property		1	Hastings-on-Hudson	12/31/2025	T-12	1,522,833	610,219	912,614	12/31/2024	T-12	89.9%	1,586,590
3.004	Property		1	Roseville	12/31/2025	T-12	1,284,275	437,255	847,020	12/31/2024	T-12	87.0%	1,358,003
3.005	Property		1	Neptune	12/31/2025	T-12	1,306,425	428,912	877,513	12/31/2024	T-12	84.1%	1,288,300
3.006	Property		1	Spring	12/31/2025	T-12	1,133,022	431,329	701,692	12/31/2024	T-12	89.5%	1,247,112
3.007	Property		1	Gainesville	12/31/2025	T-12	1,010,314	547,193	463,122	12/31/2024	T-12	92.3%	1,087,845
3.008	Property		1	Hudson Oaks	12/31/2025	T-12	978,480	320,528	657,952	12/31/2024	T-12	94.5%	1,014,750
3.009	Property		1	Marble Falls 2	12/31/2025	T-12	859,504	302,730	556,775	12/31/2024	T-12	96.0%	938,008
3.010	Property		1	Mulberry	12/31/2025	T-12	1,153,420	469,405	684,015	12/31/2024	T-12	76.8%	1,149,892
3.011	Property		1	Marble Falls 1	12/31/2025	T-12	843,156	214,562	628,594	12/31/2024	T-12	91.6%	866,498
3.012	Property		1	Sewickley	12/31/2025	T-12	715,594	229,764	485,830	12/31/2024	T-12	87.4%	903,936
3.013	Property		1	West Palm Beach 2	12/31/2025	T-12	1,277,602	711,353	566,250	12/31/2024	T-12	89.8%	1,387,446
3.014	Property		1	Acworth	12/31/2025	T-12	659,202	259,384	399,818	12/31/2024	T-12	89.0%	655,833
3.015	Property		1	Smyrna	12/31/2025	T-12	536,596	218,431	318,166	12/31/2024	T-12	85.9%	550,122
3.016	Property		1	Gonzales	12/31/2025	T-12	464,664	189,441	275,222	12/31/2024	T-12	82.0%	476,048
4	Loan	30, 31, 32	1	SoHo Centrale	12/31/2025	T-12	9,913,909	2,069,857	7,844,052	12/31/2024	T-12	96.0%	9,453,628
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	12/31/2025	T-12	18,792,510	7,564,539	11,227,972	12/31/2024	T-12	95.0%	19,646,028
6	Loan	43, 44, 45	1	University Park	12/31/2025	T-12	8,358,298	3,775,422	4,582,876	12/31/2024	T-12	78.3%	10,027,472
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	92.5%	3,304,831
7.001	Property		1	444 West 48th Street	12/31/2025	T-12	916,281	296,252	620,029	12/31/2024	T-12	89.2%	1,055,723
7.002	Property		1	200 West 96th Street	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	90.5%	861,698
7.003	Property		1	753 9th Avenue	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	96.3%	797,114
7.004	Property		1	501 1/2 East 83rd Street	12/31/2025	T-12	282,976	159,219	123,757	12/31/2024	T-12	97.0%	590,296
8	Loan	9, 50, 51	1	20 West 47th Street	12/31/2025	T-12	11,210,453	4,238,978	6,971,475	12/31/2024	T-12	97.0%	12,307,710
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	12/31/2025	T-12	16,910,998	8,570,835	8,340,163	12/31/2024	T-12	84.5%	18,061,992
10	Loan	61	1	Holiday Inn Hasbrouck Heights	12/31/2025	T-12	9,347,930	6,914,217	2,433,713	12/31/2024	T-12	69.6%	9,610,990
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	86.1%	2,945,553
12	Loan	71, 72, 73	1	2461 East 17th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	2,039,786
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	100.0%	18,143,783
14	Loan	9, 80, 81	1	Westroads Mall	12/31/2025	T-12	20,316,856	6,624,119	13,692,737	12/31/2024	T-12	89.4%	19,830,446
15	Loan	82, 83	1	Marriott Cincinnati Northeast	12/31/2025	T-12	11,385,740	8,480,061	2,905,679	12/31/2024	T-12	43.8%	10,950,524
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	2,456,796
16.001	Property		1	437 East 12th Street	6/30/2026	T-12	NAV	NAV	NAV	NAV	NAV	97.0%	1,903,112
16.002	Property		1	435 East 9th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	553,684
17	Loan	89	1	Lake James	12/31/2025	T-12	2,172,702	899,564	1,273,138	12/31/2024	T-12	93.0%	2,438,853
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	10,854,853
19	Loan	9, 94, 95	1	Mall at Prince George's	12/31/2025	T-12	22,240,831	9,209,267	13,031,564	12/31/2024	T-12	96.7%	24,187,028
20	Loan		1	Rise Lakeview	12/31/2024	T-12	1,666,477	750,978	915,499	12/31/2023	T-12	92.1%	1,827,009
21	Loan	96, 97	2	Miami Ironside District II	12/31/2025	T-12	1,331,102	335,377	995,725	12/31/2024	T-12	95.4%	1,544,676
21.001	Property		1	7390, 7410, & 7500 NE 4th Court	12/31/2025	T-12	811,574	221,504	590,070	12/31/2024	T-12	95.3%	915,027
21.002	Property		1	345 NE 80th Street	12/31/2025	T-12	519,528	113,873	405,655	12/31/2024	T-12	95.5%	629,649
22	Loan	98	1	2270 Frederick Douglass Boulevard	12/31/2025	T-12	1,734,491	494,981	1,239,510	12/31/2024	T-12	95.0%	1,909,404
23	Loan	99, 100	1	Ashley Plaza	12/31/2025	T-12	1,655,650	304,835	1,350,815	12/31/2024	T-12	95.0%	1,849,694
24	Loan	101, 102	1	Lake Hickory	12/31/2025	T-12	939,724	400,785	538,939	12/31/2024	T-12	100.0%	1,325,858
25	Loan		1	Staybridge Suites - Pecos, TX	12/31/2025	T-12	4,116,606	2,310,165	1,806,441	12/31/2024	T-12	80.9%	4,721,329
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	12/31/2025	T-12	1,414,325	411,564	1,002,761	12/31/2024	T-12	95.8%	1,393,142
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	12/31/2025	T-12	14,893,329	4,126,846	10,766,483	12/31/2024	T-12	97.0%	13,344,353
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,356,675
29	Loan	113, 114	1	Evergreen Medical Office	12/31/2025	T-12	1,559,707	870,056	689,650	12/31/2024	T-12	82.9%	1,698,797
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	12/31/2024	T-12	6,870,119	3,216,170	3,653,949	12/31/2023	T-12	84.9%	12,365,401
31	Loan		1	My Garage Self Storage	12/31/2025	T-12	858,837	361,716	497,121	12/31/2024	T-12	91.7%	1,058,155
32	Loan	122, 123	4	Kayyem Retail Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	729,458
32.001	Property		1	CVS - Montevallo	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
32.002	Property		1	Giant Eagle - Punxsutawney	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
32.003	Property		1	Dollar Tree - Lebanon	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
32.004	Property		1	Dollar Tree - West Allis	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
33	Loan	124	1	Country View Farms MHC	12/31/2025	T-12	604,922	265,042	339,880	12/31/2024	T-12	85.5%	854,834
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	23,631,824
35	Loan	132	1	Country Living MHC	12/31/2025	T-12	433,428	216,194	217,234	12/31/2024	T-12	91.1%	675,936
36	Loan		1	Oakwood MHC	12/31/2025	T-12	492,849	305,261	187,588	12/31/2024	T-12	86.7%	655,344
37	Loan	133	1	Maple Lawn Villages MHC	12/31/2025	T-12	467,119	229,658	237,461	12/31/2024	T-12	85.9%	657,043
38	Loan	134, 135	3	Evoke MHC 3 Pack	NAV	NAV	NAV	NAV	NAV	NAV	NAV	91.3%	560,795
38.001	Property		1	Aztec MHC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	268,552
38.002	Property		1	Sycamore Court	NAV	NAV	NAV	NAV	NAV	NAV	NAV	89.6%	167,458
38.003	Property		1	Elkhorn MHC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	84.7%	124,785
39	Loan	136, 137	1	359 West 39th Street	12/31/2025	T-12	412,173	111,381	300,792	12/31/2024	T-12	98.6%	495,738
40	Loan	138	1	1820 Loring Place	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,141,368
41	Loan	139	1	Greentown Estates MHC	12/31/2025	T-12	365,928	262,212	103,716	12/31/2024	T-12	89.1%	531,420
42	Loan		1	Modern Estates MHC	12/31/2025	T-12	568,025	442,835	125,190	12/31/2024	T-12	68.3%	891,246
43	Loan		1	Evoke MHC Ohio	12/31/2025	T-12	249,599	77,221	172,378	12/31/2024	T-12	91.9%	321,060

A-1-7

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)
										4	4
1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	17,131,277	25,381,577	123,866	713,213	24,544,498	2.73	2.64	18.1%	17.5%
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	69,206,321	26,612,883	3,832,768	0	22,780,115	2.74	2.35	19.7%	16.9%
2.001	Property		1	Old Edwards Inn	30,157,701	12,492,733	1,706,017	0	10,786,716
2.002	Property		1	Old Edwards Reserve at Lake Keowee	18,417,291	5,232,227	945,981	0	4,286,247
2.003	Property		1	Old Edwards Club	6,218,900	4,496,076	428,599	0	4,067,477
2.004	Property		1	200 Main	2,494,150	1,997,000	179,646	0	1,817,354
2.005	Property		1	Rivet House	5,212,188	1,522,778	269,399	0	1,253,379
2.006	Property		1	Half Mile Farm	3,948,573	453,876	176,098	0	277,778
2.007	Property		1	GlenCove Club	2,757,519	418,192	127,028	0	291,163
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	6,560,445	11,285,032	166,599	0	11,118,433	1.57	1.54	9.5%	9.3%
3.001	Property		1	New Iberia	466,065	1,149,075	12,988	0	1,136,087
3.002	Property		1	Ponte Vedra	596,197	1,123,758	8,308	0	1,115,450
3.003	Property		1	Hastings-on-Hudson	572,920	1,013,670	6,478	0	1,007,192
3.004	Property		1	Roseville	455,905	902,099	17,679	0	884,420
3.005	Property		1	Neptune	490,985	797,315	26,982	0	770,332
3.006	Property		1	Spring	471,532	775,580	8,642	0	766,938
3.007	Property		1	Gainesville	409,387	678,458	10,548	0	667,910
3.008	Property		1	Hudson Oaks	375,841	638,909	7,506	0	631,402
3.009	Property		1	Marble Falls 2	274,454	663,554	6,571	0	656,983
3.010	Property		1	Mulberry	529,655	620,237	11,702	0	608,535
3.011	Property		1	Marble Falls 1	246,959	619,539	10,578	0	608,961
3.012	Property		1	Sewickley	248,475	655,461	7,186	0	648,275
3.013	Property		1	West Palm Beach 2	715,351	672,095	12,457	0	659,638
3.014	Property		1	Acworth	292,311	363,521	7,995	0	355,526
3.015	Property		1	Smyrna	210,401	339,721	5,747	0	333,974
3.016	Property		1	Gonzales	204,007	272,041	5,233	0	266,808
4	Loan	30, 31, 32	1	SoHo Centrale	2,444,070	7,009,558	7,125	73,122	6,929,311	1.83	1.81	12.6%	12.5%
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	7,332,032	12,313,996	96,329	732,103	11,485,563	2.18	2.03	17.2%	16.0%
6	Loan	43, 44, 45	1	University Park	3,978,208	6,049,264	77,781	583,361	5,388,122	1.84	1.64	13.0%	11.6%
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	1,197,434	2,107,397	19,012	28,112	2,060,273	1.24	1.21	8.6%	8.4%
7.001	Property		1	444 West 48th Street	385,656	670,067	7,500	0	662,567
7.002	Property		1	200 West 96th Street	302,410	559,287	4,137	17,403	537,747
7.003	Property		1	753 9th Avenue	325,911	471,204	3,437	8,109	459,658
7.004	Property		1	501 1/2 East 83rd Street	183,457	406,839	3,938	2,601	400,301
8	Loan	9, 50, 51	1	20 West 47th Street	4,575,961	7,731,749	27,816	372,900	7,331,033	1.37	1.30	11.1%	10.5%
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	8,700,515	9,361,476	141,006	1,800,000	7,420,470	1.95	1.55	17.1%	13.5%
10	Loan	61	1	Holiday Inn Hasbrouck Heights	6,830,524	2,780,466	384,440	0	2,396,026	1.73	1.49	14.6%	12.6%
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	728,892	2,216,661	28,670	145,065	2,042,927	1.71	1.57	11.7%	10.8%
12	Loan	71, 72, 73	1	2461 East 17th Street	285,143	1,754,643	6,142	17,492	1,731,009	1.32	1.30	9.5%	9.4%
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	7,192,989	10,950,793	92,039	0	10,858,754	1.39	1.38	11.5%	11.4%
14	Loan	9, 80, 81	1	Westroads Mall	6,582,779	13,247,667	107,608	807,060	12,332,999	2.36	2.20	19.8%	18.5%
15	Loan	82, 83	1	Marriott Cincinnati Northeast	7,798,292	3,152,232	438,021	0	2,714,211	2.22	1.91	17.6%	15.1%
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street	705,002	1,751,794	12,700	0	1,739,094	1.54	1.53	10.0%	9.9%
16.001	Property		1	437 East 12th Street	474,887	1,428,225	9,300	0	1,418,925
16.002	Property		1	435 East 9th Street	230,115	323,570	3,400	0	320,170
17	Loan	89	1	Lake James	797,035	1,641,818	22,424	0	1,619,394	1.42	1.40	10.3%	10.1%
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	1,844,942	9,009,911	61,866	1,150	8,946,895	2.12	2.11	13.9%	13.8%
19	Loan	9, 94, 95	1	Mall at Prince George's	9,019,292	15,167,736	178,056	890,278	14,099,402	1.83	1.70	15.2%	14.2%
20	Loan		1	Rise Lakeview	681,639	1,145,370	13,500	22,607	1,109,263	1.25	1.21	8.4%	8.1%
21	Loan	96, 97	2	Miami Ironside District II	340,147	1,204,529	8,482	0	1,196,046	1.31	1.30	9.4%	9.4%
21.001	Property		1	7390, 7410, & 7500 NE 4th Court	211,682	703,345	5,586	0	697,759
21.002	Property		1	345 NE 80th Street	128,465	501,184	2,896	0	498,287
22	Loan	98	1	2270 Frederick Douglass Boulevard	792,778	1,116,626	10,528	2,780	1,103,318	1.28	1.26	8.8%	8.7%
23	Loan	99, 100	1	Ashley Plaza	468,111	1,381,583	24,578	163,856	1,193,148	1.62	1.40	11.9%	10.3%
24	Loan	101, 102	1	Lake Hickory	312,374	1,013,484	9,550	0	1,003,934	1.39	1.38	9.4%	9.3%
25	Loan		1	Staybridge Suites - Pecos, TX	2,541,538	2,179,791	188,853	0	1,990,938	2.39	2.18	21.4%	19.5%
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	546,545	846,596	7,858	0	838,739	1.22	1.21	8.9%	8.9%
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	3,911,676	9,432,677	75,680	0	9,356,997	1.53	1.51	10.8%	10.8%
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	398,509	958,165	14,303	35,759	908,103	1.78	1.69	12.8%	12.1%
29	Loan	113, 114	1	Evergreen Medical Office	786,086	912,712	13,601	66,608	832,503	1.55	1.42	12.7%	11.6%
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	3,316,430	9,048,970	40,508	161,928	8,846,535	1.61	1.57	11.3%	11.1%
31	Loan		1	My Garage Self Storage	384,695	673,460	7,170	0	666,290	1.41	1.39	9.7%	9.6%
32	Loan	122, 123	4	Kayyem Retail Portfolio	26,447	703,012	7,752	23,126	672,134	1.39	1.33	10.5%	10.0%
32.001	Property		1	CVS - Montevallo	NAV	NAV	NAV	NAV	NAV
32.002	Property		1	Giant Eagle - Punxsutawney	NAV	NAV	NAV	NAV	NAV
32.003	Property		1	Dollar Tree - Lebanon	NAV	NAV	NAV	NAV	NAV
32.004	Property		1	Dollar Tree - West Allis	NAV	NAV	NAV	NAV	NAV
33	Loan	124	1	Country View Farms MHC	234,620	620,214	7,400	0	612,814	1.70	1.68	10.6%	10.5%
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	10,232,580	13,399,244	159,327	0	13,239,918	1.30	1.28	8.9%	8.8%
35	Loan	132	1	Country Living MHC	254,885	421,051	5,000	0	416,051	1.42	1.41	8.9%	8.8%
36	Loan		1	Oakwood MHC	260,719	394,625	5,500	0	389,125	1.40	1.38	8.7%	8.6%
37	Loan	133	1	Maple Lawn Villages MHC	239,394	417,649	5,450	0	412,199	1.53	1.51	9.5%	9.4%
38	Loan	134, 135	3	Evoke MHC 3 Pack	181,389	379,406	5,400	0	374,006	1.35	1.33	9.4%	9.3%
38.001	Property		1	Aztec MHC	96,102	172,450	2,400	0	170,050
38.002	Property		1	Sycamore Court	59,032	108,425	1,600	0	106,825
38.003	Property		1	Elkhorn MHC	26,254	98,531	1,400	0	97,131
39	Loan	136, 137	1	359 West 39th Street	127,990	367,749	1,060	1,473	365,216	1.31	1.30	9.2%	9.1%
40	Loan	138	1	1820 Loring Place	651,502	489,866	18,250	0	471,616	2.23	2.14	16.1%	15.5%
41	Loan	139	1	Greentown Estates MHC	227,148	304,272	4,050	0	300,222	1.61	1.59	10.1%	10.0%
42	Loan		1	Modern Estates MHC	548,158	343,088	9,300	0	333,788	1.98	1.92	12.3%	12.0%
43	Loan		1	Evoke MHC Ohio	93,113	227,947	2,550	0	225,397	1.37	1.36	9.7%	9.6%

A-1-8

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
										5
1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	289,600,000	As Is	6/26/2026	48.3%	48.3%	84.3%	8/16/2026	No	NBC News Channel
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	277,000,000	As Portfolio	5/27/2026	48.7%	48.7%	75.0%
2.001	Property		1	Old Edwards Inn	143,862,140	As Is	5/15/2026			80.9%	5/31/2026	NAP	NAP
2.002	Property		1	Old Edwards Reserve at Lake Keowee	56,700,000	As Is	5/27/2026			NAP	NAP	NAP	NAP
2.003	Property		1	Old Edwards Club	31,267,440	As Is	5/15/2026			NAP	NAP	NAP	NAP
2.004	Property		1	200 Main	21,366,390	As Is	5/15/2026			62.2%	5/31/2026	NAP	NAP
2.005	Property		1	Rivet House	18,200,000	As Is	5/27/2026			40.2%	5/31/2026	NAP	NAP
2.006	Property		1	Half Mile Farm	3,265,800	As Is	5/15/2026			74.8%	5/31/2026	NAP	NAP
2.007	Property		1	GlenCove Club	2,238,230	As Is	5/15/2026			NAP	NAP	NAP	NAP
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	190,410,000	As Is	Various	62.7%	62.7%	88.1%
3.001	Property		1	New Iberia	18,500,000	As Is	4/15/2026			88.9%	7/27/2026	NAP	NAP
3.002	Property		1	Ponte Vedra	18,140,000	As Is	6/4/2026			84.9%	7/6/2026	NAP	NAP
3.003	Property		1	Hastings-on-Hudson	17,400,000	As Is	4/14/2026			89.9%	7/6/2026	NAP	NAP
3.004	Property		1	Roseville	17,200,000	As Is	6/4/2026			87.0%	7/6/2026	NAP	NAP
3.005	Property		1	Neptune	13,300,000	As Is	6/4/2026			84.1%	7/6/2026	NAP	NAP
3.006	Property		1	Spring	12,340,000	As Is	6/8/2026			89.5%	7/6/2026	NAP	NAP
3.007	Property		1	Gainesville	11,350,000	As Is	4/7/2026			92.3%	7/6/2026	NAP	NAP
3.008	Property		1	Hudson Oaks	11,200,000	As Is	4/15/2026			94.5%	7/6/2026	NAP	NAP
3.009	Property		1	Marble Falls 2	10,500,000	As Is	4/15/2026			96.0%	5/30/2026	NAP	NAP
3.010	Property		1	Mulberry	13,500,000	As Is	3/25/2026			76.8%	7/6/2026	NAP	NAP
3.011	Property		1	Marble Falls 1	12,000,000	As Is	4/15/2026			91.6%	5/30/2026	NAP	NAP
3.012	Property		1	Sewickley	9,770,000	As Is	6/4/2026			87.4%	7/6/2026	NAP	NAP
3.013	Property		1	West Palm Beach 2	9,300,000	As Is	6/4/2026			89.8%	7/6/2026	NAP	NAP
3.014	Property		1	Acworth	6,030,000	As Is	6/4/2026			89.0%	7/6/2026	NAP	NAP
3.015	Property		1	Smyrna	5,580,000	As Is	6/4/2026			85.9%	7/6/2026	NAP	NAP
3.016	Property		1	Gonzales	4,300,000	As Is	4/15/2026			82.0%	7/27/2026	NAP	NAP
4	Loan	30, 31, 32	1	SoHo Centrale	156,000,000	As Is	10/1/2026	35.6%	35.6%	100.0%	10/1/2026	No	Tiffany
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	106,300,000	As Is	2/27/2026	67.4%	64.0%	98.4%	5/4/2026	No	Barnes & Noble Booksellers
6	Loan	43, 44, 45	1	University Park	80,000,000	As Is	5/18/2026	58.1%	58.1%	78.4%	6/2/2026	No	US Government SSA
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	34,100,000	As Is	7/27/2026	71.8%	71.8%	93.3%
7.001	Property		1	444 West 48th Street	12,100,000	As Is	7/27/2026			90.0%	9/1/2026	NAP	NAP
7.002	Property		1	200 West 96th Street	7,800,000	As Is	7/27/2026			87.5%	9/1/2026	No	96 Street Pizza Corp
7.003	Property		1	753 9th Avenue	7,100,000	As Is	7/27/2026			100.0%	9/1/2026	Yes	Oxido Corp.
7.004	Property		1	501 1/2 East 83rd Street	7,100,000	As Is	7/27/2026			100.0%	9/1/2026	NAP	NAP
8	Loan	9, 50, 51	1	20 West 47th Street	114,000,000	As Is	6/15/2026	61.2%	58.2%	100.0%	7/1/2026	No	R.E.L. International Inc.
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	104,400,000	As Is	7/1/2026	52.5%	48.5%	85.1%	7/1/2026	No	Philadelphia Works, Inc.
10	Loan	61	1	Holiday Inn Hasbrouck Heights	34,500,000	As Is	8/6/2026	55.1%	55.1%	69.6%	9/30/2026	NAP	NAP
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	28,000,000	As Is	7/16/2026	67.5%	67.5%	89.6%	8/28/2026	No	Academy Sports + Outdoors
12	Loan	71, 72, 73	1	2461 East 17th Street	27,100,000	As Is	7/30/2026	68.3%	68.3%	100.0%	7/31/2026	No	USPS
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	160,000,000	As Is	7/1/2026	59.4%	59.4%	100.0%	6/30/2026	No	CUNY Laguardia Community College
14	Loan	9, 80, 81	1	Westroads Mall	125,800,000	As Is	12/12/2025	53.1%	50.7%	94.0%	4/30/2026	No	Dick's Sporting Goods
15	Loan	82, 83	1	Marriott Cincinnati Northeast	30,000,000	As Is	4/29/2026	59.8%	56.8%	43.8%	6/30/2026	NAP	NAP
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street	31,100,000	As Is	5/28/2026	56.3%	56.3%	100.0%
16.001	Property		1	437 East 12th Street	25,500,000	As Is	5/28/2026			100.0%	7/17/2026	NAP	NAP
16.002	Property		1	435 East 9th Street	5,600,000	As Is	5/28/2026			100.0%	7/17/2026	NAP	NAP
17	Loan	89	1	Lake James	24,300,000	As Is	8/11/2026	65.8%	65.8%	90.6%	8/26/2026	NAP	NAP
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	122,800,000	As Is	6/16/2026	52.9%	52.9%	99.6%	8/31/2026	NAP	NAP
19	Loan	9, 94, 95	1	Mall at Prince George's	176,300,000	As Is	11/5/2025	56.5%	54.0%	98.7%	1/31/2026	No	Macy's
20	Loan		1	Rise Lakeview	19,900,000	As Is	3/16/2026	68.8%	68.8%	92.6%	4/29/2026	NAP	NAP
21	Loan	96, 97	2	Miami Ironside District II	19,700,000	As Is	5/22/2026	64.7%	64.7%	100.0%
21.001	Property		1	7390, 7410, & 7500 NE 4th Court	11,800,000	As Is	5/22/2026			100.0%	8/20/2026	No	Lang-Schwander
21.002	Property		1	345 NE 80th Street	7,900,000	As Is	5/22/2026			100.0%	8/20/2026	No	Roots & Roots Corporation
22	Loan	98	1	2270 Frederick Douglass Boulevard	20,700,000	As Is	3/31/2026	61.4%	61.4%	97.6%	6/1/2026	NAP	NAP
23	Loan	99, 100	1	Ashley Plaza	16,700,000	As Is	4/23/2026	69.6%	69.6%	99.0%	7/14/2026	No	Hobby Lobby
24	Loan	101, 102	1	Lake Hickory	15,600,000	As Is	8/11/2026	69.2%	69.2%	92.7%	3/18/2026	NAP	NAP
25	Loan		1	Staybridge Suites - Pecos, TX	17,500,000	As Is	7/2/2026	58.3%	53.9%	80.9%	8/31/2026	NAP	NAP
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	16,240,000	As Is	9/21/2026	58.3%	58.3%	86.3%	8/31/2026	NAP	NAP
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	155,000,000	As Is	1/6/2026	56.1%	56.1%	100.0%	10/6/2026	Yes	HP, Inc.
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	13,370,000	As Is	7/7/2026	56.1%	56.1%	100.0%	10/6/2026	Yes	Blue Origin Manufacturing, LLC
29	Loan	113, 114	1	Evergreen Medical Office	10,500,000	As Is	7/16/2026	68.6%	68.6%	82.9%	10/1/2026	No	Mindful Spaces, LLC
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	132,500,000	As Stabilized	1/14/2027	60.4%	60.4%	81.9%	2/11/2025	No	Electronic Arts
31	Loan		1	My Garage Self Storage	11,120,000	As Is	6/11/2026	62.7%	62.7%	97.1%	7/31/2026	NAP	NAP
32	Loan	122, 123	4	Kayyem Retail Portfolio	9,290,000	As Is	Various	72.1%	72.1%	100.0%
32.001	Property		1	CVS - Montevallo	2,900,000	As Is	8/25/2026			100.0%	11/6/2026	Yes	CVS
32.002	Property		1	Giant Eagle - Punxsutawney	2,500,000	As Is	8/13/2026			100.0%	11/6/2026	Yes	Giant Eagle
32.003	Property		1	Dollar Tree - Lebanon	2,150,000	As Is	8/13/2026			100.0%	11/6/2026	Yes	Dollar Tree
32.004	Property		1	Dollar Tree - West Allis	1,740,000	As Is	8/8/2026			100.0%	11/6/2026	Yes	Dollar Tree
33	Loan	124	1	Country View Farms MHC	9,400,000	As Is	6/15/2026	62.1%	62.1%	85.1%	8/4/2026	NAP	NAP
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	231,700,000	As Is	12/17/2025	64.7%	64.7%	100.0%	10/6/2026	Yes	Dow Chemical Company
35	Loan	132	1	Country Living MHC	6,700,000	As Is	6/15/2026	70.7%	70.7%	90.0%	8/4/2026	NAP	NAP
36	Loan		1	Oakwood MHC	6,500,000	As Is	6/15/2026	69.6%	69.6%	85.5%	8/4/2026	NAP	NAP
37	Loan	133	1	Maple Lawn Villages MHC	6,500,000	As Is	6/15/2026	67.3%	67.3%	86.2%	8/4/2026	NAP	NAP
38	Loan	134, 135	3	Evoke MHC 3 Pack	6,960,000	As Portfolio	8/24/2026	57.8%	57.8%	92.6%
38.001	Property		1	Aztec MHC	3,000,000	As Is	8/24/2026			97.9%	9/25/2026	NAP	NAP
38.002	Property		1	Sycamore Court	1,900,000	As Is	9/25/2026			90.6%	9/25/2026	NAP	NAP
38.003	Property		1	Elkhorn MHC	1,940,000	As Is	9/25/2026			85.7%	9/25/2026	NAP	NAP
39	Loan	136, 137	1	359 West 39th Street	6,400,000	As Is	6/16/2026	62.5%	62.5%	100.0%	9/1/2026	No	Taqueria Dianna
40	Loan	138	1	1820 Loring Place	5,200,000	As Is	6/18/2026	58.6%	58.6%	100.0%	8/4/2026	NAP	NAP
41	Loan	139	1	Greentown Estates MHC	4,600,000	As Is	6/15/2026	65.6%	65.6%	88.9%	8/4/2026	NAP	NAP
42	Loan		1	Modern Estates MHC	4,600,000	As Is	6/15/2026	60.4%	60.4%	68.3%	8/4/2026	NAP	NAP
43	Loan		1	Evoke MHC Ohio	3,600,000	As Is	6/17/2026	65.0%	65.0%	100.0%	8/20/2026	NAP	NAP
A-1-9

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
							6				6
1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	86,210	13.9%	1/31/2029	Fox News, Inc.	51,870	8.4%	6/30/2030
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio
2.001	Property		1	Old Edwards Inn	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.002	Property		1	Old Edwards Reserve at Lake Keowee	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.003	Property		1	Old Edwards Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.004	Property		1	200 Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.005	Property		1	Rivet House	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.006	Property		1	Half Mile Farm	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.007	Property		1	GlenCove Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0
3.001	Property		1	New Iberia	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.002	Property		1	Ponte Vedra	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.003	Property		1	Hastings-on-Hudson	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.004	Property		1	Roseville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.005	Property		1	Neptune	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.006	Property		1	Spring	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.007	Property		1	Gainesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.008	Property		1	Hudson Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.009	Property		1	Marble Falls 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.010	Property		1	Mulberry	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.011	Property		1	Marble Falls 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.012	Property		1	Sewickley	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.013	Property		1	West Palm Beach 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.014	Property		1	Acworth	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.015	Property		1	Smyrna	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.016	Property		1	Gonzales	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	30, 31, 32	1	SoHo Centrale	10,700	30.0%	1/31/2029	Ray Ban	7,426	20.8%	6/30/2031
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	29,743	7.7%	1/31/2029	H&M	23,231	6.0%	1/31/2028
6	Loan	43, 44, 45	1	University Park	27,728	7.1%	3/31/2034	Ardurra	23,733	6.1%	10/31/2032
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio
7.001	Property		1	444 West 48th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.002	Property		1	200 West 96th Street	1,100	50.0%	8/31/2028	Pragi Inc.	367	16.7%	4/30/2028
7.003	Property		1	753 9th Avenue	2,150	100.0%	2/29/2028	NAP	NAP	NAP	NAP
7.004	Property		1	501 1/2 East 83rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	9, 50, 51	1	20 West 47th Street	5,290	3.8%	5/31/2028	NYC Luxury Inc	4,706	3.4%	9/30/2029
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	75,731	10.7%	12/31/2030	United States Government	53,297	7.6%	8/31/2035
10	Loan	61	1	Holiday Inn Hasbrouck Heights	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	45,182	23.6%	3/31/2035	Michaels	21,574	11.3%	2/28/2032
12	Loan	71, 72, 73	1	2461 East 17th Street	20,767	67.6%	5/14/2040	MB Stores of Brooklyn LLC	9,944	32.4%	1/31/2037
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	212,341	48.5%	10/31/2035	NYC School Construction Authority	121,809	27.8%	4/30/2030
14	Loan	9, 80, 81	1	Westroads Mall	84,000	15.6%	1/31/2029	AMC Westroads	73,252	13.6%	11/30/2028
15	Loan	82, 83	1	Marriott Cincinnati Northeast	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street
16.001	Property		1	437 East 12th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.002	Property		1	435 East 9th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	89	1	Lake James	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	9, 94, 95	1	Mall at Prince George's	195,655	22.0%	10/31/2028	Target	141,798	15.9%	1/31/2029
20	Loan		1	Rise Lakeview	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	96, 97	2	Miami Ironside District II
21.001	Property		1	7390, 7410, & 7500 NE 4th Court	4,200	19.6%	12/31/2031	Rolling Loud LLC	3,160	14.8%	12/31/2028
21.002	Property		1	345 NE 80th Street	3,000	19.6%	6/30/2028	Shade and Sounds LLC	2,800	18.3%	5/31/2028
22	Loan	98	1	2270 Frederick Douglass Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	99, 100	1	Ashley Plaza	50,000	30.5%	3/31/2029	Harbor Freight Tools	21,416	13.1%	2/28/2034
24	Loan	101, 102	1	Lake Hickory	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Staybridge Suites - Pecos, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	378,402	100.0%	7/31/2040	NAP	NAP	NAP	NAP
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	71,517	100.0%	1/31/2036	NAP	NAP	NAP	NAP
29	Loan	113, 114	1	Evergreen Medical Office	5,933	10.9%	1/31/2031	Clear Mind Full Heart, LLC	5,200	9.6%	2/28/2030
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	93,193	57.5%	12/31/2035	Continental Development	28,388	17.5%	3/31/2036
31	Loan		1	My Garage Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	122, 123	4	Kayyem Retail Portfolio
32.001	Property		1	CVS - Montevallo	10,055	100.0%	1/31/2031	NAP	NAP	NAP	NAP
32.002	Property		1	Giant Eagle - Punxsutawney	13,824	100.0%	1/31/2036	NAP	NAP	NAP	NAP
32.003	Property		1	Dollar Tree - Lebanon	13,813	100.0%	6/30/2036	NAP	NAP	NAP	NAP
32.004	Property		1	Dollar Tree - West Allis	13,986	100.0%	8/31/2030	NAP	NAP	NAP	NAP
33	Loan	124	1	Country View Farms MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	796,633	100.0%	12/31/2035	NAP	NAP	NAP	NAP
35	Loan	132	1	Country Living MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Oakwood MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	133	1	Maple Lawn Villages MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	134, 135	3	Evoke MHC 3 Pack
38.001	Property		1	Aztec MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.002	Property		1	Sycamore Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.003	Property		1	Elkhorn MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	136, 137	1	359 West 39th Street	1,200	77.4%	7/31/2036	Otani Inc	350	22.6%	3/31/2032
40	Loan	138	1	1820 Loring Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	139	1	Greentown Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Modern Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan		1	Evoke MHC Ohio	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-10

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA
								6
1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	C-SPAN	51,638	8.3%	10/31/2034	American Gas Association	31,167	5.0%
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio
2.001	Property		1	Old Edwards Inn	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.002	Property		1	Old Edwards Reserve at Lake Keowee	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.003	Property		1	Old Edwards Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.004	Property		1	200 Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.005	Property		1	Rivet House	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.006	Property		1	Half Mile Farm	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.007	Property		1	GlenCove Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0
3.001	Property		1	New Iberia	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.002	Property		1	Ponte Vedra	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.003	Property		1	Hastings-on-Hudson	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.004	Property		1	Roseville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.005	Property		1	Neptune	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.006	Property		1	Spring	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.007	Property		1	Gainesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.008	Property		1	Hudson Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.009	Property		1	Marble Falls 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.010	Property		1	Mulberry	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.011	Property		1	Marble Falls 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.012	Property		1	Sewickley	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.013	Property		1	West Palm Beach 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.014	Property		1	Acworth	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.015	Property		1	Smyrna	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.016	Property		1	Gonzales	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	30, 31, 32	1	SoHo Centrale	Fendi	6,000	16.8%	4/30/2039	Salvatori NY	5,000	14.0%
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	Rodizio Grill	11,284	2.9%	12/31/2035	Shoe Department/Encore	11,096	2.9%
6	Loan	43, 44, 45	1	University Park	Apple	21,933	5.6%	9/30/2030	Regus	14,898	3.8%
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio
7.001	Property		1	444 West 48th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.002	Property		1	200 West 96th Street	Diamond Rush Jewelry Inc	367	16.7%	8/31/2031	The Color Room Hair Salon, Inc.	367	16.7%
7.003	Property		1	753 9th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.004	Property		1	501 1/2 East 83rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	9, 50, 51	1	20 West 47th Street	Sparkle Gems, Inc.	3,835	2.8%	12/31/2028	Eliantte Group Inc.	3,600	2.6%
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	City of Philadelphia	50,000	7.1%	2/12/2041	Olin Partnership Ltd	24,629	3.5%
10	Loan	61	1	Holiday Inn Hasbrouck Heights	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	Burlington	18,500	9.7%	2/29/2036	Books-A-Million	15,500	8.1%
12	Loan	71, 72, 73	1	2461 East 17th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	NYC Board of Education	103,382	23.6%	2/18/2029	NAP	NAP	NAP
14	Loan	9, 80, 81	1	Westroads Mall	Toys R Us	30,796	5.7%	1/31/2032	The Container Store	25,604	4.8%
15	Loan	82, 83	1	Marriott Cincinnati Northeast	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street
16.001	Property		1	437 East 12th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.002	Property		1	435 East 9th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	89	1	Lake James	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	9, 94, 95	1	Mall at Prince George's	CubeSmart	90,830	10.2%	4/30/2052	Primark	44,109	5.0%
20	Loan		1	Rise Lakeview	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	96, 97	2	Miami Ironside District II
21.001	Property		1	7390, 7410, & 7500 NE 4th Court	404 Studios LLC	3,100	14.5%	12/31/2027	Arvel Hair LLC	2,055	9.6%
21.002	Property		1	345 NE 80th Street	Capture Events	1,750	11.4%	7/31/2027	TIGHEMI LLC	1,750	11.4%
22	Loan	98	1	2270 Frederick Douglass Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	99, 100	1	Ashley Plaza	Planet Fitness	20,131	12.3%	4/30/2030	Ashley HomeStore	17,920	10.9%
24	Loan	101, 102	1	Lake Hickory	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Staybridge Suites - Pecos, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	113, 114	1	Evergreen Medical Office	Rowi Pasadena, Inc.	4,421	8.1%	2/29/2028	Morlin Asset Management	4,202	7.7%
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	Association of Surfing Professionals, LLC (World Surf League)	11,089	6.8%	6/30/2034	NAP	NAP	NAP
31	Loan		1	My Garage Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	122, 123	4	Kayyem Retail Portfolio
32.001	Property		1	CVS - Montevallo	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.002	Property		1	Giant Eagle - Punxsutawney	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.003	Property		1	Dollar Tree - Lebanon	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.004	Property		1	Dollar Tree - West Allis	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	124	1	Country View Farms MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	132	1	Country Living MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Oakwood MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	133	1	Maple Lawn Villages MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	134, 135	3	Evoke MHC 3 Pack
38.001	Property		1	Aztec MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.002	Property		1	Sycamore Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.003	Property		1	Elkhorn MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	136, 137	1	359 West 39th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	138	1	1820 Loring Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	139	1	Greentown Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Modern Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan		1	Evoke MHC Ohio	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-11

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)
					6				6
1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	12/31/2029	Nexstar Media Group, Inc.	29,707	4.8%	6/30/2034	6/29/2026	NAP	6/29/2026	NAP	NAP
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio
2.001	Property		1	Old Edwards Inn	NAP	NAP	NAP	NAP	NAP	5/20/2026, 5/26/2026	NAP	5/19/2026, 5/28/2026	NAP	NAP
2.002	Property		1	Old Edwards Reserve at Lake Keowee	NAP	NAP	NAP	NAP	NAP	5/20/2026, 5/21/2026, 5/22/2026	NAP	5/22/2026	NAP	NAP
2.003	Property		1	Old Edwards Club	NAP	NAP	NAP	NAP	NAP	5/20/2026	NAP	5/28/2026	NAP	NAP
2.004	Property		1	200 Main	NAP	NAP	NAP	NAP	NAP	5/22/2026	NAP	5/26/2026	NAP	NAP
2.005	Property		1	Rivet House	NAP	NAP	NAP	NAP	NAP	5/20/2026	NAP	5/28/2026	NAP	NAP
2.006	Property		1	Half Mile Farm	NAP	NAP	NAP	NAP	NAP	5/20/2026	NAP	5/26/2026	NAP	NAP
2.007	Property		1	GlenCove Club	NAP	NAP	NAP	NAP	NAP	5/20/2026	NAP	5/19/2026	NAP	NAP
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0
3.001	Property		1	New Iberia	NAP	NAP	NAP	NAP	NAP	6/11/2026	NAP	4/24/2026	NAP	NAP
3.002	Property		1	Ponte Vedra	NAP	NAP	NAP	NAP	NAP	8/4/2026	NAP	6/29/2026	NAP	NAP
3.003	Property		1	Hastings-on-Hudson	NAP	NAP	NAP	NAP	NAP	4/20/2026	NAP	10/10/2025	NAP	NAP
3.004	Property		1	Roseville	NAP	NAP	NAP	NAP	NAP	8/4/2026	NAP	6/29/2026	NAP	NAP
3.005	Property		1	Neptune	NAP	NAP	NAP	NAP	NAP	8/4/2026	NAP	6/29/2026	NAP	NAP
3.006	Property		1	Spring	NAP	NAP	NAP	NAP	NAP	8/4/2026	NAP	6/29/2026	NAP	NAP
3.007	Property		1	Gainesville	NAP	NAP	NAP	NAP	NAP	5/11/2026	NAP	4/2/2026	NAP	NAP
3.008	Property		1	Hudson Oaks	NAP	NAP	NAP	NAP	NAP	5/21/2026	NAP	4/16/2026	NAP	NAP
3.009	Property		1	Marble Falls 2	NAP	NAP	NAP	NAP	NAP	5/21/2026	NAP	4/16/2026	NAP	NAP
3.010	Property		1	Mulberry	NAP	NAP	NAP	NAP	NAP	8/4/2026	NAP	1/27/2026	NAP	NAP
3.011	Property		1	Marble Falls 1	NAP	NAP	NAP	NAP	NAP	5/21/2026	NAP	4/16/2026	NAP	NAP
3.012	Property		1	Sewickley	NAP	NAP	NAP	NAP	NAP	8/4/2026	NAP	6/29/2026	NAP	NAP
3.013	Property		1	West Palm Beach 2	NAP	NAP	NAP	NAP	NAP	8/4/2026	NAP	6/29/2026	NAP	NAP
3.014	Property		1	Acworth	NAP	NAP	NAP	NAP	NAP	8/4/2026	NAP	6/29/2026	NAP	NAP
3.015	Property		1	Smyrna	NAP	NAP	NAP	NAP	NAP	8/4/2026	NAP	6/29/2026	NAP	NAP
3.016	Property		1	Gonzales	NAP	NAP	NAP	NAP	NAP	4/24/2026	NAP	4/24/2026	NAP	NAP
4	Loan	30, 31, 32	1	SoHo Centrale	10/31/2033	Herno	3,800	10.7%	3/31/2027	6/12/2026	NAP	6/12/2026	NAP	NAP
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	7/31/2029	Rose & Remington	9,844	2.6%	1/31/2031	3/24/2026	NAP	3/24/2026	NAP	NAP
6	Loan	43, 44, 45	1	University Park	12/31/2031	Zenith Insurance	11,770	3.0%	11/30/2030	5/19/2026	NAP	5/19/2026	NAP	NAP
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio
7.001	Property		1	444 West 48th Street	NAP	NAP	NAP	NAP	NAP	8/7/2026	NAP	8/7/2026	NAP	NAP
7.002	Property		1	200 West 96th Street	2/29/2032	NAP	NAP	NAP	NAP	8/7/2026	NAP	8/10/2026	NAP	NAP
7.003	Property		1	753 9th Avenue	NAP	NAP	NAP	NAP	NAP	8/6/2026	NAP	8/10/2026	NAP	NAP
7.004	Property		1	501 1/2 East 83rd Street	NAP	NAP	NAP	NAP	NAP	8/7/2026	NAP	8/7/2026	NAP	NAP
8	Loan	9, 50, 51	1	20 West 47th Street	MTM	NY Gold & Silver	3,300	2.4%	12/31/2030	6/5/2026	NAP	6/8/2026	NAP	NAP
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	6/30/2033	Bond Station House, LLC	21,763	3.1%	12/31/2033	7/9/2026	NAP	7/9/2026	NAP	NAP
10	Loan	61	1	Holiday Inn Hasbrouck Heights	NAP	NAP	NAP	NAP	NAP	8/12/2026	NAP	8/12/2026	NAP	NAP
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	1/31/2029	bealls	15,095	7.9%	MTM	7/13/2026	NAP	7/13/2026	NAP	NAP
12	Loan	71, 72, 73	1	2461 East 17th Street	NAP	NAP	NAP	NAP	NAP	8/12/2026	NAP	8/13/2026	NAP	NAP
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	NAP	NAP	NAP	NAP	NAP	7/2/2026	NAP	7/2/2026	NAP	NAP
14	Loan	9, 80, 81	1	Westroads Mall	2/29/2032	H&M	18,377	3.4%	1/31/2028	4/21/2026	NAP	4/22/2026	NAP	NAP
15	Loan	82, 83	1	Marriott Cincinnati Northeast	NAP	NAP	NAP	NAP	NAP	5/5/2026	NAP	5/7/2026	NAP	NAP
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street
16.001	Property		1	437 East 12th Street	NAP	NAP	NAP	NAP	NAP	6/12/2026	NAP	6/11/2026	NAP	NAP
16.002	Property		1	435 East 9th Street	NAP	NAP	NAP	NAP	NAP	6/12/2026	8/7/2026	6/11/2026	NAP	NAP
17	Loan	89	1	Lake James	NAP	NAP	NAP	NAP	NAP	7/6/2026	NAP	7/6/2026	NAP	NAP
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	NAP	NAP	NAP	NAP	NAP	4/1/2026	NAP	4/5/2026	NAP	NAP
19	Loan	9, 94, 95	1	Mall at Prince George's	1/31/2037	Marshalls	35,000	3.9%	1/31/2027	11/25/2025	NAP	1/23/2026	NAP	NAP
20	Loan		1	Rise Lakeview	NAP	NAP	NAP	NAP	NAP	3/19/2026	NAP	3/18/2026	NAP	NAP
21	Loan	96, 97	2	Miami Ironside District II
21.001	Property		1	7390, 7410, & 7500 NE 4th Court	1/31/2030	Sire Design	2,045	9.6%	3/31/2031	8/17/2026	NAP	6/3/2026	NAP	NAP
21.002	Property		1	345 NE 80th Street	9/30/2027	La COLOMBE Holdings Inc.	1,600	10.5%	6/30/2028	8/17/2026	NAP	6/3/2026	NAP	NAP
22	Loan	98	1	2270 Frederick Douglass Boulevard	NAP	NAP	NAP	NAP	NAP	4/6/2026	NAP	4/6/2026	NAP	NAP
23	Loan	99, 100	1	Ashley Plaza	8/31/2028	Citi Trends	14,880	9.1%	12/31/2028	3/24/2026	NAP	3/24/2026	NAP	NAP
24	Loan	101, 102	1	Lake Hickory	NAP	NAP	NAP	NAP	NAP	8/11/2026	NAP	8/11/2026	NAP	NAP
25	Loan		1	Staybridge Suites - Pecos, TX	NAP	NAP	NAP	NAP	NAP	7/8/2026	NAP	7/8/2026	NAP	NAP
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	NAP	NAP	NAP	NAP	NAP	9/29/2026	NAP	9/29/2026	9/29/2026	5%
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	NAP	NAP	NAP	NAP	NAP	11/13/2025	NAP	11/13/2025	NAP	NAP
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	NAP	NAP	NAP	NAP	NAP	7/10/2026	NAP	7/10/2026	NAP	NAP
29	Loan	113, 114	1	Evergreen Medical Office	9/15/2033	Lisa Bohacek & Nesita Kwan	3,810	7.0%	3/31/2029	7/29/2026	NAP	7/29/2026	7/29/2026	12%
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	NAP	NAP	NAP	NAP	NAP	2/6/2026	NAP	1/29/2026	1/28/2026	14%
31	Loan		1	My Garage Self Storage	NAP	NAP	NAP	NAP	NAP	6/17/2026	NAP	6/16/2026	NAP	NAP
32	Loan	122, 123	4	Kayyem Retail Portfolio
32.001	Property		1	CVS - Montevallo	NAP	NAP	NAP	NAP	NAP	8/17/2026	NAP	8/17/2026	NAP	NAP
32.002	Property		1	Giant Eagle - Punxsutawney	NAP	NAP	NAP	NAP	NAP	8/17/2026	NAP	8/17/2026	NAP	NAP
32.003	Property		1	Dollar Tree - Lebanon	NAP	NAP	NAP	NAP	NAP	8/17/2026	NAP	8/17/2026	NAP	NAP
32.004	Property		1	Dollar Tree - West Allis	NAP	NAP	NAP	NAP	NAP	8/17/2026	NAP	8/17/2026	NAP	NAP
33	Loan	124	1	Country View Farms MHC	NAP	NAP	NAP	NAP	NAP	6/24/2026	NAP	6/24/2026	NAP	NAP
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	NAP	NAP	NAP	NAP	NAP	1/13/2026	NAP	12/29/2025	NAP	NAP
35	Loan	132	1	Country Living MHC	NAP	NAP	NAP	NAP	NAP	6/24/2026	NAP	6/24/2026	NAP	NAP
36	Loan		1	Oakwood MHC	NAP	NAP	NAP	NAP	NAP	6/24/2026	NAP	6/24/2026	NAP	NAP
37	Loan	133	1	Maple Lawn Villages MHC	NAP	NAP	NAP	NAP	NAP	6/24/2026	NAP	6/24/2026	NAP	NAP
38	Loan	134, 135	3	Evoke MHC 3 Pack
38.001	Property		1	Aztec MHC	NAP	NAP	NAP	NAP	NAP	6/25/2026	NAP	6/24/2026	NAP	NAP
38.002	Property		1	Sycamore Court	NAP	NAP	NAP	NAP	NAP	6/25/2026	NAP	6/24/2026	NAP	NAP
38.003	Property		1	Elkhorn MHC	NAP	NAP	NAP	NAP	NAP	6/25/2026	NAP	6/24/2026	NAP	NAP
39	Loan	136, 137	1	359 West 39th Street	NAP	NAP	NAP	NAP	NAP	7/20/2026	NAP	6/16/2026	NAP	NAP
40	Loan	138	1	1820 Loring Place	NAP	NAP	NAP	NAP	NAP	6/24/2026	NAP	6/24/2026	NAP	NAP
41	Loan	139	1	Greentown Estates MHC	NAP	NAP	NAP	NAP	NAP	6/24/2026	NAP	6/24/2026	NAP	NAP
42	Loan		1	Modern Estates MHC	NAP	NAP	NAP	NAP	NAP	6/24/2026	NAP	6/24/2026	NAP	NAP
43	Loan		1	Evoke MHC Ohio	NAP	NAP	NAP	NAP	NAP	6/25/2026	NAP	6/24/2026	NAP	NAP

A-1-12

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio							459,258	57,407	0
2.001	Property		1	Old Edwards Inn	No	Fee	NAP	NAP	NAP	NAP
2.002	Property		1	Old Edwards Reserve at Lake Keowee	No	Fee	NAP	NAP	NAP	NAP
2.003	Property		1	Old Edwards Club	No	Fee	NAP	NAP	NAP	NAP
2.004	Property		1	200 Main	No	Fee	NAP	NAP	NAP	NAP
2.005	Property		1	Rivet House	No	Fee	NAP	NAP	NAP	NAP
2.006	Property		1	Half Mile Farm	No	Fee	NAP	NAP	NAP	NAP
2.007	Property		1	GlenCove Club	No	Fee	NAP	NAP	NAP	NAP
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0							580,361	116,072	0
3.001	Property		1	New Iberia	No	Fee	NAP	NAP	NAP	NAP
3.002	Property		1	Ponte Vedra	No	Fee	NAP	NAP	NAP	NAP
3.003	Property		1	Hastings-on-Hudson	No	Fee	NAP	NAP	NAP	NAP
3.004	Property		1	Roseville	No	Fee	NAP	NAP	NAP	NAP
3.005	Property		1	Neptune	No	Fee	NAP	NAP	NAP	NAP
3.006	Property		1	Spring	No	Fee	NAP	NAP	NAP	NAP
3.007	Property		1	Gainesville	No	Fee	NAP	NAP	NAP	NAP
3.008	Property		1	Hudson Oaks	No	Fee	NAP	NAP	NAP	NAP
3.009	Property		1	Marble Falls 2	No	Fee	NAP	NAP	NAP	NAP
3.010	Property		1	Mulberry	No	Fee	NAP	NAP	NAP	NAP
3.011	Property		1	Marble Falls 1	No	Fee	NAP	NAP	NAP	NAP
3.012	Property		1	Sewickley	No	Fee	NAP	NAP	NAP	NAP
3.013	Property		1	West Palm Beach 2	No	Fee	NAP	NAP	NAP	NAP
3.014	Property		1	Acworth	No	Fee	NAP	NAP	NAP	NAP
3.015	Property		1	Smyrna	No	Fee	NAP	NAP	NAP	NAP
3.016	Property		1	Gonzales	No	Fee	NAP	NAP	NAP	NAP
4	Loan	30, 31, 32	1	SoHo Centrale	No	Fee	NAP	NAP	NAP	NAP	880,250	151,109	86,787
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	Yes - AE	Fee	NAP	NAP	NAP	NAP	815,971	163,194	0
6	Loan	43, 44, 45	1	University Park	No	Fee	NAP	NAP	NAP	NAP	619,046	68,783	147,700
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio							396,908	66,151	21,062
7.001	Property		1	444 West 48th Street	No	Fee	NAP	NAP	NAP	NAP
7.002	Property		1	200 West 96th Street	No	Fee	NAP	NAP	NAP	NAP
7.003	Property		1	753 9th Avenue	No	Fee	NAP	NAP	NAP	NAP
7.004	Property		1	501 1/2 East 83rd Street	No	Fee	NAP	NAP	NAP	NAP
8	Loan	9, 50, 51	1	20 West 47th Street	No	Fee	NAP	NAP	NAP	NAP	455,797	227,899	0
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	No	Fee	NAP	NAP	NAP	NAP	18,177	131,397	0
10	Loan	61	1	Holiday Inn Hasbrouck Heights	No	Fee	NAP	NAP	NAP	NAP	28,133	28,133	0
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	No	Fee	NAP	NAP	NAP	NAP	185,033	23,129	0
12	Loan	71, 72, 73	1	2461 East 17th Street	No	Fee	NAP	NAP	NAP	NAP	84,044	16,809	11,755
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	No	Fee	NAP	NAP	NAP	NAP	494,592	247,296	0
14	Loan	9, 80, 81	1	Westroads Mall	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0
15	Loan	82, 83	1	Marriott Cincinnati Northeast	No	Fee	NAP	NAP	NAP	NAP	0	47,684	0
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street							114,414	38,138	11,950
16.001	Property		1	437 East 12th Street	No	Fee	NAP	NAP	NAP	NAP
16.002	Property		1	435 East 9th Street	No	Fee	NAP	NAP	NAP	NAP
17	Loan	89	1	Lake James	Yes - AE	Fee	NAP	NAP	NAP	NAP	9,162	4,581	0
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	No	Fee	NAP	NAP	NAP	NAP	14,975	3,744	169,899
19	Loan	9, 94, 95	1	Mall at Prince George's	No	Fee	NAP	NAP	NAP	NAP	710,649	568,441	0
20	Loan		1	Rise Lakeview	No	Fee	NAP	NAP	NAP	NAP	101,715	15,649	8,804
21	Loan	96, 97	2	Miami Ironside District II							55,906	6,988	0
21.001	Property		1	7390, 7410, & 7500 NE 4th Court	No	Fee	NAP	NAP	NAP	NAP
21.002	Property		1	345 NE 80th Street	No	Fee	NAP	NAP	NAP	NAP
22	Loan	98	1	2270 Frederick Douglass Boulevard	No	Fee	NAP	NAP	NAP	NAP	59,488	29,744	34,079
23	Loan	99, 100	1	Ashley Plaza	No	Fee	NAP	NAP	NAP	NAP	179,149	21,076	7,281
24	Loan	101, 102	1	Lake Hickory	No	Fee	NAP	NAP	NAP	NAP	2,140	2,140	0
25	Loan		1	Staybridge Suites - Pecos, TX	No	Fee	NAP	NAP	NAP	NAP	223,534	20,321	33,423
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	No	Fee	NAP	NAP	NAP	NAP	128,940	18,420	0
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	No	Fee	NAP	NAP	NAP	NAP	1,172,852	234,570	0
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0
29	Loan	113, 114	1	Evergreen Medical Office	No	Fee	NAP	NAP	NAP	NAP	128,102	16,013	0
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0
31	Loan		1	My Garage Self Storage	No	Fee	NAP	NAP	NAP	NAP	109,581	13,698	0
32	Loan	122, 123	4	Kayyem Retail Portfolio							35,026	8,757	12,594
32.001	Property		1	CVS - Montevallo	No	Fee	NAP	NAP	NAP	NAP
32.002	Property		1	Giant Eagle - Punxsutawney	No	Fee	NAP	NAP	NAP	NAP
32.003	Property		1	Dollar Tree - Lebanon	Yes - AE	Fee / Leasehold	7/31/2029	9, 5-year extension options	4,563	No
32.004	Property		1	Dollar Tree - West Allis	No	Fee	NAP	NAP	NAP	NAP
33	Loan	124	1	Country View Farms MHC	Yes - AE	Fee	NAP	NAP	NAP	NAP	0	858	0
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	No	Fee	NAP	NAP	NAP	NAP	417,477	71,457	169,976
35	Loan	132	1	Country Living MHC	Yes - AE	Fee	NAP	NAP	NAP	NAP	0	1,591	0
36	Loan		1	Oakwood MHC	No	Fee	NAP	NAP	NAP	NAP	0	477	0
37	Loan	133	1	Maple Lawn Villages MHC	No	Fee	NAP	NAP	NAP	NAP	0	850	0
38	Loan	134, 135	3	Evoke MHC 3 Pack							4,103	847	1,612
38.001	Property		1	Aztec MHC	No	Fee	NAP	NAP	NAP	NAP
38.002	Property		1	Sycamore Court	Yes - A	Fee	NAP	NAP	NAP	NAP
38.003	Property		1	Elkhorn MHC	Yes - AE	Fee	NAP	NAP	NAP	NAP
39	Loan	136, 137	1	359 West 39th Street	No	Fee	NAP	NAP	NAP	NAP	28,327	5,665	9,485
40	Loan	138	1	1820 Loring Place	No	Fee	NAP	NAP	NAP	NAP	48,452	12,113	0
41	Loan	139	1	Greentown Estates MHC	No	Fee	NAP	NAP	NAP	NAP	0	2,159	0
42	Loan		1	Modern Estates MHC	No	Fee	NAP	NAP	NAP	NAP	0	3,507	0
43	Loan		1	Evoke MHC Ohio	No	Fee	NAP	NAP	NAP	NAP	1,966	983	2,195

A-1-13

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	Springing	0	Springing	0	0	Springing	0	0	0
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	Springing	0	4% of Gross Revenue	0	0	0	0	0	0
2.001	Property		1	Old Edwards Inn
2.002	Property		1	Old Edwards Reserve at Lake Keowee
2.003	Property		1	Old Edwards Club
2.004	Property		1	200 Main
2.005	Property		1	Rivet House
2.006	Property		1	Half Mile Farm
2.007	Property		1	GlenCove Club
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	Springing	0	13,883	499,798	0	0	0	0	0
3.001	Property		1	New Iberia
3.002	Property		1	Ponte Vedra
3.003	Property		1	Hastings-on-Hudson
3.004	Property		1	Roseville
3.005	Property		1	Neptune
3.006	Property		1	Spring
3.007	Property		1	Gainesville
3.008	Property		1	Hudson Oaks
3.009	Property		1	Marble Falls 2
3.010	Property		1	Mulberry
3.011	Property		1	Marble Falls 1
3.012	Property		1	Sewickley
3.013	Property		1	West Palm Beach 2
3.014	Property		1	Acworth
3.015	Property		1	Smyrna
3.016	Property		1	Gonzales
4	Loan	30, 31, 32	1	SoHo Centrale	7,697	0	594	22,500	0	7,422	0	0	0
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	Springing	1,511,281	8,027	240,824	1,500,000	64,220	1,926,590	0	0
6	Loan	43, 44, 45	1	University Park	29,540	0	6,482	0	1,500,000	48,613	2,000,000	0	0
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	7,021	0	1,584	0	0	942	0	0	0
7.001	Property		1	444 West 48th Street
7.002	Property		1	200 West 96th Street
7.003	Property		1	753 9th Avenue
7.004	Property		1	501 1/2 East 83rd Street
8	Loan	9, 50, 51	1	20 West 47th Street	Springing	0	2,318	0	0	0	0	0	0
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	Springing	0	11,751	0	0	150,000	0	0	0
10	Loan	61	1	Holiday Inn Hasbrouck Heights	Springing	0	31,727	0	0	0	0	191,593	0
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	Springing	0	2,389	86,009	0	10,353	372,705	0	0
12	Loan	71, 72, 73	1	2461 East 17th Street	2,351	0	512	0	0	2,559	0	0	0
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	Springing	0	7,670	0	7,895,000	0	0	3,000,000	Springing
14	Loan	9, 80, 81	1	Westroads Mall	Springing	0	8,967	0	1,488,600	67,255	0	0	0
15	Loan	82, 83	1	Marriott Cincinnati Northeast	Springing	0	35,093	0	0	0	0	0	0
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street	1,707	0	1,058	25,392	0	0	0	0	0
16.001	Property		1	437 East 12th Street
16.002	Property		1	435 East 9th Street
17	Loan	89	1	Lake James	Springing	0	1,869	0	0	0	0	0	0
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	27,111	0	5,159	0	0	97	0	0	0
19	Loan	9, 94, 95	1	Mall at Prince George's	Springing	0	6,559	0	800,000	74,190	0	0	0
20	Loan		1	Rise Lakeview	3,522	0	1,439	0	15,240	1,570	0	0	0
21	Loan	96, 97	2	Miami Ironside District II	Springing	0	707	0	250,000	Springing	250,000	0	0
21.001	Property		1	7390, 7410, & 7500 NE 4th Court
21.002	Property		1	345 NE 80th Street
22	Loan	98	1	2270 Frederick Douglass Boulevard	3,787	0	1,109	0	0	232	0	0	0
23	Loan	99, 100	1	Ashley Plaza	2,912	0	2,048	0	250,000	10,241	450,000	0	0
24	Loan	101, 102	1	Lake Hickory	Springing	0	796	0	0	0	0	0	0
25	Loan		1	Staybridge Suites - Pecos, TX	11,141	772,500	19,672	0	0	0	0	0	0
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	Springing	0	Springing	23,573	0	0	0	0	0
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	Springing	0	6,307	151,361	0	0	0	0	0
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	Springing	0	Springing	35,759	0	Springing	143,034	0	0
29	Loan	113, 114	1	Evergreen Medical Office	Springing	0	1,133	0	150,000	6,801	0	0	0
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	Springing	0	2,025	0	0	13,503	0	0	0
31	Loan		1	My Garage Self Storage	Springing	0	598	0	0	0	0	0	0
32	Loan	122, 123	4	Kayyem Retail Portfolio	6,297	165,632	646	0	0	4,307	0	0	0
32.001	Property		1	CVS - Montevallo
32.002	Property		1	Giant Eagle - Punxsutawney
32.003	Property		1	Dollar Tree - Lebanon
32.004	Property		1	Dollar Tree - West Allis
33	Loan	124	1	Country View Farms MHC	Springing	0	617	0	0	0	0	0	0
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	24,282	0	Springing	0	0	Springing	0	0	0
35	Loan	132	1	Country Living MHC	Springing	0	417	0	0	0	0	0	0
36	Loan		1	Oakwood MHC	Springing	23,500	458	0	0	0	0	0	0
37	Loan	133	1	Maple Lawn Villages MHC	Springing	85,350	454	0	0	0	0	0	0
38	Loan	134, 135	3	Evoke MHC 3 Pack	491	0	450	0	0	0	0	0	0
38.001	Property		1	Aztec MHC
38.002	Property		1	Sycamore Court
38.003	Property		1	Elkhorn MHC
39	Loan	136, 137	1	359 West 39th Street	2,371	0	88	0	0	258	0	0	0
40	Loan	138	1	1820 Loring Place	Springing	0	1,521	0	0	0	0	0	0
41	Loan	139	1	Greentown Estates MHC	Springing	62,650	338	0	0	0	0	0	0
42	Loan		1	Modern Estates MHC	Springing	138,900	775	0	0	0	0	0	0
43	Loan		1	Evoke MHC Ohio	439	17,386	213	0	0	0	0	0	0
A-1-14

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	0	0	4,168,702	Springing
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	0	0	0	Springing
2.001	Property		1	Old Edwards Inn
2.002	Property		1	Old Edwards Reserve at Lake Keowee
2.003	Property		1	Old Edwards Club
2.004	Property		1	200 Main
2.005	Property		1	Rivet House
2.006	Property		1	Half Mile Farm
2.007	Property		1	GlenCove Club
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	0	109,422	0	0
3.001	Property		1	New Iberia
3.002	Property		1	Ponte Vedra
3.003	Property		1	Hastings-on-Hudson
3.004	Property		1	Roseville
3.005	Property		1	Neptune
3.006	Property		1	Spring
3.007	Property		1	Gainesville
3.008	Property		1	Hudson Oaks
3.009	Property		1	Marble Falls 2
3.010	Property		1	Mulberry
3.011	Property		1	Marble Falls 1
3.012	Property		1	Sewickley
3.013	Property		1	West Palm Beach 2
3.014	Property		1	Acworth
3.015	Property		1	Smyrna
3.016	Property		1	Gonzales
4	Loan	30, 31, 32	1	SoHo Centrale	0	0	6,462,547	0
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	0	0	1,320,000	0
6	Loan	43, 44, 45	1	University Park	0	0	816,725	40,000
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	0	113,735	0	0
7.001	Property		1	444 West 48th Street
7.002	Property		1	200 West 96th Street
7.003	Property		1	753 9th Avenue
7.004	Property		1	501 1/2 East 83rd Street
8	Loan	9, 50, 51	1	20 West 47th Street	0	0	0	0
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	0	0	1,187,334	0
10	Loan	61	1	Holiday Inn Hasbrouck Heights	0	1,650	1,047,525	0
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	0	0	0	0
12	Loan	71, 72, 73	1	2461 East 17th Street	0	0	133,333	0
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	0	53,922	0	0
14	Loan	9, 80, 81	1	Westroads Mall	0	106,557	91,001	0
15	Loan	82, 83	1	Marriott Cincinnati Northeast	0	0	2,500	Springing
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street	0	0	0	0
16.001	Property		1	437 East 12th Street
16.002	Property		1	435 East 9th Street
17	Loan	89	1	Lake James	0	6,000	0	0
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	0	0	0	0
19	Loan	9, 94, 95	1	Mall at Prince George's	0	635,386	2,058,337	0
20	Loan		1	Rise Lakeview	0	0	0	0
21	Loan	96, 97	2	Miami Ironside District II	0	26,463	0	0
21.001	Property		1	7390, 7410, & 7500 NE 4th Court
21.002	Property		1	345 NE 80th Street
22	Loan	98	1	2270 Frederick Douglass Boulevard	0	0	0	Springing
23	Loan	99, 100	1	Ashley Plaza	0	26,250	0	0
24	Loan	101, 102	1	Lake Hickory	0	0	0	0
25	Loan		1	Staybridge Suites - Pecos, TX	0	34,140	0	0
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	0	0	0	0
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	0	0	0	Springing
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	0	0	0	0
29	Loan	113, 114	1	Evergreen Medical Office	0	403,000	16,147	0
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	0	0	3,260,685	Springing
31	Loan		1	My Garage Self Storage	0	0	0	0
32	Loan	122, 123	4	Kayyem Retail Portfolio	0	26,520	0	380
32.001	Property		1	CVS - Montevallo
32.002	Property		1	Giant Eagle - Punxsutawney
32.003	Property		1	Dollar Tree - Lebanon
32.004	Property		1	Dollar Tree - West Allis
33	Loan	124	1	Country View Farms MHC	0	12,000	0	0
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	0	0	0	Springing
35	Loan	132	1	Country Living MHC	0	17,250	0	0
36	Loan		1	Oakwood MHC	0	15,375	0	0
37	Loan	133	1	Maple Lawn Villages MHC	0	22,375	0	0
38	Loan	134, 135	3	Evoke MHC 3 Pack	0	119,461	0	0
38.001	Property		1	Aztec MHC
38.002	Property		1	Sycamore Court
38.003	Property		1	Elkhorn MHC
39	Loan	136, 137	1	359 West 39th Street	0	12,000	0	0
40	Loan	138	1	1820 Loring Place	0	0	0	0
41	Loan	139	1	Greentown Estates MHC	0	4,375	0	0
42	Loan		1	Modern Estates MHC	0	52,250	0	0
43	Loan		1	Evoke MHC Ohio	0	0	0	0

A-1-15

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	Unfunded Obligations (Upfront: $4,168,701.95), Critical Tenant Reserve (Monthly: Springing)	0
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	Custodial Funds and Hotel Tax Reserve, Refundable Advance Payments Reserve	0
2.001	Property		1	Old Edwards Inn
2.002	Property		1	Old Edwards Reserve at Lake Keowee
2.003	Property		1	Old Edwards Club
2.004	Property		1	200 Main
2.005	Property		1	Rivet House
2.006	Property		1	Half Mile Farm
2.007	Property		1	GlenCove Club
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	NAP	0
3.001	Property		1	New Iberia
3.002	Property		1	Ponte Vedra
3.003	Property		1	Hastings-on-Hudson
3.004	Property		1	Roseville
3.005	Property		1	Neptune
3.006	Property		1	Spring
3.007	Property		1	Gainesville
3.008	Property		1	Hudson Oaks
3.009	Property		1	Marble Falls 2
3.010	Property		1	Mulberry
3.011	Property		1	Marble Falls 1
3.012	Property		1	Sewickley
3.013	Property		1	West Palm Beach 2
3.014	Property		1	Acworth
3.015	Property		1	Smyrna
3.016	Property		1	Gonzales
4	Loan	30, 31, 32	1	SoHo Centrale	Herno Lease Reserve ($5,000,000), Unfunded Obligations Reserve ($1,462,546.61)	0
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	Outstanding TI/LC Reserve	0
6	Loan	43, 44, 45	1	University Park	Outstanding TI/LC Reserve (Upfront: $416,727), Rent Abatement Reserve (Upfront: $399,998.35), HVAC/Roof Repair Reserve (Monthly: $40,000, Cap: $480,000)	480,000
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	NAP	0
7.001	Property		1	444 West 48th Street
7.002	Property		1	200 West 96th Street
7.003	Property		1	753 9th Avenue
7.004	Property		1	501 1/2 East 83rd Street
8	Loan	9, 50, 51	1	20 West 47th Street	NAP	0
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	Existing TI/LC Reserve Funds ($803,549); Rent Concession Reserve Funds ($383,785)	0
10	Loan	61	1	Holiday Inn Hasbrouck Heights	Control Tax Payment Reserve ($547,525), Holdback Reserve ($500,000)	0
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	NAP	0
12	Loan	71, 72, 73	1	2461 East 17th Street	Gap Rent Reserve	0
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	NAP	0
14	Loan	9, 80, 81	1	Westroads Mall	Gap Rent Reserve	0
15	Loan	82, 83	1	Marriott Cincinnati Northeast	Replacement Comfort Letter Reserve (Upfront: $2,500), PIP Reserve (Monthly: Springing)	0
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street	NAP	0
16.001	Property		1	437 East 12th Street
16.002	Property		1	435 East 9th Street
17	Loan	89	1	Lake James	NAP	0
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	NAP	0
19	Loan	9, 94, 95	1	Mall at Prince George's	Unfunded Obligations Reserve	0
20	Loan		1	Rise Lakeview	NAP	0
21	Loan	96, 97	2	Miami Ironside District II	NAP	0
21.001	Property		1	7390, 7410, & 7500 NE 4th Court
21.002	Property		1	345 NE 80th Street
22	Loan	98	1	2270 Frederick Douglass Boulevard	Collateral Reserve	0
23	Loan	99, 100	1	Ashley Plaza	NAP	0
24	Loan	101, 102	1	Lake Hickory	NAP	0
25	Loan		1	Staybridge Suites - Pecos, TX	NAP	0
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	NAP	0
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	Lease Termination Rollover Reserve	0
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	NAP	0
29	Loan	113, 114	1	Evergreen Medical Office	Rent Abatement Reserve ($12,663.65), Arts for LA LC Reserve ($3,483.48)	0
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	Unfunded Obligations Reserve (Upfront: $3,260,685), Excess Cash Flow Reserve (Monthly: Springing)	0
31	Loan		1	My Garage Self Storage	NAP	0
32	Loan	122, 123	4	Kayyem Retail Portfolio	Ground Rent Reserve	0
32.001	Property		1	CVS - Montevallo
32.002	Property		1	Giant Eagle - Punxsutawney
32.003	Property		1	Dollar Tree - Lebanon
32.004	Property		1	Dollar Tree - West Allis
33	Loan	124	1	Country View Farms MHC	NAP	0
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	Tax Increase Reserve	0
35	Loan	132	1	Country Living MHC	NAP	0
36	Loan		1	Oakwood MHC	NAP	0
37	Loan	133	1	Maple Lawn Villages MHC	NAP	0
38	Loan	134, 135	3	Evoke MHC 3 Pack	NAP	0
38.001	Property		1	Aztec MHC
38.002	Property		1	Sycamore Court
38.003	Property		1	Elkhorn MHC
39	Loan	136, 137	1	359 West 39th Street	NAP	0
40	Loan	138	1	1820 Loring Place	NAP	0
41	Loan	139	1	Greentown Estates MHC	NAP	0
42	Loan		1	Modern Estates MHC	NAP	0
43	Loan		1	Evoke MHC Ohio	NAP	0

A-1-16

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management

1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	0	NAP	Springing	Springing
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	0	NAP	Springing	Springing
2.001	Property		1	Old Edwards Inn
2.002	Property		1	Old Edwards Reserve at Lake Keowee
2.003	Property		1	Old Edwards Club
2.004	Property		1	200 Main
2.005	Property		1	Rivet House
2.006	Property		1	Half Mile Farm
2.007	Property		1	GlenCove Club
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	0	NAP	Springing	Springing
3.001	Property		1	New Iberia
3.002	Property		1	Ponte Vedra
3.003	Property		1	Hastings-on-Hudson
3.004	Property		1	Roseville
3.005	Property		1	Neptune
3.006	Property		1	Spring
3.007	Property		1	Gainesville
3.008	Property		1	Hudson Oaks
3.009	Property		1	Marble Falls 2
3.010	Property		1	Mulberry
3.011	Property		1	Marble Falls 1
3.012	Property		1	Sewickley
3.013	Property		1	West Palm Beach 2
3.014	Property		1	Acworth
3.015	Property		1	Smyrna
3.016	Property		1	Gonzales
4	Loan	30, 31, 32	1	SoHo Centrale	0	NAP	Hard	Springing
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	0	NAP	Hard	Springing
6	Loan	43, 44, 45	1	University Park	0	NAP	Hard	Springing
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	0	NAP	Springing	Springing
7.001	Property		1	444 West 48th Street
7.002	Property		1	200 West 96th Street
7.003	Property		1	753 9th Avenue
7.004	Property		1	501 1/2 East 83rd Street
8	Loan	9, 50, 51	1	20 West 47th Street	0	NAP	Springing	Springing
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	0	NAP	Hard	In Place
10	Loan	61	1	Holiday Inn Hasbrouck Heights	500,000	$500,000 deposited into the Holdback Reserve to be distributed to the borrower upon (i) no Event of Default has occurred and
						is continuing and (ii) Lender receiving evidence that the debt yield equals or exceeds 13.0%.	Hard	Springing
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	0	NAP	Hard	Springing
12	Loan	71, 72, 73	1	2461 East 17th Street	0	NAP	Soft	Springing
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	0	NAP	Hard	In Place
14	Loan	9, 80, 81	1	Westroads Mall	0	NAP	Hard	Springing
15	Loan	82, 83	1	Marriott Cincinnati Northeast	0	NAP	Hard	Springing
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street	0	NAP	Springing	Springing
16.001	Property		1	437 East 12th Street
16.002	Property		1	435 East 9th Street
17	Loan	89	1	Lake James	0	NAP	Springing	Springing
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	0	NAP	Springing	Springing
19	Loan	9, 94, 95	1	Mall at Prince George's	0	NAP	Hard	Springing
20	Loan		1	Rise Lakeview	0	NAP	Soft	Springing
21	Loan	96, 97	2	Miami Ironside District II	0	NAP	Springing	Springing
21.001	Property		1	7390, 7410, & 7500 NE 4th Court
21.002	Property		1	345 NE 80th Street
22	Loan	98	1	2270 Frederick Douglass Boulevard	0	NAP	Springing	Springing
23	Loan	99, 100	1	Ashley Plaza	0	NAP	Hard	Springing
24	Loan	101, 102	1	Lake Hickory	0	NAP	Springing	Springing
25	Loan		1	Staybridge Suites - Pecos, TX	0	NAP	Springing	Springing
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	0	NAP	Soft	None
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	0	NAP	Hard	Springing
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	0	NAP	Hard	Springing
29	Loan	113, 114	1	Evergreen Medical Office	0	NAP	Hard	Springing
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	0	NAP	Hard	Springing
31	Loan		1	My Garage Self Storage	0	NAP	Springing	Springing
32	Loan	122, 123	4	Kayyem Retail Portfolio	0	NAP	Soft	Springing
32.001	Property		1	CVS - Montevallo
32.002	Property		1	Giant Eagle - Punxsutawney
32.003	Property		1	Dollar Tree - Lebanon
32.004	Property		1	Dollar Tree - West Allis
33	Loan	124	1	Country View Farms MHC	0	NAP	Springing	Springing
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	0	NAP	Hard	Springing
35	Loan	132	1	Country Living MHC	0	NAP	Springing	Springing
36	Loan		1	Oakwood MHC	0	NAP	Springing	Springing
37	Loan	133	1	Maple Lawn Villages MHC	0	NAP	Springing	Springing
38	Loan	134, 135	3	Evoke MHC 3 Pack	0	NAP	Springing	Springing
38.001	Property		1	Aztec MHC
38.002	Property		1	Sycamore Court
38.003	Property		1	Elkhorn MHC
39	Loan	136, 137	1	359 West 39th Street	0	NAP	Springing	Springing
40	Loan	138	1	1820 Loring Place	0	NAP	Springing	Springing
41	Loan	139	1	Greentown Estates MHC	0	NAP	Springing	Springing
42	Loan		1	Modern Estates MHC	0	NAP	Springing	Springing
43	Loan		1	Evoke MHC Ohio	0	NAP	Springing	Springing

A-1-17

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	Yes	Yes	Yes	Yes	75,000,000	65,000,000	359,884.08
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	Yes	No	Yes	Yes	65,000,000	70,000,000	419,268.40
2.001	Property		1	Old Edwards Inn
2.002	Property		1	Old Edwards Reserve at Lake Keowee
2.003	Property		1	Old Edwards Club
2.004	Property		1	200 Main
2.005	Property		1	Rivet House
2.006	Property		1	Half Mile Farm
2.007	Property		1	GlenCove Club
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	Yes	No	Yes	Yes	65,000,000	54,400,000	273,479.63
3.001	Property		1	New Iberia
3.002	Property		1	Ponte Vedra
3.003	Property		1	Hastings-on-Hudson
3.004	Property		1	Roseville
3.005	Property		1	Neptune
3.006	Property		1	Spring
3.007	Property		1	Gainesville
3.008	Property		1	Hudson Oaks
3.009	Property		1	Marble Falls 2
3.010	Property		1	Mulberry
3.011	Property		1	Marble Falls 1
3.012	Property		1	Sewickley
3.013	Property		1	West Palm Beach 2
3.014	Property		1	Acworth
3.015	Property		1	Smyrna
3.016	Property		1	Gonzales
4	Loan	30, 31, 32	1	SoHo Centrale	Yes	No	No	NAP	NAP	NAP	NAP
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	Yes	Yes	Yes	Yes	46,726,599	24,907,569	163,764.74
6	Loan	43, 44, 45	1	University Park	Yes	Yes	No	NAP	NAP	NAP	NAP
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	Yes	No	No	NAP	NAP	NAP	NAP
7.001	Property		1	444 West 48th Street
7.002	Property		1	200 West 96th Street
7.003	Property		1	753 9th Avenue
7.004	Property		1	501 1/2 East 83rd Street
8	Loan	9, 50, 51	1	20 West 47th Street	Yes	No	Yes	No	19,871,979	49,929,596	336,690.54
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	Yes	No	Yes	No	19,189,461	35,637,571	259,556.19
10	Loan	61	1	Holiday Inn Hasbrouck Heights	Yes	No	No	NAP	NAP	NAP	NAP
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	Yes	Yes	No	NAP	NAP	NAP	NAP
12	Loan	71, 72, 73	1	2461 East 17th Street	Yes	Yes	No	NAP	NAP	NAP	NAP
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	Yes	Yes	Yes	No	18,000,000	77,000,000	530,546.93
14	Loan	9, 80, 81	1	Westroads Mall	Yes	Yes	Yes	No	17,943,388	48,845,888	341,877.25
15	Loan	82, 83	1	Marriott Cincinnati Northeast	Yes	No	No	NAP	NAP	NAP	NAP
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street	Yes	No	No	NAP	NAP	NAP	NAP
16.001	Property		1	437 East 12th Street
16.002	Property		1	435 East 9th Street
17	Loan	89	1	Lake James	Yes	No	No	NAP	NAP	NAP	NAP
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	Yes	No	Yes	No	15,000,000	50,000,000	272,271.42
19	Loan	9, 94, 95	1	Mall at Prince George's	Yes	Yes	Yes	No	14,942,609	84,674,786	585,915.70
20	Loan		1	Rise Lakeview	Yes	No	No	NAP	NAP	NAP	NAP
21	Loan	96, 97	2	Miami Ironside District II	Yes	No	No	NAP	NAP	NAP	NAP
21.001	Property		1	7390, 7410, & 7500 NE 4th Court
21.002	Property		1	345 NE 80th Street
22	Loan	98	1	2270 Frederick Douglass Boulevard	Yes	No	No	NAP	NAP	NAP	NAP
23	Loan	99, 100	1	Ashley Plaza	Yes	Yes	No	NAP	NAP	NAP	NAP
24	Loan	101, 102	1	Lake Hickory	Yes	No	No	NAP	NAP	NAP	NAP
25	Loan		1	Staybridge Suites - Pecos, TX	Yes	No	No	NAP	NAP	NAP	NAP
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	Yes	No	No	NAP	NAP	NAP	NAP
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	Yes	Yes	Yes	No	8,000,000	79,000,000	467,901.27
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	Yes	Yes	No	NAP	NAP	NAP	NAP
29	Loan	113, 114	1	Evergreen Medical Office	Yes	Yes	No	NAP	NAP	NAP	NAP
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	Yes	Yes	Yes	No	7,000,000	73,000,000	428,657.61
31	Loan		1	My Garage Self Storage	Yes	No	No	NAP	NAP	NAP	NAP
32	Loan	122, 123	4	Kayyem Retail Portfolio	Yes	Yes	No	NAP	NAP	NAP	NAP
32.001	Property		1	CVS - Montevallo
32.002	Property		1	Giant Eagle - Punxsutawney
32.003	Property		1	Dollar Tree - Lebanon
32.004	Property		1	Dollar Tree - West Allis
33	Loan	124	1	Country View Farms MHC	Yes	No	No	NAP	NAP	NAP	NAP
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	Yes	Yes	Yes	No	5,000,000	145,000,000	830,750.98
35	Loan	132	1	Country Living MHC	Yes	No	No	NAP	NAP	NAP	NAP
36	Loan		1	Oakwood MHC	Yes	No	No	NAP	NAP	NAP	NAP
37	Loan	133	1	Maple Lawn Villages MHC	Yes	No	No	NAP	NAP	NAP	NAP
38	Loan	134, 135	3	Evoke MHC 3 Pack	Yes	No	No	NAP	NAP	NAP	NAP
38.001	Property		1	Aztec MHC
38.002	Property		1	Sycamore Court
38.003	Property		1	Elkhorn MHC
39	Loan	136, 137	1	359 West 39th Street	Yes	Yes	No	NAP	NAP	NAP	NAP
40	Loan	138	1	1820 Loring Place	Yes	No	No	NAP	NAP	NAP	NAP
41	Loan	139	1	Greentown Estates MHC	Yes	No	No	NAP	NAP	NAP	NAP
42	Loan		1	Modern Estates MHC	Yes	No	No	NAP	NAP	NAP	NAP
43	Loan		1	Evoke MHC Ohio	Yes	No	No	NAP	NAP	NAP	NAP

A-1-18

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
											4
1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	775,134.95	NAP	NAP	140,000,000	775,134.95	48.3%	2.64
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	808,589.06	NAP	NAP	135,000,000	808,589.06	48.7%	2.35
2.001	Property		1	Old Edwards Inn
2.002	Property		1	Old Edwards Reserve at Lake Keowee
2.003	Property		1	Old Edwards Club
2.004	Property		1	200 Main
2.005	Property		1	Rivet House
2.006	Property		1	Half Mile Farm
2.007	Property		1	GlenCove Club
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	600,247.57	NAP	NAP	119,400,000	600,247.57	62.7%	1.54
3.001	Property		1	New Iberia
3.002	Property		1	Ponte Vedra
3.003	Property		1	Hastings-on-Hudson
3.004	Property		1	Roseville
3.005	Property		1	Neptune
3.006	Property		1	Spring
3.007	Property		1	Gainesville
3.008	Property		1	Hudson Oaks
3.009	Property		1	Marble Falls 2
3.010	Property		1	Mulberry
3.011	Property		1	Marble Falls 1
3.012	Property		1	Sewickley
3.013	Property		1	West Palm Beach 2
3.014	Property		1	Acworth
3.015	Property		1	Smyrna
3.016	Property		1	Gonzales
4	Loan	30, 31, 32	1	SoHo Centrale	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	470,987.40	NAP	NAP	71,634,168	470,987.40	67.4%	2.03
6	Loan	43, 44, 45	1	University Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.001	Property		1	444 West 48th Street
7.002	Property		1	200 West 96th Street
7.003	Property		1	753 9th Avenue
7.004	Property		1	501 1/2 East 83rd Street
8	Loan	9, 50, 51	1	20 West 47th Street	470,693.37	NAP	NAP	69,801,575	470,693.37	61.2%	1.30
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	399,317.22	NAP	NAP	54,827,032	399,317.22	52.5%	1.55
10	Loan	61	1	Holiday Inn Hasbrouck Heights	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	71, 72, 73	1	2461 East 17th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	654,570.89	NAP	NAP	95,000,000	654,570.89	59.4%	1.38
14	Loan	9, 80, 81	1	Westroads Mall	467,464.81	NAP	NAP	66,789,276	467,464.81	53.1%	2.20
15	Loan	82, 83	1	Marriott Cincinnati Northeast	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.001	Property		1	437 East 12th Street
16.002	Property		1	435 East 9th Street
17	Loan	89	1	Lake James	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	353,952.84	NAP	NAP	65,000,000	353,952.84	52.9%	2.11
19	Loan	9, 94, 95	1	Mall at Prince George's	689,312.59	NAP	NAP	99,617,395	689,312.59	56.5%	1.70
20	Loan		1	Rise Lakeview	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	96, 97	2	Miami Ironside District II	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.001	Property		1	7390, 7410, & 7500 NE 4th Court
21.002	Property		1	345 NE 80th Street
22	Loan	98	1	2270 Frederick Douglass Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	99, 100	1	Ashley Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	101, 102	1	Lake Hickory	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Staybridge Suites - Pecos, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	515,283.68	NAP	NAP	87,000,000	515,283.68	56.1%	1.51
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	113, 114	1	Evergreen Medical Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	469,761.76	NAP	NAP	80,000,000	469,761.76	60.4%	1.57
31	Loan		1	My Garage Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	122, 123	4	Kayyem Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.001	Property		1	CVS - Montevallo
32.002	Property		1	Giant Eagle - Punxsutawney
32.003	Property		1	Dollar Tree - Lebanon
32.004	Property		1	Dollar Tree - West Allis
33	Loan	124	1	Country View Farms MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	859,397.57	NAP	NAP	150,000,000	859,397.57	64.7%	1.28
35	Loan	132	1	Country Living MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Oakwood MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	133	1	Maple Lawn Villages MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	134, 135	3	Evoke MHC 3 Pack	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.001	Property		1	Aztec MHC
38.002	Property		1	Sycamore Court
38.003	Property		1	Elkhorn MHC
39	Loan	136, 137	1	359 West 39th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	138	1	1820 Loring Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	139	1	Greentown Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Modern Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan		1	Evoke MHC Ohio	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-19

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)
											4
1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	18.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	19.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.001	Property		1	Old Edwards Inn
2.002	Property		1	Old Edwards Reserve at Lake Keowee
2.003	Property		1	Old Edwards Club
2.004	Property		1	200 Main
2.005	Property		1	Rivet House
2.006	Property		1	Half Mile Farm
2.007	Property		1	GlenCove Club
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	9.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.001	Property		1	New Iberia
3.002	Property		1	Ponte Vedra
3.003	Property		1	Hastings-on-Hudson
3.004	Property		1	Roseville
3.005	Property		1	Neptune
3.006	Property		1	Spring
3.007	Property		1	Gainesville
3.008	Property		1	Hudson Oaks
3.009	Property		1	Marble Falls 2
3.010	Property		1	Mulberry
3.011	Property		1	Marble Falls 1
3.012	Property		1	Sewickley
3.013	Property		1	West Palm Beach 2
3.014	Property		1	Acworth
3.015	Property		1	Smyrna
3.016	Property		1	Gonzales
4	Loan	30, 31, 32	1	SoHo Centrale	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	17.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	43, 44, 45	1	University Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.001	Property		1	444 West 48th Street
7.002	Property		1	200 West 96th Street
7.003	Property		1	753 9th Avenue
7.004	Property		1	501 1/2 East 83rd Street
8	Loan	9, 50, 51	1	20 West 47th Street	11.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	17.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	61	1	Holiday Inn Hasbrouck Heights	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	71, 72, 73	1	2461 East 17th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	11.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	9, 80, 81	1	Westroads Mall	19.8%	12,000,000	10.00000%	78,789,276	568,853.70	62.6%	1.81	16.8%
15	Loan	82, 83	1	Marriott Cincinnati Northeast	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.001	Property		1	437 East 12th Street
16.002	Property		1	435 East 9th Street
17	Loan	89	1	Lake James	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	13.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	9, 94, 95	1	Mall at Prince George's	15.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	Rise Lakeview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	96, 97	2	Miami Ironside District II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.001	Property		1	7390, 7410, & 7500 NE 4th Court
21.002	Property		1	345 NE 80th Street
22	Loan	98	1	2270 Frederick Douglass Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	99, 100	1	Ashley Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	101, 102	1	Lake Hickory	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Staybridge Suites - Pecos, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	10.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	113, 114	1	Evergreen Medical Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	11.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	My Garage Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	122, 123	4	Kayyem Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.001	Property		1	CVS - Montevallo
32.002	Property		1	Giant Eagle - Punxsutawney
32.003	Property		1	Dollar Tree - Lebanon
32.004	Property		1	Dollar Tree - West Allis
33	Loan	124	1	Country View Farms MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	8.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	132	1	Country Living MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Oakwood MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	133	1	Maple Lawn Villages MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	134, 135	3	Evoke MHC 3 Pack	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.001	Property		1	Aztec MHC
38.002	Property		1	Sycamore Court
38.003	Property		1	Elkhorn MHC
39	Loan	136, 137	1	359 West 39th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	138	1	1820 Loring Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	139	1	Greentown Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Modern Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan		1	Evoke MHC Ohio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
A-1-20

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type

1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	No	NAP
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	No	NAP
2.001	Property		1	Old Edwards Inn
2.002	Property		1	Old Edwards Reserve at Lake Keowee
2.003	Property		1	Old Edwards Club
2.004	Property		1	200 Main
2.005	Property		1	Rivet House
2.006	Property		1	Half Mile Farm
2.007	Property		1	GlenCove Club
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	No	NAP
3.001	Property		1	New Iberia
3.002	Property		1	Ponte Vedra
3.003	Property		1	Hastings-on-Hudson
3.004	Property		1	Roseville
3.005	Property		1	Neptune
3.006	Property		1	Spring
3.007	Property		1	Gainesville
3.008	Property		1	Hudson Oaks
3.009	Property		1	Marble Falls 2
3.010	Property		1	Mulberry
3.011	Property		1	Marble Falls 1
3.012	Property		1	Sewickley
3.013	Property		1	West Palm Beach 2
3.014	Property		1	Acworth
3.015	Property		1	Smyrna
3.016	Property		1	Gonzales
4	Loan	30, 31, 32	1	SoHo Centrale	No	NAP
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	No	NAP
6	Loan	43, 44, 45	1	University Park	No	NAP
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	No	NAP
7.001	Property		1	444 West 48th Street
7.002	Property		1	200 West 96th Street
7.003	Property		1	753 9th Avenue
7.004	Property		1	501 1/2 East 83rd Street
8	Loan	9, 50, 51	1	20 West 47th Street	No	NAP
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	No	NAP
10	Loan	61	1	Holiday Inn Hasbrouck Heights	No	NAP
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	No	NAP
12	Loan	71, 72, 73	1	2461 East 17th Street	No	NAP
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	No	NAP
14	Loan	9, 80, 81	1	Westroads Mall	No	NAP
15	Loan	82, 83	1	Marriott Cincinnati Northeast	No	NAP
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street	No	NAP
16.001	Property		1	437 East 12th Street
16.002	Property		1	435 East 9th Street
17	Loan	89	1	Lake James	No	NAP
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	No	NAP
19	Loan	9, 94, 95	1	Mall at Prince George's	No	NAP
20	Loan		1	Rise Lakeview	No	NAP
21	Loan	96, 97	2	Miami Ironside District II	No	NAP
21.001	Property		1	7390, 7410, & 7500 NE 4th Court
21.002	Property		1	345 NE 80th Street
22	Loan	98	1	2270 Frederick Douglass Boulevard	No	NAP
23	Loan	99, 100	1	Ashley Plaza	No	NAP
24	Loan	101, 102	1	Lake Hickory	No	NAP
25	Loan		1	Staybridge Suites - Pecos, TX	No	NAP
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	No	NAP
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	No	NAP
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	No	NAP
29	Loan	113, 114	1	Evergreen Medical Office	No	NAP
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	Yes	Mezzanine (Max Combined LTV of 64.52%; Min Combined DSCR of 1.57x; Min Combined Debt Yield of 11.05%; Intercreditor Agreement is required)
31	Loan		1	My Garage Self Storage	No	NAP
32	Loan	122, 123	4	Kayyem Retail Portfolio	No	NAP
32.001	Property		1	CVS - Montevallo
32.002	Property		1	Giant Eagle - Punxsutawney
32.003	Property		1	Dollar Tree - Lebanon
32.004	Property		1	Dollar Tree - West Allis
33	Loan	124	1	Country View Farms MHC	No	NAP
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	No	NAP
35	Loan	132	1	Country Living MHC	No	NAP
36	Loan		1	Oakwood MHC	No	NAP
37	Loan	133	1	Maple Lawn Villages MHC	No	NAP
38	Loan	134, 135	3	Evoke MHC 3 Pack	No	NAP
38.001	Property		1	Aztec MHC
38.002	Property		1	Sycamore Court
38.003	Property		1	Elkhorn MHC
39	Loan	136, 137	1	359 West 39th Street	No	NAP
40	Loan	138	1	1820 Loring Place	No	NAP
41	Loan	139	1	Greentown Estates MHC	No	NAP
42	Loan		1	Modern Estates MHC	No	NAP
43	Loan		1	Evoke MHC Ohio	No	NAP

A-1-21

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	MEBA Pension Trust	MEBA Pension Trust	No	No
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	James B. Whitley	JBWLT OEREC, LLC	No	No
2.001	Property		1	Old Edwards Inn
2.002	Property		1	Old Edwards Reserve at Lake Keowee
2.003	Property		1	Old Edwards Club
2.004	Property		1	200 Main
2.005	Property		1	Rivet House
2.006	Property		1	Half Mile Farm
2.007	Property		1	GlenCove Club
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	Amsdell Group, LLC	Todd C. Amsdell	No	No
3.001	Property		1	New Iberia
3.002	Property		1	Ponte Vedra
3.003	Property		1	Hastings-on-Hudson
3.004	Property		1	Roseville
3.005	Property		1	Neptune
3.006	Property		1	Spring
3.007	Property		1	Gainesville
3.008	Property		1	Hudson Oaks
3.009	Property		1	Marble Falls 2
3.010	Property		1	Mulberry
3.011	Property		1	Marble Falls 1
3.012	Property		1	Sewickley
3.013	Property		1	West Palm Beach 2
3.014	Property		1	Acworth
3.015	Property		1	Smyrna
3.016	Property		1	Gonzales
4	Loan	30, 31, 32	1	SoHo Centrale	Jason Cohen Carter	Jason Cohen Carter	No	No
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	CBL & Associates Limited Partnership	CBL & Associates Limited Partnership	No	No
6	Loan	43, 44, 45	1	University Park	IPCP Florida Realty Value Fund II, L.P., Jason Isaacson and Joshua Procacci	IPCP Florida Realty Value Fund II, L.P., Jason Isaacson and Joshua Procacci	No	No
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	Chaim Hager	Chaim Hager	No	No
7.001	Property		1	444 West 48th Street
7.002	Property		1	200 West 96th Street
7.003	Property		1	753 9th Avenue
7.004	Property		1	501 1/2 East 83rd Street
8	Loan	9, 50, 51	1	20 West 47th Street	Yosef Elishayev	Yosef Elishayev	No	No
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	Henry Gross	H. Gross Family, LP	No	No
10	Loan	61	1	Holiday Inn Hasbrouck Heights	Emmet Austin and Michael Sullivan	Emmet Austin and Michael Sullivan	No	No
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	Drew Angel, Robert Erlich and Joshua (Josh) Weinberg	Drew Angel, Robert Erlich and Joshua (Josh) Weinberg	No	Yes
12	Loan	71, 72, 73	1	2461 East 17th Street	Joshua Agus and Idit Agus	Joshua Agus and Idit Agus	No	No
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	Jeffrey J. Feil and Lloyd Goldman	Jeffrey J. Feil and Lloyd Goldman	No	No
14	Loan	9, 80, 81	1	Westroads Mall	BPR-FF JV LLC	BPR-FF JV LLC	No	No
15	Loan	82, 83	1	Marriott Cincinnati Northeast	William J. Yung III	CSC Holdings, LLC	No	No
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street	Alfred Sabetfard	Alfred Sabetfard	No	No
16.001	Property		1	437 East 12th Street
16.002	Property		1	435 East 9th Street
17	Loan	89	1	Lake James	Kolman Bubis, Debra Pizer and Zachary Sheck	Kolman Bubis, Debra Pizer and Zachary Sheck	No	No
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	Sam Rubin, Mendy Reich and MWS 1351 LLC	Sam Rubin, Mendy Reich and MWS 1351 LLC	No	No
19	Loan	9, 94, 95	1	Mall at Prince George's	PREIT Realty, LLC	PREIT Associates, L.P.	No	No
20	Loan		1	Rise Lakeview	Ye Gao (a/k/a Gary Gao) and Maxus Operating Limited Partnership	Ye Gao (a/k/a Gary Gao) and Maxus Operating Limited Partnership	No	No
21	Loan	96, 97	2	Miami Ironside District II	Ofer Mizrahi	Ofer Mizrahi	No	No
21.001	Property		1	7390, 7410, & 7500 NE 4th Court
21.002	Property		1	345 NE 80th Street
22	Loan	98	1	2270 Frederick Douglass Boulevard	Abraham M. Sutton and Samuel G. Sutton	Abraham M. Sutton and Samuel G. Sutton	No	No
23	Loan	99, 100	1	Ashley Plaza	Abraham J. Hidary and Sol Dayan	Abraham J. Hidary and Sol Dayan	No	No
24	Loan	101, 102	1	Lake Hickory	Kolman Bubis and Debra Pizer	Kolman Bubis and Debra Pizer	No	No
25	Loan		1	Staybridge Suites - Pecos, TX	Bharat D. Bhakta	Bharat D. Bhakta	No	No
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	American Storage Partners II, LLC	American Storage Partners II, LLC	No	No
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	Northridge Capital, LLC and NCA Holdings, LLC	Northridge Capital, LLC and NCA Holdings, LLC	No	No
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	Black Diamond Credit Strategies, L.P.	Black Diamond Credit Strategies, L.P.	No	No
29	Loan	113, 114	1	Evergreen Medical Office	Neal Engstrom, Timothy J. Moore, Leonard Lee and Jock A. Ebner	Neal Engstrom, Timothy J. Moore, Leonard Lee and Jock A. Ebner	No	Yes
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	Continental Development Corporation	Continental Development Corporation	No	No
31	Loan		1	My Garage Self Storage	Lawrence Charles Kaplan, George Thacker, Peter J. Veltri and Richard Schontz	Lawrence Charles Kaplan, George Thacker, Peter J. Veltri and Richard Schontz	No	No
32	Loan	122, 123	4	Kayyem Retail Portfolio	Milly Kayyem and Robert E. Kayyem	Milly Kayyem and Robert E. Kayyem	No	No
32.001	Property		1	CVS - Montevallo
32.002	Property		1	Giant Eagle - Punxsutawney
32.003	Property		1	Dollar Tree - Lebanon
32.004	Property		1	Dollar Tree - West Allis
33	Loan	124	1	Country View Farms MHC	Nicholas Boyle and Marco Libani	Nicholas Boyle and Marco Libani	No	Yes
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	David Werner	David Werner	No	No
35	Loan	132	1	Country Living MHC	Nicholas Boyle and Marco Libani	Nicholas Boyle and Marco Libani	No	Yes
36	Loan		1	Oakwood MHC	Nicholas Boyle and Marco Libani	Nicholas Boyle and Marco Libani	No	No
37	Loan	133	1	Maple Lawn Villages MHC	Nicholas Boyle and Marco Libani	Nicholas Boyle and Marco Libani	No	Yes
38	Loan	134, 135	3	Evoke MHC 3 Pack	Amir Pasha Esfandiary	Amir Pasha Esfandiary, Edmund Nisbet and Alexander Segal	No	No
38.001	Property		1	Aztec MHC
38.002	Property		1	Sycamore Court
38.003	Property		1	Elkhorn MHC
39	Loan	136, 137	1	359 West 39th Street	Mitchell Kahn and Gyla Schwartz	Mitchell Kahn and Gyla Schwartz	No	No
40	Loan	138	1	1820 Loring Place	Richard Timberger	Richard Timberger	No	No
41	Loan	139	1	Greentown Estates MHC	Nicholas Boyle and Marco Libani	Nicholas Boyle and Marco Libani	No	Yes
42	Loan		1	Modern Estates MHC	Nicholas Boyle and Marco Libani	Nicholas Boyle and Marco Libani	No	No
43	Loan		1	Evoke MHC Ohio	Amir Pasha Esfandiary	Amir Pasha Esfandiary, Edmund Nisbet and Alexander Segal	No	No

A-1-22

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)
						8		7
1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	Acquisition	No	140,000,000	43,649,397	0	0	183,649,397	0	169,453,049
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	Refinance		135,000,000	3,124,808	0	0	138,124,808	135,326,912	0
2.001	Property		1	Old Edwards Inn		No
2.002	Property		1	Old Edwards Reserve at Lake Keowee		No
2.003	Property		1	Old Edwards Club		No
2.004	Property		1	200 Main		No
2.005	Property		1	Rivet House		No
2.006	Property		1	Half Mile Farm		No
2.007	Property		1	GlenCove Club		No
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	Refinance / Acquisition		119,400,000	13,334,303	0	0	132,734,303	31,315,085	96,556,900
3.001	Property		1	New Iberia		Yes
3.002	Property		1	Ponte Vedra		No
3.003	Property		1	Hastings-on-Hudson		No
3.004	Property		1	Roseville		No
3.005	Property		1	Neptune		No
3.006	Property		1	Spring		No
3.007	Property		1	Gainesville		No
3.008	Property		1	Hudson Oaks		No
3.009	Property		1	Marble Falls 2		No
3.010	Property		1	Mulberry		No
3.011	Property		1	Marble Falls 1		No
3.012	Property		1	Sewickley		No
3.013	Property		1	West Palm Beach 2		No
3.014	Property		1	Acworth		No
3.015	Property		1	Smyrna		No
3.016	Property		1	Gonzales		No
4	Loan	30, 31, 32	1	SoHo Centrale	Refinance	No	55,500,000	0	0	0	55,500,000	40,103,656	0
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	Refinance	No	71,900,000	17,025,196	0	0	88,925,196	82,475,666	0
6	Loan	43, 44, 45	1	University Park	Refinance	No	46,500,000	100,000	0	0	46,600,000	42,596,083	0
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	Refinance		24,500,000	0	0	0	24,500,000	18,118,945	0
7.001	Property		1	444 West 48th Street		No
7.002	Property		1	200 West 96th Street		No
7.003	Property		1	753 9th Avenue		No
7.004	Property		1	501 1/2 East 83rd Street		No
8	Loan	9, 50, 51	1	20 West 47th Street	Refinance	No	69,900,000	63,713	0	0	69,963,713	68,007,366	0
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	Refinance	No	55,000,000	6,614,052	0	0	61,614,052	59,402,904	0
10	Loan	61	1	Holiday Inn Hasbrouck Heights	Refinance	No	19,000,000	273,337	0	0	19,273,337	16,594,452	0
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	Acquisition	No	18,900,000	4,987,073	0	3,792,147	27,679,220	0	27,000,000
12	Loan	71, 72, 73	1	2461 East 17th Street	Refinance	Yes	18,500,000	0	0	0	18,500,000	11,211,987	0
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	Refinance	No	95,000,000	877,277	0	0	95,877,277	82,937,021	0
14	Loan	9, 80, 81	1	Westroads Mall	Refinance	No	67,000,000	8,502,357	12,000,000	0	87,502,357	84,142,405	0
15	Loan	82, 83	1	Marriott Cincinnati Northeast	Refinance	No	18,000,000	0	0	0	18,000,000	12,512,188	0
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street	Refinance
16.001	Property		1	437 East 12th Street		No
16.002	Property		1	435 East 9th Street		No
17	Loan	89	1	Lake James	Acquisition	No
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	Refinance	No
19	Loan	9, 94, 95	1	Mall at Prince George's	Refinance	No
20	Loan		1	Rise Lakeview	Refinance	No
21	Loan	96, 97	2	Miami Ironside District II	Refinance
21.001	Property		1	7390, 7410, & 7500 NE 4th Court		No
21.002	Property		1	345 NE 80th Street		Yes
22	Loan	98	1	2270 Frederick Douglass Boulevard	Refinance	No
23	Loan	99, 100	1	Ashley Plaza	Acquisition	No
24	Loan	101, 102	1	Lake Hickory	Refinance	No
25	Loan		1	Staybridge Suites - Pecos, TX	Refinance	No
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	Refinance	No
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	Refinance	No
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	Recapitalization	No
29	Loan	113, 114	1	Evergreen Medical Office	Acquisition	No
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	Refinance	No
31	Loan		1	My Garage Self Storage	Acquisition	No
32	Loan	122, 123	4	Kayyem Retail Portfolio	Refinance
32.001	Property		1	CVS - Montevallo		No
32.002	Property		1	Giant Eagle - Punxsutawney		No
32.003	Property		1	Dollar Tree - Lebanon		No
32.004	Property		1	Dollar Tree - West Allis		No
33	Loan	124	1	Country View Farms MHC	Acquisition	No
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	Refinance	No
35	Loan	132	1	Country Living MHC	Acquisition	No
36	Loan		1	Oakwood MHC	Acquisition	No
37	Loan	133	1	Maple Lawn Villages MHC	Acquisition	No
38	Loan	134, 135	3	Evoke MHC 3 Pack	Refinance
38.001	Property		1	Aztec MHC		No
38.002	Property		1	Sycamore Court		No
38.003	Property		1	Elkhorn MHC		No
39	Loan	136, 137	1	359 West 39th Street	Refinance	No
40	Loan	138	1	1820 Loring Place	Acquisition	No
41	Loan	139	1	Greentown Estates MHC	Acquisition	No
42	Loan		1	Modern Estates MHC	Acquisition	No
43	Loan		1	Evoke MHC Ohio	Refinance	No

A-1-23

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	2,098,655	4,168,702	0	7,928,991	183,649,397	NAP	NAP	NAP	NAP	NAP
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	2,338,638	459,258	0	0	138,124,808	NAP	594.72	462.96	75.0%	594.72
2.001	Property		1	Old Edwards Inn						NAP	675.12	546.27	80.9%	675.12
2.002	Property		1	Old Edwards Reserve at Lake Keowee						NAP	NAP	NAP	NAP	NAP
2.003	Property		1	Old Edwards Club						NAP	NAP	NAP	NAP	NAP
2.004	Property		1	200 Main						NAP	280.11	174.23	62.2%	280.11
2.005	Property		1	Rivet House						NAP	321.42	129.22	40.2%	321.42
2.006	Property		1	Half Mile Farm						NAP	486.16	363.89	74.8%	486.16
2.007	Property		1	GlenCove Club						NAP	NAP	NAP	NAP	NAP
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	4,172,535	689,783	0	0	132,734,303	NAP	NAP	NAP	NAP	NAP
3.001	Property		1	New Iberia						NAP	NAP	NAP	NAP	NAP
3.002	Property		1	Ponte Vedra						NAP	NAP	NAP	NAP	NAP
3.003	Property		1	Hastings-on-Hudson						NAP	NAP	NAP	NAP	NAP
3.004	Property		1	Roseville						NAP	NAP	NAP	NAP	NAP
3.005	Property		1	Neptune						NAP	NAP	NAP	NAP	NAP
3.006	Property		1	Spring						NAP	NAP	NAP	NAP	NAP
3.007	Property		1	Gainesville						NAP	NAP	NAP	NAP	NAP
3.008	Property		1	Hudson Oaks						NAP	NAP	NAP	NAP	NAP
3.009	Property		1	Marble Falls 2						NAP	NAP	NAP	NAP	NAP
3.010	Property		1	Mulberry						NAP	NAP	NAP	NAP	NAP
3.011	Property		1	Marble Falls 1						NAP	NAP	NAP	NAP	NAP
3.012	Property		1	Sewickley						NAP	NAP	NAP	NAP	NAP
3.013	Property		1	West Palm Beach 2						NAP	NAP	NAP	NAP	NAP
3.014	Property		1	Acworth						NAP	NAP	NAP	NAP	NAP
3.015	Property		1	Smyrna						NAP	NAP	NAP	NAP	NAP
3.016	Property		1	Gonzales						NAP	NAP	NAP	NAP	NAP
4	Loan	30, 31, 32	1	SoHo Centrale	1,551,786	7,429,584	6,414,975	0	55,500,000	NAP	NAP	NAP	NAP	NAP
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	1,302,278	5,147,252	0	0	88,925,196	NAP	NAP	NAP	NAP	NAP
6	Loan	43, 44, 45	1	University Park	920,445	3,083,472	0	0	46,600,000	NAP	NAP	NAP	NAP	NAP
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	1,842,434	531,705	4,006,916	0	24,500,000	NAP	NAP	NAP	NAP	NAP
7.001	Property		1	444 West 48th Street						NAP	NAP	NAP	NAP	NAP
7.002	Property		1	200 West 96th Street						NAP	NAP	NAP	NAP	NAP
7.003	Property		1	753 9th Avenue						NAP	NAP	NAP	NAP	NAP
7.004	Property		1	501 1/2 East 83rd Street						NAP	NAP	NAP	NAP	NAP
8	Loan	9, 50, 51	1	20 West 47th Street	1,500,550	455,797	0	0	69,963,713	NAP	NAP	NAP	NAP	NAP
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	1,005,637	1,205,511	0	0	61,614,052	NAP	NAP	NAP	NAP	NAP
10	Loan	61	1	Holiday Inn Hasbrouck Heights	1,409,984	1,268,902	0	0	19,273,337	12/19/2039	137.35	95.61	69.6%	137.35
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	494,188	185,033	0	0	27,679,220	NAP	NAP	NAP	NAP	NAP
12	Loan	71, 72, 73	1	2461 East 17th Street	783,875	229,132	6,275,006	0	18,500,000	NAP	NAP	NAP	NAP	NAP
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	1,496,742	11,443,514	0	0	95,877,277	NAP	NAP	NAP	NAP	NAP
14	Loan	9, 80, 81	1	Westroads Mall	1,673,794	1,686,158	0	0	87,502,357	NAP	NAP	NAP	NAP	NAP
15	Loan	82, 83	1	Marriott Cincinnati Northeast	214,865	2,500	5,270,447	0	18,000,000	7/16/2039	175.06	76.66	43.8%	175.06
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street						NAP	NAP	NAP	NAP	NAP
16.001	Property		1	437 East 12th Street						NAP	NAP	NAP	NAP	NAP
16.002	Property		1	435 East 9th Street						NAP	NAP	NAP	NAP	NAP
17	Loan	89	1	Lake James						NAP	NAP	NAP	NAP	NAP
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome						NAP	NAP	NAP	NAP	NAP
19	Loan	9, 94, 95	1	Mall at Prince George's						NAP	NAP	NAP	NAP	NAP
20	Loan		1	Rise Lakeview						NAP	NAP	NAP	NAP	NAP
21	Loan	96, 97	2	Miami Ironside District II						NAP	NAP	NAP	NAP	NAP
21.001	Property		1	7390, 7410, & 7500 NE 4th Court						NAP	NAP	NAP	NAP	NAP
21.002	Property		1	345 NE 80th Street						NAP	NAP	NAP	NAP	NAP
22	Loan	98	1	2270 Frederick Douglass Boulevard						NAP	NAP	NAP	NAP	NAP
23	Loan	99, 100	1	Ashley Plaza						NAP	NAP	NAP	NAP	NAP
24	Loan	101, 102	1	Lake Hickory						NAP	NAP	NAP	NAP	NAP
25	Loan		1	Staybridge Suites - Pecos, TX						12/15/2037	154.34	124.81	80.9%	154.34
26	Loan	103, 104	1	StorQuest Self Storage - Stockton						NAP	NAP	NAP	NAP	NAP
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza						NAP	NAP	NAP	NAP	NAP
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue						NAP	NAP	NAP	NAP	NAP
29	Loan	113, 114	1	Evergreen Medical Office						NAP	NAP	NAP	NAP	NAP
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus						NAP	NAP	NAP	NAP	NAP
31	Loan		1	My Garage Self Storage						NAP	NAP	NAP	NAP	NAP
32	Loan	122, 123	4	Kayyem Retail Portfolio						NAP	NAP	NAP	NAP	NAP
32.001	Property		1	CVS - Montevallo						NAP	NAP	NAP	NAP	NAP
32.002	Property		1	Giant Eagle - Punxsutawney						NAP	NAP	NAP	NAP	NAP
32.003	Property		1	Dollar Tree - Lebanon						NAP	NAP	NAP	NAP	NAP
32.004	Property		1	Dollar Tree - West Allis						NAP	NAP	NAP	NAP	NAP
33	Loan	124	1	Country View Farms MHC						NAP	NAP	NAP	NAP	NAP
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road						NAP	NAP	NAP	NAP	NAP
35	Loan	132	1	Country Living MHC						NAP	NAP	NAP	NAP	NAP
36	Loan		1	Oakwood MHC						NAP	NAP	NAP	NAP	NAP
37	Loan	133	1	Maple Lawn Villages MHC						NAP	NAP	NAP	NAP	NAP
38	Loan	134, 135	3	Evoke MHC 3 Pack						NAP	NAP	NAP	NAP	NAP
38.001	Property		1	Aztec MHC						NAP	NAP	NAP	NAP	NAP
38.002	Property		1	Sycamore Court						NAP	NAP	NAP	NAP	NAP
38.003	Property		1	Elkhorn MHC						NAP	NAP	NAP	NAP	NAP
39	Loan	136, 137	1	359 West 39th Street						NAP	NAP	NAP	NAP	NAP
40	Loan	138	1	1820 Loring Place						NAP	NAP	NAP	NAP	NAP
41	Loan	139	1	Greentown Estates MHC						NAP	NAP	NAP	NAP	NAP
42	Loan		1	Modern Estates MHC						NAP	NAP	NAP	NAP	NAP
43	Loan		1	Evoke MHC Ohio						NAP	NAP	NAP	NAP	NAP

A-1-24

BMARK 2026-V24 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16	1	Hall of the States	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	9, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26	7	Old Edwards Portfolio	462.96	75.0%	580.41	456.84	75.8%	NAV	NAV	NAV
2.001	Property		1	Old Edwards Inn	546.27	80.9%	659.19	538.74	81.7%	NAV	NAV	NAV
2.002	Property		1	Old Edwards Reserve at Lake Keowee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.003	Property		1	Old Edwards Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.004	Property		1	200 Main	174.23	62.2%	276.20	173.37	62.8%	NAV	NAV	NAV
2.005	Property		1	Rivet House	129.22	40.2%	307.66	128.66	41.8%	NAV	NAV	NAV
2.006	Property		1	Half Mile Farm	363.89	74.8%	472.68	357.15	75.6%	NAV	NAV	NAV
2.007	Property		1	GlenCove Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	9, 27, 28, 29	16	Compass Storage National Portfolio 2.0	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.001	Property		1	New Iberia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.002	Property		1	Ponte Vedra	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.003	Property		1	Hastings-on-Hudson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.004	Property		1	Roseville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.005	Property		1	Neptune	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.006	Property		1	Spring	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.007	Property		1	Gainesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.008	Property		1	Hudson Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.009	Property		1	Marble Falls 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.010	Property		1	Mulberry	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.011	Property		1	Marble Falls 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.012	Property		1	Sewickley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.013	Property		1	West Palm Beach 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.014	Property		1	Acworth	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.015	Property		1	Smyrna	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.016	Property		1	Gonzales	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	30, 31, 32	1	SoHo Centrale	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	9, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42	1	Hamilton Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	43, 44, 45	1	University Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	46, 47, 48, 49	4	Hager NYC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.001	Property		1	444 West 48th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.002	Property		1	200 West 96th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.003	Property		1	753 9th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.004	Property		1	501 1/2 East 83rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	9, 50, 51	1	20 West 47th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	9, 52, 53, 54, 55, 56, 57, 58, 59, 60	1	One Penn Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	61	1	Holiday Inn Hasbrouck Heights	95.61	69.6%	127.38	85.45	67.1%	132.12	91.38	69.2%
11	Loan	62, 63, 64, 65, 66, 67, 68, 69, 70	1	Kingsport Pavilion	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	71, 72, 73	1	2461 East 17th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	9, 74, 75, 76, 77, 78, 79	1	Queens Atrium	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	9, 80, 81	1	Westroads Mall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	82, 83	1	Marriott Cincinnati Northeast	76.66	43.8%	175.17	73.59	42.0%	165.66	78.15	47.2%
16	Loan	84, 85, 86, 87, 88	2	437 East 12th Street and 435 East 9th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.001	Property		1	437 East 12th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.002	Property		1	435 East 9th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	89	1	Lake James	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	9, 90, 91, 92, 93	1	1351 Jerome	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	9, 94, 95	1	Mall at Prince George's	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	Rise Lakeview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	96, 97	2	Miami Ironside District II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.001	Property		1	7390, 7410, & 7500 NE 4th Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.002	Property		1	345 NE 80th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	98	1	2270 Frederick Douglass Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	99, 100	1	Ashley Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	101, 102	1	Lake Hickory	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Staybridge Suites - Pecos, TX	124.81	80.9%	146.85	113.88	77.5%	143.15	108.81	76.0%
26	Loan	103, 104	1	StorQuest Self Storage - Stockton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	9, 105, 106, 107, 108, 109	1	HP Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	110, 111, 112	1	7315-7321 North Atlantic Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	113, 114	1	Evergreen Medical Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	9, 115, 116, 117, 118, 119, 120, 121	1	Del Rey Campus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	My Garage Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	122, 123	4	Kayyem Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.001	Property		1	CVS - Montevallo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.002	Property		1	Giant Eagle - Punxsutawney	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.003	Property		1	Dollar Tree - Lebanon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.004	Property		1	Dollar Tree - West Allis	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	124	1	Country View Farms MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	9, 125, 126, 127, 128, 129, 130, 131	1	400 Arcola Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	132	1	Country Living MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Oakwood MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	133	1	Maple Lawn Villages MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	134, 135	3	Evoke MHC 3 Pack	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.001	Property		1	Aztec MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.002	Property		1	Sycamore Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.003	Property		1	Elkhorn MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	136, 137	1	359 West 39th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	138	1	1820 Loring Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	139	1	Greentown Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Modern Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan		1	Evoke MHC Ohio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-25

Footnotes to Annex A

(1)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The Monthly Debt Service (P&I)($) and Annual Debt Service (P&I) ($) shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date or Anticipated Repayment Date.

(4)	Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) are calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Leased Occupancy (%) includes tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease. See “Description of the Mortgage Pool—Tenant Issues” in the preliminary prospectus for certain examples of the foregoing.

(7)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field "Sources: Principal's New Cash Contribution ($)" reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the mortgaged property, the field "Sources: Principal's New Cash Contribution ($)" reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects mortgaged properties that are located in qualified opportunity zones ("QOZs") under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his or her delegation of authority to the Internal Revenue Service. No representation is made as to whether any mortgaged properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.

(9)	The Cut-off Date Balance ($) reflects only the Mortgage Loan included in the Issuing Entity (which may be evidenced by one or more promissory notes); however, such Mortgage Loan is part of a whole loan comprised of such Mortgage Loan and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by one or more separate promissory notes. With respect to each such Mortgage Loan that is part of a whole loan, the Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NCF DSCR (x), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan Per Unit ($) calculations include any related Pari Passu Companion Loan(s) but exclude any related Subordinate Companion Loan(s). See “Description of the Mortgage Pool—The Whole Loans” in the preliminary prospectus for additional information regarding the whole loan(s).
A-1-26

(10)	Defeasance of the Hall of the States Whole Loan is permitted at any time on and after the first payment date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) September 8, 2029. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the Benchmark 2026-V24 securitization trust in November 2026. The actual defeasance lockout period may be longer.

(11)	On each monthly payment date following a collateral account deposit period, the borrower is required to deposit into a tenant improvement and leasing commission reserve account an amount equal to approximately $51,611.

(12)	On each monthly payment date following a collateral account deposit period, the borrower is required to deposit into a replacement reserve account an amount equal to approximately $12,903.

(13)	Following the occurrence of a critical tenant non-renewal trigger event, to the extent the date by which a critical tenant is required to give notice of renewal under its lease is less than 12 months prior to the current expiration date thereof, the borrower has the option, but not the obligation, in its sole discretion, to deposit with the lender, as of the date which is 12 months prior to the lease expiration, a cash deposit or a letter of credit in an amount equal to $4,075,996.75. Any such cash deposit or letter of credit will be held in a critical tenant account or by the lender, as applicable, and, to the extent timely made, a trigger period will not initially commence as a result of a critical tenant non-renewal trigger event. To the extent (x) the borrower fails to timely make the deposit described immediately above, (y) the borrower makes the deposit described immediately above but the applicable critical tenant fails to renew its lease as of the date required pursuant to its lease or (z) any other critical tenant trigger event occurs, a trigger period will immediately commence and excess cash flow will be required to be deposited in the critical tenant account in accordance with the terms of the Hall of the States Whole Loan documents, provided that to the extent the lockbox account and/or the cash management account has not yet been established as of any payment date, the borrower will be required to deposit into the critical tenant account, as of such payment date, all excess cash flow which would otherwise be deposited into an escrow account, as evidenced by the monthly operating statements delivered to the lender in accordance with the terms of the Hall of the States Whole Loan documents.

(14)	The increase from Most Recent NOI to Underwritten Net Operating Income is primarily attributable to the elimination of the annual ground lease obligation due to the acquisition of the Mortgaged Property.

(15)	A portion of the Mortgaged Property is master leased to a borrower affiliate, MEBAR HOS, LLC (the “Hall of the States Master Tenant”) pursuant to the terms of a master lease, effective as of January 1, 2012 (the “Hall of the States Master Lease”). The Hall of the States Master Tenant has subleased the entirety of the square footage under the Hall of the States Master Lease to various subtenants, which, as of July 2026, represents approximately 137,000 occupied square feet at the Mortgaged Property (approximately 22.1% of the net rentable area). The rent payable under the Hall of the States Master Lease is equal to the actual rent received, including base rent, additional rent, operating expenses, real estate taxes or other payments, from any sublease, license or other occupancy agreement for such leased premises. The Hall of the States Master Lease is scheduled to expire on December 31, 2032.

(16)	The largest tenant at the related Mortgaged Property, NBC News Channel, representing approximately 13.9% of the net rentable area at the Mortgaged Property, subleases approximately 23.7% of its space to Versant Media, LLC at an average monthly base rent of approximately $130,000 through the expiration of the sublease on September 30, 2028.
A-1-27

(17)	The Mortgaged Properties consist of four full-service hospitality assets and three golf course properties. The hospitality assets include: (i) the Old Edwards Inn Mortgaged Property, comprising 84 rooms and contributing approximately 47.3% of underwritten net cash flow ("UW NCF"); (ii) the Half Mile Farm Mortgaged Property, comprising 26 rooms and contributing approximately 1.2% of UW NCF; (iii) the 200 Main Mortgaged Property, comprising 69 rooms and contributing approximately 8.0% of UW NCF; and (iv) the Rivet House Mortgaged Property, comprising 50 rooms and contributing approximately 5.6% of UW NCF. The golf course properties include: (i) the Old Edwards Club Mortgaged Property, featuring an 18-hole golf course and contributing approximately 17.8% of UW NCF; (ii) the GlenCove Club Mortgaged Property, featuring a 12-hole golf course and contributing approximately 1.3% of UW NCF; and (iii) the Old Edwards Reserve at Lake Keowee Mortgaged Property, featuring an 18-hole golf course and contributing approximately 18.8% of UW NCF. Current Occupancy and all value-per-room metrics are based on the portfolio's aggregate room count of 229 rooms.

(18)	The “As Portfolio” Appraised Value of $277,000,000 as of May 27, 2026, represents the “As Is Appraised Value ($)” of $276,900,000 in addition to a 0.04% portfolio benefit. The “As Is Appraised Value ($)” is sum of the Appraised Values of: (i) the Rivet House Mortgaged Property’s appraised value of $18,200,000 as of May 27, 2026, (ii) the Old Edwards Reserve at Lake Keowee Mortgaged Property’s appraised value of $56,700,000 as of May 27, 2026, and (iii) the Old Edwards Inn, Half Mile Farm, 200 Main, Old Edwards Club, and GlenCove Club Mortgaged Properties’ cumulative Appraised Value of $202,000,000 as of May 15, 2026. The individual appraised values for the Old Edwards Inn, Half Mile Farm, 200 Main, Old Edwards Club, and GlenCove Club Mortgaged Properties were calculated by the lender based on cap rates to the respective underwritten net cash flow for each Mortgaged Property resulting in the following approximate rounded appraised values: (a) $143,862,140 for the Old Edwards Inn Mortgaged Property (7.50% cap rate), (b) $21,366,390 for the 200 Main Mortgaged Property (8.50% cap rate), (c) $3,265,800 for the Half Mile Farm Mortgaged Property (8.50% cap rate), (d) $31,267,440 for the Old Edwards Club Mortgaged Property (13.00% cap rate) and (e) $2,238,230 for the GlenCove Club Mortgaged Property (13.00% cap rate).

(19)	The Mortgage Loan permits the release of certain non-income-producing land parcels located within the Old Edwards Reserve at Lake Keowee Mortgaged Property. Such parcels are intended for future residential development and may be released subject to the terms and conditions set forth in the Mortgage Loan documents.

(20)	Historical financial information for the Mortgaged Properties prior to 2025 is not available. According to the borrower, the prior ownership group did not maintain financial records utilizing traditional hotel accounting practices and the operating results included collateral and non-collateral assets.

(21)	The Rivet House Mortgaged Property is subject to the Southern Mill Condominium regime, established pursuant to the Declaration of Condominium dated June 13, 2019. The Mortgaged Property represents a 19.86% undivided ownership interest in the condominium and is responsible for its proportionate share of common area expenses.

(22)	The sponsor manages six third-party-owned condominium units at the Old Edwards Inn Mortgaged Property located in downtown Highlands, North Carolina, known as "Oak Over Main." The condominium units are not part of the collateral but are marketed through the Old Edwards Inn reservation platform.

(23)	The sponsor manages two third-party-owned cabins located adjacent to the HalfMile Farm Mortgaged Property. The cabins are not part of the collateral but are marketed through the property's reservation platform.

(24)	The Old Edwards Club Mortgaged Property is located within the Highlands Cove residential community, which consists of approximately 287 homes. The residential properties are not part of the collateral.

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(25)	The GlenCove Club Mortgaged Property is located within the GlenCove residential community, which consists of approximately 37 homes. The residential properties are not part of the collateral.

(26)	The Old Edwards Reserve at Lake Keowee Mortgaged Property is located within The Reserve residential community, which consisted of approximately 557 homes as of 2025. The sponsor also manages approximately 16 third-party-owned single-family homes within the community that participate in a rental pool program. The residential properties and rental pool homes are not part of the collateral.

(27)	Defeasance of the Compass Storage National Portfolio 2.0 Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Compass Storage National Portfolio 2.0 Whole Loan to be securitized and (b) August 19, 2030. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the Benchmark 2026-V24 securitization in November 2026. The actual lockout period may be longer.

(28)	The borrowers have the right at any time (x) after the earlier of (a) the end of the two-year period commencing on the closing date of the last securitization involving any portion of the Compass Storage National Portfolio 2.0 Whole Loan and (b) August 19, 2030 and (y) prior to the monthly payment date in March 2031, to obtain the release of any one or more of the individual Mortgaged Properties, provided that, among other conditions, (i) the borrower has defeased the Mortgage Loan in an amount equal to the greater of 120% of the allocated loan amount of the released Mortgaged Property and the net sales proceeds of the released Mortgaged Property, (ii) after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties must be greater than the greater of (1) the debt yield of all the related Mortgaged Properties immediately prior to the release and (2) 9.31%, (iii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties must be greater than the greater of (1) the debt service coverage ratio of all the related Mortgaged Properties immediately prior to the release and (2) 1.54x, (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties must be no greater than the lesser of (1) the loan-to-value ratio with respect to all of the related Mortgaged Properties immediately prior to the release and (2) 62.71%, and (v) compliance with REMIC related conditions.

(29)	The increase from Fourth Most Recent NOI to Third Most Recent NOI is primarily attributable to including financial information for the Gonzales property and the subsequent increase from Third Most Recent NOI to Second Most Recent NOI can be attributed to including financial information for the New Iberia property.

(30)	The increase from Most Recent NOI to Underwritten Net Operating Income is primarily attributable to Fendi re-signing their lease through April 2039.

(31)	Historical cash flows from 2023 are not available as they were not collected by the lender.

(32)	The Mortgaged Property consists of three retail condominium units, which are each subject to condominium regimes in which such unit accounts for no greater than an undivided 21.41% interest in the related condominium. Accordingly, the borrowers do not control the condominiums.

(33)	On each payment date during the continuance of a trigger period, the borrower is required to deposit an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses to be incurred by the borrower for the then current interest accrual period.
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(34)	Upon the occurrence of an anchor trigger event, the borrower has the option, but is not required, to deposit with the lender a cash deposit or deliver to the lender a letter of credit in an aggregate amount equal to the applicable Anchor Threshold Amount (as defined below). To the extent such deposit is timely made or letter of credit is timely delivered to the lender, a trigger period will not commence as a result of the anchor trigger event and, to the extent such deposit is made or letter of credit is delivered to the lender following the commencement and during the existence of a trigger period resulting solely from an anchor trigger event, such trigger period will no longer be deemed to exist. If the borrower fails to timely make a deposit or deliver a letter of credit pursuant to the terms above, a trigger period will immediately commence. To the extent a trigger period occurs as a result of an anchor trigger event, the borrower is required to deposit into the anchor reserve account, all excess cash flow in the cash management account, provided, to the extent the cash management account has not yet been established as of any payment date following the commencement of the related trigger period, the borrower is required to deposit into the anchor reserve account, as of such payment date, all excess cash flow which would otherwise be deposited therein pursuant to the cash management agreement, as evidenced by the monthly or quarterly operating statements delivered to the lender in accordance with the terms of the Hamilton Place Whole Loan agreement.
"Anchor Threshold Amount" means $50 times the applicable square footage determined as follows:

(a) if (i) one or more of Belk East (aka Belk Women), Dillard's East (aka Dillard's Women) or Dillard's West (aka Dillard's Men) or any successor anchor who occupies a portion of the real property and related improvements of one or more of the foregoing anchors and the appurtenant interests therein (each, an "Anchor Space") is subject to an anchor trigger event but (ii) neither JCPenney nor any successor anchor who occupies a portion of the Anchor Space currently occupied by JCPenney is not subject to an anchor trigger event, the cumulative square footage of the Anchor Spaces which are subject to an ongoing anchor trigger event;

(b) if (i) two (2) or more of Belk East (aka Belk Women), Dillard's East (aka Dillard's Women) or Dillard's West (aka Dillard's Men) or any successor Anchor who occupies a portion of the Anchor Space currently occupied by any of the foregoing anchors are subject to an anchor trigger event and (ii) JCPenney or any successor Anchor who occupies a portion of the Anchor Space currently occupied by JCPenney is also subject to an anchor trigger event, the cumulative square footage of all Anchor Spaces which are subject to an ongoing anchor trigger event less 157,799 square feet; and

(c) if (i) only one of Belk East (aka Belk Women), Dillard's East (aka Dillard's Women), Dillard's West (aka Dillard's Men), or Belk West (aka Belk Men) or any successor anchor who occupies a portion of the Anchor Space currently occupied by any of the foregoing anchors is subject to an anchor trigger event and (ii) JCPenney or any successor Anchor who occupies a portion of the Anchor Space currently occupied by JCPenney is also subject to an anchor trigger event, 157,799 square feet.

(35)	The Whole Loan documents permit the borrower to obtain a release of a non-income producing portion of the Mortgaged Property in connection with a transfer to third parties or affiliates of the borrower without the payment of a release price provided that, among other conditions, the borrower satisfies customary REMIC requirements.

(36)	The borrower may acquire (the "Acquisition") the real property and related improvements of one or more anchors and the appurtenant interests therein (the "Additional Property"), and such Additional Property will be added as collateral of the Hamilton Place Whole Loan and subject to the related lien, provided certain condition precedents are satisfied, including: (a) the related anchor has vacated its leased premises on a permanent basis, on a date that is not within the period commencing 30 days prior to and terminating 30 days after the closing date of this securitization, and there is no credible evidence of a replacement party planning to take occupancy of such property; (b) the lender has obtained a rating agency confirmation with respect to the Acquisition; (c) the lender has received acceptable third party reports with respect to the Additional Property as reasonably required by the lender; and (d) the lender has received a REMIC opinion.
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(37)	The cap for the Replacement Reserves excludes any portion of the initial deposit which is to be used exclusively to complete certain improvements to the roadways, landscaping, and other areas of the Mortgaged Property as described in the Hamilton Place Whole Loan documents.

(38)	A grace period of five days is permitted once per trailing 12-month period with respect to late fees.

(39)	The largest tenant at the Mortgaged Property, Barnes & Noble Booksellers, representing approximately 7.7% of the net rentable area at the Mortgaged Property, has an ongoing co-tenancy requirement that (i) at least 60% of the total leasable square footage at the related shopping center (excluding department stores) or (ii) no fewer than four of (a) Sears, JC Penney, Belk, Dillard's and their respective replacements that are full-line department stores of similar character and reputation, or better, and occupying all or substantially all of their respective premises in the shopping center and (b) any additional full-line department stores, each having premises of no less than 90,000 square feet of leasable square footage and each having a similar character and reputation, or better, as the department stores named in subclause (a) must be occupied and open for business. If a co-tenancy violation occurs for 12 consecutive months, Barnes & Noble Booksellers has the right to abate rent to an amount that is equal to 50% of the then current fixed rent. If at any time at least 50% of the total leasable square footage at the related shopping center (excluding department stores) are not occupied and open for business for at least 12 consecutive months, then Barnes & Noble Booksellers has the right to terminate its lease with prior written notice.

(40)	The second largest tenant at the Mortgaged Property, H&M, representing approximately 6.0% of the net rentable area at the Mortgaged Property, has an ongoing co-tenancy requirement that (i) JC Penney, (ii) at least four other named stores (e.g., Sears, Belk Women, Belk Men, Home & Kids, Dillard’s Women and Dillard’s Men, Kids & Home) (subject to replacement with a qualifying long-term replacement) and (iii) retailers having an aggregate of at least 80% of the total gross leasable area at the related shopping center (excluding the H&M premises, the stores named in subclauses (i) and (ii) and temporary tenants) must be open for business. If a co-tenancy violation occurs, H&M has the right to abate rent to an amount that is equal to 5% of all gross sales applicable to such period. If a co-tenancy violation continues for 365 continuous days, then H&M has the right to terminate its lease with prior written notice.

(41)	The fourth largest tenant at the Mortgaged Property, Shoe Department/Encore, representing approximately 2.9% of the net rentable area at the Mortgaged Property, has an ongoing co-tenancy requirement that (i) Dillard’s Women, (ii) at least two other named anchors (e.g., Dillard’s Men, Kids & Home, Belk Women, JC Penney, Belk Men, Home & Kids and Barnes & Noble Booksellers) (subject to replacement with a qualifying long-term replacement) and (iii) at least 65% of the aggregate of leasable square feet of all tenant space at the related shopping center (excluding the anchor stores named in subclauses (i) and (ii)) must be open for business. If a co-tenancy violation occurs, Shoe Department/Encore has the right to abate rent to an amount that is equal to the lesser of (x) the minimum annual rent and percentage rent or (y) a monthly percentage rent in the amount of 5% of all gross sales. If (a) a co-tenancy violation continues for 12 months with respect to subclauses (i) and (ii) above or (b) a co-tenancy violation continues for 6 months with respect to subclause (iii), then Shoe Department/Encore has the right to terminate its lease with prior written notice.

(42)	The fourth largest tenant at the Mortgaged Property, Shoe Department/Encore, representing approximately 2.9% of the net rentable area at the Mortgaged Property, has a one-time right to terminate its lease in the event the gross sales for the period of August 1, 2026 through July 31, 2027 do not meet or exceed $1,500,000 with 90 days’ prior written notice delivered to the borrower by September 29, 2027.

(43)	The Largest Tenant, US Government SSA, has the right to terminate its lease, in whole or in part, at any time after March 31, 2029, upon 180 days’ prior written notice.

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(44)	The Third Largest Tenant, Apple, has the one-time right to terminate its lease with nine months’ prior written notice on September 1, 2027, subject to a termination fee equal to the unamortized balance of leasing commissions, rent abatement and tenant improvement allowances, at 8% interest compounded monthly.

(45)	The Fifth Largest Tenant, Zenith Insurance, has the one-time right to terminate its lease with nine months’ prior written notice on September 30, 2028, subject to a termination fee equal to the unamortized balance of leasing commissions and tenant improvements allowance on a straight-line basis over 78 months.

(46)	The Hager NYC Portfolio Properties are comprised of two multifamily properties and two mixed use (multifamily/retail) properties totaling 60 multifamily units which account for 71.6% of total effective gross income. In addition to the multifamily units, the Hager NYC Portfolio Properties contain approximately 5,651 square feet of retail space, which accounts for 28.4% of total effective gross income. As of September 1, 2026 the multifamily component was 93.3% leased and the retail component was 100.0% leased to six tenants. % of NRA shown on Annex A-1 for the commercial tenants is the percentage of commercial NRA.

(47)	The increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to lease up at the 753 9th Avenue property following its recent renovation in 2026.

(48)	The borrowers have the right at any time after the end of the two year period commencing on the Closing Date of the Benchmark 2026-V24 securitization, to obtain the release of any one or more of the individual Hager NYC Portfolio Properties, provided that, among other conditions, (i) the borrowers have defeased (or, on or after the monthly payment date occurring six months prior to the maturity date, prepaid) the Hager NYC Portfolio Mortgage Loan in an amount equal to 125% of the allocated loan amount of the released Hager NYC Portfolio Property, (ii) after giving effect to the release, the debt yield with respect to the remaining Hager NYC Portfolio Properties must be greater than the greater of (1) the debt yield of all the Hager NYC Portfolio Properties immediately prior to the release and (2) 8.41%, (iii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Hager NYC Portfolio Properties must be greater than the greater of (1) the debt service coverage ratio of all the Hager NYC Portfolio Properties immediately prior to the release and (2) 1.21x, (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Hager NYC Portfolio Properties must be no greater than the lesser of (1) the loan-to-value ratio with respect to all of the Hager NYC Portfolio Properties immediately prior to the release and (2) 71.85%, and (v) compliance with REMIC related conditions.

(49)	The loan documents provide that the borrowers may obtain the release from the lien of the Mortgage Loan of all or any portion of the borrowers’ unused development rights, air rights or unused floor area appurtenant to the 200 West 96th Street mortgaged property (collectively, “Hager West 96th Air Rights”), provided, that, among other conditions, (i) the Hager West 96th Air Rights to be released are sold or otherwise transferred in a bona fide third party transaction, (ii) simultaneously with the release, the borrowers must deposit with the lender an amount equal to 50% of the total gross purchase price payable for the Hager West 96th Air Rights to be held as additional collateral for the Hager NYC Portfolio Mortgage Loan, (iii) the transfer and any related zoning lot merger, development rights transfer, declaration of restrictions or other instrument must comply with all legal requirements and not render the related Mortgaged Property a non-conforming use or structure, and all requisite governmental approvals must have been obtained and be in full force and effect, (iv) the borrowers must submit to the lender a partial release of lien which will not impair or adversely affect the rights of the lender under the Mortgage Loan documents, (v) the borrowers, at their sole cost and expense: (x) must cause the Hager West 96th Air Rights to be designated as a separate tax lot (or lots) from the related Mortgaged Property in accordance with all applicable legal requirements, or, if after commercially reasonable efforts the borrowers cannot do so prior to or simultaneously with the release, they must deliver evidence reasonably satisfactory to the lender that the Hager West 96th Air Rights are separately assessed and taxed from the related Mortgaged Property, and (y) obtain and deliver to the lender, and cause to be recorded, a zoning lot development agreement and related zoning lot instruments acceptable to the lender and (vi) certain REMIC related conditions are satisfied.

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(50)	The Mortgaged Property consists of 17,669 square feet of retail space (12.7% of NRA and 34.4% of underwritten base rent), 113,494 square feet of office space (81.6% of NRA and 63.1% of underwritten base rent), and 5,426 square feet of storage space (3.9% of NRA and 2.5% of underwritten base rent). Additionally, 2,489 square feet (1.8% of NRA) include a management office, a shared tenant amenity space, and a non-income generating storage space for which no rent is attributable.

(51)	With respect to the Mortgaged Property, 43 leases, representing 21.0% of underwritten base rent are month-to-month.

(52)	The Mortgage Loan is part of a Whole Loan that was originated by Wells Fargo Bank, National Association, a portion of which was subsequently acquired by AREF2.

(53)	Defeasance of the related Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the fourth anniversary of the monthly payment date immediately following origination. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the Benchmark 2026-V24 securitization trust in November 2026. The actual defeasance lockout period may be longer.

(54)	The Largest Tenant, Philadelphia Works, Inc., may terminate portions of its two leases at the Mortgaged Property based on a tiered structure if funding declines below 50% of its 2024 baseline (approximately $66.9 million, resulting in a trigger at approximately $33.5 million). Current funding is approximately $77.1 million. Should funding for Philadelphia Works Inc. fall to between 40 and 50% of 2024, it will have the option to vacate either the entire second floor or the entire thirteenth floor, but not both, and no partial floors can be vacated. Should funding fall to between 15 and 39%, Philadelphia Works Inc. will have the option to vacate either the entire second floor or the entire thirteenth floor, plus one half of the other floor. If funding falls below 15% of its 2024 baseline, Philadelphia Works Inc. will have the option to surrender its entire premises and terminate its leases. Exercising any eligible option will require written notice by November 1 of the prior year, together with a termination payment ranging from $480,000 (for termination on May 31, 2027) to $120,000 (May 31, 2030) for the second floor and from $2,110,000 (May 31, 2027) to $300,000 (May 31, 2035) for the thirteenth floor.

(55)	The Largest Tenant, Philadelphia Works, Inc., has 38,606 square feet of its premises expiring in December 2030 with no remaining renewal options and 37,125 square feet expiring in December 2035 with one, eight-year renewal option remaining.

(56)	The Second Largest Tenant, the United States Government, may terminate two of its leases, in whole or in part, (i) regarding its lease for 5,040 square feet, at any time after March 6, 2035, upon 120 days’ prior written notice and (ii) regarding its lease for 3,492 square feet, at any time upon 120 days' prior written notice.

(57)	The Second Largest Tenant, the United States Government, has (i) 44,765 square feet of its premises expiring in August 2035 with one, eight-year renewal option remaining, (ii) 5,040 square feet expiring in March 2037 and 3,492 square feet expiring in February 2027, each with no remaining renewal options.

(58)	The Third Largest Tenant, City of Philadelphia, occupies 50,000 square feet at the Mortgaged Property, 12,500 of which is subleased from Magee Rehabilitation, whose direct lease expires February 2030. The Philadelphia Municipal Authority has executed a direct lease for Magee Rehabilitation’s space commencing in 2030 upon Magee Rehabilitation’s lease expiration which will be subleased to City of Philadelphia. The other 37,500 square feet is subleased from the Philadelphia Municipal Authority. 23,978 square feet of that space is leased through February 12, 2041, while the remaining 13,522 square feet is leased through September 2038.

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(59)	The Fourth Largest Tenant, Olin Partnership Ltd, has the one-time right to terminate its lease on May 31, 2032, upon 12 months’ prior written notice, subject to a termination fee of approximately $472,562 plus certain reimbursements.

(60)	The Fifth Largest Tenant, Bond Station House, LLC, has the one-time right to terminate its lease on October 31, 2027, upon 12 months’ prior written notice subject to a termination fee equal to the borrower sponsor’s unamortized transaction costs.

(61)	The borrower is required to deposit into an eligible account held by the lender or servicer on each monthly payment date, the FF&E Reserve Monthly Deposit, in an amount equal to the greater of (i) the FF&E Payment and (ii) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement. The “FF&E Payment” means, with respect to the corresponding monthly payment date, an amount equal to 1/12th of 4% of the greater of (x) the gross revenues for the hotel related operations at the Mortgaged Property for the immediately preceding calendar year, as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel related operations at the Mortgaged Property for the calendar year in which the applicable monthly payment date occurs as set forth in the annual budget. The initial monthly FF&E Payment was determined to be approximately $31,727.

(62)	The Appraised Value of $28,000,000 as of July 16, 2026 includes the $26,500,000 as-is valuation and $1,500,000 of excess land value related to the release parcel.

(63)	Third most recent historical financial information is not available because the Mortgaged Property was acquired by the borrowers in August 2026 in connection with this financing.

(64)	The Mortgaged Property is owned by the two tenants in common identified as (i) Core Kingsport LLC, a Delaware limited liability company, which owns a 74.8% undivided interest in the Mortgaged Property and (ii) Core Kingsport One LLC, a Delaware limited liability company, which owns a 25.2% undivided interest in the Mortgaged Property.

(65)	The borrowers have the right at any time after 30 days after the Closing Date to obtain the release of an unimproved, approximately 25-acre parcel that is part of the Mortgaged Property, provided that, among other conditions, (i) after giving effect to the release, the debt yield with respect to the remaining Mortgaged Property must be equal to or greater than the greater of (1) the debt yield of the remaining Mortgaged Property immediately prior to the release and (2) 10.82%, (ii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Property must be equal to or greater than the greater of (1) the debt service coverage ratio of all of the Mortgaged Property immediately prior to the release and (2) 1.38x, (iii) (a) if the release occurs during the period prior to the first payment date following the second anniversary of the closing date of this securitization (the “Kingsport Pavilion Lockout Period”) or during the six months prior to the maturity date of the Kingsport Pavilion Mortgage Loan (the "Kingsport Pavilion Prepayment Period"), the borrower must partially prepay the Kingsport Pavilion Mortgage Loan in an amount equal to $1,113,750 and a yield maintenance premium and (b) if the release occurs after the Kingsport Pavilion Lockout Period and prior to the Kingsport Pavilion Prepayment Period, the borrower must complete a partial defeasance of a portion of the Kingsport Pavilion Mortgage Loan equal to $1,113,750, and (iv) compliance with REMIC related conditions, including, without limitation, the delivery of a REMIC opinion.

(66)	More than 20 individuals have direct or indirect ownership interests in the related borrower.

(67)	The largest tenant at the Mortgaged Property, Academy Sports + Outdoors, representing approximately 23.6% of the net rentable area at the Mortgaged Property, has an ongoing co-tenancy requirement that (i) at least 70% of the total leasable square footage of all buildings at the related shopping center (excluding the Academy Sports + Outdoors premises) is not actively occupied by retail tenants and (ii) Target and Kohl’s must be occupied and open for business. If a co-tenancy violation occurs, Academy Sports + Outdoors has the right to abate rent to an amount that is equal to

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50% of the then current fixed rent. If a co-tenancy violation continues for 6 consecutive months, then Academy Sports + Outdoors has the right to terminate its lease with prior written notice.

(68)	The second largest tenant at the Mortgaged Property, Michaels, representing approximately 11.3% of the net rentable area at the Mortgaged Property, has an ongoing co-tenancy requirement that (i) at least two of Dick’s, Books-A-Million or Old Navy (or a suitable replacement tenant) and (ii) Target and Kohl’s must be occupied and open for business. If a co-tenancy violation occurs, Michaels has the right to abate rent to an amount that is equal to 50% of the then current minimum rent. If a co-tenancy violation continues for 12 months, then Michaels has the right to terminate its lease with prior written notice.

(69)	The third largest tenant at the Mortgaged Property, Burlington, representing approximately 9.7% of the net rentable area at the Mortgaged Property, has an ongoing co-tenancy requirement that (i) Target and Kohl’s and (ii) at least 60% of the aggregate leasable square feet of all tenant space (other than the Burlington leased premises) at the related shopping center must be open for business. If a co-tenancy violation occurs, Burlington has the right to abate rent to an amount that is equal to 2% of all gross sales applicable to such period. If a co-tenancy violation continues for 12 consecutive full months, then Burlington has the right to terminate its lease with prior written notice.

(70)	The fourth largest tenant at the Mortgaged Property, Books-A-Million, representing approximately 8.1% of the net rentable area at the Mortgaged Property, has an ongoing co-tenancy requirement that (i) Target and Kohl’s, (ii) at least two national box tenants operating in at least 14,000 square feet of gross leasable space (including, Michaels, Dick’s, Old Navy, Best Buy, Bed Bath & Beyond or Petco), and (iii) at least 60% of the remining gross leasable area of the buildings at the related shopping center (excluding the Books-A-Million premises) must be open for business. If a co-tenancy violation occurs, Books-A-Million has the right to abate rent to an amount that is equal to 50% of the then current minimum rent. If a co-tenancy violation continues for 12 consecutive months, then Books-A-Million has the right to terminate its lease with prior written notice.

(71)	Historical financial information is not available as the 2461 East 17th Street property was completely re-tenanted in 2025 and 2026 and recently underwent renovations to prepare the 2461 East 17th Street property for occupancy.

(72)	USPS began paying rent in May 2025 with a lease term through May 2040. The tenant is currently in the process of renovating its space, with physical occupancy anticipated in January 2027. We cannot assure you that USPS will take occupancy as expected or at all.

(73)	MB Stores of Brooklyn LLC, doing business as Jembro (“Jembro”), executed a lease for 9,944 SF in July 2026 and took possession of the premises on August 27, 2026. The tenant is currently preparing its space and is expected to open for business in November 2026. The tenant has paid the first month's rent, and pursuant to the lease, months 2 through 5 of the initial lease term October 1, 2026 through January 31, 2027) are subject to free rent. Contractual rent payments are scheduled to resume on February 1, 2027.

(74)	The Mortgage Loan is part of a Whole Loan that was co-originated by 3650 Capital SCF LOE I(A), LLC and Bank of Montreal.

(75)	Third most recent historical financial information is not available as the prior loan secured by the Mortgaged Property was cross-collateralized with the loan secured by the adjacent sister 30 – 30 Thomson Ave Property in the prior CMBS deal. The borrower sponsor only began separating income statements for the two related properties starting in 2024.

(76)	The related borrower and non-recourse guarantor provided a payment guaranty for (i) any and all fees, costs, and other amounts necessary to cause the renewal of the skybridge between the Mortgaged Property and the 30-30 Thomson Ave Property and (ii) any shortfall deposit in the debt service reserve account required to bring the balance of funds in such account to the minimum

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deposit amount of $3,000,000. The borrower and non-recourse guarantor also have full recourse liability until the expired temporary certificate of occupancy for the Mortgaged Property is renewed and tenant estoppel certificates from each of the three tenants at the Mortgaged Property are delivered to the lender.

(77)	The Mortgaged Property benefits from a long-term real estate tax abatement program, the New York City Industrial & Commercial Incentive Program (“ICIP”), which has a 25-year term that commenced in the 2007/2008 tax year and is scheduled to expire in the 2031/2032 tax year. According to the appraisal obtained in connection with the origination of the Mortgage Loan, the ICIP provides for (i) a 100% exemption from real estate taxes attributable to increases in the assessed value of the Mortgaged Property for years 1 through 16 of the term of the ICIP and (ii) an exemption percentage decreasing by 10% per year in years 17 through 25 of the term of the ICIP. The ICIP benefit is expected to provide an abatement of $1,579,226 for the remainder of its term. According to the appraisal, estimated unabated real estate taxes for the Mortgaged Property in the 2026/2027 tax year (representing year 20 of the term of the ICIP) are $2,849,564 versus abated real estate taxes of $2,405,826. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the preliminary prospectus.

(78)	An 8-story office building adjacent to the Mortgaged Property and located at 30-30 Thomson Avenue (the “30-30 Thomson Ave Property”) is owned by the borrower sponsor and is not part of the collateral for the Mortgage Loan. The Mortgaged Property and the adjacent building are connected by a skybridge and share an outdoor surface parking lot containing 212 parking spaces. Pursuant to the related loan documents, the borrower and borrower sponsor are prohibited from (i) leasing any space at the 30-30 Thomson Ave Property to any tenant leasing space at the Mortgaged Property, (ii) soliciting current tenants at the Mortgaged Property to relocate to the 30-30 Thomson Ave Property or (iii) in bad faith steering or directing any prospective tenant seeking to lease space at the Mortgaged Property to the 30-30 Thomson Ave Property.

(79)	The Mortgaged Property is connected via skybridge to the neighboring 30-30 Thomson Ave Property (non-collateral owned by an affiliate of the borrower). The skybridge is owned by the City of New York but the borrower is permitted to use to the skybridge pursuant to that certain Revocable Consent Agreement (the “SkyBridge Consent”), between the New York City Department of Transportation and the borrower. The borrower and the owner of the 30–30 Thomson Ave Property are responsible for all maintenance of the skybridge and are required to make annual payments to the City of New York for such use (the 2025-2026 payment was $42,979). Although the SkyBridge Consent expired on June 30, 2026, the borrower may continue to use the skybridge so long as the borrower continues to make its annual payments and maintain the skybridge. According to the related Mortgage Loan documents, the borrower has filed all documentation, performed all work and paid any fees, costs or other amounts necessary to obtain the renewal of the SkyBridge Consent and any remaining items required to renew the SkyBridge Consent are expected to be administrative in nature. The related borrower and non-recourse guarantor provided a payment guaranty for any fees, costs, expenses and other amounts arising out of or relating to the skybridge between the Mortgaged Property and the 30-30 Thomson Ave Property.

(80)	The Second Largest Tenant, AMC Westroads, has the right to terminate its lease at the Westroads Mall Mortgaged Property if its earnings before interest, taxes, amortization, depreciation and rent is negative in any full calendar year.

(81)	Concurrently with the origination of the related Whole Loan, Principle Life Insurance Company originated a mezzanine loan in the amount of $12,000,000 (the “Westroads Mall Mezzanine Loan”). The Westroads Mall Mezzanine Loan is secured by 100% of the direct equity interest in the borrower. The Westroads Mall Mezzanine Loan has a maturity date of June 1, 2031, five days prior to the maturity date of the Westroads Mall Mortgage Loan, and accrues interest at a rate of 10.00000% per annum.

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(82)	If at any time during the term of the loan additional PIP work is required by the franchisor under the franchise agreement (and the anticipated cost of such PIP work was not already reserved for by the lender), the borrower shall deposit with lender, within 15 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 100% of the estimated costs to complete such additional PIP work less the amount of FF&E reserve funds on deposit with lender in the FF&E reserve account and less any funds in the PIP reserve account, as reasonably determined by the lender.

(83)	More than 20 individuals have direct or indirect ownership interests in the related borrower.

(84)	Historical financial information prior to the T-3 Ann. as of June 30, 2026 are not available for the portfolio or for the 435 East 9th Street Property, as the 435 East 9th Street property was recently acquired in March 2026.

(85)	The increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to the lease-up of the properties following acquisition, as well as the leasing of the commercial space at 435 East 9th Street to a new tenant in 2026.

(86)	Following the date that is two years after the Closing Date, the borrower has the right to obtain the release of either individual Mortgaged Property, upon the defeasance of a release price equal to 120% of the allocated loan amount of such Mortgaged Property and satisfaction of the following conditions, among others: (i) after giving effect to the partial release, the debt service coverage ratio of the remaining Mortgaged Property will be greater than the greater of (x) the debt service coverage ratio immediately prior to the partial release and (y) 1.45x, (ii) after giving effect to the partial release, the debt yield of the remaining Mortgaged Property will be greater than the greater of (x) the debt yield immediately prior to the partial release and (y) 9.25%, (iii) after giving effect to the partial release, the loan to value ratio of the remaining Mortgaged Property will be no greater than the lesser of (x) the loan to value ratio immediately prior to the partial release and (y) 60.00%, and (iv) satisfaction of REMIC related requirements.

(87)	The loan documents provide that the lender may not unreasonably withhold consent to a transfer by the borrowers and the release from the lien of the Mortgage Loan of the borrowers’ unused development rights, air rights or transferable development rights appurtenant to or associated with either or both of the Mortgaged Properties (collectively, “Air Rights”), provided, that, among other conditions, (i) the Air Rights to be released are in excess to the needs of the existing improvements, the transfer must not adversely impair or affect the existing improvements, violate any applicable zoning or other laws affecting the applicable Mortgaged Property, prevent borrower from restoring the improvements to their current condition in the event of a casualty, or reduce the remaining floor area ratio, lot coverage or other zoning capacity of the applicable Mortgaged Property below that which is needed to maintain the existing improvements as a legal conforming use or preexisting legal non-conforming use, (ii) the release and transfer of the Air Rights will not have a material adverse effect on the remainder of the applicable Mortgaged Property, and (iii) certain REMIC related conditions are satisfied.

(88)	The 437 East 12th Street property is comprised of 36 residential units, accounting for 71.9% of underwritten effective gross income for the portfolio and 2 commercial units accounting for 5.6% of underwritten effective gross income for the portfolio. The 435 East 9th Street property is comprised of 13 residential units accounting for 16.9% of underwritten effective gross income for the portfolio and 2 commercial units accounting for 5.6% of underwritten effective gross income for the portfolio.

(89)	The borrower may acquire a leasehold interest in a 147-slip marina (representing approximately 24.7% of the underwritten net cash flow) pursuant to an anticipated assignment of a submerged land lease between the seller of the Mortgaged Property (the “Lake James Seller”), as lessee, and Duke Energy Carolinas, LLC (“Duke”), as lessor (with Duke, in turn, holding its interest in the marina as a licensee pursuant to an order made by the Federal Energy Regulatory Commission, as licensor) that expires in November 2055 (co-terminus with the expiration of Duke’s license). If the borrower

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acquires such leasehold interest, then the leasehold interest will become collateral for the Mortgage Loan. The submerged land lease generally does not provide for standard lender protections. Notwithstanding anything to the contrary in the foregoing, although the Lake James Seller sold its leasehold interest in the marina (together with the fee interest in the remaining portion of the Mortgaged Property) to the borrower pursuant to the related purchase and sale agreement (and the lender obtained a security interest in any of the borrower’s rights thereunder pursuant to an assignment of agreements obtained in connection with the origination of the Mortgage Loan), the Lake James Seller is unable to assign the submerged land lease without the consent of related lessor, Duke Carolinas, LLC, which has not been obtained. The Mortgage Loan documents require the borrower to (i) promptly and expeditiously deliver to the lender, and cause to be recorded, an assignment of the submerged land lease consented to by Duke, (ii) deliver to the lender, and cause to be recorded, an amendment to the security instrument and UCC financing statement spreading the lien of the Mortgage Loan to the related leasehold estate, and (iii) deliver to the lender an endorsement to the title insurance policy insuring the leasehold estate.

(90)	The Mortgage Loan is part of a Whole Loan that was co-originated by GSBI and AREF2.

(91)	Historical financial information is unavailable due to the property not being completed until 2025 and TCO not being received until May 2026.

(92)	The Mortgaged Property is in the third year of a 35-year 421-a tax abatement. Such abatement provides for a 100% abatement in the first 25 years, and an abatement based on the percentage of affordable apartments (99.6%) in the remaining 10 years. According to the appraisal, for the 2026/2027 tax year, the unabated taxes would have been $1,931,020 and the abated taxes are $43,616. The Mortgage Loan was underwritten based on estimated abated taxes of $43,013.

(93)	A cash management period will occur on September 6, 2030, if (i) the debt yield is less than 10.5% on May 1, 2030, and (ii) the borrower does not deposit cash or a letter of credit with the lender in an amount equal to approximately $4,939,785 prior to September 6, 2030.

(94)	Voluntary prepayment of the Mall at Prince George’s Whole Loan, in whole, but not in part, is permitted via either defeasance or yield maintenance on any business day on and after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) June 6, 2029; provided that if such prepayment is made prior to December 6, 2030, then the borrower is required to pay a yield maintenance premium equal to no less than 1% of the outstanding Whole Loan balance. The assumed defeasance lockout period of 30 payments is based on the anticipated closing date of the Benchmark 2026-V24 securitization trust in November 2026. The actual defeasance lockout period may be longer.

(95)	The Mortgage Loan documents permit the related borrower to obtain the release of any non-income producing outparcels at any time, provided that any such release includes, among other things, (i) the payment of a $15,000 processing fee and (ii) the satisfaction of customary REMIC requirements, including delivery by the borrower of a REMIC opinion.

(96)	The borrower has the right to obtain the release of the 345 NE 80th Street Mortgaged Property (the “Miami Ironside Release Property”) upon the prepayment of a release price equal to the greater of (1) 120% of the allocated loan amount and (2) the net sales proceeds applicable to the Miami Ironside Release Property and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is no less than the greater of (x) the debt service coverage ratio immediately prior to the partial release and (y) the debt service coverage ratio at origination; (ii) after giving effect to such release, the loan to value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (x) the loan to value ratio immediately prior to the partial release and (y) the loan to value ratio at origination; (iii) after giving effect to such release, the debt yield with respect to the remaining Mortgaged Properties is no less than the greater of (x) the debt yield immediately prior to the partial release and (y) the debt yield at origination; and (iv) certain REMIC related conditions are satisfied.

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(97)	The lease for Lang-Schwander, the largest tenant, occupying 11.4% of the total net rentable area at the Mortgaged Properties, permits either such tenant or the landlord to terminate such lease at any time with six months’ advance written notice.

(98)	The Mortgaged Property benefits from a 15-year 421-a tax abatement, pursuant to which all of the units are rent stabilized. The 421-a tax abatement program provides for (i) a 100% real estate tax exemption during the first 11 years, (ii) an 80% real estate tax exemption in year 12, (iii) a 60% real estate tax exemption in year 13, (iv) a 40% real estate tax exemption in year 14 and (v) a 20% real estate tax exemption in year 15. The Mortgaged Property is currently in year 15 of the 421-a tax abatement program. The 421-a tax abatement is scheduled to expire on June 30, 2027, at which time the Mortgaged Property will become fully taxable and all units may be converted to free market rent, provided that the required 421-a deregulation documentation was included in the applicable tenants’ leasing packages. A review of the deregulation documentation indicated that 25 units (approximately 61% of the units at the Mortgaged Property) did not include the required 421-a deregulation notice in their subsequent renewal packages. As a result, if such tenants remain in occupancy at the time the 421-a tax abatement expires, those units will remain rent stabilized until they become vacant. The estimated abated real estate taxes for the 2026/2027 tax year are $349,930, compared to the underwritten unabated real estate taxes of $435,881. The Mortgage Loan will become full recourse to the borrower and guarantors upon the occurrence of any past, present or future violation under the 421-a tax abatement program or any applicable rent regulations, or upon the imposition of any fees, penalties or taxes, including any recapture or reinstatement thereof, arising from any such violation or failure to comply with the 421-a tax abatement program or any applicable rent regulations.

(99)	The borrower will make ongoing monthly deposits for approved leasing expenses in the amount of (i) from the first monthly payment date through and including the payment date in January 2029, approximately $10,241 and (ii) from the payment date in February 2029 and thereafter, approximately $13,654, at all times subject to a cap of $450,000.

(100)	If the Fifth Largest Tenant, Citi Trends, has gross sales less than $1,400,000 in the third year of the initial term or the third year of any option term, it may terminate its lease upon 30 days’ prior written notice within 60 days of the end of that third year. If Citi Trends terminates its lease in the initial term, it must also pay a termination fee equal to the unamortized construction allowance.

(101)	The Fourth Most Recent cash flows are not available as the sponsor acquired the property in 2023.

(102)	The Mortgage Loan is secured in part by the borrower’s leasehold interest in a 68-slip marina (representing approximately 0.6% of the underwritten net cash flow) pursuant to a recorded submerged land lease between the borrower, as lessee, and Duke Energy Carolinas, LLC, as lessor (with Duke Energy, LLC, in turn, holding its interest in the marina as a licensee pursuant to an order made by the Federal Energy Regulatory Commission, as licensor) that expires in November 2055 (co-terminus with the expiration of Duke Energy, LLC’s license). The submerged land lease generally does not provide for standard lender protections.

(103)	Prepayment of the StorQuest Self Storage - Stockton Whole Loan in whole, but not in part, is permitted on or after October 6, 2028; provided that if the prepayment occurs prior to April 6, 2031, the borrower is required to pay a yield maintenance premium equal to no less than 1% of the principal amount of the outstanding StorQuest Self Storage - Stockton Whole Loan.

(104)	During the continuance of a trigger period, the borrower is required to remit to the lender, for deposit into the Capital Expenditure Account, an amount of $654.79 per month.

(105)	Prepayment of the HP Plaza Whole Loan in whole, but not in part, is permitted on or after June 6, 2027; provided that if the prepayment occurs prior to December 6, 2030, the borrower is required to

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pay a yield maintenance premium equal to no less than 1% of the principal amount of the outstanding HP Plaza Whole Loan.

(106)	Pursuant to various agreements between the borrower and the related master tenant (the “Purchase Option Agreements”), the borrower has granted the master tenant the option to purchase the related Mortgaged Property on and after the monthly rent payment date in June 2027, upon written notice and payment of the unpaid acquisition cost ($87,000,000), all unpaid rent due and other amounts then payable under the master lease, and a yield maintenance premium, if then applicable. In addition, under the Purchase Option Agreements, the master tenant has granted the borrower the option to require the master tenant to purchase the related Mortgaged Property, upon written notice of an event of default under HP Plaza master lease, in each case for an amount equal to the unpaid acquisition cost ($87,000,000), all unpaid rent due and other amounts then payable under the master lease, and a yield maintenance premium, if then applicable. The master tenant also has a purchase option to purchase the related Mortgaged Property, and the borrower has an option to require the master tenant to purchase the related Mortgaged Property, if the Mortgaged Property is damaged or destroyed in a casualty or taken in a condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium. Additionally, the sole tenant at the Mortgaged Property, HP, Inc., has a right of first offer to purchase the Mortgaged Property or any portion thereof; provided that such right of first offer will not apply to a foreclosure or deed-in-lieu thereof or to any person or entity taking title by foreclosure or a deed-in-lieu thereof and to the first sale following a foreclosure or acceptance of a deed-in-lieu thereof.

(107)	The Mortgaged Property benefits from a tax incentive established under a Tax Limitation Agreement (“HP Plaza TLA”) and related Escrow Agreement (“HP Plaza EA”), pursuant to which the obligor (Springwoods Realty, Inc.) makes annual payments to the borrower as beneficiary. These payments are funded through two escrow accounts (“Escrow A” and “Escrow B”) maintained by an independent escrow trustee at Bank of America. As of December 31, 2025, Escrow A and Escrow B held balances of approximately $897,000 and $1.56 million, respectively, providing a combined balance of approximately $2.46 million, or roughly 11.5 years of coverage based on the 2025 HP Plaza TLA payment obligation of $213,192. The escrow structure includes replenishment and default protections including that if Escrow A is depleted, Escrow B serves as a backstop, and the obligor is required to replenish Escrow A with an amount equal to the projected HP Plaza TLA payments for the subsequent five-year period. Failure to replenish escrow funds or cure a HP Plaza TLA default triggers the release of all remaining escrowed funds to the beneficiary. The HP Plaza TLA is expected to remain in effect through 2036, subject to certain limited early termination events, and all obligations survive until full payment of amounts due under the HP Plaza TLA. The borrower has the right to assign its interests under the HP Plaza TLA and HP Plaza EA to future owners and lenders without obligor consent. The borrower has collaterally assigned its rights under the HP Plaza TLA and HP Plaza EA to the lender such that the lender succeeds to the borrower’s rights to the tax incentive payments and associated escrow protections in the event of a foreclosure or deed-in-lieu of foreclosure.

(108)	In the event that borrower receives a fee, payment or other compensation from any tenant relating to or in exchange for the termination of such tenant’s lease (a “Lease Termination Fee”) borrower shall promptly deposit such Lease Termination Fee with lender, to be utilized for tenant improvements and leasing commissions that may be incurred with respect to the space relating to such Lease Termination Fee.

(109)	The master tenant is required to pay monthly rent in an amount equal to interest at the rate of 7.01000% per annum (which is the weighted average interest rate on the related Whole Loan as of the origination date) on the outstanding Acquisition Cost (as defined below) for the period ending immediately prior to the monthly rent payment date, calculated on an Actual/360 basis, and on the final rent payment date (which is June 6, 2031, the same date as the whole loan maturity date), any unpaid Acquisition Cost. “Acquisition Cost” means $87,000,000 (which is the original principal amount of the related whole loan). In addition, the master tenant is required to fund real estate taxes,

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pay insurance costs and perform or cause to be performed structural maintenance on the Mortgaged Property. The master lease provides that it is subject and subordinate to the Whole Loan.

(110)	Historical financial information is not available as renovations on the Mortgaged Property were completed in 2025.

(111)	During a cash management period, if and to the extent the amount contained in the TI/LC Account, excluding any amounts attributable to Termination Proceeds, is less than $143,034, the borrower is required to remit to the lender, for deposit into the TI/LC Account, an amount of $5,959.75 per month.

(112)	During a cash management period, if and to the extent the amount contained in the Capital Expenditure Account is less than $35,758.50, the borrower is required to remit to the lender, for deposit into the Capital Expenditure Account, an amount of $1,489.94 per month.

(113)	The Fourth Largest Tenant, Morlin Asset Management, is an affiliate of the borrower.

(114)	The borrowers own all of the Mortgaged Property as tenants-in-common.

(115)	Prepayment of the Del Rey Campus Whole Loan is permitted at any time on and after the first payment date following the second anniversary of the origination date, provided, if the Mortgaged Property is being sold to an entity which is under the ownership control of Electronic Arts, the lockout period will mean the period from the origination date to but excluding the first payment date following the sixth month anniversary of the origination date.

(116)	The borrower will have the option, but not the obligation, in its sole discretion, within ten business days of receipt of notice from the lender of the occurrence of a DSCR trigger event or any time thereafter during the existence of a trigger period resulting from a DSCR trigger event, to either (i) deposit with the lender a cash deposit or deliver to the lender a letter of credit in an aggregate amount equal to the excess cash flow deposit amount (i.e., $1,409,285.28) (taking into account funds on deposit in the excess cash flow account) or (ii) to commence making monthly deposits equal to 1/12th of the excess cash flow deposit amount (i.e., $117,440.44) with the first monthly deposit to be made on or prior to the ten business day time period described above or as of the date the borrower choose to end any related trigger period (each monthly deposit, an "Excess Cash Flow Monthly Deposit").

(117)	The Appraised Value of $132,500,000 reflects the “As Stabilized” value as of January 14, 2027. The “As Is” Appraised Value of the Mortgaged Property as of January 14, 2026 is $124,000,000.

(118)	The Largest Tenant, Electronics Arts, leasing approximately 57.5% of the net rentable area at the related Mortgaged Property, is not yet in occupancy of approximately 37.7% of its space (the “EA Expansion Space”) pending the completion of the related buildout (with an anticipated physical occupancy date in October 2026). We cannot assure you that Electronic Arts will take occupancy of the EA Expansion Space as expected or at all.

(119)	The Second Largest Tenant, Continental Development, leasing approximately 17.5% of the net rentable area at the related Mortgaged Property, is not yet in occupancy of its space pending the completion of the related buildout (with an anticipated physical occupancy date in October 2026). We cannot assure you that Continental Development will take occupancy of its space as expected or at all.

(120)	The Second Largest Tenant, Continental Development, representing approximately 21.3% of the underwritten rent at the related Mortgaged Property, is the related borrower sponsor and non-recourse carve-out guarantor under the Mortgage Loan.

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(121)	The Third Largest Tenant, Association of Surfing Professionals, LLC (World Surf League), leasing approximately 6.8% of the net rentable area at the related Mortgaged Property, has taken occupancy of its space but is entitled to a 50% abatement of base rent through March 31, 2027.

(122)	The historical cash flows are not available as they are not required by the lender because each of the related Mortgaged Properties are single tenant properties subject to net leases with the related tenant where the related borrower did not provide the lender with historical financial information.

(123)	The Dollar Tree - Lebanon Mortgaged Property is subject to a ground lease between one of the related borrowers, Continuum Properties Owner SPE, LLC, as the lessee, and the City of Lebanon as the lessor. The ground lease has an expiration date of July 31, 2029 and a remaining nine, five-year extension options. The current annual ground rent is $4,563.

(124)	The borrowers own the Mortgaged Property as tenants-in-common.

(125)	At the time of acquisition, the 1,853,053 SF Arcola Campus was approximately 86.6% triple net leased to Dow Chemical Company (927,828 SF expiring 12/31/2028) and Wyeth Pharmaceuticals (a wholly owned subsidiary of Pfizer, 677,311 SF expiring 8/15/2028), with 247,914 SF of vacant office space. The broader campus consists of 14 buildings and spans approximately 1.9 million SF.

(126)	The defeasance lockout period will be at least 32 payment dates beginning with and including the first payment date on April 6, 2026. Defeasance of the 400 Arcola Road Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) February 12, 2029. The assumed lockout period of 32 payments is based on the closing date of the Benchmark 2026-V24 securitization in November 2026. The actual defeasance lockout period may be longer.

(127)	Historical financial information was not provided by the borrower because of the new condominium structure and because the Mortgaged Property is a single tenant property subject to a double-net, triple-net or absolute-net lease with the related tenant.

(128)	During a trigger period, the borrower is required to make ongoing deposits into the TI/LC reserve in an amount equal to $132,772.17 per month.

(129)	During a trigger period, the borrower is required to make ongoing deposits into the replacement reserve in an amount equal to $13,277.22 per month.

(130)	During a Tax Increase Period (as defined below), the lender will maintain an eligible account (the “Tax Increase Reserve Account”) (which may be a book-entry subaccount) for the purpose of reserving amounts anticipated to be required. On each payment date during a Tax Increase Period, the borrower is required to remit to the lender, for deposit into the Tax Increase Reserve Account, an amount equal 1/12 of an amount, as reasonably determined by the lender as of such date of determination, that, if applied to the then-principal indebtedness, would result in a debt yield of 8.5% (the "Tax Increase Amount"). Upon the conclusion of a Tax Increase Period and payment of all costs and expenses in respect thereof, provided no event of default or trigger period is then continuing, any amounts then remaining in the Tax Increase Reserve Account must promptly be remitted to the borrower and the Tax Increase Reserve Account will no longer be maintained. The “Tax Increase Period” means any period that commences upon a determination, whether by settlement with Dow Chemical Company or by final judgment from a court of competent jurisdiction, that requires the borrower to make any payment of property taxes that are not subject to be reimbursed by Dow Chemical Company under the Dow Chemical Company lease and concludes upon the earlier of (i) the date on which Dow Chemical Company tenant reimburses the borrower for 100% of the property taxes due and owing and (ii) the entry into a written agreement with the Dow Chemical Company tenant pursuant to which the Dow Chemical Company tenant agrees to reimburse the borrower for or to pay directly any and all property taxes due and owing from and after the date of such agreement.

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(131)	The Mortgaged Property is secured by the borrower's fee simple interest in four of 12 condominium units (Unit NAB, Unit South Building, Unit North Building and Unit Research Building) in a mixed-use, life science, research and development campus. The other eight condominium units are owned by separate borrower affiliate entities. The condominium board is currently comprised such that board members for each unit vote in proportion to their undivided percent interest in the common elements, so the borrower's board members have a 43.15% voting stake in the condominium regime. The borrower has two members on the board and, as such, the borrower does not control the board. No other unit owner has a percentage interest in the condominium sufficient to establish control thereunder, but all unit owners were affiliated with the borrower as of the origination of the Mortgage Loan.

(132)	The borrowers own the Mortgaged Property as tenants-in-common.

(133)	The borrowers own the Mortgaged Property as tenants-in-common.

(134)	Historical financial information prior to the trailing twelve months ended August 31, 2026 is not available because the Elkhorn MHC property was acquired in June 2025.

(135)	The Appraised Value reflects the “as-portfolio” appraised value of $6,960,000 as of August 24, 2026, which includes a portfolio premium of approximately 1.8% based on the assumption that the Evoke MHC 3-Pack properties are sold together as a portfolio on a bulk basis. The aggregate “as-is” value of the Evoke MHC 3-Pack properties according to appraisals dated between August 24, 2026 and September 25, 2026 without a portfolio premium is $6,840,000, which equates to a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 58.8%.

(136)	The Mortgaged Property consists of 1,550 square feet of retail space accounting for approximately 54.50% of underwritten base rent and 2,700 square feet of multifamily space across three units accounting for approximately 45.50% of underwritten base rent.

(137)	The largest commercial tenant at the Mortgaged Property (accounting for approximately 28.24% of the total net rentable area and 77.42% of the commercial net rentable area at the Mortgaged Property), is owned by individuals who collectively own 15% of the Mortgaged Property.

(138)	Historical financial information is unavailable, as the borrower sponsor recently acquired the property in April 2026.

(139)	The borrowers own the Mortgaged Property as tenants-in-common.

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ANNEX A-2

MORTGAGE POOL INFORMATION

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Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Refinance	28	$522,777,980	68.9%	$18,670,642	1.71x	7.061%	57	56.9%	56.0%
Acquisition	13	164,008,000	21.6	$12,616,000	2.03x	6.709%	58	58.2%	58.2%
Refinance / Acquisition	1	65,000,000	8.6	$65,000,000	1.54x	5.950%	58	62.7%	62.7%
Recapitalization	1	7,500,000	1.0	$7,500,000	1.69x	7.082%	59	56.1%	56.1%
Total/Avg./Wtd.Avg.	43	$759,285,980	100.0%	$17,657,813	1.76x	6.8900%	58	57.7%	57.1%

Distribution of Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	36	$612,478,000	80.7%	$17,013,278	1.74x	6.833%	58	57.1%	57.1%
Amortizing Balloon	7	146,807,980	19.3	$20,972,569	1.85x	7.129%	56	60.2%	57.0%
Total/Avg./Wtd.Avg.	43	$759,285,980	100.0%	$17,657,813	1.76x	6.8900%	58	57.7%	57.1%

(1)	All of the mortgage loans will have balloon payments at maturity date.

Distribution of Cut-off Date Balances

Range of Cut-off Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
2,340,000 - 9,999,999	18	$96,508,000	12.7%	$5,361,556	1.47x	6.880%	57	62.9%	62.9%
10,000,000 - 19,999,999	18	284,551,381	37.5	$15,808,410	1.56x	7.162%	57	60.7%	59.6%
20,000,000 - 29,999,999	1	24,500,000	3.2	$24,500,000	1.21x	6.860%	60	71.8%	71.8%
40,000,000 - 49,999,999	2	93,226,599	12.3	$46,613,299	1.84x	6.908%	55	62.8%	61.1%
50,000,000 - 75,000,000	4	260,500,000	34.3	$65,125,000	2.12x	6.593%	59	49.3%	49.3%
Total/Avg./Wtd.Avg.	43	$759,285,980	100.0%	$17,657,813	1.76x	6.890%	58	57.7%	57.1%

	Min	$2,340,000
	Max	$75,000,000
	Average	$17,657,813

Distribution of Underwritten Debt Service Coverage Ratios

Range of Underwritten Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
1.21 - 1.49	21	$232,392,979	30.6%	$11,066,332	1.33x	7.184%	58	64.9%	64.7%
1.50 - 1.99	15	293,975,014	38.7	$19,598,334	1.65x	6.666%	57	55.3%	54.7%
2.00 - 2.49	6	157,917,986	20.8	$26,319,664	2.20x	7.035%	57	55.9%	54.4%
2.50 - 2.64	1	75,000,000	9.9	$75,000,000	2.64x	6.553%	59	48.3%	48.3%
Total/Avg./Wtd.Avg.	43	$759,285,980	100.0%	$17,657,813	1.76x	6.8900%	58	57.7%	57.1%

	Min	1.21x
	Max	2.64x
	Average	1.76x

A-2-1

Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
5.9500 - 6.4999	9	$122,765,000	16.2%	$13,640,556	1.61x	6.121%	58	61.3%	61.3%
6.5000 - 6.9999	15	349,255,542	46.0	$23,283,703	1.86x	6.778%	57	56.4%	55.8%
7.0000 - 7.4999	15	232,865,437	30.7	$15,524,362	1.75x	7.182%	58	57.4%	56.5%
7.5000 - 8.3200	4	54,400,000	7.2	$13,600,000	1.57x	8.095%	59	58.9%	58.1%
Total/Avg./Wtd.Avg.	43	$759,285,980	100.0%	$17,657,813	1.76x	6.890%	58	57.7%	57.1%

	Min	5.9500%
	Max	8.3200%
	Average	6.8900%

Distribution of Cut-off Date Loan-to-Value Ratios(1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
35.6 - 44.9	1	$55,500,000	7.3%	$55,500,000	1.81x	6.821%	60	35.6%	35.6%
45.0 - 54.9	5	192,132,849	25.3	$38,426,570	2.35x	6.887%	58	49.7%	49.0%
55.0 - 64.9	22	318,017,532	41.9	$14,455,342	1.55x	6.902%	57	59.8%	59.2%
65.0 - 72.1	15	193,635,599	25.5	$12,909,040	1.52x	6.894%	57	68.5%	67.7%
Total/Avg./Wtd.Avg.	43	$759,285,980	100.0%	$17,657,813	1.76x	6.890%	58	57.7%	57.1%

(1) Unless otherwise indicated, the Cut-off Date Loan-to-Value Ratio is calculated utilizing the “as-is” appraised value. With respect to three mortgage loans, representing approximately 10.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Cut-off Date Loan-to-Value Ratio was calculated using either (i) the "as stabilized" appraised value which is inclusive of an extraordinary assumption and (ii) the "as portfolio" appraised value which is inclusive of a portfolio premium. The weighted average Cut-off Date Loan-to-Value Ratio for the mortgage pool without making any of the adjustments described above is 57.7%."

	Min	35.6%
	Max	72.1%
	Average	57.7%

Distribution of Maturity Date Loan-to-Value Ratios(1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
35.6 - 44.9	1	$55,500,000	7.3%	$55,500,000	1.81x	6.821%	60	35.6%	35.6%
45.0 - 54.9	7	217,275,458	28.6	$31,039,351	2.30x	6.953%	58	50.5%	49.6%
55.0 - 64.9	21	339,601,522	44.7	$16,171,501	1.59x	6.853%	57	61.0%	60.2%
65.0 - 72.1	14	146,909,000	19.3	$10,493,500	1.36x	6.909%	58	68.9%	68.9%
Total/Avg./Wtd.Avg.	43	$759,285,980	100.0%	$17,657,813	1.76x	6.890%	58	57.7%	57.1%

(1) Unless otherwise indicated, the Maturity Date Loan-to-Value Ratio is calculated utilizing the “as-is” appraised value. With respect to three mortgage loans, representing approximately 10.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Maturity Date Loan-to-Value Ratio was calculated using either (i) the "as stabilized" appraised value which is inclusive of an extraordinary assumption and (ii) the "as portfolio" appraised value which is inclusive of a portfolio premium. The weighted average Maturity Date Loan-to-Value Ratio for the mortgage pool without making any of the adjustments described above is 57.7%.

	Min	35.6%
	Max	72.1%
	Average	57.1%

A-2-2

Distribution of Original Terms to Maturity

Original Term to Maturity (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
60	43	$759,285,980	100.0%	$17,657,813	1.76x	6.890%	58	57.7%	57.1%
Total/Avg./Wtd.Avg.	43	$759,285,980	100.0%	$17,657,813	1.76x	6.890%	58	57.7%	57.1%

	Min	60	months
	Max	60	months
	Average	60	months

Distribution of Remaining Terms to Maturity

Range of Remaining Term to Maturity (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
52 - 59	39	$650,085,980	85.6%	$16,668,871	1.78x	6.844%	57	59.1%	58.4%
60 - 60	4	109,200,000	14.4	$27,300,000	1.65x	7.164%	60	49.2%	48.8%
Total/Avg./Wtd.Avg.	43	$759,285,980	100.0%	$17,657,813	1.76x	6.890%	58	57.7%	57.1%

	Min	52	months
	Max	60	months
	Average	58	months

Distribution of Original Amortization Terms

Original Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	36	$612,478,000	80.7%	$17,013,278	1.74x	6.833%	58	57.1%	57.1%
300	2	29,389,461	3.9	$14,694,731	1.77x	7.408%	58	54.5%	50.4%
360	5	117,418,518	15.5	$23,483,704	1.87x	7.059%	55	61.6%	58.6%
Total/Avg./Wtd.Avg.	43	$759,285,980	100.0%	$17,657,813	1.76x	6.890%	58	57.7%	57.1%

	Min(1)	300	months
	Max(1)	360	months
	Average(1)	348	months

(1)	Does not include any mortgage loan that pays interest-only until its maturity date or anticipated repayment date.

Distribution of Remaining Amortization Terms

Range of Remaining Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	36	$612,478,000	80.7%	$17,013,278	1.74x	6.833%	58	57.1%	57.1%
280 - 319	2	29,389,461	3.9	$14,694,731	1.77x	7.408%	58	54.5%	50.4%
320 - 360	5	117,418,518	15.5	$23,483,704	1.87x	7.059%	55	61.6%	58.6%
Total/Avg./Wtd.Avg.	43	$759,285,980	100.0%	$17,657,813	1.76x	6.890%	58	57.7%	57.1%

	Min(1)	297	months
	Max(1)	358	months
	Average(1)	344	months

(1)	Does not include any mortgage loan that pays interest-only until its maturity date or anticipated repayment date.

A-2-3

Distribution of Prepayment Provisions

Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Defeasance	27	$598,960,370	78.9%	$22,183,717	1.81x	6.863%	58	59.1%	58.4%
Yield Maintenance	13	124,335,000	16.4	$9,564,231	1.60x	6.774%	58	50.5%	50.5%
Yield Maintenance or Defeasance	3	35,990,609	4.7	$11,996,870	1.58x	7.735%	55	58.1%	57.1%
Total/Avg./Wtd.Avg.	43	$759,285,980	100.0%	$17,657,813.48	1.76x	6.890%	58	57.7%	57.1%

Distribution of Debt Yields on Underwritten Net Operating Income

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
8.4 - 9.9	16	$203,377,000	26.8%	$12,711,063	1.37x	6.544%	58	65.3%	65.3%
10.0 - 10.9	6	57,053,000	7.5	$9,508,833	1.49x	6.785%	58	61.9%	61.9%
11.0 - 11.9	5	75,391,979	9.9	$15,078,396	1.43x	7.281%	57	63.6%	62.8%
12.0 - 12.9	4	72,980,000	9.6	$18,245,000	1.76x	6.943%	60	41.9%	41.9%
13.0 - 13.9	2	61,500,000	8.1	$30,750,000	1.75x	6.842%	56	56.8%	56.8%
14.0 - 14.9	1	19,000,000	2.5	$19,000,000	1.49x	8.320%	60	55.1%	55.1%
15.0 - 21.4	9	269,984,000	35.6	$29,998,222	2.23x	6.960%	57	54.0%	52.5%
Total/Avg./Wtd.Avg.	43	$759,285,980	100.0%	$17,657,813	1.76x	6.890%	58	57.7%	57.1%

	Min	8.4%
	Max	21.4%
	Average	13.5%

Distribution of Debt Yields on Underwritten Net Cash Flow

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
8.1 - 8.9	7	$74,616,000	9.8%	$10,659,429	1.25x	6.754%	57	67.1%	67.1%
9.0 - 9.9	10	$146,261,000	19.3	$14,626,100	1.45x	6.422%	58	63.3%	63.3%
10.0 - 10.9	8	89,944,979	11.8	$11,243,122	1.44x	6.985%	58	65.0%	64.3%
11.0 - 11.9	4	78,700,000	10.4	$19,675,000	1.55x	7.337%	56	59.6%	59.6%
12.0 - 12.9	4	84,780,000	11.2	$21,195,000	1.73x	7.158%	60	42.6%	42.6%
13.0 - 13.9	2	34,189,461	4.5	$17,094,731	1.80x	6.925%	57	52.7%	50.4%
14.0 - 19.5	8	250,794,539	33.0	$31,349,317	2.29x	6.934%	57	54.1%	52.8%
Total/Avg./Wtd.Avg.	43	$759,285,980	100.0%	$17,657,813	1.76x	6.890%	58	57.7%	57.1%

	Min	8.1%
	Max	19.5%
	Average	12.6%

A-2-4

Distribution of Lockbox Types

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	16	$320,956,000	42.3%
Springing	23	389,969,979	51.4
Soft	4	48,360,000	6.4
Total/Avg./Wtd.Avg.	43	$759,285,980	100.0%

Distribution of Escrows

Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	39	$651,842,592	85.8%
Replacement Reserves(1)	38	$597,325,980	78.7%
TI/LC(2)	16	$329,972,057	74.1%
Insurance	15	$247,780,000	32.6%

(1)	Includes mortgage loans with FF&E reserves.
(2)	Percentage of total retail, office, industrial and mixed use properties only.

Distribution of Property Types
Property Type / Detail	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity Date LTV(2)
Retail	11	$190,832,596	25.1%	$17,348,418	1.78x	6.999%	57	56.3%	55.1%
Super Regional Mall	3	79,612,596	10.5%	$26,537,532	2.01x	7.085%	55	62.1%	59.1%
Unanchored	1	55,500,000	7.3%	$55,500,000	1.81x	6.821%	60	35.6%	35.6%
Anchored	3	49,020,000	6.5%	$16,340,000	1.43x	7.004%	58	68.3%	68.3%
Single Tenant	4	6,700,000	0.9%	$1,675,000	1.33x	7.431%	59	72.1%	72.1%
Office	7	$170,389,461	22.4%	$24,341,352	2.05x	6.875%	57	53.5%	53.1%
CBD	2	94,189,461	12.4%	$47,094,731	2.42x	6.705%	59	49.2%	48.3%
Suburban	4	69,000,000	9.1%	$17,250,000	1.62x	6.985%	56	57.9%	57.9%
Medical	1	7,200,000	0.9%	$7,200,000	1.42x	8.042%	59	68.6%	68.6%
Hospitality	7	$96,142,042	12.7%	$13,734,577	2.08x	7.348%	58	53.1%	52.0%
Full Service	6	85,942,042	11.3%	$14,323,674	2.07x	7.317%	58	52.4%	51.8%
Extended Stay	1	10,200,000	1.3%	$10,200,000	2.18x	7.610%	60	58.3%	53.9%
Self Storage	18	$81,435,000	10.7%	$4,524,167	1.49x	6.166%	58	62.2%	62.2%
Self Storage	18	$81,435,000	10.7%	$4,524,167	1.49x	6.166%	58	62.2%	62.2%
Multifamily	8	$75,048,000	9.9%	$9,381,000	1.51x	6.627%	57	61.6%	61.6%
Mid Rise	7	60,048,000	7.9%	$8,578,286	1.36x	6.673%	57	63.7%	63.7%
High Rise	1	15,000,000	2.0%	$15,000,000	2.11x	6.445%	58	52.9%	52.9%
Manufactured Housing	12	$58,425,000	7.7%	$4,868,750	1.46x	6.606%	58	66.0%	66.0%
Manufactured Housing	12	$58,425,000	7.7%	$4,868,750	1.46x	6.606%	58	66.0%	66.0%
Mixed Use	6	$58,271,979	7.7%	$9,711,997	1.31x	7.347%	57	63.1%	62.1%
Office/Retail	1	19,871,979	2.6%	$19,871,979	1.30x	7.120%	58	61.2%	58.2%
Office/School	1	18,000,000	2.4%	$18,000,000	1.38x	8.155%	56	59.4%	59.4%
Multifamily/Retail	2	11,400,000	1.5%	$5,700,000	1.21x	6.860%	60	71.8%	71.8%
Lab/Office	1	5,000,000	0.7%	$5,000,000	1.28x	6.781%	52	64.7%	64.7%
Retail/Multifamily	1	4,000,000	0.5%	$4,000,000	1.30x	6.927%	59	62.5%	62.5%
Other	3	$15,991,902	2.1%	$5,330,634	2.35x	7.089%	58	48.7%	48.7%
Golf Course	3	15,991,902	2.1%	$5,330,634	2.35x	7.089%	58	48.7%	48.7%
Industrial	2	$12,750,000	1.7%	$6,375,000	1.30x	7.140%	59	64.7%	64.7%
Flex	2	12,750,000	1.7%	$6,375,000	1.30x	7.140%	59	64.7%	64.7%
Total / Wtd Avg	74	$759,285,980	100.0%	$10,260,621	1.76x	6.890%	58	57.7%	57.1%
		-

(1)	Calculated based on the mortgaged property's allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property's allocated loan amount for mortgage loans secured by more than one mortgaged property.

A-2-5

Geographic Distribution

Property Location	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity Date LTV(2)
New York	15	$194,485,766	25.6%	$12,965,718	1.54x	6.919%	59	54.7%	54.4%
North Carolina	8	89,428,919	11.8	$11,178,615	1.94x	7.065%	58	57.0%	57.0%
Florida	8	84,252,094	11.1	$10,531,512	1.57x	6.794%	57	59.9%	59.9%
District of Columbia	1	75,000,000	9.9	$75,000,000	2.64x	6.553%	59	48.3%	48.3%
Tennessee	3	67,668,056	8.9	$22,556,019	1.89x	6.799%	56	67.3%	64.9%
Texas	7	40,880,611	5.4	$5,840,087	1.67x	6.712%	58	60.3%	59.2%
Pennsylvania	5	31,241,304	4.1	$6,248,261	1.48x	7.071%	57	57.8%	55.3%
Indiana	6	25,265,000	3.3	$4,210,833	1.56x	6.160%	57	66.2%	66.2%
California	3	23,660,000	3.1	$7,886,667	1.38x	7.385%	57	62.1%	62.1%
New Jersey	2	23,463,987	3.1	$11,731,993	1.50x	7.869%	60	56.5%	56.5%
Ohio	2	20,273,944	2.7	$10,136,972	1.85x	6.891%	55	60.4%	57.7%
Nebraska	1	17,943,388	2.4	$17,943,388	2.20x	7.478%	55	53.1%	50.7%
Alabama	2	15,790,000	2.1	$7,895,000	1.23x	6.728%	56	69.2%	69.2%
Maryland	1	14,942,609	2.0	$14,942,609	1.70x	7.355%	54	56.5%	54.0%
South Carolina	1	9,609,600	1.3	$9,609,600	2.35x	7.089%	58	48.7%	48.7%
Louisiana	2	8,356,365	1.1	$4,178,183	1.54x	5.950%	58	62.7%	62.7%
Georgia	2	6,518,207	0.9	$3,259,103	2.08x	6.716%	58	53.3%	53.3%
Michigan	1	5,226,131	0.7	$5,226,131	1.54x	5.950%	58	62.7%	62.7%
Iowa	2	2,874,300	0.4	$1,437,150	1.33x	6.886%	59	57.8%	57.8%
Wisconsin	1	1,260,000	0.2	$1,260,000	1.33x	7.431%	59	72.1%	72.1%
Kentucky	1	1,145,700	0.2	$1,145,700	1.33x	6.886%	59	57.8%	57.8%
Total	74	$759,285,980	100.0%	$10,260,621	1.76x	6.890%	58	57.7%	57.1%

(1)	Calculated based on the mortgaged property's allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property's allocated loan amount for mortgage loans secured by more than one mortgaged property.

A-2-6

ANNEX A-3

DESCRIPTION OF THE TOP 15 MORTGAGE LOANS

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Office – CBD 400-444 North Capitol Street Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 1 Hall of the States	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 48.3% 2.64x 18.1%

A-3-1

Office – CBD 400-444 North Capitol Street Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 1 Hall of the States	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 48.3% 2.64x 18.1%

A-3-2

Office – CBD 400-444 North Capitol Street Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 1 Hall of the States	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 48.3% 2.64x 18.1%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type – Subtype:	Office – CBD
Borrower Sponsor(s):	MEBA Pension Trust	Collateral:	Fee
Borrower(s):	MEBAR Realty LLC	Location:	Washington, DC
Original Balance(1):	$75,000,000	Year Built / Renovated:	1976 / 2018-2022
Cut-off Date Balance(1):	$75,000,000	Property Management:	LPC Commercial Services, Inc.
% by Initial UPB:	9.9%	Size:	619,328 SF
Interest Rate:	6.55300%	Appraised Value / Per SF:	$289,600,000 / $468
Note Date:	September 8, 2026	Appraisal Date:	June 26, 2026
Original Term:	60 months	Occupancy:	84.3% (as of August 16, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	84.9%
Original Amortization:	NAP	Underwritten NOI(4):	$25,381,577
Interest Only Period:	60 months	Underwritten NCF:	$24,544,498
First Payment Date:	November 6, 2026
Maturity Date:	October 6, 2031	Historical NOI(3)
Additional Debt Type(1):	Pari Passu	Most Recent NOI(4):	$15,859,138 (TTM May 31, 2026)
Additional Debt Balance(1):	$65,000,000	2025 NOI:	$15,298,202
Call Protection(2):	L(25),D(28),O(7)	2024 NOI:	$13,802,741
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	$16,437,294

Reserves(5)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$226
Taxes:	$0	Springing	NAP	Maturity Date Loan / SF:	$226
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	48.3%
Replacement Reserves:	$0	Springing	NAP	Maturity Date LTV:	48.3%
TI / LC:	$0	Springing	NAP	UW NOI DY:	18.1%
Critical Tenant Reserve:	$0	Springing	NAP	UW NCF DSCR:	2.64x
Unfunded Obligations:	$4,168,702	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$140,000,000	76.2%	Land Purchase Price	$169,453,049	92.3%
Principal Equity Contribution	43,649,397	23.8	Transfer Tax and Recordation Fees	7,928,991	4.3
			Upfront Reserves	4,168,702	2.3
			Closing Costs	2,098,655	1.1
Total Sources	$183,649,397	100.0%	Total Uses	$183,649,397	100.0%
(1)	The Hall of the States Mortgage Loan (as defined below) is part of the Hall of the States Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $140,000,000. The Financial Information in the chart above is based on the Hall of the States Whole Loan. See “—The Loan” below.
(2)	Defeasance of the Hall of the States Whole Loan is permitted at any time on and after the first payment date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) September 8, 2029. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the Benchmark 2026-V24 securitization trust in November 2026. The actual defeasance lockout period may be longer.
(3)	Historical cash flows include ground lease expense. The purpose of the Hall of the States Whole Loan was to finance the fee simple interest in the land and collapse the fee and leasehold interest. As a consequence, there will be no future ground lease payments.
(4)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the elimination of the annual ground lease obligation due to the acquisition of the Hall of the States Property (as defined below).
(5)	See “—Initial and Ongoing Reserves” below for further discussion of reserve information.

The Loan. The largest mortgage loan (the “Hall of the States Mortgage Loan”) is part of a whole loan (the “Hall of the States Whole Loan”) which is comprised of four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $140,000,000. The Hall of the States Whole Loan is secured by the borrower’s fee simple interest in a 619,328 SF office building located on Capitol Hill in Washington, DC (the “Hall of the States Property”). The Hall of the States Whole Loan was originated on September 8, 2026, by Goldman Sachs Bank USA (“GSBI”). The Hall of the States Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $75,000,000. The Hall of the States Whole Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 6.55300% per annum on an Actual/360 basis.

A-3-3

Office – CBD 400-444 North Capitol Street Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 1 Hall of the States	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 48.3% 2.64x 18.1%

The table below identifies the promissory notes that comprise the Hall of the States Whole Loan. The relationship between the holders of the Hall of the States Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Hall of the States Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-V24 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	Benchmark 2026-V24	Yes
A-2(1)	$15,000,000	$15,000,000	GSBI	No
A-3(1)	$30,000,000	$30,000,000	GSBI	No
A-4(1)	$20,000,000	$20,000,000	GSBI	No
Total	$140,000,000	$140,000,000
(1)	Expected to be contributed to one or more future securitizations or may otherwise be transferred at any time.

The Property. The Hall of the States Property is a 619,328 SF, Class A, office building located on Capitol Hill in Washington, DC. The eight-story building was delivered in 1976 and features a below-grade parking garage with 620 spaces. As of August 16, 2026, the Hall of the States Property was 84.3% occupied.

Top Tenants. The three largest tenants based on underwritten base rent are NBC News Channel, Fox News, Inc., and C-SPAN.

NBC News Channel (86,210 SF, 13.9% of net rentable area, 19.2% of UW base rent, A3/A-/A- (Moody’s / S&P / Fitch)). NBC News Channel is a leading U.S. news organization headquartered in New York City that delivers television, digital, and streaming news coverage through its flagship broadcasts and online platforms. NBC News Channel occupies 84,614 SF across 13 office suites at the Hall of the States Property and has a lease expiration date of January 31, 2029. Including storage and antenna space, the tenant leases a total of 86,210 SF; one antenna lease (Suite PH850) expires on December 31, 2028. NBC News Channel subleases approximately 23.7% of its space to Versant Media, LLC at an average monthly base rent of approximately $130,000 through the expiration of the sublease on September 30, 2028.

Fox News, Inc. (51,870 SF, 8.4% of net rentable area, 9.5% of UW base rent, Baa2/BBB (Moody’s / S&P)). Fox News, Inc. is a media company headquartered in New York City with operations focused on news, sports, and broadcast television. Through FOX News Media, the company delivers news, business, and weather coverage across television, digital, audio, and streaming platforms. Its media portfolio is anchored by FOX News Channel and FOX Business Network and includes additional digital and streaming properties such as FOX Weather, FOX News Audio, and FOX Nation, providing news and information to audiences nationwide. Fox News, Inc. occupies 47,509 SF across four office suites at the Hall of the States Property and has a lease expiration date of June 30, 2030. Including storage and antenna space, Fox News, Inc. leases a total of 51,870 SF.

C-SPAN (51,638 SF, 8.3% of net rentable area, 7.7% of UW base rent). C-SPAN is a nonprofit network established by the cable television industry to provide the public with unfiltered, gavel-to-gavel coverage of Congress and other government proceedings without commentary or editorialization. Since its founding, the organization has expanded beyond a single television channel into a multi-platform media network covering politics and public policy, offering free online access to government events and an extensive video archive, while its television channels remain primarily available through cable and satellite providers. The network has received significant recognition for its public service mission, including multiple Peabody Awards. C-SPAN occupies 48,866 SF across three office suites at the Hall of the States Property and has a lease expiration date of October 31, 2034. Including storage and antenna space, C-SPAN leases a total of 51,638 SF; one storage lease (Suite C-3) expires on February 28, 2026.

A-3-4

Office – CBD 400-444 North Capitol Street Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 1 Hall of the States	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 48.3% 2.64x 18.1%

The following table presents certain information relating to the top tenants at the Hall of the States Property based on underwritten base rent:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P / Fitch)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Renewal Option(3)	Termination Option (Y/N)(3)
Major Tenants-Office
NBC News Channel(4)	A3 / A- / A-	86,210	13.9%	$6,793,184	$78.80	19.2%	1/31/2029(5)	2 x 5 Year	N
Fox News, Inc.	Baa2 / BBB / NR	51,870	8.4%	$3,366,206	$64.90	9.5%	6/30/2030	2 x 5 Year	Y(12)
C-SPAN	NR / NR / NR	51,638	8.3%	$2,725,834	$52.79	7.7%	10/31/2034(6)	Various(9)	N
Nexstar Media Group, Inc.	NR / BB+ / NR	29,707	4.8%	$2,273,383	$76.53	6.4%	6/30/2034(7)	1 x 5 Year	N
American Gas Association	NR / NR / NR	31,167	5.0%	$2,272,706	$72.92	6.4%	12/31/2029	Various(10)	N
National Governors Association	NR / NR / NR	23,615	3.8%	$1,813,493	$76.79	5.1%	12/31/2032	1 x 5 Year(11)	N
Media Investment Projects OPCO LLC	NR / NR / NR	10,525	1.7%	$834,175	$79.26	2.4%	3/31/2032(8)	N	Y(13)
TWCNews	NR / BB+ / NR	8,834	1.4%	$703,540	$79.64	2.0%	12/31/2030	1 x 5 Year	N
District No.1 PCD, MEBA	NR / NR / NR	9,000	1.5%	$614,250	$68.25	1.7%	12/31/2037	1 x 5 Year	N
Dominion Resources Service Inc	NR / NR / NR	7,017	1.1%	$517,623	$73.77	1.5%	11/30/2029	1 x 5 Year	N
Top 10 Tenants		309,583	50.0%	$21,914,392	$70.79	62.1%
Other Tenants		212,396	34.3%	$13,375,178	$62.97	37.9%
Total Occupied		521,979	84.3%	$35,289,571	$67.61	100.0%
Vacant		97,349	15.7%
Total		619,328	100.0%
(1)	Based on the underwritten rent roll dated August 16, 2026, including contractual rent steps of $853,519 through October 31, 2027.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Certain tenants may have termination, contraction or renewal options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Tenant Summary.
(4)	NBC News Channel subleases approximately 23.7% of its space to Versant Media, LLC at an average monthly base rent of approximately $130,000 through the expiration of the sublease on September 30, 2028.
(5)	NBC News Channel's leased space expires on January 31, 2029; however, antenna space PH850 expires on December 31, 2028.
(6)	C-SPAN's leased space expires on October 31, 2034; however, storage space C-3 is leased on a month-to-month basis.
(7)	Nexstar Media Group, Inc.’s leased premises have staggered expiration dates ranging from February 28, 2027, through June 30, 2034.
(8)	Media Investments Projects OPCO LLC leased space expires on March 31, 2032; however, storage space G-1 is leased on a month-to-month basis.
(9)	C-SPAN has the option to renew its lease for two additional, successive terms of five years each, or for one additional term of 10 years.
(10)	American Gas Association has the option to renew its lease for an additional consecutive term of five or 10 years.
(11)	Sublandlord elected to renew the prime lease; the remaining term of the prime lease expires December 31, 2032.
(12)	Fox News, Inc. has a one-time option to terminate its Storage Premises Suite #S-10 (259 SF), subject to advance notice and satisfaction of the conditions set forth in the lease.
(13)	Media Investment Projects OPCO LLC has a one-time lease termination option exercisable effective March 31, 2028, subject to notice provided no later than January 31, 2027, no uncured default, and payment of the applicable termination fee.

A-3-5

Office – CBD 400-444 North Capitol Street Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 1 Hall of the States	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 48.3% 2.64x 18.1%

The following table presents certain information relating to the lease rollover schedule at the Hall of the States Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
MTM & 2026	26,193	4.2%	4.2%	$1,903,029	5.4%	$72.65	25
2027	19,798	3.2%	7.4%	$1,502,366	4.3%	$75.88	16
2028	25,083	4.1%	11.5%	$1,651,105	4.7%	$65.83	12
2029	144,125	23.3%	34.7%	$10,963,540	31.1%	$76.07	30
2030	73,430	11.9%	46.6%	$4,971,063	14.1%	$67.70	17
2031	25,153	4.1%	50.7%	$1,879,583	5.3%	$74.73	16
2032	61,257	9.9%	60.6%	$4,656,251	13.2%	$76.01	14
2033	9,499	1.5%	62.1%	$659,757	1.9%	$69.46	2
2034	83,677	13.5%	75.6%	$5,170,437	14.7%	$61.79	12
2035(2)	0	0.0%	75.6%	$0	0.0%	$0.00	1
2036 & Thereafter	53,764	8.7%	84.3%	$1,932,439	5.5%	$35.94	11
Vacant	97,349	15.7%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	619,328	100.0%		$35,289,571	100.0%	$67.61	156
(1)	Based on the underwritten rent roll dated August 16, 2026, including contractual rent steps of $853,519 through October 31, 2027.
(2)	Colonial Parking, Inc.’s lease expires in 2035; however, no underwritten base rent is included in the 2035 expiration bucket, as parking revenue is reflected separately in the cash flow.

A-3-6

Office – CBD 400-444 North Capitol Street Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 1 Hall of the States	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 48.3% 2.64x 18.1%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Hall of the States Property:

Cash Flow Analysis
	2022	2023	2024	2025	TTM 5/31/2026	UW	UW PSF
Base Rent(1)	$35,165,732	$34,446,482	$34,406,148	$35,517,881	$35,828,645	$35,289,571	$56.98
Rent Step(2)	0	0	0	0	0	100,437	$0.16
Overage / Percentage Rent	0	45,464	90,793	(24,257)	(36,257)	0	$0.00
Potential Income from Vacant Space	0	0	0	0	0	7,581,392	$12.24
Gross Potential Rent	$35,165,732	$34,491,946	$34,496,941	$35,493,624	$35,792,389	$42,971,400	$69.38
Total Reimbursements(3)	$1,961,147	$1,565,129	$2,919,381	$3,378,263	$3,603,155	$3,143,260	$5.08
Net Rental Income	$37,126,879	$36,057,075	$37,416,322	$38,871,888	$39,395,544	$46,114,660	$74.46
Other Income(4)	$3,319,669	$4,720,402	$4,043,365	$3,620,109	$3,674,657	$3,979,586	$6.43
(Vacancy & Credit Loss) (5)	(1,037,124)	(1,191,473)	(4,162,448)	(1,374,049)	(1,198,829)	(7,581,392)	($12.24)
Effective Gross Income	$39,409,424	$39,586,004	$37,297,240	$41,117,948	$41,871,372	$42,512,854	$68.64

Real Estate Taxes(6)	$6,492,296	$6,726,905	$6,315,267	$6,222,247	$5,702,690	$5,439,159	$8.78
Insurance	$386,723	$464,789	$419,643	$430,939	$609,684	$437,700	$0.71
Management Fee	$765,004	$940,268	$930,039	$1,150,422	$1,347,444	$850,257	$1.37
Other Expenses	$14,190,889	$15,016,747	$15,829,549	$18,016,139	$18,352,417	$10,404,161	$16.80
Total Expenses	$21,834,912	$23,148,709	$23,494,498	$25,819,746	$26,012,234	$17,131,277	$27.66

Net Operating Income(7)	$17,574,513	$16,437,294	$13,802,741	$15,298,202	$15,859,138	$25,381,577	$40.98
Replacement Reserves	$0	$0	$0	$0	$0	$123,866	$0.20
TI/LC	$0	$0	$0	$0	$0	$713,213	$1.15
Net Cash Flow	$17,574,513	$16,437,294	$13,802,741	$15,298,202	$15,859,138	$24,544,498	$39.63

Occupancy %(8)	89.7%	87.3%	87.1%	87.7%	NAV	83.9%
NCF DSCR(9)	1.89x	1.77x	1.48x	1.64x	1.70x	2.64x
NOI Debt Yield(9)	12.6%	11.7%	9.9%	10.9%	11.3%	18.1%
(1)	Base Rent based on In-Place Rent Roll dated August 16, 2026, with rent steps of $853,519 through October 31, 2027, excluding 16 known tenant vacates.
(2)	Rent Step based on a straight-line average of credit tenant rent steps over the Hall of the States Whole Loan term.
(3)	Based on In-Place Contractual Leases and Historical Reimbursement Schedules for CAM and Real Estate Taxes accounting for PY adjustments applied in year incurred and based on TTM Direct Bills for Utilities.
(4)	Other Income includes parking income and other revenue.
(5)	Vacancy & Credit Loss include vacancy loss, concessions, and bad debt.
(6)	Real Estate Taxes based on actual 2026 taxes.
(7)	The increase from TTM 5/31/2026 NOI to UW NOI is primarily attributable to the elimination of the annual ground lease obligation due to the acquisition of the Hall of the States Property.
(8)	Occupancy based on historical financials and U/W based on the August 16, 2026 rent roll.
(9)	DSCRs and Debt Yields are based on the Hall of the States Whole Loan.

Appraisal. According to the appraisal, the Hall of the States Property had an “as-is” appraised value of $289,600,000, as of June 26, 2026.

Hall of the States Appraised Value(1)
Property	Value	Capitalization Rate
Hall of the States	$289,600,000	9.50%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment report dated June 29, 2026, there was no evidence of any recognized environmental conditions at the Hall of the States Property.

The Market. The Hall of the States Property is located at 400-444 North Capitol Street Northwest in Washington, DC (District of Columbia) within the Capitol Hill area. The Hall of the States Property surrounding area is viewed as urban with commercial uses to all sides, and residential uses in the surrounding area.

A-3-7

Office – CBD 400-444 North Capitol Street Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 1 Hall of the States	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 48.3% 2.64x 18.1%

According to the appraisal, the Hall of the States Property is located in the Capitol Hill market of the Washington DC market. The Capitol Hill area of Washington, DC, features one of the region's most distinctive office markets. The Hall of the States Property is situated in an urban setting with commercial uses surrounding the Hall of the States Property and residential uses throughout the broader area. Much of the office inventory developed since 2000 has been concentrated in NoMa and Capitol Riverfront, the latter anchored by the headquarters of the U.S. Department of Transportation.

According to the appraisal, the 2026 population within a 1-, 3-, and 5-mile radius of the Hall of the States Property was 56,817, 376,071, and 837,585, respectively. Average household income within the same radii was $181,222, $170,996, and $162,479, respectively. As of Q1 2026, the Capitol Hill submarket reported a total office inventory of 7,943,718 square feet, including 4,784,318 square feet of Class A office space. The Class A segment reported a 27.6% vacancy rate and an average asking rent of $70.44 per square foot. The appraisal's comparable office properties reported an average occupancy rate of 82.0%.

The table below presents certain information relating to office leases comparable to those at the Hall of the States Property identified by the appraisal:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Rent PSF
Hall of the States Washington, DC	1976 / 2018-2022	619,328(2)	Multi State Tax Commission National Council of State Housing Agencies Rumble, Inc.	6,820(2) 4,689(2) 3,249(2)	Feb-12(2)(3) Feb-12(2)(4) Nov-26(2)	12.5(2)(5) 11.0(2)(5) 5.0(2)(5)	$70.01(2) $71.75(2) $73.00(2)
20 F Street Northwest Washington, DC	2010 / NAP	178,148	Bose McKinney & Evans LLP	1,250	Apr-26	10.0	$61.00
The Portrait Building Washington, DC	2005 / NAP	135,798	The Beer Institute	6,179	Feb-26	12.0	$68.00
601 Pennsylvania Avenue Northwest Washington, DC	1990 / 2022	224,486	American Land Title Association	6,730	Sep-25	11.6	$77.90
Capitol Place III Washington, DC	1985 / 2020	211,542	Adler Colvin	4,555	Feb-25	6.0	$64.50
(1)	Source: Appraisal unless otherwise noted.
(2)	Information derived from Rent Roll dated August 16, 2026.
(3)	Multi State Tax Commission renewed their lease on July 1, 2024. The date reflected in the table represents the initial lease start date.
(4)	National Council of State Housing Agencies renewed their lease on May 13, 2026. The date reflected in the table represents the initial lease start date.
(5)	Lease Term is calculated based on the period between the current lease commencement date and lease expiration date as reflected on the August 16, 2026 rent roll.

The Borrower and the Borrower Sponsor. The borrower is MEBAR Realty LLC, a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hall of the States Whole Loan.

The borrower sponsor and non-recourse guarantor is MEBA Pension Trust. The Marine Engineers' Beneficial Association (“MEBA”), established in 1875, is one of the oldest maritime labor unions in the United States and represents a diverse group of licensed marine engineers and deck officers. The MEBA Pension Trust is a multi-employer defined-benefit retirement plan for eligible union members, providing pension benefits based on factors such as compensation history and years of credited service.

Property Management. The Hall of the States Property is currently managed by LPC Commercial Services, Inc., a Texas corporation.

Initial and Ongoing Reserves. At origination of the Hall of the States Whole Loan, the borrower deposited approximately $4,168,702 into an unfunded obligations reserve for, among other things, unfunded tenant improvements and leasing commissions and abated or free rent.

Tax Escrows – On each monthly payment date during a Collateral Account Deposit Period (as defined below), the borrower is required to deposit into a tax reserve account an amount equal to 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

A-3-8

Office – CBD 400-444 North Capitol Street Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 1 Hall of the States	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 48.3% 2.64x 18.1%

Insurance Escrows – On each monthly payment date during a Collateral Account Deposit Period, except if (x) the Hall of the States Property is insured under an acceptable blanket policy, (y) the borrower provides timely evidence of the payment of the applicable premiums and (z) there is no continuing event of default, the borrower is required to deposit into an insurance reserve account an amount equal to 1/12th of the insurance premiums for the insurance policies required pursuant to the terms of the Hall of the States Whole Loan documents that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Replacement Reserves – On each monthly payment date during a Collateral Account Deposit Period, the borrower is required to deposit into a replacement reserve account an amount equal to approximately $12,903.

TI/LC Reserve – On each monthly payment date during a Collateral Account Deposit Period, the borrower is required to deposit into a tenant improvement and leasing commission reserve account an amount equal to approximately $51,611.

Critical Tenant Reserve – Following the occurrence of a Critical Tenant Non-Renewal Trigger Event (as defined below), to the extent the date by which a Critical Tenant (as defined below) is required to give notice of renewal under its Critical Tenant Lease (as defined below) is less than 12 months prior to the current expiration date thereof, the borrower has the option, but not the obligation, in its sole discretion, to deposit with the lender, as of the date which is 12 months prior to the Critical Tenant Lease expiration, a cash deposit or a letter of credit in an amount equal to $4,075,996.75. Any such cash deposit or letter of credit will be held in a Critical Tenant reserve account or by the lender, as applicable, and, to the extent timely made, a Trigger Period (as defined below) will not initially commence as a result of a Critical Tenant Non-Renewal Trigger Event. To the extent (x) the borrower fails to timely make the deposit described immediately above, (y) the borrower makes the deposit described immediately above but the applicable Critical Tenant fails to renew its Critical Tenant Lease as of the date required pursuant to its Critical Tenant Lease or (z) any other Critical Tenant Trigger Event (as defined below) occurs, a Trigger Period will immediately commence and excess cash flow will be required to be deposited in the Critical Tenant reserve account in accordance with the terms of the Hall of the States Whole Loan documents, provided that to the extent the lockbox account and/or the cash management account has not yet been established as of any payment date, the borrower will be required to deposit into the Critical Tenant reserve account, as of such payment date, all excess cash flow which would otherwise be deposited into an escrow account, as evidenced by the monthly operating statements delivered to the lender in accordance with the terms of the Hall of the States Whole Loan documents.

A “Collateral Account Deposit Period” means any of the following periods: (i) the period that commences when the debt yield, determined as of the first day of any fiscal quarter, is less than 14.0% and concludes upon the earlier to occur of the debt yield, determined as of the first day of any subsequent fiscal quarter, is equal to or greater than 14.0% or the Hall of the States Whole Loan is paid in full; or (ii) the period from the occurrence of an event of default until the earlier to occur of such event of default is no longer continuing or the Hall of the States Whole Loan is paid in full.

A “Critical Tenant” means any of the following: (i) NBC News or (ii) any successor tenant which takes occupancy of all or a portion of a Critical Tenant Space (as defined below) pursuant to a Critical Tenant’s Lease.

A “Critical Tenant Lease” means any of the following: (i) the existing lease with NBC News and (ii) any future lease which, when aggregated with all other leases at the Hall of the States Property with the same tenant (or affiliated tenants) either (a) demises 15% or more of the rentable square footage of space at the Hall of the States Property or (b) accounts for 15% or more of the total annual rental income generated by the Hall of the States Property.

The “Critical Tenant Space” means any of the following: (i) the approximate 84,614 square feet of leasable space subject to the NBC News lease and (ii) the leased premises occupied by a future Critical Tenant pursuant to a Critical Tenant’s Lease.

A “Trigger Period” means any period commencing when (a) the debt yield, determined as of the first day of any fiscal quarter is less than 12.0%, and ending when the debt yield, determined as of the first day of each of two consecutive fiscal quarters thereafter is equal to or greater than 12.0%, (b) if the annual, quarterly or monthly financial reports required under the Hall of the States Whole Loan documents are not timely delivered to the lender as and when required (subject to any applicable notice and cure periods) and ending when such reports are delivered and they indicate, in fact, that no Trigger Period is ongoing or (c) any period from (i) the occurrence of a Critical Tenant Trigger Event to (ii) the satisfaction of the applicable Critical Tenant Disbursement Conditions (as defined below); provided that, solely in the case of a Critical Tenant Non-Renewal Trigger Event, to the extent the date by which a Critical Tenant is required to give notice of renewal under its lease is less than 12 months prior to the current expiration date thereof, the borrower may avoid the commencement of a Trigger Period under this clause (c) so long as it deposits with the lender, as of the date which is 12 months prior to the lease expiration, a cash deposit or a letter of credit in an amount equal to $4,075,996.75, provided that, in any event, a Trigger Period

A-3-9

Office – CBD 400-444 North Capitol Street Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 1 Hall of the States	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 48.3% 2.64x 18.1%

will be deemed to have occurred under this clause (c) as a result of a Critical Tenant Non-Renewal Trigger Event to the extent any Critical Tenant has not given notice to renew its lease as of the date required in its lease.

A “Critical Tenant Trigger Event” means the occurrence of any of the following: (w) the date of the filing of a bankruptcy petition by or against any Critical Tenant or the guarantor under its lease under the bankruptcy code or any such Critical Tenant or guarantor is deemed legally insolvent or otherwise makes a general assignment for the benefit of creditors (a “Critical Tenant Bankruptcy Trigger Event”); (x) any Critical Tenant has not given written notice to renew its lease as of the date that is the earlier of (a) the date required pursuant to its lease or (b) 12 months prior to the expiration of its lease (a “Critical Tenant Non-Renewal Trigger Event”); (y) the date that any Critical Tenant either (i) gives written notice or there is otherwise written evidence (including from publicly available information) of an intent to terminate its lease or vacate 33% or more of its Critical Tenant Space or (ii) goes dark, discontinues its operations or business or vacates in 33% or more of its Critical Tenant Space, excluding any temporary discontinuance of its business (A) for a period not to exceed 30 consecutive days and not more than 90 days in any 12-month period so long as the Critical Tenant is otherwise in compliance with the terms of its lease, (B) caused solely by casualty or condemnation or renovations or alterations undertaking pursuant to the terms of its lease or (C) caused by force majeure (a “Critical Tenant Vacating Trigger Event”); or (z) the occurrence of an event of default by a Critical Tenant under any Critical Tenant Lease beyond any applicable cure and grace period (a “Critical Tenant Default Trigger Event”).

The “Critical Tenant Disbursement Conditions” means the satisfaction of the following conditions: (a) as it relates to a Critical Tenant Bankruptcy Trigger Event, the occurrence of any of the following: (1) any bankruptcy case is dismissed, the Critical Tenant and its lease guarantor are no longer deemed legally insolvent and any general assignment for the benefit of creditors is legally withdrawn without, in any case, any negative impact on the applicable Critical Tenant Lease and the Critical Tenant thereunder is paying normal monthly rent and is otherwise in compliance in all material respects with the terms of its lease and has provided an updated estoppel certificate reasonably acceptable to the lender, (2) the applicable Critical Tenant has assumed its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance in all material respects with the terms thereof and has provided an updated estoppel certificate reasonably acceptable to the lender or (3) the applicable Critical Tenant Lease is terminated and an equivalent amount of vacant space at the Hall of the States Property is subject to one or more approved substitute leases (the “Re-leasing Condition”); (b) as it relates to a Critical Tenant Non-Renewal Trigger Event, either (1) such Critical Tenant enters a renewal or extension of its lease pursuant to the existing terms contained therein or (2) the applicable Critical Tenant Lease is terminated and the Re-leasing Condition is satisfied; (c) as it relates to a Critical Tenant Vacating Trigger Event, either (1) the lender is provided with evidence reasonably satisfactory to the lender that the applicable Critical Tenant has recommenced its business and operations in all or substantially all its Critical Tenant Space or (2) the applicable Critical Tenant Lease is terminated and the Re-leasing Condition is satisfied; and (d) as it relates to a Critical Tenant Default Trigger Event, either (1) such event of default has been cured or (2) the applicable Critical Tenant Lease is terminated and the Re-leasing Condition is satisfied.

Lockbox / Cash Management. The Hall of the States Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Management Period (as defined below), the borrower and the property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. On each business day funds will be swept (a) if no Trigger Period is continuing, to a borrower operating account and (b) if a Trigger Period is continuing, to the cash management account. During the continuance of a Trigger Period or, at the lender’s discretion, the continuance of an event of default under the Hall of the States Whole Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account or the critical tenant reserve account, as appropriate, as additional collateral for the Hall of the States Whole Loan.

A "Cash Management Period" means any of the following periods: (i) the period from the commencement of a Trigger Period until the earlier to occur of the end of such Trigger Period or the Hall of the States Whole Loan is paid in full; or (ii) the period from the occurrence and during the continuance of an event of default until the earlier to occur of such event of default is no longer continuing or the Hall of the States Whole Loan is paid in full. A Cash Management Period will not be terminated unless, at the time the borrower satisfies the conditions for termination of the applicable Cash Management Period as set forth in clause (i) or clause (ii) above, there is no continuing event of default and no other event has occurred which would cause an additional Cash Management Period as described above. In the event that a Cash Management Period is terminated as set forth in clause (i) or clause (ii) above, a Cash Management Period will be reinstated upon the subsequent occurrence of a Trigger Period or event of default.

Current Mezzanine or Secured Subordinate Indebtedness. None.

A-3-10

Office – CBD 400-444 North Capitol Street Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 1 Hall of the States	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 48.3% 2.64x 18.1%

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-11

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 2 Old Edwards Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 48.7% 2.35x 19.7%

A-3-12

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 2 Old Edwards Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 48.7% 2.35x 19.7%

A-3-13

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 2 Old Edwards Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 48.7% 2.35x 19.7%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype(4):	Various – Various
Borrower Sponsor(s):	James B. Whitley	Collateral:	Fee
Borrower(s)(1):	Various	Location(4):	Various, Various
Original Balance(2):	$65,000,000	Year Built / Renovated(4):	Various / Various
Cut-off Date Balance(2):	$65,000,000	Property Management:	Old Edwards Hospitality Group, LLC
% by Initial UPB:	8.6%	Size(4):	229 Rooms
Interest Rate:	7.08900%	Appraised Value / Per Room(5):	$277,000,000 / $1,209,607
Note Date:	August 7, 2026	Appraisal Date:	May 27, 2026
Original Term:	60 months	Occupancy(6):	75.0% (as of May 31, 2026)
Amortization:	Interest Only	UW Economic Occupancy(6):	75.0%
Original Amortization:	NAP	Underwritten NOI:	$26,612,883
Interest Only Period:	60 months	Underwritten NCF:	$22,780,115
First Payment Date:	October 6, 2026
Maturity Date:	September 6, 2031	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI:	$26,342,939 (TTM May 31, 2026)
Additional Debt Balance(2):	$70,000,000	2025 NOI:	$22,745,736
Call Protection:	L(26),D(30),O(4)	2024 NOI(7):	NAV
Lockbox / Cash Management:	Springing / Springing	2023 NOI(7):	NAV

Reserves(3)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / Room:	$589,520
Taxes:	$459,258	$57,407	NAP	Maturity Date Loan / Room:	$589,520
Insurance:	$0	Springing	NAP	Cut-off Date LTV(5):	48.7%
FF&E Reserves:	$0	4% of Gross Revenue	NAP	Maturity Date LTV(5):	48.7%
Custodial Funds and Hotel Tax Reserve:	$0	Springing	NAP	UW NOI DY:	19.7%
Refundable Advance Payments Reserve:	$0	Springing	NAP	UW NCF DSCR:	2.35x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$135,000,000	97.7%	Loan Payoff	$135,326,912	98.0%
Principal Equity Contribution	3,124,808	2.3	Closing Costs	2,338,638	1.7
			Upfront Reserves	459,258	0.3
Total Sources	$138,124,808	100.0%	Total Uses	$138,124,808	100.0%
(1)	The borrowers are Old Edwards Inn and Spa, LLC, Old Edwards Club Properties, LLC, Keowee River Club, LLC, KRC Golf Group, LLC and Southern Mill C2, LLC. See “The Borrowers and the Borrower Sponsor” below.
(2)	The Old Edwards Portfolio Mortgage Loan (as defined below) is part of the Old Edwards Portfolio Whole Loan (as defined below) evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $135,000,000. Financial Information presented in the chart above is based on the Old Edwards Portfolio Whole Loan. See “—The Loan” below.
(3)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(4)	See “Portfolio Summary” below.
(5)	Represents an As Portfolio value of $277,000,000 with a portfolio premium of $100,000 (0.04%). The aggregate “As-Is” appraised value of the Old Edwards Portfolio is $276,900,000, which results in a Cut-off Date LTV and Maturity Date LTV of 48.8%.
(6)	Based on the hospitality portion of the Old Edwards Portfolio Properties (as defined below).
(7)	The 2023 NOI and 2024 NOI are unavailable due to the acquisition of the Old Edwards Portfolio Properties (as defined below) by the borrower sponsor between 2023 and 2024.

The Loan. The second largest mortgage loan (the “Old Edwards Portfolio Mortgage Loan”) is part of a whole loan (the “Old Edwards Portfolio Whole Loan”) which is comprised of five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $135,000,000. The Old Edwards Portfolio Whole Loan is secured by the borrowers’ fee interests in a portfolio of seven hospitality and recreation properties located in North Carolina, Georgia, and South Carolina (each individually, an “Old Edwards Portfolio Property” and collectively, the “Old Edwards Portfolio Properties”). The Old Edwards Portfolio Whole Loan accrues interest at a rate

A-3-14

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 2 Old Edwards Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 48.7% 2.35x 19.7%

of 7.08900% per annum on an Actual/360 basis. The Old Edwards Portfolio Whole Loan has a 5-year term and is interest-only for the entire term. The Old Edwards Portfolio Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling note A-5 contributed by German American Capital Corporation (“GACC”) with an original principal balance of $65,000,000.

The Old Edwards Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-V24 securitization trust. The relationship between the holders of the Old Edwards Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Old Edwards Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	Benchmark 2026-V24	Yes
A-2	$50,000,000	$50,000,000	Benchmark 2026-V23	No
A-3	$10,000,000	$10,000,000	BBCMS 2026-5C43	No
A-4	$10,000,000	$10,000,000	BBCMS 2026-5C43	No
A-5	$5,000,000	$5,000,000	Benchmark 2026-V24	No
Total	$135,000,000	$135,000,000

The Properties. The Old Edwards Portfolio is a seven-property hospitality and recreation portfolio consisting of four full-service luxury boutique hotels totaling 229 keys, including an offsite event venue and three championship golf courses, located across the Highlands–Cashiers plateau of western North Carolina, the Lake Keowee corridor of upstate South Carolina, and Athens, Georgia. Overall, this integrated ecosystem of hotels, golf clubs, and residential/community offerings creates significant operational and guest experience synergies, driving cross-utilization, and diversified revenue streams.

The Old Edwards Portfolio (excluding Rivet House) was purchased by the borrower sponsor between 2023 and 2024 for approximately $229.5 million. The borrower sponsor purchased the Rivet House in 2021 for $1.4 million and commenced an approximately $28.0 million renovation converting the property from a historic textile mill to a 50-room boutique hotel. The borrower sponsor’s total cost basis in the Old Edwards Portfolio is $273.4 million, resulting in an approximately 49.4% loan to cost ratio.

The Old Edwards Portfolio is anchored by the Old Edwards Inn, a Relais & Châteaux designated, 84-key luxury resort located on Main Street in downtown Highlands, North Carolina. Highlands is a mountain town in western North Carolina, located at over 4,000 feet in elevation. Founded in 1875, it’s known for its cool climate, natural surroundings, and small-town character. Surrounded by the Nantahala National Forest, it offers a mix of outdoor based activities and upscale amenities.

The additional Old Edwards Portfolio Property hotel collateral consists of Half Mile Farm, a 26-key, adults-only boutique inn, located approximately five minutes from downtown Highlands; 200 Main, a 69-key mountain-chic boutique hotel located on Main Street in downtown Highlands; and Rivet House, a 50-key boutique hotel, delivered in June 2024, located in the Southern Mill district of Athens, Georgia.

The Old Edwards Portfolio Property golf collateral consists of the Old Edwards Club, a Tom Jackson–designed 18-hole championship course located in Cashiers, North Carolina; GlenCove Club, a Beau Welling–designed 12-hole par-3 short course located in Cashiers, North Carolina; and Old Edwards Reserve at Lake Keowee, a Jack Nicklaus Signature 18-hole championship course located in Sunset, South Carolina.

A-3-15

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 2 Old Edwards Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 48.7% 2.35x 19.7%

The following table presents certain information relating to the Old Edwards Portfolio Properties:

Portfolio Summary
Property	City, State(1)	General Property Type(1)	Hospitality Subtype(1)	Year Built / Renovated(1)	Rooms(2)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	UW NOI(2)	% of UW NOI(2)
Old Edwards Inn	Highlands, NC	Hospitality	Full Service	1878 / 2024	84	$79,183,550	58.7%	$12,492,733	46.9%
Old Edwards Reserve at Lake Keowee	Sunset, SC	Other	Golf Course	2000 / 2026	NAP	$19,958,400	14.8%	5,232,227	19.7%
Old Edwards Club	Cashiers, NC	Other	Golf Course	1999 / 2023	NAP	$12,359,550	9.2%	4,496,076	16.9%
200 Main	Highlands, NC	Hospitality	Full Service	1984 / 1987, 2017	69	$11,715,000	8.7%	1,997,000	7.5%
Rivet House	Athens, GA	Hospitality	Full Service	2024 / NAP	50	$9,100,000	6.7%	1,522,778	5.7%
Half Mile Farm	Highlands, NC	Hospitality	Full Service	1880 / 2017	26	$1,787,500	1.3%	453,876	1.7%
GlenCove Club	Cashiers, NC	Other	Golf Course	1940 / 2020	NAP	$896,000	0.7%	418,192	1.6%
Total					229	$135,000,000	100.0%	$26,612,883	100.0%
(1)	Source – Appraisal.
(2)	Rooms, UW NOI and % of UW NOI are based on the underwritten cash flow file.

Old Edwards Inn – The Old Edwards Inn property (the “Old Edwards Inn Property”) is an 84-key luxury boutique hotel and the flagship property of the Old Edwards Portfolio which originally opened in 1878. The Old Edwards Inn Property is located at 445 Main Street in downtown Highlands, North Carolina, on an approximately 11.6-acre site spanning several blocks of the downtown core. The Old Edwards Inn Property is a member of the Relais & Châteaux global hospitality association. The Relais & Châteaux designation is awarded to only about 580 independently operated luxury properties worldwide. It attracts affluent, discerning travelers who seek unique experiences and are willing to pay premium rates. Membership also provides global marketing reach, inclusion in the association's guides and platforms, and enhanced credibility that differentiates the hotel in a competitive luxury market.

The Old Edwards Inn Property features two heated swimming mineral pools, a two-story fitness center as well access to the private golf courses at both Old Edwards Club and GlenCove Club. In addition to fitness and golf, a 30,000 SF European style spa is located directly off of the main historic building. The spa utilizes product lines including Biologique Recherche, Valmont, Sothys, Dazzle Dry, and Zents Treatments and includes various skin and massage offerings. The amenities located in the spa include: whirlpools, spa café with food and beverages, two Serenity Solariums, steam rooms, nail salon, sauna, 14-head Swiss shower, and fireside lounge.

The Farm is the Old Edwards Inn Property’s offsite event venue located 2 miles west of the flagship hotel. The facilities can accommodate large groups and feature a kitchen, audio visual equipment, restrooms, Wi-Fi, and various venues to accommodate different functions. These different venues are described below:

The Orchard: Accommodates up to 275 guests. Outdoor venue featuring a canopy of fruit trees, a pond with fountain, bridal bridge over the pond, and lush gardens.

The Orchard House: Accommodates up to 275 guests. Indoor venue with an open-air pavilion.

The Pavilion: Accommodates up to 275 guests. Indoor pavilion offers nearly 5,000 SF of event space with completely retractable windows, private vendor cottage, and grand staircase entrance.

The Barn: Accommodates up to 130 guests. 1900s built barn that has been completely modernized for events. Features heart-pine floors, stone fireplace, and covered colonnades. A fire occurred at The Barn on August 17, 2026.

A fire occurred at The Farm on August 17, 2026, which burned down both The Pavilion and The Barn Venues which are interconnected. See “Description of the Mortgage Pool—Property Types—Hospitality Properties” in the Preliminary Prospectus for further information.

Old Edwards Reserve at Lake Keowee – Old Edwards Reserve at Lake Keowee (the “Old Edwards Reserve Property”) is a championship golf and recreation property located at 931 Reserve Boulevard in Sunset, South Carolina, located on approximately 1,992 acres within the broader Reserve at Lake Keowee community, a private gated residential development spanning approximately 3,900 acres along Lake Keowee in the foothills of the Blue Ridge Mountains. The Old Edwards Reserve Property is anchored by a Jack Nicklaus Signature 18-hole championship course. The Old Edwards Reserve Property also includes a marina on Lake Keowee which offers shoreline protected and lake levels maintained by Duke Energy, preserving both recreation and long-term value. The marina is leased to

A-3-16

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 2 Old Edwards Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 48.7% 2.35x 19.7%

a borrower affiliate. The collateral includes a 6-key guesthouse. Each room is offered individually on a per-night basis. Additionally, 24 homes in the Reserve at Lake Keowee community (non-collateral) participate in a rental pool that the borrower manages and charges fees for administering. The borrower sponsor expects that the rental pool will increase as additional homes are built. All homeowners in The Reserve are required to be members of the club. If a homeowner does not pay their club dues, the borrower has the ability to fine them and place a lien on their home if they are 60 days past due. The borrower reports that historical collections are nearly 100%. The borrower sponsor expects the residential community to expand with over 25 new homes built per year through 2031.

On-site amenities include the approximately 11,000 SF Orchard House clubhouse, a golf maintenance facility of approximately 12,000 SF, a tennis facility, a pool facility with an outdoor bar and indoor kitchen, a guest house, a sales office, a market building, pickleball courts, a fitness facility, a marina, a par-3 short course (developed in 2026 for a cost of $9.0 million) and an activity center. Additionally, the Old Edwards Reserve Property includes a 200 slip marina with electricity, fuel, and ice. The marina’s annual rate per slip was $2,800 in 2025 and increased to $3,200 per year in 2026. Per the borrower sponsor, there is an approximately 5-year waitlist for a slip.

Old Edwards Club – The Old Edwards Club (the “Old Edwards Club Property”) is located within the Highlands Cove neighborhood which features 287 homes (non-collateral). Homeowners are not required to be members of the Old Edwards Club Property, however, per the Old Edwards Club Property club manager, as of June 2026, currently 100% of homeowners are members and historical membership percentage over the past 10 years has been 99%. Current initiation dues are $150,000 (non-refundable) and the required ongoing annual dues are $15,500.

In any given year, only four members are permitted to resign. If a fifth member wants to resign, it is only permitted to do so if there is a replacement member via a “one in, one out” arrangement. The Old Edwards Club Property transitioned to a full non-refundable model on January 1, 2025. When a “legacy” member resigns that predates this change, they receive a partial refund of their membership dues. The average refund balance per member at The Old Edwards Club Property is $40,000 per member, but is expected to eventually phase out completely.

200 Main – 200 Main (the “200 Main Property”) is a 69-key boutique hotel located at 200 Main Street in downtown Highlands, North Carolina, on an approximately 3-acre site. The 200 Main Property was originally built in 1984 with additions in 1987 and 2017 (expanded from 49 to 69 keys). Guestrooms feature contemporary mountain-chic interiors with Frette bedding, fireplaces in select rooms, balconies, and heated marble bathroom floors. There are 48 king, 20 double queen, and one suite guestrooms. The 200 Main Property is walkable to downtown Highlands and benefits from immediate access to the town’s retail, dining, gallery, and recreational amenities.

On-site amenities include a seasonal heated outdoor pool, a year-round hot tub, a grand terrace with fire pits, a fitness room, a boardroom, a social room with board games and lounge seating, and a game room featuring ping-pong and arcade games. Guests of the 200 Main Property have access to the private courses at both Old Edwards Club and GlenCove Club. Guests also may enjoy all of the other amenities at the clubs including mineral pools, restaurants, and fitness center.

Rivet House – Rivet House (the “Rivet House Property”) is a 50-key luxury boutique hotel located at 355 Oneta Street within the Southern Mill mixed-use redevelopment in Athens, Georgia, situated on an approximately 0.26-acre site totaling approximately 32,000 SF of improvements. Opened in June 2024, the Rivet House Property represents the reuse of a historic denim and apparel manufacturing factory, with interior finishes integrating original industrial elements such as exposed brick, high ceilings, heart pine wood, and masonry with contemporary finishes including hand-laid marble and travertine. The Rivet House Property’s 50-key count reflects the as-completed inventory and is subject to a condominium agreement governing the broader mixed-use development. Guestrooms feature Kassatex linens, bathrobes, and bedding as well as a mini fridge, complimentary Wi-Fi, a 50 inch TV, and a Nespresso coffee maker.

On-site amenities include The Spa at Rivet House, curated by skincare professional Lydia Mondavi, offering personalized treatments, LED and red-light therapy, and massages. The Rivet House Property has received early industry recognition including coverage in garden and travel magazines (including a 2025 Reader’s Choice mention). Demand drivers include University of Georgia (“UGA”) athletic and academic events, the broader Athens music and cultural calendar, and weekend leisure travel.

Half Mile Farm – The Half Mile Farm (the “Half Mile Farm Property”) is a 26-room hotel located at 214 Half Mile Drive in Highlands, North Carolina. The Half Mile Farm Property’s primary event facilities were built in 2017. The Half Mile Farm Property has an on-site dedicated event sales team which exclusively coordinates events for its various properties. The team is responsible for managing all catering, conferences, weddings, and other events. The group is led by a Director of Sales who has been at the Old Edwards Inn Property and the Half Mile Farm Property for 17 years. The Half Mile Farm Property is located on over 12.33 acres featuring gardens, a pond, landscaped grounds for events and ample parking.

A-3-17

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 2 Old Edwards Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 48.7% 2.35x 19.7%

GlenCove Club – GlenCove Club (the "GlenCove Club Property") is a recreation and golf property located at 73 Wild Turkey Road in Cashiers, North Carolina, on an approximately 56-acre site. The GlenCove Club Property was most recently renovated in 2020 and is located 7.5 miles from the Old Edwards Inn Property and is located less than 1 mile from The Old Edwards Club Property within the same community. The GlenCove Club Property is anchored by “The Saddle,” a 12-hole par-3 short course designed by Beau Welling, lit for evening play, with short-game practice areas and a golf simulator. Other on-site amenities include an approximately 13,025 SF clubhouse, 4,666 SF spa and fitness center, a swimming pool, a recreation lake (Copper Beech Lake) with a boat house, trout ponds, multipurpose sports courts, an Entertainment and Recreation Barn featuring bowling, a gaming lounge, and a golf simulator, an organic working farm with a community supported agriculture program, and approximately six miles of hiking trails.

Historical Occupancy, ADR, RevPAR(1)
	2025			TTM(2)
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Old Edwards Inn	81.7%	$659.19	$538.74	80.9%	$675.12	$546.27
200 Main	62.8%	$276.20	$173.37	62.2%	$280.11	$174.23
Rivet House	41.8%	$307.66	$128.66	40.2%	$321.42	$129.22
Half Mile Farm	75.6%	$472.68	$357.15	74.8%	$486.16	$363.89
Total Wtd. Avg	75.8%	$580.41	$456.84	75.0%	$594.72	$462.96
(1)	Historical financial information is provided by the borrower sponsor.
(2)	TTM is as of May 31, 2026.

Competitive Set Occupancy, ADR, RevPAR(1)
	2025			TTM(2)
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Old Edwards Inn	64.6%	$541.93	$350.33	66.6%	$556.12	$370.50
200 Main	50.6%	$173.15	$87.67	51.6%	$177.17	$91.44
Rivet House	66.8%	$206.96	$138.25	64.5%	$209.66	$135.18
Half Mile Farm	NAV	NAV	NAV	49.6%	$326.07	$161.83
(1)	Data provided by a third-party market research report, unless stated otherwise.
(2)	TTM is as of May 31, 2026.

Historical Occupancy, ADR, RevPAR Penetration Rates(1)
	2025			TTM(2)
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Old Edwards Inn	126.4%	121.6%	153.8%	121.4%	121.4%	147.4%
200 Main	124.0%	159.5%	197.8%	120.5%	158.1%	190.5%
Rivet House	62.6%	148.7%	93.1%	62.3%	153.3%	95.6%
Half Mile Farm	NAV	NAV	NAV	150.7%	149.1%	224.9%
(1)	Data provided by a third-party market research report, unless stated otherwise.
(2)	TTM is as of May 31, 2026.

A-3-18

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 2 Old Edwards Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 48.7% 2.35x 19.7%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Old Edwards Portfolio Properties:

Cash Flow Analysis(1)
	2025	TTM(2)	U/W	U/W Per Room(4)
Occupancy (%)(3)	75.8%	75.0%	75.0%
ADR(3)	$580.41	$594.72	$594.72
RevPAR(3)	$456.84	$462.96	$462.96

Rooms Revenue	$26,490,553	$26,948,186	$26,948,186	$117,678
Food and Beverage Revenue	27,101,556	26,904,632	26,904,632	$117,487
Golf Revenue	27,472,311	29,154,417	29,154,417	$127,312
Spa Revenue	5,745,401	5,752,207	5,752,207	$25,119
Other Departmental Revenue	4,829,978	5,067,892	5,067,892	$22,131
Minor Operating Dept / Other Revenue	1,957,103	1,991,871	1,991,871	$8,698
Effective Gross Income	$93,596,902	$95,819,204	$95,819,204	$418,424

Rooms Expense	$8,735,481	$8,613,890	$8,613,890	$37,615
Food and Beverage Expense	19,691,403	19,860,107	19,860,107	$86,725
Golf Expense	13,496,962	12,708,374	12,708,374	$55,495
Spa Expense	4,255,206	4,008,938	4,008,938	$17,506
Other Departmental Expense	2,176,400	2,263,790	2,263,790	$9,886
Minor Operating Dept / Other Expense	1,330,656	1,325,798	1,325,798	$5,790
Total Departmental Expenses	$49,686,108	$48,780,897	$48,780,897	$213,017

Gross Operating Income	$43,910,795	$47,038,307	$47,038,307	$205,407

Real Estate Taxes	$848,913	$793,625	$820,515	$3,583
Insurance	1,600,986	1,600,986	1,096,989	$4,790
Management Fee	2,852,856	2,872,018	3,079,181	$13,446
Other Expenses	15,862,304	15,428,739	15,428,739	$67,374
Total Fixed and Undistributed Expenses	$21,165,059	$20,695,368	$20,425,424	$89,194
Total Expenses	$70,851,167	$69,476,265	$69,206,321	$302,211
Net Operating Income	$22,745,736	$26,342,939	$26,612,883	$116,213
FF&E	$0	$0	$3,832,768	$16,737
Net Cash Flow	$22,745,736	$26,342,939	$22,780,115	$99,476

NOI Debt Yield(5)	16.8%	19.5%	19.7%
NCF DSCR(5)	2.34x	2.71x	2.35x
(1)	Historical financial information prior to 2025 is unavailable due to the acquisition of the Old Edwards Portfolio Properties by the borrower sponsor between 2023 and 2024.
(2)	TTM is as of May 31, 2026.
(3)	Based on solely the hospitality properties.
(4)	U/W Per Room values are based on 229 rooms.
(5)	NOI Debt Yield and NCF DSCR are based on the Old Edwards Portfolio Whole Loan.

A-3-19

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 2 Old Edwards Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 48.7% 2.35x 19.7%

Appraisals. According to the appraisals, the Old Edwards Portfolio Properties have an aggregate “as portfolio” appraised value of $277,000,000 as of May 27, 2026.

Old Edwards Portfolio Appraised Value(1)
Property	Appraised Value	Capitalization Rate
Old Edwards Portfolio	$277,000,000(2)	8.9%
(1)	Source: Appraisals.
(2)	Represents an As Portfolio value of $277,000,000 with a portfolio premium of $100,000 (0.04%). The aggregate “As-Is” appraised value of the Old Edwards Portfolio is $276,900,000.

Environmental Matters. According to the Phase I environmental site assessments, dated between May 20, 2026 and May 26, 2026, there is a recognized environmental condition related to the operations of a dry-cleaning plant located on the Old Edwards Inn Property since 2003 which previously used chlorinated solvents, including tetrachloroethylene during the dry-cleaning process. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Markets.

Highlands-Cashiers Plateau, NC – The Highlands–Cashiers plateau is an established affluent leisure destination in western North Carolina that has historically benefited from significant second-home ownership, luxury tourism demand, and limited competitive supply. Highlands was originally founded as a summer resort community in 1875 and continues to attract high-income seasonal residents and leisure travelers from major southeastern population centers, including Atlanta, Charlotte, Greenville, Charleston, Nashville, and Asheville. The market benefits from favorable summer climate conditions, elevated mountain geography, and strong regional drive-to accessibility, supporting seasonal demand trends throughout the peak May–October leisure season, with additional demand generated by golf, weddings, and special events during shoulder periods.

North Carolina West / Cherokee Market, NC – The three primary hospitality assets within Highlands (Old Edwards Inn, 200 Main and Half-Mile Farm) are located within the North Carolina West hospitality market, according to a third party market report. The market contains approximately 33,603 rooms and is anchored by Asheville and the surrounding western North Carolina tourism corridor. Key regional demand drivers include outdoor recreation, mountain tourism, national park visitation, and destination leisure travel. As of June 2026, the market reported trailing 12-month occupancy of 59.2%, ADR of approximately $146, and RevPar of approximately $86. Through June 2026, the luxury and upper upscale segments incurred a 12-month RevPAR change of 30.6%. Over the trailing 12 months, the market welcomed seven hotels, totaling roughly 540 rooms. Approximately 960 rooms are under construction across 7 hotels, representing 2.9% of the existing inventory.

Lake Keowee / Upstate South Carolina, SC – The Old Edwards Reserve Property is located within Pickens County, South Carolina, in the broader Greenville–Spartanburg–Anderson (“Upstate”) region. The Upstate region benefits from one of the strongest regional economies in the southeastern United States, supported by advanced manufacturing, healthcare, logistics, education, and corporate investment along the Interstate 85 corridor. Major employers throughout the region include BMW, Michelin, Lockheed Martin, Prisma Health, GE Energy, and numerous advanced manufacturing operators. The region has experienced sustained population and employment growth in recent years and continues to attract significant corporate and infrastructure investment.

Athens, GA – The Rivet House Property is located in Athens, Georgia within the Athens–Clarke County MSA, a university-oriented market anchored by UGA. The Athens MSA benefits from a diversified economy supported by education, healthcare, biotechnology, research, and professional services. UGA serves as the region’s primary economic driver and one of the largest public research universities in the southeastern United States, generating substantial employment, research activity, and year-round visitation demand. Additional major regional employers include Piedmont Athens Regional Medical Center, St. Mary’s Healthcare System, Boehringer Ingelheim, and Meissner Corporation. The market also benefits from proximity to the Atlanta metropolitan area and continued economic integration with the broader northeast Georgia growth corridor.

The Borrowers and the Borrower Sponsor. The borrowers are Old Edwards Inn and Spa, LLC, Old Edwards Club Properties, LLC, Keowee River Club, LLC, KRC Golf Group, LLC and Southern Mill C2, LLC, each a Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Old Edwards Portfolio Whole Loan. The borrower sponsor is James B. Whitley and the non-recourse carveout guarantor is JBWLT OEREC, LLC. Mr. Whitley is the founder and Chief Operating Officer of Landmark Properties, a leading U.S. student housing developer and general contractor. The borrower sponsor completed the Rivet House conversion shortly after acquiring the other Old Edwards Portfolio Properties, with the hotel opening in the summer of 2024.

A-3-20

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 2 Old Edwards Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 48.7% 2.35x 19.7%

Property Management. The Old Edwards Portfolio Properties are managed by Old Edwards Hospitality Group, LLC, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves. At loan origination, the borrowers were required to deposit approximately $459,258 into a tax reserve.

Tax Reserve - On each payment date, the borrowers are required to fund 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $57,407).

Insurance Reserve - On each payment date, the borrowers are required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies required to be maintained by the borrowers under the Old Edwards Portfolio Whole Loan documents, unless the borrowers maintain a blanket insurance policy in accordance with the Old Edwards Portfolio Whole Loan documents. There is currently an acceptable blanket policy in place.

FF&E Reserve – On each payment date, the borrowers are required to deposit monthly into the replacement reserve account an amount equal to the greater of (i) 4% of the gross incomes from operations generated in the immediately preceding month, (ii) the aggregate annual amount required pursuant to the management agreements, and (iii) the repair and replacement of the FF&E (such approved capital expenditures and FF&E, collectively), that lender reasonably estimates will be incurred following the origination date. Funds in the FF&E Reserve can be used for FF&E and approved capital improvements at the Old Edwards Portfolio Properties.

Lockbox and Cash Management. The Old Edwards Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Lockbox Event (as defined below), the borrowers are required to establish a lockbox account controlled by the lender into which the borrowers are required to deposit or cause to be deposited all revenues generated from the Old Edwards Portfolio Properties. All credit card receipts are required to be deposited by credit card processing companies directly into the lockbox account, and all non-credit card receipts are required to be directly deposited by the property manager in the lockbox account within three business days of receipt thereof by the borrowers or the property manager. Upon the occurrence and during the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept on a daily basis into a cash management account and applied in accordance with the Old Edwards Portfolio Whole Loan documents.

A “Lockbox Event” means (i) the occurrence and continuance of a Trigger Period or (ii) the debt service coverage ratio is less than 1.50x as of the end of two consecutive calendar quarters.

A “Trigger Period” means a period: (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Old Edwards Portfolio Whole Loan documents, (ii) the debt service coverage ratio falling below 1.30x, (iii) if the property manager is a borrower or guarantor affiliate, certain bankruptcy or insolvency events of the property manager and (iv) certain bankruptcy or insolvency events of the borrower or the guarantor; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (w) clause (i) above, the cure (if applicable) of such event of default, (x) clause (ii) above, the Old Edwards Portfolio Properties achieving a debt service coverage ratio of 1.30x or greater for two consecutive calendar quarters, (y) clause (iii) above, a non-affiliated replacement manager approved by the lender being appointed and (z) clause (iv) above, if the bankruptcy or insolvency event was involuntary, upon the same being discharged or dismissed within 90 days of filing.

Current Mezzanine and Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. The Old Edwards Portfolio Whole Loan permits the release of certain non-income-producing land parcels located within the Old Edwards Reserve Property. Such parcels are intended for future residential development and may be released subject to the terms and conditions set forth in the Old Edwards Portfolio Whole Loan documents.

Ground Lease. None.

A-3-21

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Compass Storage National Portfolio 2.0	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 62.7% 1.54x 9.5%

A-3-22

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Compass Storage National Portfolio 2.0	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 62.7% 1.54x 9.5%

A-3-23

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Compass Storage National Portfolio 2.0	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 62.7% 1.54x 9.5%
Mortgage Loan Information		Properties Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Loan Purpose(1):	Refinance / Acquisition	Properties Type – Subtype:	Self Storage - Self Storage
Borrower Sponsor(s):	Amsdell Group, LLC	Collateral:	Fee
Borrower(s)(2):	Various	Location(6):	Various, Various
Original Balance(3):	$65,000,000	Year Built / Renovated(6):	Various / Various
Cut-off Date Balance(3):	$65,000,000	Property Management(7):	Various
% by Initial UPB:	8.6%	Size:	1,069,965 SF
Interest Rate:	5.95000%	Appraised Value / Per SF:	$190,410,000 / $178
Note Date:	August 19, 2026	Appraisal Date(8):	Various
Original Term:	60 months	Occupancy(9):	88.1% (as of Various)
Amortization:	Interest Only	UW Economic Occupancy:	88.1%
Original Amortization:	NAP	Underwritten NOI:	$11,285,032
Interest Only Period:	60 months	Underwritten NCF:	$11,118,433
First Payment Date:	October 6, 2026
Maturity Date:	September 6, 2031	Historical NOI
Additional Debt Type(3):	Pari Passu	Most Recent NOI(10):	$10,463,564 (TTM Various)
Additional Debt Balance(3):	$54,400,000	2025 NOI(11):	$10,567,775
Call Protection(4):	L(26),D(27),O(7)	2024 NOI(11):	$9,412,933
Lockbox / Cash Management:	Springing / Springing	2023 NOI(11):	$9,017,796

Reserves(5)				Financial Information(3)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$112
Taxes:	$580,361	$116,072	NAP	Maturity Date Loan / SF:	$112
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	62.7%
Replacement Reserves:	$0	$13,883	$499,798	Maturity Date LTV:	62.7%
Deferred Maintenance:	$109,422	$0	NAP	UW NOI DY:	9.5%
				UW NCF DSCR:	1.54x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(3)	$119,400,000	90.0%	Purchase Price(1)	$96,556,900	72.7%
Borrower Sponsor Equity	13,334,303	10.0	Loan Payoff(1)	31,315,085	23.6
			Closing Costs	4,172,535	3.1
			Upfront Reserves	689,783	0.5
Total Sources	$132,734,303	100.0%	Total Uses	$132,734,303	100.0%
(1)	Loan proceeds were used to finance the acquisition of eight properties through fundings completed in May and July 2026 and to refinance eight properties in August 2026.
(2)	See “The Borrowers and the Borrower Sponsor” below.
(3)	The Compass Storage National Portfolio 2.0 Mortgage Loan (as defined below) is part of the Compass Storage National Portfolio 2.0 Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $119,400,000. Financial Information presented above is based on the Compass Storage National Portfolio 2.0 Whole Loan.
(4)	Defeasance of the Compass Storage National Portfolio 2.0 Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Compass Storage National Portfolio 2.0 Whole Loan to be securitized and (b) August 19, 2030. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the Benchmark 2026-V24 securitization in November 2026. The actual lockout period may be longer.
(5)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(6)	See “Portfolio Summary” below.
(7)	See “Property Management” below.
(8)	Appraisals are as of various dates between March 25, 2026, and June 8, 2026.
(9)	Occupancy dates are as of the underwritten rent rolls dated between May 30, 2026 and July 27, 2026.
(10)	Most Recent NOI represents the rolled-up NOI as of various trailing twelve-month periods ending between January 31, 2026 and June 30, 2026.
(11)	2023 NOI excludes NOI attributable to the New Iberia and Gonzales properties, as financial information was not available due to their recent acquisitions. 2024 NOI excludes NOI attributable to the New Iberia property as this information was not provided by the seller. The increase from 2023 NOI to 2024 NOI is primarily attributable to including financial information for the Gonzales property and the subsequent increase from 2024 NOI to 2025 NOI can be attributed to including financial information for the New Iberia property.

A-3-24

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Compass Storage National Portfolio 2.0	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 62.7% 1.54x 9.5%

The Loan. The third largest mortgage loan (the “Compass Storage National Portfolio 2.0 Mortgage Loan”) is part of a whole loan (the “Compass Storage National Portfolio 2.0 Whole Loan”) evidenced by three pari passu promissory notes that are secured by the borrowers’ fee interests in 16 self-storage properties, totaling 8,682 units and 1,069,965 square feet, located across Florida, Texas, Louisiana, New York, Michigan, New Jersey, Pennsylvania, Georgia, and Tennessee (the “Compass Storage National Portfolio 2.0 Properties”). The Compass Storage National Portfolio 2.0 Whole Loan was originated on August 19, 2026 by Citi Real Estate Funding Inc. The Compass Storage National Portfolio 2.0 Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 5.95000% per annum on an Actual/360 basis. The scheduled maturity date of the Compass Storage National Portfolio 2.0 Whole Loan is September 6, 2031. The Compass Storage National Portfolio 2.0 Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $65,000,000.

The table below identifies the promissory notes that comprise the Compass Storage National Portfolio 2.0 Whole Loan. The relationship between the holders of the Compass Storage National Portfolio 2.0 Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Compass Storage National Portfolio 2.0 Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2026-V24 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	Benchmark 2026-V24	Yes
A-2	$30,000,000	$30,000,000	BBCMS 2026-5C43	No
A-3(1)	$24,400,000	$24,400,000	CREFI	No
Whole Loan	$119,400,000	$119,400,000
(1)	Expected to be contributed to one or more future securitizations.

The Properties. The Compass Storage National Portfolio 2.0 Properties consist of 16 self-storage properties, totaling 8,682 units and 1,069,965 square feet, located across Florida, Texas, Louisiana, New York, Michigan, New Jersey, Pennsylvania, Georgia, and Tennessee. The Compass Storage National Portfolio 2.0 Properties were built between 1950 and 2019 and have an average facility size of approximately 66,873 square feet. As of the underwritten rent rolls dated between May 30, 2026 and July 27, 2026, the portfolio was 88.1% occupied based on net rentable square footage (86.7% occupied based on units) and generated a weighted average trailing twelve-month revenue per available square foot ("RevPAR") of $16.12. The Compass Storage National Portfolio 2.0 Properties’ unit mix includes 3,188 non-climate controlled storage units, 5,141 climate-controlled units, 6 commercial units, 346 parking units and one apartment unit, and no individual property accounts for more than 10.2% of UW NOI or 9.3% of total net rentable area.

A-3-25

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Compass Storage National Portfolio 2.0	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 62.7% 1.54x 9.5%

The following table presents certain information relating to the Compass Storage National Portfolio 2.0 Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated(1)	Allocated Whole Loan Amounts ($)	Total SF(2)	Total Occ. %(2)	As-is Appraised Value(1)	UW NOI(2)	% of UW NOI(2)
New Iberia	New Iberia, LA	1984 / 2016	$12,400,000	99,908	88.9%	$18,500,000	$1,149,075	10.2%
Ponte Vedra	Ponte Vedra, FL	2018 / NAP	$11,600,000	83,076	84.9%	$18,140,000	$1,123,758	10.0%
Hastings-on-Hudson	Hastings-On-Hudson, NY	2000 / NAP	$10,775,000	35,988	89.9%	$17,400,000	$1,013,670	9.0%
Roseville	Roseville, MI	2001 / NAP	$9,600,000	76,864	87.0%	$17,200,000	$902,099	8.0%
Neptune	Neptune, NJ	1950 / 2002	$8,200,000	51,889	84.1%	$13,300,000	$797,315	7.1%
Spring	Spring, TX	2005 / NAP	$7,900,000	86,417	89.5%	$12,340,000	$775,580	6.9%
Gainesville	Gainesville, FL	2000-2001 / NAP	$7,300,000	75,345	92.3%	$11,350,000	$678,458	6.0%
Hudson Oaks	Hudson Oaks, TX	2013 / NAP	$7,100,000	62,552	94.5%	$11,200,000	$638,909	5.7%
Marble Falls 2	Marble Falls, TX	2019 / NAP	$7,000,000	65,710	96.0%	$10,500,000	$663,554	5.9%
Mulberry	Mulberry, FL	2007 / 2019	$6,850,000	90,016	76.8%	$13,500,000	$620,237	5.5%
Marble Falls 1	Marble Falls, TX	1997 / NAP	$6,850,000	75,560	91.6%	$12,000,000	$619,539	5.5%
Sewickley	Sewickley, PA	2017 / NAP	$6,800,000	51,326	87.4%	$9,770,000	$655,461	5.8%
West Palm Beach 2	West Palm Beach, FL	2019 / NAP	$6,400,000	88,977	89.8%	$9,300,000	$672,095	6.0%
Acworth	Acworth, GA	1995 / NAP	$3,925,000	42,079	89.0%	$6,030,000	$363,521	3.2%
Smyrna	Smyrna, TN	2012 / NAP	$3,750,000	31,926	85.9%	$5,580,000	$339,721	3.0%
Gonzales	Gonzales, LA	2010 / NAP	$2,950,000	52,333	82.0%	$4,300,000	$272,041	2.4%
Total			$119,400,000	1,069,965	88.1%	$190,410,000	$11,285,032	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated between May 30, 2026 and July 27, 2026. Total Occ. % presented above is based on total SF. Occupancy based on self-storage units is 86.7%.

The following table presents certain information relating to the unit mix at the Compass Storage National Portfolio 2.0 Properties:

Compass Storage National Portfolio 2.0 Properties Unit Mix(1)
Property Name	Available Units	% of Available Units	Available SF	% of Available SF	% of Climate Controlled Self-Storage Units	% of Climate Controlled Self-Storage SF	Current Occupancy(2)	TTM RevPAF(3)
New Iberia	955	11.0%	99,908	9.3%	100.0%	100.0%	88.9%	$16.23
Ponte Vedra	596	6.9%	83,076	7.8%	79.5%	60.1%	84.9%	$19.68
Hastings-on-Hudson	436	5.0%	35,988	3.4%	100.0%	100.0%	89.9%	$42.89
Roseville	524	6.0%	76,864	7.2%	30.0%	25.7%	87.0%	$16.77
Neptune	601	6.9%	51,889	4.8%	62.7%	69.7%	84.1%	$23.60
Spring	677	7.8%	86,417	8.1%	41.7%	30.7%	89.5%	$13.61
Gainesville	556	6.4%	75,345	7.0%	60.8%	46.6%	92.3%	$13.75
Hudson Oaks	472	5.4%	62,552	5.8%	100.0%	100.0%	94.5%	$15.92
Marble Falls 2	376	4.3%	65,710	6.1%	45.5%	34.0%	96.0%	$13.83
Mulberry	803	9.2%	90,016	8.4%	49.4%	45.2%	76.8%	$13.42
Marble Falls 1	431	5.0%	75,560	7.1%	37.8%	31.2%	91.6%	$11.57
Sewickley	486	5.6%	51,326	4.8%	35.0%	22.6%	87.4%	$15.66
West Palm Beach 2	729	8.4%	88,977	8.3%	68.0%	48.0%	89.8%	$14.18
Acworth	375	4.3%	42,079	3.9%	0.0%	0.0%	89.0%	$15.23
Smyrna	337	3.9%	31,926	3.0%	51.3%	48.3%	85.9%	$17.17
Gonzales	328	3.8%	52,333	4.9%	24.4%	17.6%	82.0%	$9.18
Total	8,682	100.0%	1,069,965	100.0%	59.2%	49.7%	88.1%	$16.12
(1)	Based on the underwritten rent rolls dated between May 30, 2026 and July 27, 2026.
(2)	Current Occupancy presented above is based on total SF. Current Occupancy for the Compass Storage National Portfolio 2.0 Properties based on self-storage units is 86.7%.
(3)	TTM RevPAF is as of various trailing twelve-month periods ending between January 31, 2026 and June 30, 2026.

A-3-26

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Compass Storage National Portfolio 2.0	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 62.7% 1.54x 9.5%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Compass Storage National Portfolio 2.0 Properties:

Cash Flow Analysis(1)
	2023(2)	2024(2)	2025(2)	TTM(3)	UW	UW Per SF
Storage Rental Income	$13,612,416	$15,036,981	$16,814,931	$16,821,631	$16,864,957	$15.76
Net Rental Income	$13,612,416	$15,036,981	$16,814,931	$16,821,631	$16,864,957	$15.76
Vacancy Gross Up	0	0	0	0	2,477,436	$2.32
Gross Potential Rent	$13,612,416	$15,036,981	$16,814,931	$16,821,631	$19,342,393	$18.08
Vacancy	(617,152)	(533,401)	(503,899)	(534,468)	(2,477,436)	($2.32)
Insurance Revenue	133,462	162,311	221,014	223,669	104,793	$0.10
Merchandise	66,915	63,996	58,508	60,297	48,198	$0.05
Other Income(4)	1,285,649	608,031	670,662	675,215	827,530	$0.77
Effective Gross Income	$14,481,289	$15,337,918	$17,261,217	$17,246,343	$17,845,478	$16.68

Management Fee	645,049	779,755	797,929	783,721	731,618	$0.68
Real Estate Taxes	1,723,965	1,624,194	1,699,669	1,736,481	1,854,849	$1.73
Insurance	316,290	443,769	569,373	594,623	353,539	$0.33
Payroll	1,093,150	1,235,922	1,359,197	1,372,638	1,391,668	$1.30
General & Administrative	633,060	716,590	857,885	866,889	763,839	$0.71
Other Expenses(5)	1,051,979	1,124,754	1,409,391	1,428,427	1,464,932	$1.37
Total Expenses	$5,463,493	$5,924,984	$6,693,443	$6,782,779	$6,560,445	$6.13

Net Operating Income	$9,017,796	$9,412,933	$10,567,775	$10,463,564	$11,285,032	$10.55
Replacement Reserves	148,378	153,611	166,599	166,599	166,599	$0.16
Net Cash Flow	$8,869,418	$9,259,322	$10,401,175	$10,296,964	$11,118,433	$10.39

Occupancy(6)	NAV	87.7%	83.7%	88.1%	88.1%(6)
NOI Debt Yield(7)	7.6%	7.9%	8.9%	8.8%	9.5%
NCF DSCR(7)	1.23x	1.29x	1.44x	1.43x	1.54x
(1)	Based on the underwritten rent rolls dated between May 30, 2026 and July 27, 2026.
(2)	2023 Net Operating Income excludes Net Operating Income attributable to the New Iberia and Gonzales properties, as financial information was not available due to their recent acquisitions. 2024 Net Operating Income excludes Net Operating Income attributable to the New Iberia property as this information was not provided by the seller. The increase from 2023 Net Operating Income to 2024 Net Operating Income is primarily attributable to including financial information for the Gonzales property and the subsequent increase from 2024 Net Operating income to 2025 Net Operating Income can be attributed to including financial information for the New Iberia property.
(3)	TTM represents the T-12 cash flows ending between January 31, 2026 and June 30, 2026 for the 16 properties.
(4)	Other Income consists of administrative fees, late fees, truck rental income, service charges, convenience fee payments and insurance revenue for select assets.
(5)	Other Expenses include utilities, marketing, repairs and maintenance expenses and cost of sales.
(6)	Historical Occupancies represent the year end occupancy as of December 31 for 2024 and 2025. TTM Occupancy is based on the underwritten rent rolls between May 30, 2026 and July 27, 2026. Underwritten Occupancy represents economic occupancy.
(7)	NOI Debt Yield and NCF DSCR are calculated based on the Compass Storage National Portfolio 2.0 Whole Loan.

A-3-27

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Compass Storage National Portfolio 2.0	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 62.7% 1.54x 9.5%

Appraisals. According to the appraisals as of various dates between March 25, 2026 and June 8, 2026, the Compass Storage National Portfolio 2.0 Properties had an aggregate “as is” appraised value of $190,410,000.

Appraisal Valuation Summary (1)
Property	As Is Value	Capitalization Rate
New Iberia	$18,500,000	6.00%
Ponte Vedra	$18,140,000	6.00%
Hastings-on-Hudson	$17,400,000	5.25%
Roseville	$17,200,000	5.50%
Mulberry	$13,500,000	6.25%
Neptune	$13,300,000	5.75%
Spring	$12,340,000	5.50%
Marble Falls 1	$12,000,000	5.50%
Gainesville	$11,350,000	5.75%
Hudson Oaks	$11,200,000	5.50%
Marble Falls 2	$10,500,000	5.50%
Sewickley	$9,770,000	5.75%
West Palm Beach 2	$9,300,000	5.75%
Acworth	$6,030,000	6.00%
Smyrna	$5,580,000	5.50%
Gonzales	$4,300,000	6.75%
Total / Wtd. Avg.	$190,410,000	5.73%
(1)	Source: Appraisals.

Environmental Matters. According to the Phase I environmental reports dated between April 20, 2026 and August 4, 2026, there was no evidence of any recognized environmental conditions at any of the 16 Compass Storage National Portfolio 2.0 Properties. According to the Phase I environmental report dated August 4, 2026, the Neptune property, was identified as having a controlled recognized environmental condition (“CREC”) relating to historic fill managed under a deed notice. In addition, according to the Phase I environmental report dated April 20, 2026, the Hastings-on-Hudson property was identified as having a CREC related to closed onsite release cases with evidence of impacts remaining onsite and historical onsite automotive operations. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Markets. The Compass Storage National Portfolio 2.0 Properties are located within Florida (four properties, 27.4% of underwritten NOI), Texas (four properties, 23.9% of underwritten NOI), Louisiana (two properties, 12.6% of underwritten NOI), New York (one property, 9.0% of underwritten NOI), Michigan (one property, 8.0% of underwritten NOI), New Jersey (one property, 7.1% of underwritten NOI), Pennsylvania (one property, 5.8% of underwritten NOI), Georgia (one property, 3.2% of underwritten NOI), and Tennessee (one property, 3.0% of underwritten NOI).

A-3-28

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Compass Storage National Portfolio 2.0	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 62.7% 1.54x 9.5%

The following table presents certain geographical information relating to the Compass Storage National Portfolio 2.0 Properties:

Geographic Summary(1)
State	Number of Properties	Square Feet	% of Total Square Feet	UW NOI	% of UW NOI
Florida	4	337,414	31.5%	$3,094,548	27.4%
Texas	4	290,239	27.1%	$2,697,582	23.9%
Louisiana	2	152,241	14.2%	$1,421,116	12.6%
New York	1	35,988	3.4%	$1,013,670	9.0%
Michigan	1	76,864	7.2%	$902,099	8.0%
New Jersey	1	51,889	4.8%	$797,315	7.1%
Pennsylvania	1	51,326	4.8%	$655,461	5.8%
Georgia	1	42,079	3.9%	$363,521	3.2%
Tennessee	1	31,926	3.0%	$339,721	3.0%
Total	16	1,069,965	100.0%	$11,285,032	100.0%
(1)	Based on the underwritten rent rolls dated between May 30, 2026 and July 27, 2026.

The following table includes certain information regarding the demographics of each immediate trade area for the individual Compass Storage National Portfolio 2.0 Properties:

Demographic Summary(1)
		Population(2)		Average Household Income(2)
Property Name	Location	3-Mile	5-Mile	3-Mile	5-Mile
New Iberia	New Iberia, LA	NAV	45,035	NAV	$76,193
Ponte Vedra	Ponte Vedra, FL	28,471	52,586	$202,486	$201,931
Hastings-on-Hudson	Hastings-on-Hudson, NY	125,076	370,544	$178,917	$176,976
Roseville	Roseville, MI	130,179	329,548	$86,994	$84,974
Neptune	Neptune, NJ	72,228	126,102	$135,702	$144,493
Spring	Spring, TX	87,287	250,660	$119,528	$113,735
Gainesville	Gainesville, FL	16,741	50,013	$119,220	$117,361
Hudson Oaks	Hudson Oaks, TX	18,242	34,512	$142,101	$140,562
Marble Falls 2	Marble Falls, TX	NAV	NAV	NAV	NAV
Mulberry	Mulberry, FL	28,666	66,817	$104,693	$114,291
Marble Falls 1	Marble Falls, TX	NAV	NAV	NAV	NAV
Sewickley	Sewickley, PA	28,011	74,457	$207,026	$178,561
West Palm Beach 2	West Palm Beach, FL	164,276	362,827	$89,940	$99,912
Acworth	Acworth, GA	80,086	181,770	$116,859	$119,118
Smyrna	Smyrna, TN	51,073	112,039	$91,667	$99,468
Gonzales	Gonzales, LA	42,078	84,062	$105,856	$115,700
Wtd. Avg. (based on UW NOI)		71,047	159,547	$138,199	$130,676

(1)	Source: Appraisals.
(2)	Population and Average Household Income are 2025 estimates for the Compass Storage National Portfolio 2.0 Properties.

The Borrowers and the Borrower Sponsor. The borrowers are Amsdell Storage Ventures 98, LLC, Amsdell Storage Ventures 102, LLC, Amsdell Storage Ventures 99, LLC, Amsdell Storage Ventures 100, LLC, Amsdell Storage Ventures 101, LLC, Amsdell Storage Ventures 84, LLC, Amsdell Storage Ventures 51, LLC, Amsdell Storage Ventures IV, LLC, Amsdell Storage Ventures XXX, LLC, Amsdell Storage Ventures XLII, LLC, Amsdell Storage Ventures XLVI, LLC and Amsdell Storage Ventures XXIV, LLC, each a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Compass Storage National Portfolio 2.0 Whole Loan.

A-3-29

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Compass Storage National Portfolio 2.0	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 62.7% 1.54x 9.5%

The borrower sponsor is Amsdell Group, LLC (“Amsdell”) and the non-recourse carveout guarantor is Todd C. Amsdell, who is the president and Chief Executive Officer of Amsdell. Founded in 1928, Amsdell is a full service, privately owned real estate company, specializing in the construction, development and management of self-storage facilities, business parks, and related commercial real estate, with a portfolio of 123 self-storage properties located across 15 states.

Property Management. The Compass Storage National Portfolio 2.0 Properties are managed by Compass Self Storage, LLC, a borrower-affiliated property management company and Extra Space Management, Inc., a third-party property management company.

Initial and Ongoing Reserves. At origination of the Compass Storage National Portfolio 2.0 Whole Loan, the borrowers deposited approximately (i) $580,361 into a reserve account for real estate taxes and (ii) $109,422 into a reserve account for immediate repairs.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $116,072 per month).

Insurance Reserve. At the option of the lender, if the insurance policies which cover the Compass Storage National Portfolio 2.0 Properties (or any portion thereof) do not constitute an approved blanket or umbrella policy pursuant to the Compass Storage National Portfolio 2.0 Whole Loan documents, or the lender requires the applicable borrower(s) to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by such policies upon the expiration thereof. At origination of the Compass Storage National Portfolio 2.0 Whole Loan, an acceptable blanket policy was in place.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $13,883; provided, however, the borrowers will have no obligation to make the replacement reserve monthly deposit on any monthly payment date if the balance of the replacement reserve funds equals or exceeds 36 months of replacement reserve monthly deposits.

Lockbox / Cash Management. The Compass Storage National Portfolio 2.0 Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account for the Compass Storage National Portfolio 2.0 Properties (the “Restricted Account”) and thereafter, the borrowers are required to (i) immediately deposit (or cause the property manager to immediately deposit) all revenue derived from the Compass Storage National Portfolio 2.0 Properties into the Restricted Account and (ii) instruct the property manager to deposit, within three business days, all revenue derived from the Compass Storage National Portfolio 2.0 Properties collected by the property manager (other than any tenant insurance premium collected by the property manager pursuant to a self-storage lease on behalf of a third-party tenant insurance provider) and all funds otherwise payable to the borrowers by the property manager into the Restricted Account. All funds deposited into the Restricted Account are required to be transferred on each business day to the borrowers, unless a Trigger Period exists, in which case the funds are required to be transferred each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Compass Storage National Portfolio 2.0 Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Compass Storage National Portfolio 2.0 Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Compass Storage National Portfolio 2.0 Whole Loan. Upon the cure of the applicable Trigger Period, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Compass Storage National Portfolio 2.0 Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Compass Storage National Portfolio 2.0 Whole Loan documents, or (ii) the date that the debt service coverage ratio falls below 1.15x and (B) expiring upon (x) with regard to clause (A)(i) above, the cure (if applicable) of such event of default, and (y) with regard to clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. The borrowers have the right at any time (x) after the earlier of (a) the end of the two-year period commencing on the closing date of the last securitization involving any portion of the Compass Storage National Portfolio 2.0 Whole Loan and (b) August 19, 2030, and (y) before the monthly payment date in March 2031, to obtain the release of any one or more of the individual Compass Storage National Portfolio 2.0 Properties, provided that, among other conditions, (i) the Compass Storage National Portfolio

A-3-30

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 Compass Storage National Portfolio 2.0	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 62.7% 1.54x 9.5%

2.0 Whole Loan is partially defeased in an amount equal to the greater of (a) 120% of the allocated loan amount of the related individual Compass Storage National Portfolio 2.0 Properties being released and (b) the net sales proceeds applicable to such individual Compass Storage National Portfolio 2.0 Properties, (ii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Compass Storage National Portfolio 2.0 Properties must be greater than the greater of (a) the debt service coverage ratio of all the related Compass Storage National Portfolio 2.0 Properties immediately prior to the release, and (b) 1.54x, (iii) after giving effect to the release, the debt yield with respect to the remaining Compass Storage National Portfolio 2.0 Properties must be greater than the greater of (a) the debt yield of all the related Compass Storage National Portfolio 2.0 Properties immediately prior to the release, and (b) 9.31%, (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Compass Storage National Portfolio 2.0 Properties must be no greater than the lesser of (a) the loan-to-value ratio with respect to all of the related Compass Storage National Portfolio 2.0 Properties immediately prior to the release, and (b) 62.71% and (v) compliance with REMIC related conditions.

In addition, the borrowers have the right, without prepayment or defeasance, but subject to compliance with REMIC related conditions, to (i) make transfers of immaterial portions of the Compass Storage National Portfolio 2.0 Properties to governmental authorities for dedication or public use or to third parties for private use as roadways or for access, ingress or egress, and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for signage, use, access, utilities, and telecommunications leases, provided that no such grant, conveyance or encumbrance may materially impair the utility and operation of the Compass Storage National Portfolio 2.0 Properties or have a material adverse effect on the related individual Compass Storage National Portfolio 2.0 Property or the ability of the related borrower to perform its obligations under the Compass Storage National Portfolio 2.0 Whole Loan.

Ground Lease. None.

A-3-31

Retail – Unanchored 93-99 Greene Street, 102-106 Wooster Street and 116 Wooster Street New York, NY 10012	Collateral Asset Summary – Loan No. 4 SoHo Centrale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 35.6% 1.81x 12.6%

A-3-32

Retail – Unanchored 93-99 Greene Street, 102-106 Wooster Street and 116 Wooster Street New York, NY 10012	Collateral Asset Summary – Loan No. 4 SoHo Centrale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 35.6% 1.81x 12.6%

A-3-33

Retail – Unanchored 93-99 Greene Street, 102-106 Wooster Street and 116 Wooster Street New York, NY 10012	Collateral Asset Summary – Loan No. 4 SoHo Centrale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 35.6% 1.81x 12.6%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail – Unanchored
Borrower Sponsor(s):	Jason Cohen Carter	Collateral:	Fee
Borrower(s):	SoHo Centrale, LLC and 102-106 Wooster LLC	Location:	New York, NY
Original Balance:	$55,500,000	Year Built / Renovated:	1881-1908 / 1983
Cut-off Date Balance:	$55,500,000	Property Management:	Guvnor's Management, LLC
% by Initial UPB:	7.3%	Size:	35,626 SF
Interest Rate:	6.82100%	Appraised Value / Per SF:	$156,000,000 / $4,379
Note Date:	October 19, 2026	Appraisal Date:	October 1, 2026
Original Term:	60 months	Occupancy:	100.0% (as of October 1, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	96.0%
Original Amortization:	NAP	Underwritten NOI(2):	$7,009,558
Interest Only Period:	60 months	Underwritten NCF:	$6,929,311
First Payment Date:	December 6, 2026
Maturity Date:	November 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(2):	$5,911,094 (TTM October 31, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$6,619,014
Call Protection:	L(11),YM1(42),O(7)	2024 NOI:	$7,844,052
Lockbox / Cash Management:	Hard / Springing	2023 NOI(3):	NAV

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$1,558
Taxes:	$880,250	$151,109	NAP	Maturity Date Loan / SF:	$1,558
Insurance:	$86,787	$7,697	NAP	Cut-off Date LTV:	35.6%
Replacement Reserves:	$0	$594	$22,500	Maturity Date LTV:	35.6%
TI / LC:	$0	$7,422	NAP	UW NOI DY:	12.6%
Herno Lease Reserve:	$5,000,000	$0	NAP	UW NCF DSCR:	1.81x
Unfunded Obligations:	$1,462,547	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,500,000	100.0%	Loan Payoff	$40,103,656	72.3%
			Upfront Reserves	7,429,584	13.4
			Equity Repatriation	6,414,975	11.6
			Closing Costs	1,551,786	2.8
Total Sources	$55,500,000	100.0%	Total Uses	$55,500,000	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to Fendi re-signing their lease through April 2039.
(3)	Historical cash flows from 2023 are not available as they were not collected by the lender.

The Loan.  The fourth largest mortgage loan (the “SoHo Centrale Mortgage Loan”) is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $55,500,000. The Soho Centrale Mortgage Loan is secured by the borrowers’ fee simple interest in three retail condominium units located in New York City, totaling 35,626 SF (the “SoHo Centrale Property”). The SoHo Centrale Mortgage Loan was originated on October 19, 2026 by Goldman Sachs Bank USA. The SoHo Centrale Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 6.82100% per annum on an Actual/360 basis. The scheduled maturity date of the SoHo Centrale Mortgage Loan is November 6, 2031.

The Property. The SoHo Centrale Property was constructed between 1881 and 1908 and was renovated in 1983. The SoHo Centrale Property consists of three ground floor and lower lever retail condominium units within three separate residential buildings. 102-106 Wooster Street and 93-99 Greene Street sit back to back and are interconnected while 116 Wooster Street is positioned on the same block. The spaces occupy 35,626 SF of retail space and are 100% leased in the SoHo neighborhood of New York City. The residential

A-3-34

Retail – Unanchored 93-99 Greene Street, 102-106 Wooster Street and 116 Wooster Street New York, NY 10012	Collateral Asset Summary – Loan No. 4 SoHo Centrale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 35.6% 1.81x 12.6%

spaces in the buildings are not part of the collateral. Tenants at the SoHo Centrale Property include various luxury brands such as Tiffany, Fendi and Herno.

Major Tenants. The three largest tenants based on underwritten base rent at the SoHo Centrale Property are Tiffany, Fendi, and Ray Ban.

Tiffany (10,700 SF; 30.0% of NRA; 32.9% of underwritten base rent): Tiffany (Moody’s/S&P/Fitch: Aa3/AA-/NR) is a luxury jewelry retailer founded in 1837 in New York City by Charles Lewis Tiffany and John B. Young. The company sells jewelry, engagement rings, watches, accessories, and home goods through a global retail network of more than 300 stores. Tiffany published the first direct-mail catalog in the United States in 1845 and expanded internationally with stores in London and Paris by the turn of the 20th century. Today, the company continues to operate globally and maintains initiatives focused on diamond sourcing transparency and sustainability. Tiffany has been a tenant at the SoHo Centrale Property since 2011.

Fendi (6,000 SF; 16.8% of NRA; 22.4% of underwritten base rent): Fendi (Moody’s/S&P/Fitch: Aa3/AA-/NR) is an Italian luxury fashion house founded in 1925 in Rome by Adele Fendi and Edoardo Fendi. The company began with a handbag shop and fur workshop and today offers luxury fashion, leather goods, accessories, and fur products. Fendi became part of the LVMH group in 2000, with LVMH becoming its majority shareholder in 2001. Fendi operates 248 stores across the globe with 32 in the United States. Fendi recently signed a lease extension through April 2039 and has occupied its space for over 10 years.

Ray Ban (7,426 SF; 20.8% of NRA; 13.7% of underwritten base rent): Ray Ban is an eyewear brand that designs and sells sunglasses and optical frames. The company developed glare-reducing crystal lenses for U.S. pilots in the 1930s. Ray Ban later expanded its product lineup with styles such as the Aviator, Wayfarer, Clubmaster, and Round, and optical eyewear and customizable products. Today, the company continues to sell sunglasses and prescription eyewear globally. Ray Ban sells over 20 million pairs of sunglasses a year. Ray Ban has been in occupancy of their space at the SoHo Centrale Property since 2014.

The following table presents certain information relating to the largest tenants at the SoHo Centrale Property:

Major Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent	UW Base Rent PSF	% of Total UW Base Rent	Lease Exp. Date	Termination Option (Y/N)	Renewal Option

Tiffany	Aa3/AA-/NR	10,700	30.0%	$2,790,000	$260.75	32.9%	1/31/2029	N	N
Fendi	Aa3/AA-/NR	6,000	16.8%	$1,900,000	$316.67	22.4%	4/30/2039	N	N
Ray Ban	NR/NR/NR	7,426	20.8%	$1,166,990	$157.15	13.7%	6/30/2031	N	2 x 5yr
Herno	NR/NR/NR	3,800	10.7%	$1,103,057	$290.28	13.0%	3/31/2027	N	N
Richemont (Chloe)	NR/NR/NR	2,700	7.6%	$844,132	$312.64	9.9%	1/31/2034	N	N
Salvatori NY	NR/NR/NR	5,000	14.0%	$683,972	$136.79	8.1%	10/31/2033	N	1 x 5yr
Total Occupied		35,626	100.0%	$8,488,150	$238.26	100%
Vacant		0	0.0%
Collateral Total		35,626	100.0%

(1)	Based on the underwritten rent roll dated as of October 1, 2026, inclusive of rent steps of approximately $519,531 through November 1, 2027.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

A-3-35

Retail – Unanchored 93-99 Greene Street, 102-106 Wooster Street and 116 Wooster Street New York, NY 10012	Collateral Asset Summary – Loan No. 4 SoHo Centrale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 35.6% 1.81x 12.6%

The following table presents certain information relating to the lease rollover schedule at the SoHo Centrale Property, based on the initial lease expiration date:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	3,800	10.7%	10.7%	$1,103,057	13.0%	$290.28	1
2028	0	0.0%	10.7%	$0	0.0%	$0.00	0
2029	10,700	30.0%	40.7%	$2,790,000	32.9%	$260.75	1
2030	0	0.0%	40.7%	$0	0.0%	$0.00	0
2031	7,426	20.8%	61.5%	$1,166,990	13.7%	$157.15	1
2032	0	0.0%	61.5%	$0	0.0%	$0.00	0
2033	5,000	14.0%	75.6%	$683,972	8.1%	$136.79	1
2034	2,700	7.6%	83.2%	$844,132	9.9%	$312.64	1
2035	0	0.0%	83.2%	$0	0.0%	$0.00	0
2036	0	0.0%	83.2%	$0	0.0%	$0.00	0
2037 & Thereafter	6,000	16.8%	100.0%	$1,900,000	22.4%	$316.67	1
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	35,626	100.0%		$8,488,150	100.0%	$238.26	6
(1)	Based on the underwritten rent roll dated as of October 1, 2026, inclusive of rent steps of approximately $519,531 through November 1, 2027.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the SoHo Centrale Property:

Cash Flow Analysis
	2024	2025	TTM 10/31/2026	U/W	U/W PSF
Base Rent(1)	$8,771,427	$8,321,653	$7,711,076	$8,488,150	$238.26
Contractual Rent Steps	0	0	0	757,865	$21.27
Potential Gross Revenue	$8,771,427	$8,321,653	$7,711,076	$9,246,016	$259.53
Total Commercial Reimbursement Revenue	1,142,482	653,805	571,508	571,508	$16.04
(Vacancy)	0	0	0	(391,864)	$(11.00)
Other Income	0	2,620	3,731	3,731	$0.10
Effective Gross Revenue	$9,913,909	$8,992,456	$8,310,553	$9,453,628	$265.36

Total Expenses	$2,069,857	$2,373,441	$2,399,459	$2,444,070	$68.60

Net Operating Income(2)	$7,844,052	$6,619,014	$5,911,094	$7,009,558	$196.75
TI / LC	0	0	0	73,122	$2.05
Replacement Reserves	0	0	0	7,125	$0.20
Net Cash Flow	$7,844,052	$6,619,014	$5,911,094	$6,929,311	$194.50

Occupancy (%)(3)	100.0%	100.0%	100.0%	96.0%
NCF DSCR	2.04x	1.72x	1.54x	1.81x
NOI Debt Yield	14.1%	11.9%	10.7%	12.6%
(1)	Based on the underwritten rent roll dated October 1, 2026, inclusive of rent steps of approximately $519,531.
(2)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to Fending re-signing their lease through April 2039.
(3)	U/W occupancy and historical occupancy represent economic occupancy.

A-3-36

Retail – Unanchored 93-99 Greene Street, 102-106 Wooster Street and 116 Wooster Street New York, NY 10012	Collateral Asset Summary – Loan No. 4 SoHo Centrale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 35.6% 1.81x 12.6%

Appraisal. The appraisal determined an “as-is” market value of $156,000,000 as of October 1, 2026 for the SoHo Centrale Property.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
SoHo Centrale	$156,000,000	5.50%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated June 12, 2026, there were no recognized environmental conditions at the SoHo Centrale Property.

The Market. The SoHo Centrale Property is located in New York, New York, between Spring and Prince Streets, within the SoHo neighborhood of Manhattan. The SoHo Centrale Property is accessible by N,Q,R,W subway lines which connect to Union Square Station. In 2021 the neighborhood was rezoned in order to support historic districts and invests and arts and culture. According to the appraisal New York City attracted over 65 million visitors in 2025 and is home to approximately 12.3 million people in the New York Metro.

According to the appraisal, as of 2026, the average household income within a one-, three-, and five-mile radius of the SoHo Centrale Property is approximately $231,740, $221,804, and $187,918, respectively. The percentage of households making over $200,000 a year within the same radii is approximately 42.4%, 37.3%, and 30.8%, respectively.

According to the appraisal, the SoHo Centrale Property is located within the SoHo retail submarket. As of the second quarter of 2026, the SoHo retail submarket has an availability rate of 10.4%, down 1.4% from the prior quarter. During the same time period asking rents rose 1.9% to $292 per SF.

The following table presents certain information relating to comparable sales for the SoHo Centrale Property:

Comparable Sales(1)
Property Name / Location	Sale Date	Year Built / Renovated	Total NRA (SF)	Occupancy	Sale Price	Sale Price PSF
SoHo Centrale	NAP	1881-1908 / 1983	35,626(2)	100.0%(2)	NAP	NAP
835 Broadway / NoHo, Manhattan	Oct-2026	1910 / NAP	8,974	100.0%	$20,750,000	$2,312
841 Madison Avenue / Upper East Side, Manhattan	Sep-2026	1927 / 1995	17,266	100.0%	$57,000,000	$3,301
75 Kenmare Street / Nolita, Manhattan	Jul-2026	2019 / NAP	10,037	100.0%	$11,750,000	$1171
70 Greene Street / SoHo, Manhattan	Feb-2026	1860 / NAP	3,431	100.0%	$17,000,000	$4,955
680 Broadway / NoHo, Manhattan	Jan-2026	1920 / 2007	13,913	100.0%	$10,950,000	$787
120 Spring Street / SoHo, Manhattan	Jan-2026	1825 / NAP	1,428	100.0%	$18,500,000	$12,955
388 West Broadway / SoHo, Manhattan	Sep-2025	1871 / 2002	3,659	100.0%	$5,900,000	$1,612
109 Prince Street / SoHo, Manhattan	Apr-2025	1883 / NAP	12,142	100.0%	$132,000,000	$10,871
106 Spring Street / SoHo, Manhattan	Jan-2025	1896 / NAP	5,928	100.0%	$55,000,000	$9,278
73 Wooster Street / SoHo, Manhattan	Jan-2025	1929 / 2003	9,700	100.0%	$25,409,375	$2,620
102 Greene Street / SoHo, Manhattan	Nov-2024	1881 / NAP	11,442	100.0%	$46,000,000	$4,020
92 Greene Street / SoHo, Manhattan	Oct-2024	2005 / NAP	7,904	100.0%	$43,375,000	$5488
(1)	Source: Appraisal unless otherwise noted.
(2)	Based on the underwritten rent roll dated October 1, 2026.

The Borrowers and the Borrower Sponsor. The borrowers are SoHo Centrale, LLC and 102-106 Wooster LLC each a single purpose entity and a New York limited liability company with two independent directors in their organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the SoHo Centrale Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Jason Cohen Carter. He is an active real estate owner and operator in the United States and has managed over a billion dollars of Manhattan real estate. The borrower sponsor has been active in Soho since the 1980s when he purchased and gut rehabilitated seven national landmark buildings in the neighborhood.

Property Management. The SoHo Centrale Property is managed by Guvnor's Management, LLC, which is an affiliate of the borrower sponsor.

A-3-37

Retail – Unanchored 93-99 Greene Street, 102-106 Wooster Street and 116 Wooster Street New York, NY 10012	Collateral Asset Summary – Loan No. 4 SoHo Centrale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 35.6% 1.81x 12.6%

Initial and Ongoing Reserves. At origination of the SoHo Centrale Mortgage Loan, the borrowers deposited (i) $880,250 for real estate taxes, (ii) $86,787 for insurance premiums, (iii) $1,462,546.61 for free rent for unfunded obligations reserve, and (iv) $5,000,000 for the Herno lease reserve.

Real Estate Taxes – On each payment date, the borrowers are required to deposit into a real estate tax reserve an amount equal to 1/12th of the amount that the lender reasonably estimates will be necessary to pay real estate taxes over the next 12-month period, initially estimated to be approximately $151,109.

Insurance – On each payment date, the borrowers are required to deposit into an insurance reserve an amount equal to 1/12th of the amount that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof, initially estimated to be approximately $7,697 (provided that such reserve will be conditionally waived (i) so long as no event of default under the SoHo Centrale Mortgage Loan documents has occurred and is continuing, and (ii) the borrowers have provided evidence that insurance satisfying the requirements set forth in the SoHo Centrale Mortgage Loan documents has been obtained under one or more blanket insurance policies and insurance premiums have been paid in accordance with the requirements of the SoHo Centrale Mortgage Loan documents).

Replacement Reserve – On each payment date, the borrowers are required to deposit approximately $594 into a replacement reserve account for replacements and repairs required to be made to the SoHo Centrale Property during the calendar year, subject to a cap of $22,500.

TI/LC Reserve – On each payment date, the borrowers are required to deposit approximately $7,422 into a TI/LC account for tenant improvements and leasing commissions during the term of the SoHo Centrale Mortgage Loan.

Herno Reserve – At origination of the SoHo Centrale Mortgage Loan, the borrowers funded, from the loan proceeds, a reserve of $5,000,000 (the “Herno Reserve”). Provided no event of default is continuing, the lender is required to disburse funds from the Herno Reserve to the borrowers’ operating account as follows: (i) all funds from the Herno Reserve will be released to the operating account upon the borrowers providing the lender with evidence reasonably satisfactory to the lender that the term of the lease (the “Herno Lease”) for the space currently leased by Herno (the “Herno Space”) has been extended for at least an additional five years on economic terms and conditions at least as favorable to the borrower as those in the existing Herno Lease, or (ii) (a) 50% of the funds in the Herno Reserve will be released to the operating account upon the borrowers providing the lender with evidence reasonably satisfactory to the lender that the Herno Space is subject to an Approved Substitute Lease (as defined below), as well as an estoppel certificate executed by such replacement tenant on the lender's standard form, on the form required by the applicable Approved Substitute Lease, or another form reasonably acceptable to the lender confirming, without limitation, that the Herno Space is complete and acceptable to such replacement tenant, that all the tenant allowances or similar sums have been paid by the borrowers (or reserved with the lender), that the borrowers have completed all landlord obligations required to be completed prior to delivery of the applicable demised premises, and that no defaults are currently existing with respect to such Approved Substitute Lease, and (B) the remaining funds in the Herno Reserve will subsequently be released upon the borrowers providing the lender with evidence reasonably satisfactory to the lender that the replacement tenant under such Approved Substitute Lease has taken occupancy of the Herno Space, is operating therein and has initiated the payment of full unabated monthly rental and reimbursements, which payment will be evidenced by canceled checks or other documentation reasonably acceptable to the lender.

"Approved Substitute Lease" means a lease with a third party tenant of comparable or better credit (in the reasonable discretion of the lender) to Herno as of the origination date of the SoHo Centrale Mortgage Loan, which lease will conform in all material respects with the requirements of the SoHo Centrale Mortgage Loan documents and providing for minimum base rent, reimbursements for common area maintenance, insurance and taxes, and other economic terms that, taken as a whole, are at least equivalent to then-existing market rates for the subject leased premises, and otherwise contain terms and conditions that are commercially reasonable, a minimum primary term of five years, and being otherwise reasonably acceptable to the lender in all material respects.

Lockbox / Cash Management. The SoHo Centrale Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers (or the property manager) are required to deposit all revenues from the SoHo Centrale Mortgage Loan into a lender-controlled lockbox account within one business day of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. The borrowers will have no access to the funds in the lockbox account. During the continuance of a Trigger Period (as defined below) or event of default, all funds in the lockbox account will be transferred each business day to a lender-controlled cash management account to be disbursed in accordance with the SoHo Centrale Mortgage Loan documents, with any excess funds required to be deposited in an excess cash flow reserve account controlled by the lender during a Trigger Period and held as additional security.

A-3-38

Retail – Unanchored 93-99 Greene Street, 102-106 Wooster Street and 116 Wooster Street New York, NY 10012	Collateral Asset Summary – Loan No. 4 SoHo Centrale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 35.6% 1.81x 12.6%

A “Trigger Period” means (a) each period that commences when DSCR, determined as of the first day of each of any two consecutive fiscal quarters, is less than 1.20x (each, a “DSCR Trigger Event”) and the failure of the borrowers to timely make a cash deposit into the excess cash flow account or deliver a letter of credit to the lender in the amount of $775,186 and pursuant to the terms of the SoHo Centrale Mortgage Loan documents and concludes when DSCR, determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 1.20x; or (b) if the financial reports required pursuant to the terms of the SoHo Centrale Mortgage Loan documents are not delivered to the lender as and when required (subject, in any event, to any applicable notice and cure period period), unless and until such reports are delivered and indicate that, in fact, no Trigger Period is ongoing.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-39

Retail – Super Regional Mall 2100 Hamilton Place Boulevard Chattanooga, TN 37421	Collateral Asset Summary – Loan No. 5 Hamilton Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,726,599 67.4% 2.03x 17.2%

A-3-40

Retail – Super Regional Mall 2100 Hamilton Place Boulevard Chattanooga, TN 37421	Collateral Asset Summary – Loan No. 5 Hamilton Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,726,599 67.4% 2.03x 17.2%

A-3-41

Retail – Super Regional Mall 2100 Hamilton Place Boulevard Chattanooga, TN 37421	Collateral Asset Summary – Loan No. 5 Hamilton Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,726,599 67.4% 2.03x 17.2%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail - Super Regional Mall
Borrower Sponsor(s):	CBL & Associates Limited Partnership	Collateral:	Fee
Borrower(s):	Hamilton Place CMBS, LLC	Location:	Chattanooga, TN
Original Balance(1):	$46,900,000	Year Built / Renovated:	1987 / 2011
Cut-off Date Balance(1):	$46,726,599	Property Management:	CBL & Associates Management, Inc.
% by Initial UPB:	6.2%	Size:	385,318 SF
Interest Rate:	6.84700%	Appraised Value / Per SF:	$106,300,000 / $276
Note Date:	May 29, 2026	Appraisal Date:	February 27, 2026
Original Term:	60 months	Occupancy:	98.4% (as of May 4, 2026)
Amortization:	Amortizing Balloon	UW Economic Occupancy:	95.0%
Original Amortization:	360 months	Underwritten NOI:	$12,313,996
Interest Only Period:	None	Underwritten NCF:	$11,485,563
First Payment Date:	July 6, 2026
Maturity Date:	June 6, 2031	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$11,854,316 (TTM March 31, 2026)
Additional Debt Balance(1):	$24,907,569	2025 NOI:	$11,496,419
Call Protection:	L(29),D(24),O(7)	2024 NOI:	$11,227,972
Lockbox / Cash Management:	Hard / Springing	2023 NOI:	$11,680,122

Reserves(2)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$186
Taxes:	$815,971	$163,194	NAP	Maturity Date Loan / SF:	$176
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	67.4%
Replacement Reserves:	$1,511,281	$8,027	$240,824(3)	Maturity Date LTV:	64.0%
Lease Rollover Reserves:	$1,500,000	$64,220	$1,926,590	UW NOI DY:	17.2%
Outstanding TI/LC Reserve:	$1,320,000	$0	NAP	UW NCF DSCR:	2.03x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$71,900,000	80.9%	Loan Payoff	$82,475,666	92.7%
Borrower Sponsor Equity	17,025,196	19.1	Upfront Reserves	5,147,252	5.8
			Closing Costs	1,302,278	1.5
Total Sources	$88,925,196	100.0%	Total Uses	$88,925,196	100.0%
(1)	The Hamilton Place Mortgage Loan (as defined below) is part of the Hamilton Place Whole Loan (as defined below) evidenced by four pari passu promissory notes with an aggregate original principal balance of $71,900,000. The Financial Information above is based on the Hamilton Place Whole Loan.
(2)	See “Initial and Ongoing Reserves” below for further discussion of reserve requirements.
(3)	Cap for the Replacement Reserves excludes any portion of the initial deposit which will be used exclusively to complete certain improvements to the roadways, landscaping and other areas of the Hamilton Place Property (as defined below) as described in the Hamilton Place Whole Loan documents.

The Loan. The fifth largest mortgage loan (the “Hamilton Place Mortgage Loan”) is part of a whole loan (the “Hamilton Place Whole Loan”) secured by the borrower’s fee simple interest in a 385,318 SF retail property located in Chattanooga, Tennessee (the “Hamilton Place Property”). The Hamilton Place Whole Loan is evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $71,634,168. The Hamilton Place Mortgage Loan is evidenced by the controlling note A-1 and non-controlling notes A-3, and A-4 which have an aggregate outstanding principal balance as of the Cut-off Date of $46,726,599. The Hamilton Place Whole Loan was originated on May 29, 2026, by Goldman Sachs Bank USA. The Hamilton Place Whole Loan has a five-year term, amortizes on a 360-month schedule and accrues interest at a rate of 6.84700% per annum on an Actual/360 basis.

The relationship between the holders of the Hamilton Place Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Hamilton Place Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2026-V24 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

A-3-42

Retail – Super Regional Mall 2100 Hamilton Place Boulevard Chattanooga, TN 37421	Collateral Asset Summary – Loan No. 5 Hamilton Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,726,599 67.4% 2.03x 17.2%

The table below identifies the promissory notes that comprise the Hamilton Place Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$24,907,569	Benchmark 2026-V24	Yes
A-2	$25,000,000	$24,907,569	WFCM 2026-5C10	No
A-3	$10,000,000	$9,963,027	Benchmark 2026-V24	No
A-4	$11,900,000	$11,856,003	Benchmark 2026-V24	No
Whole Loan	$71,900,000	$71,634,168

The Property. The Hamilton Place Property is a 385,318 SF portion (the “Collateral SF”) of a two-story, 1,010,409 SF super regional mall located in Chattanooga, Tennessee (the “Hamilton Place Mall”). Unless otherwise noted, all metrics are based on the Collateral SF. According to the appraisal, the Hamilton Place Mall is anchored by JCPenney, Dillard’s, belk Women’s Store, and belk for Men (all such tenants are non-collateral). Other major tenants include American Eagle Outfitters, Barnes & Noble Booksellers, JD Sports, Victoria’s Secret, and Sephora (all such tenants are collateral). Built in 1987 and renovated in 2011, the Hamilton Place Mall is situated on a 72.19-acre site. The Hamilton Place Mall contains 5,135 surface spaces, which results in a parking ratio of 5.08 spaces per 1,000 SF. As of May 4, 2026, the Hamilton Place Property was 98.4% occupied.

The following tables present certain information relating to the historical tenant sales at the Hamilton Place Property:

Sales Performance History(1)
Sales	2022	2023	2024	2025	2025 PSF
Gross Property Sales	$126,344,370	$127,920,595	$133,504,203	$137,573,200	$411
Sales (< 10,000 SF)(2)	$111,790,573	$113,467,821	$118,554,880	$122,137,003	$471
Sales (> 10,000 SF)(2)	$14,553,798	$14,452,774	$14,949,323	$15,436,197	$205
Freestanding Tenants(3)	$5,185,486	$4,964,158	$4,602,488	$4,284,774	$612
Major Tenants(4)	$33,305,322	$32,977,107	$34,143,403	$33,790,761	$352
(1)	Sales provided in In-Place Rent Roll as of May 2026.
(2)	Include sales of all tenants based on SF.
(3)	Freestanding Tenants include Outparcel Tenants.
(4)	Major Tenants include top 10 tenants based on U/W Base Rent.

Sales Performance History(1)
Tenant Name	SF	2022	2023	2024	2025	2025 PSF / Occ. Cost(2)
Barnes & Noble Booksellers	29,743	$5,982,811	$6,301,868	$6,558,157	$7,023,476	$236 / 9.3%
American Eagle Outfitters/Offline	8,813	$5,718,231	$5,384,238	$5,945,288	$5,816,740	$660 / 7.7%
H&M	23,231	$4,179,150	$3,709,437	$3,581,778	$3,308,206	$142 / 11.5%
JD Sports	7,026	$3,453,293	$3,928,999	$3,829,352	$3,299,614	$470 / 9.9%
Victoria's Secret / Pink	8,135	$3,719,837	$3,495,716	$4,433,949	$4,578,127	$563 / 7.2%
Ford's Garage	7,916	$0	$0	$0	$0	$0 / NAP
Rack Room Shoes	5,493	$2,608,137	$2,335,954	$2,180,910	$2,052,876	$374 / 14.6%
Rodizio Grill	11,284	$2,816,736	$3,101,070	$3,432,350	$3,712,491	$329 / 8.1%
Sarku Japan	689	$1,751,295	$1,809,803	$1,750,360	$1,767,027	$2,565 / 16.6%
Kay Jewelers	1,622	$3,075,833	$2,910,021	$2,431,259	$2,232,205	$1,376 / 12.2%
(1)	All sales information presented above is based upon information provided by the borrower sponsor. Further, because sales are self-reported by the tenant, such information is not independently verified by the borrower sponsor. Not all tenants are required to report sales.
(2)	Occupancy Cost is calculated based on contractual in-place rent divided by gross sales.

A-3-43

Retail – Super Regional Mall 2100 Hamilton Place Boulevard Chattanooga, TN 37421	Collateral Asset Summary – Loan No. 5 Hamilton Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,726,599 67.4% 2.03x 17.2%

Major Tenants. The three largest tenants based on underwritten base rent at the Hamilton Place Property are Barnes & Noble Booksellers, American Eagle Outfitters / Offline, and H&M.

Barnes & Noble Booksellers (29,743 SF, 7.7% of NRA, 5.3% of underwritten base rent): In 1971, bookseller Leonard Riggio acquired the Barnes & Noble trade name and flagship bookstore in Manhattan. Barnes & Noble serves over 700 communities in all 50 states in the United States and remains the #1 book retailer in the United States. Barnes & Noble Booksellers has been a tenant at the Hamilton Place Property since November 2008 and has a lease expiration on January 31, 2029, with one, five year renewal option remaining. Tenant termination rights are available upon certain co-tenancy, casualty/condemnation, access/site restriction, and landlord default events.

American Eagle Outfitters / Offline (8,813 SF, 2.3% of NRA, 3.7% of underwritten base rent): The first American Eagle Outfitters (“AEO”) store was open in 1977. AEO now operates stores in the United States, Canada, and Mexico and ships to approximately 80 countries worldwide. AEO has been a tenant at the Hamilton Place Property since 2016 and has a lease expiration on January 31, 2027 with no renewal option remaining.

H&M (23,231 SF, 6.0% of NRA, 3.2% of underwritten base rent): H&M is a Swedish multinational clothing company headquartered in Stockholm, Sweden and operating stores globally. H&M has been a tenant at the Hamilton Place Property since November 2017 and has a lease expiration on January 31, 2028, with three, five year renewal options remaining. Tenant termination rights are available upon certain sales threshold, co-tenancy, casualty/condemnation, delivery, and other lease-defined events.

The following table presents certain information relating to the largest tenants at the Hamilton Place Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Renewal Option (Y/N)(3)	Termination Option (Y/N)(3)
Barnes & Noble Booksellers	NR/NR/NR	29,743	7.7%	$650,000	$21.85	5.3%	1/31/2029	1 x 5 year	Y(4)
American Eagle Outfitters/Offline	NR/NR/NR	8,813	2.3%	$453,094	$51.41	3.7%	1/31/2027	N	N
H&M	NR/NR/NR	23,231	6.0%	$388,405	$16.72	3.2%	1/31/2028	3 x 5 year	Y(5)
JD Sports	NR/NR/NR	7,026	1.8%	$334,781	$47.65	2.8%	1/31/2031	N	N
Victoria's Secret / Pink	B1/BB-/NR	8,135	2.1%	$329,468	$40.50	2.7%	1/31/2034	N	N
Ford's Garage	NR/NR/NR	7,916	2.1%	$315,000	$39.79	2.6%	12/31/2036	3 x 5 year	N
Rack Room Shoes	NR/NR/NR	5,493	1.4%	$300,000	$54.61	2.5%	1/31/2030	N	N
Rodizio Grill	NR/NR/NR	11,284	2.9%	$300,000	$26.59	2.5%	12/31/2035	N	N
Sarku Japan	NR/NR/NR	689	0.2%	$299,374	$434.50	2.5%	1/31/2033	N	Y(6)
Kay Jewelers	NR/NR/NR	1,622	0.4%	$278,125	$171.47	2.3%	12/31/2028	N	N
Major Tenants Subtotal / Wtd. Avg.		103,952	27.0%	$3,648,247	$35.10	30.0%
Remaining Total / Wtd. Avg.		275,146	71.4%	$8,507,245	$30.92	70.0%
Occupied Collateral Total / Wtd. Avg.		379,098	98.4%	$12,155,492	$32.06	100.0%
Vacant Space		6,220	1.6%
Collateral Total		385,318	100.0%

(1)	Based on the underwritten rent roll dated as of May 2026, inclusive of contractual rent steps through June 2027.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Certain tenants may have termination, contraction or renewal options (which may become exercisable prior to the originally stated expiration date of the tenant lease) with respect to certain tenants’ leased storage space that are not considered in the above Tenant Summary.
(4)	Barnes & Noble Booksellers may terminate upon certain co-tenancy, casualty/condemnation, and landlord default events, generally subject to notice and applicable cure periods.
(5)	H&M may terminate if specified sales thresholds are not achieved during the contractual measurement period and also possesses certain termination rights relating to delivery, co-tenancy, casualty, condemnation, and other lease-defined events.
(6)	Sarku Japan may terminate if certain exclusive use restrictions are violated, including the introduction of competing Japanese/Oriental food court uses, subject to notice requirements.

A-3-44

Retail – Super Regional Mall 2100 Hamilton Place Boulevard Chattanooga, TN 37421	Collateral Asset Summary – Loan No. 5 Hamilton Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,726,599 67.4% 2.03x 17.2%

The following table presents certain information relating to the lease rollover schedule at the Hamilton Place Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	28,683	7.4%	7.4%	$510,887	4.2%	$17.81	15
2027	61,174	15.9	23.3	$2,113,016	17.4	$34.54	21
2028	81,936	21.3	44.6	$2,456,081	20.2	$29.98	21
2029	76,560	19.9	64.5	$1,963,773	16.2	$25.65	17
2030	26,311	6.8	71.3	$1,180,482	9.7	$44.87	8
2031	33,192	8.6	79.9	$920,319	7.6	$27.73	9
2032	4,502	1.2	81.1	$172,683	1.4	$38.36	2
2033	11,697	3.0	84.1	$924,448	7.6	$79.03	5
2034	8,135	2.1	86.2	$329,468	2.7	$40.50	1
2035	25,239	6.6	92.8	$837,132	6.9	$33.17	5
2036	12,809	3.3	96.1	$557,204	4.6	$43.50	2
2037 & Thereafter	8,860	2.3	98.4	$190,000	1.6	$21.44	1
Vacant	6,220	1.6	100.0	NAP	NAP	NAP	NAP
Total/Wtd. Avg.	385,318	100.0%	100.0%	$12,155,492	100.0%	$32.06	107
(1)	Based on underwritten rent roll dated as of May 2026 inclusive of contractual rent steps through June 2027.

A-3-45

Retail – Super Regional Mall 2100 Hamilton Place Boulevard Chattanooga, TN 37421	Collateral Asset Summary – Loan No. 5 Hamilton Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,726,599 67.4% 2.03x 17.2%

The following table presents certain information relating to the historical and underwritten cash flows of the Hamilton Place Property:

Cash Flow Analysis
	2023	2024	2025	TTM 3/31/2026	U/W	U/W Per SF
Base Rent(1)	$11,740,377	$11,574,269	$12,094,237	$12,328,816	$12,866,970	$33.39
Overage / Percentage Rent	1,436,280	1,357,608	982,469	1,003,634	1,058,746	$2.75
Kiosks/ Temporary/ Specialty	957,313	952,090	986,886	1,022,337	948,897	$2.46
Gross-Up Vacant Rent	0	0	0	0	516,289	$1.34
Gross Potential Income	$14,133,970	$13,883,967	$14,063,591	$14,354,787	$15,390,901	$39.94
Total Recoveries	5,017,866	4,526,193	4,658,021	4,644,423	4,880,440	$12.67
Vacancy & Bad Debt	0	0	0	0	(1,034,001)	($2.68)
Other Income	445,544	382,350	445,804	409,084	408,688	$1.06
Effective Gross Income	$19,597,380	$18,792,510	$19,167,416	$19,408,294	$19,646,028	$50.99
Real Estate Taxes	2,295,962	2,322,305	1,902,517	1,750,935	1,958,330	$5.08
Insurance	166,911	279,314	257,631	269,704	146,298	$0.38
Other Expenses(2)	5,454,385	4,962,919	5,510,850	5,533,339	5,227,404	$13.57
Total Expenses	$7,917,258	$7,564,539	$7,670,997	$7,553,978	$7,332,032	$19.03
Net Operating Income	$11,680,122	$11,227,972	$11,496,419	$11,854,316	$12,313,996	$31.96
Capital Expenditures	0	0	0	0	96,329	$0.25
TI/LC	0	0	0	0	732,103	$1.90
Net Cash Flow	$11,680,122	$11,227,972	$11,496,419	$11,854,316	$11,485,563	$29.81

Occupancy(3)	93.8%	92.4%	94.0%	98.4%	95.0%
NOI Debt Yield(4)	16.3%	15.7%	16.0%	16.5%	17.2%
NCF DSCR(4)	2.07x	1.99x	2.03x	2.10x	2.03x
(1)	Based on In-Place Rent Roll as of May 4, 2026, inclusive of percentage in lieu of rent and contractual rent steps through June 2027.
(2)	Other Expenses include utilities, repairs & maintenance, management fee, payroll, advertising, and general & administrative expenses.
(3)	Historical occupancy reflects physical occupancy; TTM 3/31/2026 occupancy was derived from the May 2026 rent roll. U/W occupancy represents economic occupancy.
(4)	DSCRs and Debt Yields are based on the Hamilton Place Whole Loan.

Appraisal. The appraisal determined an “as-is” market value of $106,300,000 as of February 27, 2026 for the Hamilton Place Property.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Hamilton Place	$106,300,000	11.0%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated March 24, 2026, there were no recognized environmental conditions at the Hamilton Place Property.

The Market. The Hamilton Place Property is located in the Chattanooga core based statistical area (the “Chattanooga CBSA”) which is a six county region located in Southeast Tennessee near the border of Georgia at the junction of three interstate highways: I-24, I-75 and I-59. The City of Chattanooga is the fourth largest city in Tennessee, and its economy is a diverse mix of manufacturing and service industries. The area serves as the headquarters for two of America’s top 10 long-haul trucking companies, Covenant Transport and U.S. Xpress, Inc. According to the appraisal, the Chattanooga CBSA had a population of approximately 591,800 as of 2025.

According to the appraisal, the 2025 population within a 5-, 10- and 15- mile radius of the Hamilton Place Property was 111,521, 348,369, and 480,196, respectively. The average 2025 household income within the same radii was $102,067, $97,937, and $102,207 respectively.

A-3-46

Retail – Super Regional Mall 2100 Hamilton Place Boulevard Chattanooga, TN 37421	Collateral Asset Summary – Loan No. 5 Hamilton Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,726,599 67.4% 2.03x 17.2%

According to the appraisal, the Hamilton Place Property is located within the Lovell Field/East submarket of the Chattanooga retail market. As of the fourth quarter of 2025, the Lovell Field/East submarket reported a total inventory of approximately 2,826,000 SF, with a 13.4% vacancy rate and average asking rent of $13.93 PSF.

The table below sets forth certain information regarding competitive retail centers:

Competitive Retail Center Summary(1)
Property / Location	Year Built / Renovated or Expanded	Total NRA (SF)	Occupancy	Distance to Subject	Inline Sales PSF	Anchor Tenants
Hamilton Place Chattanooga, TN	1987/2011	1,010,409(2)	98.4%(2)	NAP	$479	JCPenney, Dillard’s, belk Women’s Store, belk for Men(2)(3)
Northgate Mall Chattanooga, TN	1972/2014	643,021	74.0%	8.0 miles	$355	Sound Force, BJ’s Wholesale Club, Belk
Bradley Square Mall Cleveland, TN	1991/2013	447,026	70.0%	21.0 miles	$175	Dunham’s Sports, Belk, AMC Theatres, Ultimate Bunker Games
Dalton Mall Dalton, GA	1980/1990	318,757	68.0%	23.0 miles	$275	Belk, AMC Theatres, Fitness 1440
West Town Mall Knoxville, TN	1972/2018	1,281,108	98.0%	88.0 miles	$625	Dillard’s, Belk, JCPenney, Belk Men’s, Dick’s House of Sport, Cinebarre
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of May 2026.
(3)	Collateral square footage excludes anchor tenants JCPenney, Dillard’s, belk Women’s Store, and belk for Men.

The Borrower and the Borrower Sponsor. The borrower is Hamilton Place CMBS, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hamilton Place Whole Loan. The borrower sponsor and non-recourse carveout guarantor is CBL & Associates Limited Partnership (“CBL Properties”). CBL Properties is an American real estate investment trust that invests in shopping centers, primarily in the Southeastern and Midwestern United States. CBL Properties owns and manages a portfolio of 89 properties totaling approximately 55 million SF.

Property Management. The Hamilton Place Property is managed by CBL & Associates Management, Inc.

Initial and Ongoing Reserves. At origination of the Hamilton Place Whole Loan, the borrower deposited (a) approximately $815,971 into a tax reserve, (b) approximately $1,511,281 into a capital expenditure reserve to pay for expenses associated with improvements to the roadways, landscaping and other areas of the Hamilton Place Property, (c) $1,320,000 into an outstanding TI/LC reserve to be used for outstanding tenant improvement allowances owed to certain tenants, and (d) $1,500,000 into a rollover reserve.

Tax Escrows – On each payment date, the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12th of the amount that the lender reasonably estimates will be necessary to pay real estate taxes over the next 12-month period, initially estimated to be approximately $163,194.

Insurance Escrows – On each payment date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the amount that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (provided that such reserve will be conditionally waived (i) so long as no event of default under the Hamilton Place Whole Loan documents has occurred and is continuing, and (ii) the borrower has provided evidence that insurance satisfying the requirements set forth in the Hamilton Place Whole Loan documents has been obtained under one or more blanket insurance policies and insurance premiums have been paid in accordance with the requirements of the Hamilton Place Whole Loan documents). At the origination of the Hamilton Place Whole Loan, an acceptable blanket policy was in place such that the monthly reserves were waived.

Replacement Reserves – On each payment date, the borrower is required to deposit approximately $8,027 into a replacement reserve account for replacements and repairs required to be made to the Hamilton Place Property during the calendar year, subject to a cap of approximately, $240,824 (excluding any portion of the deposit made on the origination date of the Hamilton Place Whole Loan which is to be used to pay for expenses associated with improvements to the roadways, landscaping and other areas of the Hamilton Place Property).

A-3-47

Retail – Super Regional Mall 2100 Hamilton Place Boulevard Chattanooga, TN 37421	Collateral Asset Summary – Loan No. 5 Hamilton Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,726,599 67.4% 2.03x 17.2%

Rollover Reserves – On each payment date, the borrower is required to deposit approximately $64,220 into a rollover reserve account for anticipated lease rollover during the term of the Hamilton Place Whole Loan, subject to a cap of $1,926,590, excluding any deposits of lease termination payments held in the rollover reserve account.

Operating Expense Reserves – On each payment date during the continuance of a Trigger Period (as defined below), the borrower is required to deposit an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses to be incurred by the borrower for the then current interest accrual period.

Anchor Reserve Account – Upon the occurrence of an Anchor Trigger Event (as defined below), the borrower has the option, but is not required, to deposit with the lender a cash deposit or deliver to the lender a letter of credit in an aggregate amount equal to the applicable Anchor Threshold Amount (as defined below). To the extent such deposit is timely made or letter of credit is timely delivered to the lender, a Trigger Period will not commence as a result of the Anchor Trigger Event and, to the extent such deposit is made or letter of credit is delivered to the lender following the commencement and during the existence of a Trigger Period resulting solely from an Anchor Trigger Event, such Trigger Period will no longer be deemed to exist. If the borrower fails to timely make a deposit or deliver a letter of credit pursuant to the terms above, a Trigger Period will immediately commence. To the extent a Trigger Period occurs as a result of an Anchor Trigger Event, the borrower is required to deposit into the anchor reserve account, all excess cash flow which remains in the cash management account, provided, to the extent the cash management account has not yet been established as of any payment date following the commencement of the related Trigger Period, the borrower is required to deposit into the anchor reserve account, as of such payment date, all excess cash flow which would otherwise be deposited therein pursuant to the cash management agreement, as evidenced by the monthly or quarterly operating statements delivered to the lender in accordance with the terms of the Hamilton Place Whole Loan agreement.

Excess Cash Flow Reserve Account – Upon the occurrence of a Trigger Period resulting from a Debt Yield Trigger Event (as defined below), the borrower has the option, but is not required, to deposit with the lender a cash deposit or deliver to the lender a letter of credit in an aggregate amount equal to the Excess Cash Flow Deposit Amount (as defined below). To the extent such deposit is timely made or letter of credit is timely delivered to the lender, a Trigger Period will not commence as a result of the Debt Yield Trigger Event and, to the extent such deposit is made or letter of credit is delivered to the lender following the commencement and during the existence of a Trigger Period resulting solely from a Debt Yield Trigger Event, such Trigger Period will no longer be deemed to exist. To the extent borrower makes the deposit described herein, (a) the calculation of the Hamilton Place Property's debt yield will not occur until the end of the immediately succeeding calendar quarter and (b) if borrower fails to provide evidence that the debt yield is equal to or greater than 14.5% as of the end of the immediately succeeding calendar quarter or any calendar quarter thereafter, a subsequent Debt Yield Trigger Event will be deemed to have occurred and the borrower will have the option, prior to the end of such calendar quarter, to make an additional cash deposit or deliver to the lender an additional letter of credit (or multiple letters of credit) equal to the Excess Cash Flow Deposit Amount (i.e., each cash deposit or letter of credit is in an amount that, when taken together with the prior deposits or letters of credit, equal to the Excess Cash Flow Deposit Amount). If the borrower fails to timely make any deposits or deliver any letters of credit pursuant to the terms above, a Trigger Period will immediately commence. To the extent a Trigger Period occurs as a result of a Debt Yield Trigger Event or for any reason other than an Anchor Trigger Event, the borrower is required to deposit into the excess cash flow reserve account, all excess cash flow which remains in the cash management account, provided, (y) to the extent the cash management account has not yet been established as of any payment date following the commencement of the related Trigger Period, the borrower is required to deposit into the excess cash flow reserve account, as of such payment date, all excess cash flow which would otherwise be deposited therein pursuant to the cash management agreement, as evidenced by the monthly or quarterly operating statements delivered to the lender in accordance with the terms of the Hamilton Place Whole Loan agreement and (z) provided, if a Trigger Period is caused by a Debt Yield Trigger Event and the debt yield is equal to or greater than 13.5%, 1/2 of the excess flow will be deposited in the excess cash flow reserve account with the entirety of such excess cash flow required to be deposited as described herein if the debt yield is less than 13.5%.

An “Anchor Trigger Event” means the date that one or more Anchors (as defined below) goes dark, discontinues its operations or business or vacates its Anchor Space (as defined below) (other than in connection with a remodeling or as a result of a casualty event and there is otherwise not any credible evidence that any such Anchor intends to permanently cease its operations, go dark or vacate), provided, if only one of JCPenney or Belk West (aka Belk Men) goes dark, discontinues its operations or business or vacates its Anchor Space, an Anchor Trigger Event will not be deemed to have occurred.

An "Anchor" means any of the following which are currently occupying an Anchor Space in the areas immediately surrounding the Hamilton Place Property: (i) Dillard’s West (aka Dillard's Men), (ii) Dillard's East (aka Dillard's Women), (iii) Belk West (aka Belk Men), (iv) Belk East (aka Belk Women), (v) JCPenney and (vi) any successor occupant which takes occupancy of all or at least 51% of an Anchor Space.

A-3-48

Retail – Super Regional Mall 2100 Hamilton Place Boulevard Chattanooga, TN 37421	Collateral Asset Summary – Loan No. 5 Hamilton Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,726,599 67.4% 2.03x 17.2%

An "Anchor Space" means the premises occupied by a current or future Anchor.

A “Trigger Period” means a period of time (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the occurrence of an “event of default” under any mezzanine loan, (iii) the debt yield being less than 14.5% for two (2) consecutive calendar quarters (each, a “Debt Yield Trigger Event”) and the failure of the borrower to timely make a cash deposit into the excess cash reserve account or deliver a letter of credit to the lender pursuant to the terms of the Hamilton Place Whole Loan documents and (iv) the occurrence of an Anchor Trigger Event and the failure of the borrower to timely make a cash deposit into the anchor reserve account or deliver a letter of credit to the lender pursuant to the terms of the Hamilton Place Whole Loan documents; and (B) expiring upon (w) with regard to any Trigger Period commenced in connection with clause (A) (i) above, the cure (if applicable) of such event of default, (x) with regard to any Trigger Period commenced in connection with clause (A) (ii) above, the cure (if applicable) of such “event of default”, (y) with regard to any Trigger Period commenced in connection with clause (A) (iii) above, the earlier of (a) the date the Hamilton Place Property achieves a debt yield of at least 14.5% for two (2) consecutive calendar quarters or (b) an appropriate deposit of cash is made to the excess cash flow reserve account or a letter of credit is deposited with the lender pursuant to the terms of the Hamilton Place Whole Loan documents, and (z) with regard to any Trigger Period commenced in connection with clause (A) (iv) above, the earlier of (a) any Anchor Spaces which were subject to an Anchor Trigger Event are occupied by one or more replacement occupants or tenants who are operating in the Anchor Space or (b) the cumulative amount of funds deposited into the anchor reserve account or the face amount of any letter of credit deposited with the lender is equal to the applicable Anchor Threshold Amount. Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period then exists for any other reason.

"Anchor Threshold Amount" means an amount equal to $50.00 times the applicable square footage in any of the following: (a) if (i) one or more of Belk East (aka Belk Women), Dillard's East (aka Dillard's Women) or Dillard's West (aka Dillard's Men) or any successor Anchor (as defined above) who occupies a portion of an Anchor Space currently occupied by any of the foregoing Anchors is subject to an Anchor Trigger Event but (ii) neither JCPenney nor any successor Anchor who occupies a portion of the Anchor Space currently occupied by JCPenney is subject to an Anchor Trigger Event, the cumulative square footage of all Anchor Spaces which are subject to an ongoing Anchor Trigger Event; (b) if (i) two (2) or more of Belk East (aka Belk Women), Dillard's East (aka Dillard's Women) or Dillard's West (aka Dillard's Men) or any successor Anchor who occupies a portion of the Anchor Space currently occupied by any of the foregoing Anchors are subject to an Anchor Trigger Event and (ii) JCPenney or any successor Anchor who occupies a portion of the Anchor Space currently occupied by JCPenney is also subject to an Anchor Trigger Event, the cumulative square footage of all Anchor Spaces which are subject to an ongoing Anchor Trigger Event less 157,799 SF; or (c) if (i) only one of Belk East (aka Belk Women), Dillard's East (aka Dillard's Women), Dillard's West (aka Dillard's Men), or Belk West (aka Belk Men) or any successor Anchor who occupies a portion of the Anchor Space currently occupied by any of the foregoing Anchors is subject to an Anchor Trigger Event and (ii) JCPenney or any successor Anchor who occupies a portion of the Anchor Space currently occupied by JCPenney is also subject to an Anchor Trigger Event, 157,799 SF.

"Excess Cash Flow Deposit Amount" means the amount which, if subtracted from the outstanding principal balance of the Hamilton Place Whole Loan, would result in a debt yield for the Property which is greater than 14.5%.

Lockbox / Cash Management. The Hamilton Place Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all gross income, forfeited security deposits and other revenues from the Hamilton Place Whole Loan into a lender-controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Trigger Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower in accordance with the lockbox agreement. During the continuance of a Trigger Period, all funds in the lockbox will be transferred each business day to a lender-controlled cash management account to be disbursed in accordance with the Hamilton Place Whole Loan documents, with any excess funds required to be deposited in either (i) the anchor reserve account during a Trigger Period caused by an Anchor Trigger Event and held as additional security for so long as the Trigger Period continues, provided, the borrower may obtain disbursements from the anchor reserve account for the payment of tenant improvements and leasing commissions for either (y) a new lease (or lease extension) for any leased premises for which any co-tenancy requirements are no longer satisfied as a result of the related Anchor Trigger Event or (z) a new lease for any premises previously occupied by an Anchor which has been acquired and added as collateral for the Hamilton Place Whole Loan as described below or (ii) an excess cash flow reserve account controlled by the lender during a Trigger Period caused by any event other than an Anchor Trigger Event and held as additional security, provided, if a Trigger Period is caused by a Debt Yield Trigger Event and the debt yield is equal to or greater than 13.5%, only 1/2 of the excess flow will be deposited in the excess cash flow reserve account with the entirety of such excess cash flow required to be deposited as described herein if the debt yield is less than 13.5%.

Current Mezzanine or Secured Subordinate Indebtedness. None.

A-3-49

Retail – Super Regional Mall 2100 Hamilton Place Boulevard Chattanooga, TN 37421	Collateral Asset Summary – Loan No. 5 Hamilton Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,726,599 67.4% 2.03x 17.2%

Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

Release of Collateral. The Hamilton Place Whole Loan documents permit the borrower to obtain a release of a non-income producing portion of the Hamilton Place Property in connection with a transfer to third parties or affiliates of the borrower without the payment of a release price provided that, among other conditions, the borrower satisfies customary REMIC requirements.

Ground Lease. None.

Additional Property. The borrower may acquire (the "Acquisition") the real property and related improvements of one or more Anchors and the appurtenant interests therein (the "Additional Property"), and such Additional Property will be added as collateral of the Hamilton Place Whole Loan and subject to the related lien, provided certain conditions precedents are satisfied, including: (a) the related Anchor has vacated its leased premises on a permanent basis, on a date that is not within the period commencing 30 days prior to and terminating 30 days after the closing date of this securitization, and there is no credible evidence of a replacement party planning to take occupancy of such property; (b) the lender has obtained a rating agency confirmation with respect to the Acquisition; (c) the lender has received acceptable third party reports with respect to the Additional Property as reasonably required by the lender; and (d) the lender has received a REMIC opinion.

A-3-50

Office – Suburban 3452-3505 Lake Lynda Drive and 11301- 11315 Corporate Boulevard Orlando, FL 32817	Collateral Asset Summary – Loan No. 6 University Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,500,000 58.1% 1.64x 13.0%

A-3-51

Office – Suburban 3452-3505 Lake Lynda Drive and 11301- 11315 Corporate Boulevard Orlando, FL 32817	Collateral Asset Summary – Loan No. 6 University Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,500,000 58.1% 1.64x 13.0%

A-3-52

Office – Suburban 3452-3505 Lake Lynda Drive and 11301- 11315 Corporate Boulevard Orlando, FL 32817	Collateral Asset Summary – Loan No. 6 University Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,500,000 58.1% 1.64x 13.0%
Mortgage Loan Information		Property Information
Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office - Suburban
Borrower Sponsor(s):	IPCP Florida Realty Value Fund II, L.P., Jason Isaacson and Joshua Procacci	Collateral:	Fee
Borrower(s):	EIP UP, LLC	Location:	Orlando, FL
Original Balance:	$46,500,000	Year Built / Renovated:	1988-2001 / 2025
Cut-off Date Balance:	$46,500,000	Property Management:	Cushman & Wakefield U.S., Inc.
% by Initial UPB:	6.1%	Size:	388,907 SF
Interest Rate:	6.97000%	Appraised Value / Per SF(3):	$80,000,000 / $206
Note Date:	June 12, 2026	Appraisal Date:	May 18, 2026
Original Term:	60 months	Occupancy:	78.4% (as of June 2, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	78.3%
Original Amortization:	NAP	Underwritten NOI(4):	$6,049,264
Interest Only Period:	60 months	Underwritten NCF:	$5,388,122
First Payment Date:	August 6, 2026
Maturity Date:	July 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(4)(5):	$5,164,059 (TTM March 31, 2026)
Additional Debt Balance:	NAP	2025 NOI(5):	$4,695,634
Call Protection:	L(28),D(25),O(7)	2024 NOI(5):	$4,582,876
Lockbox / Cash Management:	Hard / Springing	2023 NOI(5):	$4,936,187

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$120
Taxes:	$619,046	$68,783	NAP	Maturity Date Loan / SF:	$120
Insurance:	$147,700	$29,540	NAP	Cut-off Date LTV:	58.1%
Replacement Reserve:	$0	$6,482	NAP	Maturity Date LTV:	58.1%
TI/LC Reserve:	$1,500,000	$48,613	$2,000,000	UW NOI DY:	13.0%
Other Reserves(2):	$816,725	$40,000	$480,000	UW NCF DSCR:	1.64x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$46,500,000	99.8%	Loan Payoff	$42,596,083	91.4%
Borrower Sponsor Equity	100,000	0.2	Upfront Reserves	3,083,472	6.6
			Closing Costs	920,445	2.0
Total Sources	$46,600,000	100.0%	Total Uses	$46,600,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	Other Reserves are comprised of an Outstanding TI/LC Reserve with an initial deposit of approximately $416,727, a Rent Abatement Reserve with an initial deposit of approximately $399,998 and an HVAC/Roof Repair Reserve with monthly deposits of $40,000, subject to a cap of $480,000.
(3)	The appraisal also concluded an “as stabilized” value of $86,200,000 as of May 18, 2027, assuming a stabilized occupancy rate of 90%.
(4)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the expiration of rent abatements.
(5)	The decrease from 2023 NOI to 2024 NOI is primarily attributed to a decrease in occupancy from 78.7% to 74.1%. The increases in 2025 NOI and Most Recent NOI are primarily attributed to increases in occupancy to 77.7% in 2025 and 79.9% as of the March 2026 TTM.

The Loan. The sixth largest mortgage loan (the “University Park Mortgage Loan”) is secured by the borrower’s fee interest in a 388,907 square-foot office property located in Orlando, Florida (the “University Park Property”). The University Park Mortgage Loan is evidenced by a single promissory note with a principal balance as of the Cut-off Date of $46,500,000. The University Park Mortgage Loan was originated on June 12, 2026, by AREF2 and accrues interest at a fixed rate of 6.97000% per annum. The University Park Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the University Park Mortgage Loan is July 6, 2031.

The Property. The University Park Property consists of five, four-story office buildings totaling 388,907 square feet of net rentable area located approximately 1.5 miles west of the University of Central Florida (“UCF”) and approximately 14 miles east of downtown Orlando. The buildings at the University Park Property were originally constructed between 1988 and 2001 and were most recently renovated in 2025. Since acquiring the University Park Property in 2019, the borrower sponsor has spent approximately $11.3 million on tenant

A-3-53

Office – Suburban 3452-3505 Lake Lynda Drive and 11301- 11315 Corporate Boulevard Orlando, FL 32817	Collateral Asset Summary – Loan No. 6 University Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,500,000 58.1% 1.64x 13.0%

improvements and leasing commissions as well as an additional $5.3 million in capital expenditures. The University Park Property is situated on a 27.15-acre site and features a 2,320 square-foot fitness center, conference rooms and 1,641 surface parking spaces, resulting in a parking ratio of 4.22 spaces per 1,000 square feet.

As of June 2, 2026, the University Park Property was 78.4% leased to 49 unique tenants, with office suites ranging in size from 325 to 27,728 square feet and no tenant that leases greater than 7.1% of the net rentable area. The University Park Property had an average occupancy of 77.2% from 2023 through June 2026. Since January 2024, the borrower sponsor has executed 27 new and renewal leases comprising 44.5% of net rentable area and 55.3% of underwritten base rent. 13 tenants making up 24.2% of net rentable area and 32.0% of underwritten base rent have been in occupancy for over 10 years. Furthermore, approximately 34.5% of the net rentable area is leased to investment grade and/or government tenants.

Major Tenants.

US Government SSA (27,728 square feet; 7.1% of net rentable area; 9.3% of underwritten base rent). US Government SSA (the “Social Security Administration”) is a federal government agency that administers Social Security programs. The Social Security Administration has been a tenant at the University Park Property since April 2009 when the United States of America, through the General Services Administration, commenced a lease for 25,000 square feet. The premises was expanded to 27,728 square feet in October 2011, and the Social Security Administration most recently renewed its lease in February 2019 for a 15-year term from April 2019 through March 2034. The Social Security Administration has the option to terminate its lease, in whole or in part, at any time after March 31, 2029, upon 180 days’ prior written notice.

Ardurra (23,733 square feet; 6.1% of net rentable area; 7.3% of underwritten base rent). Ardurra is a multidisciplinary engineering and consulting firm that specializes in water and wastewater engineering, structural engineering, public works, disaster management and land development. Ardurra commenced its lease at the University Park Property in May 2025 and has a lease expiration date in October 2032. Ardurra has one, five-year renewal option and no termination options.

Apple (21,933 square feet; 5.6% of net rentable area; 7.0% of underwritten base rent). Apple is a global technology company that specializes in consumer electronics, software and online services. Its core products include the iPhone, iPad, Mac, Apple Watch and services such as the App Store and Apple Music. Apple has been a tenant at the University Park Property since 2013 when it commenced a lease for 14,120 square feet. In February 2015, Apple expanded its presence to 21,933 square feet. Since expanding in 2015, Apple has renewed its lease three times, with the most recent renewal signed in April 2026 extending the lease through September 2030. Apple has the one-time right to terminate its lease effective September 1, 2027, with nine months’ written notice and payment of a termination fee. Apple also has two three-year renewal options remaining.

A-3-54

Office – Suburban 3452-3505 Lake Lynda Drive and 11301- 11315 Corporate Boulevard Orlando, FL 32817	Collateral Asset Summary – Loan No. 6 University Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,500,000 58.1% 1.64x 13.0%

The following table presents certain information relating to the major tenants at the University Park Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of UW Base Rent	Lease Expiration	Term. Option (Y/N)	Renewal Option
US Government SSA	Aa1/AA+/AA+	27,728	7.1%	$889,915	$32.09	9.3%	3/31/2034	Y(3)	N
Ardurra	NR/NR/NR	23,733	6.1%	$698,700	$29.44	7.3%	10/31/2032	N	1 x 5 yr
Apple	Aaa/AA+/NR	21,933	5.6%	$668,957	$30.50	7.0%	9/30/2030	Y(4)	2 x 3 yr
Regus	NR/NR/BBB	14,898	3.8%	$489,399	$32.85	5.1%	12/31/2031	N	N
US Government DCMA	Aa1/AA+/AA+	10,272	2.6%	$466,478	$45.41(5)	4.9%	9/30/2036	Y(6)	N
Largest Tenants		98,564	25.3%	$3,213,448	$32.60	33.5%
Remaining Occupied		206,214	53.0%	$6,386,096	$30.97	66.5%
Total Occupied		304,778	78.4%	$9,599,544	$31.50	100.0%
Vacant		84,129	21.6%
Total		388,907	100.0%
(1)	Based on the underwritten rent roll dated June 2, 2026, and inclusive of rent steps of approximately $206,194 through June 2027.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The US Government SSA may terminate the lease, in whole or in part, at any time after March 31, 2029, upon 180 days’ prior written notice.
(4)	Apple has the one-time right to terminate its lease with nine months’ prior written notice on September 1, 2027, subject to a termination fee.
(5)	The US Government DCMA’s base rent includes amortized tenant improvements and building specific amortized capital, each amortized at 8.0% per annum over the remaining firm term of the lease adding approximately $17.29 per square foot annually to base rent.
(6)	The US Government DCMA may terminate its lease, in whole or in part, at any time after September 30, 2029, upon 60 days’ prior written notice.

The following table presents certain information relating to the lease rollover schedule at the University Park Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned NRA	% of Owned NRA	Cumulative % of Owned NRA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	40,229	10.3%	10.3%	$1,285,926	13.4%	$31.97	11
2028	44,150	11.4%	21.7%	$1,418,397	14.8%	$32.13	13
2029	35,147	9.0%	30.7%	$1,087,847	11.3%	$30.95	6
2030	48,197	12.4%	43.1%	$1,477,758	15.4%	$30.66	5
2031	29,298	7.5%	50.7%	$943,429	9.8%	$32.20	5
2032	52,802	13.6%	64.2%	$1,560,258	16.3%	$29.55	5
2033	0	0.0%	64.2%	$0	0.0%	$0.00	0
2034	28,646	7.4%	71.6%	$917,657	9.6%	$32.03	2
2035	0	0.0%	71.6%	$0	0.0%	$0.00	0
2036 & Beyond	21,264	5.5%	77.1%	$908,272	9.5%	$42.71	2
Property-Owned(3)	5,045	1.3%	78.4%	$0	0.0%	$0.00	0
Vacant	84,129	21.6%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(4)	388,907	100.0%		9,599,544	100.0%	$31.50	49
(1)	Based on the underwritten rent roll dated June 2, 2026, and inclusive of rent steps of approximately $206,194 through June 2027.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Property-Owned includes fitness center, maintenance office, management office and conference room space.
(4)	Wtd. Avg. UW Base Rent $ per SF excludes vacant space.

A-3-55

Office – Suburban 3452-3505 Lake Lynda Drive and 11301- 11315 Corporate Boulevard Orlando, FL 32817	Collateral Asset Summary – Loan No. 6 University Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,500,000 58.1% 1.64x 13.0%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the University Park Property:

Cash Flow Analysis(1)
	2023	2024	2025	3/31/2026 TTM	U/W	U/W Per SF
Base Rent	$8,668,945	$8,536,808	$9,065,660	$9,499,604	$9,393,350	$24.15
Contractual Rent Steps	$0	$0	$0	$0	$206,194	$0.53
Straight Line Rent(2)	$0	$0	$0	$0	$47,327	$0.12
Potential Income from Vacant Space	$0	$0	$0	$0	$2,757,567	$7.09
Gross Potential Rent	$8,668,945	$8,536,808	$9,065,660	$9,499,604	$12,404,438	$31.90
Reimbursements	$423,840	$347,968	$319,546	$310,519	$331,001	$0.85
Total Gross Income	$9,092,785	$8,884,776	$9,385,206	$9,810,123	$12,735,439	$32.75
Other Income(3)	$46,879	$47,680	$49,963	$50,389	$49,599	$0.13
(Vacancy / Credit Loss)	$0	$0	$0	$0	($2,757,567)	($7.09)
Rent Abatements	($538,203)	($574,158)	($826,243)	($751,247)	$0	$0.00
Effective Gross Income	$8,601,461	$8,358,298	$8,608,927	$9,109,266	$10,027,472	$25.78

Management Fee	$259,422	$239,396	$269,749	$266,580	$300,824	$0.77
Real Estate Taxes	$957,108	$779,398	$825,395	$833,113	$825,395	$2.12
Insurance	$195,946	$310,603	$348,042	$348,005	$354,480	$0.91
Repairs & Maintenance	$523,772	$619,133	$630,671	$602,601	$602,601	$1.55
Utilities	$784,229	$715,177	$760,052	$770,656	$770,656	$1.98
Other Expenses(4)	$944,796	$1,111,715	$1,079,382	$1,124,251	$1,124,251	$2.89
Total Expenses	$3,665,273	$3,775,422	$3,913,293	$3,945,206	$3,978,208	$10.23

Net Operating Income(5)	$4,936,187	$4,582,876	$4,695,634	$5,164,059	$6,049,264	$15.55
Replacement Reserves	$0	$0	$0	$0	$77,781	$0.20
Normalized TI/LC	$0	$0	$0	$0	$583,361	$1.50
Net Cash Flow	$4,936,187	$4,582,876	$4,695,634	$5,164,059	$5,388,122	$13.85

Occupancy (%)(6)	78.7%	74.1%	77.7%	78.4%	78.3%
NCF DSCR	1.50x	1.39x	1.43x	1.57x	1.64x
NOI Debt Yield	10.6%	9.9%	10.1%	11.1%	13.0%
(1)	Based on the underwritten rent roll dated June 2, 2026, and inclusive of rent steps through June 2027.
(2)	Straight Line rent is based on the straight-line rent steps through the University Park Mortgage Loan term for Apple and Zenith Insurance, which are investment grade.
(3)	Other Income includes roof antenna income and other miscellaneous items.
(4)	Other Expenses includes cleaning & janitorial, general & administrative and landscaping expenses.
(5)	The increase from 3/31/2026 TTM to UW NOI is primarily attributable to the expiration of rent abatements.
(6)	Historical occupancy figures represent the average physical occupancy in each respective year except for 3/31/2026 TTM which is based on the underwritten rent roll dated June 2, 2026. UW Occupancy % represents underwritten economic occupancy.

Appraisal. The University Park Property had an “as-is” appraised value of $80,000,000 as of May 18, 2026. The following table presents certain information relating to appraised value of the University Park Property:

University Park Appraised Value(1)
Property	Value	Capitalization Rate
University Park	$80,000,000	8.00%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated May 19, 2026, there was no evidence of any recognized environmental conditions at the University Park Property.

A-3-56

Office – Suburban 3452-3505 Lake Lynda Drive and 11301- 11315 Corporate Boulevard Orlando, FL 32817	Collateral Asset Summary – Loan No. 6 University Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,500,000 58.1% 1.64x 13.0%

The Market. The University Park Property is located in Orlando, Florida within Orange County, approximately 1.5 miles west of UCF and 14 miles east of downtown Orlando. Primary access is provided by Corporate Boulevard and State Route 434, a major roadway in the Central Florida area that provides access to the greater Orlando metropolitan area. Orange County is one of the world’s premier tourism destinations, as Walt Disney World Resort, Universal Studios and over 100 other theme parks and attractions collectively draw more than 75 million visitors per year, supporting hundreds of thousands of jobs across the hospitality, entertainment, retail and service sectors. Beyond tourism, Orange County features a technology sector with companies such as Lockheed Martin, EA Sports and Darden Restaurants maintaining significant operations alongside emerging tech startups. UCF, one of the largest universities in the United States with over 70,000 students, contributes to workforce developments and research initiatives, namely in engineering, medicine and hospitality management.

According to the appraisal, the University Park Property is located in the University office submarket within the Orlando office market. As of the first quarter of 2026, the University office submarket had a total inventory of 6,363,184 square feet with an occupancy of 84.4% and an average asking rent of $27.34 per square foot.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the University Park Property was 14,930, 104,073 and 255,225, respectively. The 2025 average household income within the same radii was $71,564, $97,746 and $103,508, respectively.

The following table presents certain information relating to comparable office leases for the University Park Property:

Comparable Office Rental Summary(1)
Property Name / Address	Distance from Subject (mi)	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
University Park(2)	-	1988-2001 / 2025	US Government SSA	27,728	Apr-19	15.0	$32.09
3452-3505 Lake Lynda Drive and 11301-11315 Corporate Boulevard
Orlando, FL
9400 Southpark Center Loop - Building T	17.1	2009 / NAP	Listing	3,285	May-26	N/A	$33.50
9400 Southpark Center Loop
Orlando, FL
Research Commons	2.0	1989 / 2006	Stracon Services Group, LLC	1,261	Apr-26	5.3	$32.00
12249 Science Drive
Orlando, FL
Baldwin Point	6.7	2005 / NAP	Security Financial Management	7,446	Jul-25	7.4	$36.00
2420 South Lakemont Drive
Orlando, FL
Sand Lake IV	15.9	1987 / NAP	Listing	10,146	May-26	N/A	$37.50
7380 Sand Lake Road
Orlando, FL
Citadel II	15.1	1985 / 1995	Mass Virtual Expansion	25,239	Jun-26	4	$29.26
5955 T G Lee Boulevard
Orlando, FL
Resource Square One	2.3	1999 / NAP	Conti Federal Services	14,317	May-26	7.6	$31.00
13501 Ingenuity Drive
Orlando, FL
GAI Building	9.8	2011 / NAP	GAI Consulting	31,056	Apr-26	7.4	$36.00
618 East South Street
Orlando, FL
Resource Square Three	1.4	2003 / NAP	General Dynamics Mission Systems	50,368	May-25	5.3	$30.00
12001 Research Parkway
Orlando, FL
Maitland Promenade II	9.4	2001 / NAP	AssistRx	27,870	May-25	7.9	$31.00
495 Keller Road
Maitland, FL
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 2, 2026, except for Year Built / Renovated.

A-3-57

Office – Suburban 3452-3505 Lake Lynda Drive and 11301- 11315 Corporate Boulevard Orlando, FL 32817	Collateral Asset Summary – Loan No. 6 University Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,500,000 58.1% 1.64x 13.0%

The Borrower and the Borrower Sponsors. The borrower is EIP UP, LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the University Park Mortgage Loan.

The borrower sponsors are IPCP Florida Realty Value Fund II, L.P., Jason Isaacson and Joshua Procacci, and the non-recourse carveout guarantor is IPCP Florida Realty Value Fund II, L.P., with Jason Isaacson and Joshua Procacci as contingent guarantors. IPCP Florida Realty Value Fund II, L.P. is a closed-end private equity real estate fund managed by IP Capital Partners, a general partner firm headquartered in Boca Raton, Florida. IPCP Florida Realty Value Fund II, L.P. represents the second fund in the firm’s Florida Realty Value series and was established in September 2016 to co-invest with institutional investors in opportunistic office and industrial properties within major markets in Florida. The fund currently has an expiration date of August 31, 2027. In the event IPCP Florida Realty Value Fund II, L.P. fails to deliver to the lender written evidence that its term has been extended prior to its expiration on August 31, 2027, and thereafter prior to each subsequent expiration (until the payment and performance of its obligations under the University Park Mortgage Loan documents), Jason Isaacson and Joshua Procacci will automatically become the guarantors. IPCP Florida Realty Value Fund II, L.P. has total commitments of $60 million, $37.35 million of which is uncalled capital. Jason Isaacson is a founding partner and the President of IP Capital Partners who has acquired and financed over $7.0 billion of real estate transactions in the United States across all property types. Joshua Procacci is a founding partner and the Chief Investment Officer of IP Capital Partners.

Property Management. The University Park Property is managed by Cushman & Wakefield U.S., Inc., an independent third-party property management company.

Initial and Ongoing Reserves. At origination of the University Park Mortgage Loan, the borrower deposited approximately: (i) $619,046 into a real estate tax reserve, (ii) $147,700 into an insurance reserve on account of five months of insurance premium payments, (iii) $1,500,000 into a leasing reserve for future tenant improvements and leasing commissions, (iv) $416,727 into a reserve for outstanding obligations for tenant improvements and leasing commissions and (v) $399,998 into a reserve for rent abatement obligations.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $6,482 for replacements to the University Park Property.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $48,613 into a leasing reserve for future tenant improvements and leasing commissions, subject to a cap of $2,000,000.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $68,783).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the annual insurance premiums that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $29,540).

HVAC/Roof Repair Reserve – On each monthly payment date, the borrower is required to deposit approximately $40,000 into a reserve for future HVAC and roof repairs, subject to a cap of $480,000.

Lockbox / Cash Management. The University Park Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower was required to establish a lender-controlled lockbox account on the origination date. The borrower is required to cause all rents to be transmitted directly by tenants of the University Park Property into the lender-controlled lockbox account. If the borrower or the property manager receives any rents, then (i) such amounts are deemed to be collateral for the University Park Mortgage Loan and are required to be held in trust for the benefit of the lender until the payment of such rents to the lender or the depositing of such rents into the lender-controlled lockbox account, (ii) such amounts must not be commingled with any other funds or property of the borrower or the property manager and (iii) the borrower or the property manager are required to deposit such amounts into the lender-controlled lockbox within two business days of receipt. All funds deposited into the lockbox account are required to be transferred on each business day into the borrower’s operating account unless a Cash Management Period (as defined below) exists, in which event such funds will be swept on a daily basis to a cash management account under the control of the lender to be applied and disbursed in accordance with the University Park Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the University Park Mortgage Loan documents are required to (i) to the extent a Cash Management Period exists solely as a result of a Trigger Lease Sweep Period (as defined below), be deposited into a special rollover reserve to pay for approved Trigger Lease leasing expenses or (ii) to the extent a Cash Management Period exists for any other reason, be deposited into an excess cash flow reserve account as additional collateral for the University Park Mortgage Loan. Upon the cure of a Trigger Lease Sweep Period, provided no other Trigger Lease Sweep Period is then continuing and no event of default is continuing,

A-3-58

Office – Suburban 3452-3505 Lake Lynda Drive and 11301- 11315 Corporate Boulevard Orlando, FL 32817	Collateral Asset Summary – Loan No. 6 University Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,500,000 58.1% 1.64x 13.0%

the lender is required to return any amounts remaining on deposit in the special rollover reserve subaccount to the borrower, provided, however, (a) if a Cash Management Period is then continuing, then no such funds will be disbursed to the borrower, and all such funds will instead be deposited into the cash collateral subaccount, to be applied in accordance with the University Park Mortgage Loan documents and (b) if a Trigger Lease Sweep Period is then continuing (provided no Cash Management Period is then continuing (other than a Cash Management Period triggered solely as a result of a Trigger Lease Sweep Period)), then no such funds will be disbursed to the borrower, and all such funds will remain in the special rollover reserve subaccount, to be applied in accordance with the University Park Mortgage Loan documents. Upon an event of default under the University Park Mortgage Loan documents, the lender may apply funds to the University Park Mortgage Loan in such priority as it may determine.

“Cash Management Period” means a period (A) commencing upon the earliest occurrence of (i) an event of default, (ii) the debt service coverage ratio falling below 1.40x as of the end of any calendar quarter and (iii) the commencement of a Trigger Lease Sweep Period; and (B) expiring upon, with regard to any Cash Management Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default and no other event of default has occurred and is continuing, (y) clause (ii) above, the date the debt service coverage ratio has been at least 1.40x for two consecutive quarters, or the borrower deposits to the lender, in cash or letter of credit, the amount which, if deducted from the unpaid principal, would cause the debt service coverage ratio to be 1.40x and (z) clause (iii) above, such Trigger Lease Sweep Period has ended.

“Trigger Lease Sweep Period” means a period (A) commencing upon the occurrence of any of the following: (i) twelve months prior to the end of the term of any lease (leased by such tenant and/or its affiliates) which covers 10% or more of the rentable square feet at the University Park Property (including any renewal terms) (a “Trigger Lease”), (ii) the date under a Trigger Lease where the related tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been exercised) or the date the tenant under such Trigger Lease gives notice of its intention not to renew or extend its Trigger Lease, (iii) any Trigger Lease (or material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any tenant under such Trigger Lease gives written notice of its intention to terminate, surrender or cancel its Trigger Lease, (iv) any tenant under a Trigger Lease discontinues its business in any material portion of its premises (i.e. “goes dark”) or gives written notice of its intention to do so, (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Trigger Lease by the applicable tenant, or (vi) the occurrence of an insolvency or bankruptcy proceeding, among other things, by any tenant under a Trigger Lease, its parent company or the lease guarantor under a Trigger Lease, as described in the University Park Mortgage Loan documents (a “Trigger Tenant Insolvency Proceeding”); and (B) expiring upon the earlier to occur of (I) the determination by the lender that sufficient funds have been accumulated to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Trigger Lease, including brokerage commissions, tenant improvements and any anticipated shortfalls of payments required under the University Park Mortgage Loan documents as a result of insufficient rents due to down-time or free rent periods or (II) with regard to any Trigger Lease Sweep Period commenced in connection with (x) clauses (i), (ii), (iii) or (iv) above, the earlier to occur of (1) the date on which the tenant under the subject Trigger Lease irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and reasonably acceptable to the lender) with respect to all the space demised under its Trigger Lease and, in the lender’s reasonable judgment, sufficient funds have been accumulated to pay for all anticipated approved Trigger Lease leasing expenses for such Trigger Lease and any other anticipated expenses in connection with such renewal or extension, or (2) the date on which all of the space demised under the subject Trigger Lease has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved Trigger Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full, (y) clause (v) above, the applicable tenant under a Trigger Lease has cured its default and no other tenant under a Trigger Lease has defaulted for a period of six consecutive months following such cure, or (z) clause (vi) above, the applicable Trigger Tenant Insolvency Proceeding has terminated and the applicable Trigger Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-59

Various – Various Various New York, NY Various	Collateral Asset Summary – Loan No. 7 Hager NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,500,000 71.8% 1.21x 8.6%

A-3-60

Various – Various Various New York, NY Various	Collateral Asset Summary – Loan No. 7 Hager NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,500,000 71.8% 1.21x 8.6%

A-3-61

Various – Various Various New York, NY Various	Collateral Asset Summary – Loan No. 7 Hager NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,500,000 71.8% 1.21x 8.6%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype(2):	Various – Various
Borrower Sponsor(s):	Chaim Hager	Collateral:	Fee
Borrower(s):	501 1/2 East Associates, LLC, 444 W 48, LLC, 200 W 96 LLC and 753 Ninth Ave LLC	Location:	New York, NY
Original Balance:	$24,500,000	Year Built / Renovated(2):	Various / Various
Cut-off Date Balance:	$24,500,000	Property Management:	H.S.C. Management Corp.
% by Initial UPB:	3.2%	Size:	60 Units
Interest Rate:	6.86000%	Appraised Value / Per Unit:	$34,100,000 / $568,333
Note Date:	October 15, 2026	Appraisal Date:	July 27, 2026
Original Term:	60 months	Occupancy:	93.3% (as of September 1, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	92.5%
Original Amortization:	NAP	Underwritten NOI(3):	$2,107,397
Interest Only Period:	60 months	Underwritten NCF:	$2,060,273
First Payment Date:	December 6, 2026
Maturity Date:	November 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(3):	$1,697,393 (TTM June 30, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$1,320,264
Call Protection:	L(24),D(29),O(7)	2024 NOI(4):	NAV
Lockbox / Cash Management:	Springing / Springing	2023 NOI(4):	NAV

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$408,333
Taxes:	$396,908	$66,151	NAP	Maturity Date Loan / Unit:	$408,333
Insurance:	$21,062	$7,021	NAP	Cut-off Date LTV:	71.8%
Replacement Reserves:	$0	$1,584	NAP	Maturity Date LTV:	71.8%
TI / LC:	$0	$942	NAP	UW NOI DY:	8.6%
Deferred Maintenance:	$113,735	$0	NAP	UW NCF DSCR:	1.21x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,500,000	100.0%	Loan Payoff	$18,118,945	74.0%
			Borrower Sponsor Equity	4,006,916	16.4
			Closing Costs	1,842,434	7.5
			Upfront Reserves	531,705	2.2
Total Sources	$24,500,000	100.0%	Total Uses	$24,500,000	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	See the chart titled “Portfolio Summary” under “The Properties” below.
(3)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to lease up at the 753 9th Avenue property following its recent renovation in 2026.
(4)	2023 NOI and 2024 NOI is not presented because 2023 NOI and 2024 NOI for the 753 9th Avenue and 200 West 96th Street properties was unavailable. 2023 NOI and 2024 NOI for the 753 9th Avenue property was not available because the property was acquired in 2024 and recently renovated in 2026. 2023 NOI and 2024 NOI for the 200 West 96th Street property was not available because the property was acquired in 2024.

The Loan. The seventh largest mortgage loan (the “Hager NYC Portfolio Mortgage Loan”) is secured by the borrowers’ fee simple interests in a 60-unit, four property multifamily and mixed-use portfolio located across the Hell’s Kitchen, Upper West Side and Yorkville neighborhoods of New York, New York (the “Hager NYC Portfolio Properties”). The Hager NYC Portfolio Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $24,500,000. The Hager NYC Portfolio Mortgage Loan was originated on October 15, 2026 by CREFI and accrues interest at a fixed rate of 6.86000% per annum on an Actual/360 basis. The Hager NYC Portfolio Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the Hager NYC Portfolio Mortgage Loan is November 6, 2031.

A-3-62

Various – Various Various New York, NY Various	Collateral Asset Summary – Loan No. 7 Hager NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,500,000 71.8% 1.21x 8.6%

The Properties. The Hager NYC Portfolio Properties are comprised of two multifamily properties and two mixed use (multifamily/retail) properties totaling 60 multifamily units located in the Hell's Kitchen (two properties, 54.2% of underwritten NOI), Upper West Side (one property, 26.5% of underwritten NOI), and Yorkville (one property, 19.3% of underwritten NOI) neighborhoods of Manhattan. The Hager NYC Portfolio Properties were originally constructed between 1900 and 1940 and range in size from eight units to 30 units. In addition to the multifamily units, the Hager NYC Portfolio Properties contain approximately 5,651 square feet of retail space, which accounts for 28.4% of underwritten revenue. As of September 1, 2026, the retail component was 100.0% leased to six tenants at an underwritten average rent of approximately $153.94 per square foot and one signage tenant.

The multifamily unit mix at the Hager NYC Portfolio Properties consists of 14 studio units, 16 one-bedroom units, 27 two-bedroom units, and three three-bedroom units. Of the 60 multifamily units at the Hager NYC Portfolio Properties, 42 are free market, 16 are rent stabilized, and two are rent controlled. In addition, 22 of the 60 units (16 at 444 West 48th Street, five at 753 9th Avenue and one at 501 1/2 East 83rd Street), comprising 47.5% of residential rental income, are leased to third-party short-term rental operators, Urban Furnished, LLC, Haus NY LLC, and Keyturn Inc. dba Haus. Unit amenities include hardwood flooring, updated kitchens with solid-surface countertops, stainless steel appliances, dishwashers, and in-unit laundry in select units. As of September 1, 2026, the multifamily component of the Hager NYC Portfolio Properties was 93.3% leased.

The following table presents certain information relating to the Hager NYC Portfolio Properties:

Portfolio Summary
Property Name	Property Type	Subtype	Neighborhood(1)	Year Built / Renovated(1)	# of Units(2)	Occupancy(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI(2)	% of UW NOI(2)	Appraised Value(1)
444 West 48th Street	Multifamily	Mid Rise	Hell’s Kitchen	1940 / 1989	30	90.0%	$8,275,000	33.8%	$670,067	31.8%	$12,100,000
200 West 96th Street	Mixed Use	Multifamily/Retail	Upper West Side	1900 / 1984	8	87.5%	$6,100,000	24.9%	$559,287	26.5%	$7,800,000
753 9th Avenue	Mixed Use	Multifamily/Retail	Hell’s Kitchen	1920 / 2026	11	100.0%	$5,300,000	21.6%	$471,204	22.4%	$7,100,000
501 1/2 East 83rd Street	Multifamily	Mid Rise	Yorkville	1910 / 1986	11	100.0%	$4,825,000	19.7%	$406,839	19.3%	$7,100,000
Total/ Wtd. Avg					60	93.3%	$24,500,000	100.0%	$2,107,397	100.0%	$34,100,000
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated September 1, 2026. Represents multifamily units.

A-3-63

Various – Various Various New York, NY Various	Collateral Asset Summary – Loan No. 7 Hager NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,500,000 71.8% 1.21x 8.6%

The following table presents certain information relating to the multifamily unit mix at the Hager NYC Portfolio Properties:

Portfolio Unit Mix(1)(2)
Unit Type	# of Units	% of Total Units	Occupied Units	Occupancy	Average Monthly Rent Per Unit(1)	Average Monthly Market Rent Per Unit
444 West 48th Street
Studio – MR	10	33.3%	9	90.0%	$3,494	$3,400
Studio - RS	3	10.0%	3	100.0%	$1,592	$3,400
1 BR - MR	9	30.0%	8	88.9%	$3,642	$3,600
1 BR - RS	4	13.3%	3	75.0%	$2,285	$3,600
2BR - MR	4	13.3%	4	100.0%	$3,940	$4,000
Property Total / Wtd Avg.	30	50.0%	27	90.0%	$3,258	$3,567
200 West 96th Street
2 BR - MR	1	12.5%	1	100.0%	$5,000	$5,000
2 BR - RC	2	25.0%	2	100.0%	$630	$5,000
2 BR - RS	2	25.0%	1	50.0%	$1,136	$5,000
3 BR - MR	2	25.0%	2	100.0%	$5,286	$5,700
3 BR - RS	1	12.5%	1	100.0%	$5,500	$5,700
Property Total / Wtd Avg.	8	13.3%	7	87.5%	$3,352	$5,263
753 9th Avenue
2 BR - MR	6	54.5%	6	100.0%	$4,711	$5,000
2 BR - RS	5	45.5%	5	100.0%	$3,398	$5,000
Property Total / Wtd Avg.	11	18.3%	11	100.0%	$4,114	$5,000
501 1/2 East 83rd Street
Studio - MR	1	9.1%	1	100.0%	$3,000	$3,100
1 BR - MR	3	27.3%	3	100.0%	$3,475	$3,500
2 BR - MR	6	54.5%	6	100.0%	$4,783	$4,800
2 BR - RS	1	9.1%	1	100.0%	$1,144	$4,800
Property Total / Wtd Avg.	11	18.3%	11	100.0%	$3,933	$4,291
Portfolio Total / Wtd Avg.	60	100.0%	56	93.3%	$3,571	$4,188
(1)	Based on the underwritten rent rolls dated September 1, 2026. Represents multifamily units. Average Monthly Rent Per Unit is based on occupied units.
(2)	“MR" designates market rate units, “RS” designates rent stabilized units, and “RC” designates rent controlled units.

A-3-64

Various – Various Various New York, NY Various	Collateral Asset Summary – Loan No. 7 Hager NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,500,000 71.8% 1.21x 8.6%

The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Hager NYC Portfolio Properties:

Cash Flow Analysis(1)
	2025	TTM 6/30/2026(2)	U/W(2)	U/W Per Unit(3)
Base Rent - Residential	$1,614,824	$1,900,470	$2,399,628	$39,994
Potential Income from Vacant Units	0	0	187,200	$3,120
Gross Potential Rent - Residential	$1,614,824	$1,900,470	$2,586,828	$43,114

Net Rental Income	$1,614,824	$1,900,470	$2,586,828	$43,114
(Vacancy / Credit Loss)	$0	$0	(219,069)	($3,651)
Effective Gross Income - Residential	$1,614,824	$1,900,470	$2,367,759	$39,463

Base Rent - Commercial	$776,224	$836,928	$918,899	$162.61
Gross Potential Rent - Commercial	$776,224	$836,928	$918,899	$162.61
Other Income- Commercial(4)	$52,002	$77,279	$67,492	$11.94
Net Rental Income	$828,227	$914,207	$986,392	$174.55
(Vacancy / Credit Loss)	$0	$0	(49,320)	($8.73)
Effective Gross Income- Commercial	$828,227	$914,207	$937,072	$165.82

Total Effective Gross Income	$2,443,051	$2,814,677	$3,304,831	$55,081

Real Estate Taxes	$722,809	$748,256	$756,015	$12,600
Insurance	64,921	51,439	80,235	$1,337
Management Fee	73,292	84,440	99,145	$1,652
Other Expenses(5)	261,766	233,148	262,038	$4,367
Total Expenses	$1,122,787	$1,117,284	$1,197,434	$19,957

Net Operating Income	$1,320,264	$1,697,393	$2,107,397	$35,123
Replacement Reserves - Residential	0	0	18,164	$303
Replacement Reserves - Commercial	0	0	848	$0.15
TI/LC	0	0	28,112	$4.97
Net Cash Flow	$1,320,264	$1,697,393	$2,060,273	$34,338

Occupancy	NAP	93.3%(6)	92.5%(7)
NCF DSCR	0.77x	1.00x	1.21x
NOI Debt Yield	5.4%	6.9%	8.6%
(1)	2024 financial information is not presented because 2024 financial information for the 753 9th Avenue and 200 West 96th Street properties was unavailable. 2024 financial information for the 753 9th Avenue property was not available because the property was acquired in 2024 and recently renovated in 2026. 2024 financial information for the 200 West 96th Street property was not available because the property was acquired in 2024.
(2)	The increase from TTM 6/30/2026 Net Operating Income to U/W Net Operating Income is primarily attributable to lease up at the 753 9th Avenue property following its recent renovation in 2026.
(3)	U/W Per Unit is based on 60 multifamily units for all line items except commercial income line items, Replacement Reserves - Commercial and TI/LC, which are based on the total commercial SF of 5,651 SF.
(4)	Other Income – Commercial includes real estate tax recoveries for Hager NYC Portfolio’s six commercial tenants.
(5)	Other Expenses include payroll and benefits, repairs and maintenance, utilities, and general and administrative.
(6)	Represents Occupancy for the multifamily portion as of the underwritten rent rolls dated September 1, 2026.
(7)	Represents economic occupancy.

A-3-65

Various – Various Various New York, NY Various	Collateral Asset Summary – Loan No. 7 Hager NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,500,000 71.8% 1.21x 8.6%

Appraisals. The appraisals dated July 27, 2026, concluded to an aggregate “As-Is” value of the individual Hager NYC Portfolio Properties of $34,100,000.

Hager NYC Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
444 West 48th Street	$12,100,000	5.75%
200 West 96th Street	$7,800,000	6.50%
753 9th Avenue	$7,100,000	6.25%
501 1/2 East 83rd Street	$7,100,000	5.75%
Total / Wtd. Avg.	$34,100,000	6.03%
(1)	Source: Appraisals.

Environmental Matters. According to the Phase I environmental reports dated from August 6, 2026 to August 7, 2026, there were no recognized environmental conditions at the Hager NYC Portfolio Properties.

The Market. The Hager NYC Portfolio Properties are comprised of two multifamily and two mixed use properties containing 60 multifamily units, located in the Hell's Kitchen (two properties, 54.2% of underwritten NOI), Upper West Side (one property, 26.5% of underwritten NOI), and Yorkville (one property, 19.3% of underwritten NOI) neighborhoods of Manhattan.

The following table presents certain information relating to the Hager NYC Portfolio Properties submarkets:

Submarket Summary(1)
Property Name	Submarket	Submarket Inventory (Units)	Submarket Vacancy	Submarket Rent per Unit	UW Rent Per Unit(2)
444 West 48th Street	Midtown West	34,209	2.5%	$5,136	$3,258
200 West 96th Street	Upper West Side	58,018	2.4%	$5,458	$3,352
753 9th Avenue	Midtown West	34,209	2.5%	$5,136	$4,114
501 1/2 East 83rd Street	Upper East Side	58,561	1.6%	$4,727	$3,933
Total/ Wtd. Avg(3)		184,997	2.2%	$5,108	$3,571
(1)	Source: Third-party market research reports.
(2)	Based on the underwritten rent rolls dated September 1, 2026. Represents multifamily units. UW Rent Per Unit reflects the average value for occupied units.
(3)	Total/Wtd. Avg. is based on the number of units for each property.

A-3-66

Various – Various Various New York, NY Various	Collateral Asset Summary – Loan No. 7 Hager NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,500,000 71.8% 1.21x 8.6%

The following table presents certain information relating to comparable multifamily properties to the Hager NYC Portfolio Properties:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Rent Per Unit
444 West 48th Street(2) New York, NY	-	1940 / 1989	30	90.0%	Studio – MR	$3,494
					Studio – RS	$1,592
					1 BR - MR	$3,642
					1 BR - RS	$2,285
					2BR - MR	$3,940
515 West 47th Street	0.1 mi	1901 / 1987	15	100.0%	1 BR / 1 BA	$4,355
New York, NY					2 BR / 1 BA	$5,205
245 West 51st Street	0.4 mi	1912 / 1998	80	95.0%	Studio / 1 BA	$3,150
New York, NY					1 BR / 1 BA	$3,548
					2 BR / 1 BA	$4,973
200 West 96th Street(2) New York, NY	-	1900 / 1984	8	87.5%	2 BR - MR	$5,000
					2 BR - RC	$630
					2 BR - RS	$1,136
					3 BR - MR	$5,286
					3 BR - RS	$5,500
702-704 Amsterdam Avenue	0.1 mi	1920 / NAV	18	100.0%	1 BR / 1 BA	$3,650
New York, NY					2 BR / 1 BA	$4,481
744 Amsterdam Avenue	0.1 mi	1920 / NAV	9	100.0%	2 BR / 2 BA	$4,463
New York, NY
753 9th Avenue(2) New York, NY	-	1920 / 2026	11	100.0%	2 BR - MR	$4,711
					2 BR - RS	$3,398
245 West 51st Street	0.2 mi	1912 / 1998	80	95.0%	Studio / 1 BA	$3,150
New York, NY					1 BR / 1 BA	$3,548
					2 BR / 1 BA	$4,973
357 West 54th Street	0.2 mi	1910 / NAV	21	100.0%	Studio / 1 BA	$2,573
New York, NY					1 BR / 1 BA	$2,945
					2 BR / 1 BA	$3,345
501 1/2 East 83rd Street(2) New York, NY	-	1910 / 1986	11	100.0%	Studio - MR	$3,000
					1 BR - MR	$3,475
					2 BR - MR	$4,783
					2 BR - RS	$1,144
423 East 83rd Street	0.1 mi	1910 / 1966	40	99.0%	Studio / 1 BA	$3,150
New York, NY					1 BR / 1 BA	$3,398
1567 2nd Avenue	0.3 mi	1925 / NAV	4	100.0%	Studio / 1 BA	$3,100
New York, NY					2 BR / 1 BA	$4,399
					3 BR / 1 BA	$5,500
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten rent rolls dated September 1, 2026. Average Rent Per Unit reflects the average value for occupied units.

The Borrowers and the Borrower Sponsor. The borrowers are 501 1/2 East Associates, LLC, 444 W 48, LLC, 200 W 96 LLC and 753 Ninth Ave LLC, each a New York limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Hager NYC Portfolio Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Chaim Hager, the indirect 50% owner of the 200 W 96 LLC borrower, and the indirect 100% owner of the other borrowers. Chaim Hager has been involved in the ownership and management of real estate and nursing homes for over twenty years. Over that time, Chaim Hager has built a portfolio of multifamily, mixed use, and development sites throughout New York City.

Property Management. The Hager NYC Portfolio Properties are managed by H.S.C. Management Corp., an independent third-party property management company.

A-3-67

Various – Various Various New York, NY Various	Collateral Asset Summary – Loan No. 7 Hager NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,500,000 71.8% 1.21x 8.6%

Initial and Ongoing Reserves. At origination of the Hager NYC Portfolio Mortgage Loan, the borrowers deposited (i) $113,735 into a reserve for immediate repairs, (ii) approximately $396,908 into a reserve account for real estate taxes and (iii) approximately $21,062 into a reserve account for insurance premiums.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $66,151).

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies at least thirty days prior to the due date thereof (initially estimated to be approximately $7,021).

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $1,584.

TI/LC Reserve – The borrowers are required to deposit into a TI/LC reserve, on a monthly basis, approximately $942.

Lockbox / Cash Management. The Hager NYC Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to deposit, promptly upon receipt but in no event more than two days after receipt, all revenue received by the borrowers or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrowers are required to deliver a notice to all non-residential tenants at the Hager NYC Portfolio Properties and to all credit card companies or credit card clearing banks with which the borrower or the property manager has entered into a merchant agreement or similar arrangement with respect to the Hager NYC Portfolio Properties, directing them to remit all payments into the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Hager NYC Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Hager NYC Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Hager NYC Portfolio Mortgage Loan, unless a Trigger Period no longer exists, in which case they are to be disbursed to the borrowers. Upon the cure of all Trigger Periods, so long as no event of default exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Hager NYC Portfolio Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine. Notwithstanding the foregoing, on one occasion during the term of the Hager NYC Portfolio Mortgage Loan, upon the expiration of the first Trigger Period, the lender is required to cooperate with the deactivation of the lockbox account upon the borrowers’ request; provided that upon the next occurrence of a Trigger Period, the foregoing provisions will again apply throughout the term of the Hager NYC Portfolio Mortgage Loan.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Hager NYC Portfolio Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.15x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Hager NYC Portfolio Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. The borrowers have the right at any time after the end of the two year period commencing on the Closing Date of the Benchmark 2026-V24 securitization, to obtain the release of any one or more of the individual Hager NYC Portfolio Properties, provided that, among other conditions, (i) the borrowers have defeased (or, on or after the monthly payment date occurring six months prior to the maturity date, prepaid) the Hager NYC Portfolio Mortgage Loan in an amount equal to 125% of the allocated loan amount of the released Hager NYC Portfolio Property, (ii) after giving effect to the release, the debt yield with respect to the remaining Hager NYC Portfolio Properties must be greater than the greater of (1) the debt yield of all the Hager NYC Portfolio Properties immediately prior to the release and (2) 8.41%, (iii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Hager NYC Portfolio Properties must be greater than the greater of (1) the debt service coverage ratio of all the Hager NYC Portfolio Properties immediately prior to the release and (2) 1.21x, (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Hager NYC Portfolio Properties must be no greater than the lesser of (1) the loan-to-value ratio with respect to all of the Hager NYC Portfolio Properties immediately prior to the release and (2) 71.85%, and (v) compliance with REMIC related conditions.

A-3-68

Various – Various Various New York, NY Various	Collateral Asset Summary – Loan No. 7 Hager NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,500,000 71.8% 1.21x 8.6%

In addition, the Hager NYC Portfolio Mortgage Loan documents provide that the borrower may obtain the release from the lien of the Hager NYC Portfolio Mortgage Loan of all or any portion of the borrowers’ unused development rights, air right or unused floor area appurtenant to the 200 West 96th Street property (collectively, the “Hager West 96th Air Rights”), provided that, among other conditions (i) the Hager West 96th Air Rights to be released are sold or otherwise transferred in a bona fide third party transaction, (ii) simultaneously with the release, the borrowers must deposit with the lender an amount equal to 50% of the total gross purchase price payable for the Hager West 96th Air Rights to be held as additional collateral for the Hager NYC Portfolio Mortgage Loan, (iii) the transfer and any related zoning lot merger, development rights transfer, declaration of restrictions or other instrument must comply with all legal requirements and not render the 200 West 96th Street property a non-conforming use or structure, and all requisite governmental approvals must have been obtained and be in full force and effect, (iv) the borrowers must submit to the lender a partial release of lien which will not impair or adversely affect the rights of the lender under the Hager NYC Portfolio Mortgage Loan documents, (v) the borrowers, at their sole cost and expense: (x) must cause the Hager West 96th Air Rights to be designated as a separate tax lot (or lots) from the related Hager NYC Portfolio Property in accordance with all applicable legal requirements, or, if after commercially reasonable efforts the borrowers cannot do so prior to or simultaneously with the release, they must deliver evidence reasonably satisfactory to the lender that the Hager West 96th Air Rights are separately assessed and taxed from the related Hager NYC Portfolio Property, and (y) obtain and deliver to the lender, and cause to be recorded, a zoning lot development agreement and related zoning lot instruments acceptable to the lender and (vi) certain REMIC related conditions are satisfied.

Ground Lease. None.

A-3-69

Mixed Use – Office / Retail 20 West 47th Street New York, NY 10036	Collateral Asset Summary – Loan No. 8 20 West 47th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,871,979 61.2% 1.30x 11.1%

A-3-70

Mixed Use – Office / Retail 20 West 47th Street New York, NY 10036	Collateral Asset Summary – Loan No. 8 20 West 47th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,871,979 61.2% 1.30x 11.1%

A-3-71

Mixed Use – Office / Retail 20 West 47th Street New York, NY 10036	Collateral Asset Summary – Loan No. 8 20 West 47th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,871,979 61.2% 1.30x 11.1%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Mixed Use – Office/Retail
Borrower Sponsor(s):	Yosef Elishayev	Collateral:	Fee
Borrower(s):	20 West 47 Street Associates II LLC	Location:	New York, NY
Original Balance(1):	$19,900,000	Year Built / Renovated:	1924 / 2013
Cut-off Date Balance(1):	$19,871,979	Property Management:	SYU Properties, LLC
% by Initial UPB:	2.6%	Size:	139,078 SF
Interest Rate:	7.12000%	Appraised Value / Per SF:	$114,000,000 / $820
Note Date:	September 2, 2026	Appraisal Date:	June 15, 2026
Original Term:	60 months	Occupancy:	100.0% (as of July 1, 2026)
Amortization:	Amortizing Balloon	UW Economic Occupancy:	97.0%
Original Amortization:	360 months	Underwritten NOI:	$7,731,749
Interest Only Period:	None	Underwritten NCF:	$7,331,033
First Payment Date:	October 6, 2026
Maturity Date:	September 6, 2031	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$7,112,184 (TTM June 30, 2026)
Additional Debt Balance(1):	$49,929,596	2025 NOI:	$7,153,698
Call Protection:	L(26),D(27),O(7)	2024 NOI:	$6,971,475
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	$6,461,997

Reserves				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$502
Taxes:	$455,797	$227,899	NAP	Maturity Date Loan / SF:	$477
Insurance(2):	$0	Springing	NAP	Cut-off Date LTV:	61.2%
Replacement Reserves:	$0	$2,318	NAP	Maturity Date LTV:	58.2%
				UW NOI DY:	11.1%
				UW NCF DSCR:	1.30x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$69,900,000	99.9%	Loan Payoff	$68,007,366	97.2%
Borrower Sponsor Equity	63,713	0.1	Closing Costs	1,500,550	2.1
			Upfront Reserves	455,797	0.7
Total Sources	$69,963,713	100.0%	Total Uses	$69,963,713	100.0%
(1)	The 20 West 47th Street Mortgage Loan (as defined below) is part of the 20 West 47th Street Whole Loan (as defined below), which is comprised of three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $69,801,575. The Financial Information in the chart above reflects the 20 West 47th Street Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The eighth largest mortgage loan (the “20 West 47th Street Mortgage Loan”) is part of a whole loan (the “20 West 47th Street Whole Loan”), which is evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $69,801,575 and is secured by the borrower’s fee interest in a 139,078 square foot mixed use property located in the Diamond District of New York, New York (the “20 West 47th Street Property”). The 20 West 47th Street Mortgage Loan has an initial term of five years, amortizes on a 360-month schedule and accrues interest at a fixed rate of 7.12000% per annum on an Actual/360 basis. The 20 West 47th Street Mortgage Loan is evidenced by the non-controlling Note A-3 with an outstanding principal balance as of the Cut-off Date of $19,871,979.

A-3-72

Mixed Use – Office / Retail 20 West 47th Street New York, NY 10036	Collateral Asset Summary – Loan No. 8 20 West 47th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,871,979 61.2% 1.30x 11.1%

The table below identifies the promissory notes that comprise the 20 West 47th Street Whole Loan. The relationship between the holders of the 20 West 47th Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 20 West 47th Street Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2026-5C43 securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$29,957,757	BBCMS 2026-5C43	Yes
A-2	$20,000,000	$19,971,838	BBCMS 2026-5C43	No
A-3	$19,900,000	$19,871,979	Benchmark 2026-V24	No
Whole Loan	$69,900,000	$69,801,575

The Property. The 20 West 47th Street Property is a 14-story, 139,078 square foot mixed-use office and retail property with jewelry showroom space located on West 47th Street between Fifth and Sixth Avenues in the Diamond District of New York, New York. The 20 West 47th Street Property was originally constructed in 1924 and was most recently renovated in 2013 following the borrower sponsor's acquisition of the 20 West 47th Street Property in 2012. Renovations totaled approximately $20.0 million and included upgrades to the heating ventilation and air-conditioning system, elevators, roof, water tank, and other base building components, as well as renovations to common areas. The 20 West 47th Street Property also includes ground-floor retail suites, a jewelry exchange, and additional mezzanine and lower-level retail space occupied primarily by jewelry-related tenants. According to the appraisal, the Diamond District spans from 46th Street to 48th Street between Fifth and Sixth Avenues and serves as one of the primary centers of the United States diamond and jewelry trade.

As of July 1, 2026, the 20 West 47th Street Property was 100% leased to a highly diversified tenant base comprised primarily of jewelry wholesalers, retailers, manufacturers, traders, appraisers, and related service providers. No individual tenant at the 20 West 47th Street Property accounts for more than approximately 3.8% of net rentable area. As of the Cut-off Date, tenants at the 20 West 47th Street Property had been in occupancy for a weighted average of approximately 10.2 years. Furthermore, approximately 67.6% of net rentable area and 61.9% of underwritten base rent had been occupied by tenants for at least five years.

Major Tenants. The three largest tenants based on underwritten base rent are Marchello The Jeweler Inc. (“Marchello The Jeweler”), Moses Jewelry Inc. (“Moses Jewelry”), and El Russo & Co, Inc. (“El Russo & Co.”).

Marchello The Jeweler (2,526 square feet; 1.8% of net rentable area; 6.0% of underwritten base rent). Marchello The Jeweler is a New York City-based jewelry retailer specializing in natural earth-mined diamonds, engagement rings, custom jewelry, and luxury watches. According to the company's website, Marchello The Jeweler has operated for 35 years and serves customers through both its showroom and online platform. Marchello The Jeweler has been a tenant at the 20 West 47th Street Property since February 1, 2026 and has a current lease term through January 2036 with no renewal options or termination options remaining.

Moses Jewelry (2,507 square feet; 1.8% of net rentable area; 4.6% of underwritten base rent). Moses Jewelry is a family-owned jeweler operating within New York City's Diamond District. According to the company's website, founder Ben Moses began designing jewelry in the 1950s and later established the business on 47th Street in Manhattan. The company remains family-operated and specializes in custom jewelry, engagement rings, diamonds, and antique jewelry. Moses Jewelry has been a tenant at the 20 West 47th Street Property since August 1, 2024 and has a current lease term (i) in regard to 607 square feet of retail, mezzanine, and lower-level space, through July 2029, with one five-year renewal option and no termination options remaining and (ii) in regard to 1,900 square feet of office and showroom space, through June 2030, with one five-year renewal option and no termination options remaining.

El Russo & Co., Inc. (621 square feet; 0.4% of net rentable area; 2.7% of underwritten base rent). El Russo & Co. is a luxury watch retailer located in Manhattan's Diamond District. According to the company's website, El Russo specializes in rare and highly sought-after timepieces, including brands such as Richard Mille, Patek Philippe, and Audemars Piguet. El Russo & Co. has been a tenant at the 20 West 47th Street Property since November 2013 and currently occupies its space on a month-to-month basis.

A-3-73

Mixed Use – Office / Retail 20 West 47th Street New York, NY 10036	Collateral Asset Summary – Loan No. 8 20 West 47th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,871,979 61.2% 1.30x 11.1%

The following table presents certain information relating to the major tenants at the 20 West 47th Street Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of U/W Base Rent	Lease Expiration	Term. Option (Y/N)	Renewal Options
Major Retail Tenants
Marchello The Jeweler Inc	NR/NR/NR	2,526	1.8%	$680,712	$269.48	6.0%	1/31/2036	N	N
Moses Jewelry Inc	NR/NR/NR	607	0.4%	356,490	$587.30	3.1%	7/31/2029	N	1 x 5 yr
El Russo & Co, Inc.	NR/NR/NR	621	0.4%	309,000	$497.58	2.7%	MTM	N	N
GIM 20 INC	NR/NR/NR	988	0.7%	294,060	$297.72	2.6%	12/31/2030	N	N
Daniela Diamonds LLC	NR/NR/NR	640	0.5%	234,581	$366.53	2.1%	10/31/2029	N	1 x 5 yr
Total Major Retail Tenants		5,382	3.9%	$1,874,843	$348.37	16.5%
Other Retail Tenants		12,287	8.8%	2,043,734	$166.33	17.9%
Total Retail Tenants		17,669	12.7%	$3,918,577	$221.78	34.4%

Office Tenants
R.E.L. International Inc.	NR/NR/NR	5,290	3.8%	307,549	$58.14	2.7%	5/31/2028	N	N
NYC Luxury Inc	NR/NR/NR	4,706	3.4%	267,347	$56.81	2.3%	9/30/2029	N	1 x 5 yr
Eliantte Group Inc.	NR/NR/NR	3,600	2.6%	252,000	$70.00	2.2%	MTM	N	N
Sparkle Gems, Inc.	NR/NR/NR	3,835	2.8%	233,548	$60.90	2.1%	12/31/2028	N	N
NY Gold & Silver	NR/NR/NR	3,300	2.4%	199,641	$60.50	1.8%	12/31/2030	N	N
Moses Jewelry Inc	NR/NR/NR	1,900	1.4%	173,040	$91.07	1.5%	6/30/2030	N	1 x 5 yr
Total Major Office Tenants		22,631	16.3%	$1,433,125	$63.33	12.6%
Other Office Tenants		90,863	65.3%	5,748,601	$63.27	50.5%
Total Office Tenants		113,494	81.6%	$7,181,726	$63.28	63.1%

Storage Tenants		5,426	3.9%	$288,142	$53.10	2.5%
Other Tenants(2)		2,489	1.8%	$0	$0.00	0.0%
Total Occupied		139,078	100.0%	$11,388,444	$81.89	100.0%
Vacant		0	0.0%
Total		139,078	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2026 and inclusive of $224,599 of contractual rent steps through September 15, 2027.
(2)	Other tenants include a management office, a shared tenant amenity space, and a non-income generating storage space for which no underwritten rent is attributable.

A-3-74

Mixed Use – Office / Retail 20 West 47th Street New York, NY 10036	Collateral Asset Summary – Loan No. 8 20 West 47th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,871,979 61.2% 1.30x 11.1%

The following table presents certain information relating to the lease rollover schedule at the 20 West 47th Street Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM(3)	29,253	21.0%	21.0%	$2,501,525	22.0%	$85.51	48
2027	17,262	12.4%	33.4%	$1,440,544	12.6%	$83.45	32
2028	34,125	24.5%	58.0%	$2,196,322	19.3%	$64.36	34
2029	27,197	19.6%	77.5%	$2,599,118	22.8%	$95.57	32
2030	11,512	8.3%	85.8%	$1,040,663	9.1%	$90.40	10
2031	14,714	10.6%	96.4%	$929,560	8.2%	$63.18	9
2032	0	0.0%	96.4%	$0	0.0%	$0.00	0
2033	0	0.0%	96.4%	$0	0.0%	$0.00	0
2034	0	0.0%	96.4%	$0	0.0%	$0.00	0
2035	0	0.0%	96.4%	$0	0.0%	$0.00	0
2036 & Beyond	2,526	1.8%	98.2%	$680,712	6.0%	$269.48	1
Other(4)	2,489	1.8%	100.0%	$0	0.0%	$0.00	3
Vacant	0	0.0%	0.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	139,078	100.0%		$11,388,444	100.0%	$81.89	169
(1)	Based on the underwritten rent roll dated July 1, 2026 and inclusive of $224,599 of contractual rent steps through September 15, 2027.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	2026 & MTM includes 48 leases, of which 43 are MTM, representing 27,713 SF of NRA and $2,388,043 in UW Base Rent.
(4)	Other includes a management office, a shared tenant amenity space and a non-income generating storage space which are occupied but account for $0 of underwritten rent.

A-3-75

Mixed Use – Office / Retail 20 West 47th Street New York, NY 10036	Collateral Asset Summary – Loan No. 8 20 West 47th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,871,979 61.2% 1.30x 11.1%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 20 West 47th Street Property:

Cash Flow Analysis(1)
	2023	2024	2025	TTM 6/30/2026	U/W	U/W Per SF
Base Rent	$9,407,917	$10,074,641	$10,207,711	$10,245,289	$11,163,845	$80.27
Contractual Rent Steps	0	0	0	0	224,599	$1.61
Gross Potential Rent	$9,407,917	$10,074,641	$10,207,711	$10,245,289	$11,388,444	$81.89
Reimbursements	1,149,164	1,118,424	1,074,202	1,108,750	1,155,728	$8.31
Total Gross Potential Income	$10,557,081	$11,193,065	$11,281,913	$11,354,039	$12,544,172	$90.20
(Vacancy / Credit Loss)	0	0	0	0	(376,325)	($2.71)
Other Income(2)	15,316	17,388	136,403	139,863	139,863	$1.01
Effective Gross Income	$10,572,398	$11,210,453	$11,418,316	$11,493,902	$12,307,710	$88.50

Management Fee	$317,172	$336,314	$342,549	$344,817	$369,231	$2.65
Real Estate Taxes	2,529,211	2,610,914	2,584,647	2,584,647	2,734,782	$19.66
Insurance	122,802	103,714	133,296	150,392	170,086	$1.22
Repairs & Maintenance	134,738	120,633	96,561	128,120	128,120	$0.92
Utilities	608,348	706,828	695,940	743,678	743,678	$5.35
Other Expenses(3)	398,130	360,575	411,624	430,064	430,064	$3.09
Total Expenses	$4,110,401	$4,238,978	$4,264,618	$4,381,718	$4,575,961	$32.90

Net Operating Income	$6,461,997	$6,971,475	$7,153,698	$7,112,184	$7,731,749	$55.59
Replacement Reserves	0	0	0	0	27,816	$0.20
Normalized TI/LC	0	0	0	0	372,900	$2.68
Net Cash Flow	$6,461,997	$6,971,475	$7,153,698	$7,112,184	$7,331,033	$52.71

Occupancy (%)	98.1%	99.6%	99.9%	100.0%	97.0%(4)
NCF DSCR(5)	1.14x	1.23x	1.27x	1.26x	1.30x
NOI Debt Yield(5)	9.3%	10.0%	10.2%	10.2%	11.1%
(1)	Based on the underwritten rent roll dated July 1, 2026.
(2)	Other income includes miscellaneous tenant income, as well as income pursuant to an agreement whereby the 20 West 47th Street Property provides access for a development site at an adjacent property at 570 Fifth Avenue.
(3)	Other Expenses includes payroll and benefits and general and administrative expense.
(4)	Represents economic occupancy.
(5)	NOI Debt Yield and NCF DSCR are calculated based on the 20 West 47th Street Whole Loan.

Appraisal. The 20 West 47th Street Property had an “as-is” appraised value of $114,000,000 as of June 15, 2026.

20 West 47th Street Appraised Value(1)
Property	Value	Capitalization Rate
20 West 47th Street	$114,000,000	6.50%
(1)	Source: Appraisal.

A-3-76

Mixed Use – Office / Retail 20 West 47th Street New York, NY 10036	Collateral Asset Summary – Loan No. 8 20 West 47th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,871,979 61.2% 1.30x 11.1%

Environmental Matters. The Phase I environmental assessment report for the 20 West 47th Street Property dated June 5, 2026 identified no recognized environmental conditions at the 20 West 47th Street Property.

The Market. The 20 West 47th Street Property is located on West 47th Street between Fifth and Sixth Avenues in Manhattan's Diamond District. According to the appraisal, the Diamond District is generally bounded by West 46th Street and West 48th Street between Fifth and Sixth Avenues and is occupied by a concentration of jewelry wholesalers, retailers, manufacturers, traders, appraisers, and related service providers. The 20 West 47th Street Property is also located in proximity to several major demand generators, including Rockefeller Center, Times Square, Bryant Park, Grand Central Terminal, St. Patrick's Cathedral, and Fifth Avenue. The 20 West 47th Street Property benefits from nearby access to the B, D, F, M, N, Q, R, W, 1, 2, 3, 7, and S subway lines, as well as Grand Central Terminal.

According to a third-party market research report, the 20 West 47th Street Property is located in the Times Square office and retail submarkets of New York City. As of September 16, 2026, the Times Square office submarket had a total inventory of 48,127,087 square feet, an overall vacancy rate of 11.2%, market asking rent of $87.35 per square foot and positive net absorption of approximately 534,000 square feet over the trailing 12-months. As of September 16, 2026, the Times Square retail submarket had a total inventory of 3,512,578 square feet, an overall vacancy rate of 4.9%, market asking rent of $317.00 per square foot and positive net absorption of approximately 64,300 square feet over the trailing 12-months.

The following table presents information relating to comparable office leases for the 20 West 47th Street Property:

Comparable Office Rental Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Mos)	Base Rent (PSF)
20 West 47th Street	-	1924 / 2013	International Import Corp.(2)	1,484 SF(2)	Mar-2013(2)	193.0(2)	$70.69(2)
New York, NY
1071 Avenue of the Americas	0.2 mi	1920 / NAV	Valentino, Inc.	14,000 SF	May-2026	138.0	$57.00
New York, NY
37 West 47th Street	0.3 mi	1925 / NAV	Confidential	640 SF	May-2026	48.0	$54.00
New York, NY
1270 Avenue of the Americas	0.3 mi	1931 / 2015	Covet Health	6,767 SF	Mar-2026	67.0	$69.00
New York, NY
104 West 40th Street	0.3 mi	1963 / NAV	Silhouette Optical	1,043 SF	Feb-2026	38.0	$71.00
New York, NY
589 Fifth Avenue	0.4 mi	1954 / 2013	B&W Jewels	1,114 SF	Jun-2025	65.0	$76.00
New York, NY
20 West 55th Street	0.6 mi	1987 / NAV	LeveragED Foundation	3,454 SF	Mar-2026	36.0	$60.00
New York, NY
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated July 1, 2026. Base Rent (PSF) excludes rent steps.

A-3-77

Mixed Use – Office / Retail 20 West 47th Street New York, NY 10036	Collateral Asset Summary – Loan No. 8 20 West 47th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,871,979 61.2% 1.30x 11.1%

The following table presents information relating to comparable retail leases for the 20 West 47th Street Property:

Comparable Retail Rental Summary(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Base Rent (PSF)
20 West 47th Street	-	Moses Jewelry Inc(2)	607 SF(2)	$561.35(2)
New York, NY
1166 Avenue of the Americas	0.03 mi	Confidential	3,700 SF	$442.55
New York, NY
50 West 47th Street	0.5 mi	World Star Trading	283 SF	$474.99
New York, NY
15 West 47th Street	0.5 mi	Confidential	512 SF	$418.51
New York, NY
29-31 West 47th Street	0.5 mi	Confidential	260 SF	$626.13
New York, NY
41-43 West 47th Street	0.5 mi	D & M World Creations Inc	136 SF	$838.24
New York, NY
71 West 47th Street	0.6 mi	Confidential	218 SF	$835.94
New York, NY
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated July 1, 2026. Base Rent (PSF) excludes rent steps.

The Borrower and the Borrower Sponsor. The borrower is 20 West 47 Street Associates II LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 20 West 47th Street Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Yosef Elishayev, principal of SYU Properties, LLC (“SYU Properties”). Founded in 2012, SYU Properties is a privately held, New York based real estate management and development group. The firm additionally offers investment services. SYU Properties’ holdings include residential and commercial properties within the five boroughs of New York.

Property Management. The 20 West 47th Street Property is managed by SYU Properties, a borrower-affiliated property management company.

Initial and Ongoing Reserves. At origination of the 20 West 47th Street Whole Loan, the borrower deposited approximately $455,797 into a reserve account for real estate taxes.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $2,318.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $227,899 per month).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by such policies upon the expiration thereof; provided that the borrower will not be required to make such deposits if the Reserve Waiver Conditions (as defined below) have been satisfied. At origination of the 20 West 47th Street Whole Loan, the Reserve Waiver Conditions were satisfied.

“Reserve Waiver Conditions” means (i) no Trigger Period (as defined below) has occurred and is continuing, (ii) the borrower is paying all insurance premiums directly to the respective insurance carrier(s) on or before the date the same are due, (iii) the borrower has delivered evidence to the lender that all insurance required to be maintained pursuant to the loan agreement is being maintained, and (iv) the borrower delivers to the lender evidence that such insurance premiums have been paid in full.

Lockbox / Cash Management. The 20 West 47th Street Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Restricted Account Trigger Event (as defined below), the borrower is required to establish a

A-3-78

Mixed Use – Office / Retail 20 West 47th Street New York, NY 10036	Collateral Asset Summary – Loan No. 8 20 West 47th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,871,979 61.2% 1.30x 11.1%
lender-controlled lockbox account for the 20 West 47th Street Property (the “Restricted Account”) and thereafter, the borrower is required to (i) immediately deposit (or cause the property manager to immediately deposit) all revenue derived from the 20 West 47th Street Property into the Restricted Account and (ii) instruct the property manager to immediately deposit all revenue derived from the 20 West 47th Street Property collected by the property manager and all funds otherwise payable to the borrower by the property manager into the Restricted Account. In addition, within 7 days after the first occurrence of a Restricted Account Trigger Event, the borrower is required to notify all tenants at the 20 West 47th Street Property to deposit all rents and other sums due under their leases into the Restricted Account. All funds deposited into the Restricted Account are required to be transferred on each business day to the borrower, unless a Trigger Period exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case the funds are required to be transferred each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 20 West 47th Street Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 20 West 47th Street Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 20 West 47th Street Whole Loan. Upon the expiration of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 20 West 47th Street Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

Notwithstanding anything to the contrary above, following the first occurrence of a Restricted Account Trigger Event, and, in the event that the Restricted Account Trigger Event is cured, the borrower will have a two time right to request that the Restricted Account be closed and to provide the tenants with a notice that all sums due under the leases may be paid directly to the borrower and not to the Restricted Account.

“Restricted Account Trigger Event” means a period (A) occurring on the first to commence of (i) a Trigger Period, or (ii) the date that the debt service coverage ratio falls below 1.15x and (B) expiring upon (x) with regard to clause (A)(i) above, the expiration (if applicable) of such Trigger Period, and (y) with regard to clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for one calendar quarter.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the 20 West 47th Street Whole Loan documents, or (ii) the date that the debt service coverage ratio falls below 1.10x (a “DSCR Trigger Period”) (provided, however, no DSCR Trigger Period will be deemed to exist during any period that the Collateral Cure Conditions (as defined below) are satisfied) and (B) expiring upon (x) with regard to clause (A)(i) above, the cure (if applicable) of such event of default, and (y) with regard to a DSCR Trigger Period, the date that the debt service coverage ratio is equal to or greater than 1.10x for one calendar quarter.

“Collateral Cure Conditions” are deemed to exist if and for so long as the borrower deposits cash into an account with the lender or delivers to the lender a letter of credit which, in either case, will serve as additional collateral for the 20 West 47th Street Whole Loan, in an amount equal to the Collateral Deposit Amount (as defined below) and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a DSCR Trigger Period, on each one year anniversary of the date the borrower made said deposit (or delivered said letter of credit), the borrower is required to deposit additional cash collateral in the amount of the Collateral Deposit Amount or increase the amount of the letter of credit by an amount equal to the Collateral Deposit Amount, as applicable. The collateral referenced in this definition will be returned to the borrower, provided that no event of default is ongoing, at the time the debt service coverage ratio (without taking into account the cash deposit or letter of credit) is equal to or greater than 1.25x for one calendar quarter.

“Collateral Deposit Amount” means the amount of funds that if added to the underwritten cash flow of the 20 West 47th Street Property would cause the debt service coverage ratio to be equal to or greater than 1.25x.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-79

Office – CBD 1601-1629 John F. Kennedy Boulevard Philadelphia, PA 19103	Collateral Asset Summary – Loan No. 9 One Penn Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,189,461 52.5% 1.55x 17.1%

A-3-80

Office – CBD 1601-1629 John F. Kennedy Boulevard Philadelphia, PA 19103	Collateral Asset Summary – Loan No. 9 One Penn Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,189,461 52.5% 1.55x 17.1%

A-3-81

Office – CBD 1601-1629 John F. Kennedy Boulevard Philadelphia, PA 19103	Collateral Asset Summary – Loan No. 9 One Penn Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,189,461 52.5% 1.55x 17.1%

A-3-82

Office – CBD 1601-1629 John F. Kennedy Boulevard Philadelphia, PA 19103	Collateral Asset Summary – Loan No. 9 One Penn Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,189,461 52.5% 1.55x 17.1%

Mortgage Loan Information		Property Information
Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office - CBD
Borrower Sponsor(s):	Henry Gross	Collateral:	Fee
Borrower(s):	One Penn Associates, L.P.	Location:	Philadelphia, PA
Original Balance(1):	$19,250,000	Year Built / Renovated:	1930 / 2025
Cut-off Date Balance(1):	$19,189,461	Property Management:	One Penn Management, LLC
% by Initial UPB:	2.5%	Size:	705,032 SF
Interest Rate:	7.30000%	Appraised Value / Per SF:	$104,400,000 / $148
Note Date:	August 7, 2026	Appraisal Date:	July 1, 2026
Original Term:	60 months	Occupancy:	85.1% (as of July 1, 2026)
Amortization:	Amortizing Balloon	UW Economic Occupancy:	84.5%
Original Amortization:	300 months	Underwritten NOI(5):	$9,361,476
Interest Only Period:	None	Underwritten NCF:	$7,420,470
First Payment Date:	September 11, 2026
Maturity Date:	August 11, 2031	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI(5)(6):	$9,898,794 (TTM June 30, 2026)
Additional Debt Balance(1):	$35,637,571	2025 NOI(6):	$8,953,830
Call Protection(2):	L(27),D(29),O(4)	2024 NOI:	$8,340,163
Lockbox / Cash Management:	Hard / In Place	2023 NOI:	$7,731,030
Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$78
Taxes:	$18,177	$131,397	NAP	Maturity Date Loan / SF:	$72
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	52.5%
Replacement Reserves:	$0	$11,751	NAP	Maturity Date LTV:	48.5%
TI/LC Reserve:	$0	$150,000	NAP	UW NOI DY:	17.1%
Other Reserves(4):	$1,187,334	$0	NAP	UW NCF DSCR:	1.55x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$55,000,000	89.3%	Loan Payoff	$59,402,904	96.4%
Borrower Sponsor Equity	6,614,052	10.7	Upfront Reserves	1,205,511	2.0
			Closing Costs(7)	1,005,637	1.6
Total Sources	$61,614,052	100.0%	Total Uses	$61,614,052	100.0%
(1)	The One Penn Center Mortgage Loan (as defined below) is part of the One Penn Center Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate original balance of $55,000,000. The Financial Information above is based on the One Penn Center Whole Loan.
(2)	Defeasance of the One Penn Center Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the first note to be securitized or (ii) September 11, 2030. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the Benchmark 2026-V24 securitization trust in November 2026.
(3)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(4)	Other Reserves are comprised of an Existing TI/LC Reserve with an initial deposit of $803,549 and a Rent Concession Reserve with an initial deposit of $383,785.
(5)	The decrease from Most Recent NOI to Underwritten NOI is primarily attributable to a higher underwritten real estate tax expense resulting from only one partial real estate tax payment being made during the 6/30/2026 TTM period, whereas underwritten real estate tax expense is based on estimated real estate taxes for the full 2027 calendar year.
(6)	The increase from 2025 NOI to Most Recent NOI is primarily attributable to a lower 6/30/2026 TTM real estate tax expense, resulting from the 2025 financials capturing the full real estate tax liability in that year compared to one partial real estate tax payment made during the 6/30/2026 TTM period.
(7)	Closing Costs include an interest rate buydown fee of $478,958.

The Loan. The ninth largest mortgage loan (the “One Penn Center Mortgage Loan”) is part of a whole loan (the “One Penn Center Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original balance of $55,000,000 and is secured by the borrower’s fee interest in a 705,032 square foot office property located in Philadelphia, Pennsylvania (the “One Penn Center Property”). The One Penn Center Mortgage Loan is evidenced by the non-controlling note A-2 with an original principal balance of $19,250,000. The One Penn Center Whole Loan was originated on August 7, 2026, by Wells Fargo Bank, National Association (“WFB”) and the Note A-2 in the original principal amount of $19,250,000 was subsequently acquired by AREF2. The One Penn Center Whole Loan has an initial term of five years, amortizes for the full term on a 300-month amortization schedule and accrues interest at a rate of 7.30000% per annum. The scheduled maturity date of the One Penn Center Whole Loan is August 11, 2031.

A-3-83

Office – CBD 1601-1629 John F. Kennedy Boulevard Philadelphia, PA 19103	Collateral Asset Summary – Loan No. 9 One Penn Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,189,461 52.5% 1.55x 17.1%

The relationship between the holders of the One Penn Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The One Penn Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-V24 securitization trust until the controlling Note A-1 is securitized, whereupon the One Penn Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Pooling and Servicing Agreement” and “—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$35,750,000	$35,637,571	WFB	Yes
A-2	$19,250,000	$19,189,461	Benchmark 2026-V24	No
Total	$55,000,000	$54,827,032
(1)	Expected to be contributed to one or more future securitizations.

The Property. The One Penn Center Property is a 21-story, 705,032 square foot office building, including 18,844 square feet of ground floor retail space, located above Suburban Station, one of Philadelphia’s primary commuter rail hubs, in Philadelphia’s central business district. Situated on a 0.98-acre site, the One Penn Center Property was originally constructed in 1930 and most recently renovated in 2025. The One Penn Center Property features ground floor bike storage, a recently constructed fitness center, a tenant lounge with meeting spaces, a club car lounge with a self-serve bar option and community meeting spaces. The One Penn Center Property contains approximately ten surface parking spaces along a covered “taxiway” running along the northern elevation that fronts Cuthbert Street. Since acquiring the One Penn Center Property for approximately $58.3 million in 2003, the borrower sponsor has invested approximately $26.9 million in tenant improvements, approximately $12.4 million in building improvements and approximately $11.4 million in leasing commissions, for a total cost basis of approximately $109.1 million.

As of July 1, 2026, the One Penn Center Property was 85.1% leased to 76 unique tenants, with office suites ranging in size from 519 square feet to 37,822 square feet. The ground floor retail space (approximately 2.7% of net rentable area and 3.1% of underwritten base rent) is currently 90.1% occupied by four tenants. Occupancy has averaged 85.4% and 84.9% at the One Penn Center Property over the past five and ten years, respectively. Thirty-one (31) tenants representing approximately 39.3% of the net rentable area and approximately 49.8% of underwritten base rent have been tenants at the One Penn Center Property for over 10 years. Since January 2024, the borrower sponsor has executed 46 new and renewal leases comprising 290,695 square feet, accounting for approximately 41.2% of the net rentable area and approximately 48.7% of underwritten base rent.

Major Tenants.

Philadelphia Works, Inc. (75,731 square feet; 10.7% of net rentable area; 13.7% of underwritten rent). Philadelphia Works, Inc. (“PWI”) provides job training, job placement and career guidance to unemployed people in the Philadelphia area. PWI receives funding from the United States, state / local governments, labor unions and businesses. PWI has been a tenant at the One Penn Center Property since 1995 and has two leases: (i) a lease of Suites 200 and 104 for an aggregate 38,606 square feet that expire December 31, 2030 without renewal options, and (ii) a lease of suite 1300 for 37,125 square feet that expires December 31, 2035 with one, eight-year renewal option.

PWI has the right to terminate portions of its space on a tiered structure if funding declines beyond 50% of its 2024 baseline of approximately $66.9 million. Should funding fall (i) between 40-50% of the 2024 baseline, PWI has the option to vacate either the entire second floor (37,030 square feet) or the entire thirteenth floor (37,125 square feet), but not both, and no partial floor can be vacated, (ii) between 15-39% of the 2024 baseline, PWI has the option to vacate either the entire second floor or the entire thirteenth floor, plus one half of the other floor and (iii) below 15% of the 2024 baseline, PWI has the option to surrender its entire premises and terminate its leases. Exercising any eligible termination option requires prior written notice by November 1 of the prior year, together with a termination payment ranging from $2,110,000 (for termination May 31, 2027) to $300,000 (for termination May 31, 2035). PWI’s current funding is approximately $77.1 million.

United States Government (53,297 square feet; 7.6% of net rentable area; 8.5% of underwritten rent). The United States Government, through the General Services Administration (“GSA”), has been a tenant at the One Penn Center Property since 2016 and has three leases: (i) a lease of suites 600, 520 and 540 occupied by the U.S. Securities and Exchange Commission (“SEC”) for an aggregate 44,765 square feet that expire August 31, 2035, with one, eight-year renewal option; (ii) a lease of Suite 1780 for 5,040 square feet occupied by Department of Labor’s Wage and Hour Division (“DOL-WHD”) that expires March 6, 2037, with no renewal options, but subject to the tenant’s right to terminate its lease in whole or in part at any time after March 6, 2035, upon 120 days’ prior written notice, and (iii) a lease of Suite 1580 for 3,492 square feet occupied by the International Trade Administration (“ITA”) that expires February 15, 2027 with no renewal options, but subject to the tenant’s right to terminate its lease in whole or in part, at any time upon 120 days’ prior written notice.

A-3-84

Office – CBD 1601-1629 John F. Kennedy Boulevard Philadelphia, PA 19103	Collateral Asset Summary – Loan No. 9 One Penn Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,189,461 52.5% 1.55x 17.1%

SEC regulates the United States’ securities markets and enforces federal securities laws. ITA is a bureau of the U.S. Department of Commerce that promotes U.S. exports and administers trade law. DOL-WHD enforces federal wage, overtime and labor standards. GSA serves as the contracting agency for all three leases, and the rent obligations of those leases are backed by the United States Government.

City of Philadelphia (50,000 square feet; 7.1% of net rentable area; 6.8% of underwritten rent). The City of Philadelphia, through the Philadelphia Municipal Authority (“PMA”), has two leases and one sublease at the One Penn Center Property: (i) a lease of Suite 1400 occupied by PMA for 23,978 square feet that expires February 12, 2041 with one, five-year renewal option, (ii) a lease of Suite 1050 occupied by the Philadelphia Department of Humar Services for 13,522 square feet that expires September 30, 2038 with one, five-year renewal option, and (iii) a sublease from Magee Rehabilitation occupied by PMA of a portion of Suite 1800 for 12,500 square feet that expires February 28, 2030.

PMA has executed a direct lease for this space, scheduled to begin March 1, 2030, and expire in February 2042. The City of Philadelphia will continue to occupy the 12,500 square foot space as a subtenant throughout the length of PMA’s new lease. There are no termination options in connection with any of the leases whose premises the City of Philadelphia subleases.

The following table presents certain information relating to the major tenants at the One Penn Center Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)	Net Rentable Area (SF)	% of Net Rentable Area	Annual U/W Rent	Annual U/W Rent Per SF	% of UW Rent	Lease Expiration	Term. Option (Y/N)	Renewal Option
Philadelphia Works, Inc.	NR/NR/NR	75,731	10.7%	$2,272,804	$30.01	13.7%	Various(2)	Y(3)	Various(4)
United States Government	Aa1/AA+/AA+	53,297	7.6%	$1,418,450	$26.61	8.5%	Various(5)	Y(6)	Various(7)
City of Philadelphia	A1/A+/A+	50,000	7.1%	$1,125,323	$22.51	6.8%	Various(8)	N	Various(9)
Olin Partnership Ltd	NR/NR/NR	24,629	3.5%	$754,219	$30.62	4.5%	Various(10)	Y(11)	Various(12)
Bond Station House, LLC	NR/NR/NR	21,763	3.1%	$688,832	$31.65	4.2%	12/31/2033	Y(13)	1 x 5 yr
Largest Tenants		225,420	32.0%	$6,259,628	$27.77	37.7%
Remaining Occupied		374,656	53.1%	$10,332,335	$27.58	62.3%
Total Occupied		600,076	85.1%	$16,591,963	$27.65	100.0%
Vacant		104,956	14.9%
Total		705,032	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2026, inclusive of (i) contractual rent steps totaling approximately $218,951 through August 2027 and (ii) straight-line rent of approximately $68,711 for three investment grade tenants: City of Philadelphia ($43,245), SEC ($17,906) and DOL-WHD ($7,560).
(2)	PWI has 38,606 square feet expiring in December 2030 and 37,125 square feet expiring in December 2035.
(3)	PWI has the right to terminate portions of its leases based on a tiered structure if funding declines below baselines specified in its leases.
(4)	PWI has no remaining renewal options in connection with 38,606 square feet and one, eight-year renewal option in connection with 37,125 square feet.
(5)	The United States Government has 44,765 square feet expiring in August 2035, 5,040 square feet expiring in March 2037 and 3,492 square feet expiring in February 2027.
(6)	The United States Government has the right to terminate two of its three leases, in whole or in part, upon 120 days’ prior written notice, (i) at any time after March 6, 2035, for 5,040 square feet and (ii) at any time for 3,492 square feet.
(7)	The United States Government has one, eight-year renewal option in connection with 44,765 square feet and no remaining renewal options in connection with 8,532 square feet.
(8)	The City of Philadelphia has 23,978 square feet expiring in February 2041 and 13,522 square feet expiring in September 2038.
(9)	The City of Philadelphia has one, five-year renewal option remaining in connection with the 37,500 square feet it leases from the Philadelphia Municipal Authority and City of Philadelphia – DHS. Magee Rehabilitation has two, five-year renewal options remaining in connection with its premises, including for the remaining 12,500 square feet the City of Philadelphia subleases from Magee Rehabilitation.
(10)	Olin Partnership Ltd has 24,390 square feet expiring in June 2033 and 239 square feet leased on a month-to month basis.
(11)	Olin Partnership Ltd has the one-time right to terminate its lease on May 31, 2032, upon 12 months’ prior written notice, subject to a termination fee of approximately $472,562 plus certain reimbursements.
(12)	Olin Partnership Ltd has two renewal options: the first for five or ten years, at the tenant's election, and the second for five years.
(13)	Bond Station House, LLC has the one-time right to terminate its lease on October 31, 2027, upon 12 months’ prior written notice, subject to a termination fee equal to the borrower’s unamortized transaction costs.

A-3-85

Office – CBD 1601-1629 John F. Kennedy Boulevard Philadelphia, PA 19103	Collateral Asset Summary – Loan No. 9 One Penn Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,189,461 52.5% 1.55x 17.1%

The following table presents certain information relating to the lease rollover schedule at the One Penn Center Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned NRA	% of Owned NRA	Cumulative % of Owned NRA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	8,920	1.3%	1.3%	$210,773	1.3%	$23.63	13
2027	35,677	5.1%	6.3%	$1,004,771	6.1%	$28.16	14
2028	34,425	4.9%	11.2%	$987,290	6.0%	$28.68	4
2029	120,965	17.2%	28.4%	$3,512,697	21.2%	$29.04	24
2030	81,680	11.6%	40.0%	$2,353,649	14.2%	$28.82	9
2031	17,817	2.5%	42.5%	$505,002	3.0%	$28.34	9
2032	29,173	4.1%	46.6%	$833,202	5.0%	$28.56	5
2033	63,189	9.0%	55.6%	$2,023,714	12.2%	$32.03	6
2034	15,757	2.2%	57.8%	$439,565	2.6%	$27.90	5
2035	107,675	15.3%	73.1%	$3,093,923	18.6%	$28.73	5
2036 & Beyond	84,798	12.0%	85.1%	$1,627,377	9.8%	$19.19	9
Vacant	104,956	14.9%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(3)	705,032	100.0%		$16,591,963	100.0%	$27.65	103
(1)	Based on the underwritten rent roll dated July 1, 2026, inclusive of (i) contractual rent steps totaling approximately $218,951 through August 2027 and (ii) straight-line rent of approximately $68,711 for three investment grade tenants: City of Philadelphia ($43,245), SEC ($17,906) and DOL-WHD ($7,560).
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Wtd. Avg. U/W Base Rent $ per SF excludes vacant space.

A-3-86

Office – CBD 1601-1629 John F. Kennedy Boulevard Philadelphia, PA 19103	Collateral Asset Summary – Loan No. 9 One Penn Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,189,461 52.5% 1.55x 17.1%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the One Penn Center Property:

Cash Flow Analysis
	2023	2024	2025	6/30/2026 TTM	U/W	U/W Per SF
Base Rent	$14,837,278	$15,765,661	$16,389,536	$16,637,507	$16,523,252	$23.44
Vacant Income	$0	$0	$0	$0	$3,045,022	$4.32
Straight-Line Rent	$0	$0	$0	$0	$68,711	$0.10
Gross Potential Rent(1)	$14,837,278	$15,765,661	$16,389,536	$16,637,507	$19,636,985	$27.85
(Vacancy / Credit Loss)	$0	$0	$0	$0	($3,045,022)	($4.32)
(Rent Abatements)	($439,387)	($668,687)	($490,213)	($393,011)	$0	$0.00
Net Rental Income	$14,397,891	$15,096,974	$15,899,323	$16,244,496	$16,591,963	$23.53
Reimbursements	$1,329,857	$1,311,029	$947,853	$1,169,229	$1,045,238	$1.48
Other Income(2)	$687,454	$502,995	$442,370	$528,237	$424,791	$0.60
Effective Gross Income	$16,415,202	$16,910,998	$17,289,546	$17,941,962	$18,061,992	$25.62

Real Estate Taxes(3)	$2,016,633	$1,560,485	$1,690,091	$1,016,441	$1,547,814	$2.20
Insurance	$257,075	$257,197	$189,310	$180,470	$178,455	$0.25
Other Expenses(4)	$6,410,464	$6,753,153	$6,456,315	$6,846,257	$6,974,246	$9.89
Total Expenses	$8,684,172	$8,570,835	$8,335,716	$8,043,168	$8,700,515	$12.34

Net Operating Income	$7,731,030	$8,340,163	$8,953,830	$9,898,794	$9,361,476	$13.28
Replacement Reserves	$0	$0	$0	$0	$141,006	$0.20
Normalized TI/LC	$0	$0	$0	$0	$1,800,000	$2.55
Net Cash Flow	$7,731,030	$8,340,163	$8,953,830	$9,898,794	$7,420,470	$10.53

Occupancy (%)(5)	83.0%	85.3%	85.8%	85.1%	84.5%
NCF DSCR	1.61x	1.74x	1.87x	2.07x	1.55x
NOI Debt Yield	14.1%	15.2%	16.3%	18.0%	17.1%
(1)	U/W Gross Potential Rent is based on the underwritten rent roll dated July 1, 2026, inclusive of (i) contractual rent steps totaling approximately $218,951 through August 2027 and (ii) straight-line rent of approximately $68,711 for three investment grade tenants: City of Philadelphia ($43,245), SEC ($17,906) and DOL-WHD ($7,560).
(2)	Other Income includes antenna income, storage income and other miscellaneous items.
(3)	The decrease from 2025 Real Estate Taxes to 6/30/2026 TTM Real Estate Taxes and the increase from 6/30/2026 TTM Real Estate Taxes to U/W Real Estate Taxes are primarily attributable to only one real estate tax payment being made during the 6/30/2026 TTM period, which did not reflect a full year’s real estate tax liability. 2025 and U/W Real Estate Taxes represent the actual 2025 real estate tax liability and real estate tax estimates for the full 2027 calendar year, respectively.
(4)	Other Expenses includes janitorial, general & administrative, repairs & maintenance and other miscellaneous expenses.
(5)	Historical occupancy figures represent the average physical occupancy in each respective year except for 6/30/2026 TTM which is based on the underwritten rent roll dated July 1, 2026. UW Occupancy % represents underwritten economic occupancy.

Appraisal. The One Penn Center Property had an “as-is” appraised value of $104,400,000 as of July 1, 2026.

One Penn Center Appraised Value(1)
Property	Value	Capitalization Rate
One Penn Center	$104,400,000	9.00%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated July 9, 2026, there was no evidence of any recognized environmental conditions at the One Penn Center Property.

The Market. The One Penn Center Property is located in the central business district of Philadelphia, Pennsylvania along JFK Boulevard. The One Penn Center Property is located directly above Suburban Station, a major underground commuter rail hub providing regional access to the greater Philadelphia metropolitan area via Southeastern Pennsylvania Transportation Authority (“SEPTA”) Regional Rail with additional service to New Jersey via select NJ Transit lines. Jefferson Station (formerly known as Market East Station), another SEPTA Regional Rail station and one of Center City Philadelphia’s three rail hubs, is located less than one mile from the One Penn Center Property. Amtrak operates from nearby 30th Street Station, offering direct access to New York City, Washington D.C. and Boston. Additionally, the One Penn Center Property is within walking distance of major attractions such as the Liberty Bell, Independence Hall,

A-3-87

Office – CBD 1601-1629 John F. Kennedy Boulevard Philadelphia, PA 19103	Collateral Asset Summary – Loan No. 9 One Penn Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,189,461 52.5% 1.55x 17.1%

Reading Terminal Market, City Hall, the Benjamin Franklin Parkway Museums and Rittenhouse Square. The One Penn Center Property is located within the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD Metropolitan Statistical Area, which according to the appraisal, is one of the United States’ leading regions for academia and academic research, with a considerable number of highly ranked universities such as the University of Pennsylvania.

According to the appraisal, the 2025 population within a 0.25-, 0.5- and one-mile radius of the One Penn Center Property was 5,236, 31,067 and 100,341, respectively. The 2025 average household income within the same radii was $145,745, $142,306 and $143,926, respectively.

According to the appraisal, the One Penn Center Property is located in the Market West office submarket within the Philadelphia CBD office market. As of the second quarter of 2026, the Market West office submarket had an existing supply of 28,232,728 square feet with an occupancy of 81.3% and an average rent of $33.96 per square foot.

The following table presents certain information relating to the appraisal’s conclusion of office and retail market rents within the Market West office and retail submarkets:

Conclusion of Market Rents(1)
Market Leasing Assumptions	Net Rentable Area (SF)	Market Rent/SF ($/SF)	Wtd. Avg. In-Place Rent	Reimbursements	Escalations	Avg. Lease Term (Years)	Tenant Improvements (New / Renewal)	Leasing Commissions (New / Renewal)
Office	421,526	$29.00	$28.39	Base Year	2.5% per annum	5.0	$35.00 / $5.00	6.0% / 3.0%
Large Office	241,148	$29.00	$27.61	Base Year	2.5% per annum	10.0	$70.00 / $20.00	6.0% / 3.0%
Retail	18,844	$40.00	$29.88	NNN	2.5% per annum	10.0	$50.00 / $5.00	6.0% / 3.0%
Storage / Other	7,083	$0.00	$8.05	NAP	2.5% per annum	5.0	$0.00 / $0.00	NAP / NAP
Amenity / Management	16,431	$0.00	$0.00	NAP	NAP	15.0	$0.00 / $0.00	NAP / NAP
(1)	Source: Appraisal.

The following table presents certain information relating to comparable office leases for the One Penn Center Property:

Comparable Office Rental Summary(1)
Property Name / Address	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
One Penn Center	Philadelphia Works, Inc. (Suite 200)	37,030(2)	Jan-21(2)	10.0(2)	$30.01(2)
1601-1629 John F. Kennedy Boulevard
Duane Morris Plaza	Starr Indemnity & Liability Company	31,609	Sep-26	11.3	$34.50
30 South 17th Street
Three Parkway	Archdiocese of Philadelphia	79,794	Apr-26	12.0	$29.50
1601 Cherry Street
2000 Market Street	Offit Kurman	17,228	Jul-25	5.5	$33.50
2000 Market Street
Eight Penn Center	Levcorp dba Home Instead	3,140	Jan-25	5.4	$26.00
1628 John F. Kennedy Boulevard
1700 Market Street	TIAA CREF	17,202	Jun-25	10	$33.00
1700 Market Street
1818 Market Street	Pietragallo Gordon	12,909	Jan-26	3.2	$35.50
1818 Market Street
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 1, 2026, including rent steps through August 2027.

A-3-88

Office – CBD 1601-1629 John F. Kennedy Boulevard Philadelphia, PA 19103	Collateral Asset Summary – Loan No. 9 One Penn Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,189,461 52.5% 1.55x 17.1%

The Borrower and the Borrower Sponsors. The borrower is One Penn Associates, L.P., a Delaware limited partnership and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Penn Center Whole Loan.

The borrower sponsor is Henry Gross, and the non-recourse carveout guarantor is H. Gross Family, LP. Henry Gross is the Chairman of The Realex Capital Corporation. The Realex Capital Corporation is a privately held real estate firm headquartered in New York City with assets spread along the eastern United States. The Realex Capital Corporation focuses on the acquisition and active management of single- and multi-tenant commercial properties with valued or opportunistic repositioning potential, targeting assets with in-place income, strategic locations, discounts to replacement cost, and strong curb appeal.

The One Penn Center Whole Loan documents provide that the H. Gross Family, LP have recourse liability for $5,000,000 (approximately 9.1% of the original principal balance of the One Penn Center Whole Loan on a last-dollar basis).

Property Management. The One Penn Center Property is managed by One Penn Management, LLC, a borrower-affiliated property management company.

Initial and Ongoing Reserves. At origination of the One Penn Center Whole Loan, the borrower deposited (i) $18,177 into a real estate tax reserve, (ii) $803,549 into a leasing reserve for existing tenant improvements and leasing commissions, and (iii) $383,785 into a rent concession reserve.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $11,751 for replacements to the One Penn Center Property.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit $150,000 into a leasing reserve for future tenant improvements and leasing commissions.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $131,397).

Insurance Reserve - On each payment date, the borrower is required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period for policies required to be maintained by the borrower under the One Penn Center Whole Loan documents, unless the borrower maintains a blanket insurance policy in accordance with the One Penn Center Whole Loan documents. An acceptable blanket insurance policy was in place at origination.

Lockbox / Cash Management. The One Penn Center Whole Loan is structured with a hard lockbox and in-place cash management. The borrower was required to establish a lender-controlled lockbox account on the origination date. The borrower is required to (or cause the property manager to) cause all revenue derived from the One Penn Center Property to be directly deposited into the lockbox account. If the borrower or property manager receives any revenue derived from the One Penn Center Property, they are required to deposit such revenue into the lockbox account within one business day of receipt. All funds in the lockbox account will be swept into a cash management account under the control of the lender to be applied and disbursed on each payment date in accordance with the One Penn Center Whole Loan documents.

All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the One Penn Center Whole Loan documents are required to (i) if a Cash Trap Event Period (as defined below) has occurred and is continuing, be deposited into an excess cash flow reserve account as additional collateral for the One Penn Center Whole Loan; or (ii) if no Cash Trap Event Period has occurred and is continuing and no event of default has occurred and is continuing, be disbursed to the borrower, subject to the conditions in the One Penn Center Whole Loan documents.

“Cash Trap Event Period” means a period (A) commencing upon the earliest occurrence of (i) an event of default and (ii) the debt service coverage ratio falling below 1.40x as of the end of any calendar quarter and (B) expiring upon, provided no other Cash Trap Event Period has occurred and is continuing, with regard to any Cash Trap Event Period commenced in connection with (y) clause (i) above, the cure (if applicable) of such event of default and (z) clause (ii) above, the date the debt service coverage ratio (tested quarterly) has been at least 1.45x for two consecutive quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

A-3-89

Office – CBD 1601-1629 John F. Kennedy Boulevard Philadelphia, PA 19103	Collateral Asset Summary – Loan No. 9 One Penn Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,189,461 52.5% 1.55x 17.1%

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-90

Hospitality – Full Service 238 NJ State Route 17 Hasbrouck Heights, NJ 07604	Collateral Asset Summary – Loan No.10 Holiday Inn Hasbrouck Heights	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,000,000 55.1% 1.49 x 14.6%

A-3-91

Hospitality – Full Service 238 NJ State Route 17 Hasbrouck Heights, NJ 07604	Collateral Asset Summary – Loan No.10 Holiday Inn Hasbrouck Heights	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,000,000 55.1% 1.49 x 14.6%

A-3-92

Hospitality – Full Service 238 NJ State Route 17 Hasbrouck Heights, NJ 07604	Collateral Asset Summary – Loan No.10 Holiday Inn Hasbrouck Heights	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,000,000 55.1% 1.49 x 14.6%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Hospitality - Full Service
Borrower Sponsor(s):	Emmet Austin and Michael Sullivan	Collateral:	Fee
Borrower(s):	Suncroft HIHH, LLC	Location:	Hasbrouck Heights, NJ
Original Balance:	$19,000,000	Year Built / Renovated:	1967, 1987 / 2024
Cut-off Date Balance:	$19,000,000	Property Management:	Concord Hospitality Enterprises Company, LLC
% by Initial UPB:	2.5%	Size:	248 Rooms
Interest Rate:	8.32000%	Appraised Value / Per Room:	$34,500,000 / $139,113
Note Date:	October 16, 2026	Appraisal Date:	August 6, 2026
Original Term:	60 months	Occupancy:	69.6% (as of September 30, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	69.6%
Original Amortization:	NAP	Underwritten NOI:	$2,780,466
Interest Only Period:	60 months	Underwritten NCF:	$2,396,026
First Payment Date:	December 6, 2026
Maturity Date:	November 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,817,711 (TTM September 30, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$2,150,788
Call Protection:	L(24),D(29),O(7)	2024 NOI:	$2,433,713
Lockbox / Cash Management:	Hard / Springing	2023 NOI:	$2,434,820

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Room:	$76,613
Taxes:	$28,133	$28,133	NAP	Maturity Date Loan / Room:	$76,613
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	55.1%
FF&E Reserve:	$0	$31,727	NAP	Maturity Date LTV:	55.1%
Deferred Maintenance Reserve:	$1,650	$0	NAP	UW NOI DY:	14.6%
Debt Service Reserve:	$191,593	$0	NAP	UW NCF DSCR:	1.49x
Other(2):	$1,047,525	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,000,000	98.6%	Loan Payoff	$16,594,452	86.1%
Borrower Sponsor Equity	273,337	1.4	Closing Costs	1,409,984	7.3
			Upfront Reserves	1,268,902	6.6

Total Sources	$19,273,337	100.0%	Total Uses	$19,273,337	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	Initial Other Reserves are comprised of a control tax payment reserve of $547,525 and a holdback reserve of $500,000.

The Loan. The tenth largest mortgage loan (the “Holiday Inn Hasbrouck Heights Mortgage Loan”) is secured by the borrower’s fee interest in a 248-room, full service hotel located in Hasbrouck Heights, New Jersey (the “Holiday Inn Hasbrouck Heights Property”). The Holiday Inn Hasbrouck Heights Mortgage Loan was originated on October 16, 2026 by CREFI. The Holiday Inn Hasbrouck Heights Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $19,000,000. The Holiday Inn Hasbrouck Heights Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 8.32000% per annum on an Actual/360 basis. The scheduled maturity date of the Holiday Inn Hasbrouck Heights Mortgage Loan is November 6, 2031.

The Property. The Holiday Inn Hasbrouck Heights Property is a five-story, 248-room, full-service hotel located in Hasbrouck Heights, New Jersey. The Holiday Inn Hasbrouck Heights Property was originally developed in 1967, expanded in 1987, and is situated on a 3.98-acre site with 255 surface parking spaces. The Holiday Inn Hasbrouck Heights Property was most recently renovated in 2024, including completion of an approximately $7.0 million property improvement plan that included renovations to guestrooms, bathrooms, corridors,

A-3-93

Hospitality – Full Service 238 NJ State Route 17 Hasbrouck Heights, NJ 07604	Collateral Asset Summary – Loan No.10 Holiday Inn Hasbrouck Heights	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,000,000 55.1% 1.49 x 14.6%

the lobby, meeting space, restaurant, and other public and back-of-house areas, as well as furniture, fixtures and equipment (“FF&E”) replacements and various building system improvements.

The Holiday Inn Hasbrouck Heights Property contains 85 double/double guestrooms, 77 king guestrooms, 43 queen/queen guestrooms, 35 queen guestrooms and eight king suites. The Holiday Inn Hasbrouck Heights Property features 4,871 square feet of meeting and event space, including the Atrium Ballroom and Junior Ballroom, as well as the Hangar Restaurant and Bar. Additional amenities include an outdoor pool, fitness center, outdoor patio, market pantry, lobby workstation, guest laundry facility and complimentary parking. The Holiday Inn Hasbrouck Heights Property is flagged as a Holiday Inn pursuant to a franchise agreement extending through December 19, 2039.

Primary demand generators for the Holiday Inn Hasbrouck Heights Property include the Meadowlands Sports Complex, American Dream, MetLife Stadium, Teterboro Airport, Hackensack University Medical Center and the numerous commercial, industrial and office tenants located throughout Bergen County. The Holiday Inn Hasbrouck Heights Property also benefits from its proximity to Manhattan, which supports both business and leisure-oriented lodging demand.

The following table presents certain information relating to the estimated demand analysis as of the trailing twelve months ending September 2026 with respect to the Holiday Inn Hasbrouck Heights Property based on market segmentation, as provided by a third-party market research report:

Demand Segmentation(1)
Property	Rooms	Transient	Group
Holiday Inn Hasbrouck Heights	248	60.8%	39.2%
(1)	Source: Third-party hospitality research report.

The following table presents certain information relating to the current and historical Occupancy, ADR and RevPAR at the Holiday Inn Hasbrouck Heights Property and its competitors:

Occupancy, ADR, RevPAR(1)
	Holiday Inn Hasbrouck Heights (2)			Competitive Set(3)			Penetration Factor(4)
Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	73.1%	$125.77	$91.97	74.2%	$144.07	$106.91	98.5%	87.3%	86.0%
2024	69.2%	$132.12	$91.38	68.7%	$151.17	$103.93	100.6%	87.4%	87.9%
2025	67.1%	$127.38	$85.45	72.0%	$154.92	$111.50	93.2%	82.2%	76.6%
TTM 9/30/2026	69.6%	$137.35	$95.61	72.9%	$162.32	$118.31	95.5%	84.6%	80.8%
(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Holiday Inn Hasbrouck Heights Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Holiday Inn Hasbrouck Heights Property are based on the underwritten cash flow.
(3)	Occupancy, ADR and RevPAR for the competitive set are based on data provided by a third-party hospitality research report. The competitive set consists of: Holiday Inn Hasbrouck Heights-Meadowlands, Home2 Suites by Hilton Hasbrouck Heights, Courtyard Lyndhurst Meadowlands, Fairfield Inn East Rutherford Meadowlands, Crowne Plaza Saddle Brook, Hilton Hasbrouck Heights/Meadowlands and Hampton by Hilton Inn Carlstadt-At The Meadowlands.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

A-3-94

Hospitality – Full Service 238 NJ State Route 17 Hasbrouck Heights, NJ 07604	Collateral Asset Summary – Loan No.10 Holiday Inn Hasbrouck Heights	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,000,000 55.1% 1.49 x 14.6%

The following table presents certain information relating to the operating history and Underwritten Net Cash Flow of the Holiday Inn Hasbrouck Heights Property:

Cash Flow Analysis
	2023	2024	2025	TTM 9/30/2026	UW	UW Per Room(1)
Occupancy (%)	73.1%	69.2%	67.1%	69.6%	69.6%
ADR	$125.77	$132.12	$127.38	$137.35	$137.35
RevPar	$91.97	$91.38	$85.45	$95.61	$95.61

Rooms Revenue	$8,324,685	$8,294,113	$7,735,210	$8,654,397	$8,654,397	$34,897
Food & Beverage Revenue	1,022,184	961,009	915,047	845,749	845,749	$3,410
Other Revenue(2)	87,374	92,808	96,090	110,844	110,844	$447
Total Revenue	$9,434,243	$9,347,930	$8,746,346	$9,610,990	$9,610,990	$38,754

Rooms Expense	$2,038,382	$1,957,412	$1,879,734	$1,864,812	$1,864,812	$7,519
Food & Beverage Expense	996,449	1,095,655	1,149,512	1,149,463	1,149,463	$4,635
Other Departmental Expenses(3)	62,684	49,898	45,961	43,295	43,295	$175
Departmental Expenses	$3,097,515	$3,102,965	$3,075,207	$3,057,570	$3,057,570	$12,329

Departmental Profit	$6,336,728	$6,244,964	$5,671,139	$6,553,420	$6,553,420	$26,425

Marketing & Franchise Fee	$1,400,907	$1,360,943	$1,326,910	$1,399,963	$1,399,963	$5,645
Administrative & General	695,048	653,610	538,699	548,917	548,917	$2,213
Operations & Maintenance	387,237	393,606	340,286	329,514	329,514	$1,329
Management Fee	283,027	280,438	262,390	288,330	288,330	$1,163
Heat, Power & Light	378,040	400,430	350,083	435,304	435,304	$1,755
Info & Telecommunication	215,903	258,169	199,286	216,031	216,031	$871
Total Undistributed Expenses	$3,360,163	$3,347,195	$3,017,656	$3,218,059	$3,218,059	$12,976

Real Estate Taxes	$434,815	$319,875	$334,975	$328,887	$329,582	$1,329
Property Insurance	105,653	130,520	160,065	178,902	215,453	$869
Equipment Leases	1,278	13,661	7,655	9,861	9,861	$40
Net Operating Income	$2,434,820	$2,433,713	$2,150,788	$2,817,711	$2,780,466	$11,212

FF&E	$377,370	$373,917	$349,854	$384,440	$384,440	$1,550
Net Cash Flow	$2,057,450	$2,059,796	$1,800,934	$2,433,272	$2,396,026	$9,661

NCF DSCR	1.28x	1.29x	1.12x	1.52x	1.49x
NOI Debt Yield	12.8%	12.8%	11.3%	14.8%	14.6%
(1)	Per Room values are based on 248 rooms.
(2)	Other Revenue consists of collections from market pantry sales, parking revenue, guest laundry sales, cancellation fees, smoking fees, and other minor items.
(3)	Other Departmental Expenses consist of expenses associated with the hotel’s various other and minor operated departments.

A-3-95

Hospitality – Full Service 238 NJ State Route 17 Hasbrouck Heights, NJ 07604	Collateral Asset Summary – Loan No.10 Holiday Inn Hasbrouck Heights	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,000,000 55.1% 1.49 x 14.6%

Appraisal. According to the appraisal, the Holiday Inn Hasbrouck Heights Property had an “as-is” appraised value of $34,500,000 as of August 6, 2026. The table below shows the appraisal’s “as-is” conclusions:

Holiday Inn Hasbrouck Heights Appraised Value(1)
Property	Appraised Value	Capitalization Rate
Holiday Inn Hasbrouck Heights	$34,500,000	6.60%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated August 12, 2026, there were no recognized environmental conditions at the Holiday Inn Hasbrouck Heights Property.

The Market. The Holiday Inn Hasbrouck Heights Property is located at 283 NJ State Route 17 in Hasbrouck Heights, New Jersey within Bergen County, approximately 10 miles northwest of Manhattan. The Holiday Inn Hasbrouck Heights Property benefits from regional accessibility via Route 17 and U.S. Highway Route 46. Airport access is provided by Newark Liberty International Airport, which is located approximately eight miles southeast of the Holiday Inn Hasbrouck Heights Property. Major demand drivers include Teterboro Airport, American Dream, MetLife Stadium, the Meadowlands Sports Complex, and the numerous healthcare, corporate, industrial and logistics employers located throughout Bergen County and the surrounding Meadowlands region. Major employers in Bergen County include the Hackensack University Medical Center, Quest Diagnostics, KPMG, and Unilever Best Foods. The Holiday Inn Hasbrouck Heights Property also benefits from its proximity to New York City, which supports both business and leisure lodging demand.

The following table presents certain information relating to the primary competitive properties with respect to the Holiday Inn Hasbrouck Heights Property:

Competitive Property Summary(1)
Property	Number of Rooms	Year Opened	Estimated 2025 Occupancy	Estimated 2025 ADR	Estimated 2025 RevPAR
Holiday Inn Hasbrouck Heights	248(2)	1967	67.1%(2)	$127.38(2)	$85.45(2)
Hilton Hasbrouck Heights	355	1974	70-75%	$150-$160	$110-$115
Crowne Plaza Saddle Brook	148	1971	65-70%	$125-$130	$80-$85
Total Avg. Competitive Set			69.2%	$141.39	$97.83
(1)	Source: Appraisal unless otherwise indicated. Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Holiday Inn Hasbrouck Heights Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Based on the underwritten cash flow.

The Borrower and the Borrower Sponsors. The borrower is Suncroft HIHH, LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Holiday Inn Hasbrouck Heights Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Emmet Austin and Michael Sullivan of Suncroft Capital. Founded in 1984, Suncroft Capital is a New York-based real estate investment, development and asset management firm with a focus on hospitality investments. Suncroft Capital and its principals have a portfolio of 44 hotels in the United States and 33 internationally under 15 hotel brands.

Property Management. The Holiday Inn Hasbrouck Heights Property is managed by Concord Hospitality Enterprises Company, LLC, an independent third party property management company.

Initial and Ongoing Reserves. At origination of the Holiday Inn Hasbrouck Heights Mortgage Loan, the borrower deposited (i) $500,000 into a debt yield holdback reserve, (ii) $547,525 into a control tax payment reserve, (iii) approximately $28,133 into a real estate tax reserve, (iv) approximately $191,593 into a reserve for the first month’s interest payment and (v) $1,650 into a deferred maintenance reserve. The debt yield holdback reserve is required to be released to the borrower (or if a Trigger Period (as defined below) then exists, to the cash management account), but no more often than once in any three month period, to the extent that no event of default exists and the underwritten net cash flow debt yield, calculated as provided in the loan documents, equals or exceeds 13.00%; provided that if

A-3-96

Hospitality – Full Service 238 NJ State Route 17 Hasbrouck Heights, NJ 07604	Collateral Asset Summary – Loan No.10 Holiday Inn Hasbrouck Heights	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,000,000 55.1% 1.49 x 14.6%

such conditions are not satisfied by the twelfth monthly payment date, the lender will have the right, in its sole discretion, to thereafter hold the funds in such reserve as additional collateral and the borrower will have no further right to obtain a release of such funds.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that are required to be paid by the borrower or that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $28,133).

Insurance Reserve – At the lender’s option, if the liability or casualty policy maintained by the borrower is not an approved blanket or umbrella policy, or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies. At origination of the Holiday Inn Hasbrouck Heights Mortgage Loan, an acceptable blanket policy was in place.

FF&E Reserve – The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to the greater of (i) the FF&E Payment (as defined below) and (ii) the amount of the deposit, if any, then required by the franchisor on account of FF&E under the franchise agreement. “FF&E Payment” means an amount equal to 1/12 of 4.0% of the greater of (x) the gross revenues for the hotel related operations at the Holiday Inn Hasbrouck Heights Property for the immediately preceding calendar year , as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel related operations at the Holiday Inn Hasbrouck Heights Property for the calendar year in which the applicable monthly payment date occurs, as set forth in the annual budget (which is required to be approved by the lender during a Trigger Period). The initial monthly payment into the FF&E Reserve was determined to be approximately $31,727.

Lockbox / Cash Management. The Holiday Inn Hasbrouck Heights Mortgage Loan is structured with a hard lockbox and springing cash management. On the origination date, the borrower was required to establish and maintain a lender-controlled lockbox account into which the borrower is required to deposit, or cause the property manager to deposit, within two business days after receipt, all revenue generated by the Holiday Inn Hasbrouck Heights Property. On or prior to the origination date, the borrower was required to deliver direction letters to (i) all tenants occupying space at the Holiday Inn Hasbrouck Heights Property directing them to pay all rent and other sums due under the lease to which they are a party into the lender-controlled lockbox account and (ii) each of the credit card companies or credit card clearing banks with which the borrower or property manager has entered into a merchant’s or other credit card agreement directing them to pay all payments which would otherwise be paid to the borrower or property manager under the applicable credit card processing agreement into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists, in which case, at the lender’s election, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Holiday Inn Hasbrouck Heights Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Holiday Inn Hasbrouck Heights Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Holiday Inn Hasbrouck Heights Mortgage Loan; provided that, so long as no event of default is continuing, the lender is required to make such funds available to the borrower to pay operating expenses to the extent that other funds reserved for such purpose are insufficient. Upon the cure of all Trigger Periods, so long as no event of default exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Holiday Inn Hasbrouck Heights Mortgage Loan documents, the lender may apply funds to the Holiday Inn Hasbrouck Heights Mortgage Loan in such priority as it may determine.

“Trigger Period” means the period commencing on the earliest of (i) the occurrence and continuance of an event of default, (ii) at any time on or after October 16, 2027, the debt service coverage ratio falling below 1.30x; provided that a Trigger Period will not be deemed to exist pursuant to this clause (ii) to the extent that the Collateral Cure Conditions (as defined below) are satisfied, (iii) the occurrence of a Franchise Agreement Trigger Event (as defined below) and (iv) any bankruptcy, insolvency, receivership or similar proceedings by or against the property manager; and expiring upon (w) with respect to clause (i) above, the cure (if applicable) of the event of default, (x) with respect to clause (ii) above, the debt service coverage ratio remaining equal to or greater than 1.30x for two consecutive calendar quarters, (y) with respect to clause (iii) above, the Franchise Agreement Trigger Event ceasing to exist, and (z) with respect to clause (iv) above, the borrower’s replacement of the applicable property manager with a property manager that is a Qualified Manager (as defined below) and a management agreement with such Qualified Manager that is approved by the lender (which approval may be conditioned upon the lender’s receipt of a rating agency confirmation).

“Qualified Manager” means (i) Hotel Equities Group, LLC, a Georgia limited liability company, which was pre-approved by the lender as of the origination date (provided that such pre-approval will be deemed automatically revoked upon written notice from the lender to the borrower that a rating agency has objected to Hotel Equities Group, LLC serving as manager of the Holiday Inn Hasbrouck Heights Property), or (ii) any other entity approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of a rating agency confirmation).

A-3-97

Hospitality – Full Service 238 NJ State Route 17 Hasbrouck Heights, NJ 07604	Collateral Asset Summary – Loan No.10 Holiday Inn Hasbrouck Heights	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,000,000 55.1% 1.49 x 14.6%

“Collateral Cure Conditions” are deemed to exist if and for so long as the borrower deposits cash into an account with the lender or delivers to the lender a letter of credit which, in either case, will serve as additional collateral for the Holiday Inn Hasbrouck Heights Mortgage Loan, in an amount equal to the Collateral Deposit Amount (as defined below) and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period pursuant to clause (ii) of the definition of Trigger Period, on each one year anniversary of the date the borrower made said deposit (or delivered said letter of credit), the borrower is required to deposit additional cash collateral in the amount of the Collateral Deposit Amount or increase the amount of the letter of credit by an amount equal to the Collateral Deposit Amount, as applicable. The collateral referenced in this definition will be returned to the borrower, provided that no event of default is ongoing, at the time the debt service coverage ratio (without taking into account the cash deposit or letter of credit) is equal to or greater than 1.30x for two consecutive calendar quarters.

“Collateral Deposit Amount” means the amount of funds which, if the outstanding principal balance of the Holiday Inn Hasbrouck Heights Mortgage Loan were reduced thereby, would cause the debt service coverage ratio to be equal to or greater than 1.30x.

“Franchise Agreement Trigger Period” means a period (A) commencing upon the first to occur of (i) the borrower being in default under the franchise agreement beyond any applicable notice and cure periods, (ii) the borrower or the franchisor giving notice that it is terminating the franchise agreement, (iii) any termination or cancellation of the franchise agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding of the franchisor) and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of any franchisor, (v) the Holiday Inn Hasbrouck Heights Property failing to be operated, “flagged” and/or branded pursuant to the franchise agreement and (vi) any permit applicable to the franchise agreement ceasing to be in full force in effect; and (B) expiring upon the lender’s receipt of reasonably acceptable evidence (which must include, without limitation, a duly executed estoppel certificate or comfort letter from the applicable franchisor) of (a) the satisfaction of the Franchise Agreement Cure Conditions (as defined below) or (b) the branding, “flagging” and operation of the Holiday Inn Hasbrouck Heights Property pursuant to a replacement franchise, trademark and license agreement with a Qualified Franchisor (as defined below), which replacement agreement is approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of a rating agency confirmation).

“Franchise Agreement Cure Conditions” means each of the following (i) the borrower has cured all defaults (if any) under the franchise agreement to the satisfaction of the applicable franchisor, (ii) the borrower and the applicable franchisor have re-affirmed the franchise agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable franchisor and/or franchise agreement (if any), such franchisor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such franchise agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, (iv) the Holiday Inn Hasbrouck Heights Property continues to be operated, “flagged” and branded pursuant to the franchise agreement and (v) all permits applicable to the related franchise agreement are in full force and effect.

“Qualified Franchisor” mean a reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the Holiday Inn Hasbrouck Heights Property and approved by the lender (in its sole discretion) in writing (which approval may be conditioned upon the lender’s receipt of a rating agency confirmation).

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-98

Retail – Anchored 2626 East Stone Drive Kingsport, TN 37660	Collateral Asset Summary – Loan No. 11 Kingsport Pavilion	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,900,000 67.5% 1.57x 11.7%
Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type – Subtype:	Retail – Anchored
Borrower Sponsor(s):	Drew Angel, Robert Erlich and Joshua (Josh) Weinberg	Collateral:	Fee
Borrower(s):	Core Kingsport LLC and Core Kingsport One LLC	Location:	Kingsport, TN
Original Balance:	$18,900,000	Year Built / Renovated:	2007 / NAP
Cut-off Date Balance:	$18,900,000	Property Management:	Core Equity Partners I, LLC
% by Initial UPB:	2.5%	Size:	191,131 SF
Interest Rate:	6.77100%	Appraised Value / Per SF(1):	$28,000,000 / $146
Note Date:	August 31, 2026	Appraisal Date(1):	July 16, 2026
Original Term:	60 months	Occupancy:	89.6% (as of August 28, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	86.1%
Original Amortization:	NAP	Underwritten NOI:	$2,216,661
Interest Only Period:	60 months	Underwritten NCF:	$2,042,927
First Payment Date:	October 6, 2026
Maturity Date:	September 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,088,627 (TTM May 31, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$1,979,105
Call Protection:	L(26),D(27),O(7)	2024 NOI(2):	NAV
Lockbox / Cash Management:	Hard / Springing	2023 NOI(2):	NAV

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$99
Taxes:	$185,033	$23,129	NAP	Maturity Date Loan / SF:	$99
Insurance:	$0	Springing	NAP	Cut-off Date LTV(1):	67.5%
Replacement Reserves:	$0	$2,389	$86,009	Maturity Date LTV(1):	67.5%
TI / LC Reserve:	$0	$10,353	$372,705	UW NOI DY:	11.7%
				UW NCF DSCR:	1.57x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,900,000	68.3%	Purchase Price	$27,000,000	97.5%
Borrower Equity	4,987,073	18.0	Closing Costs	494,188	1.8
Buyer’s Credits	3,792,147	13.7	Upfront Reserves	185,033	0.7
Total Sources	$27,679,220	100.0%	Total Uses	$27,679,220	100.0%
(1)	The Appraised Value of $28,000,000 as of July 16, 2026 includes the $26,500,000 as-is valuation and $1,500,000 of excess land value related to the release parcel resulting in a Cut-off Date LTV and Maturity Date LTV of 67.5%.
(2)	2024 NOI and 2023 NOI are not available because the Kingsport Pavilion property was acquired by the borrowers in August 2026 in connection with this financing.

A-3-99

Retail – Anchored 2626 East Stone Drive Kingsport, TN 37660	Collateral Asset Summary – Loan No. 11 Kingsport Pavilion	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,900,000 67.5% 1.57x 11.7%

The following table presents certain information relating to the largest tenants at the Kingsport Pavilion property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Renewal Option	Termination Option (Y/N)
Major Tenants
Academy Sports + Outdoors	NR/NR/NR	45,182	23.6%	$564,775	$12.50	23.2%	3/31/2035	4 x 5 Year	Y(3)
Burlington	NR/BB+/NR	18,500	9.7%	314,500	$17.00	12.9%	2/29/2036	4 x 5 Year	Y(4)
Michaels	NR/NR/NR	21,574	11.3%	248,101	$11.50	10.2%	2/28/2032	2 x 5 Year	N
Books-A-Million	NR/NR/NR	15,500	8.1%	224,750	$14.50	9.2%	1/31/2029	2 x 3 Year	N
Ulta Beauty	NR/NR/NR	10,117	5.3%	192,223	$19.00	7.9%	10/31/2035	1 x 5 Year	N
Rack Room Shoes	NR/NR/NR	8,000	4.2%	118,800	$14.85	4.9%	7/31/2028	2 x 5 year	N
LensCrafters	NR/NR/NR	3,596	1.9%	107,880	$30.00	4.4%	5/31/2035	2 x 5 year	Y(5)
Dollar Tree Stores, Inc.	Baa2/BBB/NR	10,010	5.2%	105,105	$10.50	4.3%	9/30/2030	N	Y(6)
bealls	NR/NR/NR	15,095	7.9%	90,570	$6.00	3.7%	MTM	N	N
Hibbet Retail, Inc.	NR/NR/NR	5,016	2.6%	90,288	$18.00	3.7%	11/30/2033	3 x 5 Year	Y(7)
Major Tenants Subtotal		152,590	79.8%	$2,056,992	$13.48	84.5%
Remaining Occupied Total		18,647	9.8%	$378,137	$20.28	15.5%
Occupied Collateral Total		171,237	89.6%	$2,435,129	$14.22	100.0%
Vacant Space		19,894	10.4%
Collateral Total		191,131	100.0%
(1)	Based on the underwritten rent roll dated August 28, 2026, inclusive of contractual rent steps through September 30, 2027.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Academy Sports + Outdoors has termination rights related to co-tenancy including occupancy of 70% of leasable square footage, Target and Kohl’s, both of which are open.
(4)	Burlington has termination rights related to casualty and co-tenancy including occupancy 60% of leasable square footage, Target and Kohl’s, both of which are open.
(5)	LensCrafters has termination rights related to casualty, co-tenancy including occupancy of 60% of leasable square footage, and gross sales below $1,250,000 in the fifth lease year ending May 31, 2030.
(6)	Dollar Tree Stores, Inc. has termination rights related to co-tenancy including occupancy of 65% of leasable square footage.
(7)	Hibbet Retail, Inc. has termination rights related to co-tenancy including occupancy of Target and 111,829 of retail tenants, and gross sales below $850,000 in the fifth lease year ending November 30, 2028.

The following table presents certain information relating to the lease rollover schedule at the Kingsport Pavilion property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	15,095	7.9%	7.9%	$90,570	3.7%	$6.00	1
2027	0	0.0%	7.9%	$0	0.0%	$0.00	0
2028	13,079	6.8%	14.7%	$194,985	8.0%	$14.91	2
2029	21,273	11.1%	25.9%	$369,002	15.2%	$17.35	5
2030	11,961	6.3%	32.1%	$144,125	5.9%	$12.05	2
2031	0	0.0%	32.1%	$0	0.0%	$0.00	0
2032	27,418	14.3%	46.5%	$366,781	15.1%	$13.38	3
2033	5,016	2.6%	49.1%	$90,288	3.7%	$18.00	1
2034	0	0.0%	49.1%	$0	0.0%	$0.00	0
2035	58,895	30.8%	79.9%	$864,878	35.5%	$14.69	3
2036	18,500	9.7%	89.6%	$314,500	12.9%	$17.00	1
2037 & Thereafter	0	0.0%	89.6%	$0	0.0%	$0.00	0
Vacant	19,894	10.4%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	191,131	100.0%		$2,435,129	100.0%	$14.22	18
(1)	Based on the underwritten rent roll dated August 28, 2026, inclusive of contractual rent steps through September 30, 2027.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
A-3-100

Retail – Anchored 2626 East Stone Drive Kingsport, TN 37660	Collateral Asset Summary – Loan No. 11 Kingsport Pavilion	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,900,000 67.5% 1.57x 11.7%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Kingsport Pavilion property:

Cash Flow Analysis(1)
	2025	TTM 5/31/2026	Underwritten	U/W Per SF
Gross Potential Rent(2)	$2,139,686	$2,345,815	$2,435,129	$12.74
Vacancy Lease-Up	0	0	476,669	$2.49
Expense Reimbursement	482,363	516,440	507,924	$2.66
Net Rental Income	$2,622,049	$2,862,255	$3,419,722	$17.89
Other Income	$0	$0	$2,500	$0.01
Vacancy and Credit Loss	0	0	(476,669)	($2.49)
Effective Gross Revenue	$2,622,049	$2,862,255	$2,945,553	$15.41
Real Estate Taxes	$214,338	$314,525	$269,465	$1.41
Insurance	76,356	77,068	76,159	$0.40
Other Expenses	352,250	382,035	383,268	$2.01
Total Expenses	$642,943	$773,628	$728,892	$3.81
Net Operating Income	$1,979,105	$2,088,627	$2,216,661	$11.60
Replacement Reserves	$0	$0	$28,670	$0.15
TI/LC	0	0	145,065	$0.76
Net Cash Flow	$1,979,105	$2,088,627	$2,042,927	$10.69

Occupancy	100.0%	89.6%(3)	86.1%(4)
NOI Debt Yield	10.5%	11.1%	11.7%
NCF DSCR	1.53x	1.61x	1.57x
(1)	Historical Cash Flows are not available because the Kingsport Pavilion property was acquired by the Borrowers in August 2026 in connection with this financing.
(2)	Based on In-Place Rent Roll as of August 28, 2026 with contractual rent steps through September 30, 2027.
(3)	Represents physical occupancy as of August 28, 2026.
(4)	Based on an underwritten economic vacancy of 13.9%.

Appraisal. According to the appraisal, the Kingsport Pavilion property had an “as-is” appraised value of $28,000,000, as of July 16, 2026.

Kingsport Pavilion Appraised Value(1)
Property	Value	Capitalization Rate
Kingsport Pavilion	$28,000,000	8.00%
(1)	Source: Appraisal.

A-3-101

Retail – Anchored 2626 East Stone Drive Kingsport, TN 37660	Collateral Asset Summary – Loan No. 11 Kingsport Pavilion	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,900,000 67.5% 1.57x 11.7%

The following table presents certain information relating to comparable properties for the Kingsport Pavilion property:

Comparable Property Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Total SF	Tenant	Base Rent/SF
Kingsport Pavilion 2626 East Stone Drive Kingsport, TN 37660	-	2007 / NAP	191,131(2)	Various	$14.22(2)
2400 West Stone Drive 2400 West Stone Drive Kingsport, TN	6.0 mi	2002 / NAP	26,877	Ahler’s Catering	$19.50
1880 North Eastman Road 1880 North Eastman Road Kingsport, TN	1.6 mi	2007 / NAP	47,117	Haven Booksellers	$18.00
Shoppes at West State 2742 West State Street Bristol, TN	15.7 mi	2003 / NAP	4,200	Madhouse Vapees	$25.00
Suncrest Commons 620 Suncrest Drive Johnson City, TN	10.4 mi	2025 / NAP	18,000	Jersey Mike’s	$25.00
The Centre at Deane Hill 264-279 Morrell Road Knoxville, TN	96.0 mi	1998 / NAP	55,000	JOANN Fabric and Craft Stores	$13.00
Town & Country Commons 106-228 North Peters Road Knoxville, TN	99.0 mi	1984 / NAP	640,661	Club 4 Fitness	$11.50
Kohl’s - Knoxville 5312 Washington Pike Knoxville, TN	85.0 mi	1997 / NAP	86,584	Kohl’s	$6.98
North Cedar Bluff Plaza 430 North Cedar Bluff Road Knoxville, TN	99.0 mi	1989 / NAP	34,656	Mediterranean Market	$14.00
6760 Malone Creek Drive 6760 Malone Creek Drive Knoxville, TN	95.0 mi	2024 / NAP	10,000	Dollar Tree	$15.78
Dollar General – Bristol, TN 4462 US-421 Bristol, TN	22.7 mi	2024 / NAP	10,640	Dollar General	$15.93

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 28, 2026 inclusive of contractual rent steps through September 30, 2027.

A-3-102

Retail – Anchored 2461 East 17th Street Brooklyn, NY 11235	Collateral Asset Summary – Loan No. 12 2461 East 17th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,500,000 68.3% 1.30x 9.5%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail - Anchored
Borrower Sponsor(s):	Joshua Agus and Idit Agus	Collateral:	Fee
Borrower(s):	AH FB BK LLC	Location:	Brooklyn, NY
Original Balance:	$18,500,000	Year Built / Renovated:	1930 / 2026
Cut-off Date Balance:	$18,500,000	Property Management:	Booth Street Management LLC
% by Initial UPB:	2.4%	Size:	30,711 SF
Interest Rate:	7.10000%	Appraised Value / Per SF:	$27,100,000 / $882
Note Date:	September 10, 2026	Appraisal Date:	July 30, 2026
Original Term:	60 months	Occupancy:	100.0% (as of July 31, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	97.0%
Original Amortization:	NAP	Underwritten NOI:	$1,754,643
Interest Only Period:	60 months	Underwritten NCF:	$1,731,009
First Payment Date:	November 6, 2026
Maturity Date:	October 6, 2031	Historical NOI(2)
Additional Debt Type:	NAP	Most Recent NOI:	NAV
Additional Debt Balance:	NAP	2025 NOI:	NAV
Call Protection:	L(25),D(32),O(3)	2024 NOI:	NAV
Lockbox / Cash Management:	Soft / Springing	2023 NOI:	NAV

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$602
Taxes:	$84,044	$16,809	NAP	Maturity Date Loan / SF:	$602
Insurance:	$11,755	$2,351	NAP	Cut-off Date LTV:	68.3%
Replacement Reserves:	$0	$512	NAP	Maturity Date LTV:	68.3%
TI / LC:	$0	$2,559	NAP	UW NOI DY:	9.5%
Other Reserves(1):	$133,333	$0	NAP	UW NCF DSCR:	1.30x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,500,000	100.0%	Loan Payoff	$11,211,987	60.6%
			Sponsor Equity	6,275,006	33.9
			Closing Costs	783,875	4.2
			Upfront Reserves	229,132	1.2
Total Sources	$18,500,000	100.0%	Total Uses	$18,500,000	100.0%

(1)	Initial Other Reserves is comprised of a Gap Rent Reserve of $133,333 for MB Stores of Brooklyn LLC.
(2)	Historical financial information is not available as the 2461 East 17th Street property was completely re-tenanted in 2025 and 2026 and recently underwent renovations to prepare the 2461 East 17th Street property for occupancy.

A-3-103

Retail – Anchored 2461 East 17th Street Brooklyn, NY 11235	Collateral Asset Summary – Loan No. 12 2461 East 17th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,500,000 68.3% 1.30x 9.5%

The following table presents certain information relating to the major tenants at the 2461 East 17th Street property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s / Fitch / S&P(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% of Annual U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
Major Tenants
USPS(3)	Aa1/AA+/AA+	20,767	67.6%	$1,548,925	$74.59	79.5%	5/14/2040	N	2 x 5yr
MB Stores of Brooklyn LLC(4)	NR/NR/NR	9,944	32.4%	$400,000	$40.23	20.5%	1/31/2037	N	None
Total Occupied		30,711	100.0%	$1,948,925	$63.46	100.0%
Vacant		0	0.0%
Total		30,711	100.0%
(1)	Based on the underwritten rent roll dated July 31, 2026 and inclusive of $132,677 of the five-year average contractual rent steps for USPS.
(2)	In certain instances, ratings provided are those of the parent company or government entity of the entity shown, whether or not the parent company or government guarantees the lease.
(3)	USPS began paying rent in May 2025 with a lease term through May 2040. The tenant is currently in the process of renovating its space, with physical occupancy anticipated in January 2027. We cannot assure you that USPS will take occupancy as expected or at all.
(4)	MB Stores of Brooklyn LLC, doing business as Jembro (“Jembro”), executed a lease for 9,944 SF in July 2026 and took possession of the premises on August 27, 2026. The tenant is currently preparing its space and is expected to open for business in November 2026. The tenant has paid the first month's rent, and pursuant to the lease, months 2 through 5 of the initial lease term (October 1, 2026 through January 31, 2027) are subject to free rent. Contractual rent payments are scheduled to resume on February 1, 2027.

The following table presents certain information relating to the lease rollover schedule at the 2461 East 17th Street property based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ Per SF	# of Expiring Leases
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0	0
2027	0	0.0%	0.0%	$0	0.0%	$0	0
2028	0	0.0%	0.0%	$0	0.0%	$0	0
2029	0	0.0%	0.0%	$0	0.0%	$0	0
2030	0	0.0%	0.0%	$0	0.0%	$0	0
2031	0	0.0%	0.0%	$0	0.0%	$0	0
2032	0	0.0%	0.0%	$0	0.0%	$0	0
2033	0	0.0%	0.0%	$0	0.0%	$0	0
2034	0	0.0%	0.0%	$0	0.0%	$0	0
2035	0	0.0%	0.0%	$0	0.0%	$0	0
2036 & Beyond	30,711	100.0%	100.0%	$1,948,925	100.0%	$63.46	2
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	30,711	100.0%		$1,948,925	100.0%	$63.46	2
(1)	Based on the underwritten rent roll dated July 31, 2026 and inclusive of $132,677 of the five-year average contractual rent steps for USPS.

A-3-104

Retail – Anchored 2461 East 17th Street Brooklyn, NY 11235	Collateral Asset Summary – Loan No. 12 2461 East 17th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,500,000 68.3% 1.30x 9.5%

The following table presents certain information relating to the underwritten net cash flow at the 2461 East 17th Street property:

Cash Flow Analysis(1)(2)
	U/W	U/W Per SF
Base Rent	$1,816,248	$59.14
Contractual Rent Steps(3)	132,677	$4.32
Gross Potential Rent	$1,948,925	$63.46
Reimbursements	153,947	$5.01
Total Gross Income	$2,102,872	$68.47
(Vacancy / Credit Loss)	(63,086)	($2.05)
Effective Gross Income	$2,039,786	$66.42

Real Estate Taxes	192,081	$6.25
Management Fee	61,194	$1.99
Insurance	26,868	$0.87
Repairs & Maintenance	5,000	$0.16
Total Expenses	$285,143	$9.28

Net Operating Income	$1,754,643	$57.13
Replacement Reserves	6,142	$0.20
Normalized TI/LC	17,492	$0.57
Net Cash Flow	$1,731,009	$56.36

Occupancy (%)	97.0%(4)
NCF DSCR	1.30x
NOI Debt Yield	9.5%

(1)	Based on the underwritten rent roll dated July 31, 2026.
(2)	Historical financial information is not available as the 2461 East 17th Street property was completely re-tenanted in 2025 and 2026 and recently underwent renovations to prepare the 2461 East 17th Street property for occupancy.
(3)	Contractual Rent Steps are underwritten per the five-year average of the contractual escalations for USPS.
(4)	Represents economic occupancy.

A-3-105

Retail – Anchored 2461 East 17th Street Brooklyn, NY 11235	Collateral Asset Summary – Loan No. 12 2461 East 17th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,500,000 68.3% 1.30x 9.5%

The following table presents information relating to comparable retail leases for the 2461 East 17th Street property:

Comparable Retail Rental Summary(1)
Property Name / Location	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs.)	Base Rent (PSF)
		USPS(2)	20,767(2)	May-25(2)	15(2)	$74.59(2)
2461 East 17th Street Brooklyn, NY	-	MB Stores of Brooklyn LLC d/b/a Jembro(2)	9,944(2)	Feb-27(2)	10(2)	$40.23(2)
2021 Avenue U Brooklyn, NY	0.6 mi	Grand Belleza Clothes	1,650	Nov-25	5	$43.64
2220 Flatbush Avenue Brooklyn, NY	2.1 mi	Confidential	2,500	Jan-26	10	$36.00
1273 Coney Island Avenue Brooklyn, NY	2.5 mi	Restaurant	6,000	Dec-25	10	$47.00
1565 Flatbush Avenue Brooklyn, NY	2.9 mi	Key Foods	11,000	Jul-25	10	$37.00
1010 McDonald Avenue Brooklyn, NY	2.9 mi	Personal Touch Homecare	21,000	Sep-25	10	$55.00
1019 Flatbush Avenue Brooklyn, NY	3.8 mi	Emporio Clothing	3,872	Feb-25	NAV	$66.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 31, 2026 and inclusive of $132,677 of the five-year average contractual rent steps for USPS.

A-3-106

Mixed Use – Office/School 30-20 Thomson Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 13 Queens Atrium	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,000,000 59.4% 1.38x 11.5%
Mortgage Loan Information		Property Information
Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Mixed Use – Office/School
Borrower Sponsor(s):	Jeffrey J. Feil and Lloyd Goldman	Collateral:	Fee
Borrower:	Celtic 30-20 Holdings LLC	Location:	Long Island City, NY
Original Balance(1):	$18,000,000	Year Built / Renovated:	1914 / 2006, 2012
Cut-off Date Balance(1):	$18,000,000	Property Management:	Jeffrey Management Corp.
% by Initial UPB:	2.4%	Size:	438,193 SF
Interest Rate:	8.15500%	Appraised Value (As Is) / Per SF:	$160,000,000 / $365
Note Date:	July 7, 2026	Appraisal Date:	July 1, 2026
Original Term:	60 months	Occupancy:	100.0% (as of June 30, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	100.0%
Original Amortization:	NAP	Underwritten NOI(3):	$10,950,793
Interest Only Period:	60 months	Underwritten NCF:	$10,858,754
First Payment Date:	August 6, 2026
Maturity Date:	July 6, 2031	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI(3):	$9,964,779 (December 31, 2025)
Additional Debt Balance(1):	$77,000,000	2024 NOI:	$9,539,680
Call Protection:	L(28),DorYM1(27),O(5)	2023 NOI(4):	NAV
Lockbox / Cash Management(2):	Hard / In Place	2022 NOI(4):	NAV

Reserves				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$217
Taxes:	$494,592	$247,296	NAP	Maturity Date Loan / SF:	$217
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	59.4%
Replacement Reserves:	$0	$7,670	NAP	Maturity Date LTV:	59.4%
Deferred Maintenance:	$53,922	$0	NAP	UW NOI DY:	11.5%
Debt Service Reserve:	$3,000,000	Springing	NAP	UW NCF DSCR:	1.38x
CUNY TI Reserve:	$7,895,000	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$95,000,000	99.1%	Loan Payoff	$82,937,021	86.5%
Sponsor Equity	877,277	0.9	Upfront Reserves	11,443,514	11.9
			Closing Costs	1,496,742	1.6
Total Sources	$95,877,277	100.0%	Total Uses	$95,877,277	100.0%
(1)	The Queens Atrium mortgage loan is part of the Queens Atrium whole loan, which is evidenced by eight pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $95,000,000 (the “Queens Atrium Whole Loan”). The Financial Information in the chart above is based on the Queens Atrium Whole Loan.
(2)	As of the origination date, the Queens Atrium Whole Loan is in a lease sweep period pending the occurrence of a specified lease extension event.
(3)	The increase from Most Recent NOI to UW NOI is mainly due to the inclusion of straight line rent for investment grade tenants.
(4)	2023 and 2022 NOI are not available as the prior loan secured by the Queens Atrium property was cross-collateralized with the loan secured by the adjacent sister 30 – 30 Thomson Avenue building in a prior CMBS deal. The borrower sponsors only began preparing separate income statements for the two related properties starting in 2024.

A-3-107

Mixed Use – Office/School 30-20 Thomson Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 13 Queens Atrium	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,000,000 59.4% 1.38x 11.5%

The relationship between the holders of the Queens Atrium Whole Loan is governed by a co-lender agreement and the Queens Atrium whole loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-5C16 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Queens Atrium Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	BMO 2026-5C16	Yes
A-2	$25,000,000	$25,000,000	BMO 2026-5C16	No
A-3	$10,800,000	$10,800,000	Benchmark 2026-V24	No
A-4	$9,500,000	$9,500,000	BMO 2026-5C16	No
A-5	$6,200,000	$6,200,000	BMO 2026-5C16	No
A-6	$5,800,000	$5,800,000	BMO 2026-5C16	No
A-7	$5,500,000	$5,500,000	BMO 2026-5C16	No
A-8	$7,200,000	$7,200,000	Benchmark 2026-V24	No
Whole Loan	$95,000,000	$95,000,000

The following table presents certain information relating to the tenants at the Queens Atrium property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s / S&P / Fitch)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
CUNY LaGuardia Community College	NR/NR/NR	212,341	48.5%	$8,092,000	$38.11	57.3%	10/31/2035	N	1 x 5
NYC School Construction Authority	Aa2/AA/AA	121,809	27.8	$3,299,806	$27.09	23.4	4/30/2030	N	None
NYC Board of Education	Aa2/AA/AA	103,382	23.6	$2,724,116	$26.35	19.3	2/18/2029	N	None
Management Office	NR/NR/NR	661	0.2	$0	$0.00	0.0	12/31/2030	N	None
Total Occupied		438,193	100.0%	$14,115,922	$32.21	100.0%
Vacant		0	0.0%
Total		438,193	100.0%
(1)	Based on the underwritten rent roll dated June 30, 2026.
(2)	Certain ratings are those of the parent company or government entity, whether or not the parent company or government entity guarantees the lease.

A-3-108

Mixed Use – Office/School 30-20 Thomson Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 13 Queens Atrium	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,000,000 59.4% 1.38x 11.5%

The following table presents certain information relating to the lease rollover schedule at the Queens Atrium property, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Number of Leases Expiring
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	103,382	23.6%	23.6%	$2,724,116	19.3%	$26.35	1
2030	122,470	27.9%	51.5%	$3,299,806	23.4%	$26.94	2
2031	0	0.0%	51.5%	$0	0.0%	$0.00	0
2032	0	0.0%	51.5%	$0	0.0%	$0.00	0
2033	0	0.0%	51.5%	$0	0.0%	$0.00	0
2034	0	0.0%	51.5%	$0	0.0%	$0.00	0
2035	212,341	48.5%	100.0%	$8,092,000	57.3%	$38.11	1
2036 & Thereafter	0	0.0%	100.0%	$0	0.0%	$0.0	0
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	438,193	100.0%	100.0%	$14,115,922	100.0%	$32.21	4
(1)	Based on the underwritten rent roll dated June 30, 2026.

A-3-109

Mixed Use – Office/School 30-20 Thomson Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 13 Queens Atrium	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,000,000 59.4% 1.38x 11.5%

The following table presents certain information relating to the operating history and underwritten cash flows of the Queens Atrium property:

Operating History and Underwritten Net Cash Flow(1)
	2024	2025	UW	UW PSF
Base Rent	$11,425,502	$13,219,665	$14,115,922	$32.21
Reimbursements	3,286,082	2,530,410	2,852,558	6.51
Straight Line Rent	0	0	536,276	1.22
Gross Potential Rent	$14,711,584	$15,750,075	$17,504,756	$39.95
(Vacancy & Credit Loss)	0	0	0	(0.00)
Other Income(2)	590,559	639,027	639,027	1.46
Effective Gross Income	$15,302,143	$16,389,102	$18,143,783	$41.41

Real Estate Taxes	1,941,476	2,145,815	2,841,038	6.48
Insurance	394,787	375,843	444,021	1.01
Management Fee	163,101	169,735	175,000	0.40
Other Expenses(3)	3,263,099	3,732,930	3,732,930	8.52
Total Operating Expenses	$5,762,463	$6,424,323	$7,192,989	$16.42

Net Operating Income(4)	$9,539,680	$9,964,779	$10,950,793	$24.99
Replacement Reserves	0	0	92,039	0.21
TI/LC	0	0	0	0.00
Net Cash Flow	$9,539,680	$9,964,779	$10,858,754	$24.78
(1)	Historical operating history prior to 2024 is not available due to a prior loan secured by the Queens Atrium property having been cross-collateralized with the loan secured by the adjacent 30 – 30 Thomson Avenue building in the prior CMBS deal. The borrower sponsors only began preparing separate income statements for the two related properties starting in 2024.
(2)	Other Income includes parking and utility income.
(3)	Other Expenses include repairs and maintenance, utilities, payroll, general and administrative, professional fees, security and fire and advertising.
(4)	The increase from 2025 to UW Net Operating Income is mainly due to the inclusion of straight line rent for investment-grade tenants.

Appraisal. According to the appraisal, the Queens Atrium property had an “as-is” appraised value of $160,000,000, as of July 1, 2026.

Queens Atrium Appraised Value(1)
Property	Value	Capitalization Rate
Queens Atrium	$160,000,000	6.44%
(1)	Source: Appraisal.

A-3-110

Mixed Use – Office/School 30-20 Thomson Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 13 Queens Atrium	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,000,000 59.4% 1.38x 11.5%

The following table presents information relating to comparable office leases for the Queens Atrium property:

Comparable Office Leases(1)
Property Name/Location	Distance from Subject	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Rent PSF
Queens Atrium(2) Long Island City, NY	-	1914 / 2006, 2012	438,193	CUNY LaGuardia Community College	212,341	Jan-09	26.83	$38.11
The Factory Building Long Island City, NY	0.1 mi	1922 / 2014-2020	1,118,740	CUNY	24,510	Jun-26	12.75	$35.50
The Factory Building Long Island City, NY	0.1 mi	1922 / 2014-2020	1,118,740	NYC-SCA	101,431	Sep-25	15.01	$29.58
Apple Building Long Island City, NY	0.7 mi	1917 / NAP	217,345	Nuvia Dental	15,119	Jul-25	10.00	$38.00(3)
Apple Building Long Island City, NY	0.7 mi	1917 / NAP	217,345	MTA	53,381	Jun-25	15.33	$36.25(3)
The Factory Building Long Island City, NY	0.1 mi	1922 / 2014-2020	1,118,740	Ralph Lauren	6,936	Feb-25	9.00	$39.90(3)
The Falchi Building Long Island City, NY	0.5mi	1915 / 2016-2020	708,147	GSA	43,517	Dec-23	15.01	$39.50(3)

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 30, 2026.
(3)	Certain comparable leases contain rent escalations, increasing by a specific percentage each year. In all such cases, Annual Rent PSF is shown based on year one lease values.

A-3-111

Retail – Super Regional Mall 10000 California Street Omaha, NE 68114	Collateral Asset Summary – Loan No. 14 Westroads Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,943,388 53.1% 2.20x 19.8%
Mortgage Loan Information		Property Information
Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail - Super Regional Mall
Borrower Sponsor:	BPR-FF JV LLC	Collateral:	Fee
Borrower(s):	Westroads Mall L.L.C.	Location:	Omaha, NE
Original Balance(1):	$18,000,000	Year Built / Renovated:	1968 / 2015
Cut-off Date Balance(1):	$17,943,388	Property Management:	GGP Services Inc. (f/k/a Brookfield Properties Retail Inc.)
% by Initial UPB:	2.4%	Size:	538,040 SF
Interest Rate:	7.47800%	Appraised Value / Per SF:	$125,800,000 / $234
Note Date:	May 13, 2026	Appraisal Date:	December 12, 2025
Original Term:	60 months	Occupancy:	94.0% (as of April 30, 2026)
Amortization:	Amortizing Balloon	UW Economic Occupancy:	89.4%
Original Amortization:	360 months	Underwritten NOI:	$13,247,667
Interest Only Period:	None	Underwritten NCF:	$12,332,999
First Payment Date:	July 6, 2026
Maturity Date:	June 6, 2031	Historical NOI
Additional Debt Type(1):	Pari Passu / Mezzanine	Most Recent NOI:	$13,246,995 (TTM March 31, 2026)
Additional Debt Balance(1):	$48,845,888 / $12,000,000	2025 NOI:	$13,405,779
Call Protection:	L(29),D(27),O(4)	2024 NOI:	$13,692,737
Lockbox / Cash Management:	Hard / Springing	2023 NOI:	$15,244,704

Reserves				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$124
Taxes:	$0	Springing	NAP	Maturity Date Loan / SF:	$119
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	53.1%
Replacement Reserves:	$0	$8,967	NAP	Maturity Date LTV:	50.7%
TI / LC:	$1,488,600	$67,255	NAP	UW NOI DY:	19.8%
Deferred Maintenance:	$106,557	$0	NAP	UW NCF DSCR:	2.20x
Gap Rent Reserve:	$91,001	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$67,000,000	76.6%	Loan Payoff(2)	$84,142,405	96.2%
Mezzanine Loan	12,000,000	13.7	Upfront Reserves	1,686,158	1.9
Borrower Sponsor Equity	8,502,357	9.7	Closing Costs	1,673,794	1.9
Total Sources	$87,502,357	100.0%	Total Uses	$87,502,357	100.0%
(1)	The 14th largest mortgage loan (the “Westroads Mall Mortgage Loan”) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $66.8 million (the “Westroads Mall Whole Loan”). The financial information in the chart above reflects the Westroads Mall Whole Loan. The Westroads Mall Mortgage Loan is evidenced by the Note A-2 and the Note A-4 in the original aggregate principal amount of $18,000,000.
(2)	Loan Payoff includes $14,731,672.77 in previous mezzanine loan balance.

The relationship between the holders of the Westroads Mall Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The controlling Note A-1 and the non-controlling Note A-3 were contributed to the WFCM 2026-5C10 securitization trust. The Westroads Mall Whole Loan is serviced pursuant to the pooling and servicing agreement for the WFCM 2026-5C10 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

A-3-112

Retail – Super Regional Mall 10000 California Street Omaha, NE 68114	Collateral Asset Summary – Loan No. 14 Westroads Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,943,388 53.1% 2.20x 19.8%

The table below identifies the promissory notes that comprise the Westroads Mall Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$39,874,194	WFCM 2026-5C10	Yes
A-2	$12,000,000	$11,962,258	Benchmark 2026-V24	No
A-3	$9,000,000	$8,971,694	WFCM 2026-5C10	No
A-4	$6,000,000	$5,981,129	Benchmark 2026-V24	No
Total	$67,000,000	$66,789,276

The following tables present certain information relating to the available tenant sales information at the Westroads Mall property:

Major Tenant Sales(1)
Tenant Name	Collateral / Non-Collateral	Size (SF)	Lease Expiration	Reported Sales(2)	Sales / SF
Von Maur	Non-Collateral	179,114	NAP	$38,000,000	$212
JCPenney	Non-Collateral	177,223	NAP	$12,800,000	$72
Dick's Sporting Goods	Collateral	84,000	1/31/2029	$10,000,000	$119
AMC Westroads	Collateral	73,252	11/30/2028	$2,039,000	$145,643(3)
Toys R Us	Collateral	30,796	10/31/2028	$993,080	$32
The Container Store	Collateral	25,604	2/29/2032	$2,655,023	$104
(1)	Information is based on the underwritten rent roll dated April 30, 2026, unless otherwise indicated.
(2)	Information obtained from the borrower sponsor. Reported sales shown are for calendar year 2025, except for Toys R Us, which is based on the trailing four months ending February 28, 2026, annualized.
(3)	Sales for AMC Westroads are shown per screen.

Sales History(1)
Tenancy Type	2022	2023	2024	2025
Total In-Line Tenants < 10,000 SF
Total Sales	$94,716,903	$87,965,094	$86,580,323	$89,064,245
Total SF Reporting	184,588	191,023	194,977	191,310
Sales Per SF	$513	$460	$444	$466
Total In-Line Tenants
Total Sales	$110,108,081	$101,399,678	$98,867,158	$101,230,518
Total SF Reporting	257,528	263,963	267,917	264,250
Sales Per SF	$428	$384	$369	$383
(1)	Information obtained from the borrower sponsor.

A-3-113

Retail – Super Regional Mall 10000 California Street Omaha, NE 68114	Collateral Asset Summary – Loan No. 14 Westroads Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,943,388 53.1% 2.20x 19.8%

The following table presents certain information relating to the tenancy at the Westroads Mall property:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(3)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent	U/W Base Rent PSF	% of Total Annual U/W Base Rent	Lease Exp. Date	Term. Option (Y/N)(4)	Renewal Options
Victoria's Secret / PINK	NR/Ba3/BB-	12,053	2.2%	$790,918	$65.62	6.8%	1/31/2029	No	None
Dick's Sporting Goods	NR/Baa2/BBB	84,000	15.6%	$630,000	$7.50	5.4%	1/31/2029	No	None
The Cheesecake Factory	NR/NR/NR	10,209	1.9%	$510,450	$50.00	4.4%	1/31/2032	No	None
Old Navy	NR/Ba2/BB+	14,461	2.7%	$491,529	$33.99	4.2%	5/31/2030	No	None
H&M	NR/NR/BBB	18,377	3.4%	$410,000	$22.31	3.5%	1/31/2028	No	None
DSW	NR/NR/NR	14,704	2.7%	$294,080	$20.00	2.5%	1/31/2028	No	None
AMC Westroads(5)	NR/Caa2/CCC+	73,252	13.6%	$0	$0.00	0.0%	11/30/2028	Yes(6)	None
The Container Store(7)	NR/NR/NR	25,604	4.8%	$0	$0.00	0.0%	2/29/2032	No	2 x 5 yr
Five Below	NR/NR/NR	9,500	1.8%	$152,000	$16.00	1.3%	1/31/2032	No	3 x 5 yr
Toys R Us	NR/NR/NR	30,796	5.7%	$113,300	$3.68	1.0%	1/31/2032	No	None
Subtotal/Wtd. Avg.		292,956	54.4%	$3,392,277	$11.58	29.0%

Other Tenants		212,679	39.5%	$8,297,195	$39.01	71.0%
Total/Wtd. Avg. Occupied Space		505,635	94.0%	$11,689,472	$23.12	100.0%

Vacant Space		32,405	6.0%
Total		538,040	100.0%
(1)	Information is based on the underwritten rent roll dated April 30, 2026, with rent steps taken through April 1, 2027.
(2)	The Westroads Mall property is anchored by six tenants. Three of the anchor tenants, Dillard’s, Von Maur, and JCPenney, are not part of the collateral for the Westroads Mall Whole Loan and are not included in the table above.
(3)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(4)	Term. Option (Y/N) does not include co-tenancy provisions.
(5)	AMC Westroads pays 50% of EBITDAR in lieu of base rent. The underwritten rent for AMC Westroads is $251,432, which is based on the rent paid in the trailing 12 months ending February 28, 2026.
(6)	AMC Westroads has the right to terminate its lease if EBITDAR is negative during any full calendar year.
(7)	The Container Store pays percentage rent in lieu of base rent equal to 7.0% of sales. The underwritten rent for The Container Store is $174,030, which is based on 7.0% of sales in the trailing 12 months ending February 28, 2026.

The following table presents certain information with respect to the lease rollover at the Westroads Mall property:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	23,825	4.4%	4.4%	$276,382	2.4%	$11.60	14
2027	60,047	11.2%	15.6%	$2,333,562	20.0%	$38.86	18
2028	163,542	30.4%	46.0%	$3,325,880	28.5%	$20.34	19
2029	112,858	21.0%	67.0%	$2,283,325	19.5%	$20.23	10
2030	23,753	4.4%	71.4%	$642,387	5.5%	$27.04	3
2031	20,658	3.8%	75.2%	$920,465	7.9%	$44.56	6
2032	85,047	15.8%	91.0%	$1,069,270	9.1%	$12.57	6
2033	4,000	0.7%	91.8%	$255,000	2.2%	$63.75	1
2034	1,339	0.2%	92.0%	$95,106	0.8%	$71.03	1
2035	1,028	0.2%	92.2%	$64,208	0.5%	$62.46	1
2036 & Beyond	9,538	1.8%	94.0%	$423,888	3.6%	$44.44	2
Vacant	32,405	6.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	538,040	100.0%		$11,689,472	100.0%	$23.12(2)	81
(1)	Information is based on the underwritten rent roll dated April 30, 2026, with rent steps taken through April 1, 2027.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

A-3-114

Retail – Super Regional Mall 10000 California Street Omaha, NE 68114	Collateral Asset Summary – Loan No. 14 Westroads Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,943,388 53.1% 2.20x 19.8%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Westroads Mall property:

Cash Flow Analysis
	2023	2024	2025	TTM 3/31/2026	U/W	U/W Per SF
Base Rent	$13,018,397	$11,659,997	$11,455,846	$11,444,163	$11,491,219	$21.36
Contractual Rent Steps(1)	$0	$0	$0	$0	$198,254	$0.37
Vacancy Gross Up	$0	$0	$0	$0	$2,131,825	$3.96
Gross Potential Rent	$13,018,397	$11,659,997	$11,455,846	$11,444,163	$13,821,297	$25.69
Reimbursements	$5,830,683	$5,019,917	$4,466,371	$4,274,741	$4,501,908	$8.37
Total Gross Income	$18,849,079	$16,679,914	$15,922,218	$15,718,904	$18,323,205	$34.06
Other Income	$3,669,285	$3,745,940	$3,857,920	$3,758,054	$3,639,066	$6.76
(Vacancy / Credit Loss)	$88,939	($108,998)	($108,148)	($75,004)	($2,131,825)	-$3.96
Effective Gross Income	$22,607,303	$20,316,856	$19,671,989	$19,401,953	$19,830,446	$36.86

Management Fee	$966,090	$830,812	$799,395	$791,400	$594,913	$1.11
Real Estate Taxes	$1,981,722	$1,550,367	$1,140,563	$976,116	$1,618,186	$3.01
Insurance	$192,995	$231,202	$235,030	$239,642	$221,879	$0.41
Payroll	$802,215	$854,192	$877,262	$846,085	$846,085	$1.57
Repairs & Maintenance	$451,529	$462,294	$437,305	$447,789	$447,789	$0.83
General & Administrative	$227,890	$200,003	$234,096	$267,332	$267,332	$0.50
Other Expenses	$2,740,156	$2,495,249	$2,542,560	$2,586,595	$2,586,595	$4.81
Total Expenses	$7,362,599	$6,624,119	$6,266,210	$6,154,958	$6,582,779	$12.23

Net Operating Income	$15,244,704	$13,692,737	$13,405,779	$13,246,995	$13,247,667	$24.62
Replacement Reserves	$0	$0	$0	$0	$107,608	$0.20
Normalized TI/LC	$0	$0	$0	$0	$807,060	$1.50
Net Cash Flow	$15,244,704	$13,692,737	$13,405,779	$13,246,995	$12,332,999	$22.92

Occupancy (%)(2)	96.0%	95.6%	94.6%	94.0%(3)	89.4%
NCF DSCR(4)	2.72x	2.44x	2.39x	2.36x	2.20x
NOI Debt Yield(4)	22.8%	20.5%	20.1%	19.8%	19.8%
(1)	Includes contractual rent steps taken through April 1, 2027.
(2)	Historical occupancy figures represent the average physical occupancy in each respective year. UW Occupancy (%) represents underwritten economic occupancy.
(3)	Based on the underwritten rent roll dated April 30, 2026.
(4)	DSCRs and Debt Yields are based on the Westroads Mall Whole Loan.

Appraisal. According to the appraisal, the Westroads Mall property had an “as-is” appraised value of $125,800,000 as of December 12, 2025, as shown in the table below.

Westroads Mall Appraised Value(1)
Property	Value	Capitalization Rate
Westroads Mall	$125,800,000	10.50%
(1)	Source: Appraisal.

A-3-115

Retail – Super Regional Mall 10000 California Street Omaha, NE 68114	Collateral Asset Summary – Loan No. 14 Westroads Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,943,388 53.1% 2.20x 19.8%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Westroads Mall property:

Conclusion of Market Rents(1)
Space	SF	Market Rent PSF	Rent Escalations	Term (Mos.)	Tenant Improvements PSF (New/Renewal)	Leasing Commissions (New/Renewal)
0-1,500 SF Space	28,169	$85.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
1,501-2,500 SF Space	27,052	$70.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
2,501-4,000 SF Space	36,126	$60.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
4,001-6,500 SF Space	66,331	$55.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
6,501-10,000 SF Space	52,942	$45.00	10% midterm	120	$25.00 / $5.00	6.0% / 3.0%
>10,000 SF Space	199,995	$20.00	10% midterm	120	$10.00 / $5.00	5.0% / 2.5%
Jewelry Space	10,556	$170.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
Restaurant Space	1,952	$150.00	10% midterm	120	$50.00 / $10.00	6.0% / 3.0%
Snack Bars Space	1,444	$175.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
Food Court Space	5,826	$150.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
Theater Space	73,252	$20.00	10% midterm	180	$25.00 / $10.00	5.0% / 2.5%
Outparcel Space	34,166	$40.00	10% midterm	120	$25.00 / $10.00	5.0% / 2.5%
(1)	Source: Appraisal.

The following table presents sales comparables with respect to the Westroads Mall property:

Sales Comparables(1)
Property Name / Location	Year Built / Renovated	Total GLA (SF)	Occupancy %	Anchor / Major Tenant	Actual Sale Price	Actual Sale Price PSF	Inline Sales $ PSF	Cap Rate
Westroads Mall	1968/2015	538,040(2)	94.0%(2)	Dick's Sporting Goods			$465
Omaha, NE
One Bellevue Place	2018/NAP	355,019	96.0%	AMC Theaters	$92,000,000	$259.14	NAV	7.0%
Nashville, TN
Crabtree Valley Mall	1972/2003	1,147,631	87.0%	Macy's	$290,000,000	$252.69	$615	11.0%
Raleigh, NC
South Plains Mall	1972/2015	983,517	70.0%	Dillard's	$190,540,000	$193.73	$485	9.4%
Lubbock, TX
Galleria at Sunset	1996/2002	567,483	87.0%	JCPenney	$91,200,000	$160.71	$640	14.0%
Henderson, NV
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated April 30, 2026.

A-3-116

Hospitality – Full Service 9664 South Mason Montgomery Road Mason, OH 45040	Collateral Asset Summary – Loan No. 15 Marriott Cincinnati Northeast	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,933,944 59.8% 1.91x 17.6%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Hospitality – Full Service
Borrower Sponsor(s):	William J. Yung III	Collateral:	Fee
Borrower(s):	CP Mason, LLC	Location:	Mason, OH
Original Balance:	$18,000,000	Year Built / Renovated:	1995 / 2017
Cut-off Date Balance:	$17,933,944	Property Management:	Crestview Management, LLC
% by Initial UPB:	2.4%	Size:	306 Rooms
Interest Rate:	6.87700%	Appraised Value / Per Room:	$30,000,000 / $98,039
Note Date:	May 27, 2026	Appraisal Date:	April 29, 2026
Original Term:	60 months	Occupancy:	43.8% (as of June 30, 2026)
Amortization:	Amortizing Balloon	UW Economic Occupancy:	43.8%
Original Amortization:	360	Underwritten NOI:	$3,152,232
Interest Only Period:	None	Underwritten NCF:	$2,714,211
First Payment Date:	July 6, 2026
Maturity Date:	June 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$3,047,928 (TTM June 30, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$2,686,980
Call Protection:	L(29),D(24),O(7)	2024 NOI:	$2,905,679
Lockbox / Cash Management:	Hard / Springing	2023 NOI:	$2,543,959

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Room:	$58,608
Taxes:	$0	$47,684	NAP	Maturity Date Loan / Room:	$55,640
Insurance(1):	$0	Springing	NAP	Cut-off Date LTV:	59.8%
Replacement Reserve:	$0	$35,093	NAP	Maturity Date LTV:	56.8%
Other(2):	$2,500	Springing	NAP	UW NOI DY:	17.6%
				UW NCF DSCR:	1.91x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,000,000	100.0%	Loan Payoff	$12,512,188	69.5%
			Sponsor Cash Out	5,270,447	29.3
			Closing Costs	214,865	1.2
			Reserves	2,500	0.0
Total Sources	$18,000,000	100.0%	Total Uses	$18,000,000	100.0%
(1)	Monthly payments to the insurance reserve in the amount of 1/12th of insurance premiums estimated by the lender will be required if any of: (i) an event of default occurs and is continuing, (ii) the applicable insurance policies cease to be part of a blanket or umbrella policy approved by the lender, (iii) the borrower fails to provide evidence of renewal of such policies, or (iv) the borrower fails to provide paid receipts evidencing timely payment of insurance premiums within 30 days after the scheduled expiration of such policies.
(2)	Other Reserves is inclusive of $2,500 upfront for a Replacement Comfort Letter Reserve and a springing monthly PIP Reserve. If at any time during the term of the loan additional PIP work is required by the franchisor under the franchise agreement (and the anticipated cost of such PIP work was not already reserved for by the lender), the borrower shall deposit with lender, within 15 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 100% of the estimated costs to complete such additional PIP work less the amount of FF&E reserve funds on deposit with lender in the FF&E reserve account and less any funds in the PIP reserve account, as reasonably determined by the lender.

A-3-117

Hospitality – Full Service 9664 South Mason Montgomery Road Mason, OH 45040	Collateral Asset Summary – Loan No. 15 Marriott Cincinnati Northeast	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,933,944 59.8% 1.91x 17.6%

The following table presents certain information relating to the current and historical Occupancy, ADR and RevPAR at the Marriott Cincinnati Northeast property and its competitors:

Occupancy, ADR, RevPAR
	Marriott Cincinnati Northeast(1)			Competitive Set(2)			Penetration Factor(3)
Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	44.6%	$153.63	$68.59	57.4%	$131.37	$75.35	77.8%	116.9%	91.0%
2024	47.2%	$165.66	$78.15	55.4%	$132.95	$73.72	85.1%	124.6%	106.0%
2025	42.0%	$175.17	$73.59	53.6%	$129.65	$69.50	78.4%	135.1%	105.9%
TTM 6/30/2026	43.8%	$175.06	$76.66	53.2%	$127.51	$67.86	82.3%	137.3%	113.0%
(1)	Occupancy, ADR and RevPAR for the Marriott Cincinnati Northeast property are based on the underwritten cash flow.
(2)	Occupancy, ADR and RevPAR for the competitive set are based on data provided by a third-party hospitality research report.
(3)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

A-3-118

Hospitality – Full Service 9664 South Mason Montgomery Road Mason, OH 45040	Collateral Asset Summary – Loan No. 15 Marriott Cincinnati Northeast	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,933,944 59.8% 1.91x 17.6%

The following table presents certain information relating to the operating history and underwritten cash flows of the Marriott Cincinnati Northeast property:

Cash Flow Analysis
	2023	2024	2025	TTM 6/30/2026(1)	UW(1)	UW Per Room(2)
Occupancy (%)	44.6%	47.2%	42.0%	43.8%	43.8%
ADR	$153.63	$165.66	$175.17	$175.06	$175.06
RevPar	$68.59	$78.15	$73.59	$76.66	$76.66

Rooms Revenue	$7,660,948	$8,752,403	$8,219,151	$8,562,336	$8,562,336	$27,981
Food & Beverage Revenue	2,325,368	2,465,200	2,154,516	2,331,115	2,331,115	7,618
Other Revenue	71,086	168,138	78,278	57,073	57,073	187
Total Revenue	$10,057,402	$11,385,740	$10,451,945	$10,950,524	$10,950,524	$35,786

Rooms Expense	$2,162,905	$2,119,271	$1,908,413	$1,939,412	$1,939,412	$6,338
Food and Beverage Expense	1,373,858	1,480,604	1,251,133	1,268,361	1,268,361	4,145
Other Departmental Expenses	16,669	19,378	19,563	20,880	20,880	68
Departmental Expenses	$3,553,432	$3,619,253	$3,179,110	$3,228,653	$3,228,653	$10,551

Gross Operating Income	$6,503,969	$7,766,487	$7,272,836	$7,721,871	$7,721,871	$25,235

Management Fee	$345,564	$363,002	$305,342	$319,895	$328,516	$1,074
Administrative & General	529,087	610,168	726,731	763,912	763,912	2,496
Maintenance	740,557	805,856	646,863	664,725	664,725	2,172
Marketing	813,915	1,003,208	875,910	892,004	892,004	2,915
Utilities	301,975	359,902	368,622	457,091	457,091	1,494
Franchise Fees	520,685	594,670	549,340	569,819	569,819	1,862
Other	170,940	190,363	176,026	167,158	167,158	546
Total Undistributed Expenses	$3,422,723	$3,927,170	$3,648,832	$3,834,604	$3,843,225	$12,560

Real Estate Taxes(3)	$362,728	$725,457	$728,082	$637,400	$555,542	$1,815
Property Insurance(4)	174,559	208,182	208,941	201,939	170,872	558
Ground Rent	0	0	0	0	0	0
Net Operating Income	$2,543,959	$2,905,679	$2,686,980	$3,047,928	$3,152,232	$10,301

FF&E	$402,296	$455,430	$418,078	$438,021	$438,021	$1,431
Net Cash Flow	$2,141,663	$2,450,250	$2,268,902	$2,609,907	$2,714,211	$8,870

NCF DSCR	1.51x	1.73x	1.60x	1.84x	1.91x
NOI Debt Yield	14.2%	16.2%	15.0%	17.0%	17.6%
(1)	The UW metrics are based on the June 2026 TTM Financials.
(2)	UW Per Room values are based on 306 rooms.
(3)	UW based on actual 2026 taxes.
(4)	UW based on final insurance premiums.

Appraisal. According to the appraisal, the Marriott Cincinnati Northeast property had an “as-is” appraised value of $30,000,000 as of April 29, 2026. The table below shows the appraisal’s “as-is” conclusions:

Marriott Cincinnati Northeast Appraised Value(1)
Property	Appraised Value(2)	Capitalization Rate
Marriott Cincinnati Northeast	$30,000,000	7.53%
(1)	Source: Appraisal.
(2)	Appraised Value includes $4,284,000 (14%) for personal property.
A-3-119

Hospitality – Full Service 9664 South Mason Montgomery Road Mason, OH 45040	Collateral Asset Summary – Loan No. 15 Marriott Cincinnati Northeast	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,933,944 59.8% 1.91x 17.6%

The following table presents certain information relating to the comparable sales of the Marriott Cincinnati Northeast property:

Competitive Property Summary(1)
Property	Number of Rooms	Year Opened	Sale Date	Sale Price	Price Per Room
Marriott Cincinnati Northeast	306	1996	NAP	NAP	NAP
Embassy Suites by Hilton Columbus Dublin	284	2000	Apr - 2026	$25,900,000	$91,197
Sonesta Select Nashville Airport Suites	149	1999	Sep - 2025	$15,100,000	$101,342
Courtyard Indianapolis Airport	151	1990	Mar - 2025	$15,800,000	$104,636
SpringHill Suites by Marriott Indianapolis	130	2007	Mar - 2025	$12,700,000	$97,692
Hyatt Place Champaign/Urbana	145	2014	Dec - 2024	$18,250,000	$125,862
AC Hotel Minneapolis Downtown	245	2016	Nov - 2024	$30,000,000	$122,449
Cambria Hotels Columbus-Polaris	125	2009	Jul - 2024	$10,600,000	$84,800
Embassy Suites by Hilton Atlanta Airport	236	1989	Jul - 2024	$34,000,000	$144,068
Cambria Hotel Appleton	105	2007	Jul - 2024	$8,500,000	$80,952
Courtyard Atlanta Buford Mall of Georgia	110	2009	Jun - 2024	$12,850,000	$116,818
Total Avg. Competitive Set	1,680			$183,700,000	$109,345
(1)	Source: Appraisal.

A-3-120

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Contacts
Role	Party and Contact Information
Depositor	GS Mortgage Securities Corporation II
	Attention: Scott Epperson	(212) 902-1000	scott.epperson@gs.com; gs-refgsecuritization@gs.com
200 West Street | New York, NY 10282 | United States
Master Servicer	Trimont LLC
	Commercial Mortgage Servicing		commercial.servicing@trimont.com
Attention: BMARK 2026-V24 Asset Manager
101 Tryon Street, Suite 1400 | Charlotte, NC 28280 | United States
Special Servicer	Argentic Services Company LP
	Attention: Andrew Hundertmark		ahundertmark@argenticservices.com
500 North Central Expressway, Suite 261 | Plano, TX 75074 | United States
Certificate Administrator and Trustee	Computershare Trust Company, National Association
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	BellOak, LLC
	Attention: Reporting		reporting@belloakadvisors.com
1717 McKinney Avenue, 12th Floor | Dallas, TX 75202 | United States
This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Nov-26	0	0	0	0	0	0
Oct-26	0	0	0	0	0	0
Sep-26	0	0	0	0	0	0
Aug-26	0	0	0	0	0	0
Jul-26	0	0	0	0	0	0
Jun-26	0	0	0	0	0	0
May-26	0	0	0	0	0	0
Apr-26	0	0	0	0	0	0
Mar-26	0	0	0	0	0	0
Feb-26	0	0	0	0	0	0
Jan-26	0	0	0	0	0	0
Dec-25	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	12/17/26	Benchmark 2026-V24 Mortgage Trust
Determination Date:	12/11/26
Record Date:	11/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-V24

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of November 1, 2026 (the “Pooling and Servicing Agreement”), among GS Mortgage Securities Corporation II, as depositor, Trimont LLC, as master servicer, Argentic Services Company LP, as special servicer, Computershare Trust Company, National Association, as certificate administrator and as trustee, and BellOak, LLC, as operating advisor and as asset representations reviewer.
Transaction: Benchmark 2026-V24 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2026-V24
Operating Advisor: BellOak, LLC
Special Servicer as of December 31, 20[__]: Argentic Services Company LP
Directing Holder: Argentic Securities Income USA 2 LLC

I.  Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of [a Final] Asset Status Report.
b.	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which [a Final] Asset Status Report has been issued. The [Final] Asset Status Reports may not yet be fully implemented.
2.	Prior to an Operating Advisor Consultation Event, if one Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Holder to the Operating Advisor concurrently with delivery to the Directing Holder.
3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:
a.	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

1      This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

b.	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

II.  Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review of the items listed below, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “asset-level” basis. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard, as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.    List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.
2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.
3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.
4.	[LIST OTHER REVIEWED INFORMATION].
5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and

C-2

appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculator, visit any related property, visit the Special Servicer, visit the Directing Holder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.    Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Holder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Holder directly. As such, the Operating Advisor relied solely upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loan pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth in the Pooling and Servicing Agreement or the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loan and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined in this report have the meaning set forth in the Pooling and Servicing Agreement.

C-3

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-1

GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES

GSMC will in its MLPA, with respect to each GSMC Mortgage Loan, make the representations and warranties set forth below as of the Cut-off Date or such other date specified below, in each case subject to the exceptions to those representations and warranties that are described on Annex D-2. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

The related MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between GSMC, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)       Whole Loan; Ownership of Mortgage Loans. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan, each GSMC Mortgage Loan is a whole loan and not a participation interest in a GSMC Mortgage Loan. Each GSMC Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to GSMC), participation or pledge, and GSMC had good title to, and was the sole owner of, each GSMC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GSMC Mortgage Loan other than any servicing rights appointment, or similar agreement, any Non-Serviced PSA with respect to a GSMC Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. GSMC has full right and authority to sell, assign and transfer each GSMC Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of each GSMC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering any GSMC Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)       Loan Document Status. Each related Mortgage Note, Mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related mortgagor, guarantor or other obligor in connection with such GSMC Mortgage Loan is the legal, valid and binding obligation of the related mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under

D-1-1

applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by GSMC in connection with the origination of any GSMC Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)       Mortgage Provisions. The Mortgage Loan documents for each GSMC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, GSMC Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related mortgagor nor the related guarantor has been released from its material obligations under the related GSMC Mortgage Loan.

(5)       Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of assignment of leases to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and assignment of leases is freely assignable without the consent of the related mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the mortgage loan schedule attached to the related MLPA, leasehold) interest in the related Mortgaged Property in the principal amount of such GSMC Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex D-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to GSMC’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to GSMC’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a GSMC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such GSMC

D-1-2

Mortgage Loan (or with respect to a GSMC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related GSMC Mortgage Loan constitutes a cross-collateralized GSMC Mortgage Loan, the lien of the Mortgage for another GSMC Mortgage Loan contained in the same Crossed Group; and (g) if the related GSMC Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by GSMC thereunder and no claims have been paid thereunder. Neither GSMC, nor to GSMC’s knowledge, any other holder of a GSMC Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)       Junior Liens. It being understood that B notes secured by the same Mortgage as a GSMC Mortgage Loan are not subordinate mortgages or junior liens, except for any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule D-1 to this Annex D-1, GSMC has no knowledge of any mezzanine debt secured directly by interests in the related mortgagor.

(8)       Assignment of Leases and Rents. There exists as part of the related Mortgage File an assignment of leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related assignment of leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related assignment of leases, subject to applicable law, provides that, upon an event of default under each GSMC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)       UCC Filings. If the related Mortgaged Property is operated as a hospitality property, GSMC has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the related GSMC Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and

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enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)    Condition of Property. GSMC or the originator of each GSMC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six (6) months of origination of the related GSMC Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each GSMC Mortgage Loan no more than thirteen months prior to the Cut-off Date. To GSMC’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the GSMC Mortgage Loan.

(11)    Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)    Condemnation. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to GSMC’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of any Mortgaged Property that would have a material adverse effect on the value, use or operation of such Mortgaged Property.

(13)    Actions Concerning Mortgage Loan. To GSMC’s knowledge, based on evaluation of the Title Policy (as defined in paragraph (6)), an engineering report or property condition assessment as described in paragraph (10), applicable local law compliance materials as described in paragraph (24), the ESA (as defined in paragraph (40)), written litigation diligence responses provided by the related mortgagor to the related originator, the related loan agreement, and public record litigation and judgment lien searches obtained by the related originator, as of origination, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any mortgagor, guarantor, or mortgagor’s interest in the related Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such mortgagor’s title to such Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such mortgagor’s ability to perform under the related GSMC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the related Mortgage Loan documents or (f) the current principal use of such Mortgaged Property.

(14)    Escrow Deposits. All escrow deposits and payments required to be escrowed with any Mortgagee pursuant to each GSMC Mortgage Loan are in the possession, or under the control, of GSMC or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with the related Mortgagee under the related Mortgage Loan documents are being conveyed by GSMC to the Depositor or its servicer.

(15)    No Holdbacks. The principal amount of each GSMC Mortgage Loan stated on the mortgage loan schedule attached to the related MLPA has been fully disbursed as of the Closing Date and there is

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no requirement for future advances thereunder (except in those cases where the full amount of the GSMC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the mortgagor or other considerations determined by GSMC to merit such holdback).

(16)    Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related mortgagor and included in such Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or (ii) the Syndicate Insurance Rating Requirements. “Syndicate Insurance Rating Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GSMC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program (irrespective of whether such coverage is provided pursuant to a National Flood Insurance Program policy or through a private policy), plus such additional flood coverage in an amount as is generally required by GSMC for comparable mortgage loans intended for securitization.

If a Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

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Each Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each Mortgaged Property located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the related Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the SEL.

The Mortgage Loan documents for each GSMC Mortgage Loan require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the original or then outstanding principal amount of the related GSMC Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such GSMC Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under each GSMC Mortgage Loan and its successors and assigns as a loss payee under a Mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related GSMC Mortgage Loan obligates the related mortgagor to maintain (or cause to be maintained) all such insurance and, at such mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the mortgagor’s reasonable cost and expense and to charge such mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by GSMC.

(17)    Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related GSMC Mortgage Loan requires the mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

(18)    No Encroachments. To GSMC’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GSMC Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time

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of the origination of such GSMC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)    No Contingent Interest or Equity Participation. No GSMC Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by GSMC.

(20)    REMIC. Each GSMC Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury Regulations Section 1.860G-2(f)(2) (the “Treasury Regulations”) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GSMC Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the GSMC Mortgage Loan and (B) either: (a) such GSMC Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the GSMC Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GSMC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GSMC Mortgage Loan; or (b) substantially all of the proceeds of such GSMC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GSMC Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the GSMC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GSMC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GSMC Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the GSMC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

(21)    Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of each GSMC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)    Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GSMC Mortgage Loan by the issuing entity.

(23)    Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to GSMC’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

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(24)    Local Law Compliance. To GSMC’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a GSMC Mortgage Loan as of the date of origination of such GSMC Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the related Mortgaged Property. The terms of the related Mortgage Loan documents require the mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)    Licenses and Permits. Each mortgagor covenants in the related Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and to GSMC’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. Each GSMC Mortgage Loan requires the related mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)    Recourse Obligations. The Mortgage Loan documents for each GSMC Mortgage Loan provide that such GSMC Mortgage Loan (a) becomes full recourse to the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by the related mortgagor; (ii) the related mortgagor or guarantor will have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to such mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the mortgagor made in violation of the related Mortgage Loan documents; and (b) contains provisions providing for recourse against the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of such mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the related GSMC Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to the Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a GSMC Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the related Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)    Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the related Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the related GSMC Mortgage Loan, (b) upon payment in full of such GSMC Mortgage Loan, (c) upon a Defeasance (as defined in (32) below), (d) releases of out-parcels that are unimproved or other portions of the related Mortgaged Property which will not have a material adverse effect on the underwritten value of such Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GSMC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e)

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as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GSMC Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject GSMC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all GSMC Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GSMC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GSMC Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the GSMC Mortgage Loan (or related Whole Loan) outstanding after the release, the related mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

With respect to any partial release under the preceding clause (e), for all GSMC Mortgage Loans originated after December 6, 2010, the mortgagor can be required to pay down the principal balance of the related GSMC Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the GSMC Mortgage Loan (or related Whole Loan).

No GSMC Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another GSMC Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC provisions of the Code.

(28)    Financial Reporting and Rent Rolls. The GSMC Mortgage Loan documents for each GSMC Mortgage Loan require the related mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each GSMC Mortgage Loan with more than one mortgagor are in the form of an annual combined balance sheet of the mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)    Acts of Terrorism Exclusion. With respect to each GSMC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GSMC Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the GSMC Mortgage Loan, and, to GSMC’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each GSMC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then

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provided that terrorism insurance is commercially available, the Mortgagor under each GSMC Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)    Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GSMC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GSMC Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex D-1 or the exceptions thereto set forth on Annex D-2, or (vii) any mezzanine debt that existed at the origination of the related GSMC Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any GSMC Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that, to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)    Single-Purpose Entity. Each GSMC Mortgage Loan requires the related mortgagor to be a Single-Purpose Entity for at least as long as the related GSMC Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the mortgagor with respect to each GSMC Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that such mortgagor is a Single-Purpose Entity, and each GSMC Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the related mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the GSMC Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GSMC Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage

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Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a mortgagor for a GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with the related GSMC Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)    Defeasance. With respect to any GSMC Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the related Mortgage Loan documents provide for defeasance as a unilateral right of the mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) such GSMC Mortgage Loan cannot be defeased within two (2) years after the Closing Date; (iii) the mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the GSMC Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the GSMC Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the related GSMC Mortgage Loan; (iv) the mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the GSMC Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)    Fixed Interest Rates. Each GSMC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GSMC Mortgage Loan, except in situations where default interest is imposed.

(34)    Ground Leases. For purposes of this Annex D-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GSMC Mortgage Loan where the GSMC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of GSMC, its successors and assigns, GSMC represents and warrants that:

(a)           The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the GSMC Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

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(b)           The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)           The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related GSMC Mortgage Loan, or 10 years past the stated maturity if such GSMC Mortgage Loan fully amortizes by the stated maturity (or with respect to a GSMC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)           The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)           The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)            GSMC has not received any written notice of material default under or notice of termination of such Ground Lease. To GSMC’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to GSMC’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)           The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)           The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)            The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)            Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest;

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(k)           In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest; and

(l)            Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)    Servicing. The servicing and collection practices used by GSMC with respect to the GSMC Mortgage Loans have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)    Origination and Underwriting. The origination practices of GSMC (or the related originator if GSMC was not the originator) with respect to each GSMC Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GSMC Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GSMC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(37)    No Material Default; Payment Record. No GSMC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and no GSMC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To GSMC’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under any GSMC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of any GSMC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by GSMC in this Annex D-1 (including, but not limited to, the prior sentence). No person other than the holder of any GSMC Mortgage Loan may declare any event of default under the related GSMC Mortgage Loan or accelerate any indebtedness under such Mortgage Loan documents.

(38)    Bankruptcy. As of the date of origination of the related GSMC Mortgage Loan and to the GSMC’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)    Organization of Mortgagor. With respect to each GSMC Mortgage Loan, in reliance on certified copies of the organizational documents of the related mortgagor delivered by such mortgagor in connection with the origination of such GSMC Mortgage Loan (or the related Whole Loan, as applicable), the mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, no GSMC Mortgage Loan has a mortgagor that is an affiliate of another mortgagor under another GSMC Mortgage Loan.

(40)    Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GSMC Mortgage Loans, a Phase II

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environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such GSMC Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To GSMC’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(41)    Appraisal. The Mortgage File or Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GSMC Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to GSMC’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the GSMC Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such GSMC Mortgage Loan was originated.

(42)    Mortgage Loan Schedule. The information pertaining to each GSMC Mortgage Loan which is set forth on the mortgage loan schedule attached to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained on the mortgage loan schedule attached to the related MLPA.

(43)    Cross-Collateralization. No GSMC Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Mortgage Pool, except that each Mortgage Loan that is part of a Whole Loan is cross-collateralized and cross-defaulted with the related Companion Loan(s) and otherwise except as set forth on Schedule D-3.

(44)    Advance of Funds by the Sponsor. After origination, no advance of funds has been made by GSMC to the related mortgagor other than in accordance with the related Mortgage Loan documents, and, to GSMC’s knowledge, no funds have been received from any person other than the related

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mortgagor or an affiliate for, or on account of, payments due on the GSMC Mortgage Loan (other than as contemplated by the related Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a mortgagee-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither GSMC nor any affiliate thereof has any obligation to make any capital contribution to any mortgagor under a GSMC Mortgage Loan, other than contributions made on or prior to the Closing Date.

(45)    Compliance with Anti-Money Laundering Laws. GSMC has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GSMC Mortgage Loans.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any GSMC Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “GSMC’s knowledge” or “GSMC’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in this Annex D-1, the actual state of knowledge or belief of GSMC, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GSMC Mortgage Loans regarding the matters expressly set forth in this Annex D-1.

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Schedule D-1 to Annex D-1

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

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Schedule D-2 to Annex D-1

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
30	Del Rey Campus

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Schedule D-3 to Annex D-1

GOLDMAN SACHS MORTGAGE COMPANY

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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ANNEX D-2

EXCEPTIONS TO GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND
WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
4	SoHo Centrale	(5) Lien; Valid Assignment; (6) Permitted Liens; Title Insurance	The largest tenant at the Mortgaged Property, Tiffany’s, representing approximately 30.0% of the net rentable area of the Mortgaged Property, if the Mortgagors desire to sell their interest in the condominium unit(s) occupied by Tiffany’s, Tiffany’s has a right of first offer with respect to such sale, provided that Tiffany’s gives notice to the Mortgagors of its intention to buy the related condominium unit(s) not later than 20 business days after receiving notice from the Mortgagors of the proposed sale. If Tiffany’s fails to deliver such notice within the 20-day period, Tiffany’s of first offer will terminate, provided, however, that if the Mortgagors enter into a binding contract for the sale of the condominium unit(s) on substantially the same business terms as set forth in the initial notice provided to Tiffany’s within 180 days following Tiffany’s election not to purchase the condominium unit(s), or if the price being sought varies by more than 7% of the purchase price, then Tiffany’s right of first offer will be reinstated. Pursuant to the Subordination, Non-Disturbance, Attornments executed by Tiffany’s in connection with the origination of the SoHo Centrale Mortgage Loan, the right of first offer is subordinate to the exercise of the rights of the Mortgagee under the Mortgage Loan documents.
15	Marriott Cincinnati Northeast	(5) Lien; Valid Assignment; (6) Permitted Liens; Title Insurance	The related franchisor for the Mortgaged Property, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property, the Mortgagor or a controlling affiliate of such Mortgagor to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of the franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels) of the franchisor. Pursuant to the comfort letter executed in connection with the origination of the Mortgage Loan, the right of first refusal is subordinate to the exercise of the rights of a bona fide lender under the mortgage who is not a competitor (or an affiliate of a competitor) of the franchisor.
19	Mall at Prince George’s	(5) Lien; Valid Assignment; (6) Permitted Liens; Title Insurance	For so long as no event of default exists under the related Mortgage Loan documents, the Mortgage Loan documents prohibit the lender from selling any portion of the Mortgage Loan, other than sales of securities as a result of a securitization, to Simon Property Group, Kimco Realty, The Macerich Company, Starwood Retail, Washington Prime Group, Pyramid Management Group, Brookfield Retail, Taubman Centers, Inc., Westfield Holdings Limited, Unibail-Rodamco, CBL Properties, Centennial or Spinoso Real Estate Group (or any entity controlled by any of the foregoing).
27	HP Plaza	(5) Lien; Valid Assignment; (6) Permitted Liens; Title Insurance

In conjunction with the Shari’ah compliant structure of the related Whole Loan, pursuant to various agreements (the “Purchase Option Agreements”) between the Mortgagor, as landlord, and HP Plaza Master Tenant, LLC (the “HP Plaza Master Tenant”), as master tenant, the Mortgagor has granted the HP Plaza Master Tenant the option to purchase the Mortgaged Property on and after the monthly rent payment date in June 2027, upon written notice and payment of $87,000,000, all unpaid rent due and other amounts then payable under the master lease, and a yield maintenance premium, if then applicable. In addition, under the Purchase Option Agreements, the HP Plaza Master Tenant has granted the Mortgagor the option to require the HP Plaza Master Tenant to purchase the Mortgaged Property, upon written notice of an event of default under the related master lease, in each case for an amount equal to $87,000,000, all unpaid rent due and other amounts then payable under the master lease, and a yield maintenance premium, if then applicable. The HP Plaza Master Tenant also has a purchase option to purchase the Mortgaged Property, and the Mortgagor has an option to require the HP Plaza Master Tenant to purchase the Mortgaged Property, if the Mortgaged Property is damaged or destroyed in a casualty or taken in a condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

The sole tenant, HP Inc., has a right of first opportunity and preferential right to purchase the Mortgaged Property in the event the Mortgagor elects to place all or any portion of the Mortgaged Property on any market for a private or public sale to a third party that is not an affiliated entity or if there are certain transfers of 80% or more of the ownership interest in Mortgagor. The noted right is subordinate to any current or future mortgage loans and does not apply to any foreclosure (or deed-in-lieu) and the first sale by the foreclosing party after foreclosure.

The Mortgaged Property is subject to certain tax incentives based on its location within the boundaries and service area of a Harris County Improvements District. Pursuant to that certain Tax Limitation Agreement, an obligor is required to pay Mortgagor (as a subsequent owner to the original developer of the Mortgaged Property) an annual payment which are related to the ad valorem taxes that are assessed against the Mortgaged Property. The payment is equal to the positive difference, if any, obtained from subtracting a defined base tax amount for such calendar year from the assessed tax amount applicable to the Mortgaged Property. In order to ensure amounts are available to satisfy all or a portion of the payment obligations under the Tax Limitation Agreement, the parties have also entered a separate escrow agreement with a third-party escrow agent, the rights under which have been collaterally assigned to Mortgagee.

5	Hamilton Place	(12) Condemnation	The Mortgaged Property is subject to a condemnation action with the Tennessee Department of Transportation as evidenced by State of Tennessee, on relation of The Commissioner, Department of Transportation, for and on behalf of the City of Chattanooga, Tennessee v. Hamilton Place CMBS, LLC, Case #26C225, Hamilton County Circuit Court (Tennessee) for a de minimis, non-material portion of the Mortgaged Property for expansion of sidewalks.
1, 4, 5, 11, 15, 19, 26, 28, 30 and 39	Hall of the States, SoHo Centrale, Hamilton Place, Kingsport Pavilion, Marriott Cincinnati Northeast, Mall at Prince George’s, StorQuest Self Storage - Stockton, 7315-7321 North Atlantic Avenue, Del Rey Campus, 359 West 39th Street	(16) Insurance	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.
4	SoHo Centrale	(16) Insurance	The Mortgagors may rely on the insurance or self-insurance provided by the condominium associations governing the Mortgaged Property for all or a portion of the insurance coverage required under the Mortgage Loan documents with respect to the core and shell of the buildings and common elements. If the condominium associations fail to provide acceptable insurance coverage with respect to the core and shell of the buildings and common elements, the Mortgagors will be required to obtain or provide supplemental coverage to meet the requirements under the loan documents or cause the applicable condominium board to modify the applicable condominium insurance policies as reasonably necessary to bring the applicable insurance coverage into full compliance with the terms of the Mortgage Loan documents; provided that the Mortgagors are only required to obtain “excess and contingent” insurance coverage to the extent such insurance coverage is available to the Mortgagors.
15	Marriott Cincinnati Northeast	(16) Insurance	The related Mortgage Loan documents permit a property insurance deductible up to $100,000. The in-place deductible is $100,000. Further, the Mortgage Loan documents permit the Mortgagor to utilize a prefunded retention in the amount of $2,000,000 for the blanket-type property insurance policy under certain conditions, including (A) that the retention amount is aggregated annually, (B) that the retention amount is fully prefunded at the time of policy renewal (unless the Mortgagor’s sponsor no longer utilizes the prefunded retention arrangement) and (C) the Mortgagor’s providing evidence of such prefunded retention arrangement satisfactory to lender and applicable rating agencies if requested. The in-place
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
property insurance policy includes a prefunded retention endorsement consistent with the Mortgage Loan agreement requirements (i.e., that the prefunded retention amount is used first for any property claims until exhausted). A sponsor affiliate has an agreement with Sedgwick Claims Management Services, Inc. to administer claims made under the prefunded retention arrangement.
19	Mall at Prince George’s	(16) Insurance	The Mortgage Loan documents permit (i) a property insurance deductible of up to $250,000, except with respect to flood, windstorm/named storm coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property and (ii) a liability insurance deductible up to $250,000 (which foregoing deductibles may not be considered customary).
4	SoHo Centrale	(24) Local Law Compliance	The Mortgaged Property is subject to open building, fire and municipal code violations. Several of the violations are the responsibility of the related condominium association. For those violations that are not the responsibility of a related condominium association, the Mortgage Loan documents require the Mortgagors to cause to be removed such open violations.
39	359 West 39th Street	(24) Local Law Compliance	The Mortgaged Property is subject to open building, fire and municipal code violations. The Mortgage Loan documents require the Mortgagor to cause to be removed such open violations.
4	SoHo Centrale	(26) Recourse Obligations	The Mortgage Loan documents allow the Mortgagors to rely on insurance provided by the condominium associations with respect to the core and shell of the buildings and common elements, provided that such coverage complies with the requirements of the Mortgage Loan documents. Two of the condominium associations provide L&O coverage that does not meet the market standard (10% of replacement cost). Until such time as acceptable L&O coverage is obtained that complies with the requirements set forth in the Mortgage Loan documents, the Mortgagors and guarantor are liable for all loss recourse up to the difference between the coverage in place as of the date of the origination of the Mortgage Loan and the market standard (10% of replacement cost). Additionally, the Mortgagors have until November 3, 2026, to provide the Mortgagee with evidence of an umbrella policy that meets the requirements set forth in the Mortgage Loan documents, and must use commercially reasonable efforts to add the lender as an additional insured to the Wooster House condominium association’s insurance policy.
19	Mall at Prince George’s	(26) Recourse Obligations	Recourse for voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents are limited to damages under the Mortgage Loan documents, rather than full recourse.
All GSMC Mortgage Loans	All GSMC Mortgage Loans	(27) Mortgage Releases	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
5	Hamilton Place	(31) Single Purpose Entity	The Mortgagor previously owned the following real property and any related improvements located in the immediate vicinity of the Mortgaged Property: (i) the portion of real property that was subject to a condemnation action with the Tennessee Department of Transportation as evidenced by State of Tennessee, on relation of The Commissioner, Department of Transportation, for and on behalf of the City of Chattanooga, Tennessee v. Hamilton Place CMBS, LLC, Case #23C546, filed May 17, 2023, Hamilton County Circuit Court (Tennessee), (ii) Lot 4, Hamilton Place Mall, pursuant to Plat Book 48, Page 12 as recorded in the Register’s Office of Hamilton County, Tennessee and which was conveyed to an affiliate as of the origination date of the Mortgage Loan and (iii) Lot 2B, according to the revised Plat of Lots 2 & 2B, Hamilton Place Commercial Complex, recorded in Plat Book 104, Page 106 in the Register’s Office of Hamilton County, Tennessee.
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
15	Marriott Cincinnati Northeast	(31) Single Purpose Entity	The Mortgagor assumed a forgivable “key money” loan that was initially acquired by the previous franchisee at the Mortgaged Property with an outstanding principal balance as of the origination date of the Mortgage Loan of $110,000 (the “Marriott Cincinnati Key Money Loan”). The outstanding balance of the Marriott Cincinnati Key Money Loan will be paid to Marriott, as franchisor, in the event the franchise agreement is terminated before July 16, 2039.
34	400 Arcola Road	(31) Single Purpose Entity	The Mortgagor owned property adjacent to the Mortgaged Property prior to submitting the deed of such Mortgaged Property for recording in connection with the loan origination. Upon creation of the new tax lots, the deeds to the non-collateral property were recorded and from and after such date, the Mortgagor owned only the Mortgaged Property. The Mortgage Loan documents provide recourse for any losses related to the Mortgagor’s ownership of such property.
19	Mall at Prince George’s	(32) Defeasance	In connection with a defeasance, the Mortgagor’s obligation to pay servicing fees is capped at $25,000.
34	400 Arcola Road	(32) Defeasance	In connection with a defeasance, the Mortgagor’s obligation to pay servicing fees is capped at $35,000.
1	Hall of the States	(39) Organization of the Mortgagor	The Mortgagor is a wholly owned subsidiary of the MEBA Pension Trust, a retirement plan subject to ERISA. Further, the related guarantor is the MEBA Pension Trust. The Mortgagor and guarantor have each represented that, during any period when the Mortgagor’s and/or guarantor’s assets are subject to ERISA or Section 4975 of the Code, Prohibited Transaction Class Exemption 84-14, as amended (the “QPAM Exemption”), will be available to provide prohibited transaction relief for the execution, delivery and performance of the Whole Loan agreement, the related guaranty and the other Whole Loan documents and the transactions contemplated thereby, as applicable, for purposes of ERISA and Section 4975 of the Code.
19	Mall at Prince George’s	(39) Organization of the Mortgagor	The related Mortgaged Property appraisal has an appraisal date of November 5, 2025, more than 12 months before the Closing Date.

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ANNEX E-1

CITI REAL ESTATE FUNDING INC., ARGENTIC REAL ESTATE FINANCE 2 LLC, GERMAN
AMERICAN CAPITAL CORPORATION, BARCLAYS CAPITAL REAL ESTATE INC. AND BANK OF
MONTREAL REPRESENTATIONS AND WARRANTIES

Each of CREFI, AREF, GACC, Barclays and BMO (referred to as a “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the issuing entity, representations and warranties generally to the effect set forth below. Prior to the execution of the related final Mortgage Loan Purchase Agreement, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. The exceptions to the representations and warranties set forth below are identified on Annex E-2 through Annex E-6, respectively, to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement. For the avoidance of doubt references to “Mortgage Loan” and “Mortgage Loans” in this Annex E-1 and the related exceptions set forth in Annex E-2 through Annex E-6, as applicable, exclude the GSMC Mortgage Loans and with respect to each of CREFI, AREF, GACC, Barclays and BMO, exclude the other such Mortgage Loan Seller’s Mortgage Loans. In addition, solely for purposes of this Annex E-1 and the related exceptions set forth in Annex E-2 through Annex E-6, as applicable, the term “Mortgage Loans” and “Mortgage Notes” will refer to such Mortgage Loans sold by the applicable Mortgage Loan Seller and the related promissory note(s).

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Non-Serviced Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally

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and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)       Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex E-2 through Annex E-6 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in the related Mortgage Loan Purchase Agreement to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or

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control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-1 to Annex E-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related borrower.

(8)       Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the

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Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)       UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)    Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six (6) months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)    Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)    Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)    Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph (6)), an engineering report or property condition assessment as described in paragraph (10), applicable local law compliance materials as described in paragraph (24), the ESA (as defined in paragraph (40)), written litigation diligence responses provided by the related mortgagor to the related originator, the related loan agreement, and public record litigation and judgment lien searches obtained by the related originator, as of origination, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any borrower, guarantor, or borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be

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expected to materially and adversely affect (a) such borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)    Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(15)    No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the borrower or other considerations determined by the Mortgage Loan Seller to merit such holdback).

(16)    Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having

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special flood hazards, the related borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the borrower and included in the related Mortgaged Property by an insurer or insurers meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer or insurers meeting the Insurance Rating Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Rating Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the SEL or PML, as applicable.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related borrower to maintain, or cause to be maintained, all such insurance and, at such borrower’s failure to do so, authorizes the lender to maintain such insurance at the borrower’s cost and expense and to charge such borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(17)    Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities,

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all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)    No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)    No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

(20)    REMIC. Each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury Regulations Section 1.860G-2(f)(2) (the “Treasury Regulations”) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

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(21)    Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)    Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

(23)    Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)    Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)    Licenses and Permits. Each borrower covenants in the Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)    Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that (a) the related borrower and at least one individual or entity will be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related borrower and/or its principals specified in the related Mortgage Loan documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Mortgage Loan documents, and (b) the Mortgage Loan will become full recourse to the related borrower and at least one individual or entity, if the related borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

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(27)    Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions of the Code.

(28)    Financial Reporting and Rent Rolls. Each Mortgage Loan requires the borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(29)    Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Rating Requirements) did not, as of the date of origination of

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the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex E-2 through Annex E-6, as applicable; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the borrower will not be required to spend on terrorism insurance coverage more than two (2) times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)    Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related borrower, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in the related borrower, (iv) Transfers to another holder of direct or indirect equity in the borrower, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-1 or the exceptions thereto set forth in Annex E-2 through Annex E-6, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule E-1 to Annex E-1, or future permitted mezzanine debt in each case as set forth on Schedule E-2 to Annex E-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule E-3 to Annex E-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)    Single-Purpose Entity. Each Mortgage Loan requires the borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the borrower. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for

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the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)    Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the borrower, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two (2) years after the Closing Date; (iii) the borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the borrower would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)    Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

(34)    Ground Leases. For purposes of this Annex E-1, a “Ground Lease” will mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use
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of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;
(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;
(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;
(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;
(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;
(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the
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payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and
(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)    Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)    Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)    No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)    Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)    Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the borrower delivered by the borrower in connection with the origination of such Mortgage Loan, the borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a borrower that is an Affiliate of another borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a borrower that is under direct or indirect common ownership and control with another borrower.)

(40)    Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a

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reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer or insurers rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and/or Fitch Ratings, Inc.; (E) a party not related to the borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(41)    Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)    Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.

(43)    Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Mortgage Pool, except that each Mortgage Loan that is part of a Whole Loan is cross-collateralized and cross-defaulted with the related Companion Loan(s) and otherwise except as set forth on Schedule E-3.

(44)    Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related borrower and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the related Non-Serviced Securitization Trust) against such franchisor or licensor either (A) directly or

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as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the related Non-Serviced Securitization Trust or its designee providing notice of the transfer of such note to the related Non-Serviced Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) will provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee will apply for, on the issuing entity’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(45)    Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related borrower other than in accordance with the Mortgage Loan documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

(46)    Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.
For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-1-15

Schedule E-1 to Annex E-1

CITI REAL ESTATE FUNDING INC.

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

E-1-16

Schedule E-1 to Annex E-1

ARGENTIC REAL ESTATE FINANCE 2 LLC

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt
14	Westroads Mall	$12,000,000

E-1-17

Schedule E-1 to Annex E-1

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

E-1-18

Schedule E-1 to Annex E-1

BARCLAYS CAPITAL REAL ESTATE INC.

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

E-1-19

Schedule E-1 to Annex E-1

BANK OF MONTREAL

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

E-1-20

Schedule E-2 to Annex E-1

CITI REAL ESTATE FUNDING INC.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

None.

E-1-21

Schedule E-2 to Annex E-1

ARGENTIC REAL ESTATE FINANCE 2 LLC

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

None.

E-1-22

Schedule E-2 to Annex E-1

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

None.

E-1-23

Schedule E-2 to Annex E-1

BARCLAYS CAPITAL REAL ESTATE INC.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

None.

E-1-24

Schedule E-2 to Annex E-1

BANK OF MONTREAL

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

None.

E-1-25

Schedule E-3 to Annex E-1

CITI REAL ESTATE FUNDING INC.

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

E-1-26

Schedule E-3 to Annex E-1

ARGENTIC REAL ESTATE FINANCE 2 LLC

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

E-1-27

Schedule E-3 to Annex E-1

GERMAN AMERICAN CAPITAL CORPORATION

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

E-1-28

Schedule E-3 to Annex E-1

BARCLAYS CAPITAL REAL ESTATE INC.

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

E-1-29

Schedule E-3 to Annex E-1

BANK OF MONTREAL

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

E-1-30

ANNEX E-2

EXCEPTIONS TO CITI REAL ESTATE FUNDING INC. REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
All CREFI Mortgage Loans	All CREFI Mortgage Loans	(16) Insurance	The Mortgage Loan documents may permit the related borrower to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
3	Compass Storage National Portfolio 2.0	(24) Local Law Compliance; (25) Licenses and Permits	The Marble Falls 1, Sewickley and Acworth Mortgaged Properties are legal non-conforming as to their use as self-storage facilities.
7	Hager NYC Portfolio	(24) Local Law Compliance; (25) Licenses and Permits	With respect to the 501 1/2 East 83rd Street Mortgaged Property, the use of the ground floor space as a restaurant is a legal non-conforming use.
12	2461 East 17th Street	(24) Local Law Compliance; (25) Licenses and Permits	An estimated 260 square foot portion of the Mortgaged Property building is located in a zoning district in which it constitutes a legal non-conforming use.
16	437 East 12th Street and 435 East 9th Street	(24) Local Law Compliance; (25) Licenses and Permits	The ground floor units at each Mortgaged Property are legal non-conforming with respect to their use as retail.
All CREFI Mortgage Loans	All CREFI Mortgage Loans	(26) Recourse Obligations	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
All CREFI Mortgage Loans	All CREFI Mortgage Loans	(29) Acts of Terrorism Exclusion	All exceptions to Representation and Warranty No. 16 are also exceptions to this Representation and Warranty No. 29.

E-2-1

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ANNEX E-3

EXCEPTIONS TO ARGENTIC REAL ESTATE FINANCE 2 LLC REPRESENTATIONS AND
WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
9	One Penn Center	(16) Insurance	Pursuant to the Mortgage Loan documents, the Mortgagor is permitted to maintain a portion of the property coverage required thereunder with Fortegra Insurance UK Limited (“Fortegra”), which does not meet the requirements thereunder in its current participation amount and position within a certain syndicate, provided that (A) the Mortgagor is required to replace Fortegra at renewal with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents and (B) if, prior to renewal, the current A.M. Best Company rating of Fortgera is withdrawn or downgraded, the Mortgagor is required to replace Fortegra with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.
18	1351 Jerome	(24) Local Law Compliance	As identified in that certain Zoning and Site Requirements Summary PZR Report (PZR Site No. 188345-1 dated August 5, 2026) prepared by The National Planning and Zoning Resource Company, for the benefit of Goldman Sachs Bank USA, a New York State-Chartered Bank, as agent for itself and the other lenders from time to time under the related loan agreement, together with all of their respective successors and assigns, and Argentic Real Estate Finance 2 LLC, in contemplation of the Mortgage Loan, there are 12 open violations at the Mortgaged Property issued by the Department of Housing Preservation & Development (“HPD”) with Violation ID Nos. 19093346, 19093344, 19093347, 19093345, 19001882, 18970227, 18970228, 18970229, 18970226, 18948986, 18853292, 18808801 (collectively, the “HPD Violations” or “Existing Code Violations”), relating to: (i) notices approved by the commissioner or department as applicable posted in the common area of the building containing procedures that should be followed if a gas leak is suspected, smoke detector requirements, location of person designated to have key to the buildings heating system, and carbon monoxide detecting device requirements, (ii) defective mechanical ventilation at the ceiling in the bathrooms, (iii) providing an operational smoke detecting device, (iv) providing an operational carbon monoxide detecting device, (v) providing an adequate supply of cold water to fixtures in the kitchen, (vi) providing a safe and adequate supply of electrical service to fixtures in ceilings and walls, and (vii) the repair of leaking and/or defective faucets in the kitchen. The Mortgagor is required to resolve and clear each Existing Code Violations within a certain time period as required under the loan agreement.
22	2270 Frederick Douglass Boulevard	(24) Local Law Compliance	Certain building code and/or life safety violations are open at the Mortgaged Property. Pursuant to the Mortgage Loan documents, within 30 days of the origination date, the Mortgagor is required to retain the services of an expeditor to facilitate the removal of such violations and within 180 days of the origination date, the Mortgagor is required to remedy such violations in compliance with all applicable legal requirements and use commercially reasonable efforts to deliver written evidence to the Mortgagee that such violations have been remedied and cleared of record, provided, however, that so long as the Mortgagor is diligently and expeditiously pursuing the remedy of such violations and provides evidence to the Mortgagee of the same, the Mortgagee may extend such timeframe in its sole and absolute, but good faith, discretion. In addition, to the extent such violations have been remedied within the required timeframe, the timeframe for removal of such violations will be extended so long as the Mortgagor is diligently and expeditiously pursuing removal of such violations in good faith. The Mortgage Loan documents provide recourse to the Mortgagor and the guarantors for any losses to the Mortgagee resulting from the Mortgagor’s breach or failure to comply with the foregoing requirements.
E-3-1

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
23	Ashley Plaza	(24) Local Law Compliance	The use of the Mortgaged Property as a commercial shopping center is legal non-conforming under the current zoning code. Pursuant to the applicable zoning code, if a non-conforming structure is damaged or partially destroyed by man-made or natural causes: (i) if the cost of repairing such damage is less than or equal to 50% of the assessed value listed on the applicable county tax roll, the use may be reestablished upon the approval of a zoning compliance permit issued by the applicable governmental authority, provided that such permit is secured no later than 180 days from the date of such destruction or damage; and (ii) if the cost of repairing such damage is greater than 50% of the assessed value listed on the applicable county tax roll, any reconstruction, repair, or replacement must conform to all requirements of the current zoning ordinance. The Mortgage Loan documents provide recourse to the Mortgagor and the guarantors for any losses to the Mortgagee resulting from the inability to restore the Mortgaged Property to the same size, area, characteristics, use and density, including the same number of parking spaces and the same footprint, infrastructure and common areas that existed as of the origination date. The Mortgage Loan documents require, and the Mortgagor obtained, law and ordinance insurance.
29	Evergreen Medical Office	(24) Local Law Compliance	The use of the Mortgaged Property as an office space is legal non-conforming under the current zoning code. The applicable zoning code permits any legal non-conforming use to continue and any non-conforming structure to be rebuilt, provided that, among other requirements, the reconstructed structure does not increase any dimensional non-conformity that existed before the destruction or damage and a building permit for the reconstruction or repair is issued within 24 months of the destruction date by the relevant governmental authority. The Mortgage Loan documents provide recourse to the Mortgagor and the guarantor for any losses to the Mortgagee resulting from the inability to restore the Mortgaged Property to the same size, area, characteristics, use and density that existed as of the origination date, without violating any zoning or other ordinances; provided that any potential liability is limited to the amount by which the indebtedness under the Mortgage Loan exceeds the available proceeds. The Mortgage Loan documents require, and the Mortgagor obtained, law and ordinance insurance.
40	1820 Loring Place	(24) Local Law Compliance	Certain building code and/or life safety violations are open at the Mortgaged Property, including two Department of Building Violations and 109 HPD Violations. Pursuant to the Mortgage Loan documents, within 180 days of the origination date, the Mortgagor is required to remedy 80% of the non-class C HPD Violations and 100% of the class C HPD Violations, in each case, in compliance with all applicable legal requirements and excluding any HPD Violations marked “No Access” by HPD, provided that the Mortgagor is required to continue to diligently and expeditiously pursue the remedy of any such “No Access” violations in good faith. In addition, on the 90th day and 180th day after the origination date, the Mortgagor is required to provide the Mortgagee with a written update on the status of all open violations. In addition, within 180 days of the origination date, the Mortgagor is required to use commercially reasonable efforts to deliver written evidence to the Mortgagee that such violations have been cleared of record, provided that to the extent such violations have been remedied within the required timeframe, the timeframe for removal of such violations will be extended so long as the Mortgagor is diligently and expeditiously pursuing such removal in good faith. The Mortgage Loan documents provide recourse to the Mortgagor and the guarantors for any losses to the Mortgagee resulting from the Mortgagor’s breach or failure to comply with the foregoing requirements.

E-3-2

ANNEX E-4

EXCEPTIONS TO GERMAN AMERICAN CAPITAL CORPORATION REPRESENTATIONS AND
WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
2	Old Edwards Portfolio	(16) Insurance	The Whole Loan Documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Whole Loan Documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Whole Loan Documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Whole Loan Documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the mortgagee’s prior written consent thereto and (ii) confirmed that the mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.
2	Old Edwards Portfolio	(18) No Encroachments

An updated, signed and sealed survey for the Old Edwards Reserve at Lake Keowee Mortgaged Property was not obtained at the origination of the Old Edwards Portfolio Whole Loan. Pursuant to the Whole Loan documents, the Mortgagors had a post-origination obligation to deliver a final survey and an update to the related title policy for the Old Edwards Reserve at Lake Keowee Mortgaged Property (with an allocated loan amount representing approximately 15% of the Whole Loan amount) on or prior to November 6, 2026, with additional time of up to 30 days allowed if the Mortgagors are diligently pursuing receipt of such survey and updated title policy. At origination, the mortgagee received a title policy insuring the lien of the mortgage encumbering the Old Edwards Reserve at Lake Keowee Mortgaged Property but missing certain customary survey-related endorsements. Failure by the Mortgagors to provide such survey and updated title policy within the above-stated timeframe will, at the mortgagee’s option, constitute an event of default and the mortgagee may, in its sole discretion (but without any obligation to), require the Mortgagors to pay to the mortgagee an amount equal to the allocated loan amount of the Old Edwards Reserve at Lake Keowee Mortgaged Property ($19,958,400), which will be held hold as additional collateral for the Whole Loan. The Mortgagors’ obligation to deposit such amount is guaranteed by an affiliate of the Mortgagors, which guaranty obligation is secured by a pledge by such guarantor of an account holding cash and marketable securities valued at approximately $20 million. Such pledgor guarantor is prohibited from removing funds from such account until the post-origination obligations are satisfied. The Mortgagors have a perfected security interest in such account pursuant to an account control agreement with the bank where such account is located.

Subsequent to the origination date, the Mortgagors under the Old Edwards Portfolio Mortgage Loan submitted a survey for the Old Edwards Reserve at Lake Keowee Mortgaged Property, and on August 27, 2026, the lender approved such survey. In addition, the Mortgagors have provided an updated title policy reflecting such survey. The release of the related guaranty and the collateral for such guaranty are in process.

2	Old Edwards Portfolio	(24) Local Law Compliance	Portions of the Old Edwards Inn Mortgaged Property are legal non-conforming as to use as (a) a hotel (including the event center) and (b) multifamily, with respect to the Church Street Cottages, because hotel and multifamily uses are no longer permitted under the current zoning code. With respect to (i) hotel uses, a non-conforming use may not be re-established after its discontinuance for a period of 12 consecutive months; and if the Mortgaged Property is damaged from an unintentional fire or other natural disaster, then the building in which the use is located may be repaired and/or reconstructed and the use may thereby be re-established, provided that repair or reconstruction begins within 12 months and completed with a Certificate of Compliance within two years of such damage; and (ii) multifamily uses, a non-conforming building may be altered or repaired, but such buildings may not be enlarged or expanded except in conformance with the current zoning code; provided,
E-4-1

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
however, that if such building is destroyed, it may only be restored in accordance with the current zoning code.
38	Evoke MHC 3 Pack	(24) Local Law Compliance	The use of each of the three Mortgaged Properties as a mobile home park is a legal non-conforming use.
All GACC Mortgage Loans	All GACC Mortgage Loans	(26) Recourse Obligations	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
All GACC Mortgage Loans	All GACC Mortgage Loans	(27) Mortgage Releases	In most cases, the Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.
All GACC Mortgage Loans	All GACC Mortgage Loans	(29) Acts of Terrorism Exclusion	All exceptions to Representation 16 are also exceptions to this Representation 29.
2	Old Edwards Portfolio	(31) Single-Purpose Entity	A Mortgagor, Old Edwards Inn & Spa, LLC, is a recycled Single-Purpose Entity that previously owned property adjacent to the Old Edwards Inn Mortgaged Property that was transferred in 2005.
38 and 43	Evoke MHC 3 Pack and Evoke MHC Ohio	(39) Organization of Mortgagor	The Mortgagors under such two Mortgage Loans are affiliated with each other.

E-4-2

ANNEX E-5

EXCEPTIONS TO BARCLAYS CAPITAL REAL ESTATE INC. REPRESENTATIONS AND
WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
17	Lake James	(5) Lien; Valid Assignment	Although the seller of the Mortgaged Property (the “Lake James Seller”) sold its leasehold interest in a marina (together with the fee interest in the remaining portion of the Mortgaged Property) to the Mortgagor pursuant to the related purchase and sale agreement and the lender under the Mortgage Loan obtained a security interest in any of the Mortgagor’s rights thereunder pursuant to an assignment of agreements obtained in connection with the origination of the Mortgage Loan), the Lake James Seller is unable to assign the submerged land lease without the consent of the related lessor, Duke Carolinas, LLC (“Duke”), which has not been obtained. The Mortgage Loan documents require the Mortgagor to (i) promptly and expeditiously deliver to the lender, and cause to be recorded, an assignment of the submerged land lease consented to by Duke, (ii) deliver to the lender, and cause to be recorded, an amendment to the security instrument and UCC financing statement spreading the lien of the Mortgage Loan to the related leasehold estate, and (iii) deliver to the lender an endorsement to the title insurance policy insuring the leasehold estate.
17	Lake James	(6) Permitted Liens; Title Insurance	See exception to Representation and Warranty No. 5, above.
17, 31, 32, 33, 35, 36, 37, 41 and 42	Lake James, My Garage Self Storage, Kayyem Retail Portfolio, Country View Farms MHC, Country Living MHC, Oakwood MHC, Maple Lawn Villages MHC, Greentown Estates MHC and Modern Estates MHC	(16) Insurance	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the mortgagee’s prior written consent thereto and (ii) confirmed that the mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.
17	Lake James	(24) Local Law Compliance

Certain portions of the Mortgaged Property are legal non-conforming as to use as recreational vehicle parks are no longer permitted under the current zoning code with respect to such portions of the Mortgaged Property. If a structure containing a legal non-conforming use is destroyed by natural causes or discontinued, such structure may only be restored to its prior legal non-conforming use provided that (i) in the case of destruction, such structure is otherwise brought into conformity with the current zoning code or (ii) in the case of discontinuance, the use is only discontinued or abandoned for less than 12 consecutive months. Otherwise, such structure may only be restored in accordance with the current zoning code.

In addition, the zoning report obtained in connection with the origination of the Mortgage Loan is missing information respecting whether there are any outstanding violations at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to (i) deliver to the lender a final zoning conformance report for the Mortgaged Property and (ii) if such final zoning conformance report discloses any outstanding building, zoning or fire code violations (the “Potential Violations”), promptly and diligently work to cure the Potential Violations and provide evidence reasonably satisfactory to the lender thereof.

32	Kayyem Retail Portfolio	(24) Local Law Compliance	The Dollar Tree - West Allis Mortgaged Property is legal non-conforming as to use as discount (“nominal price”) retail uses are no longer permitted under the current zoning code. If a structure containing a legal non-conforming use is damaged or the use discontinued, (i) in the case of damage, such structure may only be restored to its prior legal non-conforming use if the total structural
E-5-1

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
repairs or alterations do not during its life exceed 50% of the assessed value of such structure or (ii) in the case of discontinuance, the legal non-conforming use is only discontinued for a period of less than 12 months. Otherwise, any future use of such structure must conform to the current zoning code.
24	Lake Hickory	(24) Local Law Compliance	The Mortgaged Property is legal non-conforming as to use as recreational vehicle parks require a special use permit under the current zoning code and the Mortgagor has not obtained such a permit. If a structure containing a legal non-conforming use is damaged or destroyed by natural causes or discontinued, such structure may only be restored to its prior legal non-conforming use provided that (i) in the case of damage or destruction, the related board of adjustment makes certain findings of fact including that, among other things, such use will not (1) adversely affect (a) the physical environment pertaining to water, air or noise pollution, or (b) the provision of utilities and services or (2) create a health or safety hazard or (ii) in the case of a discontinuance, active operations are only discontinued for less than a continuous period of 180 days. Otherwise, such structure may only be restored in accordance with the current zoning code.
35	Country Living MHC	(24) Local Law Compliance	The Mortgaged Property is legal non-conforming as to use as mobile home communities are no longer permitted under the current zoning code. If a structure containing a legal non-conforming use is damaged or destroyed by more than 50% of its replacement cost, such structure may only be restored in accordance with the current zoning code. Moreover, in no event may a structure be restored to its prior legal non-conforming use unless restoration or repair is started within 6 months from the date of damage or destruction and diligently prosecuted to completion.
37	Maple Lawn Villages MHC	(24) Local Law Compliance	The Mortgaged Property is legal non-conforming as to use as mobile home communities are no longer permitted under the current zoning code. If a structure containing a legal non-conforming use is destroyed by fire or an act of God of more than 50% of the value of the structure, such legal non-conforming use must be discontinued. Moreover, in no event may a structure be occupied by its prior legal non-conforming use until a certificate of occupancy has been issued.
41	Greentown Estates MHC	(24) Local Law Compliance	The Mortgaged Property is legal non-conforming as to use as mobile home communities are no longer permitted under the current zoning code. If a structure containing a legal non-conforming use is destroyed by any means to the extent of more than 50% of the fair market value of such structure immediately prior to the damage, such structure may only be restored in accordance with the current zoning code. Moreover, except when government action impedes access to the premises, if any legal non-conforming use is discontinued or abandoned for more than one year, any subsequent use must conform to the current zoning code.
31	My Garage Self Storage	(26) Recourse Obligations	With respect to clause (a)(ii) of Representation and Warranty No. 26, the Mortgage Loan documents only provide recourse for intentional misapplication.
17	Lake James	(34) Ground Leases

The Mortgage Loan is secured in part by the Mortgagor’s leasehold interest, to the extent it acquires such interest, in a 147-slip marina pursuant to an anticipated assignment of a submerged land lease between the Lake James Seller, as lessee, and Duke, as lessor (with Duke, in turn, holding its interest in the marina as a licensee pursuant to an order made by the Federal Energy Regulatory Commission, as licensor) that expires in November 2055 (co-terminus with the expiration of Duke’s license). The submerged land lease generally does not provide for the standard lender protections set forth in or otherwise comply with Representation and Warranty No. 34.

Although the Lake James Seller sold its leasehold interest in the marina (together with the fee interest in the remaining portion of the Mortgaged Property) to the Mortgagor pursuant to the related purchase and sale agreement (and the lender obtained a security interest in any of the Mortgagor’s rights thereunder pursuant to an assignment of agreements obtained in connection with the origination of the Mortgage Loan), the Lake James Seller is unable to assign the submerged land lease without the consent of Duke,

E-5-2

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

which has not been obtained. The Mortgage Loan documents require the Mortgagor to (i) promptly and expeditiously deliver to the lender, and cause to be recorded, an assignment of the submerged land lease consented to by Duke, (ii) deliver to the lender, and cause to be recorded, an amendment to the security instrument and UCC financing statement spreading the lien of the Mortgage Loan to the related leasehold estate, and (iii) deliver to the lender an endorsement to the title insurance policy insuring the leasehold estate.

24	Lake Hickory	(34) Ground Leases	The Mortgage Loan is secured in part by the Mortgagor’s leasehold interest in a 68-slip marina pursuant to a recorded submerged land lease between the Mortgagor, as lessee, and Duke Energy Carolinas, LLC, as lessor (with Duke Energy, LLC, in turn, holding its interest in the marina as a licensee pursuant to an order made by the Federal Energy Regulatory Commission, as licensor) that expires in November 2055 (co-terminus with the expiration of Duke Energy, LLC’s license). The submerged land lease generally does not provide for the standard lender protections set forth in or otherwise comply with Representation and Warranty No. 34.
17 and 24	Lake James and Lake Hickory	(39) Organization of Mortgagor	The Mortgagors are affiliated entities.
33, 35, 36, 37, 41 and 42	Country View Farms MHC, Country Living MHC, Oakwood MHC, Maple Lawn Villages MHC, Greentown Estates MHC and Modern Estates MHC	(39) Organization of Mortgagor	The Mortgagors are affiliated entities.

E-5-3

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ANNEX E-6

EXCEPTIONS TO BANK OF MONTREAL REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
13	Queens Atrium	(16) Insurance	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
13	Queens Atrium	(16) Insurance	Insurance coverage for “named storms” is in an amount less than the replacement cost of the Mortgaged Property.
13	Queens Atrium	(24) Local Law Compliance

Pursuant to the related zoning report delivered in connection with the origination of the Mortgage Loan, use of the Mortgaged Property as a community college is legal non-conforming as such use is not permitted under the applicable current zoning code.

The related Mortgaged Property is subject to certain building code and fire code violations.

13	Queens Atrium	(27) Mortgage Releases	In the event of a taking of any portion of any of the Mortgaged Property by a state or any political subdivision or authority thereof, the Mortgagor cannot be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC provisions if the related Mortgagor provides an opinion of counsel to the holder of the Mortgage Loan that the trust will continue to maintain its status as a REMIC trust if such amount is not paid.
13	Queens Atrium	(29) Acts of Terrorism Exclusion	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, as applicable, at the related Mortgaged Property.

E-6-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	14
Summary of Terms	24
Summary of Risk Factors	57
Risk Factors	59
Description of the Mortgage Pool	156
Transaction Parties	228
Credit Risk Retention	290
Description of the Certificates	302
Description of the Mortgage Loan Purchase Agreements	336
Pooling and Servicing Agreement	346
Certain Legal Aspects of Mortgage Loans	452
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	469
Pending Legal Proceedings Involving Transaction Parties	472
Use of Proceeds	472
Yield, Prepayment and Maturity Considerations	472
Material Federal Income Tax Considerations	483
Certain State and Local and Foreign Tax Considerations	495
Method of Distribution (Conflicts of Interest)	496
Incorporation of Certain Information by Reference	498
Where You Can Find More Information	499
Financial Information	499
Certain ERISA Considerations	499
Legal Investment	503
Legal Matters	504
Ratings	504
Index of Defined Terms	507

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$682,408,000
(Approximate)

GS Mortgage Securities
Corporation II

(Central Index Key Number

0001004158)
Depositor

Benchmark 2026-V24 Mortgage Trust
(Central Index Key Number
0002153060)
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2026-V24

Class A-1	$7,098,000
Class A-2	$0 - $250,000,000
Class A-3	$274,402,000 - $524,402,000
Class X-A	$617,868,000
Class X-B	$64,540,000
Class A-S	$86,368,000
Class B	$37,016,000
Class C	$27,524,000

PROSPECTUS

Goldman Sachs & Co. LLC
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner

Barclays
Co-Lead Manager and Joint Bookrunner

BMO Capital Markets
Co-Lead Manager and Joint Bookrunner

Academy Securities
Co-Manager

Drexel Hamilton
Co-Manager

October [__], 2026